As filed with the Securities and Exchange Commission on October 16, 2001

                           Registration No. 333-81885

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 4
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  AmREIT, Inc.
             (Exact Name of Registrant as specified in its Charter)


                                    Maryland
                          (State or other jurisdiction
                        of incorporation or organization)

             6798                                      76-0410050
   (Primary Standard Industrial                    (I.R.S. Employer
     Classification Code Number)                   Identification No.)

                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046
                                 (713) 850-1400
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 H. Kerr Taylor
                             Chief Executive Officer
                                  AmREIT, Inc.
                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046
                                 (713) 850-1400
(Name, Address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

                                Bryan L. Goolsby
                                Kenneth L. Betts
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                            Dallas, Texas 75201-6776
                                 (214) 740-8000


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional Securities for offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                                  AmREIT, Inc.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                TO BE HELD , 2001

To the Stockholders of AmREIT, Inc.:

     A special meeting of stockholders of AmREIT, Inc., a Maryland corporation,
will be held at on             , 2001, at              .m., local time, for the
following purposes:

     o To consider and vote on a proposal to approve the agreements and plans of merger dated as of September 10, 2001 between AmREIT, Inc. ("AmREIT") and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., under which each partnership would merge into AmREIT, all as more fully described in the attached joint proxy and consent solicitation statement and prospectus.

     o To consider and vote upon a proposal to amend AmREIT's Articles of Incorporation to specifically authorize the class B common stock to be issued in the merger.

     o To consider and vote upon proposals to amend AmREIT's bylaws to (1) specifically authorize the merger of the partnerships with AmREIT on the terms and conditions set forth in the merger agreements and (2) limit the amount of indebtedness that AmREIT can incur to not more than 55% of its net asset value as determined by AmREIT's board of directors.

     o To consider and vote upon a proposal to reorganize AmREIT, Inc. from a Maryland corporation to a real estate investment trust organized under the Texas Real Estate Investment Trust Act.

     o To consider and vote upon a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve either the merger proposal or the reorganization proposal.

     o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

     Your board of directors has fixed the close of business on , 2001 as the record date for the determination of AmREIT stockholders entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreements, the bylaw amendments and the reorganization proposal requires the affirmative vote of the holders of a majority of the shares of AmREIT common stock outstanding on the record date. All other proposals require only the approval of a majority of the shares of AmREIT common stock present at the special meeting. To adjourn the special meeting to solicit additional proxies, the proposal to adjourn must be approved by the holders of a majority of the shares of AmREIT common stock as of the record date present in person or represented by a properly executed proxy at the special meeting.

     Under Maryland law, AmREIT stockholders will not be entitled to dissenters' rights in connection with either the merger or the reorganization.

     Information regarding the merger, the reorganization and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

     Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your proxy by (1) delivering to the Secretary of AmREIT, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares, or (2) attending the special meeting and voting in person.

     Your board of directors has unanimously determined that the terms of the merger agreements and the transactions contemplated by the merger agreements are fair to, and that the merger and the reorganization are in the best interests of, AmREIT's stockholders. Accordingly, your board of directors unanimously recommends that you vote "FOR" the proposals set forth above.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Charles C. Braun, Secretary

Houston, Texas
             , 2001

                          AAA Net Realty Fund IX, Ltd.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                                                 TO BE HELD , 2001

To the Limited Partners of AAA Net Realty Fund IX, Ltd.

     A special meeting of limited partners of AAA Net Realty Fund IX, Ltd., a Texas limited partnership (the "Partnership"), will be held at on , 2001, at
 .m., local time, for the following purposes:

o To consider and vote on a proposal to approve the agreement and plan of merger dated as of September 10, 2001 among AmREIT, Inc. ("AmREIT"), the Partnership and each of the following limited partnerships: AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., under which the Partnership and each of the other partnerships would merge into AmREIT, all or more fully described in the attached joint proxy and consent solicitation statement and prospectus.

o To amend the Partnership's limited partnership agreement and permit the Partnership to merge with and into AmREIT whether or not AmREIT would be regarded as an affiliate of the Partnership.

o To adjourn the special meeting, if necessary, to permit further solicitation of consents if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

   Your general partners have fixed the close of business on , 2001 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the partnership units outstanding on the record date. To adjourn the special meeting to solicit additional consents, the proposal to adjourn must be approved by the holders of a majority of the partnership units as of the record date present in person or represented by a properly executed consent at the special meeting.

   Under Texas law, limited partners will not be entitled to dissenters' rights in connection with the merger.

   Information regarding the merger and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

   Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed consent and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your consent by (1) delivering to one of your general partners, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the consent or a later-dated consent relating to the same partnership units, or (2) attending the special meeting and voting in person.

   Your general partners have unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the limited partners. Accordingly, your general partners unanimously recommend that you vote "FOR" the approval of the merger proposal, the amendment proposal and the adjournment proposal.
BY ORDER OF THE GENERAL PARTNERS


                                H. Kerr Taylor,
                                President of AAA Net Realty Fund IX, Ltd.
Houston, Texas
                , 2001

                           AAA Net Realty Fund X, Ltd.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                                                 TO BE HELD , 2001

To the Limited Partners of AAA Net Realty Fund X, Ltd.

     A special meeting of limited partners of AAA Net Realty Fund X, Ltd., a Texas limited partnership (the "Partnership"), will be held at on , 2001, at
 .m., local time, for the following purposes:

o To consider and vote on a proposal to approve the agreement and plan of merger dated as of September 10, 2001 among AmREIT, Inc. ("AmREIT"), the Partnership and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd. and AAA Net Realty Fund XI, Ltd., under which the Partnership and each of the other partnerships would merge into AmREIT, all or more fully described in the attached joint proxy and consent solicitation statement and prospectus.

o To amend the Partnership's limited partnership agreement and permit the Partnership to merge with and into AmREIT whether or not AmREIT would be regarded as an affiliate of the Partnership.

o To adjourn the special meeting, if necessary, to permit further solicitation of consents if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

   Your general partners have fixed the close of business on , 2001 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the partnership units outstanding on the record date. To adjourn the special meeting to solicit additional consents, the proposal to adjourn must be approved by the holders of a majority of the partnership units as of the record date present in person or represented by a properly executed consent at the special meeting.

   Under Texas law, limited partners will not be entitled to dissenters' rights in connection with the merger.

   Information regarding the merger and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

   Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed consent and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your consent by (1) delivering to one of your general partners, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the consent or a later-dated consent relating to the same partnership units, or (2) attending the special meeting and voting in person.

   Your general partners have unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the limited partners. Accordingly, your general partners unanimously recommend that you vote "FOR" the approval of the merger proposal, the amendment proposal and the adjournment proposal.

                                      BY ORDER OF THE GENERAL PARTNERS


                                      H. Kerr Taylor,
                                      President of AAA Net Realty Fund X, Ltd.


Houston, Texas
                , 2001

                          AAA Net Realty Fund XI, Ltd.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                                                 TO BE HELD , 2001

To the Limited Partners of AAA Net Realty Fund XI, Ltd.

     A special meeting of limited partners of AAA Net Realty Fund XI, Ltd., a Texas limited partnership (the "Partnership"), will be held at on , 2001, at
 .m., local time, for the following purposes:

o To consider and vote on a proposal to approve the agreement and plan of merger dated as of September 10, 2001 among AmREIT, Inc. ("AmREIT"), the Partnership and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd. and AAA Net Realty Fund X, Ltd., under which the Partnership and each of the other partnerships would merge into AmREIT, all or more fully described in the attached joint proxy and consent solicitation statement and prospectus.

o To amend the Partnership's limited partnership agreement and permit the Partnership to merge with and into AmREIT whether or not AmREIT would be regarded as an affiliate of the Partnership.

o To adjourn the special meeting, if necessary, to permit further solicitation of consents if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

   Your general partners have fixed the close of business on , 2001 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the partnership units outstanding on the record date. To adjourn the special meeting to solicit additional consents, the proposal to adjourn must be approved by the holders of a majority of the partnership units as of the record date present in person or represented by a properly executed consent at the special meeting.

   Under Texas law, limited partners will not be entitled to dissenters' rights in connection with the merger.

   Information regarding the merger and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

   Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed consent and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your consent by (1) delivering to one of your general partners, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the consent or a later-dated consent relating to the same partnership units, or (2) attending the special meeting and voting in person.

   Your general partners have unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the limited partners. Accordingly, your general partners unanimously recommend that you vote "FOR" the approval of the merger proposal, the amendment proposal and the adjournment proposal.

                             BY ORDER OF THE GENERAL PARTNERS


                             H. Kerr Taylor,
                             President of AAA Net Realty Fund XI, Ltd.

SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2001

            JOINT CONSENT AND PROXY SOLICITATION STATEMENT/PROSPECTUS

                                  AmREIT, INC.

     If you are an AmREIT, Inc. ("AmREIT") stockholder or a limited partner of any of the following partnerships, your vote is very important:

             AAA Net Realty Fund IX, Ltd.
             AAA Net Realty Fund X, Ltd.
             AAA Net Realty Fund XI, Ltd.

     AmREIT is seeking to acquire each of the partnerships listed above. The acquisition is being structured as a merger of the partnerships into AmREIT. Pursuant to the terms of the merger agreements, more fully described in the accompanying proxy statement, the merger may include one or more of the partnerships. If only one partnership approves the merger, AmREIT has the option, but not the obligation, to complete the merger. If more than one partnership approves the merger, AmREIT is required to complete the merger with all approving partnerships. AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue Code. Like the partnerships, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of each of the partnerships seek your approval of the merger. In the merger, AmREIT will issue shares of class B common stock to the limited partners of the partnerships. At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. As a condition precedent to the merger the AmREIT class A common stock, into which the class B common stock is convertible, will be listed for trading on the American Stock Exchange.

     There are a number of risks and potential disadvantages associated with the merger. In particular, you should consider the following:

          o We are uncertain as to the value at which the shares of AmREIT class A common stock, into which the AmREIT class B common stock to be issued in the merger is convertible, will trade following the merger; however, it is likely that initially the class A common stock will trade at a price substantially below the exchange price established for the class B common stock. AmREIT has fixed the exchange price at $9.25 per share of class B common stock as described in the accompanying proxy statement.

          o All limited partners, except those which are tax-exempt entities, will realize a taxable gain or loss upon the completion of the merger, but will not receive cash to pay these taxes.

          o We have material conflicts in light of the fact that Kerr Taylor is both the chief executive officer, a director and a significant stockholder of AmREIT and a general partner of the partnerships.

          o Unlike your partnership, AmREIT will have indebtedness.

          o The merger involves a fundamental change in the limited partners' investment.

          o A majority vote of limited partners binds the partnership.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

     The date of this Joint Consent and Proxy Solicitation Statement/Prospectus is , 2001.

     No person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, that information or representation must not be relied upon as having been authorized by AmREIT or any of the partnerships. Neither the delivery of this proxy statement nor any distribution of the AmREIT class B common stock offered hereby shall under any circumstances create an implication that there has been no change in the affairs of AmREIT or any of the partnerships since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation.


                              AVAILABLE INFORMATION

     AmREIT is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (SEC). Reports, proxy statements and other information filed by AmREIT can be inspected and copied at the public reference facilities maintained by the securities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Office at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information may also be obtained from the web site that the SEC maintains at www.sec.gov.

     Reports, proxy statements and other information concerning AmREIT may also be obtained electronically through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

     AmREIT has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 with respect to the AmREIT class B common stock to be issued pursuant to the merger. This proxy statement does not contain all of the information set forth in that registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to that registration statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to that registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of that document so filed. Each of those statements is qualified in its entirety by this reference.


                                TABLE OF CONTENTS

                                                                                                  Page
 QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE REORGANIZATION...................................     1
 SUMMARY .                                                                                            5
         Proxy Statement.........................................................................     5
         Parties to the Merger...................................................................     5
         Material Factors That Make the Merger Speculative or Risky..............................     5
         The Merger..............................................................................     6
         The Merger Consideration................................................................     6
         Consideration Paid to the Partnerships..................................................     7
         Reasons For The Merger and Recommendations..............................................     8
         Alternatives to the Merger..............................................................    11
         Comparative Compensation Paid to the General Partner....................................    14
         Proposed Amendments to Partnership Agreements...........................................    14
         AmREIT's Reorganization as a Texas REIT.................................................    14
         Bylaw Amendments........................................................................    15
         Voting Procedures.......................................................................    15
         Record Date;  Votes Required............................................................    15
         Dissenters' Rights......................................................................    16
         AmREIT Capital Stock....................................................................    16
         Partnership Appraisals..................................................................    16
         Effective Time of the Merger............................................................    16
         Conditions to Consummation of the Merger................................................    17
         Termination Rights......................................................................    17
         Anticipated Accounting Treatment........................................................    17
         Conduct of Business Pending the Merger..................................................    18
         The Merger Expenses.....................................................................    18
         Comparison of Rights of the Limited Partners and Stockholders of AmREIT.................    18
         Right to Investor Lists and to Communicate with Other Investors.........................    18
         Federal Income Tax Consequences.........................................................    19
 RISK FACTORS....................................................................................    27
         Risk Associated With the Merger.........................................................    27
         Risks Associated with Fundamental Change in Nature of Investment........................    31
         Risks Associated With an Investment in AmREIT...........................................    33
         Risks Associated with an Investment in Real Estate......................................    35
         Risks Associated With Federal Income Taxation of AmREIT.................................    39
 THE MERGER......................................................................................    40
         Background of the Merger................................................................    40
         The Independent Directors' Reasons and Recommendations for the Merger...................    42
         The General Partners' Reasons and Recommendations for the Merger........................    44
         Alternatives to the Merger..............................................................    46
         The Merger Consideration................................................................    51
         Fiduciary Responsibility................................................................    52
         Market Prices and Distributions of AmREIT Common Stock..................................    54
         Effective Time of the Merger............................................................    54
         Conditions to Consummation of the Merger................................................    54
         Conduct of Business Pending the Merger..................................................    55
         Acquisition Proposals...................................................................    57



         Termination.............................................................................    57
         Effect of Termination and Abandonment...................................................    58
         Extension;  Waiver......................................................................    59
         Proposed Amendments to Partnership Agreements...........................................    60
         Proposed AmREIT Bylaw Amendment.........................................................    60
         Dissenting Partners and Stockholders....................................................    61
         The Merger Expenses.....................................................................    61
         Anticipated Accounting Treatment........................................................    61
 BENEFITS OF THE MERGER TO MR.  TAYLOR AND HIS AFFILIATES........................................    62
 CONFLICTS OF INTEREST...........................................................................    63
         Affiliated General Partners.............................................................    63
         The Independent Directors...............................................................    63
         Continuing Conflicts of Interest........................................................    63
 FAIRNESS OPINIONS...............................................................................    65
         Wunderlich Securities Fairness Opinion..................................................    65
         Valuation of AmREIT.....................................................................    66
         The Houlihan Fairness Opinions..........................................................    68
 APPRAISALS......................................................................................    73
 AmREIT PRO FORMA FINANCIAL INFORMATION..........................................................    77
 FEDERAL INCOME TAX CONSEQUENCES.................................................................    78
         General.................................................................................    78
         Certain Tax Differences between the Partnership Interests and Shares of AmREIT Capital Stock79
         Tax Consequences of the Merger and the Reorganization...................................    79
         Consequences of Ownership of an Interest in a REIT......................................    81
         REIT Qualification......................................................................    81
         Taxation as a REIT......................................................................    85
         Failure to Qualify as a REIT............................................................    87
         Taxation of Taxable U.S.  Stockholders..................................................    87
         Backup Withholding......................................................................    88
         Taxation of Tax-Exempt Entities.........................................................    88
         Taxation of Foreign Investors...........................................................    89
         State and Local Taxes...................................................................    90
 AmREIT AND ITS BUSINESS.........................................................................    91
         General.................................................................................    91
         Properties..............................................................................    93
         Real Estate Operations and Capital Raising Activities...................................    95
         Debt and Credit Facilities..............................................................    95
         Competition.............................................................................    95
         Employees...............................................................................    96
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS OF AmREIT......................................................................    97
         Funds From Operations...................................................................    98
         Results of Operations...................................................................    99
 AmREIT's POLICIES WITH RESPECT TO CERTAIN ACTIVITIES............................................   101
         AmREIT's Stated Investment Policies.....................................................   101
         AmREIT's Operating Strategy.............................................................   103



 MANAGEMENT.......................................................................................   108
         Executive Compensation...................................................................   110
         Security Ownership of Certain Beneficial Owners and Management...........................   110
         Certain Relationships and Related Transactions...........................................   110
         Legal Proceedings........................................................................   110
         Advisor Acquisition......................................................................   111
 AmREIT CHARTER AND BYLAWS........................................................................   114
         Authorized Stock.........................................................................   114
         Directors................................................................................   114
         Stockholder Meetings and Special Voting Requirements.....................................   114
         Amendment of the Charter and Bylaws......................................................   114
         Transactions With Interested Officers or Directors.......................................   115
         Rollup Transactions......................................................................   115
         Limitations on Holdings and Transfer.....................................................   115
         Anti-takeover Effect of Authorized But Undesignated Preferred Stock......................   115
         Liability for Monetary Damages...........................................................   116
         Indemnification And Advancement of Expenses..............................................   116
 DESCRIPTION OF AmREIT's CAPITAL STOCK............................................................   118
         General..................................................................................   118
         Class A Common Stock.....................................................................   118
         Class B Common Stock.....................................................................   118
         Preferred Stock..........................................................................   122
 REORGANIZATION OF AmREIT AS A TEXAS REAL ESTATE INVESTMENT TRUST.................................   123
         Background...............................................................................   124
         REIT Qualification.......................................................................   124
         Liability of Stockholders and Shareholders...............................................   124
         Inspection Rights........................................................................   125
         Special Meetings of Stockholders.........................................................   125
         Stockholder Action Without a Meeting.....................................................   126
         Preemptive Rights........................................................................   126
         Vote for Reorganization..................................................................   126
         Authorized Capital Stock.................................................................   126
         Stock Redemption and Retirement..........................................................   127
         Dividends................................................................................   127
         Director/Trust Manager Number and Election...............................................   128
         Director/Trust Manager Removal and Vacancies.............................................   128
         Limitations on Liability.................................................................   129
         Indemnification..........................................................................   130
         Amendment of Charter.....................................................................   131
         Amendment of Bylaws......................................................................   131
         Business Combinations....................................................................   132
         Control Share Acquisitions...............................................................   132
 REPORTS TO STOCKHOLDERS..........................................................................   134
 THE PARTNERSHIPS.................................................................................   134
         General..................................................................................   134
         Partnership Organization and Capitalization..............................................   135
         Partnership Property Information.........................................................   135
         Lease Information........................................................................   136
         Partnership Distributions................................................................   136
         Cumulative Cash Distributions Since Formation Through June 30, 1999......................   137
         Management of the Properties ............................................................   137
         Employees................................................................................   137





   COMPARISON OF OWNERSHIP OF UNITS AND SHARES..................................................          138
         Properties And Diversification.........................................................          139
         Permitted Investments..................................................................          140
         Additional Equity......................................................................          140
         Borrowing Policies.....................................................................          140
         Restrictions Upon Related Party Transactions...........................................          141
         Management Control And Responsibility..................................................          141
         Management Liability And Indemnification...............................................          142
         Anti-Takeover Provisions...............................................................          143
         Voting Rights..........................................................................          145
         Limited Liability of Investors.........................................................          145
         Review of Investor Lists...............................................................          145
         Taxation of Taxable Investors..........................................................          146
         Taxation of Tax-Exempt Investors.......................................................          147
         Distribution Policies..................................................................          147
         Comparative Compensation, Fees and Distributions.......................................          148
 COMPARISON OF PARTNERSHIP UNITS AND AmREIT CAPITAL STOCK.......................................          149
         General................................................................................          149
         Issuance of Additional Securities......................................................          149
         Liquidity..............................................................................          150
 VOTING PROCEDURES..............................................................................          151
         AmREIT Special Stockholders Meeting....................................................          151
         Partnership Voting Procedures..........................................................          152
 EXPERTS .                                                                                                154
 LEGAL OPINIONS.................................................................................          154
 WHERE YOU CAN FIND MORE INFORMATION............................................................          154
 INDEX TO FINANCIAL INFORMATION ................................................................          F-1
 WUNDERLICH SECURITIES FAIRNESS OPINION.........................................................      ANNEX 1
 DECLARATION OF TRUST...........................................................................      ANNEX 2


         QUESTIONS AND ANSWERS TO THE LIMITED PARTNERS ABOUT THE MERGER

     The following questions and answers are intended to provide brief answers to frequently asked questions by limited partners concerning the proposed merger. These questions and answers do not, and are not intended to, address all the questions that may be important to you. Limited partners should carefully read the "Summary" section and the remainder of this proxy statement as well as the annexes and the documents incorporated by reference in this proxy statement for more information regarding the merger. Stockholders of AmREIT should read the "Summary" Section and the remainder of this proxy statement for information which is specific to them regarding the merger and the reorganization.

Q.   What are the limited partners being asked to vote on?

A. The general partners of each partnership are soliciting the vote of the limited partners in favor of the merger of their partnership with AmREIT. In addition, limited partners are being asked to vote in favor of the amendment of the partnership's agreement of limited partnership to permit the merger to occur. The general partners believe the terms of the merger are fair to the respective limited partners and recommend the limited partners vote For approval of the merger.

Q.   What vote is required for approval of the merger?

A. For a partnership to be acquired by AmREIT, limited partners holding partnership units constituting greater than 50% of the outstanding partnership units of the partnership must approve the transaction. The affirmative vote of greater than 50% of a partnership's limited partners will bind all partners of that partnership. However, if only one partnership approves the merger, AmREIT has the option, but not the obligation, to proceed with the merger with the one partnership.

Q.   What is AmREIT?

A. AmREIT is a corporation based in Houston, Texas, that has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code. AmREIT is an affiliate of the general partners. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all of the partnerships in the merger, AmREIT expects to have total assets of approximately $56 million upon the effectiveness of the merger. AmREIT, through its subsidiaries, is also engaged in operating, managing, developing and selling real estate assets and raising capital through affiliated entities for the purchase and sale of properties. The activities of these subsidiaries generate additional cash for potential distribution to AmREIT's stockholders. See "AmREIT's Policies with Respect to Certain Activities - AmREIT's Operating Strategy", on page 103.

Q.   What is a REIT?

A. A REIT is an entity which has elected to be taxed as a REIT under the Internal Revenue Code and generally owns or provides financing for real estate, offers the benefits of a diversified portfolio under professional management and is required to distribute annually 90% of its taxable income. A REIT typically is not subject to federal income taxation on its net income, provided that it meets specific Internal Revenue Code requirements.

Q.   What will I receive for my partnership units?

A. If your limited partnership approves the merger and your partnership is merged into AmREIT, you will receive shares of AmREIT class B common stock in exchange for your partnership units. The number of shares received in the exchange will be equal in value, based on the exchange price, to your portion of your partnership's transaction value. For a description of the transaction value of each partnership, please see the information set forth under the caption "SUMMARY--Consideration Paid to the Partnerships" on page 7 in the proxy statement. Your portion will be determined in accordance with the terms of your partnership's partnership agreement.

Q.   What are the terms of the class B common stock?

A.   The AmREIT class B common stock will have the following terms:

     - cumulative dividends in an amount per share equal to 8% of the issue price ($9.25 per share) annum, payable quarterly in advance of any dividends payable on the class A common stock;

     - can be converted into AmREIT class A common stock one for one at any time at the holder's option; and

     - can be called by AmREIT after , 2005 for either one share of AmRIT class A common stock or for cash at a price of $10.18 (representing a 10% premium over the issue price), at the holder's option.

The holders of the class B common stock will generally not have any voting rights; however, you will have voting rights in the following circumstances:
AmREIT may not issue and shares of preferred stock or ther class of common stock with dividend preferences senior to or pari passu with the dividends payable on the class B common stock without the approval of a majority of the shares of class B common stock then outstanding and if dividends on any shares of class B common stock have been in arrears for six or more consecutive quarterly periods, the holders of class B common stock will be entitled to vote for the election of two additional directors of AmREIT.

Q.   Will the transaction value change?

A. Yes. The basis of the consideration paid to each partner is the transaction value of each partnership. The transaction value consists of the negotiated prices of the partnership's properties and the net cash of the partnership on the effective date of the merger. The prices attributed to the partnerships' properties are the result of negotiations between the independent directors of AmREIT and the general partners of the partnerships. The negotiated property prices have been fixed and will not change prior to closing. The amount of net cash of each partnership, however, will fluctuate between now and closing based on the partnership's cash activities. Any change in the amount of net cash will cause the transaction value to change. If an event occurs that materially affects the revenue or the properties of a partnership, that partnership will be subject to reappraisal prior to the merger. In the event the appraised value changes, the transaction value will change accordingly. See "RISK FACTORS."

Q.   What do partners who vote against the merger receive?

A. Limited partners who vote against the merger, but whose partnerships are nevertheless merged into AmREIT, will receive shares of AmREIT class B common stock as consideration in exchange for their units.

Q.   How was the exchange price established?

A. The exchange price of $9.25 per share was determined through negotiations between the general partners of the partnerships and the independent directors of AmREIT and was based, in part, because the class B common stock is convertible into AmREIT class A common stock, which on the last public offering price per share of AmREIT class A common stock of $10.25 which closed on May 22, 1998. The May 1998 offering price was based in part on the anticipated returns from property programs being put in place at that time. Despite some financial setbacks, due for the most part to the bankruptcy of Just For Feet, AmREIT began to realize some of those anticipated returns in the second quarter of 2001. As a result, management believes that, in the absence of an active trading market, the May 1998 price is a good indicator of the present value of the AmREIT class A common stock. AmREIT has not issued additional equity through public offerings since May 1998 as it has funded additional acquisitions from its line of credit. Although AmREIT has been informed by its transfer agent that there have been purchases and sales of AmREIT class A common stock since the May 1998 offering, because the class A common stock is not listed on an exchange, AmREIT is not able to monitor the trading of its shares of class A common stock or determine the prices at which its shares have been trading. The exchange price was established through negotiations between the general partners and independent directors and represents a discount from the $10.25 per share public offering price to an amount equal to the underwriter discounts and other costs associated with the public offering. In the future it is likely that AmREIT class A common stock may trade at prices substantially below the exchange price of $9.25 per share of class B common stock.

Q.   Were fairness opinions received with respect to the transaction values?

A. Yes. The general partners of each partnership received a fairness opinion from Houlihan Lokey stating that on a partnership-by-partnership basis, the consideration to be received by the limited partners of that partnership is fair to those limited partners from a financial point of view. Each of the fairness opinions issued to the general partners was based on the assumption that only its partnership elects to participate in the merger, and not on the aggregate consideration to be paid to all partnerships or with respect to various combinations of partnerships with AmREIT.

Q.   Were appraisals performed on the partnership properties?

A. Yes. Appraisals were performed by Valuation Associates, a nationally recognized independent appraisal firm. In their analysis, Valuation associates valued the partnership properties based on a leased fee value, going concern value and liquidation value. In all instances, the negotiated property value and transaction value for each partnership exceed the appraised value.

Q.   What benefits will general partners receive as a result of the merger?

A. Mr. H. Kerr Taylor, the individual general partner of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., the sole director and chief executive officer of the general partners of the other partnerships and the chairman of the board and chief executive officer of AmREIT, will not receive any shares of AmREIT class B common stock in exchange for his general partnership interests should these partnerships participate in the merger. If all partnerships approve the merger, Mr. Taylor will receive up to 308,924 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998.

Q. Does the total consideration to be received by the limited partners of each partnership exceed the appraised value of each respective partnership's properties?

A. The transaction value of each of the partnerships, which is to be paid by AmREIT in shares of class B common stock, equals the leased fee appraised value of the partnerships, plus a 1.3-1.9% premium over that appraised value, plus the amount of net cash held by the particular partnership at the time of the merger. As a result, the value of the AmREIT class B common stock consideration exceeds the leased fee appraised value of a particular partnership which also exceeds the going concern and liquidation appraised values. The appraisals, which establish leased fee appraised value, a going concern appraised value and the liquidation value of the partnerships, were conducted by Valuation Associates, an independent, nationally-recognized and fully diversified real estate appraisal firm.

Q. Will limited partners receive future distributions with respect to the AmREIT class B common stock received in the merger?

A. Yes. AmREIT will make quarterly distributions to the holders of the class B common stock in an amount equal to 8% per annum.

Q.   Is the merger dependent on the number of participating partnerships?

A. Yes. If only one partnership approves the merger, AmREIT has the option, but not the obligation, to proceed with the merger with the one partnership. However, if more than one partnership approves the merger, AmREIT must proceed with the merger of the participating partnerships if all other conditions to the merger have been satisfied.

Q.      What are the other conditions to completion of the merger?

A.   In addition to partner approval, the merger is conditioned on:

     o this proxy statement being declared effective by the SEC;

     o no injunction or other court order prohibiting completion of the merger; and

     o listing of the shares of AmREIT class A common stock on a stock exchange.

Q.     Will the AmREIT class A common stock be listed on a stock exchange?

A. It is a condition to completion of the merger that AmREIT class A common stock be listed on a stock exchange. AmREIT will apply for listing with the American Stock Exchange. AmREIT's class A common stock will not be listed on a stock exchange if the merger is not completed.

Q. Is the merger a taxable transaction to the limited partners of the partnership participating in the merger?

A. Yes. The merger is a taxable transaction. All of the limited partners of each partnership participating in the merger, except those that are tax-exempt entities, will realize a taxable gain or loss. The limited partners will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay taxes due on any taxable gain resulting from participating in the merger. Gain or loss will be recognized in the year the merger is consummated. Gain or loss will be determined by the difference between the value of the merger consideration you receive and the tax basis of your partnership unit(s). Your partnership's gain will generally be equal to the excess, if any, of the value of the transaction value received by your partnership over the tax basis of your partnership's net assets. We urge you to consult with your tax advisor to assist you in evaluating the taxes you will incur as a result of your partnership's participation in the merger. To review the tax consequences to the partnerships in greater detail, see pages 78 through 90 below and the accompanying supplement discussing your partnership.

Q. Am I entitled to exercise any dissenters' rights in connection with the merger or the reorganization?

A.   No.

Q.   How do I change my vote?

A. Limited partners may change their vote by delivering a written notice of revocation bearing a later date than the consent or a consent bearing a later date than the consent relating to the same partnership units to Bank of New York at 1845 Maxwell, Suite 101, Troy, Michigan 48084. Attention:
     AAA Partnership Consents, or by attending the special meeting of limited partners and voting in person.

Q.   When and where are the special meetings?

A. Each special meeting of limited partners will be held at , at a.m., on , 2001.

Q.   When do you expect the merger to be completed?

A.   We hope to complete the merger by the end of the fourth quarter of 2001.

Q.   What do I need to do now?

A. The limited partners should complete and mail the consent to Bank of New York, at 1845 Maxwell, Suite 101, Troy, Michigan 48084. Attention: AAA Partnership Consents. Do not send in your partnership units with your consent forms. AmREIT will send written notification to you regarding the results of the vote and further instruction regarding the exchange of partnership units in the event the merger is approved by your partnership.

Q.   Whom should I call with questions?

A. If you have any questions about the merger, limited partners should call Chad Braun, Executive Vice President of Finance and Secretary of AmREIT, at
     (713) 850-1400, extension 24.

                                     SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. References throughout this proxy statement to "class A common stock" and, where the context otherwise provides, references to "common stock", both refer to the current outstanding shares of AmREIT, assuming that the amendment to the Articles of Incorporation proposed in this proxy is adopted. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents to which we have referred you. See "WHERE YOU CAN FIND MORE INFORMATION" on page 157.

Proxy Statement

     This proxy statement describes the proposed merger of AmREIT, Inc., a Maryland corporation, and the three limited partnerships. Through this proxy statement, AmREIT is also soliciting the approval of the AmREIT stockholders to change AmREIT's jurisdiction of organization from Maryland to Texas, an amendment to AmREIT's articles to authorize the class B common stock, and amendments to AmREIT's bylaws to (i) permit the completion of the merger and
(ii) limit its debt to 55% of net present value as determined by the board of directors. The change in jurisdiction would be accomplished through the reorganization of AmREIT from a Maryland corporation to a Texas real estate investment trust.

Parties to the Merger (pages 91 and 136)

     AmREIT. AmREIT is a Maryland corporation. As of the date of this document, AmREIT owned directly, or through joint ventures, interests in 19 properties. These properties are leased to a total of 12 different tenants and are located in nine states and contain an aggregate of approximately 203,780 square feet of gross leaseable area. AmREIT's principal executive offices are located at 8 Greenway Plaza, Suite 824, Houston, Texas, 77046, and its telephone number is
(713) 850-1400.

     The General Partners. Mr. H. Kerr Taylor serves as the individual general partner of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd. each of which also has a corporate general partner. Mr. Taylor sponsored and organized each of the partnerships. Mr. Taylor is a director, chief executive officer and the sole stockholder of each corporate general partner. Mr. Taylor is also the chairman of the board, chief executive officer and largest stockholder of AmREIT, currently holding approximately 11% of the outstanding shares of AmREIT class A common stock.

     The Partnerships. The partnerships were organized to acquire real properties, under long-term net leases, and to hold the properties for capital appreciation and sale after a 10 to 15 year period. The partnerships own an aggregate of 10 retail properties directly and eight retail properties through joint ventures, leased to national and regional retail tenants comprising an aggregate of approximately 136,803 square feet of gross leaseable area. The names of the partnerships being asked to participate in the merger are:

     AAA Net Realty Fund IX, Ltd. (Fund IX)
     AAA Net Realty Fund X, Ltd. (Fund X)
     AAA Net Realty Fund XI, Ltd. (Fund XI)

     The properties of the partnerships are currently managed by AmREIT Realty Investment Corporation, a subsidiary of AmREIT. The address of the principal executive offices of each of the partnerships and the general partners of the partnerships is 8 Greenway Plaza, Suite 824, Houston, Texas 77046, telephone
(713) 850-1400.

Material Factors that make the Merger Speculative or Risky

     There are a number of risk factors that limited partners and stockholders should consider in determining whether to vote in favor of the merger. The following list summarizes the most significant of these factors:

o There can be no assurance that the price paid by AmREIT properly reflects the value of each partnership's assets; therefore, there is the risk that AmREIT may have paid too much for the partnership interests.

o Mr. Taylor serves as the general partner of all of the partnerships. If all partnerships approve the merger, Mr. Taylor will not receive any shares of AmREIT class B common stock in exchange for his general partnership interests. Mr. Taylor will receive up to 308,924 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of the sale.

     Prior to its acquisition by AmREIT, the external advisor was wholly owned by Mr. Taylor. If valued at the exchange price, these shares would have a value of $2,857,547. Mr. Taylor's compensation payable under his employment agreement with AmREIT will not increase as a result of the merger.

o The merger involves a fundamental change in the nature of each limited partner's investment. If the merger is approved, limited partners will no longer hold an interest in a finite life entity with special distributions to be paid upon the liquidation of assets. Instead, following the merger, the partners will be stockholders in AmREIT which intends to operate for an indefinite period of time and has no specific plans for the sale of its investments; however, the shares of class A common stock, into which the class B common stock issued in the merger converts, will be traded on the American Stock Exchange.

o The partnerships currently have no debt, but AmREIT has historically incurred debt to acquire properties and anticipates using debt financing in the future. As AmREIT's debt increases relative to its income, or as interest rates rise, income available for distribution may be reduced. AmREIT anticipates the level of its debt will not exceed 55% of its net asset value. One of the proposals being submitted to AmREIT's stockholders is to amend the AmREIT bylaws to limit the amount of debt AmREIT may incur to 55% of its net asset value, as determined by the AmREIT board.

o The value of the shares of AmREIT class A common stock, into which the class B common stock issued in the merger converts, may be significantly less than the exchange value of the class B common stock.

o The merger is a taxable transaction to all limited partners, except those which are tax-exempt entities. As a result, there is a risk that the limited partners will be liable for taxes on any gain resulting from the merger. The limited partners will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the merger is consummated.

The Merger (see page 40)

     Each partnership that approves the merger will merge with AmREIT providing all other conditions to the merger are met. The merger agreements provide that if only one of the partnerships approves the merger, AmREIT has the option, but not the obligation, to consummate the merger with the partnership approving the merger. The merger agreements also provide that if more than one partnership approves the merger, AmREIT must consummate the merger with the approving partnerships if all other conditions to the merger have been satisfied. As a result, the merger may involve between one and three partnerships depending on the number of partnerships approving the merger. Even if a particular limited partner votes in favor of the merger, if less than a majority of the partners of that partnership approve the merger, that partnership will not participate in the merger. Accordingly, a vote in favor of the merger does not mean you will receive shares of AmREIT class B common stock.

     All partnership units of the partnerships that approve the merger will be converted into shares of AmREIT class B common stock regardless of whether a particular limited partner of that partnership voted against the merger or abstained. The partnerships that approve the merger will cease to exist on the effective date of the merger.

     Each merger agreement is attached as an appendix to the respective supplement. Limited partners are encouraged to read the applicable merger agreement in its entirety as it is the legal document that governs the merger of their partnership with AmREIT.

The Merger Consideration (page 51)

     Limited partners of partnerships that approve the merger will receive shares of AmREIT class B common stock in the merger. You should note that if your partnership approves the merger and you vote against the merger, you will receive shares of AmREIT class B common stock. The shares of AmREIT class B common stock are being allocated to each approving partnership in an amount equal to the partnership's transaction value divided by the exchange price of $9.25 per share. The number of shares that will be issued to each limited partner upon the consummation of the merger will be allocated based on each limited partner's partnership units.

     The distributions on the class B common stock are fixed at 8% per share per annum, paid quarterly to the holders of record. This will result in an increase in your quarterly distribution based on your current partnership distributions. The table below illustrates a comparison of the current annualized distribution per $1,000 invested and the distributions to be paid per $1,000 invested on the class B common stock:


                Current Year Annualized Distribution      8% Preferred on Class B Common Stock
Partnership          Dollars         Yield                      Dollars          Yield
Fund IX              $72.50          7.2%                       $80.00           8.0%
Fund X               $70.70          7.0%                       $80.00           8.0%
Fund XI              $69.10          6.9%                       $80.00           8.0%


     A partnership's transaction value equals the negotiated prices, as described below, of its properties plus its net cash on the effective date of the merger. The transaction value of each partnership is subject to adjustment for its actual net cash as of the effective date; provided, however, that a partnership's transaction value will not be decreased below the appraised value of its properties. For a tabular presentation of the valuations of each partnership, see discussion under the heading "SUMMARY--Alternatives to the Merger." A partnership's net cash equals the excess, if any, of its cash and accounts receivable over its liabilities.

     The negotiated prices of each partnership's properties were negotiated and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The property prices were based on agreed premiums for the particular partnership's assets over the appraised value of those assets. Because the appraisals addressed the variable elements of value, including lease terms and geographic locations, the parties believed that it was appropriate and fair to the partners to apply a premium with respect to all of the properties. Each of the partnership's properties was appraised by Valuation Associates, an independent appraiser. The exchange price of $9.25 per share of class B common stock was determined and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT based, in part, on the last public offering price of AmREIT's class A common stock of $10.25 on May 22, 1998. The May 1998 offering price was based in part on the anticipated returns from property programs being put in place at that time. Despite some financial setbacks, due for the most part to the bankruptcy of Just For Feet, AmREIT began to realize some of those anticipated returns in the second quarter of 2001. As a result, management believes that, in the absence of an active trading market, the May 1998 price is a good indicator of the present value of the AmREIT class A common stock. The exchange price was established through negotiations between the general partners and the independent directors and represents a discount from the $10.25 per share public offering price to an amount equal to the underwriter discounts and other costs associated with the public offering. No third party evaluations were sought with respect to this valuation.

     Calculated as if the effective date of the merger were June 30, 2001, AmREIT would issue up to 2,665,140 shares of class B common stock to the partnerships of which 100% of the shares would be issued to the limited partners. The general partners will not receive any consideration in exchange for their partnership interests. This transaction, along with the stock issued as deferred consideration in connection with AmREIT's purchase of the external advisor will result in Mr. Taylor owning approximately 10.7% of AmREIT's outstanding shares of class A common stock on a fully-diluted basis assuming the conversion of the shares of class B common stock issued in the merger.

Consideration Paid to the Partnerships

     The following table sets forth for each partnership the consideration, based on the exchange price, that your partnership will receive in the merger. Specifically, the following table sets forth:

     o the aggregate amount of original limited partner investments in each partnership less any return of capital paid to the limited partners of that partnership;

     o the original amount of limited partner investments in each partnership less any return of capital per average $1,000 of original investment;

     o the number of shares of AmREIT class B common stock to be paid to the limited partners of that partnership;

     o the estimated value of the shares of AmREIT class B common stock to be paid to the limited partners of that partnership based on the exchange price; and

     o the estimated value of shares of AmREIT class B common stock based on the exchange price, limited partners will receive for each $1,000 of their adjusted investment.

                                                                                                                     Estimated
                                                                                                                     Value of
                                                            Original                                                 Shares of
                                                            Limited           Number of                                AmREIT
                                                            Partner           Shares of                              class B
                                                           Investments         AmREIT                                  Common
                                        Original            less any           class B                               Stock per
                                         Limited           Return of           Common            Transaction          Average
                                         Partner            Capital              Stock               Value              $1,000
                                       Investments            per            Offered to            Offered            Adjusted
                                        less any            Average              The             Payable to           Limited
                                        Return of            $1,000            Limited           the Limited          Partner
                                        Capital(1)           Original         Partners(2)         Partners(3)         Investment
                                                           Investment
                                       -----------         ----------        -----------         ------------         ----------
      Limited Partnership
 AAA Net Realty Fund IX, Ltd.......   $ 5,390,500           $1,000             610,658          $ 5,648,585            1,048
 AAA Net Realty Fund X, Ltd........    11,450,610            1,000           1,265,939           11,709,934            1,023
 AAA Net Realty Fund XI, Ltd.......     7,049,209            1,000             788,544            2,294,028            1,035


(1)  Represents the limited partners adjusted investment at June 30, 2001.

(2) The shares of AmREIT class B common stock payable to each partnership as set forth in this chart will not change if fewer than all of the partnerships merge into AmREIT.

(3)  Values are based on the exchange price of $9.25.

Reasons For The Merger and Recommendations (page 42)

     The independent directors of AmREIT and the general partners of the partnerships believe that the merger will provide you the following benefits, which the general partners believe generally apply to all partnerships and will be realized by AmREIT regardless of the number of partnerships participating in the merger, although to a smaller degree if less than all the partnerships participate:

o Growth Potential. The general partners believe that as a result of a larger portfolio, with the resulting risk diversification and economies of scale discussed below, AmREIT will have greater revenues from which to make distributions. As a result, the general partners believe there is greater potential for increased distributions to the holders of AmREIT class A common stock and for appreciation in the price of the AmREIT class A common stock you may acquire upon conversion of the class B common stock than there would be for you as a limited partner of your partnership. This growth is expected to result from future acquisitions of additional properties and financing growth through debt and equity offerings. Substantial opportunities currently exist to acquire additional properties at attractive prices. Your partnership cannot take advantage of these opportunities because its partnership agreement generally restricts it from borrowing or raising additional capital, and making additional acquisitions making the development of additional properties unlikely.

o Risk Diversification. The combination of the properties owned by the partnerships with AmREIT's existing properties, as well as future property acquisitions made by AmREIT, will diversify your investment over a larger number of properties and industries and a broader group of commercial tenants. AmREIT and each of the partnerships electing to participate in the merger, other than Fund XI, would experience greater overall geographic diversification as a result of the merger.

o Perpetual Life Entity. Following the merger, your investment will also change from being an interest in a static, finite-life entity to an investment in a growing operating company. This diversification will reduce the dependence of your investment upon the performance of, and the risks associated with, the particular group of commercial properties currently owned by your partnership.

o Operational Economies of Scale. Each partnership currently incurs separate management, legal, accounting, transfer agent and other professional fees. Unlike the partnerships, AmREIT is internally managed. Following the merger, AmREIT will provide the managerial and advisory services formerly provided to the partnerships by their external advisor. The combination of the partnerships with AmREIT will result in administrative and operational economies of scale and cost savings by allocating fixed costs over a broader property base and by eliminating duplicative expenditures. Although AmREIT is unable to precisely determine the amount of savings realized by the economies of scale attributable to the merger of the partnerships with AmREIT, it is estimated that the potential annual savings to each partnership that will be achieved by the merger will be approximately $75,000 to $90,000 per partnership. These estimated cost savings are based on the elimination of certain duplicative expenses such as management fees, transfer agent fees and accounting and professional fees.

o Liquidity. The merger provides you with greater potential liquidity of your investment, which means the AmREIT class A common stock you may acquire upon conversion of the class B common stock you will receive in the merger would be freely-tradable, for three reasons. First, your ability to sell your units is very limited because the units are not listed on an exchange. Second, because your units are not listed on an exchange, no market exists to reliably establish the value of your units. Third, because your partnership agreement contains limitations on the transfer of your units, you may not be able to sell your units even if you were able to locate a willing buyer. As a holder of units that have transfer restrictions, the pool of potential buyers for your units is limited and, to the extent that there is a willing buyer, the buyer would likely acquire your units at a discount. As a class B common stockholder of AmREIT, you will have the right to acquire AmREIT class A common stock, which is expected to be listed on the American Stock Exchange, and therefore publicly valued, and there will be no contractual or exchange restrictions on your ability to sell the AmREIT class A common stock you own. Additionally, the short term nature of the remaining lease life on the properties will make the possibility of selling the assets in a "one-off" transaction more difficult, and thereby restrict the liquidity on liquidation.

Recommendations

     The Partnerships. The general partners believe that the merger is fair to and in the best interests of the respective limited partners. The general partners approved the merger agreements and recommend that the limited partners vote "For" approval of their respective merger agreement and amendment of their agreement of limited partnership. The following are the principal reasons why and how the general partners made their determinations as to which no relative weight was assigned:

     o The general partners believe the terms of the merger are fair to the limited partners for the following principal reasons:

         (1) The general partners analyzed the benefits of the merger and believe that the potential benefits of the merger to the limited partners outweigh the risks and potential detriments of the merger described below.

         (2) The general partners reviewed the value of the consideration to be received by limited partners if their respective partnerships are acquired by AmREIT, and the general partners compared it to the consideration that limited partners might have received under the continuation of the partnership without change or the liquidation of the partnership. The general partners concluded that the likely value of the shares of AmREIT class B common stock would be higher than the value of the consideration limited partners would have received if the general partners had elected either of those other alternatives.

         (3) The general partners considered that limited partners have the opportunity to vote for or against the merger.

o The fairness opinions issued by Houlihan Lokey Howard & Zukin Financial Advisors Inc. dated October 8, 2001 concluded, on a partnership-by-partnership basis, that the consideration to be received by the limited partners of each partnership in connection with its merger with AmREIT is fair to the limited partners from a financial point of view. Houlihan Lokey did not base its evaluation on the aggregate consideration to be paid to all partnerships or with respect to various combinations of partnerships with AmREIT. Accordingly, while the general partners did not consider the fairness of the merger of various combinations of the partnerships with AmREIT, the general partners believe that the merger of any number of the partnerships with AmREIT will be fair to the limited partners of the participating partnerships. Based on the Houlihan Lokey fairness opinions, the general partners of each partnership evaluated the fairness of the consideration to be received by the limited partners of their partnership who receive AmREIT class B common stock. The fairness opinions issued to the partnerships are limited to the extent that Houlihan Lokey evaluated the value of the merger consideration based on the assumption that all of the partnerships participate in the merger. The merger consideration payable to each partnership is based on that partnership's transaction value. Transaction value is determined on a partnership-by-partnership basis rather than a pro rata portion of the aggregate value of all the partnerships. Thus, the merger consideration payable to each partnership is independent of the number or combination of partnerships which ultimately approve the merger. As a result, the general partners' fairness determination in the case of each partnership is applicable to the merger all three partnerships with AmREIT as well as the various combinations involving fewer than all the partnerships. The general partners believe that transaction value is a reasonable estimate of the value of each partnership for the merger as it is directly derived from the appraisal of the partnership's assets as determined by Valuation Associates. Limited partners should read the applicable fairness opinion in its entirety with respect to the assumptions made, matters construed and limits of the reviews undertaken in the opinion. A copy of the Houlihan Lokey opinion is attached as an exhibit to your partnership supplement.

     o The fact that the transaction value to be received by those partners of the partnerships who approve the merger exceeds the appraised value of the partnerships as determined by Valuation Associates, an independent real estate appraisal firm.

     o The belief by the general partners that, as a result of a larger portfolio, with the resulting risk diversification and economies of scale discussed above, AmREIT will have greater net profits from which to make distributions. As a result, the general partners believe there is a greater potential for increased distributions to the holders of AmREIT class A common stock and appreciation in the price of the AmREIT class A common stock, which you may acquire upon conversion of the class B common stock, than there would be for limited partners from the alternatives of complete liquidation of the partnerships or continuation of the partnerships. For a comparison of the historical distributions made by AmREIT and your partnership, see your partnership supplement.

     o The determination that because the transaction values of the partnerships have been established at a premium over the appraised value of the partnerships they represent fair estimates of the value of the partnerships' assets. The general partners believe that the transaction values provide a reasonable basis for allocating merger consideration among participating partnerships.

     In recommending the merger, the general partners also considered the following negative aspects of the merger, among others:

     o The exchange price is fixed and the occurrence of events unfavorable to AmREIT prior to consummation of the merger could reduce the value of the class B common stock to be received by the limited partners in the merger.

     o With respect to the value of the merger consideration, the Houlihan Lokey fairness opinions assumed that all three partnerships would participate in the merger. Houlihan Lokey did not determine whether the value of the merger consideration would be materially affected if less than all of the partnerships merged into AmREIT. As a result, the general partners have not independently determined whether the value of the AmREIT class B common stock on a pro forma basis will be fair in the event less than all the partnerships participate in the merger.

     o AmREIT's plan to increase its borrowings, to a maximum of 55% of the net asset value as determined by the board of directors, in order to fund additional real estate investments upon completion of the merger and the risks associated with increased debt.

     o All limited partners, except those which are tax-exempt entities, will realize taxable gain or loss in the merger, but will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the merger is consummated.

o The differences in investment objectives and policies of AmREIT and the partnerships.

     o The possible differences in investment objectives of a limited partner from those of a stockholder, for example, limited partners may be expecting a return of their equity investment at the end of the life of the partnership, while stockholders require a market for their stock in order to liquidate their interest.

     o The risk that the anticipated benefits of the merger may not be realized.

     o The fact that under the terms of the merger agreements, the general partners are prohibited from initiating, soliciting or encouraging any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, a transaction which would compete with the merger, except if the general partners determine in good faith after consultation with outside legal counsel that they are required by their fiduciary obligations to do so.

     The general partners believe the negative factors considered were not sufficient, either individually or collectively, to outweigh the possible benefits considered by the general partners in their deliberations relating to the merger.

     If the merger is not consummated for any reason, the partnerships will continue to pursue their business intent of maximizing the value of their partnership interests through the management and disposition of their properties and liquidating their properties at the expiration of their respective finite lives, if not previously sold in accordance with their respective investment intent. In addition, the partnerships may seek another strategic combination or pursue other attractive alternatives which may become available.

     AmREIT. The independent directors of AmREIT have unanimously approved the merger and believe that the terms of the merger agreements are fair to the stockholders of AmREIT. The independent directors unanimously recommend the stockholders vote for approval of the merger agreements and the issuance of the shares of class B common stock thereunder. The determinations of the independent directors are directed only to the stockholders of AmREIT and not to the limited partners. The following are the principal reasons why and how the independent directors made their determinations as to which no relative weight was assigned:

     o The merger is expected to improve AmREIT's operating performance and profit margins because there will be economies of scale with the large portfolio and no duplication of costs such as transfer agents, audits and professional expense.

     o In connection with the merger, AmREIT is expecting to be able to list its class A common stock on the American Stock Exchange. Listing of AmREIT's class A common stock on a national exchange will increase the opportunity for stockholder liquidity. AmREIT's class A common stock is not currently listed on an exchange. It should be noted that, as a result of the merger and the issuance of class B common stock to the limited partners, there will be the opportunity for a greater number of AmREIT shares outstanding if the class B common stockholders convert their shares into class A common stock. The listing of the AmREIT class A common stock on the will be undertaken regardless of whether the reorganization of AmREIT from a Maryland corporation to a Texas REIT is approved and completed.

     o The merger should help increase AmREIT's cash flow and net income. An increase in cash flow from operations increases the likelihood that distributions will be able to continue to be made to stockholders.

     o The written fairness opinion dated September 6, 2001 of Wunderlich Securities concluding that the consideration to be paid by AmREIT pursuant to the merger is fair to AmREIT from a financial point of view. A copy of the Wunderlich Securities fairness opinion is attached to this proxy statement as Annex 1.

     In recommending the merger, the independent directors also considered the following negative aspects of the merger, among others:

     o A fixed exchange price, which upon the occurrence of events favorable to AmREIT prior to consummation of the merger could result in an increase in the value of the class B common stock to be paid in the merger.

     o The significant cost, estimated to be approximately $700,000, involved in connection with consummating the merger.

     o The substantial time and effort required of AmREIT's management to effectuate the merger, integrate the business of the partnerships into AmREIT and manage the increased and more diversified property portfolio.

     o The risk that the anticipated benefits of the merger might not be fully realized.

     o The risk of dilution to the current AmREIT stockholders in the event that AmREIT overpaid for the partnership interests.

     The independent directors believe that the benefits and advantages of the merger far outweigh the negative factors and risks.

     If the merger is not consummated for any reason, AmREIT will continue to execute its strategic objective of acquiring, by development and/or purchase, single and multiple tenant retail properties. AmREIT will also continue to consider possible acquisitions of compatible properties in commercial and frontage retail developments.

Alternatives to the Merger (see page 46)

     In determining whether to accept and recommend the merger, the general partners considered two alternatives to the merger that could have been pursued by each partnership: (1) continuation of each partnership pursuant to its existing partnership agreement and (2) liquidation of each partnership. The table below sets forth the value of each partnership's transaction value, appraised value and liquidation value per average $1,000 of adjusted capital. A limited partner's adjusted capital equals his or her original investment, less distributions constituting a return of capital under the respective partnership agreement.

                                          Transaction           Appraised          Liquidation
                                             Value                Value               Value
                                          Per Average          Per Average         Per Average
                                           $1,000 of            $1,000 of           $1,000 of
                                             Adjusted            Adjusted            Adjusted
                                            Capital              Capital             Capital
                                          ----------           -----------         -----------
Fund IX........................              $1,048                $996                $867
Fund X.........................              $1,023                 968                 843
Fund XI........................              $1,035                 955                 831


     Benefits and Disadvantages of Continuation Alternative. Continuing each partnership without change would have the following effects:

     o each partnership would not be subject to the risks associated with the ongoing operations of AmREIT and the other partnerships and instead would remain a separate entity, with its own assets and liabilities, and would pursue its original investment objectives consistent with the guidelines, restrictions and safeguards contained in its partnership agreement;

     o each partnership's performance would not be adversely affected by the loss of one tenant at a property owned by another partnership or an economic downturn in the region where another partnership's properties are located but, upon consummation of the merger, the partners of each participating partnership will bear the economic effect of any losses suffered by the properties owned by AmREIT and those acquired from the other participating partnerships;

     o eventually, each partnership would liquidate its holdings and distribute the proceeds received in liquidation in accordance with the terms of each partnership's partnership agreement whereas the AmREIT class B common stock represents an asset with the potential to have a perpetual life with no expectation of a return of the partner's equity investment in the absence of a market for the sale of AmREIT class B common stock or the underlying class A common stock;

     o there would be no change in the nature of limited partners' voting rights and no change in each partnership's operating policies;

     o your partnership would not incur merger expenses, ranging from $19,000 to $38,000, or approximately 1.3% of the transaction value to be issued to your partnership. For a breakdown of the expenses with respect to your partnership, see the applicable supplement accompanying this proxy statement;

     o income from each partnership may be offset by passive activity losses generated from limited partners' other investments, whereas limited partners will not have the ability to offset income from their investment in AmREIT with such losses;

     o limited partners would not be subject to any immediate federal income taxation that will otherwise be incurred by limited partners as a consequence of the merger. However at such times as the partnership assets were sold at a gain or loss, the limited partners would incur immediate federal income taxation; and

     o liquidation would likely provide a partner with sufficient cash to satisfy tax liabilities arising in connection with a taxable gain, if any, on the partner's original investment.

     However, the general partners believe that maintaining the partnerships as separate entities would have the following disadvantages:

     o since the majority of the partnerships' operating expenses are fixed, as their properties are sold and revenues from the portfolio decrease, the general partners do not expect that the partnerships will sustain their current level of distributions;

     o since the partnerships are not authorized to raise additional funds either through equity issuances or by incurring indebtedness for investment, the partnerships are unable to benefit from investing in potential growth opportunities;

     o each limited partner's investment would continue to be illiquid because the partnership units are not freely transferable and there is no established public trading market or public market valuation for partnership units, unlike the shares of AmREIT class A common stock which will have a public trading market that former limited partners could access at their discretion upon conversion of their class B common stock;

     o each partnership's property portfolio would be less diversified and therefore the loss of one tenant or an economic downturn in the region where a property is located would likely have a greater impact on that particular partnership's ability to make distributions than it would on AmREIT; and

     o each partnership cannot acquire, develop or finance properties or take advantage of the other potential benefits of the merger, which are described above; and

     o the average remaining term of any lease in the three partnerships is between 2 and 15. Therefore, the sale of the partnership assets in a "one-off" transaction is likely to produce values less than those being offered by AmREIT in the merger.

     Benefits and Disadvantages of Liquidation Alternative. As an alternative to the merger, each partnership could dissolve and liquidate by selling its properties and other assets, paying off its existing liabilities not assumed by the buyer and distributing the net sales proceeds to the limited partners (as well as to the general partners) in accordance with the distribution provisions of its partnership agreement. The primary advantage of this alternative would be to provide liquidity to the limited partners as properties are sold based upon the net liquidation proceeds received from the sale of each partnership's assets. There may be other advantages to liquidation which were not considered by the general partners and are, therefore, not described in this proxy statement.

     The general partners do not believe that liquidation would be as beneficial to the limited partners as the merger, for the following reasons:

     o the general partners believe the public market valuation of an investment in an operating real estate company like AmREIT may exceed the liquidation value of your partnership's properties; and

     o the general partners believe that liquidation of the properties would be less desirable and could result in various adverse consequences including:

         (1) the liquidation valuation provided by Valuation Associates shows that the liquidation values of the partnerships are lower than the values of the shares of AmREIT class B common stock, based on the exchange price, to be paid to the partnerships in the merger;

         (2) a short term sale of the entire portfolio of a partnership's properties could result in significant discounts from appraised values due to the lack of time to properly market the portfolio; and

         (3) the gradual liquidation of properties likely would involve higher administrative costs and greater uncertainty, either of which would reduce the portion of net sales proceeds available for distribution to limited partners.

              Comparative Compensation Paid to the General Partner

     The following table sets forth the actual fees, distributions and salary paid by the partnerships to the general partners and their affiliates during the last three fiscal years and the six-month period ended June 30, 2001 and compares those payments against the amount, as listed in the Pro Forma column, that would have been paid assuming the merger had occurred on January 1, 1998.

                                 Year Ended              Year Ended               Year Ended           Six Months Ended
                             December 31, 1998        December 31, 1999       December 31, 2000          June 30, 2001
                             Actual    Pro Forma     Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma
 Administrative fees and
   Reimbursements........  $148,554(1)       --     $165,336(1)        --     $239,052(1)       --    $119,526(1)        --
 Cash Distributions......  $ 11,520(2) $225,515(3)  $ 10,828(2)  $169,909(3)  $ 10,820(2)  $29,348(3) $ 57,732(2)   $29,348(3)
 General Partners Salary(4)      --          --           --           --           --          --          --           --
                           --------    --------     --------     --------    ---------     -------    --------      -------
 Total...................  $160,074    $225,515     $176,164     $169,909     $249,872     $29,348    $177,258      $29,348
                           ========    ========     ========     ========     ========     =======    ========      ========



(1) An AmREIT subsidiary receives administrative fees and reimbursements during 2000 and 2001 of up to 1% of net capital raised (7.5% of net capital raised of gross rental revenues from the properties through 1998). No other fees, salaries or other compensation were paid by the partnerships to its general partners or their affiliates during these periods.
(2) Includes all cash distributions made to Mr. Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.
(3) The Pro Forma cash distributions represent dividends which would have been paid to Mr. Taylor based upon 308,924 shares that he would have received as deferred payment in the sale of his advisor company, American Asset Advisors Realty Corporation, to AmREIT. Upon the sale of his advisor company, Mr. Taylor elected to defer a portion of his sales proceeds to a future date, contingent upon the issuance of additional AmREIT stock.
(4) Mr. Taylor, as the chief executive officer of AmREIT, receives a salary pursuant to his employment agreement with AmREIT. See "Summary - Material Factors that make the Merger Speculative or Risky." Mr. Taylor receives no compensation as general partner of the partnerships.


Proposed Amendments to Partnership Agreements (page 59)

     The general partners of the partnerships are proposing an amendment to each partnership's agreement of limited partnership which will amend the respective agreements to authorize: (a) the merger of the partnership with and into AmREIT, whether or not AmREIT would be regarded as an affiliate of the general partners; and (b) all other actions as may be necessary under or contemplated by the merger agreements or this proxy statement, irrespective of any provision in the partnership agreement which might otherwise prohibit such actions.


AmREIT's Reorganization as a Texas REIT
(page 123)

     General. AmREIT's board is proposing that AmREIT change its jurisdiction of organization from Maryland to Texas through the reorganization of AmREIT from a Maryland corporation to a Texas REIT as soon as practicable following the merger. The reorganization, if approved, will be effected through a separate merger of AmREIT into a newly-formed Texas REIT subsidiary of AmREIT. As a result of the reorganization, AmREIT and the rights of its stockholders, directors and officers will be governed by Texas law and the declaration of trust and bylaws of the Texas REIT, rather than Maryland law and AmREIT's existing charter and bylaws.

     If the reorganization proposal is approved by the AmREIT stockholders, AmREIT will be redomiciled in Texas and will become a Texas REIT. The reorganization, if approved, will occur following the closing of the merger. If the reorganization is completed, limited partners will receive class B common shares of beneficial interest in the Texas REIT in substitution for the shares of AmREIT class B common stock received in the merger. The securities of the Texas REIT will have the same value as the shares of AmREIT capital stock and the common shares will be traded on an exchange. There are, however, differences between Maryland law and Texas law and between AmREIT's charter and the Texas REIT's charter. We believe that none of these differences is material. For a description of the reorganization and a comparison of the rights of a stockholder of a Maryland corporation and a holder of class B common shares of beneficial interest of a Texas REIT, see "REORGANIZATION OF AmREIT AS A TEXAS REAL ESTATE INVESTMENT TRUST" beginning on page 123. In order to simplify the discussion of the merger contained in this proxy statement, we will refer to the consideration to be received by limited partners in the merger as AmREIT class B common stock throughout this document.

Purpose of the Reorganization

     Following the merger, assuming all partnerships participate, approximately 51.9% of AmREIT's properties will be located in Texas. As a result, AmREIT's board determined it would be advisable to reorganize the company as a Texas REIT so as to recognize the business advantages of that structure, including the fact that Texas REITs are not subject to Texas franchise tax while corporations, such as AmREIT prior to the reorganization, are subject to that tax.


Bylaw Amendments (page 60)

     General. AmREIT's board is proposing that AmREIT amend its bylaws to (1) authorize the merger of the partnerships with AmREIT and (2) limit the amount of indebtedness that AmREIT can incur to not more than 55% of its net asset value. These amendments, if approved, will go into teffect immediately following the merger.

     Purpose of the Amendments. The bylaw amendment authorizing the merger is necessary to enable the transaction described in this proxy statement to go forward. In proposing a bylaw amendment to limit the amount of debt that AmREIT can incur, AmREIT's board is seeking to provide the AmREIT stockholders a lever of certainty as to the future indebtedness of AmREIT.

Voting Procedures (page 154)

     AmREIT Special Stockholders Meeting. The special meeting of AmREIT's stockholders will be held on , , 2001 at 10:00 a.m., Houston time at . The purpose of the AmREIT meeting is to consider and vote upon the proposal to approve the merger agreements, amend AmREIT's articles to authorize the class
B common stock, to amend AmREIT's bylaws to (1) authore the merger and
(2) limit its debt to to 55% of net asset value as determined by the board of directors, and the reorganization. Stockholders may vote at the meeting by attending the meeting and voting in person, by completing the enclosed proxy card and returning it in the enclosed envelope or by faxing it to the transfer agent as directed below. Proxies will be received, tabulated and certified as to time of receipt and vote by The Bank of New York, AmREIT's transfer agent. Proxies returned to the transfer agent at 101 Barclay Street, New York, NY 10286, Attention: AmREIT Proxies, or faxed to . Faxed proxies will be accepted until 5:00 p.m., New York time, on , 2001.

     If the stockholders have any questions regarding the merger, the proposal to amend AmREIT's articles of incorporation, or the proposed amendments to AmREIT's bylaws, they should call Chad Braun, at (713) 850-1400, extension 24.

     The Partnerships' Special Limited Partners Meetings. The special meetings of limited partners will be held on , , 2001 at 10:00 a.m. time at . The purpose of the meetings is to consider and vote upon the proposal to approve the respective merger agreement and the amendment to the partnership agreements authorizing the merger. Limited partners may vote at the meeting by attending the meeting and voting in person, by completing the enclosed consent and returning it in the enclosed envelope or by faxing it to as directed below. Consents will be received, tabulated and certified as to time of receipt and vote by Bank of New York Consents must be returned to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084, Attention AAA Partnership Consents, or faxed to . Faxed partnership consents will be accepted until 5:00 p.m., time, on , 2001.


     If the limited partners have any questions regarding the merger or the proposed changes to the partnership agreements, they should call Chad Braun at
(713)-850-1400, extension 24.

Record Date;  Votes Required

     AmREIT. Only holders of shares of record at the close of business on , 2001, will be entitled to notice of and to vote at the AmREIT meeting. The merger agreements and the reorganization will be approved if each of those proposals receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares of class A common stock entitled to vote at the AmREIT meeting. The amendment to the articles will be approved if the proposal receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares of class A common stock entitled to vote at the AmREIT meeting. The bylaw amendments will be approved if the proposal receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares of class A common stock entitled to vote at the AmREIT meeting. The holders of a majority of the shares entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the AmREIT meeting. As of the record date for the meeting, there were shares outstanding and entitled to vote. The members of the board of directors and executive officers of AmREIT and their affiliates beneficially owned, as of the record date, shares, which represent approximately % of the outstanding shares. The directors and members of management intend to vote their shares in favor of all proposals. Abstentions and broker non-votes have the same effect as a vote against the proposals.

     The Partnerships. Only limited partners of record at the close of business on , 2001 will be entitled to notice of and to vote at the partnership meetings. The affirmative vote of (a) the holders of a majority of the outstanding partnership units of each partnership, in person or by consent, and (b) the general partners are required to approve the merger and the amendment to the applicable partnership agreement. The general partners intend to vote in favor of the merger and the amendment to the applicable partnership agreement. Abstentions and broker non-votes will, for the purposes of the merger vote, have the same effect as a vote against the merger and the partnership amendments.

Dissenters' Rights

     AmREIT Stockholders. AmREIT stockholders will not have dissenters' appraisal rights by reason of the merger or the reorganization. Any stockholder may abstain from or vote against the merger or the reorganization.

     Limited Partners. Limited partners will not have dissenters' appraisal rights by reason of the merger. Limited partners who vote against the merger, and whose partnerships nonetheless approve the merger, will receive shares of AmREIT class B common stock for their units.


AmREIT Capital Stock (page 118)

     AmREIT is currently authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, AmREIT has outstanding a total of 2,354,348 shares of common stock. If the proposal to amend AmREIT's articles of incorporation is approved, AmREIT will be authorized to issue up to 103,000,000 shares of common stock divided into two classes, class A and class B. The shares of class B common stock, par value $0.01 per share, issued in the merger will be freely transferable by the holders thereof, but will not be listed on an exchange. The shares of AmREIT class A common stock are expected to be listed for trading on the American Stock Exchange.


Partnership Appraisals (page 73)

     The general partners have received appraisals of each partnership prepared by Valuation Associates, an independent real estate appraisal firm. The general partners used these valuations to establish the consideration to be paid to the partners of each of the partnerships. Based on the fact that the transaction value exceeds the appraised value of partnerships assets, the general partners determined that the consideration payable to each partnership was reasonable. The table below sets forth the comparison of the transaction values and the appraised values per average $1,000 of adjusted capital.

                                                 Transaction Value Per Average              Appraised Value Per Average
                                                   $1,000 of Adjusted Capital                $1,000 of Adjusted Capital
 Fund IX.................................                    $1,048                                      $996
 Fund X..................................                    $1,023                                      $968
 Fund XI.................................                    $1,035                                      $955


     Limited partners will not have any right to have an independent appraisal performed at the expense of AmREIT or any of the partnerships.


Effective Time of the Merger (page 54)

     As soon as practicable after satisfaction of all conditions to consummation of the merger, AmREIT will file articles of merger with the Maryland Department of Assessments and Taxation and the partnerships will file articles of merger with the Secretary of State of either the state of Nebraska or Texas, as applicable, in order to effect the merger under the laws of those states, which are the two states in which the partnerships are organized. Fund XI is organized under Texas law, and Funds IX and X are organized under Nebraska law. For Nebraska and Texas state law purposes, the merger will become effective upon the later of the filing of articles of merger described above, or at a later time which AmREIT and the general partners shall have agreed upon and designated in their filings in accordance with applicable law. AmREIT and each of the partnerships have the right, acting unilaterally, so long as they have not willfully and materially breached the merger agreement, to terminate the merger agreement should the merger not be consummated by the close of business on March 31, 2002.

Conditions to Consummation of the Merger (page 54)

     The following conditions must be satisfied in order for the merger to be consummated:

     o the merger agreements shall have been approved by the stockholders of AmREIT and the limited partners of the participating partnerships;

     o all other approvals, including, by way of example, those required by lease agreements, debt instruments, financing agreements, and the satisfaction of any other related contractual obligations that may be necessary to carry out the transactions contemplated by the merger agreements shall have been obtained;

     o none of the parties shall be subject to an order or injunction prohibiting the merger;

     o all material actions by or in respect of or filings with any governmental entity required for consummation of the merger shall have been obtained or made; and

     o the AmREIT class A common stock shall have been listed on an exchange.

     Consummation of the merger is also subject to the satisfaction or waiver of these other conditions:

     o the representations and warranties in the merger agreements of each of the parties shall be true and correct as of the closing date;

     o each party shall have performed its obligations contained in the respective merger agreement;

     o from and after the date of the respective merger agreement there shall not have occurred any change in the financial condition, business or operations of either party that would have or would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of such party;

     o   each party shall have received all necessary opinions of counsel;  and

     o each party shall have obtained all consents and waivers from third parties necessary to consummate the merger.

     If any material conditions to the merger are waived by the parties, the parties shall resolicit proxies or consents from the waiving party's stockholders or limited partners, as applicable.

     The merger agreements provide that if only one of the partnerships approves the merger, AmREIT has the right but not the obligation to consummate the merger with the partnership approving the merger. The merger agreements provide further that if more than one partnership approves the merger, AmREIT must consummate the merger with the approving partnerships if all of the other conditions to the merger have been satisfied.


Termination Rights (page 57)

     The merger agreements provide that they may be terminated prior to the effective time for good reason. For a definition of good reason please see the discussion under the caption "THE MERGER--Termination." In the event a party so terminates its respective merger agreement, it may be required to pay the non-terminating party liquidated damages in a specified amount. In the case of AmREIT, the liquidated damages are equal to 120% of the partnerships' proportionate share of the merger expenses. In the case of each of the partnerships, the liquidated damages will consist of the partnership's proportionate share of $500,000 which is the amount agreed to by the independent directors and the general partners to be an appropriate break up fee, as set forth in the merger agreement.


Anticipated Accounting Treatment (page 61)

     The merger will be accounted for by using the purchase method in accordance with Statements of Financial Accounting Standards No.141 "Business Combinations."

Conduct of Business Pending the Merger (page 55)

     Each of AmREIT and the partnerships has agreed in their respective merger agreement to operate its business in the ordinary course and to refrain from taking certain actions relating to the operation of its business pending consummation of the merger without the prior approval of the other party, except as otherwise permitted by the merger agreement.


The Merger Expenses (page 61)

     AmREIT will bear all its costs incurred in connection with the merger and will bear the proportionate merger costs of each partnership that approves the merger. Those partnerships which reject the merger will bear their allocated portion of the merger expenses. The merger expenses are allocated among the partnerships based on the transaction values established for each partnership. Each partnership that rejects the merger will pay a percentage of the allocated expenses equal to the number of votes cast "For" the merger. The general partners of any rejecting partnership will pay the percentage of that partnership's merger expenses equal to the percentage of votes cast "Against" the merger and abstentions. AmREIT has agreed to reimburse the general partners for any expenses incurred in connection with the merger. For a breakdown of the expense estimated to be paid by each partnership in the merger, please see the applicable supplement attached to this proxy statement.


Comparison of Rights of the Limited Partners and Stockholders of AmREIT
(page 140)

     The rights of limited partners are currently governed by Nebraska or Texas law, depending on the state of organization of the partnership, and the partnership agreements. If the merger is approved, the rights of the limited partners receiving shares of AmREIT class B common stock will be governed by Maryland law, the AmREIT articles of incorporation and the AmREIT bylaws, all of which differ from the partnership agreements. For a comparison of the rights of a limited partner and the rights of a Maryland corporate stockholder, please see the disclosure under the caption "COMPARISON OF OWNERSHIP OF UNITS AND SHARES on page 138." If the reorganization is approved, limited partners who otherwise would have received AmREIT class B common stock will receive class B common shares of beneficial interest in the Texas REIT and will be governed by Texas law and the Texas REIT's declaration of trust and bylaws. For a comparison of the rights of a stockholder of a Maryland corporation and holders of class B common shares of beneficial interest of a Texas REIT, please see the disclosure under the caption "REORGANIZATION OF AmREIT AS A TEXAS REIT" on page 123.


Right to Investor Lists and to Communicate with Other Investors

     We are required, upon receipt of a written request from you, to provide you with the following information:

     o a statement of the approximate number of limited partners or stockholders in your partnership or AmREIT, as the case may be, and

     o the estimated cost of mailing a proxy statement, form of proxy or consent or other similar communication to those limited partners or stockholders.

     In addition, you have the right, at our option, either to:

     o at your expense, have us mail copies of any proxy statement, proxy or consent form or other soliciting material furnished by you to any of your fellow limited partners or stockholders that you designate, or

     o have the partnership or AmREIT, as applicable, deliver to you (at a cost to you of $1.00 per page for mailing and duplication), within five business days of when the partnership or AmREIT receives your request, a reasonably current list of the names, addresses and number of shares or partnership units held by the investors in your entity.

Federal Income Tax Consequences (page 78)

     The merger involves numerous federal income tax consequences to you. The material federal income tax consequences of the merger generally include the following:

     o All limited partners, except those which are tax-exempt entities, will realize taxable gain or loss in the merger. The transaction will be taxable with respect to all limited partners [in an amount equal to the difference, if any, between the value of the merger consideration and the individual partner's basis in the partnership unit.] The limited partners will not receive cash from the merger to pay any taxes due on any taxable gain (other than cash received in lieu of fractional shares) to pay any taxes due on any taxable gain. Gain or loss will be recognized in the year the merger is consummated.

     o The amount of gain or loss initially recognized by a limited partner will be based upon its allocable share of gain or loss recognized by the respective partnership upon the deemed sale of assets. The net gain or loss recognized by a partner in the merger will also be impacted to the extent the fair market value of the consideration distributed to the limited partner exceeds or is less than the limited partner's adjusted tax basis in his or her partnership units. To determine your taxable gain or loss please see the information set forth in "FEDERAL INCOME TAX CONSEQUENCES--Tax Consequences of the Merger and the Reorganization" on page 79, or refer to your respective partnership supplement.

     The table below sets forth the average taxable income and average tax that will have to be paid per $1,000 of iriginal investment (assuming the partnership units being transferred were originally purchased at the $1,000 face amount):

                                      Total per $1,000 Investment
      Partnership         Estimated Taxable Income     Estimated Taxes to be
                                                             Paid
      Fund IX                      $229                      $53.70
      Fund X                       $137                      $31.85
      Fund XI                      $105                      $24.25


     Tax matters are very complicated, and the tax consequences of the merger to stockholders and limited partners will depend on the facts of each individual's situation. We urge you to consult your tax advisor for a full understanding of the merger's tax consequences to you.

                   Selected Historical and Unaudited Pro Forma
                             Combined Financial Data

     The following tables set forth the selected historical financial data for AmREIT, Inc., Fund IX, Fund X and Fund XI and the unaudited pro forma combined financial data for AmREIT, Inc. as a combined entity, giving effect to the Merger as if they occurred on January 1, 2000 for purposes of the operating data and June 30, 2001 for purposes of the balance sheet data. The pro forma adjustments are described in the notes to the unaudited pro forma combined financial statements appearing elsewhere in the Joint Consent and Proxy Solicitation Statement/Prospectus. The selected historical operating, balance sheet and cash flow data of AmREIT, Inc. for each of the three years ended December 31, 2000, 1999 and 1998 are derived from the audited financial statements of AmREIT, Inc. as reported in its Annual Reports on form 10-KSB. The selected historical operating and balance sheet data for Fund IX and Fund X for each of the three years ended December 31, 200, 1999 and 1998 are derived from the audited financial statements of the respective entity as reported in their Annual Reports on form 10-KSB. The selected historical operating and balance sheet data for Fund XI for each of the three years ended December 31, 2000, 1999 and 1998 are derived from its audited financial statements. The merger has been accounted for under the purchase method of accounting in accordance with Statements of Financial Accounting Standards No. 141.

     The pro forma financial information should be read in conjunction with, and are qualified in their entirety by, the respective historical audited financial statements and notes thereto of AmREIT, Inc. by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus and the unaudited pro forma financial statements and notes thereto appearing elsewhere in this Joint Consent and Proxy Solicitation Statement/Prospectus. See "Pro Forma Financial Information (Unaudited)."

     The unaudited pro forma operating data and other data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of operations of AmREIT, Inc. would have been for the periods presented, nor does such data purport to represent the results of future periods.

                                  AmREIT, Inc.

                          Selected Historical Proforma

                        Combined Financial and Other Data

                                                                                                               December 31,
                                                                                           -----------------------------------------
                                                               June 30,
                                                              Pro forma    June 30,
                                                                2001         2001              2000            1999           1998
                                                              ----------                   -----------    -----------    -----------

 Balance sheet data (at end of period)
         Real estate assets..............................    $47,398,683   $28,352,459     $30,020,340    $29,987,765    $30,270,750
         Accumulated depreciation........................            ---    (1,828,875)     (1,601,758)    (1,148,503)     (696,384)
         Cash and cash equivalents.......................      1,636,330       852,300         935,867      1,118,746         48,520
         Total assets....................................     55,818,517    35,980,756      36,522,276     37,018,186     33,137,546
         Notes payable...................................     14,522,656    14,522,656      15,472,183     15,480,378     10,580,110
         Total liabilities...............................     15,527,546    14,976,013      16,063,221     16,048,366     10,796,439
         Minority interest...............................            ---     5,105,207       5,130,337      5,180,546      5,218,999
         Shareholders equity.............................     40,290,971    15,899,536      15,328,718     15,789,274     17,122,108
         Fully Diluted Common shares outstanding.........      5,328,413     2,354,349       2,380,890      2,384,117      2,384,117
         Treasury shares.................................         29,768        29,768          11,373         11,373         11,373

 Other Data
 Cash flows provided by (used in):
         Operating.......................................      1,099,504    1,121,383         676,430        469,700      1,510,069
         Investing.......................................        394,786      394,786         (25,720)    (2,439,262)    (7,687,454)
         Financing.......................................     (1,533,971)  (1,599,736)       (833,589)      3,039,788     4,824,165
 Net increase (decrease) in cash and cash equivalents....        (39,681)     (83,567)       (182,879)      1,070,226    (1,353,220)
 Funds from operations(1)................................      1,932,000      945,331         222,767         410,105    (1,455,898)
 Book value per share....................................    $      7.56   $     6.75     $      6.44      $     6.62   $      7.18


(1) AmREIT has adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is calculated as net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from sales of depreciable operating property, depreciation and amortization of real estate assets, and excluding results defined as "extraordinary items" under generally accepted accounting principles. FFO should not be considered an alternative to cash flows from operating, investing and financing activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. AmREIT's computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITs. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of AmREIT's performance. AmREIT has revised its 1999 and 1998 historically reported FFO to comply with NAREIT's revised definition.


                                  AmREIT, Inc.

                          Selected Historical Proforma

                        Combined Financial and Other Data

                                                             Pro forma
                                                            Year Ended                     Year Ended     Year Ended    Year Ended
                                                             June 30,         June 30,     December 31,   December 31,  December 31,
                                                                 2001            2001           2000           1999          1998
                                                                 ----            ----           ----           ----          ----
 Operating Data
 Revenues:
         Rental income......................................... $2,478,076    $1,612,426     $3,125,294     $3,649,818    $2,741,757
         Interest income.......................................     29,530         3,051         31,630       199,448        98,692
         Service fee and other income..........................  1,711,785     1,831,311        793,268       754,059       187,577
                                                                 ---------    ----------      ---------     ---------     ---------
              Total revenues...................................  4,219,391     3,446,788      3,950,192     4,603,325     3,028,026
                                                                 ---------    ----------      ---------     ---------     ---------
 Expenses:
         General operating and administrative..................  1,553,364     1,503,685      1,688,799     1,290,433       562,110
         Reimbursements and fees to related party..............          -             -              -             -        40,607
         Interest..............................................    565,111       565,111      1,339,622     1,134,919       402,707
         Depreciation and amortization.........................    399,613       227,117        453,906       494,797       417,868
         Merger related acquisition costs......................          -             -              -       262,495             -
         Bad debts.............................................          -             -              -       189,490             -
         Merger costs..........................................          -             -              -             -     2,427,658
         Potential acquisition costs...........................          -             -        153,236       743,001       464,303
                                                                 ---------    ----------      ---------     ---------     ---------
              Total expenses...................................  2,518,088     2,295,913      3,635,563     4,115,135     4,315,253
                                                                 ---------    ----------      ---------     ---------     ---------
 Income (loss) before minority interest in net income of
    consolidated joint ventures................................  1,701,303     1,150,666        314,629       488,190   (1,287,227)
 Minority interest in net income of consolidated joint
    ventures...................................................          -      (263,745)      (527,121)     (526,052)    (518,559)
                                                                ----------    ----------      ---------     ---------  -------------
 Net income (loss)............................................. $1,701,303    $  887,130      $(212,492)    $ (37,862) $ (1,805,786)
                                                                ==========    ==========      =========     ========== =============

 Basic earnings (loss) per Class A common share................    $  0.64    $     0.38       $  (0.09)     $  (0.02) $      (0.81)
 Diluted earnings (loss) per share.............................    $  0.32    $     0.38       $  (0.09)     $  (0.02) $      (0.81)
 Distributions per Class A common share........................    $  0.40    $     0.10       $   0.10      $   0.55  $       0.71
                                                                   =======    ==========       ========      ========       =======
 Weighted average number of Class A common shares
    outstanding................................................  2,663,273     2,359,380      2,372,060     2,372,744     2,226,403
 Weighted average number of common shares plus dilutive
    potential common shares....................................  5,328,413     2,359,380      2,372,060     2,372,744     2,226,403


                                   Partnership

                          Selected Historical Proforma

                      For the six months ended June 30, 2001


                                                            Fund IX              Fund X                Fund XI
Balance sheet data (at end of period)
         Real estate assets                                    $4,437,908            $7,937,234            $1,990,265
         Accumulated depreciation                                (873,939)           (1,050,518)             (156,556)
         Cash and cash equivalents                                370,158               472,517               362,355
         Total assets                                           4,001,248             9,527,707             5,998,125
         Accounts payable                                          10,896                   236                     -
         Total liabilities                                         17,073                12,236                     -
         General partners capital                                   (164)                (4,445)                   13
         Limited partners capital                               3,984,339             9,519,916             5,998,112
         Limited partnership units outstanding                      5,376                11,451                 7,049


Operating Data
Revenues:
         Rental income                                        $   283,805           $   472,807           $   109,038
         Interest income                                            8,893                 9,733                 7,853
         Joint venture income                                           -                71,339               192,406
         Service fee and other income                                   -                     -                     -
                                                              -----------           -----------           -----------
                           Total revenues                         292,698               553,879               309,297
                                                              -----------           -----------           -----------


Expenses:
         General operating and administrative                      26,952                57,270                35,302
         Depreciation and amortization                             46,768                73,802                17,824
         Property Expense                                               -                     -                     -
         Other expense                                             17,564                19,781                12,334
                                                              -----------           -----------           -----------
                           Total expenses                          91,284               150,853                65,460
                                                              -----------           -----------           -----------

Net income (loss)                                             $   201,414           $   403,026           $   243,837
                                                             ============           ===========           ===========


Other
         Basic earnings per unit                              $     37.47           $     35.20            $    34.59
         Distributions per limited partner unit               $     39.40           $     35.40            $    34.33
         Net increase in cash and cash equivalents                 14,389                13,766               153,856
         Net cash provided by operating activities                239,415               446,070               278,855
         Weighted average number of
                  limited partner units outstanding                 5,387                11,451                 7,050
         Book value per unit                                    $     741             $     831             $     851



                                   Partnership

                       Selected Historical Financial Data

                      For the Year Ended December 31, 2000


                                                            Fund IX                 Fund X                Fund XI
Balance sheet data (at end of period)
         Real estate assets                                   $4,436,869            $ 7,937,234            $1,990,265
         Accumulated depreciation                               (827,172)              (978,284)             (138,732)
         Cash and cash equivalents                                355,769               458,751               325,924
         Total assets                                           4,030,438             9,608,613             6,019,138
         Accounts payable                                          23,690                46,067                 3,305
         Total liabilities                                         23,690                58,067                 3,305
         General partners capital                                   (678)                24,326                 8,715
         Limited partners capital                               4,007,426             9,526,220             6,007,118
         Limited partnership units outstanding                      5,391                11,451                 7,061


Operating Data
Revenues:
         Rental income                                        $   553,918           $   943,531           $   218,497
         Interest income                                           14,013                15,175                10,193
         Joint venture                                                  -               142,537               384,584
                                                              -----------           -----------           -----------
                           Total revenues                         567,931             1,101,243               613,274
                                                              -----------           -----------           -----------




Expenses:
         General operating and administrative                      53,904               114,540                70,608
         Depreciation and amortization                             93,536               147,603                35,644
         Other expense                                             17,080                36,036                29,957
                                                              -----------           -----------           -----------
                           Total expenses                         164,520               298,179               136,209
                                                              -----------           -----------           -----------


Net income (loss)                                             $   403,411           $   803,064           $   477,065
                                                             ============           ===========           ===========


Other
         Basic earnings per unit                              $     74.84           $     70.13            $    67.56
         Distributions per limited partner unit               $     67.91           $     64.29            $    58.84
         Net increase in cash and cash equivalents                121,592               226,883               153,856
         Net cash provided by operating activities                490,668               956,574               533,703
         Weighted average number of
                  limited partner units outstanding                 5,391                11,451                 7,061
         Book value per unit                                    $     743             $     834             $     852




                                   Partnership

                       Selected Historical Financial Data

                      For the Year Ended December 31, 1999



                                                            Fund IX              Fund X                Fund XI
Balance sheet data (at end of period)
         Real estate assets                                  $  4,436,869          $  7,937,234          $  1,983,570
         Accumulated depreciation                                (733,636)             (833,817)             (103,088)
         Cash and cash equivalents                                234,177               231,868               172,068
         Total assets                                           3,986,830             9,563,367             5,979,362
         Accounts payable                                          14,417                62,457                22,272
         Total liabilities                                         14,417                74,457                22,272
         General partners capital                                 (1,712)                20,495                 6,764
         Limited partners capital                               3,974,125             9,468,415             5,950,326
         Limited partnership units outstanding                      5,391                11,453                 7,061


Operating Data
Revenues:
         Rental income                                        $   554,192           $   941,524           $   218,469
         Interest income                                            6,922                 2,321                 3,202
         Joint venture income                                           -               142,355               383,697
                                                              -----------           -----------           -----------
                           Total revenues                         561,114             1,086,200               605,368
                                                              -----------           -----------           -----------

Expenses:
         General operating and administrative                      39,840                78,864                46,632
         Depreciation and amortization                             93,535               147,603                83,762
         Other expense                                             15,548                17,363                14,278
                           Total expenses                         148,923               243,830               144,672
                                                              -----------           -----------           -----------

Net income (loss)                                             $   412,191           $   842,370           $   460,696
                                                              ===========           ===========           ===========


Other
         Basic earnings per unit                              $     76.47           $     73.55            $    65.24
         Distributions per limited partner unit               $     86.19           $     81.40            $    78.20
         Net increase in cash and cash equivalents                 17,875                (9,768)              (29,923)
         Net cash provided by operating activities                485,536               920,222               494,934
         Weighted average number of
                  limited partner units outstanding                 5,391                11,453                 7,061
         Book value per unit                                   $      737            $      829             $     844



                                   Partnership

                       Selected Historical Financial Data

                      For the Year Ended December 31, 1998


                                                                          Fund IX         Fund X         Fund XI
             Balance sheet data
               (at end of period)
                 Total Property, net................................      $ 4,436,869     $ 7,937,234   $ 1,983,570
                 Accumulated depreciation...........................         (640,101)       (689,350)      (67,447)
                 Cash and cash equivalents..........................          216,302         241,636       201,991
                 Total assets.......................................        4,041,310       9,599,477     6,052,592
                 Accounts payable...................................           13,427           1,614         1,222
                 Total liabilities..................................           13,427          13,614         1,222
                 General partners capital deficit...................           (2,835)         17,071         4,977
                 Limited partners capital...........................        4,030,718       9,568,792     6,046,393
                 Limited partnership units outstanding.............             5,391          11,454         7,061

             Operating Data
             Revenues:
                 Rental income......................................        $ 551,395       $ 927,857     $ 214,279
                 Interest income and other income...................            6,075           6,524         5,490
                 Equity income from investments in joint ventures...               --         142,195       376,364
                                                                            ---------       ---------     ---------
                                Total revenues......................          557,470       1,076,576       596,133
                                                                            ---------       ---------     ---------

             Expenses:
                 General operating and administrative...............           30,378          74,734        43,442
                 Depreciation and amortization......................           93,536         172,221        70,149
                 Other expense......................................           18,636          26,651        20,966

                     Total expenses.................................          142,550         273,606       134,557
                                                                            ----------      ---------     ---------
             Net income.............................................        $ 414,920       $ 802,970     $ 461,576
                                                                            =========       =========     =========

             Other
             Basic earnings per unit................................           $76.97          $70.10       $ 65.37
             Distributions per limited partner unit.................           $85.84          $81.02       $ 74.12
             Net increase/(decrease) in cash and cash
               equivalents..........................................           66,383          19,217        4,531
             Net cash provided by operating activities..............          532,104         948,245       493,576
             Weighted average number of limited partner units
               outstanding..........................................            5,391          11,454         7,061
             Book value per unit....................................            $ 747           $ 837         $ 857


                                  RISK FACTORS

     Before you decide how to vote on the merger, you should be aware that there are various risks involved in the merger. In addition to the other information included in this proxy statement, you should carefully consider the following risk factors in determining whether to vote in favor of the merger. The following list summarizes all material risks related to the merger.


Risks Associated With the Merger

The value of the AmREIT class A common stock upon conversion from the class B common stock may be less than the exchange price.

     The value of the AmREIT class A common stock upon conversion from the class B common stock may be less than the exchange price after the merger for the following reasons, which are, in part, based on the future value of the AmREIT class A common stock into which the class B common stock is convertible:

     o The exchange price was fixed at $9.25 per share several months before the anticipated effective time of the merger. Therefore, the exchange price may not reflect the actual value of the AmREIT class A common stock upon conversion from the class B common stock on the effective date of the merger because of possible changes in AmREIT's business, operations and prospects, market assessments of the merger, general market and economic conditions and other factors. Because the exchange price is fixed, AmREIT will not (i) pay additional shares to participating limited partners if the value of the shares on the merger effective date is lower than the exchange price or (ii) decrease the number of shares to be received by participating limited partners if the value of the shares is greater than the exchange price on the effective date.

     o The AmREIT class A common stock currently is not traded on an established market, and therefore the exchange price is not based on a known market value for the shares. Neither the independent directors nor the general partners can predict whether the shares will trade at a price lower than the exchange price after the merger.

     o When an established Secondary market for the AmREIT class A common stock is established, there can be no assurance as to the trading volume or price of the shares after the merger. Events outside the control of AmREIT may adversely affect the market value of AmREIT's assets and the market value of the shares. Sales of a substantial number of the shares by AmREIT stockholders upon listing or by limited partners following the merger, or the perception that those sales could occur, could adversely affect the market price for the shares. AmREIT currently has 2,354,348 shares of class A common stock outstanding. Following completion of the merger, assuming all partnership participate, there will be 5,328,413 shares of AmREIT class A common stock outstanding on a fully-diluted basis assuming all shares of class B common stock are converted.


 The price paid for the partnership interests may not accurately reflect the values of the underlying assets.

     There can be no assurance that the Houlihan Lokey and Wunderlich Securities fairness opinions are accurate or that the amounts evaluated by the fairness opinions actually reflect the value of the partnerships or the partnership properties. In addition, there can be no assurance that the independent appraisals prepared by Valuation Associates properly establish the value of each partnership's assets. Therefore, the values that the general partners agreed to accept for the partnerships' assets may not accurately reflect the actual value of the partnerships' assets. Consequently, the partnerships may not have received sufficient consideration for the actual value of their assets. Alternatively, the negotiated property prices may exceed the actual price at which AmREIT could purchase each property in a market transaction.

The fairness opinions of Wunderlich Securities and Houlihan Lokey did not address the possibility of different numbers of partnerships merging with AmREIT.

     The fairness opinion of Wunderlich evaluated the merger assuming all three partnerships merged with AmREIT, and did not evaluate the fairness of less than all of the partnerships or different combinations of partnerships merging with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

The range of the various Houlihan Lokey valuations of the aggregate limited partnerships interests in the partnerships is large in many cases.

     In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies which resulted in a wide range of values for each of the partnerships. These ranges are set forth on page 71 of this proxy statement under the caption "FAIRNESS OPINIONS--The Houlihan Fairness Opinions". The average difference between the high and the low values is 22%, the largest difference between these values is 22% in the case of Fund X
($12,011,256 vs $9,827,392) and the smallest difference between these values is 22% in the case of Fund IX ($6,124,894 vs
$5,011,277). In the aggregate for all three partnerships, Houlihan Lokey assigned an upper range valuation of $22,362,844 and a lower range valuation of $18,296,872.

     Mr. Taylor will receive benefits from the merger and will have conflicts of interest in the merger.

     Mr. Taylor has several material conflicts of interest in the merger and in determining the merger terms as general partner on behalf of the partnerships.

     (1) Mr. Taylor is the chief executive officer and director of AmREIT, is an individual general partner of Funds IX, X and XI and is the sole director, chief executive officer and significant stockholder of each of the corporate general partners of all of the partnerships. Although Mr. Taylor is a board member and stockholder of AmREIT, Mr. Taylor has a different interest in the completion of the merger, which may conflict with the interests of the AmREIT stockholders and with his own position as a stockholder in AmREIT.

     (2) Mr. Taylor will receive up to an additional 308,924 shares of AmREIT class A common stock upon completion of the merger, the total value of which is $2,857,547 based upon the exchange price of $9.25, assuming all partnerships participate. These shares are payable pursuant to the terms of the acquisition agreement between AmREIT and American Asset Advisers Realty Corporation (AAA), AmREIT's former external advisor, entered into on June 5, 1998 under which AmREIT acquired AAA, and which will expire in July 2003. These additional shares issuable to Mr. Taylor represent a portion of the deferred consideration payable under the terms of the AAA acquisition agreement, the ultimate issuance of which was contingent upon AmREIT increasing its outstanding equity.

     (3) Following the merger, Mr. Taylor will hold 522,184 shares of AmREIT common stock assuming all three partnerships merge into AmREIT, representing approximately 10.7% of the outstanding AmREIT common stock on a fully-diluted basis.

     (4) In the event that one or more partnerships are not acquired, Mr. Taylor, as an individual general partner and sole stockholder of the corporate general partner of all of the partnerships, may be required to pay a substantial portion of the merger costs allocated to those partnerships to the extent that you or other limited partners of your partnerships vote against the merger. When you consider the recommendation of Mr. Taylor, as a general partner of your partnership, keep in mind that his interests may differ from your interests with respect to the merger.

Interests of limited partners and stockholders will be diluted.

     Upon completion of the merger, the ownership interest of each limited partner in a partnership and each stockholder in AmREIT will be diluted significantly from the interest that each limited partner and stockholder held previously due to the increase in the number of outstanding shares of AmREIT after the merger. Any future sale of shares of AmREIT class A common stock could adversely affect the market price of the AmREIT class A common stock and further dilute the ownership interest of each limited partner and AmREIT stockholder. In addition, due to the increased profitability of AmREIT's lines of business,the impact of the merger on earnings per share is dilutive to the AmREIT stockholders on a pro forma basis for the six months ended June 30, 2001 in an amount per fully-diluted share of $0.06.

The partnerships did not have independent representation.

     The general partners and the independent directors negotiated and agreed to the terms of the merger on behalf of the partnerships and AmREIT, respectively. The general partners are Mr. Taylor and entities controlled by Mr. Taylor. Mr. Taylor is a director, the chief executive officer and approximately 11% stockholder of AmREIT. The partnerships were not individually or as a group represented by independent parties during merger negotiations. Independent representation may have resulted in more favorable merger terms to the limited partners and greater attention to unique partnership valuation issues during the structuring of the merger, thereby affecting allocations.

The acquisition of the class B common stock is a speculative investment.

     The shares of AmREIT class B common stock are speculative investments because AmREIT's ability to make distributions on its shares of class B common stock depends on AmREIT's future business operations. While management believes AmREIT's ability to achieve future operating results sufficient to be able to make these distributions and payments is good, AmREIT may not be able to do so. AmREIT's future operating budgets are based on assumptions about the general economy and AmREIT's business operations. In general, budgets project inflation, interest rates and revenues, all of which depend substantially on factors beyond AmREIT's control. Interest rates and levels of economic activity have been particularly volatile in recent years, and any significant increase in interest rates or downturn in the level of economic activity, particularly in the real estate industry, would materially impair AmREIT's ability to achieve budgeted levels of operating income.


The size of AmREIT after the merger is uncertain.

     At the time that you and the other limited partners are asked to vote on the merger, you will not know which partnerships, if any, will participate. It is possible that less than all partnerships will participate, thereby reducing the overall size of AmREIT and the anticipated benefits of the merger. The consequences of less than all of the partnerships approving the merger include:

     o a smaller combined entity will have less capitalization than a larger combined entity, which may adversely affect AmREIT's access to capital markets and the liquidity of AmREIT shares to its stockholders;

     o the economies of scale that a smaller combined entity can achieve in operating, administering and allocating its resources to its various properties may be less than those that a larger combined entity can achieve; and

     o The table below sets forth the capitalization of AmREIT if (1) only Fund IX, the smallest fund, participates in the merger, (2) if two of the partnerships participate in the merger and (3) 100% of the partnerships participate.

                                                             Total
                                                            Shares
                                                           Allocated

   Fund IX Only.
    class B Common Shares Issued.......................         610,658
    Common Outstanding at 6/30/01......................       2,354,348
    Common Issued as Deferred Compensation.............          85,710
                                                              ---------
    Total Capitalization...............................       3,050,716
                                                              =========

   Funds IX and XI Only:
    class B Common Shares Issued.......................       1,399,201
    Common Outstanding at 6/30/01......................       2,354,348
    Common Issued as Deferred Compensation.............         171,383
                                                              ---------
    Total Capitalization...............................       3,924,932
                                                              =========

   Funds IX, X and XI:
    class B Common Shares Issued.......................       2,665,140
    Common Outstanding at 6/30/01......................       2,354,348
    Common Issued as Deferred Compensation.............         308,924
                                                        ----    -------
    Total Capitalization...............................       5,328,412
                                                        =     =========


The merger is a taxable event to limited partners.

     The merger is a taxable transaction resulting in either taxable income or loss for each limited partner. However, tax exempt partners should not recognize gain or loss. The merger will be treated as a deemed sale of the partnership assets and will result in realization of gain or loss to the partnership based on the difference between (1) the sum of the fair market value of the consideration received by the partnership and the partnership liabilities assumed by AmREIT, and (2) the partnership's adjusted asset tax basis in its assets, which takes into consideration the depreciation benefits received by the limited partners. Each taxable limited partner generally will recognize his/her allocable share of any gain or loss based upon his/her respective partnership interest. Additionally, each taxable limited partner will recognize taxable gain (or taxable loss) to the extent that the fair market value of the consideration received by that limited partner exceeds (or is less than) that limited partner's adjusted tax basis in his/her partnership units. Gain or loss recognized by the limited partners will be treated as passive income or loss.

Although limited partners should be treated as having disposed of their entire interest in the partnership's activity for purposes of "freeing up" suspended passive losses from such activity, such results are uncertain.

     Page S- of the supplement for your partnership sets forth the estimated taxable gain per average original $1,000 investment in your partnership.

     Based on the general partners' representation that the partnerships do not hold their properties for resale in the ordinary course of business, the merger should not result in recognition of unrelated business taxable income by tax-exempt limited partners that do not hold their partnership units as a "dealer" or acquired such units with debt-financed proceeds. Not all tax-exempt organizations qualify for this treatment.


The limited partners will receive no cash to pay taxes.

     The merger will result in taxable income or loss to each limited partner which is not a tax-exempt entity. Because the merger will result in an exchange of partnership units for shares of class B common stock and limited partners have no cash appraisal rights, limited partners generally will receive no cash, other than cash received in lieu of fractional shares, in the merger to pay any taxes due on any taxable income arising as a result of the merger. Thus, a limited partner may be required to sell shares or liquidate other investments in order to pay the taxes arising from the taxable income.


AmREIT may assume undisclosed partnership liabilities which may result in material adverse consequences to its financial position.

     At closing, AmREIT will assume each participating partnerships' liabilities that are (1) undisclosed and (2) disclosed but contingent liabilities for which the partnership failed to provide adequate reserves. Undisclosed and/or contingent liabilities might include, among others, claims for cleanup or remediation of unknown environmental conditions, tenant or vendor claims for pre-merger activities, unpaid liabilities unintentionally omitted from the closing balance sheets, claims for indemnification by the general partners and other indemnified parties for pre- merger events, and claims for undisclosed title defects. The existence of any of these liabilities could exceed the value of AmREIT's properties or result in other material adverse consequences to AmREIT's financial position. Any such event could decrease AmREIT's profits or decrease the value of the properties and therefore, decrease the value of AmREIT's assets after the merger.


The partnerships that reject the merger will bear a portion of the merger expenses.

     AmREIT will pay all transaction costs and expenses of any partnership incurred in connection with the merger if that partnership approves the merger. If a partnership does not approve the merger, that partnership must pay its allocated share of the merger expenses, including the cost of the fairness opinion provided by Houlihan Lokey, the accounting costs for the partnerships, 50% of the costs of the appraisals of the partnership properties and the costs of partner communications allocable to that partnership. The merger expenses are allocated among the partnerships based on the transaction values established for each partnership. Each partnership that rejects the merger will pay a percentage of the allocated expenses equal to the number of votes cast "For" the merger divided by the total number of votes cast on the merger. The general partners of any rejecting partnership will pay the percentage of these expenses equal to the number of votes cast "Against" the merger and abstentions divided by the total number of votes cast on the merger. An aggregate estimated cost of the merger is $700,000. The aggregate estimated amount of expenses that the partnerships can expect to incur in connection with the merger is $81,000. The estimated average per partnership cost of the merger range from $19,000 to $38,000. For a breakdown of the expenses that we estimate each partnership will incur, please see the applicable supplement attached to this proxy statement.


A majority vote of limited partners of a partnership binds all limited partners.

     Each participating partnership must approve the merger by a vote of the holders of a majority of partnership units. If the merger is approved, limited partners who abstain from voting or vote against the merger will nonetheless be required to participate in the merger.


Participating limited partners will forego the alternatives to the merger.

     If a partnership approves the merger, its limited partners will forego alternatives to the merger, including continuing each partnership pursuant to its existing partnership agreement and retaining its finite-life feature to allow investors to liquidate and receive proceeds from the sale of the partnerships' properties. A limited partner's share of these sale proceeds could be higher than the amount realized from the consideration received in the merger.

AmREIT or a partnership may be liable for liquidated damages if it terminates the merger agreement.

     A party to the merger agreement must pay the other party liquidated damages if it terminates the merger agreement:

     o other than for good reason (for example, the merger is not consummated by March 31, 2002, the AmREIT stockholders or the limited partners do not approve the merger or the breach of a party's representations, warranties and covenants) or

     o in the good faith exercise of its fiduciary duties and that party is acquired by, or agrees to be acquired by, another entity within one year after such termination. The liquidated damages that (1) a partnership would owe is equal to its proportionate share of $500,000 and (2) AmREIT would owe to any partnership is equal to 120% of that partnerships' allocated share of the partnership's merger expenses. The obligation to make the termination payment may adversely affect the ability of any of the partnerships or AmREIT to engage in another transaction in the event the merger is not consummated and may have an adverse impact on the financial condition of AmREIT or the partnerships incurring that obligation.


In cases where partnerships jointly own property, if one partnership approves the merger but the other rejects the merger, the AmREIT board must approve owning that property with the rejecting partnership.

     Some of the partnerships jointly own one or more of their properties with another partnership. No assurance can be given that both of the co-owning partnerships will agree to the merger. If one co-owning partnership approves the merger but another rejects the merger, and AmREIT's resulting ownership interest in the property is less than 50%, the AmREIT board must approve amending AmREIT's bylaws to authorize this minority ownership. No assurance can be given that the AmREIT board will approve that ownership. In that event, either (1) AmREIT will reject the merger with that partnership but will consummate the merger with the remaining participating partnerships or (2) the property will be disposed of prior to the merger of the partnership with AmREIT.


Risks Associated with Fundamental Change in Nature of Investment

     Limited partners who receive shares in the merger will have fundamentally changed the nature of their investment. These changes include the following:


AmREIT has a perpetual life while each partnership has a finite life.

     Each partnership was formed as a finite-life investment, with limited partners receiving regular cash distributions from the partnership's net operating income and special distributions upon liquidation of the partnership's real estate investments. AmREIT intends to operate indefinitely and has no specific plans to sell its assets. Further, AmREIT does not intend to make any special distributions of proceeds from future asset sales, unless it is required to do so. If AmREIT sells an asset formerly owned by one of the partnerships, it may retain and reinvest the proceeds unless AmREIT is required to distribute any gain from the sale to maintain its REIT status. Additionally, amounts realized from the sale of shares of AmREIT class A common stock may not equal the amount obtainable through the public sale of AmREIT's assets. AmREIT Class A common stock will be listed on the American Stock Exchange and stockholders are, therefore, subject to public market risks, particularly where the value of their equity securities may fluctuate from time to time depending upon general market conditions and AmREIT's future performance.


AmREIT generally is not a pass-through entity.

     Limited partners who become stockholders will have changed their investment from a pass-through entity for federal income tax purposes to an investment in a REIT, which is generally not a pass-through entity, with the possible exception of certain undistributed long-term gains. Limited partners who become stockholders of AmREIT will be unable to deduct any losses realized by AmREIT on their individual federal income tax returns.


AmREIT's business objectives differ from the partnerships' business objectives.

     AmREIT is a corporation and its charter documents do not restrict the types of investments it can make. As a result, AmREIT may elect at any time to invest in properties that are different from those in which the limited partnerships invested. AmREIT intends to acquire additional properties by raising additional capital, borrowing and reinvesting sales proceeds. Raising additional capital may dilute the existing stockholders' percentage interest in AmREIT and borrowing involves risks such as the inability to repay loans and losing Secured properties by foreclosure. AmREIT plans to increase its leverage up to approximately 55% of the value of the real property acquired in the merger and to acquire new properties using those borrowed funds. Any investments that AmREIT makes are made at the discretion of management.


Operating changes may adversely affect AmREIT's financial condition.

     AmREIT's investment and financing policies and its policies with respect to all other activities, including its growth, debt, capitalization, distribution and operating policies, may be amended or revised at any time and from time to time at the discretion of AmREIT's board of directors. Any operating policy changes could adversely affect AmREIT's financial condition, results of operations or share market price.


Limited partners may lose rights after the merger.

     The rights of limited partners in Fund IX and Fund X are currently governed by Nebraska law, the rights of the limited partners in Fund XI are governed by Texas law and the rights of limited partners in each partnership also are governed by the terms of the partnership agreement of that partnership. After consummation of the merger, the rights of the holders of partnership units that are converted into shares of AmREIT class B common stock will be governed by Maryland law (or Texas law should the reorganization be approved) and AmREIT's charter and bylaws. Existing limited partner rights may be reduced by the following differences:

     o the partnerships' agreements of limited partnership require the distribution of net cash from operations, unlike the AmREIT governing documents which subject distributions to the discretion of independent directors and the distribution requirements of the Internal Revenue Code relating to maintaining REIT status;

     o unlike each partnership's agreement of limited partnership, which requires that each partnership distribute net proceeds from the sale or refinancing of properties, AmREIT's governing documents do not contain a similar requirement and AmREIT currently does not intend to distribute the net proceeds resulting from the sale or refinancing of properties, but rather intends to use those proceeds to acquire additional properties or for working capital purposes; and

     o while the partnerships are not authorized to issue equity securities other than partnership units, AmREIT has substantial flexibility to issue additional equity securities and its stockholders, unlike limited partners, face the risk of dilution by such issuance.


AmREIT is subject to fewer restrictions on management.

     Currently, each partnership agreement limits the fees and other compensation which the partnership may pay to the general partners and their affiliates. AmREIT may pay its management any amount deemed fair and reasonable and in the best interests of AmREIT by its board of directors. Any amount that AmREIT pays to its management in excess of the amounts which the partnerships pay to the general partners and their affiliates may increase AmREIT's operating expenses and reduce the distributions that can be paid to its stockholders, including the former limited partners.


AmREIT's officers and directors have more limited liability than the general partners.

     As a stockholder of AmREIT, you will have different rights and remedies against AmREIT, its officers and directors than you have against the general partners of your partnership. The articles of incorporation and bylaws of AmREIT provide that an officer's or director's liability to AmREIT, its stockholders or third parties for monetary damages may be limited as permitted under Maryland law. Under Maryland law and its articles of incorporation and bylaws, AmREIT generally is obligated to indemnify its officers and directors for reasonable expenses that may be incurred in connection with their service to AmREIT. This indemnification could limit the legal remedies available to AmREIT, to you and to other stockholders of AmREIT after the merger against any officers or directors of AmREIT. These provisions contained in AmREIT's charter and under Maryland law will be equally applicable to the Texas REIT under its charter and Texas law.

Risks Associated With an Investment in AmREIT

AmREIT's plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses, may not generate income or may generate insufficient income from operations.

     AmREIT's growth strategy is substantially based on the acquisition and development of additional properties, including those in the merger. We cannot assure you that AmREIT will be able to do so successfully because AmREIT may have difficulty finding new properties, negotiating with new or existing tenants or securing acceptable financing. In addition, investing in additional properties is subject to many risks. If AmREIT does not generate enough income from future operations to pay distributions to stockholders, AmREIT may, as it has in the past, make distributions to its stockholders in amounts exceeding its net income.

If AmREIT cannot meet its REIT distribution requirements, it may have to borrow funds or liquidate assets to maintain its REIT status.

     REITs generally must distribute 90% of their taxable income annually. In the event that AmREIT does not have sufficient available cash to make these distributions, this requirement may limit AmREIT's ability to acquire additional properties. Also, for the purposes of determining taxable income, AmREIT may be required to include interest payments, rent and other items it has not yet received and exclude payments attributable to expenses that are deductible in a different taxable year. As a result, AmREIT could have taxable income in excess of cash available for distribution. If this occurred, AmREIT would have to borrow funds or liquidate some of its assets in order to make sufficient distributions and maintain its status as a REIT.

Limitations on share ownership required to maintain AmREIT's REIT status may deter attractive tender offers for AmREIT common shares.

     For the purposes of protecting its REIT status, AmREIT's articles of incorporation limit the ownership by any single stockholder of any class of AmREIT capital stock to 9.8% of the issued and outstanding equity securities, unless the AmREIT board determines otherwise. These restrictions may discourage a change in control of AmREIT, deter any attractive tender offers for AmREIT class A common stock or limit the opportunity for you or other stockholders to receive a premium for your AmREIT class A common stock.

AmREIT may increase its leverage without stockholder approval.

     AmREIT's bylaws currently only limit AmREIT's ability to incur indebtedness in excess of 300% of AmREIT's net assets on a consolidated basis and as a result, AmREIT can increase its leverage up to this level without stockholder approval. This additional debt could adversely affect AmREIT's ability to make stockholder distributions and would result in an increased risk of default on its obligations. AmREIT intends to borrow future funds through secured and/or unsecured credit facilities to finance property investments. These borrowings may require lump sum payments of principal and interest at maturity. Because of the significant cash requirements necessary to make those large payments, AmREIT's ability to make these payments may depend upon its ability to sell or refinance properties for amounts sufficient to repay such loans. In addition, increased debt service may adversely affect cash flow and share value. One of the proposals submitted to AmREIT's stockholders is to amend the AmREIT bylaws to limit the amount of debt AmREIT may incur to approximately 55% of its net asset value, as determined by the board.

     At June 30, 2001, AmREIT had outstanding debt totaling $14,522,656 of which $11,100,000 was unsecured. This debt represented approximately 40% of AmREIT's total assets. At June 30, 2001, none of the partnerships had any outstanding debt.

Provisions of Maryland law could restrict change in control.

     Maryland law provides that "control shares" of a Maryland corporation obtained in a "control share acquisition" have no voting rights, except to the extent approved by two-thirds of the votes entitled to be cast on the matter. Any shares of stock owned by the acquirer of "control shares," or by AmREIT's officers or directors who are also its employees, may not be counted in the two-thirds required for approval.

     "Control shares" are voting shares of stock which, when added with all other shares already owned or subject to the voting control of the acquirer, would result in the acquirer having specified ranges of voting power in electing AmREIT's board of directors. A "control share acquisition" means the acquisition of control shares.

     If voting rights for the control shares are properly approved by AmREIT's stockholders, and the acquirer then controls the voting of a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights to receive the fair market value of their shares. None of the shares of AmREIT class B common stock issuable in the merger will be subject to these restrictions.

     These provisions of Maryland law could delay or prevent a change in control even if such a change were in the stockholders' best interest due to (1) the potential for the absence of voting rights for control shares, and (2) the potential cost of the exercise of appraisal rights if voting rights are approved for control shares. However, this law does not apply to shares acquired in a merger, consolidation or share exchange in which AmREIT is a party.

     The Texas Real Estate Investment Trust Act which will govern the Texas REIT does not contain provisions similar to this Maryland provision.

AmREIT's properties may lack geographical diversification after the merger.

     Below is a table which sets forth the geographic concentration of AmREIT in these thirteen states based on revenue. As of June 30, 2001, AmREIT and the partnerships owned properties located in 13 states; however, 52.7% of AmREIT's revenues are generated in Texas, 54.3% of Fund IX's revenues are generated in Texas, 52.9% of Fund X's revenues are generated in Texas, and 44.1% of Fund XI's properties are generated in Texas.



                  AmREIT Only   All Partnerships     Fund IX           Fund X        Fund XI
                  -----------   ----------------     -------     ----  --------  --- -------
                  #      %         #        %       #       %       #         %    #       %
                  -      -         -        -       -       -       --        -- - --     --

 Arizona........  1        6.6%    1         7.3%   1        5.6%   1        6.6%    1      8.6%
 Colorado.......           0.0%    1         2.4%   0        0.0%   0        0.0%    1      3.5%
 Delaware.......  1        8.9%    1         5.0%   1        7.5%   1        6.5%    1      7.3%
 Georgia........  1        2.5%    2         3.4%   2        2.1%   2        4.4%    1      2.1%
 Kansas  .......  2        8.1%    2         6.6%   1        6.9%   2        6.0%    2      9.5%
 Louisiana......  2        8.5%    2         8.3%   2        7.2%   2        6.2%    2     12.0%
 Minnesota......           0.0%    1         4.7%   0        0.0%   1        6.1%    0      0.0%
 Missouri.......  1        3.5%    1         3.6%   1        2.9%   1        4.6%    1      2.8%
 Mississippi....  1        4.6%    1         2.6%   1        3.9%   1        3.4%    1      3.8%
 Nevada.........  1        4.5%    1         2.5%   1        3.8%   1        3.3%    1      3.7%
 Oklahoma.......           0.0%    1         1.8%   0        0.0%   0        0.0%    1      2.6%
 Tennessee......           0.0%    1         3.9%   1        5.8%   0        0.0%    0      0.0%
 Texas..........  8       52.7%    15       47.9%   11      54.3%  11       52.9%    7     44.1%
                  -       -----    --       -----   --      -----  --       -----  ---     -----
    Total......   18     100.0%    30       100.0%  22     100.0%  23      100.0%   19    100.0%
                  ==     ======    ==       ======  ==     ======  ==      ======   ==    ======


     AmREIT intends to make future investments in other geographical areas but it may not be able to do so. AmREIT's concentration of investments in a limited geographical area subjects AmREIT to substantial risks of adverse changes in regional economic conditions and real estate markets.

AmREIT depends on a few major tenants.

     FootStar, Inc., OfficeMax, Inc., IHOP, Corp. and Wherehouse Entertainment accounted for 21.99%, 16.08%, 15.07% and 11.72%, respectively, of AmREIT's total revenues for the six months ended June 30, 2001. The loss of any one of these customers could have a material adverse effect on our business and operations.

Distribution payments are subordinate to payments on debt.

     AmREIT has paid regular quarterly distributions since its organization. Distributions to stockholders of AmREIT will be subordinate to the prior payment of AmREIT's current debts and obligations. If AmREIT has insufficient funds to pay its debts and obligations, future distributions to stockholders will be suspended pending the payment of such debts and obligations.

Property acquisitions may fail to perform in accordance with expectations and estimates of the costs of improvements to bring an acquired property up to standard may prove inaccurate.

     AmREIT anticipates that its new developments and acquisitions will be financed under lines of credit or other interim forms of secured or unsecured financing. Permanent financing for those newly developed or acquired projects may not be available or may be available only on disadvantageous terms. In addition, AmREIT's distribution requirements limit its ability to rely upon income from operations or cash flow from operations to finance new developments or acquisitions. As a result, if permanent financing is not available on acceptable terms, further development activities or acquisitions might be curtailed. In the case of an unsuccessful development or acquisition, AmREIT's loss could exceed its project investment.


Risks Associated with an Investment in Real Estate

AmREIT may be unable to renew leases or relet spaces.

     AmREIT's property leases might not be renewed, the space might not be relet or the terms of renewal or reletting may be less favorable than current lease terms. AmREIT's cash flow and ability to make expected distributions to its stockholders may be adversely affected if: (1) it is unable to promptly relet or renew the leases, (2) the rental rate upon renewal or reletting is significantly lower than expected or (3) its reserves proved inadequate.


Real estate investments are relatively illiquid.

     Real estate investments are relatively illiquid. Illiquidity limits the owner's ability to vary its portfolio promptly in response to changes in economic or other conditions. In addition, federal income tax provisions applicable to REITs may limit AmREIT's ability to sell properties at a time which would be in the best interest of its stockholders.


Properties are subject to general real estate operating risks.

     Like your investment in the partnerships, if you become a stockholder of AmREIT your investment will be subject to the risks of investing in real property. In general, a downturn in the national or local economy, changes in zoning or tax laws or the availability of financing could adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not be offset by increased rents. If operating expenses increase, the local rental market for properties similar to AmREIT's may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occur, AmREIT's ability to make distributions to stockholders could be adversely affected.


AmREIT's properties face competing properties.

     All of AmREIT's properties are located in areas that include competing properties. The number of competitive properties could have a material adverse effect on both AmREIT's ability to lease space and the rents charged. AmREIT may be competing with other property owners that have greater resources. There is no dominant competitor in any of AmREIT's markets.


AmREIT may construct improvements, the cost of which may not be recoverable.

     AmREIT may on occasion acquire properties and construct improvements or acquire properties under contract for development. Investment in properties to be developed or constructed is more risky than investment in fully developed and constructed properties with operating histories. In connection with the acquisition of these properties, AmREIT may advance, on an unsecured basis, a portion of the purchase price, either in the form of cash, a conditional letter of credit and/or promissory note. AmREIT will be dependent upon the seller or lessee of the property under construction to fulfill its obligations, including the return of advances and the completion of construction. This party's ability to carry out its obligations may be affected by financial and other conditions which are beyond the control of AmREIT.

     If AmREIT acquires construction properties, the general contractors and the subcontractors may not be able to control the construction costs or build in conformity with plans, specifications and timetables. The failure of a contractor to perform may necessitate legal action by AmREIT to rescind its construction contract, to compel performance or to rescind its purchase contract. These legal actions may result in increased costs to AmREIT. Performance may also be affected or delayed by conditions beyond the contractor's control, such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or skilled labor and by financial insolvency of the general contractor or any subcontractors prior to completion of construction. These factors can result in increased project costs project and corresponding depletion of AmREIT's working capital and reserves, and in loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction costs.

     AmREIT may make periodic progress payments to the general contractors of properties prior to construction completion. By making these payments, AmREIT may incur substantial additional risks, including the possibility that the developer or contractor receiving these payments may not fully perform the construction obligations in accordance with the terms of his agreement with AmREIT and that AmREIT may be unable to enforce the contract or to recover the progress payments.


AmREIT leases to single tenants who can fail.

     Single tenant leases accounted for 87% of AmREIT's total revenue for the six month period ended June 30, 2001. In single tenant leases, the continued viability of the lease will depend directly on the continued financial viability of one tenant. If the tenant fails and the lease is terminated, AmREIT would incur a reduction in cash flow from the property and the value of the property would be decreased. Also, where two or more properties have the same tenant, or related tenants, the continued viability of each property would depend directly on the financial viability of a single tenant. To help mitigate these risks, AmREIT will continue to consider the creditworthiness and financial strength of the tenants of its properties at the time they are acquired.



Bankruptcy of a tenant could adversely affect AmREIT's operations.

     The bankruptcy of a tenant could adversely affect AmREIT in the following ways:

     o reduction or loss of lease payments related to the termination of the tenant's leases;

     o reduction of revenue resulting from the restructuring the original tenant's leases;

     o   interruptions in the receipt of lease revenues from the tenant;

     o increase in the costs associated with the maintenance and financing of vacant properties;

     o increase in costs associated with litigation and the protection of the properties;

     o increase in costs associated with improving and reletting the properties;

     o   reduction in the value of AmREIT's shares;  and

     o   decrease in distributions to stockholders.


The inability of a tenant to make lease and mortgage payments could have an adverse effect on AmREIT.

     AmREIT's business depends on the tenants' ability to pay their obligations to AmREIT with respect to AmREIT's real estate leases. AmREIT typically does not require that a third party guarantee the obligations of the tenant. The ability of the tenants to pay their obligations to AmREIT in a timely manner will depend on a number of factors, including the successful operation of their businesses. Various factors, many of which are beyond the control of any business, may adversely affect the economic viability of AmREIT's tenants, including but not limited to:

o national, regional and local economic conditions (which may be adversely affected by industry slowdowns, employer relocations, prevailing employment conditions and other factors), which may reduce consumer demand for the products offered by AmREIT's customers;

o        local real estate conditions;

o        changes or weaknesses in specific industry segments;

o perceptions by prospective customers of the safety, convenience, services and attractiveness of AmREIT's customers;

o        changes in demographics, consumer tastes and traffic patterns;

o    the ability to obtain and retain capable management;

o changes in laws, building codes, similar ordinances and other legal requirements, including laws increasing the potential liability for environmental conditions existing on properties;

o    increases in operating expenses; and

o increases in minimum wages, taxes (including income, service, real estate and other taxes) or mandatory employee benefits.


Net leases may not result in fair market lease rates over time.

     Net leases accounted for 100% of AmREIT's total rental income for the six month period ended June 30, 2001. Net leases frequently provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to early termination of the lease under specified circumstances. Further, net leases are typically for longer lease terms and, thus, there is an increased risk that any rental increase clauses in future years will fail to result in fair market rental rates during those years. The original leases on AmREIT's existing properties are for original terms ranging from 10 to 20 years.

     In the event a lease is terminated, AmREIT may not be able to lease the property for the previous rent and may not be able to sell the property without incurring a loss. AmREIT could also experience delays in enforcing its rights against defaulting tenants. Moreover, tax laws may restrict AmREIT's ability to deal with a new tenant after termination of the lease. If a tenant does not pay rent, AmREIT may not only lose the net cash flow from the property but may also need to use cash flow generated by other properties to meet mortgage payments on the defaulted property.


AmREIT invests in joint ventures, which adds another layer of risk to its business.

     AmREIT is currently involved in five joint ventures with certain of the partnerships in which it holds at least a 51% interest. Investments in joint ventures may involve risks which may not otherwise be present where investments are made directly by AmREIT in real property such as:

     o    the potential ability in AmREIT's joint venture partner to perform;

     o the joint venture partner may have economic or business interests or goals which are inconsistent with or adverse to those of AmREIT;

     o the joint venture partner may take actions contrary to the requests or instructions of AmREIT or contrary to AmREIT's objectives or policies; and

     o the joint venturers may not be able to agree on matters relating to the property they jointly own. Although each joint owner will have a right of first refusal to purchase the other owner's interest, in the event a sale is desired, the joint owner may not have sufficient resources to exercise such right of first refusal.

     AmREIT also may participate with other investors, including, possibly investment programs or other entities affiliated with management, in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property.


AmREIT's properties may not be profitable, may not result in distributions and/or may depreciate.

     While AmREIT will attempt to buy leased, income-producing properties at a price at or below the appraised value of such properties, properties acquired by
AmREIT:

o        may not operate at a profit,

o        may not perform to investor's expectations,

o        may not appreciate in value,

o        may depreciate in value,

o        may not ever be sold at a profit,

o        may result in the loss of a portion of your investment and

o may not result in dividends. The marketability and value of any properties will depend upon many factors beyond AmREIT's control. A ready market for AmREIT's properties may not exist or develop.


AmREIT has properties specifically suited to few tenants.

     AmREIT may acquire properties specifically suited to particular tenant needs, including retail or commercial facilities. The value of these properties would be adversely affected by the specific tenant's failure to renew or honor its lease. These properties would typically require extensive renovations to adapt them for new uses by new tenants. Also, AmREIT may experience difficulty selling special purpose properties to persons other than the tenant.


AmREIT may provide financing to purchasers of REIT properties.

     AmREIT may provide purchaser financing which would delay receipt of the proceeds from the property sale, AmREIT may provide this financing where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the property than it would without this financing.

     AmREIT will be subject to risks inherent in the business of lending, such as the risk of default of the borrower or bankruptcy of the borrower. Upon a default by a borrower, AmREIT may not be able to sell the property securing a mortgage loan at a price that would enable it to recover the balance of a defaulted mortgage loan. In addition, the mortgage loans could be subject to regulation by federal, state and local authorities which could interfere with AmREIT's administration of the mortgage loans and any collections upon a borrower's default. AmREIT will also be subject to interest rate risk that is associated with the business of making mortgage loans. Since AmREIT's primary source of financing its mortgage loans is expected to be through variable rate loans, any increase in interest rates will also increase AmREIT's borrowing costs. In addition, any interest rate increases after a loan's origination could also adversely affect the value of the loans when securitized.


AmREIT may engage in sale-leaseback transactions.

     AmREIT, on occasion, may lease an investment property back to the seller. When the seller/lessee leases space to tenants, the seller/lessee's may be unable to meet its rental obligations to AmREIT if the tenants may be unable to meet their lease payments to the seller/lessee. A default by the seller/lessee or other premature termination of the leaseback agreement could have an adverse effect on AmREIT's financial position. In the event of a default or termination, AmREIT may not be able to find new tenants without incurring a loss.

     Also, a seller may attempt to include in the acquisition price all or some portion of the lease payments. If the seller is successful, AmREIT may pay a premium upon acquisition where a leaseback is involved.


AmREIT must compete for acceptable investments.

     AmREIT's operating results will depend upon the availability of suitable investment opportunities, which in turn depends on the type of investment involved, the condition of the money market, the nature and geographical location of the property, competition and other factors, none of which can be predicted with certainty. AmREIT will continue to compete for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts and limited partnerships which have investment objectives similar to those of AmREIT. Many of these competitors may have greater resources than AmREIT.

Risks Associated With Federal Income Taxation of AmREIT

   AmREIT's failure to qualify as a REIT for tax purposes would result in AmREIT's taxation as a corporation and the reduction of funds available for stockholder distribution.

     Although AmREIT's management believes that it is organized and is operating so as to qualify as a REIT, AmREIT may not be able to continue to remain so qualified. In addition REIT qualification tax laws may change. AmREIT is not aware, however, of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT.

     For any taxable year that AmREIT fails to qualify as a REIT, it will be subject to federal income tax on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, AmREIT also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings available for investment or distribution to stockholders because of the additional tax liability to AmREIT for the year or years involved. In addition, distributions no longer would qualify for the dividends paid deduction nor would there by any requirement that such distributions be made. To the extent that distributions to stockholders would have been made in anticipation of AmREIT qualifying as a REIT, AmREIT might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax.


AmREIT may be liable for prohibited transaction tax and/or penalties.

     A violation of the REIT provisions, even where it does not cause failure to qualify as a REIT, may result in the imposition on AmREIT of substantial taxes, such as the 100% tax that applies to net income from a prohibited transaction if AmREIT is determined to be a dealer in real property. Because the question of whether that type of violation occurs may depend on the facts and circumstances underlying a given transaction, these violations could inadvertently occur. To reduce the possibility of an inadvertent violation, the directors intend to rely on the advice of legal counsel in situations where they perceive REIT provisions to be inconclusive or ambiguous.


Changes in the tax law may adversely affect AmREIT's REIT status.

     The discussions of the federal income tax considerations of the merger are based on current tax laws. Changes in the tax laws could result in tax treatment that differs materially and adversely from that described in this proxy statement.


Investment in AmREIT may not be suitable under ERISA and IRA requirements.

     Fiduciaries of a pension, profit sharing or other employee benefit plan subject to ERISA should consider whether the investment in AmREIT securities satisfies the ERISA diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability, whether the investment would be an improper delegation of responsibility for plan assets and whether such fiduciaries have authority to acquire such securities under the appropriate governing instrument and Title I of ERISA. Also, fiduciaries of an individual retirement account should consider that an IRA may only make investments that are authorized by the appropriate governing instrument.

                                   THE MERGER

     The following discussion describes the material aspects of the merger and the terms of the merger agreements. Please note, however, that even though the following information describes all material provisions, the description provided below is a summary and does not set forth all the provisions of the agreements. For a complete description of the merger, you are encouraged to read the terms of your respective merger agreement which is attached as an appendix to the respective prospectus supplement. By this reference, we are incorporating each of the merger agreements into this proxy statement.


Background of the Merger

     In late 1996, the general partners began to consider alternative ways to maximize the value of the partnership units of each of the partnerships. The general partners evaluated three possible strategic alternatives: (1) continuation of the partnerships, (2) liquidation of the partnerships, and (3) the combination of their partnerships with AmREIT. The general partners believed a combination of their partnership with AmREIT would, if structured in an equitable and efficient manner, be most beneficial to the limited partners by providing them both an opportunity to invest in a larger and more diversified portfolio and an opportunity for liquidity. The general partners believed this combination would also benefit AmREIT's stockholders by allowing an incremental expansion opportunity to acquire unleveraged assets for its equity and debt securities and to further increase its investment portfolio by leveraging those assets. The general partners of each partnership evaluated the merits of a possible transaction as they related to the limited partners of their partnership.

     In early 1997, the general partners began informal discussions regarding AmREIT's possible acquisition of the partnerships with the independent directors of AmREIT. While the independent directors generally felt such a transaction would be mutually favorable, they agreed that Mr. Taylor's position as the controlling person of both the partnerships and American Asset Advisors Realty Corp., AmREIT's then existing external adviser, created a number of conflicts in structuring such a transaction. The independent directors were particularly concerned about the general partners' service contracts with the partnerships which would, as a practical matter, continue after their acquisition by AmREIT. The independent directors believed it to be in the best interests of the AmREIT stockholders to negotiate the acquisition of the partnerships only if AmREIT were internally managed. The independent directors informed the general partners that for this and other considerations they would entertain a proposal to acquire the external adviser. In response, the general partners informed the independent directors that AmREIT's acquisition of the external adviser would need to be independent of and in no manner conditioned upon any transactions between AmREIT and the partnerships. Negotiations for the acquisition of the adviser commenced in July 1997 and continued through December 31, 1997, when the independent directors approved the final terms of the acquisition of the adviser which was consummated on June 5, 1998 following the approval of the acquisition by the stockholders of AmREIT.

     During January and February 1998, the independent directors began structuring an offer to the general partners regarding the proposed merger of the partnerships with and into AmREIT. While the independent directors evaluated each partnership and its assets, they never considered proposing a merger with less than all of the partnerships. On February 10, 1998, the general partners engaged Houlihan Lokey on behalf of the limited partners to render to the general partners of each partnership an opinion as to the fairness, from a financial point of view, of the consideration to be received by the limited partners of that partnership in connection with the merger, if and when approved by the parties. In late February, in anticipation of the general partners' offer, the independent directors engaged counsel and Bishop-Crown, as financial advisors.

     During March and early April of 1998, the independent directors and the general partners held numerous discussions regarding the terms of the proposed merger and the advantages and disadvantages associated with a possible merger. On April 10, 1998, the general partners presented the merger proposal to the independent directors. The merger proposal presented in April 1998 involved a structure substantially similar to the one presented to the limited partners by this proxy statement. The independent directors reviewed the proposal with AmREIT management (other than Mr. Taylor), their financial adviser, Bishop-Crown, and counsel.

     In early April, the independent directors made a counter proposal to the general partners, providing for a reduced aggregate purchase price. After further negotiations, the parties agreed in principal to the merger terms, but delayed final agreement as to price until they reviewed, among other things, the 1997 year end financial statements of the partnerships and AmREIT.

     During the remainder of April and continuing through May 1998, the independent directors received and reviewed financial information regarding the partnerships and advice from Bishop-Crown regarding likely value of the partnerships to AmREIT in a controlled acquisition structure. During meetings on May 21, 22 and 23, 1998, the independent directors and the general partners reached agreement on the price and terms of the merger. At meetings held on May 23, 1998, the independent directors, acting as a majority of the board of directors of AmREIT, and the general partners of the partnerships approved the respective merger agreement between AmREIT and the partnerships. Following the approvals of the independent directors and the general partners, AmREIT and the partnerships entered into the merger agreement.

     Counsel for AmREIT began the preparation of the documentation required for presenting the merger proposal to the limited partners and the AmREIT stockholders. Initially, it was determined that it would be advisable to issue AmREIT common stock to be delivered to the limited partners as the merger consideration through an exemption from registration of the shares under the federal securities laws. This exemption required AmREIT to seek a review of the merits of the transaction from a state regulatory agency. AmREIT selected the California Department of Corporations as the reviewing body. Following protracted negotiations between AmREIT and representatives of the California Department of Corporations, AmREIT decided in March 1999 to withdraw its application from the State of California and to register the AmREIT common stock to be issued in the merger under the federal securities laws. The decision to withdraw from California was based in principal part on AmREIT's concern as to whether a favorable response would have been received from the State of California in a timely manner so as to enable AmREIT to consummate the merger within a reasonable time frame. During the second half of 1998 and early 1999, Bishop-Crown became more actively involved in assisting AmREIT in the valuation of prospective property acquisitions, other than the properties to be acquired pursuant to the proposed merger. As a result, Bishop-Crown and the independent directors became concerned as to the effect of possible conflicts of interest impairing Bishop-Crown's ability to render an independent fairness opinion with respect to the merger. As a result, Bishop-Crown ceased to act as financial advisor in April 1999. AmREIT then retained Morgan Keegan to act as its financial advisor and to render a fairness opinion with respect to the merger consideration. AmREIT and the partnerships also retained Valuation Associates an independent real estate appraisal firm to assist both parties in valuing the properties.

     As a result of the length of time from the signing of the original merger agreement and the decision to withdraw the California application, additional negotiations commenced between the independent directors and the general partners of the partnerships in June 1999. In preparation for these negotiations, management of AmREIT prepared projections of AmREIT's anticipated financial performance for the next fiscal year, both as a stand alone entity and following the merger with all the partnerships. These projections were provided to and relied on by the independent directors of AmREIT and Morgan Keegan. During their negotiations, the independent directors and general partners reviewed the 1998 financial information for AmREIT and the partnerships and discussed possible changes to the terms of the merger based on that information. In addition, the independent directors and general partners reviewed the appraisals performed by Valuation Associates and held discussions with Morgan Keegan and Houlihan Lokey, the providers of the fairness opinions.

     A special meeting of the independent directors was held on June 9, 1999 to consider the proposed merger as negotiated and documented. At this meeting, senior management, Morgan Keegan and the legal advisors of AmREIT made detailed presentations concerning all material aspects of the proposed transaction. Following this meeting, AmREIT made a revised acquisition proposal to the general partners. The structure of the transaction, as set forth in this revised proposal, was the same as the one proposed in May 1998 except for changes in the values assigned to specific properties. Following additional negotiations between the parties, on June 17, 1999, the independent directors and the general partners met and eventually agreed upon the consideration to be paid for the partnership units by AmREIT, subject to agreement on the documentation reflecting the proposal and to further refinement by and approval of the financial advisers to AmREIT and the partnerships.

     On June 25, 1999, a special meeting of the independent directors was held to consider the terms of the proposed merger agreement and to evaluate the final financial terms of the merger. At this meeting, senior management and the legal advisers of AmREIT made detailed presentations concerning the terms of the merger agreement, this proxy statement and the financial terms of the proposed merger. At this meeting, the independent directors approved the merger. Following the meeting, the general partners, on behalf of the partnerships, and AmREIT executed and delivered the merger agreements.

     In November, 1999, primarily as a result of the bankruptcy of Just For Feet, the board of directors of AmREIT and the general partners determined that valuing the AmREIT common stock to be issued in the merger would be difficult until the full impact of the bankruptcy could be determined. As a result, proceedings with respect to the merger were suspended until such time as AmREIT could reposition the properties affected by the Just For Feet bankruptcy and recognize a sufficient revenue stream from such properties to provide a basis for a valuation of the securities to be offered by AmREIT in a proposed merger. During the period from December 1999 through June 2001, AmREIT undertook a number of financial repositioning steps to strengthen the company's balance sheet and to generate additional revenue.

     In June 2001, discussions between the general partners for Fund IX, Fund X and Fund XI and management of AmREIT recommenced regarding a proposed merger between those three partnerships and AmREIT. The reason AmREIT focused on these three partnerships was that the other partnerships had begun or were beginning the process of disposing of their assets in an orderly fashion and the belief was that any contractual arrangement with AmREIT to merge those partnerships into AmREIT over a protracted period of time would jeopardize the sale process. On August 16, 2001, the board of directors of AmREIT met and discussed the proposed merger and the general terms and conditions relating to the transaction.

     A special meeting of the independent directors was held on September 6, 2001 to consider the proposed merger and to evaluate appraisals performed by Valuation Associates and to discuss the evaluation performed by Wunderlich, the provider of the fairness opinion to AmREIT, with respect to the merger consideration. At this meeting, the independent directors also reviewed the 2000 financial information from AmREIT as well as projections prepared by management of AmREIT regarding its anticipated financial performance for the next fiscal year, both as a stand alone entity and following the merger with the partnerships. At this meeting, senior management and the legal advisors of AmREIT made detailed presentations concerning the terms of the merger agreement, this proxy statement and the financial terms of the proposed merger. Following the meeting, the general partners, on behalf of the partnerships, and AmREIT executed and delivered the merger agreements. Each merger agreement is attached to the prospectus supplement as Appendix B.


     If the partnerships approve the merger AmREIT will pay all costs related to the appraisals. If a partnership rejects the merger, that partnership will bear its allocated portion of the appraisal expenses which is equal to the transaction value assigned to that partnership divided by the aggregate transaction values for all partnerships.


The Independent Directors' Reasons and Recommendations for the Merger

     The independent directors, each of whom is unaffiliated with the general partners and the partnerships, believe that the terms of the merger agreements are fair from a financial point of view to the stockholders and in the best interests of AmREIT and its stockholders. The independent directors also unanimously believe that the merger is fair to the stockholders of AmREIT who are not affiliated with Mr. Taylor or AmREIT management. Accordingly, the independent directors have unanimously approved the merger agreements and such issuance of shares of class B common stock thereunder, and recommend that the stockholders vote for approval of the merger agreements and the issuance of shares of class B common stock. As the independent directors determined that it would be in the best interests of the stockholders to acquire all or any one of the partnerships, the independent directors did not condition the consummation of each of the mergers on the consummation of any other merger. Nevertheless, the merger agreements give AmREIT the option of not consummating the merger if only one of the partnerships approves the merger.

     In negotiating and agreeing to the terms and conditions of the merger and the negotiated prices of the properties, the independent directors have acted solely on behalf of AmREIT. The independent directors are not affiliated with the general partners or the partnerships and therefore owe no fiduciary duty to the limited partners in connection with those negotiations. In conducting their negotiations in connection with the merger, the independent directors owe a fiduciary duty only to the stockholders of AmREIT, whose interests in connection with the merger conflict with those of the limited partners.

     The independent directors' determinations as to the fairness of the merger are directed only to the AmREIT stockholders and not to the limited partners. In reaching their decision, the independent directors considered several factors, and consulted with AmREIT's management and Wunderlich, AmREIT's financial advisor. Set forth below are the principal reasons, to which relative weights were not assigned, of why and how the independent directors made those determinations.

     o The independent directors have concluded that the merger will increase AmREIT's funds from operations (FFO) and cash flow based on their analysis of the forecasts and projections prepared by management of AmREIT and based on various assumptions and their analysis of the operating history and potential of AmREIT and the partnerships. Based on their analysis, the independent directors believe the merger will be accretive to AmREIT's FFO and cash flow primarily because of three operational advantages AmREIT has over each of the partnerships described below.

         Based on the guidelines promulgated by the National Association of Real Estate Investment Trusts and REIT industry standards, management believes FFO is an appropriate measure of the performance of an equity REIT. FFO is generally calculated by excluding from net income gains or losses from debt restructuring and sales of property and adding back any depreciation of real estate assets and amortization. AmREIT believes FFO helps you evaluate its operations because it helps you determine its ability to incur and service debt and to make capital expenditures. By adding depreciation and amortization expenses back to net income, FFO presents a more accurate picture of the income AmREIT currently has available. In evaluating FFO and the trends it depicts, you should consider the major factors affecting FFO. Growth in FFO results from increases in revenues or decreases in related operating expenses. AmREIT's historical increases in FFO have been primarily the result of increased revenues coming from property acquisitions. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and cash distributions. FFO should not be considered as an alternative to net income as an indication of AmREIT's performance or as an alternative to cash flow as a measure of liquidity. AmREIT's calculation may differ from the methodology for calculating FFO used by other REITs, and, accordingly, may not be comparable to similarly titled items reported by other REITs.

         (1) Because of AmREIT's internally managed structure, its costs for operating and administering the properties will be less than those incurred historically by the partnerships. Moreover, the independent directors believe AmREIT's administrative and management costs, as a percentage of total assets, should decrease in the future because of efficiencies of scale realized as its investment portfolio increases in size.

         (2) Unlike the partnerships, which may not leverage their investments, AmREIT will be able to take advantage of positive leverage by the borrowing of additional funds and investing of those funds in additional properties.

             The independent directors noted that AmREIT's borrowing costs on current and proposed credit facilities are currently 6.625% per annum and that, based on recently closed and contractually committed property acquisitions, the return currently available to AmREIT from property investments is 10% or more. Thus, in current financial and real estate markets, the revenues from available property investments exceed the costs of acquisition financing, resulting in positive leverage. The independent directors also noted that the amount of accretion to AmREIT's cash flow resulting from the merger will depend, upon, among other things, current borrowing rates, the returns available to AmREIT from the purchase of additional properties and AmREIT's ability to maintain general administrative costs at prudent levels. The independent directors noted that the merger is expected to be accretive to AmREIT's FFO and AmREIT's ability to pay distributions to stockholders, even after dilution by reason of the issuance of the additional shares of AmREIT class A common stock to Mr. Taylor resulting from the merger pursuant to the terms of the agreement relating to the external advisor acquisition. Of course, in the event financial conditions and/or economic conditions change so that positive leverage is no longer available to AmREIT, the accretive effects of such positive leverage would be diminished or delayed.

     o The independent directors have concluded that the exchange price is a fair price for the shares of AmREIT class B common stock for the purposes of the merger from the viewpoint of AmREIT and the stockholders. In concluding that the exchange price is fair to AmREIT and its stockholders, the independent directors noted that the net price received by AmREIT in its most recent public offering which closed on May 22, 1998 was approximately $8.71 per share ($10.25 per share less offering expenses of 15% per share). Conversely, in the merger, AmREIT expects to realize a net value for its shares of AmREIT class B common stock equal to approximately $8.98 per share (i.e., $9.25 per share less estimated merger expenses of approximately $.27 per share). The independent directors noted that this analysis ignores the effect on the value of the shares of AmREIT class A common stock of the advisor acquisition. Based on the pro forma balance sheet, as of June 30, 2001, after giving effect to the additional shares of AmREIT class A common stock issuable to Mr. Taylor as a result of the advisor acquisition upon consummation of the merger, the book value per share of AmREIT class A common stock will increase from $6.44 to approximately $7.56 per share.

     o The merger will increase AmREIT's total capitalization and increase its assets from approximately $36 million to up to approximately $56 million assuming all the partnerships participate in the merger. If fewer than all three partnerships participate, AmREIT's total capitalization will not be as large, but the benefits described below will nevertheless be recognized by AmREIT, only to a lesser degree. See "RISK FACTORS--The Size of AmREIT After the Merger is Uncertain" on page 33. This increased size affords several benefits. The independent directors believe that institutional investors prefer larger capitalization companies when making investment decisions. The independent directors also believe that the credit rating agencies generally favor larger capitalization companies and view them as being more stable for unsecured debt investors. The independent directors believe these factors increase the attractiveness of AmREIT to potential investors, and that the merger should ultimately result in an improved ability to access favorably priced equity and debt capital.

     o The independent directors believe that the merger will allow AmREIT to realize economies of scale by spreading costs over a larger number of properties located in AmREIT's existing markets, thereby improving AmREIT's profit margin.

     o As a result of the merger, AmREIT will acquire the partnerships' properties, most of which are located in AmREIT's existing markets. The independent directors believe that this should provide for easier assimilation of these new properties into AmREIT's existing portfolio because AmREIT currently has the resources to provide the leasing and management services for the properties formerly owned by the participating partnerships.

     o The independent directors received and specifically adopted the Wunderlich fairness opinion that the consideration to be paid by AmREIT pursuant to the merger is fair, from a financial point of view, to AmREIT as of the date of such opinion, based upon and subject to certain matters stated therein. The Wunderlich fairness opinion is attached to this proxy statement as Annex 1.

     o The independent directors received and relied on the valuations of the partnerships properties prepared by Valuation Associates.

     o The independent directors received and reviewed presentations from, and discussions with, certain executive officers of AmREIT and Wunderlich regarding the business, real estate assets, financial, accounting and due diligence with respect to the partnerships and the terms and conditions of the merger agreements, all of which supported the merger.

     The independent directors were unable to compare the value of the partnerships, as reflected, to recent market prices or historical market prices for their partnership units because there have been no significant recent resales of limited partnership units of any partnership.

     The independent directors and management also discussed potential negative factors and risks that could arise or do arise from the merger. These potential negative factors and risks include the following:

     o The exchange price is fixed. Therefore, if the fair value of the shares of AmREIT class B common stock is higher on the effective date of the merger than the amount of the exchange price, the number of shares of AmREIT class B common stock to be received by the limited partners in the participating partnerships will not be reduced, thereby increasing the value of the consideration to be received by the limited partners in the merger. The independent directors believe this fact was mitigated by the fact that the number of shares of AmREIT class B common stock to be received by the limited partners in the participating partnerships will not be increased if the value of the shares of AmREIT class B common stock is lower on the effective date of the merger.

     o Costs related to the merger (including legal and accounting fees, financial advisory fees, printing and other costs) are expected to be $700,000.

     o AmREIT's management will have to devote a great deal of time and effort to effectuate the merger.

     o The merger will not initially result in a significant increase in the geographic diversification of AmREIT's property portfolio. AmREIT currently has properties in Arizona, Texas, Georgia, Kansas, Louisiana, Missouri, Delaware, Nevada and Mississippi. The merger of Fund IX, Fund X and Fund XI will add four additional states: Oklahoma, Colorado, Minnesota and Tennessee. Management considers each of these to be attractive markets. Based on rental income, approximately 53% of AmREIT's investment in properties is currently in Texas. Following the merger, AmREIT's investment in properties will continue to be concentrated in the state of Texas; approximately 47.9% of AmREIT's rental income will be in the state of Texas, assuming that all of the partnerships participate in the merger. The independent directors believe that geographic diversification is necessary in order to improve AmREIT's access to attractively priced alternative sources of capital.


The General Partners' Reasons and Recommendations for the Merger

     Mr. Taylor believes, and the corporate general partner of each partnership, each of which is controlled by Mr. Taylor, believes that the terms of the merger are fair to and in the best interests of the limited partners of each partnership, each of whom is unaffiliated with the general partners. Accordingly, Mr. Taylor, as the sole director of each corporate general partner, has approved the merger and recommends that the respective limited partners vote for approval of the merger and amendment of the respective partnership agreements. Mr. Taylor is a director, the chief executive officer and the sole stockholder of each corporate general partner and, as such, any reference to the "general partners" is, in effect, a reference to Mr. Taylor.

     The general partners engaged Houlihan Lokey to render fairness opinions with respect to the merger consideration and, together with AmREIT, retained Valuation Associates, an independent real estate appraisal firm, to appraise the market value of each partnership and its properties. The general partners have expressly relied upon and adopted the analysis and conclusions of Houlihan Lokey and Valuation Associates in connection with finding the merger to be fair and recommending the merger to the limited partners of its respective partnership. The general partners have specifically adopted the Houlihan Lokey fairness opinion and the appraisals with respect to each partnership.

     The general partners' fairness determination in the case of each partnership was based upon the transaction as a whole, as well as combinations involving fewer than all partnerships, because each partnership's value for the purposes of the merger is its transaction value, which is determined on a partnership-by-partnership basis and is not dependent upon which partnerships approve the merger. The general partners believe that transaction value is a reasonable estimate of the value of each partnership for the merger as it is directly derived from the appraisal of the partnerships' assets as determined by Valuation Associates.

     The transaction value of each partnership was determined independently of those of the other partnerships, except in those instances where a partnership jointly owns an investment with one or more other partnerships. In those cases, the negotiated price of the property, the value on which the transaction value is based, was determined assuming a 100% ownership and control of the property. The negotiated price so determined was then allocated to the co-owners in accordance with the percentage of ownership. No premium was allocated for a majority or controlling interest in these jointly owned properties and no discount was made with respect to a minority ownership interest in those properties. The general partners believe that the transaction value methodology was consistently applied to each partnership and will not result in valuations more favorable to some partnerships over others. The general partners determined that the fairness to limited partners of each partnership, considered separately, of the respective merger agreement and the transactions contemplated thereby will therefore not be materially affected as to any partnership in the event the merger is completed in any combination with fewer than all partnerships.

     The general partners have concluded that the exchange price is a fair valuation of the shares of AmREIT class B common stock for the purposes of the merger from the viewpoint of the limited partners. The general partners base their belief on, among other analyses, their conclusion that, in the absence of current trading information, the shares of the underlying AmREIT class A common stock can be fairly valued by reference to AmREIT's last public offering of common stock at a price of $10.25 in May 1998, discounted to reflect the net cash proceeds on a per share basis received by AmREIT after deducting the fees and expenses associated with the public offering. The general partners also considered possible enhancement to the value of the shares of AmREIT class A common stock due to AmREIT's additional property investments since that offering and its subsequent transformation to an internally managed REIT through its acquisition of its former external advisor. As a result of becoming internally managed, AmREIT has the ability to acquire additional properties without increasing its administrative overhead. The general partners noted that most of the costs from the merger will be born by AmREIT, if it is consummated, and that the partnerships approving the merger will not incur sales and/or liquidation expenses which they would expect to incur if their properties were liquidated. In circumstances where the partnerships sold their properties and liquidated, they would expect to incur liquidation costs of 5% or more of the price of the properties and, thus, distribute to their partners 95% or less of the net proceeds from the sale of their properties. Also, limited partners seeking to reinvest their distributions would expect to pay transaction costs (including securities commissions) of 5% or more.

     The general partners did not consider a partnership's net book value in reaching their conclusions regarding the fairness of the merger because they do not believe net book value to be a reliable measure of the value of either the partnership or its properties. As described below, the general partners considered the appraised going concern values of the partnerships. The general partners also considered the appraised liquidation value of the partnership as measured by the likely value to be realized by the partnership in the event of the orderly sale of its properties over a 12-month period, net of anticipated sales and transaction costs of 3% to 7%.

     The negotiated prices of the partnerships' properties are based on the appraised values of the properties prepared by Valuation Associates, an independent real estate appraisal firm retained by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The negotiated prices exceed the appraised value of the partnerships' properties by 1.3-1.9%. The limited partners have not had independent representation during the course of the merger discussions. In determining not to engage an independent representative for the limited partners, the general partners were faced with the conflicts of interest with respect to the partnerships and limited partners discussed elsewhere in this proxy statement. See "CONFLICTS OF INTEREST" on page 63 and "RISK FACTORS" on page 27. The general partners believe that the absence of independent representation is mitigated by the similarity of the partnerships, their investments and financial condition and their longstanding relationship and their familiarity with each partnership. The partnerships have the same investment objectives and restrictions as AmREIT, their properties are generally located in the same markets and are of similar size and quality. Of the 18 properties owned by the partnerships, two are jointly owned by two or more partnerships. The general partners were responsible for acquiring each partnership's properties and are familiar with each property, its condition and its local market. The general partners also conferred with Houlihan Lokey regarding local real estate market conditions and similar factors which could influence the value of the properties. The financial status of each partnership is substantially the same, as each typically maintains positive net cash and none has significant debt. The properties of each partnership are under net leases to the same type of tenants with similar credit risks. The general partners believe all of these factors enable them to adequately evaluate, negotiate and determine a fair value of each partnership property in a manner consistent with their fiduciary duty to the limited partners.

     The general partners have adopted Houlihan's fairness opinion to each partnership. The general partners also noted that Houlihan Lokey determined that the consideration to be received by the limited partners of each partnership in connection with the merger is fair from a financial point of view to the partnerships' limited partners. Houlihan Lokey was engaged to represent each partnership and the interests of its limited partners, as a group in connection with its determination as to the fairness of the consideration to be received by the limited partners from a financial point of view without taking into account the specific financial interest of any person or group of investors.


Alternatives to the Merger

     The general partners' assessment of the fairness of the proposed merger was also based on their review of available alternatives. These alternatives included liquidation of the partnerships and continuation of the partnerships through an orderly liquidation period (estimated at up to six years). In order to determine whether the merger or one of its alternatives would be more attractive to the limited partners, the general partners compared the potential benefits and detriments of the merger with the potential benefits and detriments of the alternatives. The general partners believe that each of the merger and its alternatives offers potential benefits and suffers from potential detriments not possessed by the other alternatives. Set forth below are the conclusions of the general partners regarding the comparisons of the merger to its alternatives and a detailed discussion of the potential benefits and detriments of each of these alternatives.

     Liquidation. An alternative to the merger would be liquidating each partnerships' assets, distributing the net liquidation proceeds to the general partners and the limited partners in accordance with the partnership agreements, and thereafter dissolving the partnerships. Through the liquidations, the general partners would provide for a final disposition of the investors' interest in the partnerships.

     o Benefits of Liquidation. Any net proceeds realized upon the liquidation of a partnership could be utilized by limited partners for investment, business, personal or other purposes. If the partnerships liquidated their assets, the assets would be valued through arm's length negotiations between the partnerships and the prospective purchasers. Except as described under "Offers from Third Parties" below, none of the partnerships has to date sold, or received any unsolicited offers to purchase, their properties.

     o Disadvantages of Liquidation. The general partners do not believe that liquidation would be as beneficial to the limited partners as the merger, for the following reasons:

          o the general partners believe the public market valuation of an investment in an operating real estate company like AmREIT may exceed the liquidation value of your partnership's properties; and

          o the general partners believe that liquidation of the properties would be less desirable and could result in various adverse consequences including:

               (1) the liquidation valuation provided by Valuation Associates shows that the liquidation values of the partnerships are lower than the values of the shares of AmREIT class B common stock, based on the exchange price, to be paid to the partnerships in the merger;

               (2) a short term sale of the entire portfolio of a partnership's properties could result in significant discounts from appraised values due to the lack of time to properly market the portfolio; and

               (3) the gradual liquidation of properties likely would involve higher administrative costs and greater uncertainty, either of which would reduce the portion of net sales proceeds available for distribution to limited partners.

     o Liquidation Procedures. The process for liquidating the partnerships' assets is in large measure within the control of the limited partners. The general partners are not authorized, without notice to or the approval of the limited partners, to sell, refinance or otherwise dispose of all or substantially all of the partnerships' assets. Liquidation may be accomplished through a series of separate transactions with the same or different purchasers or as a part of a multi-property transaction that might also involve properties owned by other partnerships. The general partners will need to engage real estate brokers and possibly other professionals to assist with the disposition of the partnerships' properties. These persons may assist with the identification of prospective purchasers, arrangements for asset financing and the structure of the transaction. The general partners, as fiduciaries of the limited partners, remain responsible for determining the terms and conditions of the transaction. Each partnership can expect to incur costs for these professional and closing costs which, in the aggregate, will range from 3% to 7% of the sales prices of their properties. These amounts would be in addition to any disposition fees or other compensation payable to the general partners by reason of the partnership's liquidation. In contrast, the partnerships that approve the merger will bear none of the merger expenses.

     o Form of Consideration. Another significant consideration for the general partners would be the decision whether to insist upon payment in full upon sale of a property or to accept a portion of the sale price at closing and the balance through installment payments. Acceptance of a sale proposal providing for deferred payments would extend the life of a partnership until receipt of those amounts by the partnership and their distribution in accordance with the partnership agreement. These arrangements would also expose a partnership to the risk that deferred payments might not be collected in full and that the partnership might be forced to foreclose on any collateral given to secure payment of the deferred obligations.


     Continuation of Partnerships. The other alternative to the merger considered by the general partners would be to continue each of the partnerships in accordance with its existing business plan, with the partnership remaining as a separate legal entity, with its own assets and liabilities, and continuing to be governed by its existing partnership agreement. Nothing in the partnerships' organizational documents requires the general partners to proceed immediately with liquidating the partnership's assets. While the disclosure documents, pursuant to which the limited partnership units were offered to the public, disclosed the intentions of the partnerships to liquidate their assets after a maximum of ten to twelve years from acquisition, the general partners are not under a legal obligation to liquidate assets within that time frame. To the contrary, each of the partnerships has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnerships would be in the control of the general partners.

     o Benefits of Continuation. A number of advantages would be expected to arise from the continued operation of the partnerships. Limited partners should continue to receive regular quarterly distributions of net cash flow, arising from operations and the eventual sale of the partnership properties. Since the partnerships are not obligated to dispose of their assets at any particular point in time, continuing the partnerships allows the general partners to select the most opportune time for disposing of the partnerships' assets, irrespective of the expected holding period set forth in the original disclosure documents. In addition, the decision to continue the partnerships, if selected, would mean that there would be no change in the nature of the limited partners' investment. For federal income tax purposes the transfer of partnership assets to AmREIT in exchange for class B common stock is a taxable event to the limited partners. Each limited partner will be required to recognize a share of their partnership's gain or loss as a result of the transfer of properties pursuant to the merger. Continuation of the partnerships avoids the current income recognition.

     o Disadvantages of Continuation. The primary disadvantage with this strategy is the general partners' belief that continuation of the partnerships will not secure for the limited partners the benefits that the general partners expect to result from merging the partnerships into AmREIT. These benefits are highlighted under "THE MERGER--The General Partners' Reasons and Recommendations for the Merger" beginning on page 44. The limited partners of a partnership which does not participate in the merger should be prepared to continue holding their investments in that partnership for the foreseeable future. Because of the relatively small size of each partnership, the advantages of diversification and liquidity would not be available on a partnership-by-partnership basis. The partnerships can hold limited partners' investments beyond the time period originally contemplated for the length of those investments. Continuation of the partnerships may also result in the reduction of distributions to the limited partners in the near future. All of the partnerships will need to establish and/or expand their capital reserves in the foreseeable future to finance property repairs or upgrades to either maintain the existing lease or to re-lease the property. The general partners believe that the larger number of properties owned by AmREIT will reduce the risk that distributions will be affected by adverse consequence at a few properties. Limited partners also will not have the opportunity to sell or purchase interests to the extent that will be afforded through the establishment of a public trading market for the shares of AmREIT class A common stock which may be obtained upon conversion of their class B common stock. There is no established public trading market for the limited partnership units. The general partners have not historically assisted limited partners desiring to transfer limited partnership units. The purchase price for the limited partnership units in the secondary market is subject to negotiation between the buyer and seller. Another disadvantage of continuation as a limited partnership is that limited partners would continue to be burdened by the more complicated Schedule K-1 for the reporting of the financial results of the partnerships.

     o Timing of Property Dispositions. Disposition of partnership properties, whether by liquidation or merger, would be consistent with the intentions expressed by the general partners in the offering materials relating to the initial sale of the limited partnership interests and the resulting expectations of the limited partners that the properties would be disposed of at sometime prior to the end of the applicable partnership's term. Set forth below is a tabular presentation of the dates the original offerings concluded and the general time frame for holding assets described on the applicable offering documents.


                                    Date           Date        Final Property       Proposed Holding
                                  Offering       Offering        Acquisition        Period of Assets
                                   Began          Ended              Date              in Years
          Fund IX............       6/90           6/92              3/93                8-12
          Fund X.............       9/92           9/94              9/96                8-12
          Fund XI............       5/94          10/96              11/97               8-12


     Summary of Positive and Negative Factors Considered by the General Partners. Following is a summary of all material positive and negative factors considered by the general partners in recommending the merger to the limited partners of each partnership as opposed to either liquidating the partnerships or continuing the operations of the partnerships. A number of these factors assume all the partnerships approve the merger. As we have previously noted, the general partners evaluated the merger on a partnership-by-partnership basis. If fewer than all the partnerships elect to merge, some of these positive factors may not be fully realized. After considering each of these factors individually and in the aggregate, the general partners strongly recommend that the limited partners vote "For" the merger. The general partners did not assign a relative weight to these factors.

     o   Positive Factors:

         (1) The general partners believe that the economic terms of each merger agreement, including the transaction value for each partnership are favorable to the limited partners.

         (2) The general partners believe that the transaction values of the partnerships, upon which the number of shares of AmREIT class B common stock to be issued in the merger are based, represent fair estimates of the value of the partnership net assets and constitute a reasonable basis for allocating the consideration offered by AmREIT among all partnerships that may be combined through the merger.

         (3) The general partners believe that, in the future, the combined entity with its larger and more diversified property portfolio will have improved access to capital markets for future growth and limited partners who receive AmREIT class B common stock will have enhanced liquidity as a result of the opportunity to convert their shares of class B common stock into shares of class A common stock of an entity with larger total equity market capitalization.

         (4) Without merging, it is likely that distributions will need to be reduced in the future because each of these partnerships will have leases expiring and it is possible the properties will not be able to be released at comparable rates and/or the partnership will need to establish cash reserves to finance property repairs or upgrades to either maintain the existing lease or to re-lease the property.

         (5) Due to the separate nature of the partnerships, with their different groups of investors, the general partners must always be mindful of the separate programs, and treat them separately, even if other courses of action would benefit most if not all of the partnerships.

         (6) Potential conflicts of interest arise in the allocation of management resources and efforts to refinance or dispose of properties. In contrast, the merger places substantially all of the assets of the participating partnerships into AmREIT. This allows these assets to be used to achieve a common set of investment objectives without taking into account the differences among the partnerships. The general partners therefore concluded that, through the merger, AmREIT could secure advantages that cannot be fully pursued by the partnerships acting on their own. These advantages include, but are not limited to, the opportunity of making new investments, the availability of financing and taking advantage of certain business opportunities which may not be profitably pursued by any of the partnerships.

         (7) The general partners believe that, because the completion of the merger is conditioned on the listing of the AmREIT class A common stock on an exchange, the merger will provide liquidity to limited partners by enabling limited partners to convert their class B common stock into class A common stock and sell those shares at the highest price available in the shortest period of time.

         (8) The general partners reviewed the terms of each merger agreement, including the mutuality of the representations, warranties and covenants, the requirement that each party consult with the other on significant business and financial matters prior to consummation of the merger, and the ability of the general partners to pursue an unsolicited superior competing transaction should its fiduciary duties so require, and believe that they are fair to the limited partners.

         (9) The general partners believe that the merger will result in simplified tax administration for most limited partners. Stockholders will receive Form 1099-DIV to report their distributions from AmREIT. Forms 1099-DIV are substantially easier to understand than the more complicated Schedule K-1 prepared for the reporting of the financial results of the partnerships.

         (10) As separate legal entities with different investors, each of the partnerships must segregate its assets and liabilities (to avoid commingling assets), conduct operations independently and maintain separate books and records for the preparation of financial statements, tax returns, investor information and, as required, reports and filings to be made to various governmental regulatory agencies. Furthermore, to the extent other service providers, including legal counsel, accountants, appraisers, land use consultants and other professionals, render services benefiting two or more of the partnerships, the costs and expenses associated with these services must be fairly and equitably allocated among the partnerships. The general partners, therefore, believe that, by combining the participating partnerships into a single ownership entity, the merger should eliminate much of the duplication in reporting, filing and other administrative services, simplifying administration of the consolidated entities including tax administration as described below. The additional expenses incurred by the partnerships as separate legal entities would not be incurred by AmREIT after the merger. This is expected to result in savings of approximately $75,000 to $90,000 for the partnerships. The assets of one partnership cannot be employed for the benefit of one or more of the other partnerships and the general partners' fiduciary duties prevent them from pursuing activities which might favor some partnerships to the disadvantage of other partnerships.

         (11) The general partners have seen in recent years a number of significant changes take place in the financial and real estate markets. These same factors created attractive investment opportunities for investors which have access to capital. The general partners also concluded that the partnerships are not in a position to take advantage of these opportunities since they have already committed their capital and are not authorized to reinvest proceeds from the sale of their properties or to raise additional funds. The general partners believe that, in contrast, AmREIT can take advantage of investment opportunities that may be available in current real estate markets through its access to capital, which the general partners believe will be increased through the acquisition of the partnerships' properties. AmREIT has both the right to reinvest net sale or refinancing proceeds and the authority to raise additional capital, through the sale of debt and/or equity securities and to incur additional debt as a result of its increased property portfolio, to finance investments. Limited partners who become class B common stockholders in AmREIT will be able to participate in investment opportunities in the current real estate market.

         (12) Moreover, the general partners further believe that even if the partnerships were able to raise additional funds through debt or equity offerings, AmREIT, as a combined entity, could more easily issue additional debt and equity securities on more attractive terms than would be available to any of the partnerships due to its larger base of assets and stockholders' equity. If all of the partnerships participate in the merger, AmREIT will control assets having a value of approximately $53 million. The general partners believe that, even if fewer than all the partnerships participate, AmREIT's capital base may make it a more attractive candidate for the services of investment banking firms, financial institutions, institutional lenders and others interested in placing large amounts of capital. Generally speaking, all other conditions being equal, the cost of money for large borrowers is less than the cost of money for borrowers having a smaller capital base.

         (13) By combining all three partnerships with AmREIT, the merger will create an investment portfolio substantially larger and more geographically diversified than the portfolio of any of the partnerships thus reducing limited partner exposure to economic downturns in any particular region or type of property. The general partners therefore concluded that this increased size and the resulting consolidation of operations would spread the risk of an investment in AmREIT over a broader group of assets and reduce the dependence of the investment upon the performance of any particular asset or group of assets.

         (14) The general partners believe that AmREIT's decision to expand its business beyond the leasing of its real estate portfolio to the operation, management and development of real estate and raising capital through affiliated entities to acquire additional properties will provide AmREIT with both additional cash for potential distribution to the AmREIT stockholders and possible appreciation in the price of the class A common stock resulting from the value generated by these additional operations.

     o   Negative Factors:

         (1) The general partners did not retain an unaffiliated representative to act on behalf of the partnerships, either individually or as a group, or on behalf of the limited partners in the merger.

          (2) Because the exchange price is fixed, a decline in the value of the shares of AmREIT class A common stock, into which the class B common stock is convertible, would reduce the value of the consideration to be received by limited partners in the merger. Due to the factors described under the caption "RISK FACTORS--Risks Associated with the Merger" on page 27, AmREIT class A common stock may trade at prices below the exchange price following the merger.

         (3) There is no assurance that the distributions payable to the holders of the class B common stock will not exceed AmREIT's net income and/or FFO for the periods to which they relate.

         (4) There are numerous conditions to AmREIT's obligation to consummate the merger.

         (5)  The anticipated benefits of the merger may not be realized.

         (6) Under the terms of each merger agreement, each of the general partners is generally prohibited from initiating, soliciting or encouraging any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a transaction which would compete with the merger. If, however, the general partner determines in good faith after consultation with outside legal counsel that it is required by its fiduciary obligations to do so, the general partner may, among other things, respond to and engage in discussions and negotiations with persons making unsolicited proposals or inquiries and may approve or recommend that type of transaction.

         (7) The partnerships currently have no leverage (borrowings). Upon completion of the merger, AmREIT intends to immediately increase its leverage to levels up to approximately 50% of its total post-merger real estate value. This increased debt level may adversely impact AmREIT's ability to make distributions to holders of the class B common stock and class A common stock.

         (8) The merger will result in taxable income or loss to each limited partner which is not a tax-exempt entity. Because the merger will result in an exchange of limited partnership units for shares of AmREIT class B common stock, no limited partner will receive cash (other than cash in lieu of fractional shares) in the merger to pay any taxes due on any taxable income arising as a result of the merger.

         (9) AmREIT intends to acquire by development and/or purchase one or more properties with post-merger financing proceeds, which properties are currently unidentified.

         (10) The merger will result in a change in the security held by limited partners from the finite life partnership interest to the infinite life AmREIT class B common stock.

     In light of the wide variety of factors, both positive and negative, considered by the general partners, the general partners were not able to quantify or otherwise assign relative weights to the specific factors considered in making their determination. However, in the general partners' view, the potentially negative factors considered by them were not sufficient, either individually or collectively, to outweigh the positive factors considered by the general partners in their deliberations relating to the merger. In addition, except as detailed above, no analysis or attempt to quantify any financial or operational benefits or detriments was made.

     The general partners believe that the terms of the merger, including the consideration to be received by the limited partners in connection with the merger, are fair to and in the best interests of the respective limited partners. Accordingly, the general partners have approved the merger and recommend that the respective limited partners vote "For" approval of the merger and amendment to the partnership agreements.

     In evaluating the general partners' recommendations, it is important to note that they are not independent because they will receive compensation related to the merger. If the merger is not consummated for any reason, each partnership will continue to pursue its business objectives of maximizing the value of its properties.

The Merger Consideration

     If a partnership is acquired by AmREIT, each limited partner will receive shares of AmREIT class B common stock. If a partnership votes against the merger, the partnership will continue as an independent entity which will continue to contract with AmREIT to provide property management services. The number of shares of AmREIT class B common stock offered to each partnership equals the partnership's transaction value, as adjusted on the effective date of the merger, divided by the exchange price of $9.25. Cash will be issued in lieu of fractional shares based on the exchange price.

     The following table sets forth the negotiated prices of real property and net cash components of the transaction value of each partnership, and the allocation of shares calculated as if the effective date was June 30, 2001 and 100% of the partnerships participate. The negotiated prices represent an amount equal to the appraised values of the partnerships increased by a 1.3-1.9% premium. The amount of the premium was the result of negotiations between the independent directors of AmREIT and the general partners and is the same for each of the partnerships.


                                                                             Total No.
                                                                             of Shares
                                  Negotiated      Net Cash                  Offered to
                                   Price of       at June    Transaction       the        Appraised
                Partnership       Properties      30, 2001      Value       Partnership      Value
                -----------     -----------       --------      -----       -----------      -----
        FUND IX .......        $ 5,390,500       $258,085    $ 5,648,585      610,658     $ 5,367,000
        FUND X  .......         11,450,610        259,324     11,709,934    1,265,939      11,082,000
        FUND XI .......          7,049,209        244,819      7,294,028      788,541       6,730,000
                               -----------       --------    -----------  -----------     -----------
           Total.......        $23,890,319       $762,228    $24,652,547    2,665,140     $23,179,000
                               ===========       ========    ===========    =========     ===========


     Transaction Values. The transaction value of each partnership equals (1) the negotiated price of the partnership's real estate assets (properties), plus
(2) the partnership's net cash (i.e., the excess, if any, of its cash and cash equivalent assets over its liabilities) as of the effective date. The only material assets of each partnership are its properties and cash. None of the partnerships is expected to have any material liabilities at the effective date.

     The methodology of determining the transaction values of the partnerships was determined and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The general partners and the independent directors believe that transaction value is a fair measure of the value of the partnerships to AmREIT in the merger because each partnership's transaction value is directly derived from a valuation of each partnership's assets, which consist only of property investments, cash and accounts receivable.

     Negotiated Prices. The negotiated prices of each partnership's properties were negotiated and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The negotiated prices were based on a negotiated premium above the appraised value of the partnerships and their properties determined by Valuation Associates, an independent real estate appraisal firm. In determining the negotiated price premium, the general partners and the independent directors considered other factors in addition to the appraisals, including the current and projected net operating income and cash flow, capitalization rate, market rental rates, lease expirations, and anticipated capital expenditures for leasing and tenant improvements for each property.

     In their negotiations on behalf of the partnerships, the general partners considered the analysis and conclusions contained in the appraisals and in the Houlihan Lokey fairness opinions. Houlihan Lokey calculated a range of values of each partnership's properties. They reached the conclusion that the consideration to be received by the limited partners in connection with the merger is fair to the limited partners from a financial point of view. The negotiated price for each partnership was within the range of value derived by Houlihan Lokey in rendering its fairness opinions. The analysis and underlying assumptions used by the general partners in determining the price of the partnership were substantially the same as those used by Houlihan Lokey in rendering its fairness opinions. Houlihan Lokey's opinions are subject to certain qualifications and limitations. See "FAIRNESS OPINIONS -- The Houlihan Fairness Opinions" below on page 68. In their negotiations on behalf of AmREIT, the independent directors conferred with and considered the analysis of Wunderlich. See "FAIRNESS OPINIONS -- The Wunderlich Securities Fairness Opinion" below on page 65.

     Net Cash. A partnership's net cash equals the excess, if any, of its cash and accounts receivable over its liabilities as of the effective date. Under each merger agreement, a partnership's net cash cannot be negative for the purposes of the merger. Most of the partnerships are anticipated to have a positive net cash balance at the effective date.

     The Exchange Price. The exchange price of $9.25 per share was determined and agreed to by the general partners and the independent directors based, in part, on the last public offering price of $10.25 for AmREIT's common stock net of retail commissions and certain related costs. AmREIT's last public offering was completed in May 1998. The exchange price was established through negotiations between the general partners and the independent directors of AmREIT and represents a discount from the $10.25 per share offering price in an amount equal to the underwriter discounts and other costs associated with the public offering. No third party evaluations were sought with respect to this valuation.

     AmREIT Shares. The consideration payable to each partnership will consist of shares of AmREIT class B stock. The number of shares that will be issued to each limited partner upon the consummation of the merger will be allocated based on each limited partner's partnership units.

     Return to Limited Partners From the Merger. The following table sets forth the anticipated return to the limited partners as a result of the merger based on the exchange price of $9.25 per share. The table sets forth the return from the merger based on the exchange price to the limited partners per $1,000 of adjusted capital and from the merger plus cumulative distributions through June 30, 2001. The returns are calculated as if the effective date were June 30, 2001.

                                                       Total     Cumulative   Cumulative
                           Return from  Return from  Cumulative   Return(3)    Return(4)
                            Merger per  Merger as a   Return(3)     as a         as a
                            $1,000 of    Percentage  Per $1,000  Percentage    Percentage
                             Adjusted   of Adjusted  Of Adjusted of Adjusted   of Adjusted
                           Capital(1)(2Capital(1)(2) Capital(1)   Capital(1)    Capital(1)
       Partnership
 FUND IX..................    $1,048       104.79%      $1,806     180.57%       191.06
 FUND X...................    $1,023       102.26%      $1,583     158.33%       168.44
 FUND XI..................    $1,035       103.47%      $1,411     141.07%       151.40


(1) A limited partner's adjusted capital as of the date stated, equals his or her original investment, less distributions constituting a return of capital under the respective partnership agreement. The general partners believe that a limited partner's adjusted capital is an accurate and convenient measure of his or her remaining investment in the partnership.

(2) For the purposes of calculating the return from the merger, the shares of AmREIT class B common stock are valued at the exchange price of $9.25 per share.

(3) Cumulative return includes the return from the merger based upon the exchange price plus cumulative distributions through June 30, 2001.

(4) Cumulative return includes the return from the merger based upon the cash call price of $10.17 plus cumulative distributions through June 30, 2001.

     Distribution Comparison. The following table sets forth the distributions paid by each partnership to its limited partners during the year ended December 31, 2000 per $1,000 of adjusted capital and the dividends which would have been paid by AmREIT during the year ended December 31, 2001 had the shares to be received by the limited partner in the merger for such $1,000 investment been owned during that period.

                                                 Partnership
                                                Distributions      Dividends
                                               Declared During      Declared
                                                 2000 per       During 2000 on
                                                 $1,000 of     $1,000 of Shares
                                                  Adjusted      to be Received
       Partnership                                 Capital        in Merger
       FUND IX.................................      $67.91          $80.00
       FUND X..................................      $64.28          $80.00
       FUND XI.................................      $58.84          $80.00

Fiduciary Responsibility

     Officers and Directors of AmREIT. The directors are accountable to AmREIT and its stockholders as fiduciaries and must perform their duties in good faith, in a manner believed to be in the best interests of AmREIT and its stockholders and with the level of care, including reasonable inquiry, that an ordinarily prudent person in a like position would use under similar circumstances. AmREIT's charter provides that no director or officer of AmREIT shall be liable to AmREIT for any act, omission, loss, damage, or expense arising from the performance of his or her duties under AmREIT other than as a result of his or her own willful misfeasance or malfeasance or negligence. In discharging their duties to AmREIT, directors and officers of AmREIT shall be entitled to rely upon experts and other matters as provided by Maryland law and AmREIT's bylaws. The charter provides that AmREIT will indemnify its directors and officers to the fullest extent permitted under Maryland law. Pursuant to the charter and Maryland law, AmREIT will generally indemnify each director and officer against any liability and related expenses (including attorneys' fees) incurred in connection with any proceeding in which he or she may be involved by reason of serving in that capacity. A director and officer is also generally entitled to indemnification against expenses incurred in any action or suit by or in the director right of AmREIT to procure a judgment in its favor by reason of serving in that capacity.

     The charter authorizes AmREIT to advance reasonable funds to a director or officer for costs and expenses (including attorneys' fees) incurred in a suit or proceeding upon receipt of an undertaking by that director or officer to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified. AmREIT has entered into agreements with its directors and executive officers, indemnifying them to the fullest extent permitted by Maryland law. Stockholders may have more limited recourse against those persons than would apply absent these provisions and agreements. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, AmREIT has been advised that, in the opinion of the SEC, those provisions are contrary to public policy and therefore are not enforceable. AmREIT intends to obtain and maintain insurance indemnifying the directors and officers against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     General Partners of the Partnerships. Under either Nebraska or Texas partnership law, as applicable, the general partners are accountable to the partnerships as fiduciaries and are required to exercise good faith and integrity in all their dealings in the partnership's affairs. The partnership agreements generally provide that neither the general partners nor any of their affiliates performing services on behalf of the partnerships will be liable to the partnership or any of the limited partners for any act or omission by any such person performed in good faith pursuant to authority granted to such person by the partnership agreements, or in accordance with its provisions. As a result, limited partners that have a more limited right of action than they would have in the absence of that provision in the partnership agreements.

     The partnership agreements also generally provide that the general partners and related parties are indemnified from losses relating to acts performed or failures to act in connection with the business of the partnerships (except to the extent indemnification is prohibited by law) provided that those persons determined in good faith that the course of conduct did not constitute fraud, negligence or misconduct. Notwithstanding the foregoing, none of the above-mentioned persons is to be indemnified by the partnerships from liability, loss, damage, cost or expense incurred in connection with any claim involving allegations that such person violated federal or state securities laws unless:

          (1) there has been a successful adjudication on the merits of the claims of each count involving alleged securities law violations as to the person seeking indemnification and the court approves indemnification of the litigation costs,

          (2) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves indemnification of the litigation costs, or

          (3) a court of competent jurisdiction has approved a settlement of the claims against the person seeking indemnification and finds that indemnification of the settlement and related costs should be made. In each of the foregoing situations, the court of law considering the request for indemnification must be advised as to the position of the SEC, and any other applicable regulatory authority regarding indemnification for violations of securities laws. Indemnification may not be enforceable as to certain liabilities arising from claims under the Securities Act and state Securities laws; and, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable. For purposes of the foregoing, the affiliates of the general partners will be indemnified only when operating within the scope of the general partners' authority. Any claim for indemnification under the partnership agreement will be satisfied only out of the assets of the partnership and no limited partner will have any personal liability to satisfy an indemnification claim made against the partnership.

     The partnerships may also advance funds to a person indemnified under the partnership agreements for legal expenses incurred as a result of legal action brought against that person if that person undertakes to repay the advanced funds to the partnership if it is subsequently determined that the person is not entitled to indemnification. The partnerships do not pay for any insurance covering liability of the general partners or any other indemnified person for acts or omissions for which indemnification is not permitted by the partnership agreements. As part of its assumption of liabilities in the merger, AmREIT will indemnify the general partners and their affiliates for periods prior to and following the merger to the extent of the existing indemnity under the terms of the partnership agreements and applicable law.

Market Prices and Distributions of AmREIT Class A Common Stock

     The Market Price of the AmREIT Class A Common Stock. AmREIT's class A common stock is not currently listed or traded on any national securities exchange or quoted on Nasdaq. Secondary sales of the shares have been limited and sporadic and management is unaware of the price and terms of any sales to the extent they have occurred. In general, management monitors transfers only with respect to their volume. The offering price of the class A common stock at the termination of AmREIT's most recent public offering on May 22, 1998 was $10.25 per share.

     Market Price of the Limited Partnership Units. The limited partnership units are not listed on any national securities exchange or quoted on Nasdaq, and there is no established public trading market for the limited partnership units. Secondary sales activity for the limited partnership units has been limited and sporadic. Also, a number of these transfers were between the same beneficial owner(s), family members or related persons and cannot be considered sales at prevailing market prices. The general partners monitor transfers of the limited partnership units (1) because the admission of the transferee as a substitute limited partner requires the consent of the general partners under each partnership agreement; and/or (2) in order to track compliance with safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes. It should be noted that some transactions may not be reflected on the records of the partnerships. Based upon the transfer records of the partnerships, the general partners are not aware of the price or terms of such transfers.


Effective Time of the Merger

     As soon as practicable after satisfaction of all conditions to consummation of the merger (see "THE MERGER -- Conditions to Consummation of the Merger" on page 54), AmREIT the parties will file articles of merger with the Maryland Department of Assessments and Taxation and the general partners will file articles of merger with the secretaries of state of Texas and of Nebraska, as applicable, the states of organization of the respective partnerships. For Texas and Nebraska state law purposes, the merger will become effective upon the later of the filing of the articles of merger described above, or at any later time which AmREIT and the general partners shall have agreed upon and designated in those filings in accordance with applicable law. For accounting purposes, the parties may agree to make the merger effective as of a date prior to the effective date. AmREIT has the right, acting unilaterally so long as it has not willfully and materially breached the merger agreements, to terminate any or all merger agreements should the merger not be consummated by the close of business on March 31, 2002. Until the effective time of the merger, the limited partners will retain their rights as limited partners of their respective partnerships to vote on matters submitted to them. See "THE MERGER -- Termination on page 57; Extension, Waiver on page 59; and Amendment" on page 60.


Conditions to Consummation of the Merger

     The respective obligations of AmREIT and the partnerships to effect the merger are subject to the satisfaction of specific conditions (none of which may be waived), including the following:

     o the respective merger agreement and the transactions contemplated thereby shall have been approved by the stockholders of AmREIT and the limited partners of the participating partnerships;

     o the definitive proxy statement shall have been timely filed with the SEC and all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the transactions contemplated by each merger agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect;

     o none of the parties shall be subject to an order or injunction of a court of competent jurisdiction or other legal prohibition which prohibits the consummation of the transactions contemplated by each merger agreement;

     o all material actions by or in respect of or filings with any governmental entity required for consummation of the merger and related transactions shall have been obtained or made; and

     o the AmREIT class A common stock shall have been listed on an exchange.

     Consummation of the merger is also subject to the satisfaction or waiver of other conditions specified in the merger agreements, including, among others:

     o the representations and warranties in each merger agreement of each of the parties shall be true and correct as of the closing date;

     o each party shall have performed its obligations contained in each merger agreement at or prior to the effective time;

     o from and after the date of each merger agreement there shall not have occurred any change in the financial condition, business or operations of either party that would have or would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of that party;

     o   each party shall have received an opinion of counsel;  and

     o each party shall have obtained all consents and waivers from third parties necessary to consummate the merger and related transactions.

     The parties may waive one or more of the foregoing conditions to the merger except that if that waiver involves a material change to the terms of the merger, the parties shall resolicit proxies or consents from the waiving party's stockholders or limited partners, as applicable.

     The merger agreements provide that if only one partnership approves the merger, AmREIT has the right, but not the obligation, to consummate the merger with the one participating partnership.


Conduct of Business Pending the Merger

     During the period from the date of each merger agreement to its effective date, the parties have agreed to carry on their respective business in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, the parties have agreed to use commercially reasonable efforts to preserve in tact their respective current business organizations, goodwill and ongoing business. The parties also agreed, except as disclosed to the other party or in limited circumstances specified in the merger agreement, that they shall:

     o use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

     o except for the continuing payment of quarterly distributions at a rate not exceeding its respective current annual rate, no party to the merger shall make any distributions or dividends payable with respect to the shares and limited partnership units;

     o confer on a regular basis with one or more representatives of the other to report operational matters of materiality and any proposals to engage in material transactions;

     o promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC; and

     o promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained therein.

     Prior to the effective time, except as otherwise disclosed pursuant to each merger agreement, unless AmREIT has consented in writing thereto, each partnership:

     o shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as conducted;

     o   shall not amend its partnership agreement;

     o   shall not:

         (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the respective merger agreement, issue any limited partnership units, make any distribution, effect any recapitalization or other similar transaction;

         (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the respective merger agreement to acquire any limited partnership units;

         (3) increase any compensation or enter into or amend any employment agreement with the general partners or their affiliates; or

         (4) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans.

     o shall not directly or indirectly redeem, purchase or otherwise acquire any limited partnership units or make any commitment for any such action;

     o shall not sell or otherwise dispose of (1) any partnership properties; or (2) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

     o shall not make any loans, advances or capital contributions to, or investments in, any other person;

     o shall not pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements or incurred in the ordinary course of business;

     o shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $10,000 (or 5% of its net asset value, if less) in the case of any one commitment or in excess of $20,000 (or 10% of its net asset value, if less) for all commitments;

     o shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the partnership or the general partners or their affiliates except to the extent the same occur in the ordinary course of business; and

     o shall not enter into or terminate any lease representing annual revenues of $100,000 or more (or 5% of its net asset value, if less).

     Prior to the effective time, except as may be otherwise disclosed pursuant to the merger agreements, unless each partnership has consented in writing thereto, AmREIT:

     o shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     o   shall not amend its articles or bylaws;

     o   shall not:

         (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the merger agreements issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction;

         (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares (except pursuant to any employee incentive plan approved by stockholders);

         (3) amend any employment agreement with any of its present or future officers or independent directors; or

         (4) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan).

     o shall not declare, except as provided above for the continuing payment of quarterly dividends, set aside or pay any dividend or make any other distribution or payment with respect to any shares or directly or indirectly redeem, purchase or otherwise acquire any shares or capital stock of any of its subsidiaries;

     o shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (1) any properties or any of its capital stock of or other interests in subsidiaries or (2) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

     o shall not, and shall not permit any of its subsidiaries to, except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

     o shall not, and shall not permit any of its subsidiaries to pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of AmREIT included in its reports filed with the SEC or incurred in the ordinary course of business; and

     o shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, independent director or affiliate of AmREIT or any of its subsidiaries, except as provided in the merger agreements or except in the ordinary course of business.

     For the purposes of the foregoing, consents on behalf of the partnership may be given by the general partners and consents on behalf of AmREIT must be given by the AmREIT board with Mr. Taylor abstaining.


Acquisition Proposals

     Prior to the effective time, each partnership and AmREIT have agreed:

     o that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partners, limited partners, independent directors, employees, agents, affiliates and representative (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to initiate, solicit or encourage directly or indirectly any inquiries or the making or implementation of any alternative transaction involving, all or any significant portion of the assets or any equity securities of that party or any of its subsidiaries, other than the transactions contemplated by the merger agreements;

     o that it will immediately cease and terminate any existing activities, discussions or negotiations with any parties with respect to any alternative transaction; and

     o that it will notify the other party immediately if any inquiries or proposals are received by a party with respect to an alternative transaction. However, nothing contained in the merger agreements prohibits the general partners or AmREIT board from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited bona fide acquisition proposal, if, and only to the extent that:

         (1) the general partners or AmREIT board, as applicable, determines in good faith that action is required for it to comply with his or its fiduciary duties to limited partners or stockholders, respectively, imposed by law as advised by counsel,

         (2) prior to furnishing any information to or entering into discussions or negotiations with, such person or entity, that party provides written notice to the other party to the effect that it is furnishing information to, or entering into discussions with, that person or entity, and

         (3) subject to any confidentiality agreement with that person or entity, that party keeps the other party to the respective merger agreement informed of the status (but not the terms) of any such discussions or negotiations.


Termination

     Termination by Mutual Consent. Each merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, before or after the approval of the agreement by the limited partners of a partnership or the stockholders of AmREIT by the mutual written consent of AmREIT and the partnership.

     Termination by Either AmREIT or a Partnership. Each merger agreement may be terminated and the merger may be abandoned by action of the general partners for any partnership or the independent directors for AmREIT only for good reason. Under each merger agreement, the following constitutes "good reason":

     (1) By either AmREIT or the partnership if the merger shall not have been consummated by March 31, 2002;

     (2) By AmREIT if the approval of the limited partners of a partnership shall not have been obtained as required under the merger agreement;

     (3) By the partnership if the approval of the stockholders of AmREIT shall not have been obtained as required under the merger agreement;

     (4) By either AmREIT or the partnership upon a change in control of the other;

     (5) By either AmREIT or the partnership if there has been a breach by the other of any representation or warranty contained in the merger agreement, which breach is not cured within 30 days after written notice of that breach is given to the breaching party by the non-breaching party;

     (6) By either AmREIT or the partnership if there has been a material breach of any of the covenants or agreements set forth in the merger agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of that breach is given to the breaching party by the non-breaching party;

     (7) By the partnership if the general partners determine that termination is required by reason of an alternative acquisition proposal being made;

     (8) By AmREIT if, the independent directors determine that termination is required by reason of an alternative acquisition proposal being made; or

     (9) By either AmREIT or the partnership if a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction.


Effect of Termination and Abandonment

     If a partnership terminates the merger agreement (1) other than for "good reason" or (2) for good reason pursuant to paragraph (7) above, and a partnership acquisition proposal has been made and, within one year from the date of termination, the partnership consummates a partnership acquisition proposal or enters into an agreement to consummate a partnership acquisition proposal to be subsequently consummated, the partnership shall pay a termination fee to AmREIT, provided that AmREIT was not in material breach of its obligations at the time of such termination. The termination fee is equal to the lesser of

         (1)  the partnership's proportionate share of $500,000;  and

         (2)  the sum of

              (a) the maximum amount that can be paid to AmREIT without causing
                  AmREIT to fail to meet the requirements of the Internal Revenue Code relating to the payment of the termination fee, plus

              (b) an amount equal to the partnership's proportionate share of
                  $500,000 less the amount payable under clause (a) above in the event AmREIT is permitted to recover this additional amount under the Internal Revenue Code.

In addition, AmREIT is entitled to receive from the partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it up to a maximum of the partnership's proportionate share of AmREIT's expenses. The payments to which AmREIT is entitled as described above shall be its sole remedy with respect to the termination of the merger agreement under the circumstances contemplated above.

     If an election to terminate the merger agreement is made because of a partnership material adverse effect, the partnership shall, provided that AmREIT was not in material breach of its obligations at the time of such termination, pay AmREIT the partnership's proportionate share of AmREIT's expenses. The payment of the AmREIT expenses shall be AmREIT's sole remedy for termination of the merger agreement in these circumstances.

     If AmREIT terminates the merger agreement, (1) other than for good reason or (2) for good reason pursuant to paragraph (8) above and, within one year from the date of termination, AmREIT consummates an AmREIT acquisition proposal or enters into an agreement to consummate an AmREIT acquisition proposal to be subsequently consummated, AmREIT shall pay a termination fee to the applicable partnership, provided that the partnership was not in material breach of its obligations at the time of termination. The termination fee shall be in an amount equal to 120% of the partnership's proportionate share of the partnership merger expenses. The payments to which the partnership is entitled as described above shall be its sole remedy with respect to the termination of the merger agreement under the circumstances contemplated above.

     If an election to terminate the merger agreement is made by the partnership because of an AmREIT material adverse effect, AmREIT shall, provided that the partnership was not in material breach of its obligations at the time of such termination, pay the partnership for the proportionate share of the partnership expenses. This payment shall be the partnership's sole remedy for termination of the merger agreement in these circumstances.

     If the merger agreement is terminated by either party pursuant to paragraph
(4) or paragraph (6) above, the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party:

     o in the case of termination by the partnership the partnership liquidated damages amount, and in the case of termination by AmREIT, the AmREIT liquidated damages amount, plus;

     o an amount equal to the terminating parties' proportionate share of the merger expenses; and

     o the non-terminating party shall remain liable to the terminating party for its breach.

     If the merger agreement is terminated pursuant to paragraph (1) or paragraph (9) above, AmREIT shall, provided that the partnership was not in material breach of its obligations thereunder at the time of termination, pay the partnership an amount equal to the partnership's proportionate share of the partnership expenses, which payment shall be the partnership's sole remedy for termination of the merger agreement in those circumstances.

     If either party willfully fails to perform its duties and obligations under the merger agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party. In the event AmREIT or the partnership is required to file suit to seek all or a portion of the liquidated damages amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its right hereunder.


Extension;  Waiver

     At any time prior to the effective time, either party, by action taken by the AmREIT board or the general partners, as applicable, may, to the extent legally allowed:

     o extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement;

     o waive any inaccuracies in the representations and warranties made to the other party in the merger agreement or in any document delivered pursuant thereto; and

     o waive compliance with any of the agreements or conditions for the benefit of the other party contained in the merger agreement. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of that party.

Proposed Amendments to Partnership Agreements

     The limited partners of each partnership are being asked to consider and vote upon the partnership amendments which authorize the following:

     o the merger of each partnership with and into AmREIT, whether or not AmREIT would be regarded as a affiliate of the general partners; and

     o any other actions as may be necessary under or contemplated by the merger agreement or this proxy statement, irrespective of any provisions in the partnership agreements which might otherwise prohibit those actions.

     Since a majority vote of the limited partners is required to approve the partnership amendments, a majority vote is required to approve the merger. The amendments will not be effective as to any partnership that does not participate in the merger.

     The partnership agreements of the partnerships do not explicitly provide that the partnerships can merge with and into another entity. Also, the partnership agreements each place prohibitions on the general partners from entering into various agreements, contracts or arrangements for and on behalf of the partnerships with the general partners, their affiliates or otherwise. The respective general partners are proposing the partnership amendments to empower and expressly permit them, for the benefit and on behalf of each respective partnership, to consummate the merger. The merger agreement cannot be effected unless and until such proposed amendments are adopted.

Proposed AmREIT Bylaw Amendments

     At the AmREIT meeting, the AmREIT stockholders will be asked to consider and vote and vote upon a proposals to amend AmREIT's bylaws to (1) specifically authorize the merger of the partnerships with AmREIT on the terms and conditions set forth in the merger agreements and (2) limit the amount of indebtedness that AmREIT can incur to not more than 55% of its net asset value as determined by AmREIT's board of directors.

     The merger proposal would allow the board of directors to:

     o effect the merger with each partnership, the limited partners of whom approve the merger with AmREIT, and subject to the terms and conditions of the merger agreements; and

     o approve the bylaw amendment which would, upon the effective date of the merger, amend the bylaws of AmREIT to specifically authorize the merger on the terms and conditions set forth in the merger agreements, notwithstanding any other provision, restriction or limitation in AmREIT's bylaws.

     The debt proposal would limit the amount of debt AmREIT could incur to 55% of its net asset value, as determined by the board. The term "net asset value" means AmREIT's total assets (less intangibles) value based on market capitalization rates and current year rental income, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

     The text of the AmREIT bylaw amendments are as follows:

          "The following paragraph shall be added as a new section to the
Bylaws:

                    "Section 3.21. Approved Merger. Any other provision of these
               Bylaws notwithstanding, the Company is expressly authorized to effect the merger transactions as set forth in each of those certain Agreements and Plans of Merger dated [June 25, 1999], as may, pursuant to their terms, be amended, by and between the Company and each of the following partnerships: AAA Net Realty Fund IX, Ltd. ("FUND IX"), AAA Net Realty Fund X, Ltd. ("FUND X"), and AAA Net Realty Fund XI, Ltd. ("FUND XI")."

          "The following paragraph shall replace entirely paragraph three of
Section 3.13(o) of the Bylaws:

                  "The Directors shall review the borrowings of the Company
               quarterly for reasonableness in relation to the Company's net assets. The Company shall not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed fifty-five percent (55%) of the Company's Net Asset Value on an unconsolidated basis. For this purpose, the term "Net Asset Value" means the Company's total assets (less intangibles) value based on market capitalization rates and current year rental income, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied."



Dissenting Partners and Stockholders

     Neither the limited partners of any partnership nor the AmREIT stockholders are entitled to dissenters' appraisal rights with respect to the merger or the reorganization under applicable state law. The limited partners are also not be entitled to these rights pursuant to the partnership agreement of any partnership, as amended by the partnership amendment.


The Merger Expenses

     All transaction costs and expenses of the merger which are estimated to be $700,000 shall be paid by AmREIT, except the partnerships rejecting the merger must pay their the percentages of the partnerships' merger expenses equal to their transaction value divided by the aggregate transaction values. Each partnership's percentage of the merger expenses will be allocated between the partnership and the general partners. The partnership will pay the portion of those expenses equal to the number of votes cast "For" the merger divided by the total votes cast. The general partners of any rejecting partnership will pay the portion of that partnership's merger expenses equal to the number of votes cast on the percentage of "Against" the merger and abstentions divided by the total votes cast. The partnership merger expenses include the Houlihan Lokey fairness opinions, the costs of accountants for the partnerships, 50% of the costs of the appraisals of the partnership properties and the costs of partner communications. The aggregate partnership merger expenses are estimated to be $81,000. Each partnership's proportionate share of the partnership merger expenses is equal to that partnership's relative net asset value.

     AmREIT estimates that the merger expenses will total approximately $700,000 as follows:

             Legal Expenses.......................      $458,000
             Accounting Expenses..................        32,000
             Fairness Opinions and Valuations.....        35,000
             Printing.............................        70,000
             Appraisal Fees.......................        20,000
             Listing Fees.........................        30,000
             Miscellaneous........................        55,000
                                                          ------
             TOTAL................................      $700,000
                                                        ========


Anticipated Accounting Treatment

     AmREIT will account for the merger as a purchase in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations." The fair value of the consideration given by AmREIT in the merger and the fair value of liabilities assumed will be used as the basis of the purchase price. The purchase price will be allocated to the assets and liabilities of the participating partnership based upon their respective fair values at the effective time of the merger. The financial statements of AmREIT will reflect the combined operations of AmREIT and the participating partnerships from the effective time of the merger.

             BENEFITS OF THE MERGER TO MR. TAYLOR AND HIS AFFILIATES

     Should the merger be consummated, Mr. Taylor and the corporate general partners with whom he is affiliated could realize the following substantial financial benefits:

     o Mr. Taylor would be entitled to payment of up to 308,924 shares of AmREIT class A common stock upon consummation of the merger pursuant to the terms of the agreement relating to the acquisition of the external advisor. This would result in Mr. Taylor owning approximately 570,786 shares of AmREIT common stock, representing approximately 10.7% of all outstanding shares of AmREIT common stock on a fully-diluted basis. The acquisition of the external advisor was approved by AmREIT's stockholders and consummated and, therefore, the limited partners will not have the opportunity to vote on the advisor acquisition. If valued at the exchange price, these shares would have a value of up to $2,857,547.

     o If a partnership elects to participate in the merger, Mr. Taylor would be relieved of his continuing duties and responsibilities as the individual general partner.

     As described under "THE MERGER -- The Independent Directors' Reasons and Recommendations for the Merger" beginning on page 42, AmREIT could realize substantial benefits should the merger be consummated, including the incremental expansion of its asset base at a cost below that which it might incur under alternative methods of asset growth, significant savings in costs, administration and management due to efficiencies of operations from a larger asset base, improved access to public financing, and the increased potential of establishing a secondary market for the shares.

                              CONFLICTS OF INTEREST

     A number of conflicts of interest are inherent in the relationships among the general partners, the partnerships and AmREIT.

Affiliated General Partners

     Mr. Taylor has an inherent financial interest in consummating the merger. The terms and conditions of the merger might have been structured differently by persons not having a financial interest in the merger or the merger may not have proceeded at all. If the effective date were June 30, 2001, Mr. Taylor would realize the substantial financial benefits from the merger described under "BENEFITS OF THE MERGER TO MR. TAYLOR AND HIS AFFILIATES" beginning on page 62.

     In addition, Mr. Taylor will receive 308,924 shares of AmREIT class A common stock as deferred compensation in connection with AmREIT's acquisition of its external advisor. AmREIT acquired its external advisor, American Asset Advisors Realty Corp., which was wholly-owned by Mr. Taylor, in June 1998 in anticipation of completing the merger. See "THE MERGER--Background of the Merger" on page 40. The terms of the agreement pursuant to which AmREIT acquired its external advisor provide for the issuance of a portion of the consideration, in the form of shares of AmREIT class A common stock, be issued to Mr. Taylor over time based on the realization of specified financial criteria. One of the criteria for payment of the deferred share consideration is the issuance by AmREIT of additional equity, other than to Mr. Taylor. As a result, the actual number of the deferred compensation shares issuable to Mr. Taylor as a result of the merger is directly related to the number of shares issued by AmREIT in the merger. Based on these interests, Mr. Taylor has a financial incentive to assure the partnerships receive the greatest consideration possible.

     Conversely, as an officer and the principal stockholder of AmREIT, Mr. Taylor would benefit along with the other AmREIT stockholders and the independent directors to the extent AmREIT issues a lesser amount of shares in the merger. In the event a partnership rejects this merger proposal, Mr. Taylor would also expect to benefit indirectly from the continuation of AmREIT's management of that partnership and administrative fees and reimbursements to AmREIT. He would also expect to eventually participate in the proceeds of the sale or other disposition of that partnership's properties by reason of his general partner interest and/or right to disposition fees. Also, all other factors being equal, Mr. Taylor's proportionate ownership of AmREIT will be diluted by an amount proportionately related to the number of shares issued in the merger and to the extent the exchange price is less than the value of the shares on the effective date. Mr. Taylor's proportionate ownership of AmREIT common stock will be reduced from 11.12% before the merger to 10.70% after the merger, on a fully-diluted basis, if all partnerships participate.

     While the partnerships engaged Houlihan Lokey to render a fairness opinion and Valuation Associates, an independent real estate appraisal firm, to appraise the partnerships and properties, no formal procedures were put in place to minimize the potential conflicts of interest between Mr. Taylor and the partnerships or as between individual partnerships.

The Independent Directors

     The independent directors have sought to honor faithfully their fiduciary duties to AmREIT and the stockholders. None of the independent directors has any financial interest in any partnership or the general partners of any partnership, and none of the independent directors owes a fiduciary duty to the limited partners.

     The general partners and the independent directors have endeavored to ameliorate conflicts of interest between Mr. Taylor and AmREIT by requiring that the independent directors determine and agree to the terms of the merger on behalf of AmREIT and the stockholders in consultation with Wunderlich and their own legal advisors, Locke Liddell & Sapp LLP. However, because neither of them devotes a major portion of his time to AmREIT's affairs, the independent directors have had to rely on the management and staff of AmREIT for information, data and analysis of AmREIT and the partnerships. Because the management and staff of AmREIT are under the control of Mr. Taylor, in his capacity of AmREIT's chief executive officer, it is likely that the views and considerations of Mr. Taylor, to some extent, influenced the information and analysis of AmREIT's management and staff, and thus, indirectly, the independent directors.

Continuing Conflicts of Interest

     After the merger, Mr. Taylor will continue to have business and financial interests, some of which may conflict with the interests of AmREIT. See "MANAGEMENT -- Certain Relationships and Related Transactions" on page 110.
Mr. Taylor has interests in eight other limited partnerships that collectively either own or are developing properties. None of these partnerships competes with AmREIT or your partnership for properties or tenants nor do any of the tenants of these partnerships directly compete with the tenants occupying the properties of AmREIT or your partnership. Also, under the terms of his employment agreement with AmREIT the agreement and pursuant to which the external advisor was acquired, Mr. Taylor is contractually restricted, so long as he serves as an officer or director of AmREIT, from engaging in any competitive real estate venture without the prior consent of AmREIT. In addition, he must cause any competitive real estate venture over which he exerts control to, at the election of AmREIT, contract with AmREIT for the use of certain personnel and/or facilities. See "MANAGEMENT -- Advisor Acquisition" on page 111. While Mr. Taylor no longer participates in payments for these services, he may eventually participate in the proceeds and/or disposition fees from the sale or disposition of the partnerships' properties by reason of his interest as or in the general partner(s) of the partnerships.

                                FAIRNESS OPINIONS

Wunderlich Securities Fairness Opinion

     On September 6, 2001, Wunderlich Securities rendered a written opinion to AmREIT to the effect that, as of that date and based upon the qualifications and assumptions made and matters considered by Wunderlich Securities, the aggregate AmREIT share consideration offered with respect to all three partnerships is fair from a financial point of view to AmREIT's stockholders

     The full text of the Wunderlich Securities opinion, which sets forth the assumptions made, procedures followed and matters considered in, and the limitations on, the review undertaken in connection with the Wunderlich Securities opinion, is attached as Appendix that accompanies this proxy statement and is incorporated in this document by reference. The summary of opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Wunderlich Securities' opinion was provided for AmREIT's information and assistance in connection with AmREIT's consideration of the mergers contemplated by the merger agreements and the opinions do not constitute a recommendation as to how partners or stockholders should vote with respect to the merger.

     In connection with its opinion, Wunderlich Securities reviewed, among other things:

     o the financial terms of the merger agreements with respect to the merger;

     o the financial statements and the related filings of the partnerships for the year ended December 31, 2000 and the six months ended June 30, 2001;

     o the financial statements and the related filings of AmREIT for the year ended December 31, 2000 and the six months ended June 30, 2001;

     o internal information concerning the business and operations of the partnerships furnished by the general partners;

     o internal information concerning the business and operations of AmREIT furnished by management of AmREIT, including cash flow projections and operating budgets; and

     o financial data and operating statistics provided by AmREIT and the general partners of the partnerships and compared them with similar information of selected public companies.

     Wunderlich Securities also held meetings and discussions with AmREIT's and the partnerships' directors, general partners, officers, and employees, concerning the operations, financial condition and future prospects of the partnerships and AmREIT, respectively. In addition, Wunderlich Securities has conducted other financial studies, analyses and investigations and considered other information as it deemed appropriate.

     Wunderlich Securities relied upon the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Wunderlich Securities by or on behalf of the partnerships or AmREIT. Wunderlich Securities further relied upon AmREIT's assurances that it is unaware of any factors that would materially alter the conclusion made in Wunderlich Securities's fairness opinion, including developments or trends that have materially affected or are reasonably likely to materially affect those conclusions. Wunderlich Securities assumed that the financial forecasts (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected AmREIT's best currently available estimates and good faith judgments as to the future performance of the partnerships and AmREIT, respectively. Wunderlich Securities has relied on these forecasts and does not in any respect assume any responsibility for the accuracy of completeness of these forecasts. Wunderlich Securities also assumed, with consent, that any material liabilities (contingent or otherwise, known or unknown) of the partnerships or AmREIT are as set forth in the respective financial statements of the partnerships and AmREIT. Wunderlich Securities also assumed, with AmREIT's consent, that the table prepared by or for AmREIT of the allocation of the AmREIT share consideration among the limited partners of each of the partnerships has been prepared in accordance with, and complies with the terms and conditions of the partnership agreements of the partnerships. Wunderlich Securities also assumed that the appraisals were reasonably prepared by and reflected the good faith judgments of Valuation Associates, and that Valuation Associates is both competent in rendering such valuation and independent from AmREIT and the partnerships in making its judgment, and Wunderlich Securities does not in any respect assume any responsibility for its accuracy or completeness of the appraisals. In addition, we also assumed that the properties owned by the limited partnerships may be used for their intended purposes for the remainder of their respective lease terms, all of the respective tenants in the properties are creditworthy and that the deferred maintenance at the properties is not material. Wunderlich

Securities did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the partnerships or AmREIT. Wunderlich Securities's opinions necessarily were based upon financial, economic, market and other conditions and circumstances existing and disclosed to Wunderlich Securities as of the date of its opinion.

     It is understood that Wunderlich Securities's fairness opinion is for AmREIT's information in its evaluation of the merger, and Wunderlich Securities's opinion does not constitute a recommendation to AmREIT or the AmREIT stockholders as to how to vote on the merger or as to whether the AmREIT stockholders should elect to offer the AmREIT share consideration. Wunderlich Securities was not requested to, and did not, solicit the interest of any other party in acquiring interests in the partnerships or their assets. Additionally, Wunderlich Securities's opinion does not compare the relative merits of the merger with those of any other merger or business strategy, which were or might have been considered by AmREIT as alternatives to the merger.

     On rendering its opinion with respect to the fairness, from a financial point of view, of the aggregate AmREIT shares offered with respect to the partnerships, Wunderlich Securities did not address or render any opinion with respect to, any other aspect of the merger, including:


     o the prices at which the AmREIT shares may trade following the merger and upon conversion of the Class B shares to be offered compared with the current fair market value of the partnerships' portfolios or other assets if liquidated in real estate markets;

     o   the tax consequences of any aspect of the merger;

     o the method of allocating the AmREIT consideration among the partnerships in the merger;

     o the fairness of the amounts or allocation of acquisition cost or the amounts of acquisition costs allocated to the limited partners; or

     o any other matters with respect to any specific individual partner or class of partners.

     The following is a summary of all the material financial analyses set forth in the merger report provided to AmREIT on September 6, 2001, in connection with Wunderlich Securities rendering its opinion.

     In valuing AmREIT and the partnerships, Wunderlich Securities considered a variety of valuation methodologies, including:

o      a net asset value analysis

o      a discounted cash flow analysis;

o      a pro forma merger analysis;

o      an  analysis of comparable transactions; and

o      an analysis of comparable publicly-traded companies.

Valuation of AmREIT

     Net Asset Value Analysis. Wunderlich Securities performed analyses on each of the partnerships' 20 properties based upon 2001 net operating income estimates provided by the general partners. Wunderlich Securities' valuations ranged from $21,451,557 using an 11% capitalization rate to $26,044,341 using a 9% capitalization rate. Using the adjusted net operating income and the total merger consideration of approximately $24,652,547, the 2001 capitalization rate for the overall property portfolio was determined to be approximately 9.5%. Wunderlich Securities is a reputable investment bank with substantial experience in real estate transactions. Given Wunderlich Securities' experience and its analysis of comparable triple-net lease transactions with credit-worthy tenants, the market rates for these types of transactions were deemed to be between 9%-11% capitalization rates. The 9.5% capitalization rate resulted in a fair valuation of the partnerships for AmREIT.

     Discounted Cash Flow Analysis. Wunderlich Securities also performed a discounted cash flow analysis of the projected cash flow of the partnerships assuming the partnerships continued to operate as a stand-alone entity. Projections for calendar years 2002 through 2006 were based on management's estimates. The projections assumed that rental income would increase 2.8%, vacancy was assumed to be 3.0% and general and administrative expenses increased 2.5% annually. The terminal value of the partnerships was calculated by applying a multiple of 10.5x to 13.0x of cash flow, and the annual cash flow was discounted back using rates ranging from 8.0 to 10.0%, which Wunderlich Securities viewed as appropriate ranges of rates and multiples given the risk characteristics of an unleveraged portfolio of credit quality triple net lease tenants. This analysis resulted in a valuation range of $22.3 million to $26.2 million.

     Pro Forma Merger Analysis. Wunderlich Securities analyzed certain pro forma effects resulting from the merger, including, among other things, the impact of the merger on the estimated funds from operations per share of AmREIT common stock in fiscal year 2001 based on internal estimates of the general partners and management of AmREIT. The results of the pro forma merger analysis suggested that the merger would be accretive to funds from operations per share of AmREIT common stock by 16.2%. The actual results achieved by the combined entity may vary from projected results and the variations may be material.

     Analysis of Selected Comparable Mergers and Acquisitions. In order to assess market pricing for comparable mergers, Wunderlich Securities reviewed overall merger transactions in the real estate industry. Wunderlich Securities evaluated:

     o Lexington Corporate Properties acquisition of Net 1 L.P. and Net 2 L.P. (Pending);

     o Commercial Net Lease Realty, Inc. acquisition of Captec Net Lease Realty, Inc. (Pending); and

     o   GE Capital's acquisition of Franchise Finance Corp. (Completed)

     Wunderlich Securities selected three transactions announced between November 2000 and July 2001, involving the sale or pending sale of retail-oriented real estate investment trusts and partnerships. No transaction was considered identical to the merger, and the differences in the consideration of the selected transactions compared to AmREIT's consideration contemplated by the merger agreements with the partnerships, caused the valuation methods to be irrelevant.

     Comparable Trading Multiples Analysis. Wunderlich Securities compared financial and operating information and ratios for AmREIT with the corresponding financial and operating information for a group of publicly traded real estate investment trusts engaged primarily in the ownership and financing of long-term net leased properties. Wunderlich Securities attempted to find comparisons of relative valuations among a peer group, regardless of each company's respective national exchange or relative net asset value. Ultimately, Wunderlich Securities decided that a company's operating strategy, not its national exchange or net asset value, should be the overriding factor as to whether or not a company should be deemed comparable. Wunderlich Securities deemed the following companies as reasonably comparable to AmREIT:

     o   Captec Net Leases Realty, Inc.;

     o   Commercial Net Lease Realty;

     o   Lexington Corporate Properties Trust;

     o   One Liberty Properties, Inc.;

     o   Realty Income Corporation; and

     o   U.S. Restaurant Properties, Inc.

     Among other analyses, Wunderlich Securities compared the stock price for each of these comparable companies with their trailing twelve months funds from operations and compared the adjusted market value for each of these companies with their trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA). This analysis indicated that the comparable companies' median multiple of funds from Operations was 8.4x and the median multiple of EBITDA was 10.3x. Wunderlich Securities compared these trading multiples to the implied multiples of AmREIT based on the consideration contemplated in the merger agreements and concluded AmREIT's consideration of Class B common stock is valued at a premium to the comparable companies' trading multiples. The management and independent board of directors of AmREIT reviewed the Net Asset Value Analysis, Discounted Cash Flow Analysis, Proforma Merger Analysis and the Valuation of the partnerships by Valuation Associates and concluded that issuing common stock at the implied multiples with a preferential Dividend would accrue benefits to AmREIT's shareholders.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Wunderlich Securities believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the Wunderlich Securities opinion. No entity used in the above analyses, as a comparison is identical to AmREIT, the partnerships or the combined company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of businesses are not appraisals and may not reflect the prices at which businesses may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty and Wunderlich Securities does not assume responsibility for any future variations from these analyses or estimates. The above paragraphs summarize the significant quantitative and qualitative analyses performed by Wunderlich Securities in arriving at its opinions. As described above, Wunderlich Securities's opinion to AmREIT was one of many factors AmREIT took into consideration in making its determination to approve the merger.

     AmREIT selected Wunderlich Securities as its financial advisor on the basis of Wunderlich Securities's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes. Wunderlich Securities may provide investment banking services to AmREIT in the future and trade AmREIT shares for its own account and for the accounts of its customers, and accordingly, may at any time hold a long or short position in AmREIT shares.

     Pursuant to an engagement letter dated as of July 27, 2001, Wunderlich Securities will receive a fee of $25,000 from AmREIT for its services in rendering its fairness opinion. Wunderlich Securities will also be reimbursed for its expenses, including the reasonable fees and expenses of its attorneys. AmREIT has agreed to indemnify Wunderlich Securities, its affiliates and each of its directors, officers, employees, agents, consultants, and attorneys, and each person or firm, if any, controlling Wunderlich Securities or any of the foregoing, against certain liabilities, including liabilities under federal securities law.



Houlihan Lokey Howard & Zukin Financial Advisors Inc. Fairness Opinions

     General. The general partners retained Houlihan on behalf of each partnership to render the Houlihan fairness opinions to each participating partnership regarding the fairness, from a financial point of view, of the consideration to be received by the limited partners of the participating partnership in connection with the merger. Houlihan was not requested to, and did not make, any recommendation to the partnerships as to the form or amount of consideration to be received by the limited partners in connection with the merger, which consideration was determined through negotiations between AmREIT and the general partners. The general partners retained Houlihan to render its fairness opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuation for corporate purposes especially with respect to REITs and other real estate companies. Houlihan is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalization, financial restructuring, and private placements of debt and equity securities.

     The general partners first engaged Houlihan on February 10, 1998 and amended such engagement on April 21, 1999. Houlihan Lokey has updated its analyses from 1999 to October 8, 2001. The consideration to be paid by AmREIT in the merger consists solely of shares or, at the election of dissenting individual limited partners, total consideration in the form of 10% cash and 90% notes. Houlihan rendered an opinion as to the valuation of the advisor in connection with the advisor acquisition and has received fees in connection with rendering its fairness opinions in 1998 and 1999 in connection with the merger. Prior to such engagements, Houlihan had no material relationship with the general partners or their affiliates. As compensation to Houlihan for its services in connection with the merger, the general partners have already paid Houlihan an fees of $137,500 and will pay Houlihan Lokey an additional $20,000 for its services in connection with updating its fairness opinions. No portion of Houlihan's fee is contingent upon the successful completion of the merger. The general partners and each partnership have also agreed to indemnify Houlihan and related persons against certain liabilities, including liabilities under federal securities laws, arising out of the engagement of Houlihan, and to reimburse Houlihan for certain expenses.

     Houlihan delivered its written fairness opinions to the general partners as of June 25, 1999 and then updated its written fairness opinions to October 8, 2001. Such opinions state that on the basis of its analysis summarized below and subject to the limitations described below, the consideration to be received by the limited partners of each participating partnership in connection with the merger was fair, from a financial point of view, to such limited partners. The fairness opinions do not constitute a recommendation to any limited partner as to how any such limited partner should vote on the merger.

     THE FULL TEXT OF EACH HOULIHAN LOKEY FAIRNESS OPINION, WHICH SET FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE

REVIEW UNDERTAKEN, IS ATTACHED AS AN APPENDIX TO THE RESPECTIVE PROSPECTUS SUPPLEMENT. THE LIMITED PARTNERS ARE URGED TO READ THE APPLICABLE OPINION IN ITS ENTIRETY.

     In arriving at its fairness opinions, Houlihan:

o held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

o reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

o reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

o reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

o reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

o reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., which includes the Agreement and Plan of Merger, dated as of September 10, 2001, is entered into by and between AmREIT, Inc., AAA Net Realty Fund IX, Ltd., AAA Net Realty FUnd X, Ltd., and AA Net Realty Fund XI, Ltd.
         H. Kerr Taylor, on behalf of himself as the individual General
         Partner, and American Asset Advisers Management Corporation IX, American Asset Advisers Management Corporation X, and American Asset Advisers Management Corporation XI;

o reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

o reviewed the historical market prices for the AmREIT's publicly traded securities;

o reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

o conducted such other studies, analyses and inquiries as Houlihan Lokey has deemed appropriate.

     Houlihan did not, and was not requested by the general partners, to make any recommendations as to the form or amount of consideration to be paid to the limited partners in connection with the merger. Houlihan was not asked to opine on and did not express any opinion as to:

     o legal or tax consequences of the merger, including but not limited to tax consequences to the limited partners;

     o whether any limited partner should elect the cash/notes option rather than to receive shares in the merger;

     o the public market values or realizable value of the shares or the prices at which the shares may trade in the future following the merger if and when a public trading market is established for the common shares;

     o the fairness, advisability or desirability of alternatives to the merger;

     o the potential capital structure of AmREIT or its impact on the financial performance of the shares or the cash/notes option; or

     o the fairness of any aspect of the merger not expressly addressed in the Houlihan fairness opinions, including the fairness of the merger as a whole. Houlihan's opinion relates to fairness from a financial point of view of the consideration to be received by each limited partner. Houlihan's opinion does not address the fairness of the merger as a whole. Houlihan's opinion as to each partnership does not depend on the participation of any one or a combination of other partnerships. Houlihan did not perform an independent appraisal of the assets and liabilities of the partnerships.

     Although the general partners and AmREIT advised Houlihan that certain assumptions were appropriate in their view, no restrictions or limitations were imposed by the general partners upon Houlihan with respect to its investigation or the procedures followed by Houlihan in rendering its fairness opinion. Houlihan's fairness opinions are not intended to be and do not constitute a recommendation to any limited partner as to whether to accept the consideration to be received by such limited partner in connection with the merger (whether in the form of shares or the cash/notes option) or to vote in favor of the merger. It should be noted that the aggregate value of the consideration that may be received by each limited partner in connection with the merger (including any cash consideration in lieu of fractional shares to be received by the limited partners) is fixed. The ultimate value actually received by each limited partner at the time of consummation of the merger will vary depending on the market price of the shares at such time.

     Houlihan relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the partnerships and that there has been no material change in the assets, financial condition, business or prospects of each partnership since the date of the most recent financial statements made available to it. However, Houlihan's conclusions as to the fairness of the merger to any partnership was not based materially on the financial forecasts.

     Houlihan did not independently verify the accuracy and completeness of the information supplied to it with respect to the partnerships and did not assume any responsibility with respect to such information. Houlihan has not made any physical inspection or independent appraisal of any of the properties or assets of the partnerships.

     Partnership and AmREIT Analysis. In rendering its fairness opinions, Houlihan calculated a range of the value of each partnership on a controlling interest basis as well as for AmREIT. Houlihan's analysis of the fair market value of each partnership and AmREIT took into consideration the income- and cash-generating capability of that partnership and AmREIT. Typically, an investor contemplating an investment in an enterprise with income- and cash-generating capability similar to the partnerships will evaluate the risks and returns of its investment on a going concern basis. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of each partnership has been developed primarily on the basis of capitalization of net operating cash flow approaches. The value of AmREIT has been developed primarily on the basis of capitalization of net operating cash flows as well as a discounted cash flow analysis regarding one of AmREIT's assets.

     All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Houlihan's opinions are necessarily based on business, economic, market and other conditions as they exist and can be evaluated by it at the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. Any such variations may be material.

     o    Analysis of the Partnership and AmREIT's Income Producing Real
          Property: Capitalizing several different income and cash flow streams resulted in different estimates as to the value for each partnership and AmREIT. The estimated value of each partnership provides a basis of comparison to the consideration offered in the merger. In valuing the partnerships and AmREIT's income producing real property (the "AmREIT Properties"), Houlihan performed the following analyses with respect to each partnership and the AmREIT Properties.

         Capitalization of 2000 Net Operating Income In order to arrive at the value of the partnerships, Houlihan utilized capitalization rates of 2000 net operating income of each partnership. Further, in order to arrive at the value of the AmREIT Properties, Houlihan utilized capitalization rates of 2000 net operating income associated with the AmREIT Properties.

         Capitalization rates utilized were determined based upon statistics from the National Real Estate Index, an independent organization that compiles pricing data from real estate transactions and certain publicly available information on assets similar to the partnerships' properties. Additionally, on a property-by-property basis, a number of characteristics and financial statistics were considered, including the property's relative size and contribution to total net operating income, the credit quality of the property's tenant, and the duration of the property's lease. Moreover, the market and location of the property were considered. In sum, Houlihan selected capitalization rates and applied what it believes to be the appropriate capitalization rate to each partnership's 2000 net operating income and the 2000 net operating income associated with the AmREIT Properties.

         Applying those selected capitalization rates to each Partnership's 2000 net operating income and the AmREIT Properties' 2000 net operating income resulted in an aggregate value for each Partnership as well as for the AmREIT Properties.

         Capitalization of 2001 Net Operating Income based on a historic average margin. A similar methodology to the capitalization of 2001 net operating income is to capitalize the net operating income that is calculated by annualizing the performance of each partnership and the

         AmREIT Properties through June 30, 2001 and assuming a three year average margin based upon the partnerships' past net operating income margin.

         Capitalization of Gross Revenues Less Management Fees
         Houlihan also capitalized the partnerships' and the AmREIT Properties' gross revenue less a 3% management fee.


         The aforementioned approaches provided Houlihan with a range of values for each partnership and the AmREIT Properties. Houlihan assumed that, based upon the rights and privileges of the Partnerships' partnership agreements, the limited partners are entitled to all of the value of the partnerships. The partnerships' and the AmREIT Properties' value was adjusted to reflect the capital structure of the Partnerships and the AmREIT Properties and any excess cash or other liabilities.



o Analysis of AmREIT's non income producing real property (known as Lake Woodlands Plaza) and the income and cash flow associated with AmREIT's service businesses.

         Analysis of Lake Woodlands Plaza
         Discounted Cash Flow Approach.
         -----------------------------
         Houlihan utilized the financial forecasts as prepared by management for the remainder of 2001 through 2011 for Lake Woodlands Plaza. After calculating the net present value of cash flows for the applicable periods using discount rates of 10.0% a terminal value was calculated based upon exit capitalization rate 8.5%.

         Analysis of ARIC
         Market Multiple Approach.
         Houlihan Lokey derived an indication of the range of ARIC by applying a multiple to ARIC's earnings before interest, taxes, depreciation and amortization ("EBITDA") as of the twelve months ended June 30, 2001 and based upon the annualized EBITDA based upon the six months ended June 30, 2001 Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in public companies similar in type and function to ARIC.

         Based on the financial forecasts and this analysis, Houlihan calculated indications of the value for Lake Woodlands Plaza and ARIC, and added such values to the value indications that resulted for the AmREIT Properties as described above.

Based on all of the aforementioned analyses, Houlihan derived the following ranges of values for the partnerships and AmREIT, and their respective contributions to the merged entity, as set forth in the table below:


                     Houlihan Lokey               % of  Merged  Transaction   %  of  Merged
                     Range of Value               Company       Value         Company
                                                  Houlihan %                  Transaction %
                     Low           High
Fund IX............  5,011,277     6,124,894      12.8%         5,648,585     12.2%

Fund X.............  9,827,392     12,011,256     25.1%         11,709,934    25.2%

Fund XI............  6,007,337     7,342,301      15.3%         7,294,028     15.7%
                     ---------     ---------      -----         ---------     -----

AmREIT               18,296,872    22,362,844     46.7%         21,786,998    46.9%
                     ==========    ==========     =====         ==========    -----



     Houlihan Lokey concluded that the transaction's proposed values for the partnerships and AmREIT, and the resulting ownership of AmREIT (post merger) were within the ranges that Houlihan determined and calculated based on its aforementioned valuation analyses. Accordingly, Houlihan concluded that the consideration to be received by the limited partners of each participating partnership in connection with the merger was fair, from a financial point of view, to such limited partners.

     The foregoing summaries describe the material points of more detailed analyses performed by Houlihan in connection with rendering the Houlihan fairness opinions. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is, therefore, not readily susceptible to summary description.

In rendering its fairness opinions, Houlihan did not attribute any particular weight to any analysis or factor considered by it but rather made the appropriate judgments as to the significance and relevance of each analysis and factor. While there were no material factors that did not support Houlihan's fairness opinions, Houlihan believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan fairness opinions. In its analysis, Houlihan made numerous assumptions with respect to the partnerships, general real estate industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond its control and beyond the control of the partnerships. The estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses.

Conditions and Limitations. The conclusions resulting from the above-described analyses lead Houlihan to conclude that the consideration to be received by the limited partners of each partnership in connection with the merger is fair to the aggregate limited partners of each partnership from a financial point of view.

The foregoing analyses required studies of the overall market, economic and industry conditions in which the partnerships and AmREIT operate, the partnerships' and AmREIT's operating results, and the partnerships' distributions to the limited partners. Research into, and consideration of, these conditions were incorporated into the analyses.

Houlihan's fairness opinions are based on the business, economic, market and other conditions as they existed as of October 8, 2001. In rendering its opinions, Houlihan relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to Houlihan by the general partners and AmREIT was reasonably prepared and reflect the best current available estimates of the financial results and condition of the partnerships and AmREIT. Houlihan relied on the assurance of the general partners that any financial projections or pro forma statements or adjustments provided to Houlihan were in the judgment of the general partners and AmREIT reasonably prepared or adjusted on bases consistent with actual historical experience or reflecting the best currently available estimates and good faith adjustments; that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan fairness opinions; and that the general partners and AmREIT are not aware of any information or facts regarding the general partners and AmREIT or the partnerships that would cause the information supplied to Houlihan to be incomplete or misleading in any material respect. Houlihan did not independently verify the accuracy or completeness of the information supplied to it with respect to the partnerships or AmREIT and does not assume responsibility for the accuracy or completeness of such information. Except as set forth above, Houlihan did not make any physical inspection or independent appraisals of the properties or assets of the partnerships or AmREIT.

                                   APPRAISALS

     General. Valuation Associates has prepared and delivered to each of the three partnerships an appraisal report dated July 31, 2001 which is an update to the appraisals performed in May 1999, based upon and subject to the matters referenced in the appraisal, containing its opinion regarding the market value of each partnership and each of its properties as of July 31, 2001. Valuation Associates is a nationally recognized independent and fully diversified real estate firm with extensive valuation experience. AmREIT and the partnerships decided to retain Valuation Associates to render these appraisals in connection with the merger because of its valuation experience with respect to real estate and transactions similar to the merger.

     The purpose of the appraisals is to establish the relative leased fee values of the properties in each partnership's portfolio. The independent directors and the general partners used the appraisals to assist them in determining the reasonableness of the proposed consideration payable by AmREIT to each partnership in the merger. Valuation Associates appraisals of the partnerships properties address the market value of each partnership's leased and ownership interest in each property and the liquidation value of each partnerships properties, based on certain specified assumptions.

     Market Value/Going Concern - Valuation Methodology. Valuation Associates' appraisals of the market value of the leased fees of the partnerships' properties primarily involved the income approach. The cost approach and the sales comparison approach were usually used only in instances where the valuation of the underlying property was required or for select closed sales with no current rent. The uses of the approaches to value are summarized below:

     - The income approach to value was relied upon as the primary appraisal technique based upon the properties' capability to generate net income and to be bought and sold in the marketplace.

     - Income Approach is defined as a set of procedures through which an appraiser derives a value indication for an income producing property by converting its anticipated benefits (cash flows and reversion) into property value. This conversion can be accomplished in two ways, one year's income expectancy can be capitalized at a market derived capitalization rate or at a capitalization rate that reflects a specified income pattern return on investment and change in the value of investment. Alternatively, the annual cash flows for the holding period and the reversion can be discounted at a specified yield rate.

     - The cost approach and the sales comparison approaches were applied in Valuation Associates' analysis and were considered to be relevant only:

          - where a value for a reversionary interest in the property was required and the use of direct capitalization would not have been the method of choice; and

         -    to estimate rent for vacant properties with no rent.

     - Cost Approach is defined as a set of procedures through which a value indication is derived for the fee simple interest in a property by estimating the current cost to construct a reproduction of or replacement for the existing structure, deducting accrued depreciation from the reproduction or replacement cost and then adding the estimated land value plus an entrepreneurial profit. Adjustments may be then made to the indicated fee simple value of the subject property to reflect the value of the property interest being appraised.

     - Sales Comparison Approach is defined as a set of procedures in which a value indication is derived by comparing the property being appraised to similar properties that have been sold recently, applying appropriate units of comparison and making adjustments to the sale prices of the comparables based on the elements of comparison. The Sales Comparison Approach may be used to value improved properties, vacant land, or land being considered as though vacant. It is the most common and preferred method of land valuation when comparable sales data are available.

     A typical investor in the marketplace considering the purchase of an income producing property will primarily focus on the income stream generated by the lease payments as well as the estimated reversion at the end of the holding period. It is to be noted, however, that the reversion for an income producing property is directly related to its income potential. Therefore the Income Approach is the best indicator of value for income producing properties such as the ones included in the portfolios at hand. Our valuation methodology relied on the Income Approach using a discounted cash flow analysis in which the current value is estimated by discounting the future income stream and reversion associated with the property.

     The Cost Approach is a more reliable indicator of value for special purpose properties and "new construction" where the estimate of accrued depreciation is less subjective. This approach is seldom relied on by investors purchasing income producing properties and was not used for properties with rental income.

     The Sales Comparison Approach relies on the premise that an investor would not pay for the subject property more than what would be paid for a comparable property after adjustment for differences for such factors as location, size of the building, size of the land, age, type of construction, zoning and so forth. The drawback to this approach is that unless you have complete and accurate, often confidential and unavailable information for each comparable properties, comparison and derivation of adjustments can be meaningless.

     The subject of our valuation consists solely of a portfolio of income producing properties and therefore justified reliance on the application of the Income Approach as the primary valuation methodology. Comparable sales were used to derive an appropriate discount rate and terminal capitalization rate and their sales prices per square foot provided a price range that was used as a check and benchmark in the valuation for each property.

     Since the appraisals involved the estimation of the aggregate market value of the leased and ownership interests of each partnerships' properties, Valuation Associates determined that only the income approach provided a true test of market value for the properties. The value of the properties was developed by the capitalization of the lease payments into present value using the discounted cash flow analysis, whereby anticipated future income streams over a seven-year holding period were discounted at a market-derived rate of 9.25% to 12.00% (depending on the property) to a net present value estimate using a cash flow model and a reversionary value (sale at the end of the seventh year) was discounted at a market-derived terminal capitalization rate of 10.50% to 12.25%. Terminal Capitalization Rate is defined as the rate used to convert income (example NOI cash flow) into an indication of the anticipated value of the subject real property at the end of the holding period. The Terminal Capitalization Rate is used to estimate the resale value of the property. Also called Residual Capitalization Rate. Market Derived Rate may be a terminal capitalization rate or going end capitalization rate or discount rate or yield rate that is derived from the market from either sales of comparable income producing properties or via interviews of market participants. Valuation Associates made certain assumptions in determining its cash flow analysis with respect to its market value analysis of each partnership. These assumptions included:

     -   a seven-year holding period for each property;

     - a $150,000 annual allowance related to normal day-to-day operations, including functions relating to compliance with the SEC reporting requirements, investor relations and communications and management issues not specifically related to property level activities;

     -   a 4% annual allowance for a management fee; and

     - a flat amount of $400 per property, per year for miscellaneous expenses such as bookkeeping, legal fees and other pro rata charges. Anticipated rental income as well as adjustments for vacancy with no rent being paid, percentage rent, management fees and administrative expenses were analyzed over the holding period.

     The selection of the discount rate to be applied to the estimated cash flow over the seven-year holding period for each property was based upon Valuation Associates' multi-tiered analysis of the risk involved with each property. For each property, Valuation Associates first analyzed both general and specific market risks, lessee/borrower risk and property risk. Next, Valuation Associates evaluated the attitude and expectation of market participants and compared this to a variety of alternative investment vehicles such as stock, bonds or other real estate investments. Finally, Valuation Associates looked at the individual tenants' company profile and financial strength based on stock reports, investor publications, trade journals and discussions with market participants.

     At the end of the seven-year holding period, Valuation Associates assumed that the properties of each partnership would be sold in an orderly manner. For purposes of such sale, Valuation Associates assumed that the partnership would incur a 3.5% sales expense, which included any fees for brokerage or attorneys, applicable closing costs and miscellaneous charges upon disposition of the properties.

     Property Valuation Assumptions. The special assumptions made by Valuation Associates in its appraisals of each partnership's properties are set forth in summary form as follows:

     - Client Provided Information. The partnerships provided Valuation Associates with leases for properties in the portfolios, summarized data pertaining to sales volumes, lease data and other property specific data such as surveys and site plans. Valuation Associates assumed, for purposes of its appraisals that this information was true and complete as of the date given and stated in its report that it has no reason to believe that the data with which AmREIT provided them is inaccurate in any material respect.

     - Physical Inspections. The independent directors and general partners requested that Valuation Associates conduct personal inspections of each of the properties, which was performed in May 1999, the date of the original appraisals.

     - Litigation. Valuation Associates assumed that each of the properties is free from any pending or proposed litigation, civil engineering improvements or eminent domain proceedings, unless it received specific information otherwise.

          - Material Adverse Changes. The date of the appraisals is July 31, 2001. In the event that any given tenant within the portfolio files for bankruptcy or suffers significant adverse financial or operational changes subsequent to the date of the reports, Valuation Associates reserves the right to revise the appraisal relating to such tenant and such property.

          - Highest and Best Use. For purposes of the appraisals, Valuation Associates assumed that the existing building improvements represent the highest and best use of the respective properties.

          - Joint Ventures and Tenants in Common. For the properties in each partnership that are under a joint venture agreement, Valuation Associations allocated the respective proportionate value of the property in question to each Partnership in the joint venture agreement.

          - Real Estate Only. The appraisals are for the value of the real estate only and do not include furniture, fixtures and equipment in the stores.

     There were no assets subject to any material qualifications by Valuation Associates with respect to the valuation.

     The date of the value of the properties of each partnership, as set forth in the appraisal rendered by Valuation Associates is July 31, 2001. As of the date of this proxy statement, neither AmREIT nor any of the partnerships is aware of any material event subsequent to the date of the appraisal that would result in any material changes to any of the values set forth in the appraisals rendered by Valuation Associates. The appraisals rendered by Valuation Associates will be updated and a supplemental proxy statement will be provided to you if AmREIT determines that any event has occurred or condition has changed since the date of the appraisals that may have caused a material change in the values reported.

     In connection with the merger, AmREIT originally paid, on behalf of the partnerships which approve the merger, Valuation Associates approximately $53,000 in the aggregate for its real estate appraisal services, and an additional $18,000 for the update that was performed in July 2001. AmREIT may engage Valuation Associates for future valuations and appraisals of properties of AmREIT. There is no contract, agreement or understanding between AmREIT and Valuation Associates regarding any future engagement.

     Liquidation Valuation. AmREIT and the partnerships also requested that Valuation Associates provide them with a liquidation value for the properties of each of the partnerships. In providing AmREIT and the partnerships with that estimate, Valuation Associates made several assumptions regarding the conditions under which we would be selling the properties of each partnership. These assumptions were then applied to the market value derived for each property as described above. These assumptions include:

     - Time Period. Valuation Associates assumed that the liquidation of the partnerships' properties would occur over a six-month period. In estimating the liquidation period, Valuation Associates relied on interviews with market participants, their professional opinion, and consideration of the size of the portfolio and the quality of the properties that it comprises. The six month period was determined to be a reasonable length of time that would be necessary to liquidate the portfolios in an orderly manner in light of the number of properties and quality of properties involved. According to Valuation Associates, this would shorten the normal marketing period estimate by as much as 50%. Thus, Valuation Associates assumed that for a six-month period, a discount of 5% from the appraised discounted present value would be necessary.

     - Marketing of Properties. Each partnership would make an aggressive marketing effort in the sale of the properties. In connection with this assumption, Valuation Associates allowed for 2% of the appraised present value of each property as a reasonable amount for the increased marketing effort and contingency costs.

     - Brokered Sales. In light of the six-month liquidation period assumption, Valuation Associates assumed (and AmREIT and the partnerships agreed) that in such a liquidation, AmREIT and the partnerships would enlist the assistance of brokers. Based upon that assumption and upon current market research, Valuation Associates applied a 3% brokerage commission to the present values of the properties.

     - Other Fees. Valuation Associates also assumed that AmREIT and the partnerships would have attorney, consultant and appraisal fees, as well as transfer taxes, surveys, title insurance and other related expenses that would amount to approximately 2.5% of the present value of the properties in each of the Partnerships.

                                                                  Appraised
                                                                  Value per
                                                 Valuation        Average
                                                 Associates       $1,000
                               Terminal Cap      Appraised       Adjusted LP
                                Rate(1)           Value         Investment(2)
       Partnership
         Fund IX*..........   10.50%-10.75%       $ 5,367,000         $996
         Fund X*...........   10.50%-11.25%        11,082,000          968
         Fund XI*..........   10.50%-11.50%         6,730,000          955

* The original investment per unit was $1,000. The appraised value per unit does not take into consideration any previous return of capital or distributions from operations.

(1) The appraisals were based on a discounted cash flow analysis over a seven year holding period. Additionally, a terminal capitalization rate applied to a reversionary cash flow model was used to compare to the discounted cash flow analysis. The terminal capitalization rate is applied to the end of the income stream, not the first year income stream, resulting in a higher capitalization rate.

(2) Amounts reflected only represent the appraised value of the partnership per average $1,000 limited partner investment. It does not take into consideration the premium AmREIT is paying in addition to the appraised value, nor does it include the net cash of each partnership. For an analysis of the total transaction value per average $1,000 limited partner investment, see "SUMMARY-Consideration Paid to the Partnerships" on page 7.

                     AmREIT PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information of AmREIT for the year ended December 31, 2000 and the six months ended June 30, 2001 are included in this proxy statement starting at page F-2. The pro forma financial balance sheet has been prepared as if each of the transactions had occurred as of January 1, 2000: (1) the issuance of 308,924 initial shares pursuant to the advisor acquisition; and
(2) the merger and the related transactions. The pro forma statements of operations of AmREIT for the year ended December 31, 2000 and for the six months ended June 30, 2001 have been prepared as if each of the transactions had occurred as of January 1, 2000. The pro forma financial information has been prepared using the purchase method of accounting whereby the assets and liabilities of the partnerships are allocated based upon estimated fair value, based upon preliminary estimates, which are subject to change as additional information is obtained. The purchase price and the allocations of the purchase price are subject to final determination based upon estimates and other evaluations of fair value. Therefore, the purchase price and the allocations reflected in the pro forma financial information may differ from the amounts ultimately determined.

     The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AmREIT that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the AmREIT management, all material adjustments necessary to reflect the effect of these transactions have been made. The pro forma statements of operations for the year ended December 31, 2000 and for the six months ended June 30, 2001 are not necessarily indicative of the results of operations to be expected for the year ending December 31, 2001.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following summary of material federal income tax consequences that may be relevant to a holder of our securities is based on current law, is for general information only and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax consequences, does not include a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of our securities in light of his or her particular circumstances or to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States and persons holding securities as part of a conversion transaction, a hedging transaction or as a position in a straddle for tax purposes) who are subject to special treatment under the federal income tax laws. Unless otherwise indicated the terms "we," "us," and "our" when used herein refer to AmREIT.

         The statements in this discussion are based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code") existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this discussion with respect to transactions entered into or contemplated prior to the effective date of such changes. Any such change could apply retroactively to transactions preceding the date of the change. We do not plan to request any rulings from the IRS concerning our tax treatment and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or that such challenge will not be sustained by a court.

         THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         We have elected to be treated as a REIT under Sections 856 through 860 of the Code for federal income tax purposes commencing with our taxable year ended December 31, 1993. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.

         We have received an opinion from Locke Liddell & Sapp LLP, our legal counsel, to the effect that we qualified as a REIT under the Code for our taxable year ended December 31, 2000, we have been organized and our manner of operation has been in conformity with the requirements for qualification and taxation as a REIT as of the date of this prospectus and that our proposed manner of operation and diversity of equity ownership should enable us to continue to satisfy the requirements for qualification as a REIT in calendar year 2001 if we operate in accordance with the methods of operations described herein including our representations concerning our intended method of operation. However, you should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership. Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our stockholders. See "Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting us as a REIT and the holders of our securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Certain Tax Differences between the Partnership Interests and Shares of AmREIT Common Stock

     Because each partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, limited partners are required to take into account their share of the income or loss of their respective partnership, regardless of whether any cash is distributed to them. If a partnership is acquired by AmREIT, limited partners will receive shares of AmREIT class B common stock.

     If a partnership is acquired by AmREIT and its limited partners receive shares of AmREIT class B common stock, their ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by them in the future. Each partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owners of partnership interests, limited partners must take into account their distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to them. Each partnership supplies that information to limited partners annually on a Schedule K-1. The character of the income that limited partners recognize depends upon the assets and activities of their respective partnership and may, in some circumstances, be treated as income which may be offset by any losses limited partners may have from passive activities.

     In contrast to treatment as limited partners, if the partnerships are acquired by AmREIT limited partners receiving shares of AmREIT class B common stock, as a stockholders of AmREIT, will be taxed based on the amount of distributions they receive from AmREIT. Each year AmREIT will send its stockholders a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to its stockholders during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than the partnerships' tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by each partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from each partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as each partnership, a larger portion of the distributions could constitute taxable income to limited partners. In addition, the character of this income to limited partners as stockholders of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to stockholders and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to its stockholders.


Tax Consequences of the Merger and the Reorganization

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of each partnership acquired by AmREIT will be transferred to AmREIT in return for shares of AmREIT class B common stock. Each partnership will then immediately liquidate and distribute such property to its limited partners. The IRS requires that limited partners recognize a share of the income or loss, subject to the limits described below, recognized by their partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger. The estimated taxable gain based on the exchange price, for an average $1,000 original limited partner investment in their partnership, is set forth in the table below for those limited partners subject to federal income taxation.

                                    Estimated
                                    Gain per
                                 Average $1,000
                                Original Limited
                                     Partner
                                  Investment(1)
             AAA Net Realty Fund IX, Ltd...............                $229
             AAA Net Realty Fund X, Ltd................                 137
             AAA Net Realty Fund XI, Ltd...............                 105

(1) Values are based on the exchange price negotiated by the general partner(s) and AmREIT. Upon listing the shares of AmREIT class A common stock on an exchange, into which the class B common stock issued in the merger are convertible, the actual prices at which the shares of AmREIT class A common stock will trade on the exchange may be significantly below the exchange price.

     As a general rule, an actual or deemed transfer of assets of a partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners, Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.

     If a partnership is acquired by AmREIT, such partnership will receive solely shares of AmREIT class B common stock in exchange for its partnership's assets. As a result, such partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class B common stock received by such partnership and (b) the amount of such partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by such partnership to AmREIT.

     The gross profit that each partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for each partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering each partnership's assets, if any, that are assumed or taken subject to by AmREIT.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Each limited partner's share of gains or losses from the sale of Section 1231 assets of its partnership would be combined with any other Section 1231 gains and losses that such limited partner recognizes in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that has "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means the limited partner's aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by the partnership prior to sale. In general, each individual limited partner may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that each partnership recognizes will be allocated to limited partners in accordance with the terms of the partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Partnership Termination. If a partnership is acquired by AmREIT, the partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to its limited partners. The shares of AmREIT class B common stock will be distributed among its limited partners in accordance with the partnership's partnership agreement. The taxable year of the partnership will end at this time, and limited partners must report in their taxable year that includes the date of the merger, their share of all income, gain, loss, deduction and credit for the partnership through the date of the merger (including gain or loss resulting from the merger described above). If their taxable year is not the calendar year, they could be required to recognize as income in a single taxable year their share of the partnership's income attributable to more than one of its taxable years.

     Limited partners receiving shares of AmREIT class B common stock in the merger, in addition to their share of the gain or loss described above that they recognized as a result of the deemed sale of their partnership's assets, will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that they receive (determined on the closing date of the merger) and their adjusted tax basis in their partnership interests (adjusted by their distributive share of income, gain, loss, deduction and credit for the final taxable year of their partnership (including any such items recognized by their partnership as a result of the merger) as well as any distributions they receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Their basis in the shares of AmREIT class B common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and their holding period for the shares of AmREIT class B common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

     Because the assets of each partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by limited partners if they are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and they are not an organization described in Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts) or Section 501(c)(20) (qualified group legal services plans) of the Code. Limited partners that are included in one of the four classes of exempt organizations noted in the previous sentence may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class A common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class A common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class A common stock before the reorganization. In addition, the holding period of such AmREIT class A common stock received in the reorganization shall remain the same.


Consequences of Ownership of an Interest in a REIT

     We have elected to be treated as a REIT under Sections 856 through 860 of the Code for federal income tax purposes commencing with our taxable year ended December 31, 1993. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.

     Locke Liddell & Sapp LLP, our legal counsel, is of the opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that, after giving effect to the merger, our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT as of the date of this proxy statement and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification as a REIT in the future if we operate in accordance with the method of operations described herein, including our representations concerning our intended method of operation. However, no opinion can be given that we will actually satisfy all REIT requirements in the future since this depends on future events. You should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership. Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our stockholders. See "-- Failure to Qualify as a REIT" below on page 57. The following is a summary of the material federal income tax considerations affecting us as a REIT and our stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.


REIT Qualification

We must be organized as an entity that would, if we do not maintain our REIT status, be taxable as a regular corporation. We cannot be a financial institution or an insurance company. We must be managed by one or more trust managers. Our taxable year must be the calendar year. Our beneficial ownership must be evidenced by transferable shares. Our capital shares must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of our capital shares may be held, directly or indirectly, applying the applicable constructive ownership rules of the Code, by five or fewer individuals at any time during the last half of each of our taxable years. We must also meet certain other tests, described below, regarding the nature of our income and assets and the amount of our distributions.

         Our outstanding common shares are owned by a sufficient number of investors and in appropriate proportions to permit us to satisfy these share ownership requirements. To protect against violations of these share ownership requirements, our declaration of trust provides that no person is permitted to own, applying constructive ownership tests set forth in the Internal Revenue Code, more than 9.8% of our outstanding common shares, unless the trust managers (including a majority of the independent trust managers) are provided evidence satisfactory to them in their sole discretion that our qualification as a REIT will not be jeopardized. In addition, our declaration of trust contains restrictions on transfers of capital shares, as well as provisions that automatically convert common shares into excess securities to the extent that the ownership otherwise might jeopardize our REIT status. These restrictions, however may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the 50% requirement described above, we will be treated as having met this requirement. See the Section below entitled "--Failure to Qualify as a REIT."

         To monitor our compliance with the share ownership requirements, we are required to and we do maintain records disclosing the actual ownership of our common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

         We currently satisfy, and expect to continue to satisfy, each of these requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

         Sources of Gross Income. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income - a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. The Code allows a REIT to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income of the REIT.

         In the case of a REIT which is a partner in a partnership or any other entity such as a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of
Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of any partnership in which we own an interest are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

         75% Gross Income Test. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

o        rents from real property;

o        interest on loans secured by real property;

o gains from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business, referred to below as "dealer property");

o income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (foreclosure property);

o        distributions on, or gain from the sale of, shares of other qualifying
         REITs;

o        abatements and refunds of real property taxes;

o amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

o        "qualified temporary investment income" (described below).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and not including certain dealer property we have held for at least four years.

         We expect that substantially all of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. We do not expect to earn material amounts in these categories.

         Rent from real property generally does not include rent based on the income or profit s derived from the property. However, rent based on a percentage of gross receipt or sales is permitted as rent from real property and we will have leases where rent is based on a percentage of gross receipt or sales. We generally do not intend to lease property and receive rentals based on the tenant's income or profit. Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Code, own a 10% or greater interest in either vote or value.

         A third exclusion from qualifying rent income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income or through a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. The obligation to operate through an independent contractor or a taxable REIT PAGE 23 subsidiary generally does not apply, however, if the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of our direct cost of performing such services, is 1% or less of the total income derived from the property, then the provision of such non-customary services shall not prohibit the rental income (except the non-customary service income) from qualifying as "rents from real property."

         We believe that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. We do not intend to provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, we believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be included under that test.

         Upon the ultimate sale of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

         95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

         Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. We may receive certain types of that income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% income test.

         If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if (1) we report the source and nature of each item of our gross income in our federal income tax return for that year, (2) the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax, and (3) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive causes us to exceed the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed below, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for that year. See "- Taxation as a REIT" on page 85.

         Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any subsidiary partnerships), will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a PAGE 24 trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our and our subsidiary partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

         Character of Assets Owned. At the close of each calendar quarter of our taxable year, we also must meet three tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital. Second, although the balance of our assets generally may be invested without restriction, other than certain debt securities, we will not be permitted to own
(1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets, (2) securities possessing more than 10% of the voting power of the outstanding securities of any single issuer or (3) securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. A REIT may also own more than 10% of the voting power or value of a taxable REIT subsidiary. Third, not more than 20% of the value of a REIT's total assets may be represented by securities of one or more taxable REIT subsidiaries. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

         After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

         Annual Distributions to Shareholders. To maintain our REIT status, we generally must distribute as a dividend to our stockholders in each taxable year at least 90% of our net ordinary income. Capital gain is not required to be distributed. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) certain limited categories of "excess noncash income," including, income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount income. REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

         A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to stockholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of our tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than our next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the stockholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed on or before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

         To be entitled to a dividends paid deduction, the amount distributed by a REIT must not be preferential. For example, every stockholder of the class of shares to which a distribution is made must be treated the same as every other stockholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class.

         We will be taxed at regular corporate rates to the extent that we retain any portion of our taxable income. For example, if we distribute only the required 90% of our taxable income, we would be taxed on the retained 10%. Under certain circumstances we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the 90% distribution requirement, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

         If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to cure the failure retroactively by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.


Taxation as a REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our stockholders. This treatment effectively eliminates the "double taxation" imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. We generally will be taxed only on the portion of our taxable income that we retain, which will include any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to stockholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. We do not anticipate that we will pay any of those preferential dividends. Because excess shares will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect our ability to deduct our dividend payments.

         Even as a REIT, we will be subject to tax in certain circumstances as follows:

o we would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%). Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property;

o a confiscatory tax of 100% applies to any net income from prohibited transactions which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

o if we fail to meet either the 75% or 95% source of income tests described above, but still qualify for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% (substituting for purposes of calculating the amount by which the 95% gross income test is failed, 90% or 95%) income test, times (b) a fraction intended to reflect our profitability;

o we will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to our stockholders;


o if we should fail to distribute with respect to each calendar year at least the sum of (a) 85% of our REIT ordinary income for that year, (b) 95% of our REIT capital gain net income for that year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

o under temporary regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets that we acquire in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period. The results described in this paragraph with respect to the recognition of built-in gain assume that we will make an election pursuant to the temporary regulations; and

o we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

         As a result of recent legislation, a tax is imposed on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest. Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

o Redetermined rents do not include amounts received directly or indirectly by a REIT for services customarily furnished or rendered in connection with the rental of real property or services furnished through an independent contractor from whom the REIT does not derive or receive any income or through a taxable REIT subsidiary.

o Redetermined rents do not include de minimis payments received by the REIT with respect to non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

o The redetermined rent provisions do not apply with respect to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, as long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

o The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leaseable space in the REIT's property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

o The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary's direct cost of rendering the service.

o The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arm's length basis even though a taxable REIT subsidiary provided services to the tenants.

         Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.


Failure to Qualify as a REIT

         For any taxable year in which we fail to qualify as a REIT and certain relief provisions do not apply, we would be taxed at regular corporate rates, including alternative minimum tax rates on all of our taxable income. Distributions to our stockholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to our stockholders and, because the stockholders would continue to be taxed on the distributions they receive, the net after tax yield to the stockholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in our common shares. If we lose our REIT status, unless certain relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.


Taxation of  Taxable U.S.  Shareholders

         Except as discussed below, distributions generally will be taxable to taxable U.S. stockholders as ordinary income to the extent of our current or accumulated earnings and profits. We may generate cash in excess of our net earnings. If we distribute cash to stockholders in excess of our current and accumulated earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each stockholder to the extent of the adjusted tax basis of the stockholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A stockholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

         Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

         Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. stockholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed our actual net capital gain for the taxable year. Depending on the period of time the tax characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

         We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. stockholder generally would:

o include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

o be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

o receive a credit or refund for the amount of tax deemed paid by it;

o increase the adjusted basis of its class A common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and, in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

         Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as income from a passive activity, within the meaning of Section 469 of the Internal Revenue Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. stockholders subject to the passive activity rules will generally be unable to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will be treated as investment income if a stockholder so elects, in which case the capital gain is taxed at ordinary income rates.

         Generally, gain or loss realized by a stockholder upon the sale of shares will be reportable as capital gain or loss. If a stockholder receives a long-term capital gain dividend from us and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

         In any year in which we fail to qualify as a REIT, the stockholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate stockholders will qualify for the dividends received deduction and the stockholders will not be required to report any share of our tax preference items.


Backup Withholding

         We will report to our stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a stockholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that stockholder a tax of 31%. These rules may apply (1) when a stockholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies us that the stockholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A stockholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the stockholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to stockholders who fail to certify their non-foreign status.

         The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of common shares.


Taxation of Tax-Exempt Entities

         In general, a tax-exempt entity that is a stockholder will not be subject to tax on distributions or gain realized on the sale of shares. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code. In determining the number of stockholders a REIT has for purposes of the "50% test" described above under "-REIT Qualification," generally, any shares held by tax-exempt PAGE 29 employees' pension and profit sharing trusts which qualify under Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code ("qualified trusts") will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

         A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income (less direct expenses related thereto) of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the "look-thru" rule with respect to the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. We do not currently meet either of these requirements.

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our capital stock. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.


Taxation of Foreign Investors

         The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

         Dividends that are not attributable to gain from any sales or exchanges we make of United States real property interests and which we do not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the non-U.S. stockholder's conduct of a United States trade or business, the non-U.S. stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation. For withholding tax purposes, we are currently required to treat all distributions as if made out of our current and accumulated earnings and profits and thus we intend to withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. stockholder unless (1) the non-U.S. stockholder files an IRS Form W-8BEN claiming that a lower treaty rate applies or (2) the non-U.S. stockholder files an IRS Form W-8ECI claiming that the dividend is effectively connected income.

         Under the final regulations, generally effective for distributions on or after January 1, 2001, we would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a non-U.S. stockholder's shares, they will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. We do not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the non-U.S. stockholder may seek a refund of those amounts from the IRS.

         For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, commonly known as "FIRPTA." Under FIRPTA, those dividends are taxed to a non-U.S. stockholder as if the gain were effectively connected with a United States business. Non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not entitled to treaty exemption. We are required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend in connection with the sale of a United States real property interest. This amount is creditable against the non-U.S. stockholder's FIRPTA tax liability.

         Gain recognized by a non-U.S. stockholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the common shares will be publicly traded, however, no assurance can be given that we will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a non-U.S. stockholder if (1) investment in the common shares is effectively connected with the non-U.S. stockholder's United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the

United States for 183 days or more during the taxable year in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If we were not a domestically controlled REIT, whether or not a non-U.S. stockholder's sale of shares would be subject to tax under FIRPTA would depend on whether or not the common shares were regularly traded on an established securities market (such as the NYSE) and on the size of selling non-U.S. stockholder's interest in our capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of our common shares may be required to withhold 10% of the gross purchase price.

State and Local Taxes

         We, and our stockholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital shares.

                             AmREIT AND ITS BUSINESS

General

     AmREIT was organized on August 17, 1993, as a Maryland corporation and operates as a real estate investment trust (REIT) under the federal income tax laws. AmREIT acquires, owns and manages a diversified portfolio of single-tenant freestanding and multi-tenant commercial frontage properties leased to national, regional and local retail, banking, medical and other diversified types of business. AmREIT and its predecessor have been actively involved since 1985 in the acquisition, development, management and sale of credit tenant leased ("CTL") and frontage commercial projects across the U.S. Through a wholly owned subsidiary, AmREIT provides advisory services to 10 privately and three publicly registered real estate investment funds. AmREIT and its affiliates own approximately 50 properties leased to over 60 different tenants. Approximately 20% of their projects are located in Houston, another 30% in other Texas cities, and the remaining 50% throughout the U.S. Although AmREIT has approximately half of its properties located in Texas, the majority of them are CTL projects, leased to creditworthy tenants who are responsible for the rental payments as well as expense payments of the property. Frontage commercial projects include shopping centers and multi-tenant projects where there is direct visual and logistical access to major traffic arteries and are normally located in front of large traffic generators such as "big box" retailers, malls and/or major office complexes. AmREIT's tenants include retail, banking, medical, and other businesses. As of September 30, 2001, there was one vacancy within these projects and it was currently being redeveloped and released. Throughout its history, AmREIT has maintained an average aggregate occupancy in its properties in excess of 95%. AmREIT has approximately $35 million in assets, and its affiliated private and publicly registered partnerships, including Funds IX, X, and XI, have approximately $10 million and $23 million in assets, respectively.

     AmREIT has raised capital consistently by sponsoring investment partnerships through the financial planning broker-dealer communitt since 1985. During thisw time period, these investment partnerships have raised in excess of $55 million in equity to build, develop, or buy its real estate projects. The primary form for these funds has been the delivery of quarterly income generating a return on invested capital in a targeted range of 5% to 7% per annum. AmREIT has a long track record of anticipating the real estate market cycles and of responding to them by bringing appropriate opportunities to investors that balance risk and reward. The sponsorship of these investment programs allows AmREIT to retain the benefits that flow to it as sponsor and general partner. These investment funds have generated solid results for its investors during the past 16 years and have a track record that includes: (i) never having missed a scheduled partnership distribution, (ii) never having sold a property for a loss, and (iii) consistently meeting financial objectives. Capital raised through the financial planning broker-dealer community is "patient capital", meaning the investment fund is allowed to deploy it with longer-term time horizons than other capital sources. This creates a more stable and reliable source for project financing than short term, more aggressive capital. Management believes this is a strategic advantage because real estate investing is more likely to suceed using a longer, more patient investment strategy than a shorter one. Real estate has a longer-term investment horizon than many other types of investments. Hence, management is better able to align the yield and time horizon expectations of this capital source with the type of investment projects being created by the Company.

     Commencing in 1992, the management of the general partner sponsoring company (American Asset Advisers Corporation or "AAA") recognized that the market was demanding that sponsors become larger and more stable. Further, the market was requiring that investment sponsors have oversight of its activities through an independent board of directors. For this and other reasons, management set about building AmREIT.

     AmREIT was founded in 1993 as an externally advised REIT because it was not initially large enough to support its own management team. Although AmREIT did not have a full time management team guiding its day-to-day activities, it did have an independent board of directors to oversee its long-term strategic initiatives and to provide oversight. During the period between its founding and June 1998, through the efforts of its external advisor, American Asset Advisers, AmREIT grew its capital from zero to approximately $22,000,000 and its assets from zero to approximately $30,000,000.

     As the REIT market matured it demanded that publicly listed REITs have their own, fully dedicated, internal management team. For this reason and others, AmREIT merged with American Asset Advisers in June 1998 . On completion of the merger, AmREIT became internally advised and possessed the ability to continue to grow through the expertise of its internal management team. This expertise included property management, development, brokerage, finance and its investment sponsorship resources.

     The Board of Directors of AmREIT further believed that the Company should seek to merge with its affiliated partnerships and list its stock on a national exchange in order to obtain for its stockholders and affiliated partners the potential benefits of: (i) increased Funds From Operations and dividends, (ii) liquidity (the ability to sell shares in a public market), (iii) diversification

(a larger number of projects, leased by different tenants, located in different areas of the U.S.), and (iv) better access to capital within the financial planning broker dealer community, institutions, and eventually, the public markets. In June of 1999 the REIT marketplace retracted, and in early fall of that year, a tenant of AmREIT began to have financial problems and later declared bankruptcy. Because of these two events, AmREIT decided to postpone the proposed (see "THE MERGER - Background of the Merger" on page 40). In 2000, the REIT index rose approximately 23%, and in the first nine months of 2001 it rose an additional approximately 14%. During this time, three of the properties leased to the bankrupt tenant are fully leased, and a fourth was under redevelopment and partially re-leased. AmREIT decided it was time to resume its merger, this time focusing on the three public partnerships. Further, AmREIT has begun to grow an improved line of investment products, which focuses on merchant development, active management, and sale of CTL and frontage commercial projects within a seven-year time horizon. These investment funds, management believes, are superior to "buy and hold" projects, in that they potentially produce for its investors: (i) a larger cash flow stream (targeted at 9% monthly distribution), (ii) a larger total return (targeted at 15% per annum), (iii) a shorter targeted investment life cycle (targeted at 7 years), and (iv) a decreased tenant default risk (properties are sold on a shorter time horizon; therefore, the company is able to react more quickly if a tenant's credit begins to deteriorate).

     AmREIT, beyond its investment product line of business described above, has an operating company subsidiary, which allows the Company to carry out its brokerage, development, management and construction management activities. Through this subsidiary, AmREIT Real Investment Corporation ("ARIC"), AmREIT creates fees and profits for shareholders. For instance, over the nine months ending September 2001, ARIC sold 16 projects that generated approximately $1 million in net profits. A majority of those profits have been reinvested in ARIC with the goal of continuing to grow this profitable area of business. Although management realizes the need to produce steady, current income for its shareholders, it believes that it currently should focus on reinvesting a majority of its profits back into AmREIT and its subsidiaries in order to maximize long term growth of income and share appreciation for its stockholders. In order to realize this objective, AmREIT has reduced its dividend amounts over the past 18 months and reinvested its cash flow into growing its lines of business. For instance, during the first three quarters of 2001, the percentage of FFO distributed to shareholders as dividends was only 35%. Management believes this conservative strategy will create stronger, more accelerated profitability that will, in turn, grow both FFO and dividends in the future. ARIC's activities have become increasingly profitable and is becoming an important differentiation for the Company as compared to portfolio REITs that rely almost exclusively on retaining a small portion of their rental income and relying instead on new external capital for their growth. AmREIT is able to recycle its affiliated partnership invested capital and to create additional profits for its partners and, in turn, to generate fees and profits for ARIC, during the seven-year lifetime of the partnerships. This gives AmREIT a unique and profitable source of business that few, if any, other REITs enjoy. In addition, because of its expertise as an operating company, the CTL companies that AmREIT serves are able to rely on it to provide full service real estate solutions for their expansion plans. This has led to increased business with companies such as IHOP (New York Stock Exchange symbol: IHP), Washington Mutual (New York Stock Exchange symbol:WM) and others.

     Management believes the combination of a portfolio consisting of CTL projects, the capital raising capacity of the Company's investment product subsidiary, and the lines of business supported by its REOC activities gives AmREIT a strong capacity to grow its long term profitability. Management believes that the uniqueness of AmREIT's ability to sponsor investment programs through the financial planning broker dealers across the U.S. gives it a strategic advantage over REITs that don't have access to this source of "patient" capital. The fees generated by this activity and the general partner profits earned potentially provide a very attratice long-term value generator for its stockholders. AmREIT will continue to acquire high quality CTL and frontage commercial projects, which management believes than other types of real estate because national and regional tenants are the primary guarantors of rents and expenses.

     AmREIT's principal executive offices are located at 8 Greenway Plaza, Suite 824, Houston, Texas 77046, and its telephone number is (713) 850-1400.

     Management believes that the existing REIT market is rewarding companies that are able to produce not only current income for distribution to stockholders but also long-term value for stockholders through real estate operating activities. As a result, AmREIT intends to continue its focus on acquiring frontage retail properties and may acquire multi-tenant properties leased to two or more unrelated tenants and to continue to expand the operations of its subsidiaries engaged in operating and disposing of real estate and raising capital for the acquisition of additional properties. See "Real Estate Operations and Capital Raising Activities" below.

Properties

     Description. AmREIT currently owns 18 properties consisting of single structure, single and multi-tenant retail properties Each of AmREIT's properties is initially leased under a full-credit, long-term net lease, under which the tenant is responsible for the operating costs of the property, including taxes, insurance and maintenance costs. These 18 properties are leased to a total of 11 different tenants and are located in nine states. AmREIT's properties contain an aggregate of approximately 203,780 square feet of gross leasable area. Information concerning the properties owned by AmREIT as of June 30, 2001, is presented in the following tables:


                           AmREIT Property Information

                                                                                Current     Lease
                               Date      Purchase      Percent     Leaseable     Annual   Expiration
              Property       Acquired    Price        Owned(1)       Area        Rent        Date
         (Location)
 Radio Shack
    (Dallas, TX)............  06/15/94    $1,062,000    100.00%           5,200   $ 108,900  11/30/06
 Wherehouse Entertainment
    (Independence, MO)......  11/14/94       850,000     54.84%(2)       14,047     102,911  04/30/04
 OneCare
    (Houston, TX)...........  07/01/95     1,680,000    100.00%          14,000     197,341  09/30/05
 Wherehouse Entertainment
    (Wichita, KS)...........  09/12/95       867,000     51.00%(3)       15,158     105,486  12/31/04
 FootStar, Inc.
    (Tucson, AZ)............  09/11/96     1,739,000     51.90%(4)       19,550     197,719  09/30/16
 Washington Mutual
    (The Woodlands, TX).....  09/23/96       255,000     51.00%(3)        3,685      27,569  09/30/11
 Washington Mutual
    (Houston, TX)...........  12/11/96       828,000    100.00%           3,685      88,965  12/31/11
 FootStar, Inc.
    (Baton Rouge, LA).......  06/09/97     1,431,000     51.00%(3)       20,575     153,275  05/15/12
 Hollywood Video
    (Lafayette, LA).........  10/31/97       838,000     74.58%(3)        7,488     100,466  09/24/12
 Hollywood Video
    (Ridgeland, MS).........  12/30/97     1,208,000    100.00%           7,488     138,453  12/22/12
 OfficeMax
    (Lake Jackson, TX)......  02/20/98     2,240,000    100.00%          23,500     230,300  04/01/13
 OfficeMax
    (Dover, DE).............  04/14/98     2,548,000    100.00%          23,500     264,679  04/30/13
 Woodlands Plaza
    (The Woodlands, TX).....  06/03/98     3,542,000    100.00%          16,922         (5)       (5)
 Mattress Giant & River Oaks
 Imaging and Diagnostic
    (Sugar Land, TX)........  07/01/98     3,635,000    100.00%          16,922     330,875  07/01/13
 Don Pablos
    (Peachtree City, GA)....  12/18/98       738,000    100.00%      Land Lease      75,000  12/17/08
 IHOP, Corp.
    (Sugarland, TX) ........ 9/30/1999     1,608,000    100.00%           4,020     165,180 9/30/2024
 IHOP, Corp.
    (Reno, NV) ............. 9/22/1999     1,295,000    100.00%           4,020     133,584 9/30/2024
 IHOP, Corp.
    (Topeka, KS) ........... 9/30/1999     1,335,000    100.00%           4,020     137,340 9/30/2024
                                          ----------    -------        --------  ---------- ---------

 TOTAL......................             $27,699,000                   $203,780  $2,558,043

(1)  Amounts reflect percentage of property owned.

(2)  Owned in joint venture with FUND X.

(3)  Owned in joint venture with FUND XI.

(4)  Owned in joint venture with FUND X and FUND XI.

                                       93

(5) Due to the bankruptcy of Just For Feet, this property remodeled to accommodate multiple tenants with approximately 20% of the property currently leased.


     Leases. Each property is under lease to a regional or national tenant. When entered into, each lease was long-term. Most leases are net leases, requiring the tenant to pay all or substantially all expenses related to operation of the property. The following table sets forth information concerning AmREIT's five largest tenants, including the minority interest in Funds X and XI.

                                                                     Percent of
                                                                       Total
                                                  Annualized         Scheduled
                                                 6/30/01 Rent      Annual Rents
            Footstar, Inc........................     $709,278         21.99%
            OfficeMax, Inc.......................      518,492         16.08%
            International House of Pancakes......      485,986         15.07%
            Wherehouse Entertainment.............      377,902         11.72%
            Hollywood Entertainment Corp.........      273,160          8.47%
            Other Tenants........................      860,034         26.67%
                                                    ----------       --------
                  TOTAL..........................   $3,224,852        100.00%
                                                    ===============   =======

     The following table summarizes the minimum future rentals, exclusive of any renewals, under AmREIT's operating and direct financing leases in existence at December 31, 2000.

             2001..........    $3,184,951
             2002..........     3,305,920
             2003..........     3,326,492
             2004..........     3,232,586
             2005..........     2,947,797
             2006-2024.....    25,975,794




     Footstar, Inc. was founded in October 1996 and operates three distinct business lines: Just For Feet, Footaction and Meldisco. In February 2000, Footstar acquired 23 Just For Feet specialty stores and 79 superstores, and is headquartered in Birmingham, AL. Footaction is headquartered in Irving, Texas and operates 537 primarily mall based stores in 45 states, Puerto Rico, and the U.S. Virgin Islands. The Company's Meldisco division is a leader in the discount footwear segment, operating 2,487 leased footwear departments, primarily in Kmart stores. Footstar had consolidated store sales of $649 million for the second quarter 2001, compared to $589.4 million for the second quarter 2000. Footstar reported total assets of $955.3 million and total liabilities of $312.1 million for the second quarter 2001, compared to total assets of $793.2 million and total liabilities of $521.6 million for the second quarter 2000.

     OfficeMax, Inc. operates an OfficeMax discount office supply store on each of its leased properties as part of its nationwide network of OfficeMax stores. OfficeMax, Inc. had total consolidated revenues of more than $5.1 billion and $4.8 billion for the years ended January 2001 and 2000, respectively. OfficeMax, Inc. had consolidated net losses of $1.3 billion for the year ended January 2001 and net earnings of $10 million for the year ended January 2000. OfficeMax, Inc.'s current assets exceed its current liabilities in January 2001 by more than $403 million and total assets on that date exceeded total liabilities by more than $982 million.

     IHOP was founded in July 1958 and operates over 968 restaurants in three countries and forty-one states. IHOP is a family restaurant, serving breakfast, lunch and dinner. IHOP is a New York Stock Exchange, publicly held company with a current market capitalization over $400 million. For the twelve months ended December 31, 2000, system-wide sales were up 10.6% to $1.2 billion, revenue from franchise operations were up 12.2% to $183.4 million, sales of franchises and equipment were up 19% to $47.1 million and same store sales increased 0.8% over 1999. For the quarter ended March 31, 2001 system-wide sales were up 10.7% to $330.7 million, revenue from franchise operations were up 11.4% to $49.7 million, and same store sales increased 1.6% for the quarter.

     Wherehouse Entertainment, Inc. was founded in January 1997. In October 1998, Wherehouse, pursuant to a stock purchase agreement acquired, acquired from Viacom International, Inc. Blockbuster Music. With the acquisition of the Blockbuster Music stores, Wherehouse is now, in terms of both revenue and store count, one of the largest retailers of prerecorded music in the United States. Wherehouse operates 529 stores in 31 states. Wherehouse has consolidated sales of $150.8 million for the second quarter 2001, compared to $166.6 for the second quarter 2000. Wherehouse reported total assets of $323.8 million and total liabilities of $255.9 million for the second quarter 2001, compared to $381.5 million and total liabilities of $290.6 million for the second quarter 2000.


Real Estate Operations and Capital Raising Activities

     In addition to leasing its real estate portfolio, AmREIT also engages, through its subsidiaries, in two additional lines of business: operating, developing, managing and disposing of real estate and raising capital through the issuance of securities by affiliated entities to acquire additional properties.

     Real Estate Operations. AmREIT Operating Corporation (AOC) is a wholly-owned qualified REIT Subsidiary. AOC is AmREIT's internet adviser and provides real estate advisory services to AmREIT and its portfolio of properties. AmREIT Realty Investment Corporation (ARIC), a wholly-owned taxable REIT subsidiary of AmREIT, has three lines of business. First, ARIC engages in commercial brokerage activities consisting of buying, selling and leasing real estate properties on behalf of third-party investors and commercial tenants throughout the United States and the facilitation of off balance sheet financing and sale-leaseback for companies such as IHOP, Washington Mutual and Goodyear. During the second quarter of 2001, ARIC sold 12 properties to unaffiliated investors. Secondly, ARIC engages in development and construction services. These services range from selection and building design through building construction and lease-up. Finally, ARIC engages in construction and property management services on behalf of national and regional tenants, real estate developers, and investors of net lease properties.

     Capital Raising. AmREIT also engages in capital raising activities through partnerships of which a wholly-owned subsidiary of AmREIT is the general partner. These partnerships issue debt or equity securities, the proceeds of which are used to acquire or develop real estate assets. To date, these entities have issued over $30 million in securities to over 1,400 investors. These funds actively manage the assets they acquire and engage in the opportunistic sales of the properties throughout the life of the fund.

Debt and Credit Facilities

     In November 1998, AmREIT entered into an unsecured credit facility (Credit Facility), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under AmREIT's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through April 2002, AmREIT may borrow up to $13 million subject to the value of unencumbered assets, and as of June 30, 2001, $11,100,000 was outstanding. The Credit Facility contains covenants which, among other restrictions, require AmREIT to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. At June 30, 2001, AmREIT was in compliance with all the covenants. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875%, set quarterly depending on AmREIT's leverage ratio.

     In March 1999, AmREIT entered into a ten-year non-recourse mortgage, amortized over 30 years, note payable with NW L.L.C. for $1,000,000 with $982,348 being outstanding at June 30, 2001. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009, and as of June 30, 2001, AmREIT is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,210,842.

     In February 2001, AmREIT entered into a ten-year non-recourse mortgage, amortized over 20 years, note payable with General Electric Capital Business Asset Funding Corporation for $1,350,000 with $1,343,289 being outstanding at June 30, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011 and as of March 31, 2001 AmREIT is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,666,605.

     In February 2001, AmREIT entered into a ten-year mortgage, amortized over 20 years, note payable with General Electric Asset Funding Corporation for $1,102,500 with $1,100,686 being outstanding at March 31, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011 and as of March 31, 2001 AmREIT is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,341,030.


Competition

     AmREIT's properties are predominantly located in the southern half of the United States and, in particular, in the Houston and Dallas metropolitan areas.

All of AmREIT's properties are located in areas athat include competing properties. The number of competitive properties in a particular area could have a material adverse effect on both AmREIT's ability to lease space at any of its properties or at any newly developed or acquired properties and the rents charged. AmREIT may be competing with owners, including, but not limited to, other REITs, insurance companies and pension funds that have greater resources than AmREIT. There is no dominant competitor in any of AmREIT's markets.

Employees

     AmREIT currently has 14 full-time employees and retains the services of five managerial consultants on an as-needed basis.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AmREIT

         AmREIT is a fully integrated, self-administered real estate investment trust. AmREIT was organized on August 17, 1993 to acquire, either directly or through joint venture arrangements, undeveloped, newly constructed and existing net-lease real estate that is located primarily on corner or out-parcel locations in strong commercial corridors, to lease on a net-lease basis to major retail businesses and to hold the properties with the expectation of equity appreciation producing a steadily rising income stream for its stockholders. Through a wholly-owned subsidiary, AmREIT also provides advisory services to twelve real estate limited partnerships.

LIQUIDITY AND CAPITAL RESOURCES

         Cash flow from operations has been the principal source of capital to fund AmREIT's ongoing operations. AmREIT's issuance of class A common stock and the use of AmREIT's credit facility have been the principal sources of capital required to fund its growth.

         In order to continue to expand and develop its portfolio of properties and other investments, AmREIT intends to finance future acquisitions and growth through the most advantageous sources of capital available to AmREIT at the time. Such capital sources may include proceeds from public or private offerings of AmREIT's debt or equity securities, secured or unsecured borrowings from banks or other lenders, a merger with certain affiliated partnerships or other unrelated companies, or the disposition of assets, as well as undistributed funds from operations. At June 30, 2001 AmREIT did not have any public or private equity or debt offerings on registration with the SEC, or any other regulatory agency. AmREIT has approximately $1,716,000 available under its line of credit, subject to the approval of the use of proceeds by the lender.

         AmREIT's leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, AmREIT's leases generally provide that the tenant is responsible for roof and structural repairs. Certain of AmREIT's properties are subject to leases under which AmREIT retains responsibility for certain costs and expenses associated with the property. In these instances, AmREIT normally requires warranties, and/or guarantees from the related vendors, suppliers and/or contractors, to mitigate the potential costs of repairs during the primary terms of the lease. Because many of the properties which are subject to leases that place these obligations with respect to these properties will be minimal for the foreseeable future and can be met with funds from operations and working capital. AmREIT may be required to use bank borrowing or other sources of capital in the event of unforeseen significant capital expenditures.

     In November 1998, AmREIT entered into an unsecured credit facility (the Credit Facility), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under AmREIT's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through October 1, 2001, AmREIT may borrow up to $13 million subject to the value of unencumbered assets. The COmpany is currently working to extend the Credit Facility through March 1, 2002. The Credit Facility contains covenants, which, among other restrictions, require AmREIT to maintain a minimum net worth, a maximum leverage ratio, and specified interest coverage and fixed charge coverage ratios. At June 30, 2001, AmREIT was in compliance with all of the covenants on the Credit Facility. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875%. As of June 30, 2001, $11,100,000 was outstanding under the Credit Facility. An alternative to extending our floating rate credit facility, AmREIT may choose to take advantage of the current interest rate environment, and place fixed rate, long term, permanent debt on select properties and use the proceeds to pay off our credit facility and lock in interest rates long term.

         In March 1999, AmREIT entered into a ten-year mortgage note payable with NW L.L.C. for $1,000,000 at March 31, 1999, with $982,348 being outstanding at June 30, 2001. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,210,842, net of $75,012 of accumulated depreciation.

         In February 2001, AmREIT entered into a ten-year mortgage note payable with General Electric Capital Business Asset Funding Corporation for $1,350,000, with $1,343,289 being outstanding at June 30, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,660,434, net of $43,200 of accumulated depreciation.

         In February 2001, AmREIT entered into a ten-year mortgage note payable with General Electric Capital Business Asset Funding Corporation for $1,102,500, with $1,097,019 being outstanding at June 30, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,335,730, net of $37,094 of accumulated depreciation.

         As of June 30, 2001, AmREIT had acquired twelve properties directly and six properties through joint ventures with entities with common management and had invested $29,841,822, exclusive of any minority interests, including certain acquisition expense related to AmREIT's investment in these properties. These expenditures resulted in a corresponding decrease in AmREIT's liquidity.

         Until properties are acquired by AmREIT, proceeds are held in short-term, highly liquid investments that AmREIT believes to have appropriate safety of principal. This investment strategy has allowed, and continues to allow, high liquidity to facilitate AmREIT's use of these funds to acquire properties at such time as properties suitable for acquisition are located. At June 30, 2001, AmREIT's cash and cash equivalents totaled $854,300.

         AmREIT made cash distributions to the Shareholders for the three months ended June 30, 2001 and 2000, distributing a total of $117,717 and $53,241 respectively. Distributions for the six months ended June 30, 2001 and 2000 totaled $217,717 and $96,424 respectively.

         Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.), may contribute to capital appreciation of AmREIT properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.

FUNDS FROM OPERATIONS

     Funds from operations (FFO) increased $664,654, or 237%, to $945,331 for the six months ended June 30, 2001 from $280,677 for the six months ended June 30, 2000. This increase in FFO for the six months ended June 30, 2001 is primarily due to a series of transactions whereby ARIC facilitated the sale of properties to an unaffiliated real estate investor. AmREIT has adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO, which was revised on November 8, 1999, and is effective January 1, 2000. FFO is calculated as net income (computed in accordance with accounting principles generally accepted in the United States of America) excluding gains or losses from sales of property, depreciation and amortization of real estate assets, and excluding results defined as "extraordinary items" under accounting principles generally accepted in the United States of America. For purposes of the table below, FFO excludes nonrecurring merger costs and potential acquisition costs. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analysis and does not necessarily represent cash provided by operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. AmREIT's computation of FFO may differ from the methodology for calculation FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITs. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of AmREIT's performance.

         Below is the reconciliation of net income to funds from operations for the three and six months ended June 30:


                                                                  Quarter                                Year to Date
                                                        2001                   2000                 2001                2000
                                                        ----                   ----                 ----                ----

Net income                                      $        643,723       $       107,303       $     887,130        $     53,972
Plus depreciation                                        113,558               113,423             227,117             226,705
Less Gain on Sale of Operating Properties                     (7)                 ----            (168,916)               ----
                                                -----------------      ---------------       --------------       ------------
Total funds from operations                     $        757,274       $       220,726       $     945,331        $    280,677
                                                 ===============        ==============        ============         ===========
Cash distributions paid                         $        117,717       $        53,241       $     217,717        $     96,424
Distributions less than of FFO                  $        639,557       $       167,485       $     727,614        $    184,253


         Cash flows from operating activities, investing activities, and financing activities for the three and six months ended June 30 are presented below:

                                                                  Quarter                                Year to Date
                                                        2001                   2000                 2001                2000
                                                        ----                   ----                 ----                ----

Operating activities                            $        841,337       $       333,352       $   1,121,383        $    423,641
Investing activities                            $ (       27,819)      $ (       6,094)      $     394,786        $ (    8,390)
Financing activities                            $ (    1,297,690)      $ (     210,932)      $ ( 1,599,736)       $ (  389,123)


RESULTS OF OPERATIONS

Years Ended December 31, 2000 and 1999:

During the years ended December 31, 2000 and 1999, the Company owned and leased nineteen properties. During the years ended December 31, 2000 and 1999, the Company had revenues of $3,125,294 and $3,649,818, respectively, in rental income from operating leases and earned income from direct financing leases. The 14 percent decrease in rental income and earned income during 2000, as compared to 1999, is primarily attributed to the vacant Just For Feet Buildings. The decrease in Just For Feet rent is patially offset by the fact that three IHOP properties acquired during 1999 were operational for a full fiscal year in 2000.

The Company bought and sold three properties during 1999; an IHOP in Wichita, Kansas, an IHOP in Visalia, California, and a Krispy Kreme in Houston, Texas. The Company purchased these properties in ARIC, its consolidated affiliate, with the intention to sell. The Company realized a gain on sale of these properties of approximately $278,000.

General and administrative costs were $1,446,638 in 2000 compared to $1,159,644 in 1999. The increased general and administrative costs are primarily related to property costs incurred due to the vacant Just For Feet buildings and increased compensation costs related to positions added late in 1999 in anticipation of the merger. These positions were subsequently eliminated primarily due to the loss of revenue from the vacated Just For Feet buildings.

Potential acquisition costs for 2000 were $153,236 compared to $743,001 in 1999. These potential acquisition costs are related to the proposed acquisition of the ten affiliated limited partnerships. These potential acquisition costs are primarily due to transaction related legal fees, appraisals, accounting fees and underwriting/fairness fees.

Bad debt expense was zero in 2000 compared to $189,490 in 1999. The bad debt expense in 1999 was related to the Bankruptcy of Just For Feet. This represented back rent, property taxes and property insurance for the properties located in The Woodlands, Texas and Sugar Land, Texas.

Merger related acquisition costs were zero in 2000 compared to $262,495 in 1999. Those costs were related to acquisition costs paid to AAA in connection with locating, evaluating and selecting properties and structuring and negotiating the acquisition of properties. As properties were acquired, these costs were capitalized into the basis of the property. At December 31, 1999 all properties and relationships with which AAA was involved have been accounted for and the appropriate acquisition costs capitalized into the basis of the property.
As such, AmREIT expensed the remaining balance as of December 31, 1999 and will no longer incur similar costs.



Comparison of the Three Months Ended June 30, 2001 to June 30, 2000:

         During the three months ended June 30, 2001 and June 30, 2000, AmREIT's revenues were $2,037,317 and $1,106,563 respectively. The $930,754 increase in revenue is primarily due to an increase in AmREIT's Capital Development Partners Program, which generated gross revenues of $1,082,125 to ARIC, a wholly owned taxable REIT subsidiary. This increase was partially offset by a decrease in earned income from direct financing leases, interest income and brokerage income.

         During the three months ended June 30, 2001 and June 30, 2000, AmREIT's expenses were $1,261,701 and $867,496, respectively. The $394,205 increase in expense is primarily attributable to transaction costs related to AmREIT's Capital Development Partners Program of approximately $404,545 and an increase to personnel costs and general operating and administrative expense of approximately $75,073, which is partially offset by a decrease in interest expense of $86,409.

Comparison of the Six Months Ended June 30, 2001 to June 30, 2000:

     During the six months ended June 30, 2001 and June 30, 2000, AmREIT's revenues were $3,446,788 and $2,095,549 respectively. The $1,351,239 revenue increase is primarily attributed to an increase in AmREIT's Capital REOC Activity, which generated gross revenues of $1,082,125 to ARIC, a wholly owned taxable REIT subsidiary. Additionally, AmREIT sold an AFC, Inc. Church's Chicken in the first quarter, resulting in a gain on sale of investment property of approximately $168,916.

         During the six months ended June 30, 2001 and June 30, 2000, AmREIT's expenses were $2,296,122 and $1,778,081, respectively. The $518,041 increase in expense is primarily attributable to transaction costs related to AmREIT's Capital Development Partners Program of approximately $404,545. This increase in transaction costs is partially offset by lower borrowing costs and more aggressive cash management, resulting in a decrease in interest expense of approximately $68,364.

              AmREIT's POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

AmREIT's Stated Investment Policies

     AmREIT's stated investment policies are investment policies and restrictions set forth in its bylaws pursuant to which AmREIT must conduct its affairs. The board of directors may not make any material change in a stated investment policy without first obtaining the approval of stockholders owning a majority of the then outstanding shares, excluding shares held by officers, directors and their affiliates. Set forth below is a summary of AmREIT's stated investment policies.


Investments in Properties.  AmREIT must:

     o invest only in interests in (including mortgage loan interests secured by) income-producing, undeveloped, development stage and improved real estate properties using borrowed capital only where prudent as determined by the board;

     o not invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property;

     o not engage in the purchase and sale of investments, other than real property interests which satisfy AmREIT's investment objectives or for the purpose of investing on a short-term basis reserves and funds available for the purchase of properties; and

     o pay consideration for a property which is based on its fair market value as determined by a majority of the directors. In cases where the majority of the independent directors determine, and in all acquisitions from interested persons, such fair market value shall be determined by an independent expert selected by the independent directors.

     Policy Restrictions.  AmREIT may not:

     o invest more than ten percent (10%) of its total assets in second mortgages, excluding wrap-around type second mortgage loans;

     o make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including AmREIT's loan(s), would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan;

     o make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of an Advisor, directors or any affiliate of AmREIT;

     o invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property if the effect of such mortgage loans would be to cause the aggregate value of all such subordinated indebtedness to exceed twenty-five percent (25%) of AmREIT's tangible assets;

     o invest in equity securities of other issuers unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable;

     o invest in the equity securities of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of eighteen (18) months, unless approved by a majority of the directors, including a majority of the independent directors;

     o engage in underwriting or the agency distribution of securities issued by others;

     o invest in commodities or commodity futures contracts, other than solely for hedging purposes;

     o engage in short sales of securities or trading, as distinguished from investment activities;

     o invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title;

     o issue equity securities which are redeemable at the election of the holder of such securities;

     o issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

     o issue warrants, options or similar evidences of a right to buy its securities, unless

     o    issued to all of its security holders ratably,

     o   issued as part of a financing arrangement;  or

     o   issue shares on a deferred payment basis or other similar arrangement.

     Restrictions on Leverage. AmREIT may not borrow funds in order to distribute the proceeds to the stockholders and thereby offset under-performance by the properties, unless it is required to do so for REIT qualification purposes.

     The directors must review AmREIT's borrowings at least quarterly for reasonableness in relation to its net assets. AmREIT may not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed three hundred percent (300%) of its net assets on a consolidated basis. For this purpose, the term "net assets" means AmREIT's total assets (less intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

     Transactions with Advisor, Sponsor, Director or Their Affiliates. The bylaws restrict dealings between AmREIT and its officers, directors, sponsors and any advisor. AmREIT's sponsors are Mr. Taylor and his affiliates. In the bylaws, an advisor is defined as "the Person responsible for directing or performing the day-to-day business affairs of AmREIT, including a Person to which an advisor subcontracts substantially all such functions." AmREIT is self-managed and does not have an external advisor. The following restrictions apply to sponsors, advisors, directors and/or other interested persons and their respective affiliates.

     Sales To Interested Persons. An advisor, officer or director may not acquire assets from AmREIT except as approved by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to AmREIT.

     Acquisitions From Interested Persons. Any transaction with a director, officer or affiliate that involves the acquisition of a property from an interested person must be approved by a majority of the independent directors as being fair and reasonable to AmREIT and at a price not greater than the cost of the property to such seller, or if at a greater price only if substantial justification exists and such excess is reasonable and not in excess of the properties' current appraised value.

     Leases to Interested Persons. AmREIT may lease assets to an advisor, or a director only if such transaction is approved by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to AmREIT.

     Loans From Interested Persons. AmREIT may not borrow money from an advisor or a director unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to AmREIT than loans between unaffiliated parties under the same circumstances.

     Loans To Interested Persons. AmREIT may not make or invest in loans to a sponsor, advisor or director, which includes any affiliate thereof, except for mortgage loans for the construction of improvements on properties to be acquired by AmREIT that are under lease or binding contract to be leased to qualifying tenants and those loans insured or guaranteed by a government or government agency or unless an appraisal is obtained on the underlying property. An appraisal of the underlying property shall be obtained in connection with any loan to an advisor, director or their affiliate.

     Other Transactions With Interested Persons. All other transactions between AmREIT and the sponsor, advisor, or a director shall require approval by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transactions as being fair and reasonable to AmREIT and on terms and conditions not less favorable to AmREIT than those available from unaffiliated third parties.

     Joint Venture Investments. AmREIT may enter into joint ventures with unaffiliated third parties. AmREIT may also invest jointly with another publicly-registered entity sponsored by a sponsor, advisor or director that has investment objectives and management compensation provisions substantially identical to those of AmREIT, provided that the following conditions must be satisfied:

     o the joint venture must have approval of a majority of the directors, including a majority of the independent directors;

     o   the joint venture must have investment objectives comparable to AmREIT;

     o the investment by each party to the joint venture must be on substantially the same terms and conditions; provided, however, AmREIT shall own more than fifty percent (50%) of any joint venture between it and its sponsor or affiliate;

     o in making any such joint venture investment, AmREIT may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if AmREIT would be prohibited from doing so directly because of restrictions contained in the bylaws; and

     o in the event of a proposed sale of the property initiated by the other joint venture partner, AmREIT must have a right of first refusal to purchase the other party's interest.

     Operating Expenses. Under AmREIT's bylaws, its total operating expenses, including, but not limited to certain administration items such as personnel salaries and the salary of Mr. Taylor, are (in the absence of a satisfactory showing to the contrary) deemed excessive if they exceed in any fiscal year the greater of 2.0% of its average invested assets or 25% of its net income for such year. The independent directors have the responsibility of limiting such expenses to amounts that do not exceed such limitations unless they determine that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the board of directors.

     Real Estate Commissions on Resale of Property. If an advisor, officer or director provides a substantial amount of the services in the effort to sell an AmREIT property, that such person may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3% of the contract price for the property. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contract price for the property. The Competitive Real Estate Commission is the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property. The "contract price" is the amount actually paid or allocated to the purchase, development, or construction or improvement of a property exclusive of the acquisition fees and acquisition expenses.

     Acquisition Fees and Acquisition Expenses. AmREIT may not pay acquisition fees and acquisition expenses which are unreasonable. The total amount of such fees may not exceed 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced. Notwithstanding the foregoing, a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to AmREIT.


AmREIT's Operating Strategy

     AmREIT began as an externally advised REIT in 1993. It was capitalized through the financial planning broker dealer network and is capitalized with an equity base of approximately $22 million. In the beginning, AmREIT's approach was to raise capital through both the financial planning and Wall Street broker-dealers, to list its stock on a national exchange and catch the wave of rapidly expanding public REITs. To this regard, AmREIT merged with its outside advisor in 1998 in preparation for this step. However, in mid 1998 the REIT market lost significant value and the prospect of AmREIT listing its stock became unsustainable. Commencing in mid-2000, the REIT market began to rebound and today (late 2001) equity is again becoming available to REITs that are able to deliver more than pure portfolio rental income. In fact, smaller REITs have certain strategic advantages because, although their net income will be more variable than larger portfolio REITs, they can create a greater percentage of income growth because of the smaller equity base from which they operate. As the REIT market has recovered it appears to be more receptive to companies that are able to create long-term value for its shareholders through real estate operating activities (non-portfolio activities). This trend is beneficial for AmREIT because it matches AmREIT's real estate strategies.

     AmREIT's policies with respect to the following activities have been determined by the board within the restrictions of AmREIT's stated investment policies and, in general, may be amended or revised, from time to time, subject to the stated objectives and policies, by the board without a vote of the stockholders.

     Real Estate Strategy. Over the years, AmREIT has emphasized the development, ownership and sale of commercial frontage properties that are located on prime tracts of land, which will maximize the total return to its stockholders, consisting of both dividends paid and appreciation in value of the stock. These properties are often adjacent to major regional malls and other high traffic generators and are either single tenant projects leased to national and/or regional companies or strip centers leased to national, regional and local tenants. These properties are usually smaller in size (2,500 to 50,000 sq. ft.) and have a large, stable and deep pool of investors as buyers for this type of real estate. In particular, tax concerned investors ("1031 investors"), wealthy family estates and professional investors find these types of properties valuable. Therefore, the marketability of this type of property is usually appealing. For these reasons, management believes that AmREIT's niche of frontage commercial credit is among the most liquid type of real estate. AmREIT intends to continue to focus on acquiring commercial frontage properties, believing that this sector is capable of providing appealing returns at more attractive risk levels than other sectors of the retail/commercial real estate market. In pursuing its growth strategy, AmREIT intends to utilize research-driven investment analysis, disciplined buy/sell decisions and up-to-date operating systems. AmREIT's business has, however, expanded beyond being solely dependent on the income produced by its real estate portfolio to include the real estate operating and capital raising operations of its wholly-owned taxable REIT subsidiaries. See "AmREIT and its Business - Real Estate Operations and Capital Raising Activities" on page 95. Today, AmREIT's lines of business are expanding, its core portfolio is improved and more diversified, and AmREIT has the best team of people in its history. AmREIT's real estate strategy will focus on major markets, with the goal of achieving a significant presence in major retail corridor markets of targeted cities. These new operations provide AmREIT with additional funds to pay distributions to its stockholders and increased asset value through its ownership of the equity securities of these subsidiaries.

     Management believes that AmREIT's focus on upgrading its property portfolio and its continued emphasis on commercial frontage properties which are often adjacent major regional malls or other high traffic generators coupled with increasing the size of the portfolio through the acquisition of the partnerships' properties and of the financing opportunities provided by these new properties, should allow AmREIT to increase revenue distributable to stockholders in the short-term. The revenue growth strategy is enhanced by the possibility of incurred long-term value arising from the operating success of AmREIT's subsidiaries. Management believes that AmREIT's structure allows it to be an entrepreneurial real estate Company, with income producing assets to provide attractive returns to stockholders plus revenue producing subsidiaries which can both support AmREIT's distributions while producing cash flow for continued growth.

     Investment Strategy. AmREIT will continue to invest in existing, newly-developed, development stage or undeveloped retail properties subject to leases under which the tenant is responsible for all operating costs (i.e., the tenant pays non-capital costs associated with operating the leased premises), frequently referred to as a net lease. AmREIT will continue to seek to lease its properties to single tenants, but may acquire multiple tenant properties. AmREIT intends to continue to concentrate its investments in the Southwest, but may invest in properties anywhere in the continental United States.

     In determining whether a property is a suitable for investment, management considers the following factors, among others:

     o   the safety of the investment;

     o the location, condition, use and design of the property and its suitability for a long-term net lease or a lease that otherwise limits the amount of expenses to be incurred by AmREIT;

     o   the cash flow expected to be generated by the property;

     o the terms of the proposed lease (including, specifically, provisions relating to rent increases or percentage rent and provisions relating to passing on operating expenses to tenants);

     o the creditworthiness of the lessee (based on the lessee's most recent audited financial statement or other similar evidence establishing net worth) and the cash flow expected to be generated by the property;

     o   the prospects for long-term appreciation of the property;

     o   the prospects for long-range liquidity of the investment;  and

     o   the stability and potential growth of the community.

     AmREIT invests in properties which are either under current lease or are to be leased upon completion of development to a national or regional corporation. However, in circumstances deemed appropriate, leases may be with a sole proprietor or franchisee operating the businesses on the property. AmREIT has no minimum financial requirements for its tenants, which will vary depending on individual circumstances of the property and the lease. With respect to the credit of a prospective tenant, AmREIT will evaluate the party's creditworthiness in terms of its most recent audited financial statements, its general credit history, any trends exhibited by its credit rating, appropriate references, if available, the type of business in which it engages, the size and scope of its business, the length of its operating history, the background and experience of its management and similar types of factors.

     Management also considers a property's prospects for long-term appreciation and the prospects for long-range liquidity of the investment. Other considerations of AmREIT affecting appreciation of the properties and liquidity of the investment include: inclusion of lease clauses providing for increased rents based on a tenant's increased revenues, lease clauses providing for periodic inflation adjustments to the base rent, minimizing deferred maintenance by prompt attention to repair and replacement needs at the properties and by including common area maintenance clauses in the leases.

     AmREIT's procedures with respect to environmental due diligence are to require, prior to the purchase of a property, that all conditions imposed by a lender loaning funds towards the acquisition of the property, if applicable, have been satisfied and that all conditions imposed by the title insurer which exclude coverage due to environmental conditions are either removed, waived or found acceptable by a majority of AmREIT's directors. Where neither lender nor title insurer conditions raise issues regarding environmental due diligence, AmREIT may nevertheless require certain protective representations from the seller of a property, including a satisfactory level one environmental study of the property site.

     AmREIT competes for both investment opportunities and the operation of its properties with other real estate investors (both domestic and foreign), including other real estate investment trusts and limited partnerships which have investment objectives similar to those of AmREIT and which are likely to have resources greater than those of AmREIT. Management continually monitors the real estate market in order to identify potential desirable property acquisitions and advantageous disposition opportunities for its properties.

     AmREIT plans to explore possible acquisitions of properties in whole or partial exchange for its equity securities. AmREIT has authority to issue additional shares or other securities in exchange for property and other valid consideration, and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. AmREIT has authorized preferred stock, but has not issued such senior securities.

     Line of Business Strategy AmREIT has two primary areas of business beyond its portfolio: a real estate operating company and its affiliates ("ARIC) and its capital formation subsidiaries(investment sponsorship business). ARIC is contributing strongly to AmREIT's profitability through brokerage and development fee income. AmREIT's commercial brokerage activity allows it to buy and sell properties, thereby creating potential fee income for shareholders. This line of business carries little overhead burden and has proven profitable from the beginning. During the past year, AmREIT was successful in selling a number of projects to investors across the US. AmREIT's facility development division provides comprehensive development and construction services from site selection and design through building completion for credit-worthy tenants across the nation. These tenants include retail, banking, medical and other diversified types of business. Not only does this area of expertise allow AmREIT to generate third party fee income, but also respond to its own portfolio needs when the situation calls for it. An emerging area of profitability is AmREIT's third party construction management and property management services. AmREIT's "Capital Development Partners Program" continues to show progress as national tenants have given AmREIT a strong vote of confidence in asking it to step up our commitment level to them. The capital formation business includes the origination, management and oversight of retail capital through partnerships and other investment vehicles. AmREIT is steward to over 1,400 investors, representing in excess of $30 million in partnership capital. Today this line of business and the current market cycle has good opportunities for the investor of these investment products that AmREIT sponsors and, in particular, its "actively managed investment funds". These investment funds buy and build quality properties, actively manages the properties, collect rents, and when the market is right, sell them to investors across the US and Europe.

     Management of Properties. AmREIT internally manages each of its properties. Such management includes providing leasing services in connection with identifying and qualifying prospective tenants, assisting in the negotiation of the leases, providing statements as to the income and expense applicable to each property, receiving and depositing monthly lease payments, periodic verification of tenant payment of real estate taxes and insurance coverage, and periodic inspection of properties and tenants' sales records where applicable. AmREIT pays no property management fees or advisory fees. The tenants will be responsible, at their expense, for day-to-day oversight and maintenance of the properties.

     AmREIT acquires marketable title to each of its properties, subject only to such liens and encumbrances as are acceptable to management. Evidence of title includes a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

     Development of Properties. AmREIT intends to continue to increase its own development of properties. Under AmREIT's bylaws not more than 10% of AmREIT's total assets may be invested in unimproved real property and AmREIT does not intend to exceed such percentage. Depending upon the circumstances, improvements will be developed and/or constructed either through joint ventures with third party development companies from whom AmREIT purchases the properties, by the tenants to whom such properties are leased, or by development companies other than the sellers of the properties. AmREIT finances the construction or completion of improvements on particular properties through borrowing under its current credit facilities, which it intends to increase should the merger be consummated.

     To the extent AmREIT acquires property on which improvements are to be constructed or completed, AmREIT is subject to risk in connection with the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables and to make the property available to the lessee within the time projected. Performance may be affected or delayed by conditions beyond the builder's control such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or of skilled labor, and by the financial insolvency of the builder or any subcontractors prior to completion of construction. Such factors can result in increased costs of a project, corresponding depletion of AmREIT's offering proceeds, working capital reserves and/or cash from operations and could possibly result in the loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction loans.

     AmREIT may use one or more of the following techniques to reduce the risk of any non-performance by the builder and to assure compliance with approved plans and specifications:

     o a labor and material bond, a completion bond or a performance bond, or more than one of the foregoing, may be required;

     o if in management's opinion, the financial position of the builder so represents, a personal guaranty or pledge of other assets may be accepted in lieu of, or required in addition to, a bond;

     o in some cases, the builder of the property will be required to leaseback the property from AmREIT until construction is completed with lease payments designed to return to AmREIT a portion of its funds paid to the builder during construction and to require the builder to bear the risk of construction;

     o where possible, AmREIT will purchase property subject to the construction loan and management will endeavor not to have AmREIT be liable on such loan; and

     o depending on the financial condition of the builder, the contract may provide that portions of the purchase price payments to the former owners will be withheld until a notice of completion of construction is obtained.

     Property Sale and Disposition Strategy. AmREIT intends to sell some properties over time. The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of performance of the property and market conditions and will depend, in part, on the economic benefits of continued ownership. In deciding whether to sell properties, management will consider factors such as potential capital appreciation, cash flow and federal income tax consequences. Affiliates of AmREIT or of one or more of its directors may be selected to perform various substantial real estate brokerage functions in connection with the sale of properties by AmREIT. AmREIT will not sell or lease any property to the directors or their affiliates.

     Management will periodically review the assets comprising AmREIT's portfolio. AmREIT has no current intention to dispose of any of its properties or other properties acquired in the merger unless the sale of properties is necessary or appropriate because of liquidity problems. AmREIT reserves the right to dispose of any of the properties or any property that may be acquired in the future if the directors, based in part upon management's periodic reviews, determines that the disposition of such property is in the best interests of AmREIT.

     Any net proceeds from the sale of any property may, at the election of the directors, based upon their then current evaluation of the real estate market conditions, either be distributed to the stockholders or be reinvested in other properties. A reinvestment in other properties would be feasible only if it could be accomplished so that the status of AmREIT as a REIT would not be adversely affected. Any properties in which net proceeds from a sale are reinvested will be subject to the same acquisition guidelines as properties initially acquired by AmREIT. See "AmREIT AND ITS BUSINESS -- Properties" above on page 94.

     In connection with the sale of a property owned by AmREIT, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to AmREIT will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent AmREIT receives notes and property other than cash on sales, such proceeds will not be included in net proceeds of sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, dividends to stockholders of the proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. AmREIT may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless AmREIT elects otherwise it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

     Borrowing Policies. In the exercise of their duties, the directors may elect to borrow funds on behalf of AmREIT in order to take advantage of particular acquisition opportunities, cover the cost of improving a property, cover costs not met by insurance or cover operating costs. The amount of borrowings will be determined from time to time based on a number of factors, including the use of the proceeds, the lender's restrictions, the likelihood that the loan can be readily serviced from rents at the property where the proceeds are applied and similar considerations. The directors will not borrow funds in order to use the proceeds from the borrowing to pay dividends to AmREIT's stockholders, unless such borrowings are necessary for REIT qualification purposes.

     AmREIT may not borrow from a director, officer or any affiliate thereof, unless a majority of directors, including a majority of independent directors, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to AmREIT than loans between unaffiliated parties under the same circumstances.

     Conflict of Interest and Affiliate Transaction Policy. Mr. Taylor is prohibited from engaging in competitive real estate activities, including any real estate acquisitions, development or management activities in connection therewith, during his employment with AmREIT, except as may be approved by the independent directors.

     AmREIT will not enter into any transactions, including, without limitation, loans, acquisitions or sales of property, joint ventures and partnerships, in which AmREIT or a subsidiary is a party and in which any officer, director, principal security holder or affiliate has any direct or indirect pecuniary interest, unless such transaction is approved by a majority of the independent directors after full disclosure of such interests. In determining whether to approve the transaction, the independent directors will condition such approval on the transaction being fair and reasonable to AmREIT and, to the extent deemed relevant by such independent directors, on terms no less favorable to AmREIT than prevailing market terms and conditions for comparable transactions. Independent directors will be considered to be disinterested for this purpose provided they have no direct or indirect pecuniary interest in the transaction.

     Summary of AmREIT's Growth Strategy AmREIT has focused on strengthening its management, its board of directors and thereby, its intellectual capital base over the past two years. Simultaneously, a stronger emphasis on long term growth and value creation has been embraced. This has translated into a lower payout ratio of funds from operations, which has allowed AmREIT to reinvest in its strategic lines of business at a more aggressive rate, while maintaining its REIT status. Along with this long-term growth and value creation focus, AmREIT's management also recognizes the need to provide short-term results for its shareholders. To this regard, it is moving toward leveling out its annual dividend at a target rate of approximately 5% of net asset value of its portfolio assets. This balances the desire to create long-term value and the short-term need to provide an acceptable and steady current returns to its investors. This approach also recognizes the reality of the variable nature of AmREIT's net income as profits from its lines of business fluctuate as compared to a large REIT that looks to its portfolio income for its distributable cash flow. Although it is a reality that AmREIT's net income is not as predictable as a large portfolio REIT, AmREIT is able to potentially generate very attractive long term yields because its smaller equity base creates more upside for stockholders as its lines of business create profits.

 Today, AmREIT is a nimble, efficient and effective entrepreneurial real estate company which has the ability to generate attractive non-portfolio yields through its lines of business including investment sponsorship, merchant development, brokerage, construction and property management.

                                   MANAGEMENT

     The directors and executive officers of AmREIT are as follows:


                                                                                         Director or
                                 Age                        Position                       Officer
             Name                                              Held                         Since
 H. Kerr Taylor...............    50        Chairman of the Board, Chief Executive           1993
                                            Officer and President
 Robert S.  Cartwright, Jr.  .    49        Director                                         1993
 G.  Steven Dawson............    43        Director                                         2000
 Bryan L.  Goolsby............    50        Director                                         2000
 Philip Taggart...............    71        Director                                         2000
 Charles C. Braun.............    29        Executive Vice President of Finance and          1999
                                            Secretary



     H. Kerr Taylor - Mr. Taylor has been our chairman of the board of directors, chief executive officer and president since August 1993. Mr. Taylor was president, director and sole stockholder of American Asset Advisers Realty Corp. from 1989 to June 1998. Mr. Taylor has a bachelor's degree from Trinity University, a Masters of Business Degree from Southern Methodist University and a Doctor of Jurisprudence from South Texas College of Law. Mr. Taylor has over twenty years experience and has participated in over 300 real estate transactions. Mr. Taylor has served on a board and governing bodies of a bank, numerous private and public corporations and charitable institutions, and is currently on the board of Millenium Relief and Development. Mr. Taylor is a member of the National Board of Realtors, the Texas Association of Realtors, the Texas Bar Association, the International Counsel of Shopping Centers, the Financial Planners Association, the National Association of Real Estate Investment Trusts and the Urban Land Institute.

     Robert S. Cartwright, Jr. - Mr. Cartwright has been a director since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor's degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM) and chair of the ACM Pre-College Education Committee. He is also a member of the board of directors of the Computing Research Association, an umbrella organization representing academic and industrial computing researchers. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research.

     G. Steven Dawson - Mr. Dawson has been a director since 2000. Since 1990, Mr. Dawson has served as senior vice president and chief financial officer of Camden Property Trust (NYSE:CPT), a public real estate company which specializes in the acquisition, development, and management of over 159 apartment communities throughout the United States, with major concentrations in Dallas, Houston, Las Vegas, Denver, Southern California and the Tampa/Orlando areas. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the country. Mr. Dawson currently serves on the boards of US Restaurant Properties, Inc. (NYSE:USV), and His Grace Foundation.

     Bryan L. Goolsby - Mr. Goolsby has been a director since 2000. Mr. Goolsby is the Managing Partner of Locke Liddell & Sapp LLP, and has practiced in the area of corporate and securities since 1977. Mr. Goolsby is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and is a member of the National Multi-Family Housing Association and the Pension Real Estate Association. Mr. Goolsby is currently an associate board member at the Edwin L. Cox School of Business at Southern Methodist University and is a member of the board of the Junior Achievement of Dallas. Mr. Goolsby is also a director of WhatWorks, Inc. and Web-Real-Estate, Inc. Mr. Goolsby has a bachelor's degree from Texas Tech University and a Doctor of Jurisprudence from the University of Texas, and is also a Certified Public Accountant.

         Philip Taggart - Mr. Taggart has been a director since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the chairman and chief executive officer of The Philip Taggart Company. He is the co-author of the book Taking Your Company Public, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.

     Charles C. Braun - Mr. Braun serves as our Executive Vice President of Finance, Treasurer and Secretary. Mr. Braun oversees the financial accounting and reporting and is responsible for AmREIT's capital formation, debt placement and joint venture initiatives. He has over six years of accounting and real estate experience, including five years with Ernst & Young, LLP. At Ernst & Young, LLP, Mr. Braun served as a manager in the real estate advisory services group and has provided extensive consulting and audit services to a number of Real Estate Investment Trusts and private real estate companies. These services included financial statement audits, portfolio acquisition and disposition, real estate portfolio management, merger integration and process improvement, financial analysis and due diligence. Mr. Braun received a B.B.A degree in accounting and finance from Hardin Simmons University and subsequently earned the CPA designation and his Series 63, 7 and 24 securities licenses.

     AmREIT's other officers are as follows:

                                                                                         Director or
                                    Age                       Position                     Officer
             Name                                              Held                          Since
 Thomas M.  Pagel.............      55      Director of Real Estate                          1999
 C. Michael Taylor ...........      45      Vice President of Business Development and
                                            General Counsel                                  2001
 John A. Blackman.............      57      National Marketing Director                      2001
 Presley Bottoms..............      65      Vice President of Construction                   2000


         Thomas M. Pagel - Mr. Pagel serves as Director of Real Estate and oversees our real estate acquisition, sales and development activities, as well as the asset management of our real estate portfolio. Mr. Pagel brings to AmREIT 25 years of real estate experience with some of the industry's top companies. His accomplishments include expanding Trammell-Crow Houston's fee management business from three projects to over thirty projects, and directing the leasing, management, value enhancement, and sale of properties worth over $275,000,000 for Camden, Goldman Sachs and American General. Mr. Pagel received his B.A. degree from the University of Texas at Austin, is a licensed Texas Real Estate Broker and a Certified Property manager (CPM). He is a member of the National Association of Realtors, Institute of Property Management and the International Council of Shopping Centers.

         C. Michael Taylor - Mr. Taylor serves as Vice President of Business Development and General Counsel, overseeing our corporate business development activities and legal matters. Mr. Taylor brings to AmREIT 17 years of experience in the legal, real estate, construction and banking fields with companies such as Shell Oil, Commonwealth United Mortgage and Bank United. A primary focus throughout his career has been the building of successful business partnerships. His accomplishments include managing the unprecedented growth of Bank United's retail banking network overseeing the selection, acquisition and construction of over ninety bank branches in three years and the establishment and management of a successful new retail distribution channel with Kroger Food Stores. Mr. Taylor received his B.A. degree and Juris Doctorate from the University of Mississippi and is a member of the Texas and Mississippi Bars. Mr. Taylor enjoys sport fishing and skiing as well as traveling with his wife Virginia and two-year old daughter Anna Claire.

     John A. Blackmon - Mr. Blockman serves as National Marketing Director, overseeing the investment product sales efforts and the marketing and capital raising activities of AmREIT in the NASD financial planning marketplace. Mr. Blackmon has over 25-years of experience in the securities industry. His most recent experience as regional manager for SunAmerica Securities, Inc. and his extensive relationships throughout the industry will enhance the marketability of AmREIT's investment programs. He also has extensive experience in the wholesaling of limited partnership products and product design. Mr. Blackmon received a B.S. degree in economics from Texas Tech University and is currently NASD licensed as Series 7, 24, 63 and 65. Mr. Blackmon enjoys fishing, shooting and operating radio control airplanes. He and his wife, Dale, reside in Tomball, TX.

         Presley Bottoms - Mr. Bottoms serves as Vice President of Construction and oversees all development and construction projects. In his 30 years of management in the commercial construction business, Mr. Bottoms has been involved in all aspects of the business, from concept and design development to close out. Prior to jointing AmREIT, Mr. Bottoms completed over twenty-five retail construction projects representing over one million square feet as construction manager for SCC Development Corporation. In addition, Mr. Bottoms has been instrumental in the research of design and construction concepts to improve labor and cost savings, material assessments for long lead time items and has coordinated and monitored design activities for fast track schedules.

Executive Compensation

         Mr. Taylor, our chairman of the board, chief executive officer and president, received a reduced annual salary of $30,000 from January 2000 through June 2000. In June 2000, Mr. Taylor's annual salary was increased to $175,000. None of our other executive officers received salary or bonus in excess of $100,000 during the fiscal year ended December 31, 2000.


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of August 16, 2001, the beneficial ownership interest of the executive officers and directors of AmREIT:
                                     Amount and Nature of
Name                                 Beneficial Ownership    Percent of Class(1)
 ----------                          --------------------    ----------------
H. Kerr Taylor                             262,061                11.10%

Robert S.  Cartwright                        4,166                  *

G.  Steven Dawson                            2,000                  *

Bryan L.  Goolsby                            2,000                  *

Philip Taggart                               2,000                  *

Chad C. Braun                                -                      -

All directors and executive officers
 as a group                                272,227                11.56%

 ---------
* Less than 1%.

 (1) Based on 2,354,349 shares outstanding as of June 30, 2001.

     As of June 30, 2001, no other person was known by AmREIT to be the beneficial owner of more than 5% of the shares of AmREIT.


Certain Relationships and Related Transactions

     On August 31, 1998, Mr. Taylor accepted 9,811 shares in repayment of $100,563 then owing on AmREIT's promissory note payable to him. The shares were valued at $10.25 per share for the purposes of payment. The unpaid balance of $65,860 on the note was paid to Mr. Taylor on October 5, 1998.

     Effective June 5, 1998, AmREIT issued to Mr. Taylor 213,260 shares and the right to receive up to an additional 686,740 shares, subject to certain conditions, in connection with the advisor acquisition. See "Advisor Acquisition" below.

     On May 10, 1998, Mr. Taylor agreed to accept 18,789 shares of AmREIT's common stock in payment in full of a note payable to him by AmREIT with the unpaid balance of approximately $171,500.


Legal Proceedings

     Neither AmREIT nor any of its properties is subject to any claim or legal proceeding, nor to management's best knowledge, is any such claim or legal proceeding threatened which could have a material adverse effect on AmREIT or its properties.

Advisor Acquisition

     Terms of the Acquisition. As of June 5, 1998, AmREIT became a self-managed REIT by acquiring its former advisor in the advisor acquisition. As a self-managed REIT, AmREIT acquires, develops and manages its own real property investments and internally administers its affairs and activities.

     AmREIT acquired the advisor pursuant to a merger of the advisor into AmREIT's newly formed wholly-owned subsidiary corporation, AmREIT Operating Corporation, which is the surviving corporation. Pursuant to the acquisition, Mr. H. Kerr Taylor, the sole stockholder of the advisor, will receive up to 900,000 shares of AmREIT's class A common stock, of which 213,260 initial shares were issued upon the closing date of the advisor acquisition. The remaining 686,740 shares of class A common stock are issuable over the 24 consecutive calendar quarters commencing July 1, 1998. Subject to certain conditions, the remaining shares of AmREIT class A common stock are issuable at the rate of 98 shares for each 1,000 shares otherwise issued for consideration (sold) by AmREIT during the payment period. The independent directors, who agreed to and approved the advisor acquisition terms on behalf of AmREIT, concluded that the remaining shares of AmREIT class A common stock payment provisions were fair and in the best interests of AmREIT and the AmREIT stockholders because they defer and condition payment for the advisor until such time or times as AmREIT's asset base increases through equity growth to levels which would allow AmREIT to realize the significant benefits of the advisor acquisition and self-management. The significant anticipated benefits from the advisor acquisition which increase directly with AmREIT's asset size include: efficiencies of administration and property management and any increases in operating margins resulting therefrom; reductions in acquisition expenses; financial benefits of proprietary real estate development; and financial benefits from providing real estate related services such as brokerage, management and development services to third parties. The advisor acquisition was approved by AmREIT's stockholders on June 5, 1998.

     The advisor had served as advisor to AmREIT since AmREIT's organization in August 1993. Under the direction of the board, the advisor had the responsibility for the day-to-day operations of AmREIT, including raising capital, the investigation and identification of investment acquisitions, the negotiation of acquisitions, due diligence in investment research, property management and administrative and accounting services.

     The advisor was organized on April 4, 1989 and since that time has been acquiring, developing, operating and managing real property for its own account and for the account of managed real estate investment programs, including AmREIT. In addition to AmREIT, the advisor co-sponsored with Mr. Taylor each of the partnerships.

     For the period from January 1, 1998 to June 5, 1998, and the year ended December 31, 1997, revenues to the advisor from all sources aggregated $562,465, and $1,602,580, respectively. These amounts included payments from AmREIT of $181,189 and $1,166,309 during the period from January 1, 1998 to June 5, 1998, and the year ended December 31, 1997, respectively. For the same periods, the advisor incurred total expenses of $683,633, and $1,473,676, respectively. These expenses are not allocated between services provided by the advisor under the services agreements with AmREIT and the partnerships vs. the advisor's other activities.

     Also, the advisor incurred certain costs in connection with the organization and syndication of AmREIT. Reimbursement of these costs becomes obligations of AmREIT in accordance with the terms of the offering. Costs of $164,985 and $98,494 were incurred by the advisor in 1997 and 1996, respectively, in connection with the issuance and marketing of AmREIT's stock.

     Consequences of Acquisition. As a self-managed REIT, AmREIT no longer pays any of the advisor fees and pays directly for the overhead necessary to provide the services that the advisor provided under the Omnibus Services Agreement. By acquiring the advisor's staff and facilities, AmREIT now has personnel with substantial experience and long-term relationships in the commercial net leased property industry, including but not limited to relationships with both AmREIT's significant tenants and those of the partnerships. Management believes these capabilities provide AmREIT with a competitive advantage over many larger and more established REITs in the management and operation of properties and in the identification and acquisition of attractive investments.

     Following the advisor acquisition, AmREIT, through AmREIT Operating Corporation, continues to provide these services, including administrative and management services to the partnerships and administrative and management services to AmREIT. However, AmREIT's ability to do so may be significantly limited in the future if the REIT rules change. Should AmREIT no longer be able to provide any of these services, it would employ a third-party provider to supplement AmREIT's services.

     AmREIT, through AmREIT Operating Corporation, and/or other affiliates, also conducts various real estate development activities both for its account and for the accounts of others, including AmREIT Development Corp. Through the advisor acquisition, AmREIT acquired expertise and ability to develop properties for tenants in order to be more competitive in obtaining attractive acquisitions for itself and the advisor's other affiliates. Management believes that its ability to competitively construct and deliver completed properties on a timely basis will continue to be an important consideration for many actively growing and expanding retail and commercial tenants.

     Terms of the Acquisition. The advisor acquisition was approved and recommended to AmREIT's stockholders by the independent directors. AmREIT's stockholders approved the advisor acquisition on June 5, 1998. In finding that the advisor acquisition was fair to AmREIT and its stockholders, the independent directors engaged Bishop-Crown as their financial advisor to advise them in analyzing and evaluating, and to provide a written opinion with respect to, the fairness of the acquisition to AmREIT and to the stockholders of AmREIT (other than Mr. Taylor). The independent directors also engaged Houlihan to opine as to the likely range of strategic values of the advisor for the purposes of the acquisition. The independent directors obtained a fairness opinion from Bishop-Crown that the advisor acquisition was fair from a financial point of view, to AmREIT and its stockholders (other than Mr. Taylor), and obtained the opinion of Houlihan regarding the valuation of the advisor. The independent directors engaged Broocks, Baker & Lange, LLP to advise them regarding, but not to negotiate, the terms of the advisor acquisition.

     Under the acquisition agreement, AmREIT has agreed to issue up to 900,000 common shares as the consideration for the advisor acquisition. AmREIT issued the 213,260 initial shares on the closing date and will issue up to the remaining shares of AmREIT class A common stock of 686,740 shares, subject to adjustment as described below, as follows: No later than 30 days after the end of the calendar quarter in which the closing date occurred, and within 30 days after the end of each calendar quarter thereafter until the twenty-fourth consecutive calendar quarter following the closing date, or, if sooner, until the entire remaining shares of AmREIT class A common stock has been issued. AmREIT will issue a portion of the then unissued remaining shares of AmREIT class A common stock equal to, when added to the aggregate shares of the consideration theretofore issued, 9.8% of the total number of common shares outstanding at the end of the respective calendar quarter after giving effect to the issuance of such additional shares.

     At the closing date of the acquisition, Mr. Taylor owned 252,250 shares of AmREIT's class A common stock which represents approximately 10.62% of AmREIT's total outstanding shares. For the 24 calendar quarters following the closing date, Mr. Taylor's additional share ownership by reason of his receipt of the consideration cannot exceed the number of shares which represent 9.8% of AmREIT's total outstanding shares.

     The acquisition agreement requires that, in the event of Mr. Taylor's death, AmREIT must promptly purchase from his estate his right, title and interest in the unissued remaining shares of AmREIT class A common stock at a price determined on a value of $10.25 per share or, if AmREIT's common shares are then traded in a national securities market, the average closing price of AmREIT's common shares on the 10 consecutive trading days preceding the date of death, whichever is greater. To fund this obligation, AmREIT must maintain one or more insurance policies, payable to AmREIT, insuring Mr. Taylor's life in the amount necessary to purchase the unissued remaining shares of AmREIT class A common stock.

     The foregoing notwithstanding, the unissued remaining shares of AmREIT class A common stock is immediately issuable in the event any of the following should occur:

     o An event which results in or is likely to result in a change in control of AmREIT;

     o The failure by AmREIT to timely issue the remaining shares of AmREIT class A common stock, or any portion thereof as required above;

     o In the event Mr. Taylor's employment by AmREIT is terminated without cause as defined in his employment agreement with AmREIT then in effect; or

     o AmREIT's failure to purchase, upon the death of Mr. Taylor, all of his right, title and interest in the unissued remaining shares of AmREIT class A common stock, which interest will be valued as of the date of death at the greater of $10.25 per share or, if the common shares are traded in a national securities market, the average closing price of such shares during the 10 consecutive trading days immediately preceding the date of death. Under the acquisition Agreement, AmREIT is required to maintain insurance on the life of Mr. Taylor to fund this obligation.

     For the purposes of the foregoing, a "change in control" means:

     o the sale or transfer of substantially all of the assets of AmREIT, whether in one transaction or a series of transactions, except a sale to a successor corporation in which the stockholders immediately prior to the transaction hold, directly or indirectly, at least 50% of the total voting power of the successor corporation immediately after the transaction;

     o any merger or consolidation between AmREIT and another corporation immediately after which the stockholders hold, directly or indirectly, less than 50% of the total voting power of the surviving corporation;

     o   the dissolution or liquidation of AmREIT;

     o the acquisition by any person or group of persons of direct or indirect beneficial ownership of AmREIT's class A common stock representing more than 50% of AmREIT's class A common stock; or

     o the date the board changes. For the purposes of the foregoing, a "board change" means the date that a majority of the board is comprised of persons other than persons (1) whose election consents shall have been solicited by management, or (2) who are serving as directors appointed by the board to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships.

     Under the acquisition agreement, so long as Mr. Taylor serves as an officer or director of AmREIT he may not, without AmREIT's express authorization, engage or participate directly or indirectly as a principal, agent, or owner (including serving as a partner of or owning any stock or other equity investment or debt
of) any competitive real estate venture, as defined. Excluded from the foregoing are competitive real estate ventures in which Mr. Taylor is currently interested, including AAA Net Developers, Ltd. and the AAA partnerships and their respective general partners. Also excluded from the foregoing restriction is the present or future ownership of not more than one percent (1%) of the total outstanding class of equity or debt securities of any competitive real estate venture whose equity or debt securities are publicly traded.

     "Competitive real estate venture" is defined as any enterprise entered into for profit whose activities in at least material part consist of the acquisition, development, ownership and/or management of real estate leased or intended to be leased to commercial or retail tenants.

     Under the acquisition agreement, Mr. Taylor entered into full-time employment with AmREIT. Mr. Taylor entered into a two-year agreement where his annual base salary was $25,000 until July 1999 and was $30,000 through June 2000. Mr. Taylor may not receive any compensation from any competitive real estate venture under his control except as may, from time to time, be approved by the board. It is the board's intent to use this restriction to limit the aggregate compensation received by Mr. Taylor from AmREIT and his other controlled competitive real estate ventures, if any. Expressly excluded from the foregoing agreement would be any compensation in connection with Mr. Taylor's ownership of the general partners of the partnerships.

     In an effort to eliminate existing and potential conflicts of interest between Mr. Taylor and AmREIT, Mr. Taylor agreed to cause any competitive real estate venture (as defined) over which he has control, including the general partners of the partnerships and ARIC to, at the election of the board, contract for acquisition and management services and/or the use of facilities and personnel with AmREIT or such affiliated provider as may be designated by the board. Any such contracts are subject to the requirements and restrictions on such contracts as may be provided in each entities organizational documents. AmREIT, through AmREIT Operating Corporation and ARIC, currently provides property management, general administration and acquisition services, real estate brokerage services and support personnel and/or facilities to these entities. However, its ability to do so may be significantly limited under current and possible future changes to the REIT Rules. Under this requirement, Mr. Taylor must cause such competitive real estate venture to first satisfy its requirements for personnel and/or facilities by the use of available, qualified facilities and personnel of AmREIT or its affiliates on a reimbursement for use basis.

     Also, Mr. Taylor must cause such competitive real estate venture to offer to AmREIT the right to purchase any property which the competitive real estate venture acquires or contracts to acquire, subject to its then-existing fiduciary obligations to any other persons at a price equal to the cost of the property to the competitive real estate venture.

                            AmREIT CHARTER AND BYLAWS

     The following summarizes the material terms of AmREIT's current articles of incorporation and bylaws, but does not set forth all the provisions of AmREIT's articles of incorporation or bylaws. Where appropriate, the provisions of the amendments proposed in this proxy statement to the articles and bylaws have been described. For additional information about AmREIT's articles and bylaws, you should read these documents which are exhibits to the registration statement of which this proxy is a part.


Authorized Stock

     The charter provides that AmREIT is authorized to issue 110,000,000 shares, consisting of 100,000,000 shares of $0.01 par value common stock and 10,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued from time to time, in one or more series, each of which series shall have such voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions relating thereto, as shall be authorized by the board of directors. If the proposed amendment to the articles is approved, AmREIT will be authorized to issue 113,000,000 shares consisting of 103,000,000 shares of common stock which will be divided into two series consisting of 100,000,000 of $0.01 par value class A common stock and 3,000,000 shares of $0.01 par value class B common stock and 10,000,000 shares of preferred stock, par value $0.01 per share. See "DESCRIPTION OF AmREIT's CAPITAL STOCK" beginning on page 118.


Directors

     The bylaws provide that the number of directors shall consist of not less than three nor more than nine members, the exact number of which shall be fixed by the board from time to time. The bylaws provide that, except as otherwise provided by law or the charter, a quorum of the board for the transaction of business shall consist of a majority of the entire board. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. The charter and the bylaws do not provide for a classified board or for cumulative voting in the election of directors to the board. The bylaws provide that vacancies and any newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.


Stockholder Meetings and Special Voting Requirements

     The annual meetings of stockholders are held on such date as shall be fixed by the board. The bylaws specify such date to be not fewer than 30 days nor more than 61 days after distribution of AmREIT's annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the president, or upon the written request of stockholders entitled to cast at least 10% of all of the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of stockholders entitled to cast a majority of votes shall constitute a quorum at any stockholders' meeting. The charter and the bylaws may in general be amended by a majority vote of the stockholders. However, an amendment of any provision of the charter or bylaws which requires a greater than majority vote must itself be approved by a vote of the stockholders holding shares representing at least 66 2/3% of the votes entitled to be cast thereon.

     Other matters on which the stockholders are entitled to vote include:

     o   the election and removal of directors;

     o   a voluntary change in AmREIT's status as a REIT;  and/or

     o   the dissolution of AmREIT.

     A majority of the directors (including a majority of the independent directors) may in their discretion, from time to time, amend, without a stockholder vote, certain portions of the bylaws, but not a stated investment policy. The stockholders may amend the bylaws by a majority vote.


Amendment of the Charter and Bylaws

     Maryland law and the charter provide that approval of a majority of the stockholders entitled to vote thereon is required to amend the charter. A bylaw may be amended or repealed, or a new bylaw adopted, by the affirmative vote of the holders of a majority of the stock entitled to vote thereon.

Transactions With Interested Officers or Directors

     The bylaws provide, in accordance with Maryland law, that contracts or transactions between AmREIT and a director or officer of AmREIT or a corporation or entity in which such officer or director is also an officer or director or has a financial interest, are not void or voidable solely for such reason or solely because the officer or director is present at or participates in any meeting of the board which authorizes the transaction or contract, or solely because such officer's or director's vote is counted for such purpose, if the bylaw restrictions regarding such transactions are satisfied (see discussion under stated investment policies above) and:

     o the material facts as to his relationship or interest are disclosed or are known to the board or a committee and the board or a committee in good faith authorizes such contract or transaction;

     o the material facts as to his relationship or interest are disclosed or are known to the stockholders entitled to vote thereon and the stockholders in good faith specifically approve such contract or transact; or

     o the contract or transaction is fair to AmREIT at the time it is authorized, approved or ratified by the board, a committee or the stockholders.

     In addition, the bylaws provide that any transactions with interested directors or officers or their affiliates shall be made on commercially reasonable terms substantially equivalent to terms available from third parties in an arm's-length transaction in the competitive marketplace.


Rollup Transactions

     AmREIT's bylaws contain certain restrictions and requirements on AmREIT's ability to participate in "rollup" transactions which include any transaction involving the acquisition of AmREIT. The merger as structured and proposed constitutes a "rollup" transaction under these provisions. However, as a condition to their approval of the merger, the stockholders will expressly approve the exclusion of the merger from the requirements of the rollup provisions of the bylaws to the extent they could apply to the merger.


Limitations on Holdings and Transfer

     For AmREIT to continue to qualify as a REIT under the Code, not more than fifty percent (50%) of its outstanding shares may be owned by five or fewer individuals during the last half of each year and outstanding shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year except with respect to the first taxable year for which an election to be treated as a REIT is made. The charter restricts the accumulation or transfer of shares if any accumulation or transfer could result in any person beneficially owning, in accordance with the Code, in excess of 9.8% of the then outstanding shares, or could result in AmREIT being disqualified as a REIT under the Code. Such restrictions authorize the board to refuse to give effect to such transfer on AmREIT's books as to shares accumulated in excess of the 9.8% ownership limit. Although the intent of these restrictions is to preclude transfers which would violate the ownership limit or protect the AmREIT's status as a REIT under the Code, there can be no assurance that such restrictions will achieve their intent.

     A transferee who acquires shares in a restricted transfer is required to indemnify, defend, and hold AmREIT and its other stockholders harmless from and against all damages, losses, costs, and expenses, including, without limitation, reasonable attorneys' fees, incurred or suffered by AmREIT or such stockholders by virtue of AmREIT's loss of its qualification as a REIT if such loss is a result of the transferee's acquisition. See "FEDERAL INCOME TAX CONSEQUENCES" beginning on page 78.




Anti-takeover Effect of Authorized But Undesignated Preferred Stock

     As described below, the board is authorized to provide for the issuance of shares of preferred stock, in one or more series, and to fix by resolution of the board and to the extent permitted by Maryland law, the terms and conditions of each such series. Management believes that the availability of preferred stock will provide AmREIT with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise from time to time. Authorized but unissued shares of preferred stock, as well as authorized but unissued shares of class A common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which any class of stock may then be listed for trading.

     Although the board has no present intention of doing so, it will be able to issue a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, such new shares might impede a business combination by including class voting rights which would enable the holder to block such transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of stockholders. The board will make any determination to issue such shares based on its judgment as to the best interests of AmREIT and its then existing stockholders. The board, in so acting, will be able to issue preferred stock having terms which would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.


Liability for Monetary Damages

     The charter provides that no director will be personally liable to AmREIT or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for breach of the duty of loyalty to AmREIT or its stockholders, acts or omissions not in good faith, intentional misconduct, a knowing violation of law, certain unlawful dividends, stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Any repeal or modification of such provision by the stockholders of AmREIT will not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


Indemnification And Advancement of Expenses

     The charter provides for the indemnification of present and former directors and officers of AmREIT and persons serving as directors, officers, employees or agents of another corporation or entity at the request of AmREIT to the fullest extent permitted by Maryland law. Indemnified parties are specifically indemnified in the charter and the bylaws for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnified party (1) in connection with a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of AmREIT or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of AmREIT, or
(2) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in the right of AmREIT, provided that such indemnification is permitted only with judicial approval if the indemnified party is adjudged to be liable to AmREIT. Such indemnified party must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful. Any indemnification under the indemnification provisions must be authorized based on a determination that the indemnification is proper if the applicable standard of conduct has been met by the indemnified party, provided that no such authorization is required, and indemnification is mandatory, where a director or officer of AmREIT is successful in the defense of such action, suit or proceeding or any claim or matter therein. Otherwise, such determination will be made by a majority vote of a quorum of the board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders. In the event that a determination is made that a director or officer is not entitled to indemnification under the indemnification provisions, the indemnification provisions provide that the indemnified party may seek a judicial determination of his right to indemnification. The indemnification provisions further provide that the indemnified party is entitled to indemnification for all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from AmREIT an indemnity claim under the indemnification provisions if such indemnified party is successful. Other than proceedings to enforce rights to indemnification, AmREIT is not obligated to indemnify any person in connection with a proceeding initiated by such person, unless authorized by the board.

     AmREIT will pay expenses incurred by a director or officer of AmREIT, or a former director or officer, in advance of the final disposition of an action, suit or proceeding, if he undertakes to repay amounts advanced if it is ultimately determined that he is not entitled to be indemnified by AmREIT.

     The indemnification provisions and provisions for advancing expenses in the charter will be expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the bylaws. The indemnification provisions and provisions for advancing expenses in the bylaws and the charter will be expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction. AmREIT will be authorized to purchase insurance on behalf of an indemnified party for liabilities incurred, whether or not AmREIT would have the power or obligation to indemnify him pursuant to the charter, the bylaws or Maryland law.

     In addition, AmREIT will enter into indemnification agreements with its directors and certain of its executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of AmREIT or another entity at the request of AmREIT.

                      DESCRIPTION OF AmREIT'S CAPITAL STOCK

General

     AmREIT's authorized capital stock currently consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2001, AmREIT had outstanding 2,354,348 shares of common stock and no shares of preferred stock. If the proposed amendment to the articles is adopted, AmREIT will be authorized to issue 113,000,000 shares consisting of 103,000,000 shares of common stock divided into two series consisting of 100,000,000 shares of $0.01 par value class A common stock and 3,000,000 shares of $0.01 par value class B common stock, and 10,000,000 shares of preferred stock par value $0.01 per share. The following description describes AmREIT's capital stock assuming the proposal to amend AmREIT's articles is approved.


Class A Common Stock

     Voting Rights. Each holder of class A common stock will be entitled to one vote for each share registered in his name on the books of AmREIT on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of class A common stock will vote as one class. The shares of class A common stock will not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of preferred stock and class B common stock which may at the time be outstanding, the holders of class A common stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of class A common stock voting for the election of directors will not be able to elect any persons to the board. The charter and the bylaws contain certain provisions that could have an anti-takeover effect. See "AmREIT CHARTER AND BYLAWS" on page 114.

     Dividend Rights. Subject to the rights of the holders of any shares of class B common stock or preferred stock which may at the time be outstanding, holders of AmREIT class A common stock will be entitled to such dividends as the board may declare out of funds legally available therefor. Because portions of the operations of AmREIT may be conducted through wholly-owned subsidiaries, AmREIT's cash flow and consequent ability to pay dividends on class A common stock may be dependent to some degree upon the earnings of such subsidiaries and on dividends and other payments therefrom.

     Liquidation Rights and Other Provisions. Subject to the prior rights of creditors and the holders of any preferred stock which may be outstanding from time to time, the holders of class A common stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

     The class A common stock is not liable for any calls or assessments and is not convertible into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the class A common stock.

     Transfer Agent. The transfer agent and registrar for the AmREIT class A common stock is The Bank of New York, 101 Barclay Street, New York, NY 10286.


Class B Common Stock

     Dividends. Subject to the preferential rights of any series of our preferred stock (of which there is currently none issued and which can only be issued by a majority vote of the then outstanding class B common stockholders), holders of shares of the class B common stock will be entitled to receive, when and as declared by the AmREIT board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends in an amount per share of class B common stock equal to 8% per annum. Dividends with respect to the class B common stock will be cumulative from the date of original issuance and will be payable quarterly in arrears in March, June, September and December, beginning with a partial dividend of $___ per share on ______, ____ (each, a "Dividend Payment Date"), with respect to the period from the date of original issuance to the initial Dividend Payment Date. Any dividend payable on the class B common stock for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the class B common stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends will be payable to holders of record as they appear in the stock records of AmREIT at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the AmREIT board for the payment of dividends that is no more than thirty (30) nor less than ten (10) days prior to the Dividend Payment Date (each, a "Dividend Record Date").

         No dividends on shares of class B common stock will be declared by the AmREIT board or paid or set apart for payment at such time as, and to the extent that, the terms and provisions of any AmREIT agreement, including any agreement relating to its indebtedness, or any provisions of its charter relating to any series of preferred stock, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the class B common stock will accrue whether or not AmREIT has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Holders of the class B common stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

         If any shares of class B common stock are outstanding, no full dividends will be declared or paid or set apart for payment on the class A common stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the class B common stock for all past dividend periods and the then current dividend period. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on class B common stock which may be in arrears. Any dividend payment made on shares of class B common stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of class B common stock which remains payable.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of AmREIT, subject to the prior rights of any series of preferred stock, the holders of shares of class B common stock will share pro rata with the holders of the class A common stock, the assets of AmREIT remaining following the payment of all liquidating distributions payable to holders of capital stock of AmREIT with liquidation rights senior to those of the Common Stock.

         Redemption. The class B common stock will not be redeemable prior to __________, 2004, except under certain limited circumstances to preserve the AmREIT's status as a REIT. See "Restrictions on Transfer." On and after ____________, 2004, AmREIT, at its option (to the extent AmREIT has funds legally available therefor) upon not less than 30 nor more than 60 days' written notice, may redeem shares of class B common stock, in whole or in part, at any time or from time to time, for, at the option of the holder thereof, either in cash at the redemption price per share of $10.17, plus all accrued and unpaid dividends, if any, thereon (whether or not earned or declared) to the date fixed for redemption or shares of AmREIT class A common stock at the then existing Conversion Price (as defined below).

         Notwithstanding the foregoing, unless full cumulative dividends on all shares of class B common stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of class B common stock will be redeemed unless all outstanding shares of class B common stock are simultaneously redeemed. The foregoing, however, will not prevent the purchase or acquisition of shares of the class B common stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of class B common stock. Unless full cumulative dividends on all outstanding shares of class B common stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, AmREIT will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any shares of class B common stock.

         If fewer than all of the outstanding shares of class B common stock are to be redeemed, the number of shares to be redeemed will be determined by AmREIT and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by the holders (as nearly as may be practicable without creating fractional shares of class B common stock) or any other equitable method determined by AmREIT.

         Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption data. A similar notice will be mailed by AmREIT, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of class B common stock to be redeemed at their respective addresses as they appear on the stock transfer records of AmREIT. No failure to give notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any shares of class B common stock except as to the holder to whom notice was defective or not given. Each notice will state: (1) the redemption date; (2) the redemption price; (3) the number of shares of class B common stock to be redeemed; (4) the place or places where the class B common stock is to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (6) that any conversion rights will terminate at the close of business on the third business day immediately preceding the redemption date. If fewer than all the shares of class B common stock held by any holder are to be redeemed, the notice mailed to that holder will also specify the number of shares of class B common stock to be redeemed from that holder. If notice of redemption of any shares of class B common stock has been properly given and if funds necessary for redemption have been irrevocably set aside by AmREIT in trust for the benefit of the holders of any of the shares of class B common stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of class B common stock, those shares of class B common stock will no longer be deemed to be outstanding and all rights of the holders of those shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such shares.

         The holders of Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to class B common stock on the corresponding Dividend Payment Date notwithstanding the redemption thereof between that Dividend Record Date and the corresponding Dividend Payment Date or AmREIT's default in the payment of the dividend due. Except as provided above, AmREIT will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of class B common stock called for redemption.

         Voting Rights. Holders of the class B common stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the class B common stock may vote, including any action by written consent, each share of class B common stock will be entitled to one vote. The holders of each share of class B common stock may separately designate a proxy for the vote to which that share of class B common stock is entitled.

         AmREIT shall not issue any shares of preferred stock or other class of common stock with dividend preferences senior to or pari passu with the dividends payable on the class B common stock without the approval of a majority of the shares of class B common stock then outstanding.

         Whenever dividends on any shares of class B common stock have been in arrears for six or more consecutive quarterly periods, the holders of those shares of class B common stock will be entitled to vote for the election of two additional directors of AmREIT at a special meeting called by the holders of record of at least 10% of the class B common stock (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the shares of class B common stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In this event, the entire AmREIT board of directors will be increased by two directors. Each of these two directors will be elected to serve until the earlier of (1) the election and qualification of that director's successor or (2) payment of the dividend arrearage for the class B common stock.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding shares of class B common stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

     Conversion. Subject to the exceptions described under the caption "Restrictions on Transfer" below, holders of the class B common stock will have the right, at any time and from time to time, to convert all or any of the class B common stock into shares of AmREIT class A common stock on a one for one basis, subject to adjustment upon the occurrence of the events described below (the "Conversion Price").

         Shares of class B common stock will be deemed to have been converted immediately prior to the close of business on the date the shares are surrendered for conversion and notice of election to convert the same is received by AmREIT. Upon conversion, no adjustment or prepayment will be made for dividends, but if any holder surrenders class B common stock for conversion after the close of business on a Dividend Record Date and prior to the opening of business on the related Dividend Payment Date, then, notwithstanding the conversion, the dividend payable on that Dividend Payment Date will be paid on that Dividend Payment Date to the registered holder of those shares on that Dividend Record Date. Shares of class B common stock surrendered for conversion during the period from the close of business on a Dividend Record Date to the Dividend Payment Date must also pay the amount of the dividend which is payable. No fractional shares of class A common stock will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of the fractional interest based on the market price of the common stock on the last trading day prior to the date of conversion.

         The number of shares of class A common stock or other assets issuable upon conversion and the Conversion Price are subject to adjustment upon the occurrence of the following events:

     (1) the issuance of class A common stock as a dividend or distribution on shares of class A common stock;

     (2) the subdivision, combination or reclassification of the outstanding shares of class A common stock;

     (3) the issuance to all holders of class A common stock of rights or warrants to subscribe for or purchase class A common stock (or securities convertible into class A common stock) at a price per share less than the then current market price per share;

     (4) the distribution to all holders of class A common stock of evidences of indebtedness or assets (including securities, but excluding Ordinary Cash Distributions, as defined below, and those dividends, distributions, rights or warrants referred to above); and

     (5) the distribution to all holders of class A common stock of rights or warrants to subscribe for securities (other than those referred to in clause (3) above).

The adjustments to be made in each of these events are set forth in AmREIT's charter. In the event of a distribution of evidence of indebtedness or other assets (as described in clause (4)) or a dividend to all holders of class A common stock of rights to subscribe for additional shares of AmREIT's capital stock (other than those referred to in clause (3) above), AmREIT may, instead of making an adjustment of the Conversion Price, make proper provision so that each holder who converts shares will be entitled to receive upon conversion, in addition to shares of class A common stock, an appropriate number of those rights, warrants, evidences of indebtedness or other assets. No adjustment will be made for "Ordinary Cash Distributions," which are distributions to holders of class A common stock in an amount not exceeding AmREIT's accumulated funds from operations since its formation, after deducting dividends or other distributions
(1) paid in respect of all classes of capital stock of AmREIT or (2) accrued in respect of the class B common stock, and any shares of preferred stock. In addition, no adjustment of the Conversion Price will be made until cumulative adjustments amount to one percent or more of the Conversion Price as last adjusted. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

         Whenever the number of shares of class A common stock or other assets issuable upon conversion and the Conversion Price are adjusted as herein provided, AmREIT (1) will promptly make available at the office of the transfer agent a statement describing in reasonable detail such adjustment, and (2) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of shares of class B common stock, a notice stating that adjustments have been made and stating the adjusted conversion price.

         In the event of any capital reorganization or reclassification of the capital stock of AmREIT, or consolidation or merger of AmREIT with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, is affected in a way that holders of class A common stock will be entitled to receive stock, securities or other assets with respect to or in exchange for class A common stock, then, as a condition of that reorganization, reclassification, consolidation, merger, sale, transfer or lease, the holder of each share of class B common stock will have the right immediately to convert that share into the kind and amount of stock, securities or other assets which the holders of those shares would have owned or been entitled to receive immediately after the transaction if those holders had converted such shares immediately before the effective date of the transaction, subject to further adjustment upon the occurrence of the events described above.

     Restrictions on Transfer. The shares of class B common stock are generally transferable. AmREIT's charter, however, contains restrictions on the number of shares of "Stock," defined to include all classes of capital stock that AmREIT shall have authority to issue, including class B common stock, series of preferred stock and class A common stock, that stockholders may own. For AmREIT to qualify as a REIT under the Internal Revenue Code, shares of Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of Stock (including the class B common stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include, except in limited circumstances, entities such as qualified private pension plans) during the last half of a taxable year or during a proportionate part of a shorter taxable year.

         Since the AmREIT board believes it is essential for AmREIT to maintain its status as a REIT under the Internal Revenue Code, the AmREIT charter provides that no person may own or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (the "Ownership Limit") of the aggregate value of all outstanding shares of Stock (including the class B common stock). Any acquisition or transfer of shares of Stock that would: (1) result in the shares of Stock being owned by fewer than 100 persons or (2) result in AmREIT being "closely-held" within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void, and the intended transferee will acquire no rights to the shares of Stock (including the class B common stock).

Preferred Stock

     The charter provides that the board is authorized to provide for the issuance of shares of preferred stock, from time to time, in one or more series. Prior to the issuance of shares in each series, the board is required by the charter and Maryland law to adopt resolutions and file articles supplementary with the State of Maryland, fixing for each such series the designations, preferences and relative, participating, optional or other special rights applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by Maryland law. Additionally, AmREIT shall not issue any shares of preferred stock with dividend performance senior to or pari passu with the dividends payable on the class B common stock without the approval of a majority of the shares of class B common stock then outstanding.

                            REORGANIZATION OF AmREIT
                     AS A TEXAS REAL ESTATE INVESTMENT TRUST

     The board of directors has unanimously approved and recommends that the stockholders of AmREIT approve the agreement of merger, which provides for AmREIT's change of domicile from Maryland to Texas and for the reorganization of AmREIT from its current status as a Maryland corporation to a Texas real estate investment trust pursuant to the provisions of the Texas REIT Act, which corresponds closely with existing corporate statutes. Under the Texas REIT Act, as revised, AmREIT will be able to conduct its operations on substantially the same terms as currently permitted under Maryland law. The reorganization will not result in a change in AmREIT's business, management, capitalization or assets, liabilities or net worth (other than due to the costs of the transaction).

     To effect the reorganization, AmREIT will be merged into a newly-formed Texas REIT, which we will refer to as AmREIT-Texas. AmREIT-Texas will be organized as soon as practicable after stockholder approval of this proposal. When the merger becomes effective:

     o   AmREIT will cease to exist as a Maryland corporation;

     o the Texas REIT will succeed as a Texas REIT, to the fullest extent permitted by law, to all of AmREIT's prior business, assets and liabilities; and

     o each share of class A common stock and class B common stock of AmREIT will be automatically converted into corresponding class A common and class B common shares of beneficial interest of the Texas REIT.

     Pursuant to Maryland law, AmREIT's board retains discretion to abandon or terminate the reorganization after receipt of stockholder approval, but prior to filing the necessary documentation with Maryland and Texas, if the board of directors determines the reorganization is no longer in AmREIT's best interest.

     Following the reorganization and as a condition of the merger, the Texas REIT class a common shares of beneficial interest will be listed on an exchange and the board expects that delivery of certificates representing existing shares of AmREIT class A common stock will constitute "good delivery" for subsequent transactions. If the rules, regulations or directives of the exchange upon which the shares are listed require surrender of the certificates representing shares of AmREIT class A common stock, each stockholder will be entitled to receive a certificate representing one common share of beneficial interest of the Texas REIT for each share of AmREIT class A common stock represented by the AmREIT certificate.

     As a result of the merger, AmREIT and the rights of its stockholders, directors and officers will be governed by the Texas REIT Act and by the declaration of trust and bylaws of the Texas REIT, rather than by Maryland law and AmREIT's existing amended and restated articles of incorporation and amended and restated bylaws.

     A discussion of the material similarities and differences to AmREIT and its stockholders, directors and officers resulting from the reorganization appears below. This discussion does not address each difference between Maryland and Texas law, but focuses on those differences which the board of directors believes are most relevant to existing stockholders. This discussion is not intended to be complete and is qualified in its entirety by reference to the anticipated form of the declaration of trust attached as Annex 2 and to Maryland law and the Texas REIT Act. The AmREIT board shall have the right, prior to filing the declaration of trust with the appropriate Texas regulatory authorities, to make ministerial changes and such other changes as the board shall determine in order to permit AmREIT to comply fully with the Texas REIT Act and the rules relating to qualification as a REIT for federal income tax purposes, and to conform to the provisions of its Maryland charter. The current bylaws of AmREIT place significant prohibitions on the actions that AmREIT can undertake, including the inability to amend the bylaws without stockholder approval. The bylaws of the new Texas REIT will have none of these prohibitions, other than the prohibition on the amount of debt AmREIT may incur. For a copy of the current bylaws and/or a copy of the bylaws for the new Texas REIT, please contact Chad Braun, Executive Vice President of Finance and Secretary of AmREIT, at (713) 850-1400, extension 24.


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      MARYLAND CORPORATION                                  TEXAS REIT
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                                   Background

     The Texas REIT Act was amended effective September 1, 1995, to conform substantially to modern corporation statutes based upon the Model Business
Corporation Act. Accordingly, a Texas REIT, and the rights, duties and obligations of its stockholders, will be very similar to a corporation, and the rights, duties and obligations of its stockholders, organized and existing under Texas law. If the Texas REIT Act does not specifically address a situation, the question is governed by the Texas Business Corporation Act and related case law.


                               REIT Qualification

  Maryland law has no corresponding provision.             The Texas REIT Act provides that to the extent any
                                                         provision of the Texas REIT Act is contrary to or inconsistent with the Sections of the Code (or any successor statute) which relate to or govern REITs or the regulations adopted under those sections, or requires any trust formed under the Texas
                                                         REIT Act to take (or prohobits any such trust from taking) any action required to secure or maintain its status as a REIT under such sections or regulations, the sections of the Code (or any successor statute) shall prevail over the provisions of the Texas
                                                         REIT Act as to any REIT qualifying or attempting to qualify under such sections or regulations.



                   Liability of Stockholders and Shareholders

  In most cases, a stockholder or subscriber for           Like Maryland law, the Texas REIT Act generally
shares is not obligated or liable to a Maryland          limits a stockholder's or subscriber's obligation to a Taxas
corporation or its creditors except for any unpaid       REIT or its creditors to full payment of the consideration for
subscription price or unpaid consideration or unless     the shares.  A stockholder of a Texas REIT will not be liable
liability is imposed pursuant to another provision       for any contractual obligation of a Texas REIT on the basis (1)
of Maryland law.  Common law theories of "piercing the   that the person is or was the alter ego of a Texas REIT, or (2)
corporate veil" may be used to impose liability on       of actual or constructive fraud, a sham to perpetrate a fraud, or
stockholders in certain instances.                       similar theory, unless the obligee demonstrates that the
                                                         stockholder caused the Texas REIT to be used for the purpose of perpetrating anf did perpetrate an actual fraud on the
                                                         obligee primarily for the direct personal benefit of the
                                                         stockholder.  A holder of shares in a Texas REIT is not under any obligation to the Texas REIT or to its obligees with respect to any obligation of the Texas REIT on the basis of the failure of the Texas REIT to observe any formality, including the
                                                         failure to comply with any requirement of the Texas REIT Act or of the declaration of trust or bylaws, or observe any
                                                         requirement prescribed by the Texas REIT Act or by the
                                                         declaration of trust or bylaws for acts taken by the Texas REIT, its trust managers, or its stockholders.  These limitations in the
                                                         Texas REIT Act are exclusive and are not preempted by
                                                         common law or otherwise.  Further, like the Texas REIT Act, the Texas REITs declaration of trust provides that no
                                                         stockholder will be personally liabile for any of the Texas
                                                         REITs obligations.  To the extent, however, that the Texas
                                                         REIT conducts operations in another jurisdiction where the law of such jurisdiction both does not recognize the limitations of

                                      124

                                                         liability afforded by contract, the Texas REIT Act and the declaration of trust, and does not provide similar limitations of liability applicable to real estate investments or other trusts, a third party could attempt, under limited circumstances, to assert a claim against a stockholder.  AmREIT believes, based on its current operating structure and its review of relevant law, that there should not be a material risk of such liability.  AmREIT has taken and will continue to take such actions as it considers necessary or advisable in order to eliminate or minimize, to the extent possible, any such risk of liability.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
------------------------------------------------------------------------------------------------------------------------

                             Inspection Rights

  Under Maryland law, one or more stockholders who         Under the Texas REIT Act any person who has been
together have been stockholders of record for at least   stockholder of record for more than six months immediately
six months and who together hold at least 5% of the      preceeding his demand, or shall be the record holder of more
outstanding stock of any class may inspect the           than 5% of all the outstanding shares of a Texas REIT, upon
corporation's books of account and stock ledger,         written demand stating the purpose thereof, shall have the right
request a statement of the corporation's affairs         to examine, at any reasonable time or times, for any proper
and request a stockholders' list.  Any stockholder       purpose, its books and records of account, minutes and record
may inspect the bylaws, minutes of proceedings of        of stockholders, and shall be entitled to make extracts
the stockholders, annual statement of affairs and        therefrom.
voting trust agreement on file of a Maryland
corporation and may request a statement showing all
stock and securities issued by the corporation
during a specified period of not more than 12 months
before the date of the request.



                        Special Meetings of Stockholders

   A special meeting of stockholders of AmREIT may         A special meeting of stockholders of a Texas REIT
be called by the chairman of the board, the chief        may be called by the chairman of the board, the chief executive
executive officer, the president, the board of           officer, the president, the board of trust managers pursuant to a
directors pursuant to a resolution adopted by a          resolution adopted by a majority of the trust managers, or by
a majority of the directors, or by the Secretary         the Secretary upon the written request of holders of not less
upon the written request of holders of not less          than 25% of all shares then outstanding and entitled to vote at
than 25% of all shares then outstanding and entitled     such meeting.
to vote at such meeting.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
------------------------------------------------------------------------------------------------------------------------


                      Stockholder Action Without a Meeting

  Maryland law provides that stockholders may take         The Texas REIT Act provides that stockholders may
such action upon unanimous written consent, a            take such action only upon unanimous written consent, a
requirement unattainable by a public company in most     requirement unattainable by a public company in most
circumstances.                                           circumstances.


                                Preemptive Rights

   The existing charter does not provide any               The declaration of trust will not provide stockholders
stockholder with any preemptive right to subscribe       with any preemptive right to subscribe for any newly-issued
for any newly-issued stock or other securities of        stock or other securities of the Texas REIT.  Accordingly, the
AmREIT.  Accordingly, AmREIT does not offer              Texas REIT does not offer stockholders a prior right to
stockholders a prior right to purchase any new issue     purchase any new issue of its shares in order to maintain their
of the entity's shares in order to maintain their        proportionate ownership.
proportionate ownership.



                             Vote for Reorganization

   Maryland law provides that the affirmative vote of      The Texas REIT Act provides that the affirmative vote
two-thirds of all the votes entitled to be case is       of two-thirds of all the votes entitled to be case is required to
required to approve a consolidation, merger, share       approve a consolidation, merger, share exchange or transfer of
exchange or transfer of assets, subject to certain       assets subject to certain exceptions.
exceptions.


                            Authorized Capital Stock

  AmREIT currently has 100,000,000 authorized              The Texas REIT will have 113,000,000 shares of
shares of common stock and 10,000,000 shares of          beneficial interest consisting of 103,000,000 common shares of
authorized preferred.  If the proposal to amend          beneficial interest divided into two series, of which
AmREIT's articles of incorporation is adopted,           100,000,000 will be designated as class A and 3,000,000 will
AmREIT will have the authority to issue 113,000          be designated as class B, and 10,000,000 preferred shares of
shares consisting of 100,000,000 of class A common       beneficial interest.
and 3,000,000 shares of class B common, and
10,000,000 shares of preferred.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
------------------------------------------------------------------------------------------------------------------------



                         Stock Redemption and Retirement

  Under Maryland law, a corporation may purchase or        Under the Texas REIT Act, a Texas REIT may
acquire its own shares, unless:                          purchase or acquire its own shares, unless:

     o  the corporation would not be able to pay its            o after giving effect thereto, the Texas REIT would
        debts as they become due in the usual course              be insolvent, or

     o  the corporation's total assets would be less            o the amount paid therefor exceeds the surplus of the
        than the sum of the corporation's total                   Texas REIT.  The term "surplus" is not defined in
        liabilities plus the amount that would be needed,         the Texas REIT Act.  The term "surplus" is not defined in
        if the corporation were to be dissolved at the            in the Texas Business Corporation Act as the
        time of the purchase or acquisition, to satisfy           excess of the net assets of a corporation over its
        the preferential rights upon dissolution of               stated capital.  If the net assets of a Texas REIT are
        stockholders whose preferential rights on                 not less than the proposed distribution, a Texas
        dissolution are superior to those whose shares            REIT may make a distribution to purchase or
        are purchased or acquired.                                redeem any of its own shares if the purchase or
                                                                  redemption is redemption of redeemable shares in
                                                                  accordance with the Texas REIT Act.


                                    Dividends

  Maryland law permits the payment of dividends            Under the Texas REIT Act, a Texas REIT may make a
unless:                                                  distribution, unless:

      o  the corporation would not be able to pay             o  after giving effect hereto, the Texas REIT would be
         its debts as they become due in the usual               insolvent, or:
         course of business or

      o  the corporation's total assets would be              o  the distribution exceeds the surplus of the Texas
         less than the sum of the corporation's total            REIT.  The term "surplus", for a Texas REIT, is the
         liabilities plus the amount that would be               excess of the net assets of the Texas REIT over its
         needed, if the corporation were to be                   stated capital.
         dissolved at the time of payment of such
         dividends, to satisfy the preferential rights
         upon dissolution of stockholders whose
         preferential rights upon dissolution are
         superior to those receiving the dividends.
         Maryland law avoids the concepts of "surplus"
         and "net profits" and there by simplifies
         the analysis of whether a dividend may be paid.




------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------


                   Director/Trust Manager Number and Election


  AmREIT's charter documents provide that the              The Texas REIT's charter documents will provide that
number of directors shall be fixed by a resolution       the number of trust managers shall be fixed by a resolution of
of the entire board and shall not exceed nine or be      the entire board and shall not exceed nine or be less than three.
less than three.  Currently, AmREIT has five directors.

  Under Maryland law and the AmREIT charter and            Under declaration of trust, however, only those
bylaws, directors are elected by a plurality vote of     nominees for director that receive a majority of the votes
the stockholders, which means that those nominees        entitled to be cast on the matter and present in person or
receiving the greatest number of votes are elected       represented by proxy will be considered to have been elected
as directors, whether or not any nominee for director    as directors.
receives a majority of the votes entitled to be cast
on the matter and present in person or represented
by proxy.


                  Director/Trust Manager Removal and Vacancies

  AmREIT's charter documents provide that, subject         The Texas REIT's charter documents will provide that,
to the right of any holders of any series of             subject to the right of any holders of any series of preferred
preferred stock to elect additional directors (or        stock to elect additional trust managers (or remove such
remove such additional directors, once elected),         additional trust managers, once elected) under specified
under specified circumstances, any director may be       circimstances, any trust manager may be removed from office
removed from office at any time, but only for cause      at any time, but only for cause and only by the affirmative
and only by the affirmative vote of the holders of       vote of the holders of 80% of the then-outstanding shares
80% of the then-outstanding shares entitled to vote      entitled to vote generally in the election of trust managers,
generally in the election of directors, voting           voting together as a single class.  Both sets of charter
together as a single class.  AmREIT's charter            documents further provide that vacancies resulting from
documents further provide that vacancies resulting       death, resignation, retirement, disqualification, or other cause
from death, resignation, retirement,                     may be filled by the affirmative vote of the remaining trust
disqualification, or other cause may be filled by        managers, though less than a quorum, and vacancies due to an
the affirmative vote of the remaining directors,         increase in the size of the board of trust managers may be
though less than a quorum, and vacancies due to an       filled by the affirmative vote of the entire board of trust
increase in the size of the board of directors may       managers.  Trust managers selected by the board of trust
be filled by the affirmative vote of the entire          managers to fill vacancies serve until the next annual meeting
board of directors.  Directors selected by the board     of stockholders and until their successors are elected and
of directors to fill vacancies serve until the next      qualified.
annual meeting of stockholders or until their
successors are elected and qualified.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------


                            Limitations on Liability

   The AMREIT charter protects directors from              The Texas REIT's declaration of trust will protect trust
liability to the extent permissable under Maryland       managers from liability to the extent possible under Texas
law.                                                     law.

     o   To the extent that it is proved that such         The Texas REIT provides that no trust manager
         director or officer actually received an        shall be liable to a Texas REIT for any act, omission, loss,
         improper benefit or profit in money,            damage or expense arising from the performance of his or her
         property, or services, for the amount of        duty under a Texas REIT, save only for his or her willful
         the benefit or profit in money, property or     misfeasance, willful malfeasance or gross negligence.
         services actually received, or

     o   To the extent that a judgment or other final      The declaration of trust provides that the liability of
         adjudication adverse to such director or        each trust manager for monetary damages shall be eliminated
         officer is interested in a proceeding based     to the fullest extent permitted under Texas law, as amended,
         on a finding in such proceeding that such       and no trust manager shall be liable for monetary damages
         director's or officer's action, or failure      except to the extent expressly prohibited under Texas law.
         to act, was the result of active and
         deliberate dishonesty and was material to
         the cause of action adjudicated in the
         proceeding.

     o The Maryland charter further provides that neither amendment nor repeal of the liability limitation, nor adoption of any charter or bylaw provision inconsistent with the liability limitation will apply to or affect in any respect the applicability of the liability limitation to any act or failure to act which occurred prior to such amendment, repeal or adotpion, and the declaration of trust will contain similar provision.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------


                                 Indemnification

  AmREIT's charter documents provide indemnification        The Texas REIT's charter documents will provide indemnification
to the extent authorized by applicable law,               indemnification to the extent authorized by applicable law,
as currently in effect and thereafter amended, and        currently in effect and thereafter amended, and will state that
states that the indemnification provisions found in       the indemnification provisions found in those documents are
those documents are nonexclusive.  The provisions of      nonexclsuive.  The provisions of the Texas REIT Act
Maryland law governing indemnification are similar to     governing indemnification are similar to Maryland law in most
the Texas REIT Act is most respects.                      respects.

  Maryland law provides that a corporation may              The Texas REIT Act provides that a provision for a
indemnify any director made a party to any proceeding     Texas REIT to indemnify or to advance expenses to a trust
by reason of service in that capacity unless it is        manager who was, is, or is threatened to be made a named
established that:                                         defendant or respondent in a proceeding, whether contained in the declaration of trust, the bylaws, a resolution of stockholders
     o  the act or omission of the director was           or trust managers, an agreement, or otherwise except in
        material to the matter giving rise to the         accordance with the provisions of the Texas REIT Act
        proceeding; and (A) was committed in bad          permitting a Texas REIT to purchase and maintain insurance or
        faith; or (B) was the result of active and        another arrangement on behalf of any person who is or was a
        deliberate dishonesty;                            trust manager, officer, employee or agent of a Texas REIT or who was serving at the request of a Texas REIT as a trust
     o  the director actually received an improper        manager or a director, officer, partner, venturer, proprietor,
        personal benefit in money, property, or           trustee, employee, agent or similar functionary of another
        services; or                                      REIT or of a foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or
      o  in the case of a criminal proceeding, the        other enterprise, is valid only to the extent it is consistent with
         director had reasonable cause to believe that    the Texas REIT Act indemnification provisions as limited by
         the act or omission was unlawful.                the declaration of trust, if such a limitation exists.

  Maryland law provides that the indemnification and        The Texas REIT Act provides that a Texas REIT may
advancement of expenses provided or authorized by         indemnify a person who is a named defendant or respondent in
Maryland law may not be deemed exclusive of any other     a proceeding because the person is or was a trust manager only
rights, by indemnification or otherwise, to which a       if it is determined in accordance with the Texas REIT Act that
director may be entitled under the charter, the           the person satisfied the following three conditions, to the
bylaws, a resolution of stockholders or directors,        extent applicable.  First, the person must have conducted
an agreement or otherwise, both as to action in an        himself in good faith.  Second, the person must have
official capacity and as to action in another capacity    reasonable believed (1) in the case of conduct in his official
while holding such office.                                capacity as a trust manager of a Texas REIT, that his conduct was in the Texas REITs best interest; and (2) in all other cases, that
  Maryland law provides that the termination of any       his conduct was at lease not opposed to to the Texas REITs best
proceeding by judgment, order or settlement does not      interests,  Third, in the case of any criminal proceeding, the
create a presumption that the director did not meet       person must have had no reasonable cause to believe that his
the requisite standard of conduct to be indemnified,      conduct was unlawful.  The shifting of the burden of proof to
and the termination of any proceeding by conviction       the person seeking indemnification may make it more difficult
or plea of nolo contendere, or its equivalent, or an      for a trust manager of a Texas REIT to be indemnified than a
entry of an order of probation prior to judgment,         director of a Maryland corporation.
creates a rebuttable presumption that the director
did not meet the requisite standard of conduct to be
indemnified.

                                      130

                                                            The Texas REIT Act provides that a provision
                                                          contained in the declaration of trust, bylaws or an agreement that makes mandatory the indemnification permitted by the
                                                          Texas REIT Act, or the payment or reimbursement of expenses permitted by the Texas REIT Act, shall be deemed to constitute authorization of indemnification in the manner required by the
                                                          Texas REIT Act even though such provision may not have
                                                          been adopted or authorized in the same manner as the
                                                          determination that indemnification is permissible. The
                                                          declaration of trust and the Texas Bylaws each contain such a mandatory provision. Maryland law does not contain a similar provision, although the Maryland Charter and the Maryland
                                                          Bylaws make indemnification mandatory.

                                                            The Texas REIT Act further provides that the
                                                          termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the person did not meet the requirements for indemnification set forth in the Texas REIT Act.



                              Amendment of Charter

     Maryland law requires the board of directors to        The Texas REIT Act requires the board of trust
approve any amendment to a corporation's articles of      managers to approve any amendments to a REIT'seclaration
incorporation  and provides that a vote of two-thirds     of trust and provides that a vote of two-thirds of all votes
of all votes entitled to be cast on the matter by         entitled to be cast on the matter by stockholders of the REIT
stockholders of the corporation is all votes required     is required to approve any such amendment.
to approve any such amendment.



                               Amendment of Bylaws

  Under Maryland law, the power to adopt, amend or          Under the Texas REIT Act, the power to adopt, amend
repeal bylaws is vested in the stockholders, unless       or repeal bylaws is vested in the stockholders unless the
the articles of incorporation confers such power to       declaration of trust confers such power to the board of trust
the board of directors.                                   managers.

     o   Under both Maryland law and the Texas REIT         On the other hand, the Texas REIT Act contemplates
         Act, the power to adopt, amend or repeal bylaws  either concurrent stockholder and trust manager power to
         is vested in the stockholders or stockholders,   amend, alter or repeal bylaws or a divesting of stockholder
         as the case may be, unless the articles of       power or trust manager power to the trust managers or the
         incorporation or the declaration of trust        stockholders, respectively.  Under the declaration of trust, the
         confers such power to the board of directors     the board of trust managers of the Texas REIT will retain sole
         or trust managers.                               power to amend, alter or repeal the its bylaws unless:

     o   Maryland law provides, however, that conferring     o   the board of trustees specifically authorizes, by
         such power to the board of directors does not           duly adopted resolution, stockholders to amend,
         divest the stockholders of their power to alter,        repeal or adopt a particular bylaw, or
         amend or repeal a corporation's bylaws, and the
         Maryland charter expressly confirms that            o   the board, by resolution, specifically authorizes
         authority subject only to compliance with any           stockholders to amend, adopt or repeal.
         specified voting requirements of Maryland law
         or the Maryland charter.

                                                            Accordingly, except for bylaw provisions of the type
                                                          described in the preceding sentence, the Texas REIT
                                                          stockholders would not be able to amend any provision of the bylaws unless they first amended the declaration of trust
                                                          (which requires a two-thirds stockholder vote).



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------



                              Business Combinations

     Maryland law establishes special requirements           The Texas REIT Act has no comparable provision,
with respect to "business combinations" (including a       although the Texas REIT declaration of trust contains a
merger,  consolidation, share exchange, or, in certain     provision to the same effect.
circumstances, an asset transfer or issuance of
reclassification of equity securities) between a Maryland
corporation and any "interested stockholder" who
beneficially owns, directly or indirectly, 10% or more of
the voting power of the corporation's shares, subject to
certain exemptions. In general, such interested
stockholders or any affiliate thereof may not engage in
a "business combination" with the corporation for a
period of five years following the date one becomes an
interested stockholder. Thereafter, such transactions
must be (1) approved by the board of directors of such
corporation and (2) approved by the affirmative vote of
at least (a) 80% of the votes entitled to be cast by
holders of voting shares other than voting shares held
by the interested stockholder with whom the business
combination is to be effected, unless, among other things,
the corporation's class A common stockholders receive a
minimum price (as defined in the statute) for their
shares and the consideration is received in cash or
stockholder for his shares. These provisions of Maryland
law do not apply, however, to business combinations
that are approved or exempted by the board of directors
of such corporation prior to the time that the interested
stockholder becomes an interested stockholder.



                           Control Share Acquisitions

     Maryland law provides that "control shares" of a      The Texas REIT Act has no comparable provision,
Maryland corporation acquired in a control share         although the Texas REIT declaration of trust contains a
acquisition have no voting rights except to the extent   provision to the same effect.
approved by a vote of two-thirds of the votes entitled
to be cast by stockholders, excluding shares owned by
the acquirer and officers and directors who are
employees of the corporation. "Control shares" are
shares which, if aggregated with all other shares
previously acquired which the person is entitled to
vote, would entitle the acquirer to vote:

     o   20% or more but less than one-third;

     o   one-third or more but less than a majority;  or

     o   a majority of the outstanding shares

     Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exemptions.

     A person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible

                                      132

------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------

financial institution providing for any amount of financing not to be provided by the acquiring person may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

     If voting rights are not approved at a
stockholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of such appraisal rights may not be less than the highest price per share in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction, or if the acquisition is approved or excepted by the articles of incorporation or bylaws of the corporation prior to a control share acquisition.


                             REPORTS TO STOCKHOLDERS

     AmREIT provides periodic reports to the stockholders regarding its operations over the course of the year. Financial information contained in all reports to stockholders will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to stockholders within 30 days following the close of each fiscal year. AmREIT's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with any affiliates, and of compensation and fees paid or payable by AmREIT to the management and its affiliates. The information required by Form 10-QSB will be made available to stockholders within 45 days of the close of each of the first three fiscal quarters of each year.

     AmREIT provides the stockholders that are qualified retirement plans with an annual statement of value in order to permit them to comply with ERISA annual reporting requirements. The statement will report the net asset value of securities based upon the amount stockholders would receive if properties were sold at their appraised values as of the close of AmREIT's fiscal year and if such proceeds, together with the other AmREIT funds, were distributed in liquidation. Until 1999, AmREIT is permitted to value all properties at cost, although it is not required to do so. Thereafter, whenever AmREIT is not offering shares of its class A common stock, it will perform a valuation update based on capitalization of income for each of its properties unless it previously obtained an appraisal for such property dated within nine months prior to the end of the relevant fiscal year. After the first three annual reports, the board may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to the stockholders, neither AmREIT nor its affiliates thereby make any warranty, guarantee or representation that (1) the stockholders or AmREIT, upon liquidation, will actually realize the estimated value per share, or (2) the stockholders will realize the estimated net asset value if they attempt to sell their shares.

     Stockholders have the right under applicable federal and Maryland law to obtain certain information about AmREIT and, at their expense, may obtain a list of names and addresses of the stockholders. Stockholders have the right to inspect and duplicate AmREIT's appraisal records. In the event that the SEC promulgates rules and/or in the event that applicable state securities laws or the North American Securities Administrators Association (NASAA) Guidelines are amended so that, taking such changes into account, AmREIT's reporting requirements are reduced, AmREIT may cease preparing and filing certain of the aforementioned reports if the directors determine such action to be in AmREIT's best interests and if such cessation is in compliance with the rules and regulations of the SEC and applicable State and NASAA Guidelines, one or more of which may then be amended.


                                THE PARTNERSHIPS

General

     Each of the partnerships was sponsored and organized by the general partners for the purpose of one or more retail properties under long-term net lease to creditworthy tenants. Each partnership has a separate corporate general partner. In addition, Mr. Taylor serves as individual general partner for Fund IX, Fund X and Fund XI. Mr. Taylor is the sole stockholder of each of the corporate general partners. Each of the corporate general partners of Fund IX and Fund X is a Nebraska corporation and that of Fund XI is a Texas corporation. Each corporate general partner's only assets are its general partner interest in its respective partnership. No corporate general partner has any known liabilities other than certain amounts owing to Mr. Taylor for certain organizational and operating costs.

     Each of the partnerships is restricted from using leverage to finance its investments and thus, none of the partnerships has any significant debt. Each of the partnerships was formed for long-term investment, intending to hold its properties for resale over a 10 to 15 year period, although each partnership agreement provides for a longer term. Fund XI was organized under Texas limited partnership law and Fund IX and Fund X which were organized under Nebraska limited partnership law. The partnerships share executive offices with the general partners and their affiliates, including AmREIT. The following tables provide selected information regarding the partnerships.

Partnership Organization and Capitalization

                                                                          Original    Price per    No. of
                                                                          Limited     Limited      Limited
                            No. of     Date of       Final Property       Partner    Partnership   Partnership
             Name of       Partners  Organization   Acquisition Date      Capital      Unit        Units Sold
       Partnership
 FUND IX..................   326        6/90            3/93            $ 5,390,500   $1,000        5,390.5
 FUND X...................   727        9/92            9/96             11,453,610    1,000       11,453.6
 FUND XI..................   269        5/94            11/97             7,061,209    1,000        7,061.2


Properties

     Description. The partnerships own alone or jointly a total of 18 properties. The property interests of the partnerships consist of fee simple interests owned directly or through joint ventures with AmREIT.

     The following tables set forth information regarding the properties of each of the partnerships as of June 30, 2001.


Partnership Property Information


                                                                                                                Negotiated
                                                                                     Percentage    Purchase     Price of
     Partnership                         Tenant/User (Location)                         Owned        Price      Properties
                              ------------------------------------------------       ----------   ---------     -----------
 FUND IX                      Foodmaker/Jack-in-the-Box (Dallas, TX)..........         100.00%    $ 565.000
                              Baptist Health Services (Memphis, TN)...........         100.00%    1,540,000
                              Waldenbooks/Payless (Austin, TX)................         100.00%      535,000
                              Golden Corral I-45 (Houston, TX)................         100.00%    1,575,456
                              Golden Corral Hwy 1960 (Houston, TX)............           4.80%       74,894
                                                                                                 ----------
                                                                                 TOTAL           $4,290,350     $5,390,500
                                                                                                 ==========     ==========
 FUND X                       Golden Corral Hwy 1960 (Houston, TX)............          95.20%   $1,485,106
                              TGI Friday's (Houston, TX)......................         100.00%    1,473,461
                              Goodyear Tire (Houston, TX).....................         100.00%      510,000
                              CompUSA (Minneapolis, MN).......................         100.00%    2,407,317
                              AFC, Inc./Popeye's (Atlanta, GA)................         100.00%      834,500
                              Wherehouse Entertainment (Independence, MO).....          45.16%      699,000
                              Ronald Pucillo, M.D.  (Sugarland, TX)...........         100.00%    1,405,006
                              Footstar (Tucson, AZ)...........................          18.25%      611,394
                                                                                                 ----------
                                                                                         TOTAL   $9,425,784    $11,450,610
                                                                                                 ==========    ===========
 FUND XI                      Wherehouse Entertainment (Wichita, KS)..........          49.00%    $ 833,000
                              Blockbuster Video (Oklahoma City, OK)...........         100.00%      752,663
                              Just For Feet (Tucson, AZ)......................          29.85%    1,000,007
                              Washington Mutual (The Woodlands, TX)...........          49.00%      245,000
                              Just For Feet (Baton Rouge, LA).................          49.00%    1,375,014
                              Hollywood Video (Lafayette, LA).................          25.42%      285,624
                              Pier One (Longmont, CO).........................         100.00%    1,195,741
                                                                                                 ----------
                                                                                        TOTAL    $5,687,049     $7,049,209
                                                                                                 ==========     ==========

         Leases. Leases on the properties provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In general, these leases also provide that the tenant is responsible for roof and structural repairs. Certain of the properties are subject to leases under which the landlord retains responsibility for certain costs and expenses associated with the property.

     The acquisition of certain partnerships would, in the absence of the acquisition of the remaining partnerships, result in an increase in the portion of AmREIT's properties under lease to Wherehouse Entertainment and Hollywood Video. Even so, AmREIT's dependence on these tenants would not materially increase over current levels unless certain partnerships are acquired and others are not. Further tenant concentration would be most severe in the event the partnership were to acquire only Fund XI, in which event Wherehouse Entertainment would account for up to 12.7%, respectively, of AmREIT's combined scheduled annual rentals. Currently, Wherehouse Entertainment accounts for approximately 12.1% of AmREIT's current scheduled annual rentals.


Lease Information

     The following table sets forth certain information regarding the leases on the properties of each of the partnerships.


                                                                                                       Lease
                                                               Percentage      Square        Annual  Termination
                                                                  Owned      Footage(1)     Rent(1)     Date
   Partnership            Tenant/User (Location)
 FUND IX           Foodmaker/Jack-in-the-Box (Dallas, TX).....    100.00%        2,238      $ 74,127   07/11/09
                   Baptist Health Services (Memphis, TN)......    100.00%       15,000       204,375   08/31/07
                   Waldenbooks/Payless (Austin, TX)...........    100.00%        4,000        82,000   01/30/03
                   Golden Corral I-45 (Houston, TX)...........    100.00%       12,000       182,994   11/30/07
                   Golden Corral Hwy 1960 (Houston, TX).......      4.80%          576         8,723   03/14/08
                                                                                ------     ---------
                                                               TOTAL            33,814     $ 552,219
                                                                                ======     =========
 FUND X            Golden Corral Hwy 1960 (Houston, TX).......     95.20%       11,424     $ 172,965   03/14/08
                   TGI Friday's (Houston, TX).................    100.00%        8,500       180,500   01/31/03
                   Goodyear Tire (Houston, TX)................    100.00%        5,209        52,908   03/31/09
                   CompUSA (Minneapolis, MN)..................    100.00%       15,000       246,750   08/31/09
                   AFC, Inc./Popeye's (Atlanta, GA)...........    100.00%        2,583       105,563   07/19/14
                   Wherehouse Entertainment
                   (Independence, MO).........................     45.16%        6,774        84,745   04/30/04
                   Ronald Pacillo, M.D.  (Sugarland, TX)......    100.00%       15,000       171,360   01/31/09
                   Just For Feet (Tucson, AZ).................     18.25%        2,801        69,526   09/30/16
                                                                                ------    ----------
                                                               TOTAL            67,291    $1,084,317
                                                                                ======    ==========
 FUND XI           Wherehouse Entertainment (Wichita, KS).....     49.00%        6,860     $ 101,349   12/31/04
                   Blockbuster Video (Oklahoma City, OK)......    100.00%        6,500        92,625   08/31/05
                   Just For Feet (Tucson, AZ).................     29.85%        4,582       113,717   09/30/16
                   Washington Mutual (The Woodlands, TX)......     49.00%   Land Lease        26,488   09/30/11
                   Just For Feet (Baton Rouge, LA)............     49.00%        7,838       147,264   05/15/12
                   Hollywood Video (Lafayette, LA)............     25.42%        1,904        34,243   09/24/12
                   Pier One (Longmont, CO)....................    100.00%        8,014       127,502   02/29/08
                                                                                ------     ---------
                                                               TOTAL            35,698     $ 643,188
                                                                                ======     =========


(1) Reflects ownership percentages.


Partnership Distributions

     The following table sets forth the distributions paid per limited partnership unit per partnership from the partnerships' inception through June 30, 2001. Amounts paid in the indicated quarter were determined based upon partnership operations during the preceding quarter. The original cost per limited partnership unit was $1,000 for each of the partnerships. All distributions were made from cash flow from operations except as otherwise noted.

     The tables below set forth information for each partnership regarding its cash distributions from inception through June 30, 2001.

Cumulative Cash Distributions Since Formation Through June 30, 2001

                                          Cumulative         Cumulative
                                         Distributions     Distributions
                                        of Operational    of Operational
                                           Cashflow        Cashflow as %
                            Year of         Through         of Original
        Partnership          First          June 30,         Invested
           Name            Investment         2001           Capital
          ------           ----------        -----           -------
 FUND IX ..........           1990        $4,203,904          77.99%
 FUND X  ..........           1992         6,625,285          57.84%
 FUND XI ..........           1994         2,829,872          40.08%
                                           ---------
         Total............               $13,659,061
                                         ===========


                                          Distributions
                                          in Return of  Adjusted L.P.
                                          L.P. Capital     Capital
                                             Through       Through
                           Original L.P.    June 30,       June 30,
                             Capital          2001           2001
       Partnership
       -----------         -------------  ------------  -----------
 FUND IX .........         $ 5,390,500         --       $ 5,390,500
 FUND X  .........          11,453,610         --        11,453,610
 FUND XI .........           7,061,209         --         7,061,209
                           -----------    ------------  -----------
      Total.......         $23,905,319         $0       $23,905,319
                           ===========   ===========    ===========



     Distributions in return of capital are distributions constituting a return of a partner's capital under the respective partnership agreement. In general, distributions in return of capital are distributions paid in excess of current or cumulative income or paid from proceeds from the sale of property. Operational Cash flow is distributions which do not constitute distributions in return of capital.

     A limited partner's adjusted capital as of the date stated, equals his or her original investment, less distributions constituting a return of capital. In the case of each partnership, adjusted capital has been calculated by deducting from the limited partner's original capital contribution all distributions constituting a return of capital under the partnerships' partnership agreement. The limited partners in these three partnerships have not heretofore received distributions in return of capital and, thus, their adjusted capital is equal to their original invested capital.


Management of the Properties

     Since its inception, each partnership was administered and managed by the advisor, until its acquisition by AmREIT on June 5, 1998. After that time, these functions have been continued under the same contractual terms by AmREIT Realty Investment Corporation and/or other affiliates of AmREIT.


Employees

     The partnerships do not employ their own personnel. The partnerships' business activities are conducted by AmREIT Realty Investment Corporation and/or other affiliates of AmREIT pursuant to management agreements. Under these agreements, AmREIT Realty Investment Corporation and/or other affiliates of AmREIT are reimbursed by the partnerships for the actual cost of the employees providing services to the partnerships.

                   COMPARISON OF OWNERSHIP OF UNITS AND SHARES

     The partnerships and AmREIT are each vehicles recognized as appropriate for the holding of real estate investments and afford passive investors, such as limited partners and stockholders, certain benefits, including limited liability, a professionally managed portfolio and the avoidance of double-level taxation on distributed income. The information below highlights a number of the significant differences between the partnerships and AmREIT relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights, and compares certain of the respective legal rights associated with the ownership of limited partnership units and shares. These comparisons are intended to assist limited partners in understanding how their investments will be changed if, as a result of the merger, their limited partnership units are exchanged for shares. In addition, there are significant differences in the tax treatment of the partnerships and REITs, and some of the material tax differences are summarized below under the captions "FEDERAL INCOME TAX CONSEQUENCES - Certain Tax Differences between the Partnership Interests and Shares of AmREIT Common Stock" on page 78. This discussion is summary in nature and does not constitute a complete discussion of these matters, and limited partners should carefully review the balance of this proxy statement for additional discussions.

     You should note, however, that AmREIT's board of directors has proposed reorganizing AmREIT as a Texas REIT as soon as practicable following the merger. If the reorganization is approved, each limited partner which would otherwise receive shares of AmREIT class B common stock in this merger will receive instead class B common shares of beneficial interest of the Texas REIT of equal value. Consequently, limited partners should read the following comparison in conjunction with the comparison of Texas law and Maryland law under the heading "Reorganization of AmREIT as a Texas Real Estate Investment Trust" beginning on page 123.


------------------------------------------------------------------------------------------------------------------------
          PARTNERSHIPS                                               AmREIT
------------------------------------------------------------------------------------------------------------------------

   An investment in each of the partnerships was             Unlike the partnerships, AmREIT intends to continue
presented to limited partners as a finite life            its operationsd for an indefinite time period and has no
investment, with the limited partners to receive          specific plans for disposition of the assets acquired through the
regular cash distributions out of the partnership's       merger or subsequent acquisitions.  AmREIT intends to distribute at
net operating income and special distributions of         least 90% of its REIT taxable income, but expects to retain net sale or
net sale proceeds through the liquidation of the          refinancing proceeds for new investments, capital expenditures,
partnership's real estate investments.  Under each        working capital reserves or other appropriate purposes.  In contrast
of the partnership agreements, the partnership's          to the partnerships, AmREIT will constitute a vehicle for taking
stated term of existence was for a substantial period     advantage of future investment opportunities that may be available
(from 30 to 45 years from inception, depending upon       in the real estate markets.  See "THE MERGER" on page 40.
the partnership), but the general partners stated their
general intention of selling the partnership's properties
within a period of 8 to 12 years after acquisition or
development of the properties.  Limited partners were
advised that the sale of the partnership's assets
would, however, be dependent upon market conditions
and as such, might vary from time to time.


     Limited partners in each of the partnerships expect liquidation of their investment when the assets of the partnership are liquidated. In contrast, AmREIT does not expect to dispose of its investments within any prescribed periods and, in any event, plans to retain the net sale proceeds for future investments unless distributions are required to retain REIT status. Stockholders are expected to achieve liquidity for their investments by trading the shares in the market and not through the liquidation of AmREIT's assets. The completion of the merger is subject to the listing of the shares of AmREIT class A common stock on an exchange. Upon listing, such shares may ultimately trade at a discount from, or premium to, their pro rata interest in the liquidation value of AmREIT's properties.




                         Properties And Diversification

   The investment portfolio of each of the partnerships        As a result of the merger, AmREIT will acquire
is limited to the assets acquired with the initial equity    substantially all of the properties of the participating
raised from the general and limited partners.  The           partnerships.  In addition, AmREIT may issue debt and/or
partnerships may not use debt financing to acquire           equity securities in the future, and retain all, or substantially
investments.                                                 all, of the net liquidation proceeds from the sale of AmREIT's assets to finance expansion of AmREIT's investment portfolio.


     Through the merger, AmREIT's current portfolio and additional investments that may be made from time to time, AmREIT will have an investment portfolio substantially larger and more diversified than the portfolio of any of the partnerships. An investment in AmREIT is subject to the risks normally attendant to ongoing real estate ownership and, if AmREIT develops property, the risks related to property development.


----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------


                              Permitted Investments

   Each of the partnerships was generally authorized to         Under its bylaws, AmREIT may purchase for
invest only in income-producing single tenant retail         investment, lease, manage, sell, develop, subdivide and
properties.  The partnerships have concentrated their        improve a wider range of retail real property and interests
investment in single tenant retail buildings.  In general,   therein, including mortgage loans secured thereby.  See
the partnerships are not permitted to invest in mortgage     "AmREIT AND ITS BUSINESS" beginning on page 91.
loans.



                                Additional Equity

   The partnerships are authorized to issue only their          AmREIT may, in the discretion of its directors, issue
respective limited partnership units.  None of the           additional equity securities consisting of common stock or
partnerships is authorized to issue additional equity        preferred stock, provided that the total number of shares issued
securities.                                                  does not exceed the authorized number of shares of common
                                                             stock or preferred stock set forth in its charter.  AmREIT expects to raise additional equity from time to time to increase its available for investment.



     Unlike the partnerships, AmREIT has substantial flexibility to raise equity, through the sale of common shares or preferred shares, to finance its business and affairs. AmREIT, through the issuance of new equity securities, may substantially expand its capital base to make new real estate investments.

     An investment in AmREIT should not be viewed as an investment in a specified pool of assets, but instead as an investment in an ongoing real estate investment business, subject to the risks associated with a real estate portfolio that is expected to change from time to time. The issuance of additional equity securities by AmREIT will dilute the interests of stockholders if sold at prices below their fair market value.


                               Borrowing Policies

   None of the partnerships is authorized to borrow             In conducting its business, AmREIT may borrow funds
funds for the acquisition of their portfolio.                to the extent believed appropriate; however, AmREIT is
                                                             proposing an amendment to its bylaws which will limit its
                                                             ability to borrow to no more than 55% of its net asset value as determined by the board of directors.  Because the partnerships are curently debt-free, AmREIT is more leveraged than the
                                                             partnerships.  Borrowing funds may allow AmREIT to
                                                             substantially expand its asset base, but likewise will increase
                                                             AmREIT's risks due to its leveraged investments.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------


                  Restrictions Upon Related Party Transactions

     In varying degrees, each of the partnership                Maryland allows AmREIT to enter into
agreements restricts the applicable partnership from         transactions with interested parties, such as directors,
entering into a variety of business transactions with        officers, significant stockholders and affiliates thereof, but
the general partners and their affiliates.  Since each       such transactions must be approved by a majority of
of the partnership agreements, it is possible to amend       AmREIT directors not interested in the matter provided that
the partnership agreement to authorize any transaction       they have determined the transaction to be fair, competitive
with the general partners and affiliates.                    and commercially reasonable.  Since neither the bylaws nor the charter require the approval of stockholders for entering
   Except for transactions specifically approved in the      into transactions with interested parties, it maybe
 partnership agreements, the partnerships are, to varying    easier for AmREIT to enter into such transactions than it
 degrees, not authorized to enter into transactions with     would be for the partnerships, where limited partner
 the general partners and their affiliates without limited   approval for such transactions is mandated.
partner approval.




     Maryland law allows AmREIT to engage in
transactions with directors, or other persons a director is directly or indirectly interested in or connected with, as trustee, partner, trust manager, stockholder, member, employee, officer or agent of such other persons. Its bylaws prohibit AmREIT from entering into a transaction with any of the interested parties unless the terms and conditions of such transaction have been disclosed to AmREIT directors and approved by a majority of directors not otherwise interested in the matter (including a majority of independent directors) or has been disclosed in reasonable detail to stockholders, and approved by holders of a majority of shares then outstanding or entitled to vote thereon.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------

                      Management Control And Responsibility

   Under each of the partnership agreements, the general       The board of directors will have exclusive control
partners are, subject to certain narrow limitations,        over AmREIT's business and affairs subject only
vested with all management  authority to conduct the        to the restrictions in its charter and the bylaws.
business of the partnership, including  authority and       Stockholders have the right to elect members of
responsibility for overseeing all executive, supervisory    the board to act in good faith and exercise care in
and administrative services rendered to the partnership.    conducting AmREIT's affairs. See "THE
The general partners have the right to continue to serve    MERGER--Fiduciary Responsibility" on page 52.
in such capacities unless removed by a majority vote of
limited partners. Limited partners have no right to
participate in the management and control of the
partnership and have no voice in its affairs except for
certain limited matters that must be submitted to a vote
of the limited partners under the terms of the partnership
agreements or as required by law. See "Voting Rights" below
beginning on page 148. The general partners are
accountable as fiduciaries to the partnerships and are
required to exercise good faith and integrity in their
dealings in conducting the partnership's affairs.
See "THE MERGER--Fiduciary Responsibility" on page 52.


     Stockholders will have greater control over management of AmREIT than the limited partners have over the partnerships because AmREIT's board is elected by the stockholders. The general partners do not need to seek re-election annually, but instead serve unless removed by an affirmative vote of the limited partners, which is generally regarded as an extraordinary event only appropriate in cases of mismanagement and changes in control due to shifts in the ownership of limited partnership units.


----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------



                              Management Liability And Indemnification

    As a matter of state law, the general partners have             AmREIT's charter and Maryland law provide broad
liability for the payment of partnership obligations and debts   indemnification rights to directors and officers who act
unless limitations upon such liability are expressly stated in   in good faith, and in a manner reasonably believed to be
the obligation.  Each of the partnership agreements provides     in or not opposed to the best interests of AmREIT and,
generally that neither general partners nor any of their         with respect to criminal actions or proceedings, without
affiliates performing services on behalf of the partnership      reasonable cause to believe their conduct was unlawful.
will be liable to the partnership or its limited partners for    In addition, the charter indemnifies directors and
any act or omission performed in good faith pursuant to          officers against amounts paid in settlement, authorizes
authority granted by the partnership agreement,                  AmREIT to advance expenses incurred in defense of AmREIT's
and in a manner reasonably believed to be within the scope       receipt of an appropriate undertaking to repay such amounts if
of the authority granted and in the best interest of the         appropriate, and authorizes AmREIT to carry insurance for
partnerships, provided that such act or omission did not         benefit of its offices and trust managers even for matters as
constitute fraud, misconduct, bad faith or AmREIT                to which such persons are not entitled to indemnification.
negligence. In addition, the partnership agreements              See "THE MERGER -- Fiduciary Responsibility" on page
indemnify the general partners and their affiliates for          52. Through the merger, AmREIT will be assuming all
liability, loss, damage, cost and expenses, including            existing and contingent liabilities of the participating
attorneys' fees, incurred by them in conducting the              partnerships, including their obligations to indemnify the
partnerships' business, except in events such as fraud,          general partners and others for litigation expenses that
misconduct, bad faith or negligence. To varying degrees,         might be incurred by them for serving as general partners
the general partners of each of the partnerships have limited    of the partnerships or its limited partners for any act or
liability to the partnership for acts of omissions undertaken    omission performed in good faith pursuant to authority
by them when in good faith, in a manner reasonably               granted by the partnership agreement, and in a manner
performed believed to be within the scope of their authority     reasonably believed to be within the scope of the authority
and in the best interests of the partnership. The general        granted and in the best interest of the partnerships,
partners also have, under specified circumstances, a right to    provided that such act or omission did not constitute fraud,
be reimbursed for liability, loss, damage, costs and expenses    misconduct, bad faith or AmREIT negligence. In addition,
incurred by them by virtue of serving as general partners.       the partnership agreements indemnify the general partners
                                                                 and their affiliates for liability, loss, damage, cost and expenses, including attorneys'fees, incurred by them in
                                                                 conducting the partnerships' business, or for sponsoring the merger. Although the standards are expressed somewhat
                                                                 differently, there are limitations similar to those on the general partners of the partnerships upon the liability and indemnification of the directors and officers of AmREIT.


     AmREIT believes that the scope of the liability and indemnification provisions in AmREIT's governing documents provides protection against claims for personal liability against AmREIT's directors and officers which is comparable to, though not identical with, the protections afforded to the general partners and their affiliates under the partnership agreements. Through the merger, AmREIT will be assuming all of the existing and contingent liabilities of the participating partnerships, including their obligations to indemnify the general partners and other persons.


----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------



                            Anti-Takeover Provisions

      Changes in management can be effected only by removal         The charter and bylaws contain a number of
of the general partners, which action requires a majority         provisions that might have the effect of entrenching
vote of limited partners. Due to transfer restrictions in         current management and delaying or discouraging a
the partnership agreements, the general partners may              hostile takeover of AmREIT. These provisions include,
restrict transfers of the limited partnership                     among others, the following:
units and, in  particular, affect whether the transferees have voting rights.
                                                                              o   the power of AmREIT's directors to stop
      Of particular significance is that an assignee of                           transfers and/or redeem shares under the
limited partnership units may not become a substitute limited                     following conditions:  from any stockholder who
partner, entitling him to vote on matters that may be                             owns, directly or indirectly, 9.8% or more of
submitted to the limited partners for approval, unless such                       the outstanding shares, from any five or fewer
substitution is consented to by the general partners, which                       stockholders who own, directly or indirectly,
consent, in the general partners' absolute discretion, may be                     more than 50% of the outstanding shares, or
withheld.  The general partners may exercise this right of                        from any other stockholder if AmREIT's
approval to deter, delay or hamper attempts by persons to                         directors otherwise determine in good faith
acquire a majority interest of the limited partners.                              that ownership of the outstanding shares
                                                                                  has or may become concentrated to an extent
                                                                                  stockholders to an extent that may prevent
                                                                                  AmREIT from qualifying as a REIT under the
                                                                                  Code.  Any shares transferred in voilation of
                                                                                  this restriction become "excess shares", with
                                                                                  no voting or distribution rights.  AmREIT has
                                                                                  the power to purchase or direct the sale of
                                                                                  such excess shares, with the sale proceeds
                                                                                  being paid to the former owner.

                                                                              o   directors remain in office unless removed by the
                                                                                  stockholders or if another nominee for director
                                                                                  receives the vote of a majority of the outstanding
                                                                                  shares; directors remain on the board regardless
                                                                                  whether they receive a vote of the majority of the
                                                                                  outstanding shares at AmREIT's annual meeting; and

                                                                              o    the requirement that, except in certain
                                                                                   circumstances, certain "business combinations"
                                                                                   (as defined therein) between AmREIT and a
                                                                                   "related person" (as also defined therein,
                                                                                   generally a person or entity which owns more
                                                                                   than 50% of the outstanding shares of AmREIT)
                                                                                   be approved by the affirmative vote of the
                                                                                   holders of 80% of the outstanding shares and
                                                                                   preferred shares, including the vote of the
                                                                                   holders of not less than 50% of the shares and
                                                                                   preferred shares not owned by the related person.
                                                                                   The charter is designed to prevent a
                                                                                   purchaser from utilizing two-tier pricing and
                                                                                   similar tactics in an attempted takeover of
                                                                                   AmREIT, and it may have the overall effect of
                                                                                   making it more difficult to acquire and exercise
                                                                                   control of AmREIT. In very general terms, the


----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------




                                                                                 fair price provision requires that unless a
                                                                                 potential purchaser were willing to purchase 80%
                                                                                 of the outstanding shares of AmREIT as the first
                                                                                 step in a business combination (or unless a
                                                                                 potential purchaser were assured of obtaining the
                                                                                 affirmative votes of at least 80% of AmREIT's
                                                                                 outstanding shares), the purchaser would be
                                                                                 required either to negotiate with AmREIT directors
                                                                                 and offer terms acceptable to them or to abandon
                                                                                 proposed business combination. The charter may
                                                                                 provide AmREIT directors with enhanced ability to
                                                                                 block any proposed acquisition of AmREIT and to
                                                                                 retain their positions in the event of a takeover
                                                                                 bid and may require a related person to pay a
                                                                                 higher price for shares or structure his, her or
                                                                                 its transaction differently than would be the case
                                                                                 in the absence of the fair price provision.
                                                                                 Although it may, under certain circumstances, have
                                                                                 the effect of discouraging unilateral tender offers
                                                                                 or other takeover proposals and enhance the
                                                                                 ability of AmREIT directors to retain their
                                                                                 positions in the event of a takeover bid, the
                                                                                 business combination provision in the charter
                                                                                 assures, to some degree, fair treatment of all
                                                                                 stockholders in the event of a two-step takeover
                                                                                 attempt.

     Certain provisions of the governing documents of the partnerships and AmREIT could be used to deter attempts to obtain control of the partnerships and AmREIT in transactions not approved by the general partners and AmREIT directors, respectively. When and if the shares are traded on a national securities system there will be a greater likelihood of changes in control in the case of AmREIT, notwithstanding those provisions that might be employed by the AmREIT board to resist efforts to change control.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------


                                  Voting Rights

   Limited partners by a majority vote may, without the              Stockholders are entitled to elect the AmREIT board at
concurrence of the general partners, amend the partnership        each annual meeting. However, directors remain in office
agreement, dissolve the partnership, remove and/or elect a        even if they do not receive the majority vote of outstanding
general partner, and approve or disapprove the sale of all or     shares unless another nominee for his seat receives such a
substantially all of the partnership's assets. Limited partners   vote.
may not exercise these rights in any way to extend the
term of the partnership, change the partnership to a general         The charter grants stockholders the non-exclusive
partnership, change the limited liability to the limited          right, with approval of the directors, to amend the charter or
partners or affect the status of the partnership for federal      without board approval, to amend the bylaws, dissolve
income tax purposes. Furthermore, the partnerships cannot         AmREIT, vote to remove members of the board of
change the allocations of income, losses and cash                 directors, and approve or disapprove the sale of
distributions or the powers, rights and duties of the general     substantially all of AmREIT's assets. In addition, certain
partners without the consent of the general partners.             other actions may not be taken by the directors without the approval of stockholders, such as, in general, any merger or consolidation of AmREIT with or into a corporation limited partnership, limited liability company or participation in a share exchange transaction; or any business combination, as defined, with an interested stockholder, as defined. The charter requires any such actions to be approved by a
                                                                  majority vote of the stockholders.



     Stockholders have broader voting rights (i.e., the right to elect AmREIT directors at each annual meeting) than those currently afforded to limited partners.


                         Limited Liability of Investors

     Under each of the partnership agreements and                    Under Maryland law, stockholders will not be liable
applicable state law, the liability of limited partners for the   for AmREIT's debts or obligations. The shares, upon
partnership's debts and obligations is generally limited to       issuance, will be fully paid and nonassessable.
the amount of their investment in the partnership, together
with an interest in undistributed income, if any. The limited partnership units are fully paid and nonassessable.

     The limitation on personal liability of stockholders is substantially the same as that of limited partners in the partnerships.


                            Review of Investor Lists

     Generally speaking, limited partners of each of the             A stockholder is entitled, upon written demand, to
partnerships are entitled to request copies of investor lists      inspect and copy the share records of AmREIT, at any time
showing the names and addresses of all general and limited         during usual business hours, for a purpose reasonably
partners. The right to receive such investor lists may be          related to his interest as a stockholder.
conditioned upon the limited partners' payment of the cost
of duplication and a showing that the request is for a
reasonable purpose. Reasonable requests would include
requests for investor lists for the purpose of opposing the
merger.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------



     The right of stockholders to review investor lists is substantially the same as the right afforded limited partners.


                          Taxation of Taxable Investors

     Income or loss earned by each of the partnerships, is not              If AmREIT qualifies as a REIT (and AmREIT intends
taxed at the partnership level.  Limited partners are required         to conduct its business to so qualify), AmREIT
to report their allocable share of partnership income and loss         generally is permitted to deduct distributions to its
on their respective tax returns.  Income and loss from a limited       stockholders, which effectively reduces or eliminates
partnership generally constitute "passive" income and loss,            the "double taxation" (at the corporate and stockholder
which can generally offset "passive" income and loss from other        levels) that typically results when a corporation earns
investments.  Due to depreciation and other non-cash items, cash       income and distributes that income to stockholders in
distributions are not generally equivalent to the income and           the form of dividends.  Stockholders will only
loss allocated to limited partners.  During operations, such           recognize income on amounts actually distributed by
cash distributions may be partially sheltered but, if the              AmREIT.  Dividends received by stockholders from AmREIT
properties retain their value or appreciate, gain upon                 generally will constitute portfolio income, which
liquidation of the asset may exceed the cash distributions             cannot offset "passive" income and loss from other
available to limited partners.  After the end of each fiscal           investments.  Losses and credits generated within
year, limited partners receive annual Schedule K-1 forms showing       AmREIT, however, do not pass through to the
their allocable share of partnership income and loss for               stockholders.  Because the amount of distributions
inclusion on their federal income tax returns.                         required to be made by AmREIT for purposes of
                                                                       maintaining its REIT characterization is
                                                                       determined based on a percentage of taxable income
                                                                       (calculated with depreciation deductions, excluding any
                                                                       net capital gains and prior to payment of any dividends)
                                                                       the amount of distributions required to be made by
                                                                       AmREIT may be less than the distributions made by the
                                                                       partnerships.  After the end of AmREIT's calendar year,
                                                                       stockholders should receive a Form 1099-DIV used by
                                                                       corporations to report their dividend income.



     Each of the partnerships is a pass-through entity, whose income and loss is not taxed at the entity level but instead allocated directly to the general partners and limited partners. Limited partners are taxed on income or loss allocated to them, whether or not cash distributions are made to the limited partners. In contrast, AmREIT intends to qualify as a REIT, allowing it to deduct dividends paid to its stockholders. To the extent AmREIT has net income
(after taking into account the dividends paid deduction), such income will be taxed at AmREIT's level at the standard corporate tax rates. Dividends paid to stockholders will constitute portfolio income and not passive income.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------



                        Taxation of Tax-Exempt Investors

     Income or loss earned by each of the partnerships is                 The IRS has ruled that income attributable to an
generally treated as UBTI unless the type of income                  investment in a REIT will generally not constitute UBTI
generated by the partnership would constitute qualified              to certain tax-exempt investors as long as such investor
rental income or other specifically excluded types of                does not hold its shares subject to acquisition
income.  For partnership income to be characterized as               indebtedness.  See "FEDERAL INCOME TAX CONSEQUENCES -
rental income, the partnership could not provide services            Taxation of Tax-Exempt Entities" on page 88.  The
to tenants that are considered other than those usually or           amount of dividends paid to tax-exempt stockholders may
customarily rendered in connection with the rental of rooms          be less than the distributions made to such entities from
for occupancy only.  Because of the inherently factual               their respective partnership because of the REIT
nature of this issue, it is uncertain whether the income             requirement that distributions be income.
received by the partnerships in connection with the leasing
of its Properties constitutes rental income for these UBTI
purposes.  Accordingly, there is risk that the
partnership's income could be treated as UBTI for
tax-exempt limited partners.  A tax-exempt entity is
treated as owning and carrying on the business activity
conducted by a partnership in which such entity owns an
interest.  Accordingly, to the extent a tax-exempt limited
partner owns partnership units, the income received by such
partnership must not constitute UBTI in order for the
tax-exempt limited partner to avoid taxation.



                              Distribution Policies

     The partnership agreement of each partnership requires             None of AmRIT's governing documents mandate the
that net cash from operations must be distributed quarterly          payment of distributions to stockholders. Distributions by
to partners. Further, each partnership agreement would               AmREIT will be determined by AmREIT directors and will
require that net proceeds obtained from the sale or                  be dependent upon a number of factors, including the
refinancing of properties be distributed to partners, rather         federal income tax requirement that a REIT must distribute
than being retained by the applicable partnership for                annually at least 90% of its taxable income. It is the policy
reinvestment or working capital. See "COMPARISON OF                  of AmREIT to retain proceeds from the sale, financing or
OWNERSHIP OF UNITS AND SHARES--Comparative                           refinancing of properties for reinvestment in new properties
Compensation, Fees and Distributions" below for a                    or for working capital purposes.
more detailed history of the distributions paid by the
partnerships to their respective partners.

     Limited partners participating in the merger may experience substantial differences in the payment of distributions as stockholders of AmREIT in comparison to owning limited partnership units in the partnerships. Rather than owning equity interests in an entity whose governing instruments require the distribution of net cash from operations and the net proceeds or refinancing of properties, they will own shares in an entity whose governing documents do not require distributions under similar circumstances, with the payment of such distribution being subject to the discretion of AmREIT's board of directors.
Further, unlike the partnerships, which must distribute net proceeds from the sale or refinancing of properties, AmREIT currently does not intend to distribute the net proceeds resulting from the sale or refinancing of properties, but rather to use such proceeds to acquire additional properties or for working capital purposes.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------


                Comparative Compensation, Fees and Distributions

     The partnerships pay or may be required to pay the                 The right to compensation for services performed as an
following compensation to the general partners or their              employee of AmREIT. See "MANAGEMENT --
affiliates:                                                          Executive Compensation" on page 110.

     o Property management fees of up to 3% of revenues Distributions with respect to AmREIT shares owned by per annum.
         the general partners or their affiliates (including shares received in the merger) on the same basis as the other
     o Management and administrative reimbursements stockholders.
         which have historically equaled 3% to 7.5% of rental revenues per annum.

     o Acquisition fees and expenses upon the acquisition of properties not to exceed 6.5% of the contract price of the property. Leasing fees at competitive rates if and when properties are leased or released.

     o Disposition fee of 3% of the disposition price of the property or, if less, one-half of the Competitive Real Estate Commission, the payment of which is conditioned upon limited partners first receiving a specified minimum cumulative return, which condition will not be satisfied for any partnerships by the merger.

     o A promotional interest from 10% to 25% of the net proceeds from the sale of partnership property, the payment of which, in the case of each partnership, is conditioned upon the limited partners first receiving a specified minimum cumulative return, which condition will not be satisfied for any partnership by the merger.

     o The right to receive distributions equal to 1% of cashflow from operations and 1% of net proceeds from the sale or disposition of partnership property, the payment of which with respect to net proceeds from the sale of property is conditioned upon the limited partners first receiving a specified minimum cumulative return, which condition will not be satisfied for any partnership by the merger.

     The foregoing is intended to provide limited partners with a comparison of the compensation, fees and distributions currently payable by the partnerships to the general partners and AmREIT and the compensation payable by AmREIT to the general partners and their affiliates after the merger.

     The general partners believe that any conflicts that may have arisen between their interests and those of their affiliates and the interests of the limited partners in connection with the merger in regard to the compensation and fees the general partners, and payable to them by AmREIT after the merger are insignificant because such compensation in connection with the management, administration and operation of the partnerships is currently payable to AmREIT or its affiliates. Moreover, the general partners' interest in partnership cashflow from operations and property dispositions, which will be lost in the merger, is a negative factor of the merger from the general partners' standpoint.


            COMPARISON OF PARTNERSHIP UNITS AND AmREIT CAPITAL STOCK

     The following compares certain of the investment attributes and legal status rights associated with the ownership of limited partnership units and shares of AmREIT capital stock.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT CAPITAL STOCK
----------------------------------------------------------------------------------------------------------------------------

                                     General

             The limited partnership units of                        The shares constitute equity
             each partnership constitute equity                      interest in AmREIT. Each
             interests entitling each limited partner                stockholder will be entitled to his
             to his pro rata share of cash                           pro rata share of the dividends
             distributions. Each of the partnership                  made with respect to the
             agreements specifies how the cash                       class A common stock. The dividends
             available for distribution, whether                     payable to the class A common stockholders
             arising from operations, sales or                       are not fixed in amount and are only
             refinancings, is to be shared among the                 paid if and when declared by
             general partners and limited partners.                  AmREIT's board of directors,
             The distributions payable to the limited                whereas the dividends paid to
             partners are not fixed in amount and                    the preferred stockholders are fixed
             depend upon the operating results and                   and have priority over the common
             net sale or refinancing proceeds                        stockholders.
             available from the disposition of the
             partnership's assets.

                        Issuance of Additional Securities

             Since the partnerships are not                          The board of directors may, in
             authorized to issue additional equity                   its discretion, issue additional shares
             securities, there can be no dilution of                 of class A common stock or preferred stock
             the distributive share of the limited                   with such powers, preferences
             partners of cash available for                          and rights as the board of directors
             distribution.                                           may at the time designate. The
                                                                     issuance of additional shares of
                                                                     common stock or preferred stock,
                                                                     beyond the shares to be issued in the
                                                                     merger, may result in the dilution of
                                                                     the interests of the stockholders. In
                                                                     addition, shares of preferred stock
                                                                     could be issued with powers,
                                                                     preferences and rights adversely
                                                                     affecting the holders of common stock.

     Both the limited partnership units and shares represent equity interests entitling the holders thereof to participate in the earnings of the partnerships and AmREIT, respectively. Distributions and dividends payable with respect to the limited partnership units and shares depend upon the performance of the partnerships and AmREIT, respectively.

     The limited partnership units are not subject to dilution, since the partnerships are not authorized to issue additional equity securities. AmREIT may issue additional shares of common stock and shares of preferred stock with priorities or preferences with respect to dividends and liquidation proceeds.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT CAPITAL STOCK
----------------------------------------------------------------------------------------------------------------------------



                                    Liquidity

                   The transfer of the limited                         The shares will be freely
              partnership units is subject to a number              transferable.  AmREIT is required to
              of restrictions imposed by the                        list its shares of class A common stock on an
              partnership agreements, which are                     exchange as a condition precedent to
              designed primarily to preserve the tax                the merger. The breadth and strength
              status of the partnership as a                        of the secondary market for
              "partnership" under the Code. No                      AmREIT's class A common stock will
              transferee of limited partnership units               depend upon, among other things,
              has the right to vote on matters                      the number of shares outstanding,
              submitted to a vote of the limited                    AmREIT's financial results and
              partners unless, among other things,                  prospects, the general investment
              such substitution is approved by the                  interest in companies like AmREIT
              general partners. In view of the                      and the relative attractiveness of
              foregoing, no secondary market for the                AmREIT's yields compared to those
              limited partnership units is available.               of alternative investments.

     One of the primary objectives of the merger is to provide increased liquidity to the limited partners. The class B common stock, upon conversion to class A common stock, will be freely transferable and will be listed on an exchange. The breadth of the secondary market for AmREIT's class A common stock cannot yet be determined. There is no secondary market for the limited partnership units.


                                VOTING PROCEDURES

AmREIT Special Stockholders Meeting

     General. Each copy of this proxy statement mailed to holders of shares is accompanied by a form of proxy furnished in connection with the solicitation of proxies by the board for use at the AmREIT special stockholders meeting and any adjournments or postponements thereof. The AmREIT meeting is scheduled to be held on , 2001 at 10:00 a.m., Houston time, at . Only holders of record of shares on the record date are entitled to receive notice of and to vote at the AmREIT meeting. At the AmREIT meeting, stockholders will consider and vote upon a proposal to approve the merger agreement, the amendment to the articles and the bylaw amendments. See "THE MERGER" beginning on page 40.

     EACH HOLDER OF SHARES IS REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING AmREIT PROXY AND RETURN IT PROMPTLY TO THE BANK OF NEW YORK IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE. THE MERGER, THE AMENDMENT TO THE ARTICLES AND THE BYLAW AMENDMENTS WILL BE APPROVED IF THE MERGER RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES ENTITLED TO VOTE AT THE AmREIT SPECIAL MEETING.

     Voting and Revocation of Proxies. Any holder of shares who has executed and delivered a proxy may revoke it at any time before it is voted by attending and voting in person at the AmREIT meeting, or by giving written notice of revocation or submitting a signed proxy bearing a later date, provided such notice or proxy is actually received by AmREIT prior to the vote. Stockholders may vote via facsimile by delivering the enclosed AmREIT proxy. AmREIT proxies must be returned to the Bank of New York, AmREIT's transfer agent, at 101 Barclay Street, New York, NY 10286; Attention AmREIT Proxies, or by faxing their AmREIT proxy to . Faxed AmREIT proxies will be accepted until 5:00 p.m., New York time, on , 2001. A proxy will not be revoked by the death or incapacity of the stockholder executing it unless, before the shares are voted, notice of such death or supervening incapacity is filed with the Secretary or other person authorized to tabulate the votes on behalf of AmREIT. The shares represented by properly executed proxies received at or before the AmREIT meeting and not subsequently revoked will be voted as directed by the stockholders submitting such proxies. If instructions are not given, AmREIT proxies will be voted for approval of the merger agreement, the amendment to the articles and the bylaw amendments and will be voted in the discretion of the proxy holders on any other matters properly presented for consideration at the AmREIT meeting or any adjournment thereof. AmREIT's bylaws permit the holders of a majority of the shares represented at the AmREIT meeting, whether or not constituting a quorum, to adjourn the AmREIT meeting or any adjournment thereof. If necessary, unless authority to do so is withheld, the proxy holders also may vote in favor of a proposal to adjourn the AmREIT meeting for any reason, including to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the AmREIT meeting. The persons named as Proxies voting against the merger will be voted in favor of adjourning the AmREIT meeting.

     Solicitation of Proxies. AmREIT will bear the costs of soliciting proxies from its stockholders. In addition to use of the mails, AmREIT proxies may be solicited personally or by telephone or facsimile by directors, officers and other employees of AmREIT, who will not be specially compensated for such solicitation activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed by AmREIT for their reasonable expenses incurred in that effort.

     Vote Required. The merger will be approved if it receives the affirmative vote of a majority of the shares entitled to vote at the AmREIT meeting. The holders of a majority of the shares entitled to vote, present in person or by proxy, constitute a quorum for purposes of the AmREIT meeting. A holder of a share will be treated as being present at the AmREIT meeting if the holder of such share is (1) present in person at the meeting, or (2) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the AmREIT meeting. The proposal allowing AmREIT to postpone or adjourn the AmREIT meeting to solicit additional votes will be approved if it receives the affirmative vote of a majority of the votes cast at the AmREIT meeting, whether or not a quorum is present. Abstentions and "broker non-votes" (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of shares present at the AmREIT meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the merger proposal. Failure to return the proxy or failure to vote at the AmREIT meeting will have the same effect as a vote against the merger proposal.

     Recommendation. For the reasons described herein, the independent directors approved the merger agreement, the amendment to the articles and the bylaw amendments thereunder. THE INDEPENDENT DIRECTORS BELIEVE THE TERMS OF THE MERGER AGREEMENTS ARE FAIR FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF AmREIT AND IN THE BEST INTEREST OF AmREIT AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES PURSUANT THERETO. In making their recommendation, the independent directors considered, among other things, the opinion of Wunderlich Securities that the consideration to be paid by AmREIT pursuant to the merger is fair to AmREIT and its stockholders from a financial point of view, and the independent appraisals of the partnerships' properties prepared by Valuation Associates. See "THE MERGER -- Background of the Merger" on page ,40
"THE MERGER -- Independent Directors' Reasons and Recommendations for the Merger" on page 42, and "FAIRNESS OPINIONS" on page 68.

     Other Matters. AmREIT is unaware of any matter to be presented at the special stockholders meeting other than the proposal to approve the merger agreements and the bylaw amendment and the issuance of shares thereunder and the proposal to permit the postponement or adjournment of the AmREIT meeting for any reason, including to solicit additional votes.


Partnership Voting Procedures

     Distribution of Proxy Materials. This proxy statement, together with the accompanying transmittal letter, the power of attorney and the limited partner consent (we refer, collectively, to the power of attorney and limited partner consent as the consent form), constitute the proxy materials being distributed to the limited partners to obtain their votes "For" or "Against" each respective partnership's participation in the merger.

     In order for AmREIT to acquire each partnership, limited partners holding greater than 50% of the outstanding partnership units must approve the merger. Each partnership will be acquired by a merger with AmREIT in the manner described below and in the supplement relating to each respective partnership. Therefore, limited partners who are not planning to attend the special meeting of the limited partners and vote in person should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote "For" or "Against" the merger. The solicitation period will commence upon delivery of the proxy materials to limited partners (on or about , 2001), and will continue until the later of (1) , 2001 (a date not more than 60 calendar days from the initial delivery of the proxy materials), or (2) such later date as the general partners may select and as to which they give you notice. At their discretion, the general partners may elect to extend the solicitation period. Any consent form received by AmREIT that the general partners hired to tabulate your votes, The Bank of New York, prior to p.m. time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If limited partners fail to return a signed consent form by the end of the solicitation period, their respective partnership units will be counted as voting "Against" the merger and they will receive AmREIT shares if their partnership is acquired.

     The consent form consists of two parts. Part A seeks limited partner approval of the merger and certain related matters. If limited partners have units in more than one partnership, they will receive multiple supplements and consent forms which will provide for separate votes for each partnership in which they own an interest. If any limited partners return a signed consent form but fails to indicate whether they are voting "For" or "Against" any matter (including the merger), they will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints H. Kerr Taylor as the attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain each limited partner's signature on multiple documents.

     Special Meetings. The general partners have scheduled special meetings of the limited partners of each of the partnerships to discuss the proxy materials and the terms of the merger prior to voting on the merger. The special meetings will be held at a.m., time, on , 2001, at . The general partners intend to actively solicit limited partner support for the merger and would like to use the special meetings to answer questions about the merger and the proxy materials and to explain the reasons for the recommendation that limited partners vote to approve the merger. Costs of solicitation will be allocated as set forth in "THE MERGER -- Merger Expenses" on page 61. No person will receive compensation contingent upon solicitation of a favorable vote.

     Required Vote and Other Conditions. In order for AmREIT to acquire each partnership, limited partners of each partnership holding a majority of the outstanding partnership units and the general partners must approve the merger and the amendments to each partnership's partnership agreement.

     Record Date and Outstanding Partnership Units. The record date is , 2001 for all partnerships. As of , 2001, the following number of partnership units were held of record by the number of limited partners indicated below:

                                                                   Number of
                              Number of Partnership
                                             Number of PartnershiUnits Required
                                              Limited  Units Held for Approval
                                             Partners  of Record   of Merger
                Partnership
 AAA Net Realty Fund IX, Ltd...............
 AAA Net Realty Fund X, Ltd................
 AAA Net Realty Fund XI, Ltd...............

     Limited partners are entitled to one vote for each partnership unit held. Accordingly, the number of partnership units entitled to vote with respect to the merger is equivalent to the number of partnership units held of record at the record date.

     Investor Lists. Under the federal securities laws, each partnership is required, upon a limited partner's written request, to provide to such limited partner (1) a statement of the approximate number of limited partners in such partnership and (2) the estimated cost of mailing a proxy statement, form of consent or other similar communication to such limited partners. In addition, limited partners have the right, at the general partners' option, either (A) to have such partnership mail (at the limited partner's expense) copies of any proxy statement, consent form or other soliciting materials furnished by the general partners to the other limited partners of such partnership or (B) to have such partnership deliver to the limited partner, within five business days of the receipt of the request, a reasonably current list of the names, addresses and partnership units held by the limited partners of such partnership. The right to receive the list of limited partners is subject to the requesting limited partner's payment of the cost of mailing and duplication at a rate of $1.00 per page.

     Tabulation of Votes. An automated system administered by Bank of New York will tabulate the votes. Abstentions will be tabulated with respect to the merger and related matters. Abstentions will have the effect of a vote against the merger, as will the failure to return a proxy form and broker nonvotes (where a broker submits a proxy but does not have authority to vote a limited partner's partnership units on one or more matters).

     Revocability of Consents. Limited partners can change their votes at any time before their proxies are voted at the special meeting. They can do this in three ways: first, they can send any of the general partners a written statement that they would like to revoke their consent; second, they can send any of the general partners a new consent form, or third, they can attend the special meeting and vote in person.

     Limited Partner Information. The limited partners of Fund IX have the right at all times to obtain from the managing general partner, upon payment of a fee to cover the costs of reproduction and mailing, a current list of the names, addresses and number of limited partnership units owned by each limited partner. Under the partnership agreement of both Fund X and Fund XI, limited partners may obtain a current list of the names, addresses and number of limited partnership units owned by each limited partner upon written request delivered to the general partners and the payment of a reasonable charge for copying and mailing. To satisfy the requirements of each partnership, the general partners will provide a list of the names, addresses and number of limited partnership units owned by the limited partners of their partnership to any limited partner who delivers a written request therefor to the general partners and pays a reproduction and mailing charge of $10.00.

     Recommendation. For the reasons described herein, the general partners approved each merger agreement for each partnership. THE GENERAL PARTNERS BELIEVE THAT THE TERMS OF EACH MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE RESPECTIVE LIMITED PARTNERS AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF EACH MERGER AGREEMENT AND THE PARTNERSHIP AMENDMENT. In making their recommendation, the general partners considered, among other things, the Houlihan fairness opinion that the consideration to be received by the limited partners in connection with the merger is fair to the limited partners from a financial point of view. See "FAIRNESS OPINIONS -- The Houlihan Fairness Opinions" beginning on page 68.

                                     EXPERTS

     The (i) consolidated financial statements of AmREIT, Inc. as of December 31, 2000 and for each of the two years in the period ended December 31, 2000
(ii) the financial statements of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd. as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 included in this Joint Proxy and Consent Solicitation Statement and Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.


                                 LEGAL OPINIONS

     The legality of the shares to be issued in the merger will be passed on for AmREIT by Locke Liddell & Sapp LLP, Dallas, Texas, counsel to AmREIT, which will deliver opinions to AmREIT and each partnership respectively, concerning federal income tax consequences of the merger.

                       WHERE YOU CAN FIND MORE INFORMATION

     AmREIT, Fund IX and Fund X are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy or proxy statements and other information with the SEC. All reports, proxy or consent solicitation statements and other information filed by AmREIT, Fund IX and Fund X with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The SEC maintains a Web site that contains reports, proxy or consent solicitation and information statements and other information regarding AmREIT, Fund IX and Fund X and other registrants that have filed electronically with the SEC. The address of the site is http://www.SEC.gov.

     AmREIT has filed a registration statement on Form S-4 to register with the SEC the AmREIT class B common stock to be delivered to the limited partners in this merger. This proxy statement is a part of that registration statement and constitutes a proxy statement of AmREIT in addition to being a proxy statement of AmREIT for its special meeting and a proxy statement for the limited partners.

     A separate supplement to this proxy statement has been prepared for each partnership to highlight the risks, effects and fairness of the merger that are particular to the respective partnership. The limited partners of each partnership will receive, with this proxy statement , the supplement that corresponds to their partnership. The limited partners of a particular partnership may also receive copies of the supplements prepared for any or all of the partnerships and copies of such supplements will be provided promptly, without charge, to each limited partner or his or her representative who has been so designated in writing upon written request to the particular partnership at 8 Greenway Plaza, Suite 824, Houston, Texas 77046.

                         INDEX TO FINANCIAL INFORMATION
                                                                                                             Page
 Pro Forma Consolidated Financial Information (Unaudited)...................................................    F-3
 Assumption 1--100% Partnership Participation
         Pro Forma Consolidated Balance Sheet as of June 30, 2001 (Unaudited)...............................    F-4
         Notes to Pro Forma Consolidated Balance Sheet (Unaudited)..........................................    F-5
         Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2000
           (Unaudited)......................................................................................    F-8
         Notes to Pro Forma Consolidated Statement of Operations (Unaudited)................................    F-9
         Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2001
           (Unaudited)......................................................................................   F-10
         Notes to Pro Forma Statement of Operations (Unaudited).............................................   F-11
 Assumption 2--Fund IX Only Partnership Participation
         Pro Forma Consolidated Balance Sheet as of June 30, 2001 (Unaudited)...............................   F-12
         Notes to Pro Forma Consolidated Balance Sheet (Unaudited)..........................................   F-13
         Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2000
           (Unaudited)......................................................................................   F-15
         Notes to Pro Forma Consolidated Statement of Operations (Unaudited)................................   F-16
         Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2001
           (Unaudited)......................................................................................   F-17
         Notes to Pro Forma Consolidated Statement of Operations (Unaudited)................................   F-18
 AmREIT Historical Financial Information
         AmREIT Financial Statements for the Three and Six Months Ended June 30,
           2001 and 2000 (Unaudited):
              Consolidated Balance Sheet as of June 30, 2001 (Unaudited)....................................   F-19
              Consolidated Statements of Income for the Three and Six Months Ended June 30, 2001 and
              2000 (Unaudited)..............................................................................   F-20
              Consolidated Statements of Cash Flows for the Three and Six Months Ended June 30, 2001
              and 2000 (Unaudited)..........................................................................   F-21
              Notes to Consolidated Financial Statements for Three and Six Months Ended June 30, 2001
              and 2000 (Unaudited)..........................................................................   F-22
        AmREIT Financial Statements for the Years Ended December 31, 2000 and 1999
              Independent Auditors' Report..................................................................   F-32
              Consolidated Balance Sheet, December 31, 2000.................................................   F-33
              Consolidated Statements of Operations for the Years Ended December 31, 2000 and 1999..........   F-34
              Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 2000 and
              1999..........................................................................................   F-35
              Consolidated Statements of Cash Flows for the Years Ended December 31, 2000 and 1999...........  F-36
              Notes to Consolidated Financial Statements for the Years Ended December 31, 2000 and 1999......  F-37
         Fund IX Financial Statements for the Three and Six Months Ended June 30, 2001
              Balance Sheet, June 30, 2001 (Unaudited).......................................................  F-46
              Statement of Income for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-47
              Statement of Cash Flows for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-48
              Notes to Financial Statements for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-49
         Fund IX Financial Statements for the Years Ended December 31, 2000 and 1999
              Independent Auditors Report....................................................................  F-52
              Balance Sheet, December 31, 2000...............................................................  F-53
              Statements of Income for the Years Ended December 31, 2000 and 1999............................  F-54
              Statements of Partners Equity for the Years Ended December 31, 2000 and 1999...................  F-55
              Statements of Cash Flows for the Years Ended December 31, 2000 and 1999........................  F-56
              Notes to Financial Statements for the Years Ended December 31, 2000 and 1999...................  F-57
         Fund X Financial Statements for the Three and Six Months Ended June 30, 2001
              Balance Sheet, June 30, 2001 (Unaudited).......................................................  F-60
              Statement of Income for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-61
              Statement of Cash Flows for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-62
              Notes to Financial Statements for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-63
         Fund X Financial Statements for the Years Ended December 31, 2000 and 1999
              Independent Auditors Report....................................................................  F-66
              Balance Sheet, December 31, 2000...............................................................  F-67
              Statements of Income for the Years Ended December 31, 2000 and 1999............................  F-68
              Statements of Partners Equity for the Years Ended December 31, 2000 and 1999...................  F-69
              Statements of Cash Flows for the Years Ended December 31, 2000 and 1999........................  F-70
              Notes to Financial Statements for the Years Ended December 31, 2000 and 1999...................  F-71

                                                                                                               Page
        Fund XI Financial Statements for the Three and Six Months Ended June 30, 2001
              Balance Sheet, June 30, 2001 (Unaudited).......................................................  F-78
              Statement of Income for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-79
              Statement of Cash Flows for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-80
              Notes to Financial Statements for the Three and Six Months Ended June 30, 2001 and 2000
              (Unaudited)....................................................................................  F-81
         Fund XI Financial Statements for the Years Ended December 31, 2000 and 1999
              Independent Auditors Report....................................................................  F-86
              Balance Sheet, December 31, 2000...............................................................  F-87
              Statements of Income for the Years Ended December 31, 2000 and 1999............................  F-88
              Statements of Partners Equity for the Years Ended December 31, 2000 and 1999...................  F-89
              Statements of Cash Flows for the Years Ended December 31, 2000 and 1999........................  F-90
              Notes to Financial Statements for the Years Ended December 31, 2000 and 1999...................  F-91


                          AmREIT, INC. AND SUBSIDIARIES

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following selected unaudited pro forma financial information for AmREIT, Inc. and subsidiaries gives effect to the merger as defined elsewhere herein and is based on estimates and assumptions set forth in the notes to the pro-forma financial statements which include pro forma adjustments. The unaudited pro forma financial information also gives effect to the merger completed June 5, 1998 between AmREIT and American Asset Advisers Realty Corporation (the Adviser). This unaudited pro forma financial information has been prepared from the historical financial statements of AmREIT, the Adviser and the partnerships that currently own the properties. The pro forma balance sheet assumes that the merger occurred on June 30, 2001. The pro forma statements of operations assumed that both mergers occurred on January 1, 1998. The pro forma financial information has been prepared using the purchase method of accounting whereby the assets and liabilities of the partnerships are allocated based upon estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The purchase price and the allocations of the purchase price are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the purchase price and the allocations reflected in the following pro forma financial information may differ from the amounts ultimately determined.

     There are multiple combinations of partnership participation in the merger. The actual combination that will result cannot possibly be known or predicted until the votes of the partners of the partnerships have been determined.

     The unaudited pro forma financial information does not purport to be indicative of the results which actually would have been obtained if the merger had been effected on the dates indicated or of the results which may be obtained in the future and should be read in conjunction with the annual financial statements and notes thereto of the partnerships and AmREIT.


                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION

                          AmREIT, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001
                                   (Unaudited)

                                                                       Pro Forma       Pro Forma
                                                        Historical    Adviser and    Properties and     Pro Forma
                                                         Company       Adjustments       Adjustments       Total

 ASSETS
 Cash and cash equivalents...........................     $  852,300     $      --       $  784,030 (3)    $ 1,636,330
 Accounts receivable.................................         83,891            --            7,507 (3)         91,398
 Prepaid expenses....................................        206,887            --              --             206,887
 Property, net.......................................     28,352,459            --       18,785,112 (3)     47,398,683
                                                                                            261,112 (5)
 Net investment in direct financing leases...........      5,417,216            --             --            5,417,216

 Other assets........................................      1,068,003            --             --            1,068,003
                                                        ------------     ----------     -----------       ------------
 Total assets........................................   $ 35,980,756     $      --      $19,837,761       $ 55,818,517
                                                        ============     ==========     ===========       ============

       LIABILITIES & SHAREHOLDERS' & PARTNERS'
   EQUITY LIABILITIES
 Notes payable.......................................   $ 14,522,656  $         --      $     --          $ 14,522,656
 Accounts payable....................................        421,234            --           11,132 (3)        954,590
                                                                                            522,224 (5)
 Prepaid rental income...............................             --            --            6,177              6,177

 Security deposit                                             32,123                         12,000 (3)         44,123
                                                        ------------     ----------     -----------       ------------
 Total liabilities...................................     14,976,013            --          551,533         15,527,546

 MINORITY INTEREST...................................      5,105,207            --       (5,105,207)(3)             --

 SHAREHOLDERS' AND PARTNERS' EQUITY
 Preferred stock, $.01 par value, 10,000,000 shares
    authorized, none issued                                       --
 Class A Common Stock, $.01 par value, 100,010,000 shares
    authorized, 2,384,117 and 2,693,041 shares
    issued and outstanding on historical and pro-forma        23,841 (2)      3,089 (2)                         26,930
    basis, respectively................................
 Class B Common Stock, $.01 par value, 3,000,000 shares
    authorized, 0 and 2,665,140 shares issued and out-
    standing on historical and pro-forma basis, respectively                                 26,651(3)(4)       26,651

Capital in excess of par value......................     21,655,867 (2)  2,854,458 (2)   24,625,896(3)(4)   48,875,109
                                                                                           (261,112)(5)
 Accumulated distributions in excess of earnings.....     (5,554,110)(2) (2,857,547)(2)                    (8,411,657)
 Cost of Treasury Stock, 29,768 shares...............       (226,062)            --                          (226,062)


 Total shareholders' and partners' equity............    $15,899,536  $          --    $ 24,391,435         40,290,971

                                                         -----------       --------   -------------         ------------
 Total liabilities and shareholders' and partners'       $35,980,756      $  --        $ 19,837,761         $ 55,818,517
     equity.                                            ============      =========    ============         ============



 PRO FORMA BOOK VALUE PER SHARE:

      Fully Diluted                                      $      6.75                                        $       7.56
                                                         ===========                                        ============

 PRO FORMA DISTRIBUTIONS PER SHARE FOR THE
 SIX MONTHS ENDED JUNE 30, 2001:

      Basic Series A                                     $      0.09                                        $       0.22
                                                         ===========                                        ============

      Fully Diluted                                      $      0.09                                        $       0.29
                                                         ===========                                        ============

                                           See Notes to Pro Forma Consolidated Balance Sheet.

                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION

                          AmREIT, INC. AND SUBSIDIARIES

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

(1) Adjustments are reflected as if the acquisition of the Partnership properties was completed on January 1, 2000. The Partnership properties include the acquisition of a minority interest in several joint ventures with AmREIT. Pro forma adjustments from the acquisition of the Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners.

(2) On June 5, 1998, AmREIT's stockholders voted to approve an agreement and plan of merger with the Adviser whereby the sole stockholder of the Adviser, a related party, agreed to exchange 100% of the outstanding shares of class A common stock of the Adviser for up to 900,000 shares of AmREIT's stock. According to the Agreement and Plan of Merger between AmREIT and the Adviser, 213,260 shares of class A common stock were issuable effective June 5, 1998. The issuance of these shares is included in the historical financial information of AmREIT included in the Pro Forma Balance Sheet. The shares are valued at a price of $9.25 per share.

     A reconciliation of historical shares to pro forma shares outstanding is as follows:

    Historical shares.............................................    2,354,349
    Shares issued as Merger consideration.........................    2,665,140
    Additional shares issued as deferred compensation.............      308,924
                                                                      ---------
    Total pro forma shares...................................         5,328,413
                                                                      =========

    Previously issued deferred shares (included in historical shares)   213,260
 .
    Additional shares issued as deferred compensation...............    308,924
                                                                      ---------
         9.8% of total pro forma shares (total deferred shares issued)  522,184
                                                                      =========

     The additional shares reflected in the pro forma balance sheet differs from those included in the pro forma statement of operations because the pro forma balance sheet reflects a June 30, 2001 effective date for the merger, whereas the pro forma statement of operations reflects a January 1, 2001 effective date. Due to the fact that AmREIT was still raising capital for the first six months of 1998, this results in a slightly different pro forma amount because the contingent shares at June 30, 2001 would be based on the additional amount of equity raised during the first six months.

     The remaining 686,740 shares of stock currently valued at $6,352,345 are contingently issuable for a period of up to 24 calendar quarters following the closing of the transaction. Within 30 days after the end of each calendar quarter, shares will be issued up to the level where total shares issued to the stockholder of the Adviser pursuant to the acquisition of the Adviser does not exceed 9.8% of AmREIT's total shares then issued and outstanding. The issuance of these additional shares will be expensed as they are issued. Accordingly, the Pro Forma Balance Sheet includes an adjustment to reflect the issuance of 308,924 additional shares of class A common stock as a result of the proposed merger, leaving a balance at June 30, 2001 of 377,816 shares, as contingently issuable.

(3) Represents adjustments for the purchase method of accounting whereby the net assets owned by the Partnerships are recorded based on the estimated fair value of the properties acquired and other-net (cash, receivables, payables and security deposits) of the Partnerships as follows:


                                                                              Total
                                                                             Purchase
                                                Property,     Other-Net       Price
                                                 Net
 AAA Net Realty Fund IX, Ltd...............     $5,390,500     $258,085     5,648,585
 AAA Net Realty Fund X, Ltd................     11,450,610      259,324    11,709,934
 AAA Net Realty Fund XI, Ltd...............      7,049,209      244,819     7,294,028
                                            ---- -------------- ----------- ---------
                                                23,890,319      762,228    24,652,547

 Less:  Minority Interest..................      5,105,207                  5,105,207
                                            ---- -------------------------- ---------
                                                                      --
 Net Adjustment............................    $18,785,112    $ 762,228   $19,547,340
                                               ===========    =========   ===========


     The self balancing entry to record the allocation of purchase price and stock issuance is as follows:


                                            Debit         Credit
         Cash...........................      $ 784,030
         Accounts receivable............          7,507
         Property, net..................     18,785,112
         Accounts payable...............                       11,132
         Prepaid Rental Income..........                        6,177
         Security Deposits..............                       12,000
         Minority Interest..............      5,105,207
         Common Stock...................                       26,651
         Capital in excess of par value.                   24,625,896
                                        -------------  --  ----------
                                                  --
                                          $  24,681,856 $  24,681,856

      (4) Represents the issuance of 2,665,140 shares of class B common stock valued at $24,652,547 based upon a per share price of $9.25 as follows:

                                                                    Common
                                             Exchange  LP Units     Shares
                                              Ratio   Outstanding  Issued
                                                                                Value
      AAA Net Realty Fund IX, Ltd...........    113.28    5,390.5     610,658     5,648,585
      AAA Net Realty Fund X, Ltd............    110.56   11,450.6   1,265,938    11,709,934
      AAA Net Realty Fund XI, Ltd...........    111.86    7,049.2     788,544     7,294,028
                                                                      -------     ---------
      Total Limited Partners................                        2,665,140   $24,652,547


     The share price was agreed to by the General Partner of each of the Partnerships and the Independent Directors of AmREIT based upon the price of AmREIT's shares in its last public offering reduced by selling commissions and related expenses.

     AmREIT will issue an additional 308,924 shares related to the merger of the adviser in June 1998 valued at $2,857,547. This amount will be charged to expense by AmREIT during the periods which the shares are issued.

(5) Represents estimated legal fees, professional fees, and other costs incurred in the acquisition of the Partnership properties. Generally accepted accounting principles requires costs of registering and issuing equity securities in connection with an acquisition to be treated as a reduction of the otherwise determinable fair value of the securities, while the costs associated with the acquisition of properties are to be capitalized as part of the cost of the underlying property. Management has estimated, based on their understanding of how actual costs were incurred, that 50% of the cost relates to the issuance of shares and therefore is a reduction of capital and 50% of the cost relates to the properties acquired and is therefore capitalized as a cost of the property.

                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION
                          AmREIT, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                                                                            Eliminations
                                                                                                and
                                              Historical    (5)          (5)         (5)      Pro Forma     Pro Forma
                                              Company     Fund IX      Fund X      Fund XI   Adjustments      Total
 REVENUES
      Rental income from operating leases...  $2,455,328  $553,918   $ 873,143   $ 218,497    $    --      $ 4,100,886
      Earned income from direct financing        669,966        --      70,388          --         --          740,354
        leases .
      Service fees and other income.........      48,150        --          --          --         --           48,150
      Advisory fees.........................     745,952        --          --          --    (239,052)(2)     506,900
      Income from joint ventures............          --        --     142,537     384,584    (527,121)(2)          --
      Gain on sale of property..............        (834)       --          --          --          --            (834)
      Interest income.......................      31,630    14,013      15,175      10,193          --          71,011
                                              ----------  --------   ---------   ---------    --------     -----------
      TOTAL REVENUES........................   3,950,192   567,931   1,101,243     613,274    (766,173)      5,466,467
                                              ----------  --------   ---------   ---------    --------     -----------

 EXPENSES
      General operating and administrative..   1,446,638    53,904     114,540      70,608    (239,052)(2)   1,446,638
      Interest..............................   1,339,622        --          --          --          --       1,339,622
      Depreciation..........................     453,906    93,536     144,467      35,644      68,208 (2)     795,761
      Amortization..........................          --       --        3,136          --          --           3,136
      Legal and professional................     242,161    17,080      36,036      29,957          --         325,234
      Potential acquisition costs...........     153,236        --          --          --    (153,236)(3)          --
                                              ----------  --------   ---------   ---------    --------     -----------
                                               3,635,563   164,520     298,179     136,209    (324,080)      3,910,391
                                              ----------  --------   ---------   ---------    --------     -----------

 PRO FORMA INCOME BEFORE MINORITY INTEREST IN
      NET INCOME OF CONSOLIDATED JOINT
      VENTURES                                   314,629   403,411     803,064     477,065    (442,093)      1,556,076

 FEDERAL INCOME TAX EXPENSE
      NON-QUALIFIED REIT SUBSIDIARY                   --        --          --          --          --              --

 MINORITY INTEREST IN NET INCOME OF             (527,121)       --          --          --     527,121 (2)          --
      CONSOLIDATED JOINT VENTURES             -----------  -------   ---------   ---------    --------     -----------

 PRO FORMA NET INCOME                         $ (212,492) $403,411   $ 803,064   $ 477,065    $ 85,028      $1,556,076
                                              ==========  ========   =========   =========    =========     ==========


 PRO FORMA EARNINGS PER SHARE:

      Basic Series A                          $    (0.09)                                                   $     0.58
                                              ==========                                                    ==========

      Diluted                                 $    (0.09)                                                   $     0.29
                                              ==========                                                    ==========

 WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING:
      Basic Series A                           2,372,060                                                     2,680,984 (4)
                                              ==========                                                    ==========

      Diluted                                  2,372,060                                                      5,346,125 (4)
                                              ==========                                                    ===========

See Notes to Pro Forma Consolidated Statement of Operations.


                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION

                          AmREIT, INC. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

(1) Adjustments are reflected as if the acquisition of the Partnership properties was effective as of January 1, 2000. The Partnership properties include the acquisition of a minority interest in several joint ventures with AmREIT. Pro forma adjustments from the acquisition of Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners.

(2)  Includes pro forma adjustments as follows:

     o   Elimination of administrative fees paid to a subsidiary of AmREIT.

     o Recording of additional depreciation, based upon the purchase price which represents the fair value of the buildings over 39 years. The purchase price of the properties has been allocated 70% to buildings and 30% to land, which is the average allocation of existing properties owned by AmREIT.

     o Elimination of the Partnership interest in certain properties which are majority owned by AmREIT as the historical financial statements of AmREIT are reflected on a consolidated basis.

(3) Adjustments include elimination of costs incurred in connection with the acquisition of the Partnership properties which are not reflected in future operations and are non-recurring.

(4) Pro forma weighted average shares consists of the historical weighted average shares outstanding of AmREIT, the shares issued for the merger on January 1, 2000 and the additional shares issued for the advisor during 2000.

(5) The acquisition of Funds IX, X, and XI on an individual basis, are considered material acquisitions in accordance with Item 310(e) of Regulation S-B (greater than 10% of the existing total assets). As such, we have disclosed the historical operations of Funds IX, X, XI separately. See the below table for a breakout of net assets by Fund.

                            December 31, 2000
                                            % of
                                           AmREIT
                                            Total
                            Net Assets     Assets

         Fund IX.........   $ 4,001,248      11%
         Fund X..........     9,527,707      26%
         Fund XI.........     5,998,126      17%
         AmREIT, Inc.....   $35,980,756


                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION

                          AmREIT, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                   (Unaudited)

                                                                                                   Eliminations
                                                                                                        and
                                                       Historical     (5)        (5)       (5)       Pro Forma    Pro Forma
                                                       Company     Fund IX    Fund X    Fund XI    Adjustments    Total

 Revenues
      Rental income from operating leases.............  $ 1,296,105 $ 283,805  $ 437,825 $ 109,038    $   --     $ 2,126,773
      Earned income from direct financing leases......      316,321        --     34,982        --        --         351,303
      Service fees and other income...................      413,775        --         --        --        --         413,775
      Advisory fees...................................    1,248,620        --         --        --   (119,526)(2)  1,129,094
      Income from joint ventures......................           --        --     71,339   192,406   (263,745)(2)         --
      Gain on sale of property........................      168,916        --         --        --         --        168,916
      Interest income.................................        3,051     8,893      9,733     7,853         --         29,530
                                                        ----------- ---------  --------- ---------   --------    -----------
          TOTAL                                           3,446,788   292,698    553,879   309,297   (383,271)     4,219,391
                                                        ----------- ---------  --------- ---------   --------     ----------
          REVENUES...............................

 Expenses
      General operating and administrative............     852,860     26,952     57,270    35,302   (119,526)(2)   852,860
      Interest........................................     565,111         --         --        --        --        565,111
      Depreciation....................................     227,117     46,768     72,234    17,824     34,104 (2)   398,045
      Amortization....................................          --        --       1,568        --         --         1,568
      Legal and professional                               650,825     17,564     16,703    11,418         --       696,510
      Other...........................................          --         --      3,078       916                    3,994
                                                        ----------  ---------  --------- ---------   --------     ---------
          TOTAL                                          2,295,913     91,284    150,853    65,460    (85,422)    2,518,088
                                                        ----------  ---------  --------- ---------   ---------    ---------
          EXPENSES...............................


 PRO FORMA INCOME BEFORE MINORITY INTEREST IN NET
 INCOME OF CONSOLIDATED JOINT VENTURES                  1,150,875     201,414    403,026   243,837   (297,849)    1,701,303


 MINORITY INTEREST IN NET INCOME OF CONSOLIDATED
 JOINT VENTURES                                          (263,745)         --         --        --     263,745(2)        --
                                                        ---------   ---------- --------- ---------   ---------    ---------

 PRO FORMA NET INCOME                                   $ 887,130   $ 201,414  $ 403,026 $ 243,837   $ (34,104) $ 1,701,303
                                                          ========= =========   ========  ========   ========== ===========

 PRO FORMA EARNINGS PER SHARE:

      Basic Series A                                      $   0.38                                               $    0.64
                                                          ========                                               =========

      Fully Diluted                                       $   0.38                                               $    0.32
                                                          ========                                               =========

 WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
 OUTSTANDING:

      Basic Series A                                     2,354,349                                              2,663,273(3)
                                                         =========                                              =========

      Diluted                                            2,354,349                                              5,328,413(3)
                                                         =========                                              =========

                                     See Notes to Pro Forma Consolidated Statement of Operations.

                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION


                          AmREIT, INC. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

(1) Adjustments are reflected as if the acquisition of the Partnership properties was effective as of January 1, 2000. The Partnership properties include the acquisition of a minority interest in several joint ventures with AmREIT. Pro forma adjustments from the acquisition of Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners.

(2)  Includes pro forma adjustments as follows:

     o Elimination of administrative fees paid to a subsidiary of AmREIT.

     o Recording of additional depreciation based upon the purchase price which represents the fair market value of the buildings over 39 years. The purchase price of the properties has been allocated 70% to buildings and 30% to land, which is the average allocation of existing properties owned by AmREIT.

     o Elimination of the Partnership interest in certain properties which are majority owned by AmREIT as the historical financial statements of AmREIT are reflected on a consolidated basis.

(3) Pro forma weighted average shares outstanding consists of the historical weighted average shares outstanding of AmREIT, the shares issued for the merger on January 1, 2000 and the additional shares issued for the Adviser during 2000.

(4) The acquisition of Funds IX, X, and XI on an individual basis, are considered material acquisitions in accordance with Item 310(e) of Regulation S-B (greater than 10% of the existing balance sheet). As such, we have disclosed the historical operations of Funds IX, X, XI separately. See the table below for a breakout of assets by Fund.

                                   June 30, 2001

                                            % of
                                           AmREIT
                                          Balance
                            Net Assets     Sheet

         Fund IX.........   $ 4,001,248      11%
         Fund X..........     9,527,707      26%
         Fund XI.........     5,998,126      17%
         AmREIT, Inc.....   $35,980,756

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2001
                                   (UNAUDITED)

                                                                           Pro Forma          Pro Forma
                                                       Historical         Adviser and        Properties           Pro Forma
                                                         Company          Adjustments            and                Total

                                                                                            Adjustments

 ASSETS
 Cash and cash equivalents                              $   852,300         $   --            $  275,158    (3)   $ 1,127,458
 Accounts receivable                                         83,891             --                --        (3)        83,891
 Prepaid expenses                                           206,887                               --                  206,887
 Property, net                                           28,352,459             --             5,390,500    (3)    34,004,071
                                                                                                 261,112    (5)
 Net investment in direct financing leases                5,417,216             --                                  5,417,216

 Other assets                                             1,068,003             --                                  1,068,003
                                                        -----------         ------------      ----------          -----------
  Total assets                                          $35,980,756         $   --            $5,926,770          $41,907,526
                                                        ============        ============      ==========          ===========

 LIABILITIES & SHAREHOLDERS' & PARTNERS' EQUITY
 LIABILITIES
 Notes payable                                          $14,522,656         $   --            $   --              $14,522,656
 Accounts payable                                           421,234             --                10,896    (3)            --
                                                                                                 522,224    (5)       954,354
 Prepaid rental income                                        --                                   6,177    (3)         6,177

 Security deposit                                            32,123             --                --                   32,123
                                                         -----------         -----------       ----------         -----------
  Total liabilities                                      14,976,013             --               539,297           15,515,310

 MINORITY INTEREST                                        5,105,207             --                --                5,105,207

 SHAREHOLDERS' AND PARTNERS' EQUITY
 Preferred stock, $.01 par value, 10,000,000 shares
    authorized, none issued                                   --
 Class A Common Stock, $.01 par value, 100,010,000
    shares authorized, 2,384,117 and
    2,469,827 shares issued on a historical and              23,841  (2)           857  (2)                           24,698
    pro-forma basis, respective
 Class B COmmon Stock, $.01 par value, 3,000,000
    shares authorized, 0 and 610,658 shares issued
    and outstanding on a historical and pro-forma
    basis, respectively                                                                            6,107 (3),(4)        6,107
 Capital in excess of par value                          21,655,867 (2)        791,960  (2)    5,642,478 (3),(4)   27,829,193
                                                                                                (261,112)    (5)
 Accumulated distributions in excess of earnings         (5,554,110) (2)      (792,817)  (2)                       (6,346,927)

 Cost of Treasury Stock, 11,373 shares                     (226,062)                                                 (226,062)
                                                         -----------         -----------       ----------         -----------
 Total shareholders' and partners' equity                15,899,536              --            5,387,473           21,287,009


 Total liabilities and shareholders' and partners'      $35,980,756         $     --          $5,926,770          $41,907,526
 equity                                                 ============        ===========       ===========         ===========

PRO FORMA BOOK VALUE PER SHARE:
    Fully Diluted                                         $    6.75                                                 $    6.98
                                                          =========                                                 =========

PRO FORMA DISTRIBUTIONS PER SHARE
FOR THE SIX MONTHS ENDED JUNE 30, 2001:

    Basic Series A                                        $    0.09                                                 $    0.37
                                                          =========                                                 =========

    Fully Diluted                                         $    0.09                                                 $    0.33
                                                          =========                                                 =========



See Notes to Pro Forma Consolidated Balance Sheet.

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

(1) Adjustments are reflected as if the acquisition of the Partnership properties was completed on January 1, 2001. Pro forma adjustments from the acquisition of the Partnership properties are based on the assumption that the acquisitions are approved only by the limited partners in AAA Net Realty Fund IX, Ltd., which is the smallest partnership.

(2) On June 5, 1998, AmREIT's stockholders voted to approve an agreement and plan of merger with the Adviser whereby the sole stockholder of the Adviser, a related party, agreed to exchange 100% of the outstanding shares of class A common stock of the Adviser for up to 900,000 shares of AmREIT's stock. According to the Agreement and Plan of Merger between AmREIT and the Adviser, 213,260 shares of class A common stock were issuable effective June 5, 1998. The issuance of these shares is included in the historical financial information of AmREIT included in the Pro Forma Balance Sheet. The shares are valued at a price of $9.25 per share.

     A reconciliation of historical shares to pro forma shares outstanding is as follows:

   Historical shares...............................................    2,354,348
   Shares issued as Merger consideration...........................      610,658
   Additional shares issued as deferred compensation...............       85,710
                                                                       ---------
   Total pro forma shares..........................................    3,050,716

   Previously issued deferred shares (included in historical shares)     213,260
   Additional shares issued as deferred compensation...............       85,710
                                                                    ---   ------
   9.8% of total pro forma shares (total deferred shares issued)...      298,970

     The additional shares reflected in the pro forma balance sheet differs from those included in the pro forma statement of operations because the pro forma balance sheet reflects a June 30, 2001 effective date for the merger, whereas the pro forma statement of operations reflects a January 1, 2001 effective date. Due to the fact that AmREIT was still raising capital for the first six months of 1998, this results in a slightly different pro forma amount because the contingent shares would be at June 30, 2001 based on the additional amount of equity raised during the first six months.

     The remaining 686,740 shares of stock currently valued at $6,352,345 are contingently issuable for a period of up to 24 calendar quarters following the closing of the transaction. Within 30 days after the end of each calendar quarter, shares will be issued up to the level where total shares issued to the stockholder of the Adviser pursuant to the acquisition of the Adviser does not exceed 9.8% of AmREIT's total shares then issued and outstanding. The issuance of these additional shares will be expensed as they are issued. Accordingly the Pro Forma Balance Sheet includes an adjustment to reflect the issuance of 85,710 additional shares of class A common stock, leaving a balance at June 30, 2001 of 601,030 shares, as contingently issuable.

(3) Represents adjustments for the purchase method of accounting whereby the net assets owned by the Partnerships are recorded based on the estimated fair value of the properties acquired, and other net assets (cash, receivables, payables and security deposits) of the Partnership. For the purpose of estimating the total purchase price, the following calculations were made:

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES

            NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                   (Unaudited)


                                                                      Total
                                                                     Purchase
                                         Property,      Other--Net     Price
                                            net
 AAA Net Realty Fund IX, Ltd.........  $   5,390,500  $   258,085 $   5,648,585
                                       -------------  ----------- -------------
                                           5,390,500      258,085     5,648,585


 Less:  Minority Interest.................
                                                  --           --            --
 Net Adjustment...................... $    5,390,500  $   258,085 $   5,648,585


The self balancing entry to record the allocation of purchase price and stock issuance is as follows:


                                            Debit         Credit
 Cash..............................      $ 275,158
 Property, Net.....................      5,390,500
 Accounts Payable..................                       10,896
 Prepaid Rental Income.............                        6,177
 Common Stock                                              6,107
 Capital in excess of par value....                    5,642,478
                                   -----------------------------
                                                 --
                                       $ 5,665,658   $ 5,665,658
                                                     -----------


(4) Represents the issuance of 610,658 shares of Class B Common stock valued at $5,648,585 based upon a per share price of $9.25 a follows:

                                                          Class B
                                  Exchange    Units        Common
                                   Ratio   Outstanding     Shares
                                                           Issued      Value
 AAA Net Realty Fund IX, Ltd....     113.28     5,390.5    610,658   $ 5,648,585
                                                           -------   -----------
    Total Limited Partners......                           610,658   $ 5,658,585


     The share price was agreed to by the General Partner of each of the Partnerships and the Independent Directors of AmREIT based upon the price of AmREIT's shares in its last public offering reduced by selling commissions and related expenses.

     AmREIT will issue an additional 85,710 shares related to the merger of the adviser in June 1998 valued at $792,817. This amount will be charged to expense by AmREIT during the periods which the shares are issued.

(5) Represents estimated legal fees, professional fees, and other costs incurred in the acquisition of the Partnership properties. Generally accepted accounting principles requires costs of registering and issuing equity securities in connection with an acquisition to be treated as a reduction of the otherwise determinable fair value of the securities, while the costs associated with the acquisition of properties are to be capitalized as part of the cost of the underlying property. Management has estimated, based on their understanding of how actual costs were incurred, that 50% of the cost relates to the issuance of shares and therefore is a reduction of capital and 50% of the cost relates to the properties acquired and is therefore capitalized as a cost of the property.


              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY
                          AmREIT, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                                                                      Eliminations
                                                                                          and
                                                            Historical       (5)       Pro Forma          Pro Forma
                                                             Company       Fund IX                           Total
                                                                                     Adjustments
       REVENUES
            Rental income from operating leases...           $2,455,328     $ 553,918      $   --        $ 3,009,246
            Earned income from direct financing leases          669,966            --           --           669,966
       .
            Service fees and other income.........               48,150            --           --            48,150
            Advisory fees.........................              745,952            --      (53,904)  (2)     692,048
            Gain on sale of property..............                 (834)           --           --              (834)
            Interest income.......................               31,630        14,013                         45,643
                                                             ----------     ---------      -------       -----------
                  TOTAL REVENUES........................      3,950,192       567,931      (53,904)        4,464,219
                                                             ----------     ---------      --------      -----------

       EXPENSES
            General operating and administrative.             1,446,638        53,904      (53,904)  (2)   1,446,638
            Interest..............................            1,339,622            --           --         1,339,622
            Depreciation..........................              453,906        93,536        7,903   (2)     555,345
            Legal and professional................              242,161        17,080           --           259,241
            Potential acquisition costs...........              153,236                   (153,236)  (3)
                                                             ----------     ---------      -------       -----------
            TOTAL EXPENSES........................            3,635,563       164,520     (199,237)        3,600,846
                                                             ----------     ---------      -------       -----------

       PRO FORMA INCOME BEFORE MINORITY INTEREST IN NET
            INCOME OF CONSOLIDATED JOINT VENTURES
                                                                314,629       403,411       145,333          863,373

       FEDERAL INCOME TAX EXPENSE
            NON-QUALIFIED REIT SUBSIDIARY                            --            --           --                --

       MINORITY INTEREST IN NET INCOME OF CONSOLIDATED
            JOINT VENTURES                                     (527,121)           --           --          (527,121)
                                                              ----------     ---------      -------       -----------


       PRO FORMA NET INCOME                                  $ (212,492)     $ 403,411    $ 145,333          $336,252
                                                             ===========     =========    =========          ========

       PRO FORMA EARNINGS PER SHARE:

            Basic Series A                                     $  (0.09)                                     $   0.14
                                                               ========                                      ========

            Fully Diluted                                      $  (0.09)                                     $   0.11
                                                               ========                                      ========

       WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
       SHARES OUTSTANDING:
            Basic Series A                                    2,372,060                                     2,457,770  (4)
                                                              =========                                     =========


            Fully Diluted                                     2,372,060                                     3,050,716  (4)
                                                              =========                                     =========

See Notes to Pro Forma Consolidated Statement of Operations.

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

(1) Adjustments are reflected as if the acquisition of the Partnership properties was effective as of January 1, 2000. Pro forma adjustments from the acquisition of Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners of FUND IX only.

(2)  Includes pro forma adjustments as follows:

     o Elimination of administrative fees paid to a subsidiary of AmREIT.

     o Recording of additional depreciation, based upon the purchase price which represents the fair value of the buildings over 39 years. The purchase price of the properties has been allocated 70% to buildings and 30% to land, which is the average allocation of existing properties owned by AmREIT.

     o Interest expense on notes payable to certain limited partners computed at 6% of the outstanding balance.

(3) Adjustments include elimination of costs incurred in connection with the acquisition of the Partnership properties which are not reflected in future operations and are non-recurring.

(4) Pro forma weighted average shares consists of the historical weighted average shares outstanding of AmREIT, the shares issued for the merger on January 1, 2000 and the additional shares issued for the Advisor during 2000.

(5) The acquisition of Fund IX on an individual basis is considered a material acquisition in accordance with Item 310(e) of Regulation S-B (greater than 10% of the existing balance sheet). As such, we have disclosed the historical operations of Fund IX separately. See the below table for a breakout of net assets for Fund IX.

                             December 31, 2000

                                            % of
                                           AmREIT
                                           Balance
                            Net Assets      Sheet

         Fund IX.........    $ 4,001,248     11%
         AmREIT, Inc.....    $35,980,756

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                   (UNAUDITED)

                                                                                      Eliminations
                                                                                          and
                                                            Historical       (4)       Pro Forma          Pro Forma
                                                             Company       Fund IX                           Total
                                                                                     Adjustments
       REVENUES
            Rental income from operating leases...           $1,296,105    $ 283,805       $   --         $ 1,579,910
            Earned income from direct financing leases          316,321           --           --             316,321
       .
            Service fees and other income.........              413,775           --           --             413,775
            Advisory fees.........................            1,248,620           --      (26,952)  (2)     1,221,668
            Gain on sale of property..............              168,916           --           --             168,916
            Interest income.......................                3,051        8,893                           11,944
                                                             ----------    ---------       ------         -----------
            TOTAL REVENUES........................            3,446,788      292,698      (26,952)          3,712,534
                                                             ----------    ---------      -------         -----------

       EXPENSES
            General operating and administrative.               852,860       26,952       (26,952)  (2)     852,860
            Interest..............................              565,111           --            --           565,111
            Depreciation..........................              227,117       46,768         3,952   (2)     277,837
            Legal and professional................              650,825       17,564            --           668,389
                                                             ----------    ---------       -------        ----------
            TOTAL EXPENSES........................            2,295,913       91,284       (23,000)        2,364,197
                                                             ----------    ---------      -------         ----------

       PRO FORMA INCOME BEFORE MINORITY INTEREST IN NET
            INCOME OF CONSOLIDATED JOINT VENTURES
                                                              1,150,875      201,414        (3,952)        1,348,337

       MINORITY INTEREST IN NET INCOME OF CONSOLIDATED
            JOINT VENTURES                                     (263,745)          --            --          (263,745)
                                                             ----------    ---------       -------        ----------
                                                                                 --             --          (263,745)
                                                                                    -           --          ---------

       PRO FORMA NET INCOME                                   $ 887,130    $ 201,414      $ (3,952)       $1,084,592
                                                              ==========   =========      =========       ==========

       PRO FORMA EARNINGS PER SHARE:
                                                                                                        ==
            Basic Series A                                      $  0.38                                      $  0.44
                                                                ========                                     =======

            Fully Diluted                                       $  0.38                                      $  0.36
                                                                ========                                     =======

       WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
       SHARES OUTSTANDING:
            Basic Series A                                     2,359,380                                    2,445,090  (4)
                                                               =========                                    =========


            Fully Diluted                                      2,359,380                                    3,050,716  (4)
                                                               =========                                    =========

See Notes to Pro Forma Consolidated Statement of Operations.

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

(1) Adjustments are reflected as if acquisition of the Partnership properties was effective as of January 1, 2000. Pro forma adjustments from the acquisition of Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners of Fund IX only.

(2)  Includes pro forma adjustments as follows:

     o   Elimination of administrative fees paid to a subsidiary of AmREIT.

     o Recording of additional depreciation based upon the purchase price which represents the fair market value of the buildings over 39 years. The purchase price of the properties has been allocated 70% to buildings and 30% to land, which is the average of existing properties owned by AmREIT.

     o Interest expense on notes payable to certain limited partners computed at 6% of the outstanding balance.

(3) Pro forma weighted average shares outstanding consists of the historical weighted average shares outstanding of AmREIT, the shares issued for the merger on January 1, 2000 and the additional shares issued for the Adviser during 2000.

(4) The acquisition of Fund IX on an individual basis is considered a material acquisition in accordance with Item 310(e) of Regulation S-B (greater than 10% of the existing balance sheet). As such, we have disclosed the historical operations of Fund IX separately. See the table below for a breakout of assets for Fund IX

                                          June 30, 2001
                                              % of
                                              AmREIT
                                              Balance
                            Net Assets         Sheet

     Fund IX......... $ 4,001,248 11% AmREIT
, Inc..... $35,980,756

                 PART I - FINANCIAL INFORMATION
Item 1. Financial Statements
                          AMREIT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2001
                                   (Unaudited)
 ASSETS
 Cash and cash equivalents                                      $    852,300
 Accounts receivable                                                  83,891
 Prepaid expenses                                                    206,887
 Escrow deposits, land                                                 5,000

 Property:
      Land                                                        12,649,273
      Buildings                                                   17,280,102
      Furniture, fixtures and equipment                              251,959
                                                                 -----------
                                                                  30,181,334
      Accumulated depreciation                                    (1,828,875)
                                                                 ------------
         Total property, net                                      28,352,459
                                                                 -----------

 Net investment in direct financing leases                         5,417,216
 Other assets:
      Preacquisition costs                                            17,120
      Loan acquisition cost, net of $15,290 in
          accumulated amortization                                   160,233
      Accrued rental income                                          427,356
      Investment in non-consolidated subsidiary                      452,981
      Other                                                            5,313
                                                                ------------
         Total other assets                                        1,063,003

                                                                ------------
 TOTAL ASSETS                                                   $ 35,980,756
                                                                ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities:
      Notes payable                                             $ 14,522,656
      Accounts payable                                               421,234
      Security deposit                                                32,123
                                                                ------------
          TOTAL LIABILITIES                                       14,976,013
                                                                ------------

 Minority interest                                                 5,105,207

 Shareholders' equity:
      Preferred stock, $.01 par value, 10,001,000 shares
        authorized, none issued                                           -
      Common stock, $.01 par value, 100,010,000 shares
          authorized, 2,384,117 shares issued                        23,841
      Capital in excess of par value                             21,655,867
      Accumulated distributions in excess of earnings            (5,554,110)
      Cost of treasury stock, 29,768 shares                        (226,062)
                                                               ------------
         TOTAL SHAREHOLDERS' EQUITY                              15,899,536
                                                               ------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $ 35,980,756
                                                               ============

 See Notes to Consolidated Financial Statements.

                          AMREIT, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30
                                   (Unaudited)

                                                                  Quarter                             Year to date
                                                           2001              2000                2001              2000
                                                         ----------         ---------        -----------     -----------
 Revenues:
      Rental income from operating leases                $  662,868        $  582,013        $ 1,296,105     $ 1,284,096
      Earned income from direct financing leases            151,374           167,139            316,321         335,029
      Advisory fees                                       1,162,152           340,448          1,248,620         432,425
      Gain on sale of property                                    7                 -            168,916               -
      Interest income                                           889            13,483              3,051          26,706
      Service fees and other income                          60,027             3,480            413,775          17,293
                                                        -----------        ----------        -----------     -----------
         Total revenues                                   2,037,317         1,106,563          3,446,788       2,095,549
                                                        -----------        ----------        -----------     -----------

 Expenses:
      General operating and administrative                  438,946           363,873            853,069         764,925
      Legal and professional                                475,593            70,187            650,825         152,976
      Interest                                              233,604           320,013            565,111         633,475
      Depreciation                                          113,558           113,423            227,117         226,705
                                                        -----------        ----------        -----------      -----------
         Total expenses                                   1,261,701           867,496          2,296,122       1,778,081
                                                        -----------        ----------        -----------      -----------

 Income before federal income taxes and minority
      interest in net income of consolidated joint
      ventures                                              775,616           239,067          1,150,666         317,468

 Minority interest in net income of consolidated
 joint venture                                             (131,893)         (131,764)          (263,536)       (263,496)
                                                        -----------       -----------        -----------     -----------

 Net income                                             $   643,723       $   107,303        $   887,130       $  53,972
                                                        ===========       ===========        ===========       =========


 Basic and diluted earnings per share                   $      0.27       $      0.05        $      0.38          $ 0.02
                                                        ===========       ===========        ===========      ==========

 Weighted average number of common shares outstanding     2,355,423         2,372,744          2,359,380       2,372,744
                                                        ===========       ===========        ===========      ==========
 Weighted average number of common shares outstanding
      plus dilutive potential common shares               2,355,423         2,372,744          2,359,380       2,372,744
                                                        ===========       ===========        ===========      ==========

  See Notes to Consolidated Financial Statements.

                                        3

                          AMREIT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30
                                   (Unaudited)

                                                                   Quarter                          Year to Date
                                                             2001               2000              2001             2000
                                                         --------------     --------------    -------------    -------------
 Cash flows from operating activities:
      Net income                                             $ 643,723          $ 107,303        $ 887,130         $ 53,972
      Adjustments to reconcile net income to net cash
           provided by operating activities:
            Gain on sale of property                                (7)                 -         (168,916)               -
            Depreciation                                       113,558            113,423          227,117          226,705
            Decrease in accounts receivable                     87,950             46,137          199,059          128,634
            (Decrease) increase in prepaid expense             (81,462)            17,165          (82,343)           5,090
            Decrease in accounts payable                       (23,315)           (64,575)        (137,681)        (238,710)
            Increase in deferred revenue                             -              2,672                -           66,519
            Cash receipts from direct financing leases
               less than income recognized                      (8,385)            (6,670)         (14,845)         (14,091)
            Increase in escrow deposits, net of
               minority interest partners                            -            (10,000)          (5,000)         (30,000)
            Increase in accrued rental income                  (23,831)            (7,706)         (42,574)         (38,047)
            Increase (decrease) in other assets                  1,213              3,839           (4,100)              73
            Decrease in minority interest                      131,893            131,764          263,536          263,496
                                                         --------------     --------------    -------------    -------------
              Net cash provided by operating activities        841,337            333,352        1,121,383          423,641
                                                         --------------     --------------    -------------    -------------

 Cash flows from investing activities:
      Acquisitions of real estate                             (230,404)                 -         (412,072)               -
      Additions to furniture, fixtures and equipment                 -             (4,396)               -           (5,975)
      Investment in joint ventures                             218,000                  -         (202,000)               -
      Proceeds from sale of property                                 7                  -        1,025,354                -
      Increase in prepaid acquisition costs                    (15,422)            (1,698)         (16,496)          (2,415)
                                                         --------------     --------------    -------------    -------------
         Net cash (used in) provided by investing
         activities                                            (27,819)            (6,094)         394,786           (8,390)
                                                         --------------     --------------    -------------    -------------

 Cash flows from financing activities:
      Proceeds from notes payable                                    -                  -        2,452,500                -
      Payments of notes payable                             (1,002,111)            (2,041)      (3,402,027)          (4,035)
      Loan acquisition costs, net                                    -                  -          (45,231)               -
      Purchase of treasury stock                               (33,527)                 -          (98,595)               -
      Distributions paid to shareholders                      (117,717)           (53,241)        (217,717)         (96,424)
      Distributions to minority interest partners             (144,335)          (155,650)        (288,666)        (288,664)
                                                         --------------     --------------    -------------    -------------
         Net cash used in financing activities              (1,297,690)          (210,932)      (1,599,736)        (389,123)
                                                         --------------     --------------    -------------    -------------

 Net (decrease) increase in cash and cash equivalents         (484,172)           116,326          (83,567)          26,128
 Cash and cash equivalents, beginning of period              1,336,472          1,028,548          935,867        1,118,746
                                                         --------------     --------------    -------------    -------------
 Cash and cash equivalents, end of period                    $ 852,300        $ 1,144,874        $ 852,300      $ 1,144,874
                                                         ==============     ==============    =============    =============

 See Notes to Consolidated Financial Statements.

                                       4

                          AMREIT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     AmREIT, Inc., formerly American Asset Advisers Trust, Inc. ("Issuer" or the "Company"), was incorporated in the state of Maryland on August 17, 1993. The Company is a real estate investment trust (a "REIT") that acquires, develops, owns and manages high-quality, freestanding and multi-tenant properties leased to major commercial businesses under long-term commercial net leases. Through its wholly owned subsidiaries, the Company also provides advisory services to twelve real estate limited partnerships, has a real estate sponsorship company, commercial brokerage and merchant development lines of business. Additionally, the Company has invested in a Capital Development Partners Program whereby the Company partners with some of the best commercial and retail companies in the country to solve their real estate needs and add value to the Company shareholders.

     The consolidated financial statements include the accounts of AmREIT, Inc., its subsidiaries, AmREIT Realty Investment Corporation ("ARIC"), AmREIT Securities Company ("ASC"), AmREIT Operating Corporation ("AOC"), AmREIT SPE1 Inc. ("SPE 1"), AmREIT Opportunity Corporation ("AOP"), AmREIT Income and Growth Corporation ("AIGC"), Reno IHOP L.P. ("Reno IHOP"), Sugar Land IHOP L.P. ("Sugar Land IHOP"), and its six joint ventures with related parties. ARIC, AOC and AOP were formed in June, July and April 1998 respectively. ASC and SPE 1 were both formed in February 1999. AIGC was formed in January 2001, and Reno IHOP and Sugarland IHOP were both formed in February 2001. ASC is a wholly owned subsidiary of ARIC and was established exclusively to distribute security commissions generated through direct participation programs and private placement activities. SPE 1 is a special purpose entity, created solely at the lender request. SPE 1 owns a building and land located in Ridgeland, Mississippi that is leased to Hollywood Video. ARIC was organized to acquire, develop, hold and sell real estate in the short-term for capital gains and/or receive fee income. ARIC and AOP were structured as non-qualified REIT subsidiaries, whereby AmREIT owned 100% of the preferred stock outstanding. In January 2001, ARIC and AOP elected to restructure their respective capital stock in conjunction with the 2000 tax act. As a result, the preferred stock held by AmREIT will be retired and common stock will be issued in its place. ARIC and AOP will then be taxable REIT subsidiaries, with AmREIT, Inc. owning 100% of the outstanding common stock. AIGC was organized as a taxable REIT subsidiary with AmREIT, Inc. owning 100% of the outstanding common stock. Reno IHOP is a special purpose entity, created solely at the lender request. Reno IHOP owns land located in Reno, Nevada that is leased to IHOP Properties. Sugar Land IHOP is a special purpose entity, created solely at the lender request. Sugar Land IHOP owns land located in Sugar Land, Texas that is leased to IHOP Properties. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company owns greater than 50% of the aforementioned joint ventures and exercises control over operations.


     The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are reflected when incurred.

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.


     Property is leased to others on a net lease basis whereby all operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating method or the direct financing method. Percentage rents are recognized when received.

     Under the operating lease method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property. Under the direct financing lease method, properties are recorded at their net investment. Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

     Expenditures related to the development of real estate are carried at cost plus capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest and loan acquisition costs, and direct and indirect development costs related to buildings under construction are capitalized as part of construction in progress. The Company capitalizes acquisition costs once the acquisition of the property becomes probable. Prior to that time the Company expenses these costs as acquisition expense.

     Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

     Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.


     AOP invested $250,000 as a limited partner and $1,000 as a general partner in AmREIT Opportunity Fund, Ltd., which is accounted for using the cost method. The limited partners have the right to remove and replace the general partner (AOP) by a vote of the limited partners owning a majority of the outstanding units. AOP currently owns a 12.6 percent limited partner interest in AmREIT Opportunity Fund, Ltd. AmREIT Opportunity Fund was formed to develop, own, manage, and hold for investment and, or resell property and to make or invest in loans for the development or construction of property.

     Other assets include loan acquisition costs. Loan acquisition costs of $175,523 incurred in obtaining property financing are amortized to interest expense on a straight-line basis over the term of the debt agreements. Accumulated amortization related to loan acquisition costs as of June 30, 2001 totaled $15,290.


     Issuance costs incurred in the raising of capital through the sale of common stock are treated as a reduction of shareholders' equity.


     The Company is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes, provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 90% of its real estate investment trust taxable income is distributed by March 15 of the following year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The Company's financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. The fair value of the Company's debt obligations is representative of its carrying value based upon the variable rate terms of the credit facility.


     In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

     The Company adopted these standards effective January 1, 2001. The Company currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Company's financial position, results of operation or cash flows from the adoption of SFAS 133, as amended.

     On June 29, 2001, SFAS No. 141, "Business Combinations" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized.
     On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company was required to implement SFAS No. 141 on July 1, 2001. The adoption of this Statement had no effect on the Company's consolidated financial position or results of operations.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" was approved by the FASB. SFAS No. 142 changes the accounting for goodiwll from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002. Management has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

     The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and include all of the disclosures required by accounting principles generally accepted in the United States of America. The financial statements reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to present a fair statement of results for the three and six month periods ended June 30, 2001 and 2000.

     The financial statements of AmREIT, Inc. contained herein should be read in conjunction with the financial statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 2000.

2.   INVESTMENT IN JOINT VENTURE

     On June 29, 1998, the Company entered into a joint venture, GDC Vista Ridge Partners, Ltd., with GDC Ltd. The joint venture was formed to acquire, finance, develop, operate and dispose of a retail project located in Lewisville, Texas. The Company's interest in the joint venture is approximately 6.7%.


3.   NOTES PAYABLE


     In November 1998, the Company entered into an unsecured credit facility (the "Credit Facility"), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under the Company's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through October 2001, the Company may borrow up to $13 million subject to the value of unencumbered assets. The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. At June 30, 2001, the Company was in compliance with all the covenants. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875% (6.625% as of June 30, 2001), set quarterly depending on the Company's leverage ratio. As of June 30, 2001, $11,000,000 was outstanding under the Credit Facility.

     In March 1999, the Company entered into a ten-year mortgage amortized over 30 years, note payable with NW L.L.C. for $1,000,000 with $982,348 being outstanding at June 30, 2001. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009 and as of June 30, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,210,842.

     In February 2001, the Company entered into a ten-year mortgage, amortized over 20 years, note payable with General Electric Capital Business Asset Funding Corporation for $1,350,000 with $1,343,289 being outstanding at June 30, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011 and as of June 30, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,660,434.

     In February 2001, the Company entered into a ten-year mortgage, amortized over 20 years, note payable with General Electric Capital Business Asset Funding Corporation for $1,102,500 with $1,097,019 being outstanding at June 30, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011 and as of June 30, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,335,730.



     Aggregate annual maturity of the remaining mortgage note payable for each of the following five years ending December 31 are as follows:


            2001                                    $    29,695
            2002                                         63,190
            2003                                         68,617
            2004                                         74,511
            2005                                         80,911
            Thereafter                                3,105,732
                                                      ---------
                                                    $ 3,442,656
                                                    ===========

4.   MAJOR TENANTS


     The following schedule summarizes rental income by lessee for the three and six-months ended June 30, 2001 and June 30, 2000:

                                                  Quarter                        Year to Date
                                           2001            2000             2001               2000
                                           ----            ----             ----               ----

     Just For Feet, Inc.                 $177,459      $ 177,202          $ 354,639        $  479,953
     OfficeMax, Inc.                      129,624        129,622            259,247           259,245
     International House of Pancakes      121,582        118,295            242,993           231,865
     Blockbuster Music Retail, Inc.        94,477         94,475            188,951           188,950
     Hollywood Entertainment Corp.         68,291         68,294            136,581           136,584
     Sugar Land Imaging Affiliates Ltd.    53,302              -            103,021                 -
     One Care Health Industries, Inc.      50,409         50,409            100,818           100,818
     Washington Mutual                     39,449         39,448             78,896            78,896
     Tandy Corporation                     27,225         27,225             54,450            54,450
     Don Pablos                            20,359         19,612             39,971            39,224
     Mattress Giant                        32,065              -             32,065                 -
     America's Favorite Chicken Co.             -         24,570             20,794            49,140
                                         --------       ----------       ----------       -----------

                                         $814,242      $ 749,152         $1,612,426        $1,619,125
                                         ========      =========         ==========        ==========




5.   EARNINGS PER SHARE

     Basic earnings per share has been computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share has been computed by dividing net income (as adjusted) by the weighted average number of common shares outstanding plus dilutive potential common shares.

     The following table presents information necessary to calculate basic and diluted earnings per share for the periods indicated:



                                                                               Quarter                   Year to Date
                                                                        2001             2000         2001           2000
                                                                        ----             ----         ----           ----

BASIC EARNINGS PER SHARE

     Weighted average common shares outstanding                     $ 2,355,423       2,372,744      2,359,380       2,372,744
                                                                    ===========     ============   ===========     ===========
         Basic earnings per share                                   $       .27     $       .05    $       .38     $       .02
                                                                    ===========     ============   ===========     ===========


DILUTED EARNINGS PER SHARE

     Weighted average common shares outstanding                       2,355,423      2,372,744       2,359,380      2,372,744
     Shares issuable from assumed conversion of warrants                      -              -               -              -
                                                                    -----------     ----------     -----------     ----------

     Weighted average common shares outstanding, as adjusted          2,355,423      2,372,744       2,359,380      2,372,744
                                                                    ===========    ===========     ===========    ===========
         Diluted earnings per share                                 $       .27    $       .05     $       .38    $       .02
                                                                    ===========    ===========     ===========    ===========


EARNINGS FOR BASIC AND DILUTED COMPUTATION
     Net income to common shareholders (basic and diluted

         earnings per share computation)                            $  643,723    $   107,303      $  887,130     $    53,972
                                                                    ==========    ===========      ==========     ===========

6.  RELATED PARTY TRANSACTIONS

     On October 16, 1997, the Company entered into a joint venture with AAA Net Realty XI, Ltd., an entity with common management. The joint venture was formed to purchase a property, which is being operated as a Hollywood Video store in Lafayette, Louisiana. The property was purchased on October 31, 1997 after the construction was completed. The Company's interest in the joint venture is 74.58%.

     On February 11, 1997, the Company entered into a joint venture with AAA Net Realty XI, Ltd. The joint venture was formed for the purchase of a property, which is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The property was purchased on June 9, 1997 after the construction was completed. The Company's interest in the joint venture is 51%. On February 16, 2000 the lease agreement was assumed by Footstar, Inc. and continues to be operated as a Just For Feet. Footstar Inc., the second largest retailer of athletic footwear and apparel, is a publicly owned New York Stock Exchange company (FTS) and has assumed the Just For Feet lease as is.

     On September 23, 1996, the Company entered into a joint venture with AAA Net Realty XI, Ltd. The joint venture was formed to purchase a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, constructed a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. In March 2001, Bank United was acquired by Washington Mutual and the lease agreement was assigned and assumed in its entirety. The Company's interest in the joint venture is 51%.

     On April 5, 1996, the Company formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AAA Net Realty Fund X, Ltd., entities with common management, for the purpose of acquiring a property which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Company's interest in the joint venture is 51.9%. On February 16, 2000 the lease agreement was assumed by Footstar, Inc. and continues to be operated as a Just For Feet. Footstar Inc., the second largest retailer of athletic footwear and apparel, is a publicly owned New York Stock Exchange company (FTS) and has assumed the Just For Feet lease as is.

     On September 12, 1995, the Company entered into a joint venture agreement with AAA Net Realty Fund XI, Ltd. to purchase a property, which is being operated as a Blockbuster Music Store in Wichita, Kansas. The Company's interest in the joint venture is 51%.

     On October 27, 1994, the Company entered into a joint venture agreement with AAA Net Realty Fund X, Ltd., an entity with common management. The joint venture was formed to purchase a property, which is being operated as a Blockbuster Music Store in Independence, Missouri. The Company's interest in the joint venture is 54.84%.



7.   COMMITMENTS


The Company had a 3-year lease agreement for its office facilities. The lease terminated in February 2001, however the Company is now on a month to month lease until a long term lease can be completed. Rental expense for the three months ended June 30, 2001 and 2000 was $16,116 and $16,116 respectively, and for the six months ended June 30, 2001 and 2000 was $32,232 and $32,232 respectively.


Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The Company is a fully integrated, self-administered real estate investment trust. The Company was organized on August 17, 1993 to acquire, either directly or through joint venture arrangements, undeveloped, newly constructed and existing net-lease real estate that is located primarily on corner or out-parcel locations in strong commercial corridors, to lease on a net-lease basis to major retail businesses and to hold the properties with the expectation of equity appreciation producing a steadily rising income stream for its shareholders. Through a wholly-owned subsidiary, the Company also provides advisory services to twelve real estate limited partnerships.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operations has been the principal source of capital to fund the Company's ongoing operations. The Company's issuance of common stock and the use of the Company's credit facility have been the principal sources of capital required to fund its growth.


In order to continue to expand and develop its portfolio of properties and other investments, the Company intends to finance future acquisitions and growth through the most advantageous sources of capital available to the Company at the time. Such capital sources may include proceeds from public or private offerings of the Company's debt or equity securities, secured or unsecured borrowings from banks or other lenders, a merger with certain affiliated partnerships or other unrelated companies, or the disposition of assets, as well as undistributed funds from operations. At June 30, 2001 the Company did not have any public or private equity or debt offerings on registration with the SEC, or any other regulatory agency. The Company has approximately $1,716,000 available under its line of credit, subject to use of proceeds by the lender.

The Company's leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, the Company's leases generally provide that the tenant is responsible for roof and structural repairs. Certain of the Company's properties are subject to leases under which the Company retains responsibility for certain costs and expenses associated with the property. In these instances, the Company normally requires warranties, and/or guarantees from the related vendors, suppliers and/or contractors, to mitigate the potential costs of repairs during the primary terms of the lease. Because many of the properties which are subject to leases that place these responsibilities on the Company are recently constructed, management anticipates that capital demands to meet obligations with respect to these properties will be minimal for the foreseeable future and can be met with funds from operations and working capital. The Company may be required to use bank borrowing or other sources of capital in the event of unforeseen significant capital expenditures.


In November 1998, the Company entered into an unsecured credit facility (the "Credit Facility"), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under the Company's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through October 1 2001, the Company may borrow up to $13 million subject to the value of unencumbered assets. The Credit Facility contains covenants, which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, and specified interest coverage and fixed charge coverage ratios. At June 30, 2001, the Company was in compliance with all of the covenants on the Credit Facility. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875%. As of June 30, 2001, $11,100,000 was outstanding under the Credit Facility. An alternative to extending our floating rate credit facility, the Company may choose to take advantage of the current interest rate environment, and place fixed rate, long term, permanent debt on select properties and use the proceeds to pay off our credit facility and lock in interest rates long term.

In March 1999, the Company entered into a ten-year mortgage note payable with NW L.L.C. for $1,000,000 at March 31, 1999, with $982,348 being outstanding at June 30, 2001. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,210,842, net of $75,012 of accumulated depreciation.

In February 2001, the Company entered into a ten-year mortgage note payable with General Electric Capital Business Asset Funding Corporation for $1,350,000, with $1,343,289 being outstanding at June 30, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,660,434, net of $43,200 of accumulated depreciation.

In February 2001, the Company entered into a ten-year mortgage note payable with General Electric Capital Business Asset Funding Corporation for $1,102,500, with $1,097, 019 being outstanding at June 30, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,335,730, net of $37,094 of accumulated depreciation.

As of June 30, 2001, the Company had acquired twelve properties directly and six properties through joint ventures with entities with common management and had invested $29,841,822, exclusive of any minority interests, including certain acquisition expenses related to the Company's investment in these properties. These expenditures resulted in a corresponding decrease in the Company's liquidity.

Until properties are acquired by the Company, proceeds are held in short-term, highly liquid investments that the Company believes to have appropriate safety of principal. This investment strategy has allowed, and continues to allow, high liquidity to facilitate the Company's use of these funds to acquire properties at such time as properties suitable for acquisition are located. At June 30, 2001, the Company's cash and cash equivalents totaled $854,300.

The Company made cash distributions to the Shareholders for the three months ended June 30, 2001 and 2000, distributing a total of $117,717 and $53,241 respectively. Distributions for the six months ended June 30, 2001 and 2000 totaled $217,717 and $96,424 respectively.


Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.), may contribute to capital appreciation of the Company properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.

FUNDS FROM OPERATIONS


Funds from operations (FFO) increased $664,597 or 237% to $945,331 for the six months ended June 30, 2001 from $280,677 for the six months ended June 30, 2000. This increase in FFO for the six months ended June 30, 2001 is primarily due to an increase in the Company's Capital Development Partners Program, whereby the Company partners with the best retailers across the Country to solve their real estate problems. The Company has adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO, which was revised on November 8, 1999, and is effective January 1, 2000. FFO is calculated as net income (computed in accordance with accounting principles generally accepted in the United States of America) excluding gains or losses from sales of property, depreciation and amortization of real estate assets, and excluding results defined as "extraordinary items" under accounting principles generally accepted in the United States of America. For purposes of the table below, FFO excludes nonrecurring merger costs and potential acquisition costs. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analysis and does not necessarily represent cash provided by operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. The Company's computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITs. FFO is not defined by accounting principles generally accepted in the United States of America and should not be considered an alternative to net income as an indication of the Company's performance.



Below is the reconciliation of net income to funds from operations for the three and six months ended June 30:


                                                  Quarter                     Year to Date

                                         2001              2000            2001          2000

Net income                           $ 643,723         $ 107,303        $ 887,130     $  53,972
Plus depreciation                      113,558           113,423          227,117       226,705
Less Gain on Sale of Operating
      Properties                            (7)                -         (168,916)            -
                                     ---------         ---------        ----------    ---------
Total funds from operations          $ 757,274         $ 220,726        $ 945,331     $ 280,677
                                     =========         =========        =========     =========
Cash distributions paid              $ 117,717         $  53,241        $ 217,717     $  96,424
Distributions less than FFO          $ 639,557         $ 167,485        $ 727,614     $ 184,253



Cash flows from operating activities, investing activities, and financing activities for the three and six months ended June 30 are presented below:

                                    Quarter                 Year to date

                                2001         2000         2001         2000
                                ----         ----         ----         ----
Operating activities       $   580,638   $ 177,702    $   597,398   $ 134,977
Investing activities       $   (27,819)  $  (6,094)   $   394,786   $  (8,390)
Financing activities       $(1,034,991)  $ (55,282)   $(1,073,751)  $(100,459)

RESULTS OF OPERATIONS

Comparison of the Three Months Ended June 30, 2001 to June 30, 2000:


During the three months ended June 30, 2001 and June 30, 2000, the Company's revenues were $2,037,317 and $1,106,563 respectively. The $930,754 increase in revenue is primarily due to an increase in the Company's Capital Development Partners Program, which generated gross revenues of $1,082,125 to ARIC, a wholly owned taxable REIT subsidiary. This increase was partially offset by a decrease in earned income from direct financing leases, interest income and brokerage income.

During the three months ended June 30, 2001 and June 30, 2000, the Company's expenses were $1,261,701 and $867,496, respectively. The $394,205 increase in expenses is primarily attributable to transaction costs related to the Company's Capital Development Partners Program of approximately $404,545 and an increase to personnel costs and general operating and administrative expense of approximately $75,073, which is partially offset by a decrease in interest expense of $86,409.


Comparison of the Six Months Ended June 30, 2001 to June 30, 2000:


During the six months ended June 30, 2001 and June 30, 2000, the Company's revenues were $3,446,788 and $2,095,549 respectively. The $1,351,239 revenue increase is primarily attributed to an increase in the Company's Capital Development Partners Program, which generated gross revenues of $1,082,125 to ARIC, a wholly owned taxable REIT subsidiary. Additionally, the Company sold an AFC, Inc. Church's Chicken in the first quarter, resulting in a gain on sale of investment property of approximately $168,916.

During the six months ended June 30, 2001 and June 30, 2000, the Company's expenses were $2,296,122 and $1,778,081, respectively. The $518,041 increase in expenses is primarily attributable to transaction costs related to the Company's Capital Development Partners Program of approximately $404,545. This increase in transaction costs is partially offset by lower borrowing costs and more aggressive cash management, resulting in a decrease in interest expense of approximately $68,364.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
AmREIT, Inc.

We have audited the accompanying consolidated balance sheet of AmREIT, Inc. and subsidiaries (the "Company") as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of Amreica. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





DELOITTE & TOUCHE LLP

Houston, Texas
March 13, 2001

                         AMREIT, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000


ASSETS

Cash and cash equivalents                                         $    935,867
Accounts receivable                                                    282,950
Prepaid expenses                                                       124,544
Escrow deposits, land                                                       -

Property:

Land                                                                12,897,732
Buildings                                                           16,997,376
Furniture, fixtures and equipment                                      125,232
                                                                  -------------
                                                                    30,020,340
Accumulated depreciation                                            (1,601,758)
                                                                  -------------
     Total property, net                                            28,418,582
                                                                  -------------

Net investment in direct financing leases                            5,983,245
Other assets:
Preacquisition costs                                                       624
Accrued rental income                                                  409,268
Investment in non-consolidated subsidiary                              250,981
Other                                                                  116,215
                                                                  -------------
Total other assets                                                     777,088
                                                                  -------------

TOTAL ASSETS                                                      $ 36,522,276
                                                                  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

Notes payable                                                     $ 15,472,183
Accounts payable                                                       558,915
Deferred revenue                                                            -
Security deposit                                                        32,123
                                                                  -------------
TOTAL LIABILITIES                                                   16,063,221
                                                                  -------------

Minority interest                                                    5,130,337


Shareholders' equity:

Preferred stock, $.01 par value, 10,001,000 shares authorized, none issued Common stock, $.01 par value,
     100,010,000 shares authorized,
     2,384,117 shares issued and outstanding                            23,841

Capital in excess of par value                                      21,655,867
Accumulated distributions in excess of earnings                     (6,223,523)
Cost of treasury stock, 11,373 shares                                 (127,467)
                                                                  -------------
TOTAL SHAREHOLDERS' EQUITY                                          15,328,718
                                                                  -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $ 36,522,276
                                                                  =============






See Notes to Consolidated Financial Statements.

                         AMREIT, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                       2000                 1999

Revenues:

     Rental income from operating leases                          $ 2,455,328          $ 3,119,594
     Earned income from direct financing leases                       669,966              530,224
     Service fees and other income                                    794,102              476,059
     Interest income                                                   31,630              199,448
     (Loss) gain on sale of property                                     (834)             278,000
                                                                  ------------         ------------
          Total revenues                                            3,950,192            4,603,325
                                                                  ------------         ------------

Expenses:

     General operating and administrative                          1,446,638             1,159,644
     Legal and professional                                          242,161               130,789
     Interest                                                      1,339,622             1,134,919
     Depreciation                                                    453,906               467,455
     Amortization                                                         -                 27,342
     Bad debts                                                            -                189,490
     Merger related acquisition costs                                     -                262,495
     Potential acquisition costs                                     153,236               743,001
                                                                  ------------         ------------
          Total expenses                                           3,635,563             4,115,135
                                                                  ------------         ------------

Income before minority interest in net income
     of consolidated joint ventures                                  314,629               488,190

Minority interest in net income of consolidated joint ventures      (527,121)             (526,052)
                                                                  ------------         ------------

Net loss                                                          $ (212,492)          $   (37,862)
                                                                  ============         ============


Basic and diluted loss per share                                     $ (0.09)             $ (0.02)
                                                                  ============         ============

Weighted average number of common shares outstanding                2,372,060            2,372,744
                                                                  ============         ============

Weighted average number of common shares outstanding
     plus dilutive potential common shares                          2,372,060            2,372,744
                                                                  ============         ============









See Notes to Consolidated Financial Statements.

                         AMREIT, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                                                          Accumulated
                                                  Common Stock           Capital in      distributions    Cost of
                                                  ------------            excess of       in excess of    treasury
                                               Number          Amount     par value         earnings       stock           Total
                                             -----------      ---------  -------------   -------------   -----------    ------------
 Balance at December 31, 1998                 2,384,117       $ 23,841    $21,655,867     $(4,451,107)    $(106,493)    $17,122,108

      Net loss                                        -              -              -         (37,862)            -         (37,862)

      Distributions ($.55 per share)                  -              -              -      (1,294,972)            -      (1,294,972)

                                             -----------      ---------  -------------    ------------   -----------    ------------
 Balance at December 31, 1999                 2,384,117         23,841     21,655,867      (5,783,941)     (106,493)     15,789,274


      Net loss                                        -              -              -        (212,492)            -        (212,492)

      Distributions ($.095 per share)                 -              -              -        (227,090)            -        (227,090)

      Cost of treasury stock, 3,227 shares            -              -              -              -        (20,974)        (20,974)

                                             -----------      ---------  -------------    ------------   -----------    ------------
 Balance at December 31, 2000                 2,384,117       $ 23,841    $21,655,867     $(6,223,523)    $(127,467)    $15,328,718
                                             ===========      =========  =============    ============   ===========    ============




See Notes to Consolidated Financial Statements.

                                    AMREIT, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                          2000                 1999

 Cash flows from operating activities:
      Net loss                                                       $ (212,492)         $   (37,862)
      Adjustments to reconcile net loss to net cash
          provided by operating activities:
             Amortization                                                     -               27,342
             Depreciation                                               453,906              467,455
             Loss (gain) on sale of property                                834             (278,000)
             Decrease (increase) in accounts receivable                 149,232             (419,044)
             Increase in prepaid expense                               (103,719)              (7,291)
             Increase in accounts payable                                 5,977              351,659
             Increase in security deposits                               17,073                    -
             Cash receipts from direct financing leases
                 less than income recognized                            (28,095)             (35,093)
             (Increase) decrease in escrow deposits, net of
                 minority interest partners                                   -               10,000
             Increase in accrued rental income                          (76,100)             (94,952)
             Increase in other assets                                   (57,307)             (41,566)
             Increase in minority interest                              527,121              527,052
                                                                ----------------      ---------------
                 Net cash provided by operating activities              676,430              469,700
                                                                ----------------      ---------------

 Cash flows from investing activities:
      Acquisitions / improvements of real estate                        (33,430)          (3,729,122)
      Acquisition of property under direct financing lease                    -           (2,748,385)
      Additions to furniture, fixtures and equipment                     (4,129)             (57,108)
      Proceeds from sale of property                                      3,499            3,646,821
      Investment in joint venture                                             -              362,149
      Investment in non consolidating subsidiary                         (1,000)            (249,981)
      Preacquisitions costs                                               9,340              338,659
      Short term investments                                                  -               (2,295)
                                                                ----------------      ---------------
          Net cash used in investing activities                         (25,720)          (2,439,262)
                                                                ----------------      ---------------

 Cash flows from financing activities:
      Proceeds from notes payable                                             -            4,905,364
      Common stock repurchase                                           (20,974)                   -
      Payments of notes payable                                          (8,195)              (5,096)
      Distributions paid to shareholders                               (227,090)          (1,294,972)
      Distributions to minority interest partners                      (577,330)            (565,508)
                                                                ----------------      ---------------
          Net cash (used in) provided by financing activities          (833,589)           3,039,788
                                                                ----------------      ---------------

 Net (decrease) increase in cash and cash equivalents                  (182,879)           1,070,226
 Cash and cash equivalents, beginning of period                       1,118,746               48,520
                                                                ----------------      ---------------
 Cash and cash equivalents, end of period                            $  935,867          $ 1,118,746
                                                                ================      ===============


 See Notes to Consolidated Financial Statements.

                         AMREIT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

AmREIT, Inc., formerly American Asset Advisers Trust, Inc. ("Issuer" or the "Company"), was incorporated in the state of Maryland on August 17, 1993. The Company is a real estate investment trust (a "REIT") that acquires, develops, owns and manages high-quality, freestanding properties leased to major retail businesses under long-term commercial net leases. Through a wholly-owned subsidiary, the Company also provides advisory services to twelve real estate limited partnerships.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of AmREIT, Inc., its subsidiaries, AmREIT Realty Investment Corporation ("ARIC"), AmREIT Securities Company ("ASC"), AmREIT Operating Corporation ("AOC"), AmREIT SPE1 Inc. ("SPE 1") and AmREIT Opportunity Corporation ("AOP"), and its six joint ventures with related parties. ARIC, AOC and AOP were formed in June, July and April 1998 respectively. ASC and SPE 1 were both formed in February 1999. ASC is a wholly owned subsidiary of ARIC and was established exclusively to distribute security commissions generated through direct participation programs and private placement activities. SPE 1 is a special purpose entity. SPE 1 owns a building and land located in Ridgeland, Mississippi that is leased to Hollywood Video.
ARIC was organized to acquire, develop, hold and sell real estate in the short-term for capital gains and/or receive fee income. The Company owns 100% of the outstanding preferred shares of ARIC and AOP. The preferred shares are entitled to receive dividends equal to 95% of net income and are expected to be paid from cash flows, if any. AOC and AOP were formed with the intention to qualify and to operate as a real estate investment trust under federal tax laws. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company owns greater than 50% of the aforementioned joint ventures and exercises control over operations.

BASIS OF ACCOUNTING

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

PROPERTY

Property is leased to others on a net lease basis whereby all operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating method or the direct financing method.

Under the operating method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property. Under the direct financing method, properties are recorded at their net investment (see Note 3). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

Expenditures related to the development of real estate are carried at cost plus capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest and loan acquisition costs, and direct and indirect development costs related to buildings under construction are capitalized as part of construction in progress. The Company capitalizes acquisition costs once the acquisition of the property becomes probable. Prior to that time, the Company expenses these costs as acquisition expense. No interest costs were capitalized for 2000 or 1999.

Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

INVESTMENT IN NON CONSOLIDATED SUBSIDIARY

AOP invested $250,000 as a limited partner and $1,000 as a general partner in AmREIT Opportunity Fund, Ltd. that is accounted for using the cost method. The limited partners have the right to remove and replace the general partner (AOP) by a vote of the limited partners owning a majority of the outstanding units. AOP currently owns a 15 percent limited partner interest in AmREIT Opportunity Fund, Ltd. AmREIT Opportunity Fund was formed to develop, own, manage, and hold for investment and, or resell property and to make or invest in loans for the development or construction of property.


OTHER ASSETS

Other assets include loan acquisition costs of $116,215. Loan acquisitions costs are incurred in obtaining property financing and are amortized to interest expense on a straight-line basis over the term of the debt agreements. Accumulated amortization related to loan acquisition costs as of December 31, 2000 totaled $11,322.

STOCK ISSUANCE COSTS

Issuance costs incurred in the raising of capital through the sale of common stock are treated as a reduction of shareholders' equity.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

There has been no cash paid for income taxes during 2000 or 1999. During 2000 and 1999, the Company paid interest of $1,263,838 and $1,143,310, respectively, of which none was capitalized for 2000 or 1999.

REVENUE RECOGNITION

Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Percentage rents are recognized when received.

FEDERAL INCOME TAXES

The Company is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 95% of its real estate investment trust taxable income is distributed by March 15 of the following year.

LOSS PER SHARE

Basic earnings per share has been computed by dividing net income to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share has been computed by dividing net income to common shareholders (as adjusted) by the weighted average number of common shares outstanding plus dilutive potential common shares.

The following table presents information necessary to calculate basic and diluted earnings per share for the periods indicated:

                                              For the Years Ended December 31,
                                                    2000                1999
BASIC LOSS PER SHARE
     Weighted average common shares outstanding   2,372,060          2,372,744
         Basic loss per share                     $    (.09)         $    (.02)

DILUTED LOSS PER SHARE
     Weighted average common shares outstanding   2,372,060          2,372,744
         Diluted loss per share                   $    (.09)         $    (.02)

LOSS FOR BASIC AND DILUTED COMPUTATION
     Net loss to common shareholders (basic and diluted
         loss per share computation)              $(212,492)         $ (37,862)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. The fair value of the Company's debt obligations is representative of its carrying value based upon the variable rate terms of the credit facility.

NEW ACCOUNTING STANDARDS

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS
138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

The Company adopted these standards effective January 1, 2001. The Company currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Company's financial position, results of operation or cash flows from the adoption of SFAS 133, as amended.

2. OPERATING LEASES

A summary of minimum future rentals to be received, exclusive of any renewals, under noncancellable operating leases in existence at December 31, 2000 is as follows:

              2001             $   2,536,428
              2002                 2,637,412
              2003                 2,657,984
              2004                 2,548,364
              2005                 2,247,322
              2006-2024           14,503,131
                              ---------------
                               $  27,130,641
                              ===============



3. NET INVESTMENT IN DIRECT FINANCING LEASES

The Company's net investment in its direct financing leases at December 31, 2000 included:

 Minimum lease payments receivable          $14,842,897
 Unguaranteed residual value                  2,811,998
 Less: Unearned income                     ( 11,671,650)
                                           -------------
                                            $ 5,983,245
                                           =============

A summary of minimum future rentals, exclusive of any renewals, under the noncancellable direct financing leases follows:

          2001               $    648,523
          2002                    668,508
          2003                    668,508
          2004                    684,222
          2005                    700,475
          2006 - 2024          11,472,663
                             -------------
                             $ 14,842,899
                             =============

4. JOINT VENTURES

CONSOLIDATED JOINT VENTURES

The Company consolidates its joint ventures listed below due to its ability to control operations. Pursuant to the Joint Venture Agreements that incorporate the provisions to the Texas Revised Partnership Act, the Company as majority owner may make management decisions, such as the sale of the property, without the consent of the minority joint venture interests.

On October 16, 1997, the Company entered into a joint venture with AAA Net Realty XI, Ltd., an entity with common management. The joint venture was formed for the purchase of a property, which is being operated as a Hollywood Video store in Lafayette, Louisiana. The property was purchased on October 31, 1997 after the construction was completed. The Company's interest in the joint venture is 74.58%.

On February 11,  1997,  the Company  entered  into a joint  venture with AAA Net
Realty XI, Ltd. The joint venture was formed for the purchase of a property, which is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The property was purchased on June 9, 1997 after the construction was completed. The Company's interest in the joint venture is 51%. On November 4, 1999, Just For Feet, Inc. filed for a petition for relief under Chapter 11 of the Federal bankruptcy code. On January 27, 2000 Just For feet, Inc. announced that its previous efforts of reorganization were unsuccessful. As such, the bankruptcy court in Delaware approved a liquidation auction of all of Just For Feet, Inc.'s retail stores and inventory. On February 16, 2000 Just For Feet, Inc. entered into an agreement whereby Footstar, Inc. would purchase the inventory of Just For Feet, Inc., and assume certain retail operating leases. Included in the leases being assumed by Footstar, Inc. is the Just For Feet located in Baton Rouge, Louisiana. Effective February 16, 2000 Footstar began operating this store under the Just for Feet name. Footstar Inc., the second largest retailer of athletic footwear and apparel, is a publicly owned New York Stock Exchange company (FTS) and has assumed the Just For Feet lease as is. Just For Feet, Inc. cured all deficiencies under the lease prior to the assumption of the lease.

On September 23, 1996, the Company formed a joint venture, AAA Joint Venture 96-2, with AAA Net Realty Fund XI, Ltd. The joint venture was formed for the purpose of acquiring a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, constructed a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. The Company's interest in the joint venture is 51%.

On April 5, 1996, the Company formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AAA Net Realty Fund X, Ltd., entities with common management, for the purpose of acquiring a property which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Company's interest in the joint venture is 51.9%. As part of the Just For Feet, Inc. bankruptcy plan, Footstar, Inc. has agreed to purchase the inventory of Just For Feet, Inc., and assume certain retail operating leases. Included in the leases being assumed by Footstar, Inc. is the Just For Feet located in Tucson, Arizona, which is owned by AAA Joint Venture 96-1. Effective February 16, 2000 Footstar began operating this store under the Just for Feet name. Just For Feet, Inc. cured all deficiencies under the lease prior to the assumption of the lease by Footstar, Inc.

On September 12, 1995, the Company formed a joint venture, AAA Joint Venture 95-2, with AAA Net Realty Fund XI, Ltd. for the purpose of acquiring a property in Wichita, Kansas on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 51%.

On October 27, 1994, the Company formed a joint venture, AAA Joint Venture 94-1, with AAA Net Realty Fund X, Ltd. for the purpose of acquiring a property in Independence, Missouri on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 54.84%.

5. NOTES PAYABLE

In November 1998, the Company entered into an unsecured credit facility (the "Credit Facility"), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under the Company's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through April 2001, the Company may borrow up to $20 million subject to the value of unencumbered assets. The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. At December 31, 2000, the Company was in compliance with all the covenants. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875% (weighted average rate of 8.14% for 2000), set quarterly depending on the Company's leverage ratio. As of December 31, 2000, $14,485,474 was outstanding under the Credit Facility. The Company intends to either seek an additional extension of time for the Credit Facility or seek additional permanent financing to satisfy its obligation for the Credit Facility.


In March 1999, the Company entered into a ten year mortgage, amortized over 30 years, note payable with NW L.L.C. for $1,000,000 with $986,709 being outstanding at December 31, 2000. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009 and as of December 31, 2000 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,221,558.

Aggregate annual maturity of the mortgage note payable for each of the following five years ending December 31 are as follows:

       2001              $   8,908
       2002                  9,684
       2003                 10,527
       2004                 11,443
       2005                 12,439
       Thereafter          933,708
                        -----------
                         $ 986,709
                        ===========

6. MAJOR TENANTS

The Company's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 2000 and 1999 under both operating and direct financing leases:



                                                                         2000              1999
                                                                     ------------      -------------
Tandy Corporation (Mesquite, Texas)                                  $   108,900       $   108,900
America's Favorite Chicken Company (Smyrna, Georgia)                      98,278            98,896
Blockbuster Music Retail, Inc. (Independence, Missouri
         and Wichita, Kansas)                                            377,903           376,682
OneCare Health Industries, Inc. (Houston, Texas)                         201,637           201,637
Just For Feet, Inc. (Tucson, Arizona; Baton Rouge, Louisiana;
         The Woodlands, Texas and Sugar Land, Texas) (1)                 834,549         1,461,584
Bank United (The Woodlands, Texas and Houston, Texas)                    157,801           157,801
Hollywood Entertainment Corp. (Lafayette, Louisiana and
         Ridgeland, Mississippi)                                         273,163           273,163
OfficeMax, Inc. (Lake Jackson, Texas and Dover, Delaware)                518,493           518,493
D F & R Operating Company, Inc. (Peachtree City, Georgia)                 78,447            78,447
Krispy Kreme Doughnuts of the Gulf Coast, Ltd. (Houston, Texas)               -             97,408
International House of Pancakes (Reno, Nevada; Topeka and
         Wichita, Kansas;  Visalia, California and Houston, Texas)       476,123           276,807
                                                                     ------------      ------------
 Total                                                               $ 3,125,294       $ 3,649,818
                                                                     ============      ============

(1) - The Woodlands, Texas and Sugar Land, Texas Just for Feet stores were vacated due to the Just for Feet bankruptcy. The Company has re-leased the Sugar Land, Texas property and is in the process of re-leasing the Woodlands, Texas property.

7. FEDERAL INCOME TAXES

The differences between net income for financial reporting purposes and taxable income before distribution deductions relate primarily to temporary differences and to merger costs and potential acquisition costs which are expensed for financial reporting purposes.

For income tax purposes, distributions paid to shareholders consist of ordinary income, capital gains and return of capital as follows:
                                     2000                           1999
                               -----------                    ------------
Ordinary Income                $       -                      $   689,996
Return of capital                 227,090                         604,976
                               -----------                    ------------
                               $  227,090                     $ 1,294,972
                               ===========                    ============

8.   RELATED PARTY TRANSACTIONS

See Note 4 regarding joint venture agreements with related parties.

The Company provides property acquisition, leasing, administrative and management services for eleven affiliated real estate limited partnerships (the "Partnerships"). The president and director of the Company owns between 45% and 100% of the stock of the companies that serve as the general partner of the Partnerships. Service fees of $340,068 and $259,871 were paid by the Partnerships to the Company for 2000 and 1999 respectively.

On May 20, 1999, the Company entered into a partnership agreement with various individual investors to form AmREIT Opportunity Fund Ltd. The partnership was formed to develop, own, manage, hold for investment and or resell property and to make and or invest in loans for the development or construction of property. The Company invested $250,000 as a Limited Partner and $1,000 as the General Partner.

9. PROPERTY ACQUISITIONS AND DISPOSITIONS

On September 30, 1999, the Company acquired a newly constructed property on lease to IHOP Properties, Inc. for a purchase price of $1,409,959. This property is being operated as an IHOP restaurant on Wanamaker Road in Topeka, Kansas. The lease agreement extends for twenty-five years, however the tenant has the option to renew the lease for three additional terms of five years each. The lease has provisions for escalation in the rent every fifth year of the lease. The Company recorded $62,076 of revenue from this property in 1999.

On September 30, 1999, the Company acquired a newly constructed property on lease to IHOP Properties, Inc. for a purchase price of $1,703,634. This property is being operated as an IHOP restaurant on U.S. 59 frontage road in Sugar Land, Texas. The lease agreement extends for twenty-five years, however the tenant has the option to renew the lease for three additional terms of five years each. The lease has provisions for escalation in the rent every fifth year of the lease. The Company recorded $75,427 of revenue from this property in 1999.

On September 22, 1999, the Company acquired a newly constructed property on lease to IHOP Properties, Inc. for a purchase price of $1,372,825. This property is being operated as an IHOP restaurant on North McCarren in Reno, Nevada. The lease agreement extends for twenty-five years, however the tenant has the option to renew the lease for three additional terms of five years each. The lease has provisions for escalation in the rent after every fifth year of the lease. The Company recorded $61,552 of revenue from this property in 1999.

In November of 1998, the Company acquired a newly constructed property in Houston, Texas leased to KK Shadowlake, Ltd. for a purchase price of $1,371,459. This property is being operated as a Krispy Kreme doughnut shop. In July of 1999, the Company disposed of this property for $1,577,287 resulting in a gain on sale of $136,576 after selling expenses. The Company recorded $97,408 of rental income from this property in 1999.

In October of 1999, the Company acquired newly constructed property located on a ground lease in Visalia, California leased to IHOP Properties, Inc. for a purchase price of $825,603. This property is being operated as an IHOP restaurant. In December of 1999, the Company disposed of this property for $973,575 resulting in a gain on sale of $16,953 after selling expenses. The Company recorded $75,453 of rental income from this property in 1999.

In July of 1999, the Company finalized an acquisition of a newly constructed property in Wichita, Kansas leased to IHOP Properties, Inc. for a total purchase price of $1,124,749. This property is being operated as an IHOP restaurant. In August of 1999, the Company disposed of this property for $1,334,000 resulting in a gain on sale of $125,200 after selling expenses. The Company recorded $2,299 of rental income from this property in 1999.

10. COMMITMENT

The Company has a 3-year lease agreement for its office facilities. The lease terminates in March 2001, however the Company has the option to renew the lease for an additional three years.The Company in negotiations with the landlord to renew the lease. Rental expense for the years ended December 31, 2000 and 1999 was $60,829 and $63,520 respectively. Future minimum lease payments required under this operating lease, excluding renewal options, for the remaining term is $16,116.


                          AAA NET REALTY FUND X, LTD.
         SCHEDULE III - REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                                      Life on Which
                                                                                                                     Depreciation in
                                                                   Cost at                        Date of             Latest Income
  Property            Encum-                           Impro-    Close of Year          Accum.    Constr-    Date       Statement
 Description          brances    Building     Land     vements  Building     Land       Deprec.   uction    Acquired   is Computed
----------------      -------  -----------  --------   -------  ---------   --------    --------  -------  ---------- --------------
PROPERTIES INVESTED IN UNDER OPERATING LEASES

Radio Shack, TX       $ -     $   788,330  $   337,856  $ -    $   788,330 $   337,856  $  132,179  N/A    06-15-94      39 Years
Church's Chicken, GA  $ -     $         -  $   251,071  $ -    $         - $   251,071        N/A   N/A    07-22-94        N/A
Wherehouse Music, MO  $ -     $ 1,145,410  $   490,747  $ -    $ 1,145,410 $   490,747  $  179,866  N/A    11-14-94      39 Years
OneCare Health, TX    $ -     $ 1,246,200  $   534,086  $ -    $ 1,246,200 $   534,086  $  167,797  N/A    09-26-95      39 Years
Wherehouse Music, KS  $ -     $ 1,255,774  $   538,189  $ -    $ 1,255,774 $   538,189  $  170,388  N/A    09-12-95      39 Years
Just For Feet, AZ     $ -     $         -  $ 1,101,425  $ -    $         - $ 1,101,425        N/A   N/A    09-11-96        N/A
Bank United, TX       $ -     $         -  $   531,693  $ -    $         - $   531,693        N/A   N/A    09-23-96        N/A
Bank United, TX       $ -     $         -  $   851,973  $ -    $         - $   851,973        N/A   N/A    12-11-96        N/A
Just For Feet, LA     $ -     $ 2,036,150  $   872,635  $ -    $ 2,036,150 $   872,635  $  185,777  N/A    06-09-97      39 Years
Hollywood Video, LA   $ -     $   729,286  $   418,156  $ -    $   729,286 $   418,156  $   59,215  N/A    10-31-97      39 Years
Hollywood Video, MS   $ -     $   835,854  $   450,000  $ -    $   835,854 $   450,000  $   64,296  N/A    12-30-97      39 Years
OfficeMax, TX         $ -     $ 1,914,572  $   491,094  $ -    $ 1,914,572 $   491,094  $  140,408  N/A    02-20-98      39 Years
OfficeMax, DE         $ -     $ 1,978,313  $   870,480  $ -    $ 1,978,313 $   870,480  $  131,042  N/A    04-14-98      39 Years
Just For Feet, TX     $ -     $ 2,408,552  $ 1,366,452  $ -    $ 2,408,552 $ 1,366,452  $  158,255  N/A    06-03-98      39 Years
Just For Feet, TX     $ -     $ 2,658,935  $ 1,280,043  $ -    $ 2,658,935 $ 1,280,043  $  169,826  N/A    07-01-98      39 Years
Don Pablo's, GA       $ -     $         -  $   773,800  $ -    $ -         $   773,800        N/A   N/A    12-18-98        N/A
IHOP, NV              $ -     $         -  $   546,166  $ -    $ -         $   546,166        N/A   N/A    09-30-99        N/A
IHOP, KS              $ -     $         -  $   450,984  $ -    $ -         $   450,984        N/A   N/A    09-30-99        N/A
IHOP, TX              $ -     $         -  $   740,882  $ -    $ -         $   740,882        N/A   N/A    09-22-99        N/A

      Total           $ -     $16,997,376  $12,897,732  $ -    $16,997,376 $12,897,732  $1,559,049

PROPERTY INVESTED IN UNDER DIRECT FINANCING LEASE:

Church's Chicken, GA  $ -     $   582,560  $ -          $ -    $ 582,560   $ -              (1)     N/A    07-22-94        N/A
Just For Feet, AZ     $ -     $ 2,603,664  $ -          $ -    $ 2,603,664 $ -              (1)     N/A    09-11-96        N/A
IHOP, NV              $ -     $   840,514  $ -          $ -    $ 840,514   $ -              (1)     N/A    09-30-99        N/A
IHOP, KS              $ -     $   975,794  $ -          $ -    $ 975,794   $ -              (1)     N/A    09-30-99        N/A
IHOP, TX              $ -     $   980,713  $ -          $ -    $ 980,713   $ -              (1)     N/A    09-22-99        N/A

      Total           $ -     $ 5,983,245  $ -          $ -    $ 5,983,245 $ -              (1)

(1) The portion of the lease  relating to the building of this property has been
recorded  as  a  direct  financing  lease  for  financial   reporting  purposes.
Consequently, depreciation is not applicable.

(2) Transactions in real estate and accumulated depreciation during 2000, 1999 and 1998 for operating lease properties are summarized as follows:

                                                        Accumulated
                                              Cost      Depreciation

Balance at December 31, 1997             $ 14,416,678     $  341,272

Acquisitions / additions                 $ 15,078,709     $        -
Depreciation expense                     $          -     $  349,888
                                         -------------    -----------
Balance at December 31, 1998             $ 29,495,387     $  691,160

Acquisitions / additions                 $  3,729,122     $        -
Disposals                                $ (3,362,831)    $  (15,337)
Depreciation expense                     $          -     $  447,967
                                         -------------    -----------
Balance at December 31, 1999             $ 29,861,678     $1,123,790
Acquisitions / additions                 $     33,430     $        -
Depreciation expense                     $          -     $  435,259
                                         -------------    -----------
Balance at December 31, 2000             $ 29,895,108     $1,559,049

(3) The aggregate cost of all properties for Federal Income Tax purposes is $35,878,353 at December 31, 2000.



                    PART 1 - FINANCIAL INFORMATION

Item 1.  Financial Statements

                          AAA NET REALTY FUND IX, LTD.
                             (A LIMITED PARTNERSHIP)
                                  BALANCE SHEET
                                  JUNE 30, 2001
                                   (Unaudited)


 ASSETS
 Cash and cash equivalents                                   $  370,158
 Property:
      Land                                                    1,490,494
      Buildings                                               2,947,414
                                                              ---------
                                                              4,437,908
      Accumulated depreciation                                 (873,939)
                                                              ---------
          Total property, net                                 3,563,969
                                                             ----------
 Other assets:
      Accrued rental income                                      67,121
                                                             ----------
 TOTAL ASSETS                                                $4,001,248
                                                             ==========

 LIABILITIES AND PARTNERSHIP EQUITY
 Liabilities:
      Accounts payable                                       $   10,896
      Prepaid rental income                                       6,177
                                                             ----------
             TOTAL LIABILITIES                                   17,073
                                                             ----------
  Partnership equity (deficit):
      General partners                                          (12,456)
      Limited partners                                        3,996,631
                                                            -----------
            TOTAL PARTNERSHIP EQUITY                          3,984,175
                                                            ------------
  TOTAL LIABILITIES AND PARTNERSHIP EQUITY                  $ 4,001,248
                                                            ===========



 See Notes to Financial Statements.

              AAA NET REALTY FUND IX, LTD.
                 (A LIMITED PARTNERSHIP)
                  STATEMENTS OF INCOME
         FOR THE THREE AND SIX MONTHS ENDED JUNE 30,
                       (Unaudited)

                                                     Quarter                  Year to Date
                                               2001         2000            2001         2000
                                             --------     --------        --------     --------
 Revenues:
      Rental income                          $139,129     $137,848        $283,805     $275,811
      Interest income                           4,245        3,331           8,893        5,757
                                             --------     --------        --------     --------

         Total revenues                       143,374      141,179         292,698      281,568
                                             --------     --------        --------     --------

 Expenses:
      Advisory fees to related party           13,476       13,476          26,952       26,952
      Depreciation                             23,384       23,384          46,768       46,768
      Professional fees                        10,041        3,811          17,564       10,476
                                             --------     --------        --------     --------

         Total expenses                        46,901       40,671          91,284       84,196
                                             --------     --------        --------     --------

 Net income                                  $ 96,473     $100,508        $201,414     $197,372
                                             ========     ========        ========     ========

 Allocation of net income:
      General partners                       $    965     $  1,005        $  2,014     $  1,974
      Limited partners                         95,508       99,503         199,400      195,398
                                             --------     --------        --------     --------

                                             $ 96,473     $100,508        $201,414     $197,372
                                             ========     ========        ========     ========

 Net income per unit                         $  17.91     $  18.65        $  37.38     $  36.61
                                             ========     ========        ========     ========

 Weighted average units outstanding           5,387.5      5,390.5         5,388.5      5,390.5
                                             ========     ========        ========     ========


  See Notes to Financial Statements.




                             (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30,
                                   (Unaudited)

                                                                  Quarter                     Year to Date
                                                             2001           2000          2001           2000
                                                           --------      --------      --------       --------
 Cash flows from operating activities:
     Net income                                            $ 96,473      $100,508      $201,414       $197,372
     Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation                                      23,384        23,384        46,768         46,768
           Increase in accrued rental income                 (1,074)       (5,295)       (2,149)       (10,590)
           Increase (decrease) in accounts payable            4,350         9,326       (12,794)          (332)
           Increase in prepaid rental income                      -             -         6,177              -
                                                           --------      --------      --------       --------
              Net cash provided by operating activities     123,132       127,923       239,415        233,218
                                                            -------       -------       -------        -------

 Cash flows used in investing activities:
     Improvements to real estate                                  -             -        (1,039)             -
                                                           --------      --------      --------       --------
        Net cash used in investing activities                     -             -        (1,039)             -
                                                           --------      --------      --------       --------

 Cash flows used in financing activities:
     Distributions paid to partners                        (118,042)      (92,774)     (211,792)      (183,545)
     Repurchase of Limited partner units                    (12,195)            -       (12,195)             -
                                                           --------      --------      --------       --------
        Net cash used in financing activities              (130,237)      (92,774)     (223,987)      (183,545)
                                                           --------      --------      --------       --------

 Net (decrease) increase in cash and cash equivalents        (7,105)       35,149        14,389         49,673
 Cash and cash equivalents, beginning of period             377,263       248,701       355,769        234,177
                                                           --------      --------      --------       --------
 Cash and cash equivalents, end of period                  $370,158      $283,850      $370,158       $283,850
                                                           ========      ========      ========       ========






 See Notes to Financial Statements.



                          AAA NET REALTY FUND IX, LTD.
                             (A LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (Unaudited)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     AAA Net Realty Fund IX, Ltd. ("the Partnership") is a limited partnership formed February 1, 1990 under the laws of the State of Nebraska. American Asset Advisers Management Corporation IX (a Nebraska corporation) is the managing general partner and H. Kerr Taylor is the individual general partner. The Partnership commenced operations as of June 6, 1990.

     The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

     The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are reflected when incurred.

     For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There has been no cash paid for income taxes or interest during 2001 or 2000.

     Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Percentage rents are recognized when received.

     Land and buildings are stated at cost. Buildings are depreciated on a straight-line basis over an estimated useful life of 31.5 years.

     The final property acquisition was completed as a joint venture. The Partnership's interest in the joint venture is 4.8%. At June 30, 2001, the net book value of this property comprised 1.6% of total assets. For the
     six months ended June 30, 2001   the rental income of $4,454 comprised 1.6%
     of total rental income and 2.2% of net income. Because of the immateriality of these amounts to the financial statements as a whole, the initial purchase and the subsequent rental income and depreciation have been accounted for on the proportionate consolidation method.

     All income and expense items flow through to the partners for tax purposes. Consequently, no provision for federal or state income taxes is provided in the accompanying financial statements.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and include all of the disclosures required by accounting principles generally accepted in the United States of America. The financial statements reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to present a fair statement of results for the three and six months ended June 30, 2001 and 2000.

     The financial statements of AAA Net Realty Fund IX, Ltd. contained herein should be read in conjunction with the financial statements included in the Partnership's annual report on Form 10-KSB for the year ended December 31, 2000.

2.   PARTNERSHIP EQUITY

     The managing general partner, American Asset Advisers Management Corporation IX, and the individual general partner, H. Kerr Taylor, have made capital contributions in the amounts of $990 and $10, respectively. The general partners shall not be obligated to make any other contributions to the Partnership, except that, in the event that the general partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the general partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the limited partners' over the amount previously contributed by the general partners.

3.   RELATED PARTY TRANSACTIONS

     The Partnership Agreement provides for the reimbursement for administrative services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the individual general partner or to any controlling persons of the managing general partner. In connection therewith, $13,476 and $13,476 was incurred and paid to ARIC for the three months ended June 30, 2001 and 2000, respectively, and $26,952 and $26,952 was incurred and paid to ARIC for the six months ended June 30, 2001 and 200, respectively.

4.   MAJOR LESSEES

     The following schedule summarizes total rental income by lessee for the three and six months ended June 30:

                                                                Quarter                   Year to Date
                                                           2001          2000         2001         2000
                                                           ----          ----         ----         ----

     Baptist Memorial Health Services, Inc. (Tennessee) $ 52,168      $ 52,170     $104,335       $104,340
     Golden Corral Corporation (Texas)                    47,929        47,928      101,407         95,972
     Payless Shoe Source/WaldenBooks (Texas)              20,500        20,500       41,000         41,000
     Foodmaker, Inc. (Texas)                              18,532        17,250       37,063         34,499
                                                        --------      --------     --------       --------
           Total                                        $139,129      $137,848     $283,805       $275,811
                                                        ========      ========     ========       ========

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

AAA Net Realty Fund IX, Ltd., a Nebraska limited partnership, was formed February 1, 1990 to acquire on a debt-free basis, existing and newly constructed commercial properties located in the continental United States and particularly in the Southwest, to lease these properties to tenants under generally "triple net" leases, to hold the properties with the expectation of equity appreciation and eventually to resell the properties.

The Partnership's overall investment objectives are to acquire properties that offer investors the potential for (i) preservation and protection of the Partnership's capital; (ii) partially tax-deferred cash distributions from operations; and (iii) long-term capital gains through appreciation in value of the Partnership's properties realized upon sale.

RESULTS OF OPERATIONS

For the three months ended June 30, 2001, revenues totaled $143,374, which was comprised of $139,129 of rental income and $4,245 of interest income, compared to total revenues of $141,179 for the three months ended June 30,2000, which was comprised of $137,848 of rental income and $3,331 of interest income. Rental income for the second quarter of 2001 increased slightly due to a base rent increase of $1,282 from Foodmaker, Inc. Interest income for the second quarter of 2001 increased slightly from that of the second quarter of 2000, primarily due to more effective cash management and overnight investing opportunities. Expenses increased from $40,671 in the second quarter of 2000 to $46,901 in the second quarter of 2001, due to an increase in professional fees. The Partnership recorded net income of $96,473 for the second quarter of 2001 as compared to net income of $100,508 for the second quarter of 2000.

For the six months ended June 30, 2001, revenues totaled $292,698, which was comprised of $283,805 of rental income and $8,893 of interest income, compared to total revenues of $281,568 for the six months ended June 30, 2000, which was comprised of $275,811 of rental income and $5,757 of interest income. Rental income increased from the rental income recorded in the first six months of 2000 due to an increase of $5,432 in percentage rent collected from Golden Corral Corporation and a base rent increase of $2,562 from Foodmaker, Inc. Interest income for the first six months of 2001 increased slightly from that of the first six months of 2000, primarily due to more effective cash management and overnight investing opportunities. Expenses increased from $84,196 in the first six months of 2000 to $91,284 in the first six months of 2001, primarily from an increase in professional fees. The Partnership recorded net income of $201,414 for the first six months of 2001 as compared to net income of $197,372 for the first six months of 2000.

INDEPENDENT AUDITORS' REPORT


AAA Net Realty Fund IX, Ltd.

We have audited the accompanying balance sheet of AAA Net Realty Fund IX, Ltd. as of December 31, 2000, and the related statements of income, partnership equity (deficit) and cash flows for each of the two years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index. These financial statements and the financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AAA Net Realty Fund IX, Ltd. as of December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





DELOITTE & TOUCHE LLP

Houston, Texas
March 13, 2001

                         PART 1 - FINANCIAL INFORMATION




Item 1.  Financial Statements


                          AAA NET REALTY FUND IX, LTD.

                            (A LIMITED PARTNERSHIP)


                                 BALANCE SHEET


                               DECEMBER 31, 2000





 ASSETS


 Cash and cash equivalents                                           $ 355,769

 Property:
      Land                                                           1,490,494
      Buildings                                                      2,946,375
                                                                   ------------
                                                                     4,436,869
      Accumulated depreciation                                        (827,172)
                                                                   ------------
          Total property, net                                        3,609,697

 Other assets:
      Accrued rental income                                             64,972
                                                                   ------------
 TOTAL ASSETS                                                      $ 4,030,438
                                                                   ============


 LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)

 Liabilities:
      Accounts payable                                                $ 23,690
                                                                   ------------
          TOTAL LIABILITIES                                             23,690

 Partnership equity (deficit):
      General partners                                                    (678)
      Limited partners                                               4,007,426
                                                                   ------------
          TOTAL PARTNERSHIP EQUITY (DEFICIT)                         4,006,748


 TOTAL LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)                $ 4,030,438
                                                                   ============




 See Notes to Financial Statements.

                            (A LIMITED PARTNERSHIP)


                              STATEMENTS OF INCOME


                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999




                                                 2000                   1999

 Revenues:
      Rental income                          $ 553,918              $ 554,192
      Interest income                           14,013                  6,922
                                            -----------            -----------
          Total revenues                       567,931                561,114


 Expenses:
      Advisory fees to related party            53,904                 39,840
      Depreciation                              93,536                 93,535
      Professional fees                         17,080                 15,548
                                            -----------            -----------
          Total expenses                       164,520                148,923

 Net income                                  $ 403,411              $ 412,191
                                            ===========            ===========

 Allocation of net income:
      General partners                         $ 4,034                $ 4,122
      Limited partners                         399,377                408,069
                                            -----------            -----------
                                             $ 403,411              $ 412,191
                                            ===========            ===========

 Net income per unit                           $ 74.84                $ 76.47


 Weighted average units outstanding            5,390.5                5,390.5





See Notes to Financial Statements.

                          AAA NET REALTY FUND IX, LTD.


                            (A LIMITED PARTNERSHIP)


                    STATEMENTS OF PARTNERS' EQUITY (DEFICIT)


                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999





                                  GENERAL           LIMITED
                                  PARTNERS          PARTNERS           TOTAL
                                 ----------       ------------      ------------

Balance at December 31, 1998      $(2,834)        $ 4,030,717       $ 4,027,883


Net income                          4,122             408,069           412,191

Distributions                      (3,000)           (464,661)         (467,661)
($86.19 per Limited Partnership Unit)
                                 ----------       ------------      ------------

Balance at December 31, 1999       (1,712)          3,974,125         3,972,413

Net income                          4,034             399,377           403,411

Distributions                      (3,000)           (366,076)         (369,076)
($67.91 per Limited Partnership Unit)
                                 ----------       ------------      ------------
Balance at December 31, 2000       $ (678)        $ 4,007,426       $ 4,006,748
                                 ==========       ============      ============





See Notes to Financial Statements.

                          AAA NET REALTY FUND IX, LTD.


                            (A LIMITED PARTNERSHIP)


                            STATEMENTS OF CASH FLOWS


                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999




                                                   2000                  1999
                                                ----------            ----------
Cash flows from operating activities:

 Net income                                     $ 403,411             $ 412,191

 Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation                                  93,536                93,535
     Decrease in accrued rental income            (15,552)              (21,180)
     Increase in accounts payable                   9,273                   990
                                                ----------            ----------
     Net cash provided by operating activities    490,668               485,536
                                                ----------            ----------

 Cash flows from financing activities:
     Distributions paid to partners              (369,076)             (467,661)
                                                ----------            ----------
     Net cash used in financing activities       (369,076)             (467,661)
                                                ----------            ----------

 Net increase in cash and cash equivalents        121,592                17,875

 Cash and cash equivalents, beginning of period   234,177               216,302
                                                ----------            ----------
 Cash and cash equivalents, end of period       $ 355,769             $ 234,177
                                                ==========            ==========


 See Notes to Financial Statements.

                          AAA NET REALTY FUND IX, LTD.
                            (A LIMITED PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

AAA Net Realty Fund IX, Ltd. (the "Partnership") is a limited partnership formed February 1, 1990, under the laws of the State of Nebraska. The Partnership commenced operations as of June 6, 1990. American Asset Advisers Management Corporation IX (a Nebraska corporation) is the Managing General Partner and H. Kerr Taylor is the Individual General Partner.

The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

BASIS OF ACCOUNTING

The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

PROPERTY

Property is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for as operating leases and the related properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is computed based upon the estimated useful life of the property.

Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying cost of the individual property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

The final property acquisition was completed as part of a joint venture. The Partnership's interest in the joint venture is 4.8%. At December 31, 2000, the net book value of this property comprised 1.6% of total assets, the rental income of $8,838 comprised 1.6% of total rental income and 2.2% of net income. Because of the immateriality of these amounts to the financial statements as a whole, the initial purchase and the subsequent rental income and depreciation have been accounted for on the proportionate consolidation method.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 31.5 years.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

No cash was paid for income taxes or interest during 2000 or 1999.

REVENUE RECOGNITION

Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Percentage rents are recognized when received.

FEDERAL INCOME TAXES

All income and expense items flow through to the partners for tax purposes. Consequently, no provisions for federal or state income taxes is provided in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The  carrying  value  of  financial   instruments,   consisting  of  cash,  cash
equivalents, accounts receivable and liabilities approximate their fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

The Partnership adopted these standards effective January 1, 2001. The Partnership currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Partnership's financial position, results of operations or cash flows from the adoption of SFAS 133, as amended.

2.     PARTNERSHIP EQUITY

The Managing General Partner, American Asset Advisers Management Corporation IX, and the Individual General Partner, H. Kerr Taylor, have made capital contributions in the amounts of $990 and $10, respectively. All other contributions have been made by the limited partners. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the limited partners over the amount previously contributed by the General Partners.

3.     ALLOCATIONS AND DISTRIBUTIONS

All income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Partnership properties, shall be allocated as follows:
(a) net loss shall be allocated 99% to the limited partners, .99% to the Managing General Partner and .01% to the Individual General Partner; and (b) net income will be allocated first in the ratio, and to the extent, net cash flow is distributed to the partners for such year and any additional income for such year will be allocated 99% to the limited partners, 1% to the General Partners.

For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

a. first, to and among the partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances);

b. then, to each limited partner until the balance in such limited partner's capital account equals the amount to be distributed to such limited partner in the first tier of the distributions of net proceeds of sale;

c. then, to the General Partners, until the balance in their capital accounts equals the amounts to be distributed to the General Partners in the second tier of distributions of net proceeds of sale;

d. then, 85% to the limited partners and 15% to the General Partners; and,

e. thereafter, the Partners shall be allocated gain or loss in order to meet Treasury Regulation regarding qualified income offset requirements.

Any loss on the sale, exchange, or other disposition of any property shall be allocated 99% to the limited partners and 1% to the General Partners.

4.     OPERATING LEASES
A  summary  of  minimum  future  rentals,   exclusive  of  any  renewals,  under
noncancellable operating leases in existence at December 31, 2000 are as follows:

  2001                                         $   547,090
  2002                                             511,923
  2003                                             472,193
  2004                                             483,484
  2005                                             483,484
  2006-2009                                      1,004,865
                                               ------------
                                               $ 3,503,039

5.     MAJOR TENANTS

The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 2000 and 1999:

                                                           2000             1999
                                                           ----             ----
Foodmaker (Texas)                                      $  71,410      $   68,998
Baptist Memorial Health Services, Inc. (Tennessee)       208,676         208,680
Payless ShoeSource/WaldenBooks (Texas)                    82,000          82,000
Golden Corral Corporation (Texas)                        191,832         194,514
                                                       ---------       ---------
            Total                                     $  553,918       $ 554,192
                                                       =========       =========


6.     INCOME RECONCILIATION

A reconciliation of net income for financial reporting purposes to income for federal income tax purposes is as follows for the years ended December 31:

                                                2000           1999

Net income for financial reporting purposes  $ 403,411    $  412,191

           Accrued rental income               (15,552)      (21,180)

           Income for tax reporting purposes $ 387,859    $  391,011
                                             ==========   ===========


7.      RELATED PARTY TRANSACTIONS

The Partnership Agreement provides for the reimbursement for administrative services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the Individual General Partner or to any controlling persons of the Managing General Partner. In connection with administrative services rendered to the Partnership, $53,904 and $39,840 was incurred and paid to ARIC in 2000 and 1999, respectively.

                         PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

                           AAA NET REALTY FUND X, LTD.
                             (A LIMITED PARTNERSHIP)
                                  BALANCE SHEET
                                  JUNE 30, 2001
                                   (Unaudited)

                   ASSETS
                   Cash and cash equivalents                      $  472,517
                   Accounts receivable                                 1,043
                   Property:
                       Land                                        2,566,250
                       Buildings                                   5,370,984
                                                                  ----------
                                                                   7,937,234
                       Accumulated depreciation                   (1,050,518)
                                                                  ----------
                            Total property, net                    6,886,716
                                                                  ----------
                   Net investment in direct financing leases         613,194
                   Investment in joint ventures                    1,343,346
                   Other assets:
                       Accrued rental income                         186,966
                       Deferred lease costs, net of accumulated
                         amortization of $7,840                       23,925
                                                                  ----------
                            Total other assets                       210,891
                                                                  ----------
                   TOTAL ASSETS                                  $ 9,527,707
                                                                 ===========
                   LIABILITIES AND PARTNERSHIP EQUITY
                   Liabilities:
                       Accounts payable                           $      236
                       Security deposit                               12,000
                                                                  ----------
                            TOTAL LIABILITIES                         12,236
                                                                  ----------
                   Partnership equity (deficit):
                       General partners                               (4,445)
                       Limited partners                            9,519,916
                                                                  ----------
                            TOTAL PARTNERSHIP EQUITY               9,515,471
                                                                  ----------
                   TOTAL LIABILITIES AND PARTNERSHIP EQUITY      $ 9,527,707
                                                                 ===========


                   See Notes to Financial Statements.

                AAA NET REALTY FUND X, LTD.
                  (A LIMITED PARTNERSHIP)
                    STATEMENTS OF INCOME
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30,
                        (Unaudited)

                                                                               Quarter                             Year to Date
                                                                   2001             2000               2001            2000
                                                                ---------       ---------          ---------       ---------
 Revenues:
      Rental income from operating leases                       $ 218,117       $ 217,618          $ 437,825       $ 437,489
      Earned income from direct financing leases                   17,491          17,595             34,982          35,194
      Interest income and other income                              4,627           3,329              9,733           5,686
      Equity income from investment in joint ventures              35,676          35,630             71,339          71,244
                                                                ---------       ---------          ---------       ---------

          Total revenues                                          275,911         274,172            553,879         549,613
                                                                ---------       ---------          ---------       ---------

 Expenses:
      Advisory fees to related party                               28,635          28,635             57,270          57,270
      Amortization                                                    784             784              1,568           1,568
      Depreciation                                                 36,118          36,118             72,234          72,234
      Professional fees                                             7,034           6,815             16,703          17,384
      Other                                                         1,160               -              3,078               -
                                                                ---------       ---------          ---------       ---------

          Total expenses                                           73,731          72,352            150,853         148,456
                                                                ---------       ---------          ---------       ---------

 Net income                                                     $ 202,180       $ 201,820          $ 403,026       $ 401,157
                                                                =========       =========          =========       =========

 Allocation of net income:
      General partners                                          $   2,022         $ 2,018          $   4,030       $   4,012
      Limited partners                                            200,158         199,802            398,996         397,145
                                                                =========       =========          =========       =========

                                                                $ 202,180       $ 201,820          $ 403,026       $ 401,157
                                                                =========       =========          =========       =========

 Net income per unit                                              $ 17.66         $ 17.62          $   35.20       $   35.02
                                                                =========       =========          =========       =========

 Weighted average units outstanding                                11,451          11,454             11,451          11,454
                                                                =========       =========          =========       =========






  See Notes to Financial Statements.




                           AAA NET REALTY FUND X, LTD.
                             (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30,
                                   (Unaudited)

                                                                    Quarter                     Year to Date
                                                              2001           2000          2001           2000
                                                           ---------      ---------     ---------      ---------
 Cash flows from operating activities:
      Net income                                           $ 202,180      $ 201,820     $ 403,026      $ 401,157
      Adjustments to reconcile net income to net cash
         provided by operating activities:
            Amortization                                         784            784         1,568         1,568
            Depreciation                                      36,118         36,118        72,234        72,234
            Decrease in accounts receivable                    7,490          1,238        20,918        14,027
            Increase (decrease) in accounts payable                1         (1,257)      (45,831)      (30,692)
            Decrease in property costs payable                     -         12,917             -        17,223
            Cash received from direct financing leases
               greater than income recognized                    982            876         1,964         1,753
            Investment in joint ventures:
               Equity income                                 (35,676)       (35,630)      (71,339)      (71,244)
               Distributions received                         35,676         35,630        71,339        71,244
            Increase in accrued rental income                 (3,579)        (7,119)       (7,809)      (14,232)
                                                           ---------      ---------     ---------     ---------
               Net cash provided by operating activities     243,975        245,377       446,070       463,038
                                                           ---------      ---------     ---------     ---------

  Cash flows provided by investing activities:
      Joint venture distributions in excess of income          2,892          2,940         5,797         5,885
                                                           ---------      ---------     ---------     ---------
          Net cash provided by investing activities            2,892          2,940         5,797         5,885
                                                           ---------      ---------     ---------     ---------

 Cash flows used in financing activities:
      Distributions paid to partners                        (246,751)      (185,981)     (438,101)     (367,286)
                                                           ---------      ---------     ---------     ---------
         Net cash used in financing activities              (246,751)      (185,981)     (438,101)     (367,286)
                                                           ---------      ---------     ---------     ---------

 Net increase in cash and cash equivalents                       116         62,336        13,766       101,637
 Cash and cash equivalents, beginning of period              472,401        271,169       458,751       231,868
                                                           ---------      ---------     ---------     ---------
 Cash and cash equivalents, end of period                  $ 472,517      $ 333,505     $ 472,517     $ 333,505
                                                           =========      =========     =========     =========



See Notes to FInancial Statements



                           AAA NET REALTY FUND X, LTD
                             (A LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (Unaudited)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     AAA Net Realty Fund X, Ltd. ("the Partnership") is a limited partnership formed April 15, 1992, under the laws of the State of Nebraska. American Asset Advisers Management Corporation X (a Nebraska corporation) is the managing general partner and H. Kerr Taylor is the individual general partner.

     The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the selection, acquisition, and supervision of the operations of the properties were managed by American Asset Advisers Realty Corporation ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

     The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are reflected when incurred.

     For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. There has been no cash paid for income taxes or interest during 2001 or 2000.

     Real estate is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance is the responsibility of the tenant. The leases are accounted for under the operating method or the direct financing method.

     Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Percentage rents are recognized when received.

     Under the operating method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged as incurred.

     Under the direct financing method, the properties are recorded at their net investment. Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

     The Partnership's interests in joint venture investments are accounted for under the equity method whereby the Partnership's investment is increased or decreased by its share of earnings or losses in the joint venture and also decreased by any distributions. The Partnership owns a minority interest and does not exercise control over the management of the joint ventures.

     All income and expense items flow through to the partners for tax purposes. Consequently, no provision for federal or state income taxes is provided in the accompanying financial statements.

     The preparation of financial statements inconfirmity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assest and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and include all of the disclosures required by accounting principles generally accepted in the United States of America. The financial statements reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to present a fair statement of results for the three and six month periods ended June 30, 2001 and 2000.

     The financial statements of AAA Net Realty Fund X, Ltd. contained herein should be read in conjunction with the financial statements included in the Partnership's annual report on Form 10-KSB for the year ended December 31, 2000.

2.   PARTNERSHIP EQUITY

     The managing general partner, American Asset Advisers Management Corporation X, and the individual general partner, H. Kerr Taylor, have made capital contributions in the amounts of $990 and $10, respectively. The general partners shall not be obligated to make any other contributions to the Partnership, except that, in the event that the general partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the general partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the limited partners' over the amount previously contributed by the general partners.

3.   RELATED PARTY TRANSACTIONS

     The Partnership Agreement provides for the payment for services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the individual general partner or to any controlling persons of the managing general partner. In connection therewith, $28,635 and $57,270 were incurred and expensed for the three and six months ended June 30, 2001, respectively and $28,635 and $57,270 for the three and six months ended June 30, 2000, respectively.

4.   MAJOR LESSEES

     The following schedule summarizes total rental income by lessee for the three and six months ended June 30, respectively, under both operating and direct financing leases:

                                                                                 Quarter                          Year to Date
                                                                        2001            2000            2001              2000
                                                                        ----            ----            ----              ----

     Tandy Corporation (Minnesota)                                  $  64,153       $  64,155        $ 128,311         $ 128,310
     TGI Friday's, Inc. (Texas)                                        45,125          45,125           90,250            90,250
     Golden Corral Corporation (Texas)                                 43,240          43,242           88,308            88,737
     Memorial Hermann Hospital System   (Texas)                        44,025          43,536           87,821            87,072
     America's Favorite Chicken Company (Georgia)                      25,825          25,928           51,650            51,860
     Goodyear Tire & Rubber Company (Texas)                            13,240          13,227           26,467            26,454
                                                                     --------        --------         --------          --------
           Total                                                     $235,608        $235,213         $472,807          $472,683
                                                                     ========        ========         ========          ========


5.    INVESTMENT IN JOINT VENTURES

      On April 5, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AmREIT, Inc., entities with common management, for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Tucson, Arizona. The company's interest in the joint venture is 18.25%.

      On October 27, 1994, the Partnership formed a joint venture, AAA Joint Venture 94-1, with AmREIT, Inc., for the purpose of acquiring a property on lease to Wherehouse Entertainment, Inc. in Missouri. The Company's interest in the joint venture is 45.16%.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The Partnership was organized on April 15, 1992, to acquire, on a debt-free basis, existing and newly constructed commercial properties located in the continental United States and particularly in the Southwest, to lease these properties to tenants under generally "triple net" leases, to hold the properties with the expectation of equity appreciation and eventually to resell the properties.

The Partnership's overall investment objectives are to acquire properties that offer investors the potential for (i) preservation and protection of the Partnership's capital; (ii) partially tax-deferred cash distributions from operations; and (iii) long-term capital gains through appreciation in value of the Partnership's properties realized upon sale.

RESULTS OF OPERATIONS

For the three months ended June 30, 2001, revenues totaled $275,911, which included $271,284 from real estate operations and $4,627 of interest and other income. Revenues for the second quarter of 2001 increased slightly from those of the second quarter of 2000, primarily due to a increase of $441 in rental income from the collection of late fees on Memorial Hermann Hospital System, a slight decrease in income from direct financing leases, a slight increase in equity income from joint ventures, and an increase of $1,298 in interest income due to better cash management and overnight investing opportunities. Expenses increased from $72,352 in the second quarter of 2000 to $73,731 in the second quarter of 2001, primarily from an increase in property cost expense at Memorial Hermann Hospital System. The Partnership recorded $202,180 of net income for the second quarter of 2001 compared to $201,820 for the second quarter of 2000.

For the six months ended June 30, 2001, revenues totals $553,879, which included $544,146 from real estate operations and $9,733 of interest income and other income. Revenues for the first six months of 2001 increased $4,266 from those of the first six months in 2000, which was attributable to a $4,047 increase in interest income and other income due to better cash management and overnight investing opportunities and a $219 increase in rental income, from the collection of late fees on Memorial Hermann Hospital System, a slight decrease in income from direct financing leases, a slight increase in equity income from joint ventures. Expenses increased from $148,456 in the first six months of 2000 to $150,853 in the first six months of 2001, primarily from an increase in property cost expense at Memorial Hermann Hospital System and interest due on property taxes for the Wherehouse store in Missouri. The Partnership recorded $403,026 of net income for the first six months of 2001 compared to $401,157 for the first six months of 2000.

INDEPENDENT AUDITORS' REPORT


AAA Net Realty Fund X, Ltd.

We have audited the accompanying balance sheet of AAA Net Realty Fund X, Ltd. as of December 31, 2000, and the related statements of income, partnership equity and cash flows for each of the two years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AAA Net Realty Fund X, Ltd. as of December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





DELOITTE & TOUCHE LLP

Houston, Texas
March 13, 2001

                         PART I - FINANCIAL INFORMATION


Item 1. Financial Statements


                          AAA NET REALTY FUND X, LTD.
                            (A LIMITED PARTNERSHIP)
                                 BALANCE SHEET
                               DECEMBER 31, 2000


  ASSETS

  Cash and cash equivalents                                          $ 458,751
  Accounts receivable                                                   21,962

  Property:
  Land                                                               2,566,250
  Buildings                                                          5,370,983
                                                                   ------------
                                                                     7,937,233

  Accumulated depreciation                                            (978,284)
                                                                   ------------
         Total property, net                                         6,958,949
                                                                   ------------

  Net investment in direct financing leases                            615,158

  Investment in joint ventures                                       1,349,143

  Other assets:
  Accrued rental income                                                179,157
  Deferred lease costs, net of accumulated amortization of $6,272       25,493
                                                                   ------------
  Total other assets                                                   204,650
                                                                   ------------

TOTAL ASSETS                                                        $9,608,613
                                                                   ============

LIABILITIES AND PARTNERSHIP EQUITY

Liabilities:

Accounts payable                                                      $ 46,067
Security deposit                                                        12,000
                                                                    ------------
TOTAL LIABILITIES                                                       58,067
                                                                    ------------

Partnership equity:

General partners                                                        24,326
Limited partners                                                     9,526,220
                                                                    ------------
TOTAL PARTNERSHIP EQUITY                                             9,550,546
                                                                    ------------

TOTAL LIABILITIES AND PARTNERSHIP EQUITY                            $9,608,613
                                                                    ============






See Notes to Financial Statements.

                          AAA NET REALTY FUND X, LTD.
                            (A LIMITED PARTNERSHIP)
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                           2000          1999

Revenues:

     Rental income from operating leases                $ 873,143     $ 870,851
     Earned income from direct financing leases            70,388        70,673
     Interest income and other income                      15,175         2,321
     Equity income from investment in joint ventures      142,537       142,355
                                                       -----------   -----------
Total revenues                                          1,101,243     1,086,200
                                                       -----------   -----------

Expenses:

     Advisory fees to related party                       114,540        78,864
     Amortization                                           3,136         3,136
     Depreciation                                         144,467       144,467
     Professional fees                                     36,036        17,363
                                                       -----------   -----------
Total expenses                                            298,179       243,830
                                                       -----------   -----------

Net income                                              $ 803,064     $ 842,370
                                                       ===========   ===========

Allocation of net income:

     General partners                                   $   8,031     $   8,424
     Limited partners                                     795,033       833,946
                                                       -----------   -----------
                                                        $ 803,064     $ 842,370
                                                       ===========   ===========

Net income per unit                                     $   70.13     $   73.55
                                                       ===========   ===========

Weighted average units outstanding                         11,451        11,453
                                                       ===========   ===========














See Notes to Financial Statements.

                          AAA NET REALTY FUND X, LTD.
                         STATEMENT OF PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                 GENERAL            LIMITED
DESCRIPTION                      PARTNERS           PARTNERS             TOTAL

Balance at December 31, 1998     $17,071           $9,568,792        $9,585,863

Net income                         8,424              833,946           842,370

Repurchase of LP units                                 (2,000)           (2,000)

Distributions                     (5,000)            (932,323)         (937,323)
($81.40 per Limited Partnership Unit)
                                 --------          -----------       -----------
Balance at December 31, 1999      20,495            9,468,415         9,488,910

Net income                         8,031              795,033           803,064

Repurchase of LP unit                                  (1,000)           (1,000)

Distributions                     (4,200)            (736,228)         (740,428)
($64.29 per Limited Partnership Unit)

                                 --------          -----------       -----------
Balance at December 31, 2000     $24,326           $9,526,220        $9,550,546
                                 ========          ===========       ===========















See Notes to Financial Statements.

                          AAA NET REALTY FUND X, LTD.

                            (A LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                           2000          1999
                                                       -----------   -----------
Cash flows from operating activities:
  Net income                                            $ 803,064     $ 842,370
  Adjustments to reconcile net income to net cash
         provided by operating activities:
           Amortization                                     3,136         3,136
           Depreciation                                   144,467       144,467
           Decrease (increase) in accounts receivable      47,266       (68,058)
           (Decrease) increase in accounts payable        (16,389)       60,843
           Cash received from direct financing leases
               greater (less) than income recognized        3,506          (432)
           Investment in joint ventures:
               Equity income                             (142,537)     (142,355)
               Distributions received                     142,537       142,355
           Increase in accrued rental income              (28,476)      (30,339)
           Increase in deferred lease costs                    -        (31,765)
                                                       -----------   -----------
Net cash provided by operating activities                 956,574       920,222
                                                       -----------   -----------

Cash flows from investing activities:
  Joint venture distributions in excess of income          11,737         9,333
                                                       -----------   -----------
Net cash provided by investing activities                  11,737         9,333
                                                       -----------   -----------


Cash flows from financing activities:

  Distributions paid to partners                         (740,428)     (937,323)
  Retirement of Partnership units                          (1,000)       (2,000)
                                                       -----------   -----------
Net cash used in financing activities                    (741,428)     (939,322)
                                                       -----------   -----------

Net increase (decrease) in cash and cash equivalent       226,883        (9,768)

Cash and cash equivalents, beginning of period            231,868       241,636
                                                       -----------   -----------
Cash and cash equivalents, end of period                $ 458,751     $ 231,868
                                                       ===========   ===========















See Notes to Financial Statements.

                          AAA NET REALTY FUND X, LTD.
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

AAA Net Realty Fund X, Ltd. ("the Partnership") is a limited partnership formed April 15, 1992, under the laws of the State of Nebraska. The Partnership
commenced   operations  as  of  September  17,  1992.  American  Asset  Advisers
Management Corporation X (a Nebraska corporation) is the Managing General Partner and H. Kerr Taylor is the Individual General Partner.

The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

BASIS OF ACCOUNTING

The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

PROPERTY

Property is leased to others on a net lease basis whereby all operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for as operating leases or as direct financing leases. The properties accounted for as operating leases are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is computed based upon the estimated useful life of the property. The direct financing lease properties are recorded at their net investment (see Note 5). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

The Partnership obtains an appraisal on each property prior to a property's acquisition and also performs an annual valuation update to evaluate potential impairment for each property for which an appraisal is older than twelve months. This valuation is based on capitalization of income for each property, a review of current market conditions and any significant events or factors that would indicate a potential impairment to the value of a property.

INVESTMENT IN JOINT VENTURES

The Partnership's investments in joint ventures are accounted for under the equity method whereby the Partnership's investment is increased or decreased by its share of earnings or losses in the joint ventures and also decreased by any distributions. The Partnership owns a minority interest and does not exercise control over the management of the joint ventures.

DEPRECIATION

Buildings are depreciated using the straight-line method over estimated useful lives ranging from 31.5 to 39 years.

SYNDICATION COSTS

Syndication costs incurred in the raising of capital through the sale of units are treated as a reduction of partnership equity.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

No cash was paid for income taxes or interest during 2000 or 1999.

REVENUE RECOGNITION

Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Percentage rents are recognized when received.

INCOME TAXES

All income and expense items flow through to the partners for tax purposes. Consequently, no provision for federal or state income taxes is provided in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The  carrying  value  of  financial   instruments,   consisting  of  cash,  cash
equivalents, accounts receivable and liabilities approximate their fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

The Partnership adopted these standards effective January 1, 2001. The Partnership currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Partnership's financial position, results of operation or cash flows from the adoption of SFAS 133, as amended.

2. PARTNERSHIP EQUITY

The Managing General Partner, American Asset Advisers Management Corporation X, and the Individual General Partner, H. Kerr Taylor, have made capital contributions in the amounts of $990 and $10, respectively. All other contributions have been made by the limited partners. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the limited partners over the amount previously contributed by the General Partners.

3. ALLOCATIONS AND DISTRIBUTIONS

All income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Partnership's properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the limited partners, .99% to the Managing General Partner and .01% to the Individual General Partner; and (b) net income will be allocated first in the ratio, and to the extent, net cash flow is distributed to the partners for such year and any additional income for such year will be allocated 99% to the limited partners, 1% to the General Partners.

For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

(a) first, to and among the partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances).

(b) then, to each limited partner until the balance in such limited partner's capital account equals the amount to be distributed to such limited partner in the first tier of distributions of net proceeds of sale.

(c) then, to the General Partners, until the balance in their capital accounts equals the amounts to be distributed to the General Partners in the second tier of distributions of net proceeds of sale.

(d) then 94% to the limited partners and 6% to the General Partners, and

(e) thereafter, the partners shall be allocated gain or loss in order to meet Treasury Regulations regarding qualified income offset requirements.

Any loss on the sale, exchange or other disposition of any property shall be allocated 99% to the limited partners and 1% to the General Partners.

4. OPERATING LEASES

A  summary  of  minimum  future  rentals,   exclusive  of  any  renewals,  under
noncancellable operating leases in existence at December 31, 2000 are as follows:

      2001             $   960,815
      2002                 962,683
      2003                 827,308
      2004                 752,660
      2005                 566,638
      2006-2016          2,156,569
                      -------------
                       $ 6,226,673
                      =============

5. NET INVESTMENT IN DIRECT FINANCING LEASE

The Partnership's net investment in a direct financing lease at December 31, 2000 included:

      Minimum lease payments receivable              $ 1,117,725
      Unguaranteed residual value                        303,558
      Less: Unearned income                             (806,125)
                                                    -------------
                                                     $   615,158
                                                    =============

A summary of minimum future rentals, exclusive of any renewals, under a noncancellable direct financing lease in existence at December 31, 2000 are as follows:

       2001             $  73,892
       2002                73,892
       2003                73,892
       2004                77,302
       2005                81,281
       2006-2016          737,466
                      ------------
                      $ 1,117,725
                      ============

6. INVESTMENT IN JOINT VENTURES

On April 5, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AmREIT, Inc., entities with common management, for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Partnership's interest in the joint venture is 18.25%. On November 4, 1999, Just For Feet, Inc. filed a petition of relief under Chapter 11 of the Federal bankruptcy code. On January 27, 2000 Just For feet, Inc. announced that its previous efforts of reorganization were unsuccessful. As such, the bankruptcy court in Delaware approved a liquidation auction of all of Just For Feet, Inc.'s retail stores and inventory. On February 16, 2000 Just For Feet, Inc. entered into an agreement whereby Footstar, Inc. would purchase the inventory of Just For Feet, Inc., and assume certain retail operating leases. Included in the leases being assumed by Footstar, Inc. is the Just For Feet located in Tucson, Arizona, which is owned by AAA Joint Venture 96-1. Just For Feet, Inc. cured all deficiencies under the lease prior to the assumption of the lease. Footstar Inc., the second largest retailer of athletic footwear and apparel, is a publicly owned New York Stock Exchange company (FTS) and has assumed the Just For Feet lease as is.

On October 27, 1994, the Partnership formed a joint venture, AAA Joint Venture 94-1, with AmREIT, Inc., for the purpose of acquiring a property on lease to BlockBuster Music Retail Inc. in Missouri. The Company's interest in the joint venture is 45.16%.


Summarized financial information for the joint ventures at December 31, 2000 and 1999, is as follows:

                                                     2000             1999
     Land & building,
       net of accumulated depreciation           $ 2,557,715       $ 2,587,084
     Net investment in direct financing lease    $ 2,603,663       $ 2,594,532
     Accounts receivable                         $    27,210       $   115,013
     Accrued rental income                       $    79,996       $    73,877
     Partners' capital                           $ 5,268,584       $ 5,370,506
     Rental income from operating lease          $   179,677       $   179,674
     Earned income from direct financing lease   $   408,406       $   407,477
     Net income                                  $   558,703       $   557,781

The Partnership recognized equity income of $142,537 and $142,355 from the joint ventures in 2000 and 1999, respectively.


7. MAJOR TENANTS

The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 2000 and 1999 under both operating lease and direct financing lease methods of accounting:

                                                       2000             1999

     Golden Corral Corporation (Texas)              $ 175,221       $ 172,965
     TGI Friday's, Inc. (Texas)                       180,501         180,500
     Goodyear Tire & Rubber Company (Texas)            52,908          52,908
     Tandy Corporation (Minnesota)                    256,702         256,620
     America's Favorite Chicken Company (Georgia)     103,724         104,382
     Ronald Pucillo, M.D. (Texas)                     174,475         174,149
                                                   -----------     -----------
                           Total                    $ 943,531       $ 941,524
                                                   ===========     ===========

8. INCOME RECONCILIATION

A reconciliation of net income for financial reporting purposes to income for federal income tax purposes is as follows for the years ended December 31:

                                                           2000           1999

     Net income for financial reporting purposes        $  803,064    $ 842,370

     Direct financing lease recorded as operating
         lease for tax reporting purposes                  (25,912)     (29,678)

     Accrued rental income                                 (28,220)     (32,658)
                                                        -----------  -----------
     Income for tax reporting purposes                   $ 748,932    $ 780,034
                                                        ===========   ==========

9. RELATED PARTY TRANSACTIONS

The Partnership Agreement provides for the reimbursement for administrative services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the Individual General Partner or to any controlling persons of the Managing General Partner. In connection with administrative services rendered to the Partnership, $114,540 and $78,864 was incurred and paid to ARIC in 2000 and 1999, respectively.

See Note 6 for joint venture agreements with entities with common management.


                          AAA NET REALTY FUND X, LTD.
         SCHEDULE III - REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                                     Life on Which
                                                                                                                     Depreciation in
                                                                    Cost at                   Date of                 Latest Income
  Property           Encum-                           Impro-     Close of Year       Accum.   Constr-     Date        Statement
 Description         brances    Building      Land    vements  Building     Land     Deprec.  uction     Acquired    is Computed
----------------     -------  -----------   --------  -------  ---------   --------  -------- -------   ----------   --------------
PROPERTIES INVESTED IN UNDER OPERATING LEASES

Golden Corral, TX      $0     $1,105,426    $473,754     $0   $1,105,426   $473,754  $272,968    N/A    03/15/1993    31.5 Years
TGI Friday's, TX       $0     $1,084,060    $464,597     $0   $1,084,060   $464,597  $194,576    N/A    12/23/1993     39 Years
Goodyear Tire, TX      $0       $377,261    $161,684     $0     $377,261   $161,684   $65,296    N/A    03/31/1994     39 Years
Popeye's Chicken, GA   $0             $0    $264,400     $0           $0   $264,400        $0    N/A    07/19/1994       N/A
Computer City, MN      $0     $1,769,748    $758,464     $0   $1,769,748   $758,464  $287,395    N/A    03/21/1994     39 Years
One Care Health, TX    $0     $1,034,488    $443,351     $0   $1,034,488   $443,351  $158,048    N/A    01/18/1995     39 Years
                    ------   -----------  -----------   ----  ---------- ----------  --------
                       $0     $5,370,983  $2,566,250     $0   $5,370,983 $2,566,250  $978,283


PROPERTY OF JOINT VENTURES IN WHICH THE PARTNERSHIP HAS AN INTEREST AND HAS
INVESTED IN UNDER AN OPERATING LEASE AND A DIRECT FINANCING LEASE

Wherehosue Music, M    $0       $531,236    $220,541     $0     $531,236   $220,541   $80,818    N/A    11/14/1994      39 Years
Just For Feet, AZ      $0       $474,200    $198,664     $0     $474,200   $198,664        $0    N/A    09/11/1996         N/A
                    ------   -----------  -----------   ----  ---------- ----------  --------
                       $0     $1,005,436    $419,205     $0   $1,005,436   $419,205   $80,818



PROPERTY INVESTED IN UNDER DIRECT FINANCING LEASE

Popeye's Chicken, GA   $0       $618,232          $0     $0     $618,232         $0  $100,845    N/A    07/19/1994          N/A


(1) Transactions in real estate and accumulated depreciation during 2000 and 1999 for operating lease properties are summarized as follows:


                                                  Accumulated
                                    Cost          Depreciation
                                 -----------      ------------
Balance at December 31, 1998     $7,937,234         $689,350

Acquisitions                             $0               $0

Depreciation expense                     $0         $144,467
                                 -----------      ------------
Balance at December 31, 1999     $7,937,234         $833,817

Acquisitions                             $0               $0

Depreciation expense                     $0          144,467
                                 -----------      ------------
Balance at December 31, 2000     $7,937,233         $978,284
                                 ===========      ============

(2)The  portion of the lease  relating to the building of this property has been
recorded  as  a  direct  financing  lease  for  financial   reporting  purposes.
Consequently, depreciation is not applicable.

(3)The aggregate cost of all properties for Federal Income Tax purposes is $9,980,107 at December 31, 2000.

                                       AAA NET REALTY FUND XI, LTD.
                                          (A LIMITED PARTNERSHIP)
                                               BALANCE SHEET
                                               JUNE 30, 2001
                                                (Unaudited)


 ASSETS
 Cash and cash equivalents                                           $  362,355
 Accounts receivable                                                      6,464
 Property:
                 Land                                                   593,570
                 Buildings                                            1,396,695
                                                                      ---------
                                                                      1,990,265
                 Accumulated depreciation                              (156,556)
                                                                     ----------
                                Total property, net                   1,833,709
                                                                     ----------

 Investment in joint ventures                                         3,761,073

 Other assets:
                 Accrued rental income                                   34,524
                                                                    -----------
 TOTAL ASSETS                                                       $ 5,998,125
                                                                    ===========

 LIABILITIES AND PARTNERSHIP EQUITY
 Liabilities:
                 Accounts payable                                   $        -
                                                                    ----------
                                TOTAL LIABILITIES                            -
                                                                    ----------
 Partnership equity:
                 General partners                                           13
                 Limited partners                                    5,998,112
                                                                    -----------
                                TOTAL PARTNERSHIP EQUITY             5,998,125
                                                                    -----------
 TOTAL LIABILITIES AND PARTNERSHIP EQUITY                          $ 5,998,125

                                                                   ============

                          AAA NET REALTY FUND XI, LTD.
                             (A LIMITED PARTNERSHIP)
                              STATEMENTS OF INCOME
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30,
                                   (Unaudited)

                                                                    Quarter                          Year to Date
                                                             2001             2000              2001              2000
 Revenues:
      Rental income                                          $ 54,413         $ 54,627          $109,038         $109,254
      Equity income from joint ventures                        96,426           96,133           192,406          192,250
      Interest income                                           3,754            2,237             7,853            3,718
                                                             --------         --------          --------         --------

         Total revenues                                       154,593          152,997           309,297          305,222
                                                             --------         --------          --------         --------

 Expenses:
      Advisory fees to related party                           17,650           17,650            35,302           35,301
      Depreciation                                              8,913            8,912            17,824           17,824
      Professional fees                                         4,390            3,942            11,418           10,973
      Other                                                       885              834               916              839
                                                             --------         --------          --------         --------
         Total expenses                                        31,838           31,338            65,460           64,937

 Net income                                                  $122,755         $121,659          $243,837         $240,285
                                                             ========         ========          ========         ========
 Allocation of net income:
      General partners                                       $  1,227         $  1,217          $  2,438         $  2,403
      Limited partners                                        121,528          120,442           241,399          237,882
                                                             --------         --------          --------         --------
                                                             $122,755         $121,659          $243,837         $240,285
                                                             ========         ========          ========         ========

 Net income per unit                                         $  17.41         $  17.23          $  34.56         $  34.03
                                                             ========         ========          ========         ========

 Weighted average units outstanding                           7,050.4          7,061.2           7,055.8          7,061.2
                                                             ========         ========          ========         ========

  See Notes to Financial Statements.


                          AAA NET REALTY FUND XI, LTD.
                            (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001
                                  (Unaudited)


                                                                 Quarter                         Year to Date
                                                           2001            2000            2001             2000

                                                             $122,755         $121,659          $243,837         $240,285

 provided by operating activities:
      Depreciation                                              8,912            8,912            17,824           17,824
      Increase in accrued rental income                           629          (13,913)            1,046           (5,213)
      Decrease (increase) in accounts receivable                5,025                -            19,453            4,934
      Increase (decrease) in accounts payable                       -           (1,624)           (3,305)         (16,989)
      Investment in joint ventures:
         Equity income                                        (96,217)         (96,134)         (192,197)        (192,250)
         Distributions received                                96,217           96,134           192,197          192,250
      Increase in prepaid rental income                          -                   -                 -                -
                                                             --------         --------          --------         --------
         Net cash provided by operating activities            137,321          115,034           278,855          240,841
                                                             --------         --------          --------         --------

                                                                9,338           19,475            19,121           16,614
                                                             --------         --------          --------         --------
 Net cash used in investing activities                          9,338           19,475            19,121           16,614
                                                             --------         --------          --------         --------

                                                             (135,435)        (106,698)         (253,145)        (204,919)
                                                               (8,400)               -            (8,400)               -
                                                             --------         --------          --------         --------
 Net cash used in financing activities                       (143,835)        (106,698)         (261,545)        (204,919)
                                                             --------         --------          --------         --------

                                                                2,824          27,811             36,431           52,536
                                                              359,531         196,793            325,924          172,068
                                                             --------        --------           --------         --------
                                                             $362,355        $224,604           $362,355         $224,604
                                                             ========        ========           ========         ========

                          AAA NET REALTY FUND XI, LTD.
                             (A LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 and 2000

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

     AAA Net Realty Fund XI, Ltd. (the 'Partnership') is a limited partnership formed May 26, 1994 under the laws of the State of Texas. The Partnership commenced operations on May 26, 1994. American Asset Advisers Management Corporation XI, a Texas corporation, is the Managing General Partner and H. Kerr Taylor is the Individual General Partner. Both are related parties. An aggregate of 20,000 Units were offered at a $1,000 maximum offering price per Unit. The Partnership closed its offering on October 26, 1996, having received capital contributions for 7,061.21 Units ($7,061,208).

     The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ('AAA'), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ('ARIC'), a related party.

     BASIS OF ACCOUNTING

     The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

     CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

     PROPERTY

     Property is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for as operating leases and the related properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property.

     The Partnership's lease agreements do not provide for contingent rentals.

     The Partnership obtains an appraisal on each property prior to a property's acquisition and also performs an annual valuation update to evaluate potential impairment for each property for which an appraisal is older than twelve months. This valuation is based on capitalization of income for each property, a review of current market conditions and any significant events or factors, which would indicate a potential impairment to the value of a property.

     INVESTMENT IN JOINT VENTURES

     The Partnership's interest in joint ventures are accounted for under the equity method whereby the Partnership's investment is increased or decreased by its share of earnings or losses in the joint ventures and also decreased by distributions. The Partnership owns a minority interest and does not exercise control over the management of the joint ventures.

     DEPRECIATION

     Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

     SYNDICATION COSTS

     Syndication costs incurred in the raising of capital through the sale of units are treated as a reduction of partnership equity.

     STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

     No cash was paid for income taxes or interest during 2001 or 2000.

     REVENUE RECOGNITION

     Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases.

     INCOME TAXES

     All income and expense items flow through to the partners for tax purposes. Consequently, no provision for income taxes is provided.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of financial instruments, consisting of cash, cash equivalents, accounts receivable and liabilities approximate their fair value.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   PARTNERSHIP EQUITY

     The Managing General Partner, American Asset Advisers Management Corporation XI, and the Individual General Partner, H. Kerr Taylor, has made capital contributions in the amounts of $990 and $10, respectively. All other contributions have been made by the limited partners. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the General Partners will contribute to the Partnership an amount equal to the deficit balances in their capital accounts.

3.   ALLOCATIONS AND DISTRIBUTIONS

     Income and losses will be allocated to the partners according to the partnership agreement. All income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Partnership properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the limited partners, .99% to the Managing General Partner and .01% to the Individual General Partner; and (b) net income will be allocated first in the ratio in which, and to the extent, net cash flow is distributed to the partners for such year, and in the absence of the distribution of any net cash flow, 99% to the limited partners and 1% to the general partners.

     For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

     a. First, to and among the partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances),

     b. then, to each limited partner until the balance in such limited partner's capital account equals the amount to be distributed to such limited partner in the first tier of the distributions of net proceeds of sale,

     c. then, to the General Partners, until the balance in their capital accounts equals the amounts to be distributed to the General Partners in the second tier of distributions of net proceeds of sale,

     d. then, 94% to the limited partners and 6% to the General Partners, and

     e. thereafter, the Partners shall be allocated gain or loss in order to meet Treasury Regulation regarding qualified income offset requirements.

     Any loss on the sale, exchange, or other disposition of any property shall be allocated 99% to the limited partners and 1% to the General Partners.

4.   INVESTMENT IN JOINT VENTURES

     On October 16, 1997, the Partnership entered into a joint venture with AmREIT, Inc., an entity with common management. The joint venture was formed for the purpose of acquiring a property, which is being operated as a Hollywood Video store in Lafayette, Louisiana. The property was purchased on October 31, 1997 after the construction was completed. The Partnership's interest in the joint venture is 25.42%.

     On February 11, 1997, the Partnership entered into a joint venture with AmREIT, Inc. The joint venture was formed for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The property was purchased on June 9, 1997 after the construction was completed. The Partnership's interest in the joint venture is 49%. Effective February 16, 2000, the lease was assumed by Footstar, Inc. in conjunction with the bankruptcy of Just for Feet. Just For Feet, Inc. cured all deficiencies under the lease prior to the assumption of the lease. Footstar Inc., the second largest retailer of athletic footwear and apparel, is a publicly owned New York Stock Exchange company (FTS) and has assumed the Just For Feet lease as is.

     On September 23, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-2, with AmREIT, Inc. The joint venture was formed for the purpose of acquiring a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, constructed a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. The Partnership's interest in the joint venture is 49%.

     On April 5, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-1, with AmREIT, Inc. and AAA Net Realty Fund X, Ltd., entities with common management, for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Partnership's interest in the joint venture is 29.85%. This lease was assumed by Footstar, Inc. in conjunction with the bankruptcy of Just for Feet. Effective February 16, 2000 Footstar began operating this store under the Just for Feet name. Just For Feet, Inc. cured all deficiencies under the lease prior to the assumption of the lease by Footstar, Inc.

     On September 12, 1995, the Partnership formed a joint venture, AAA Joint Venture 95-2, with AmREIT, Inc. for the purpose of acquiring a property on lease to Blockbuster Music Retail, Inc. located in Wichita, Kansas. The Partnership's interest in the joint venture is 49%.


5.    MAJOR TENANTS

     The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes the rental income by lessee associated with operating leases for the three and six months ended June 30,:

                                                       Quarter                    Year to Date
                                                  2001         2000           2001             2000
     Blockbuster Videos, Inc. (Oklahoma)     $   21,482      $ 21,695       $  43,179      $  43,387
     Pier 1 Imports (Colorado)                   32,931        32,932          65,859         65,867
           Total                             $   54,413      $ 54,627        $109,038       $109,254


6.   RELATED PARTY TRANSACTIONS

     The Partnership Agreement provides for the reimbursement for administrative services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the Individual General Partner or to any controlling persons of the Managing General Partner. In connection with administrative services rendered to the Partnership, $70,608 and $46,632 was incurred and paid to affiliated entities in 2000 and 1999, respectively.


7.   RESULTS OF OPERATIONS

     For the three months ended June 30, 2001, revenues totaled $154,593, which included $150,839 from real estate operations and $3,754 of interest and other income. Revenues for the second quarter of 2001 increased slightly from those of the second quarter of 2000, primarily due to an increase of $1,517 in interest income due to better cash management and increased cash balances. Expenses increased from $31,338 in the second quarter of 2000 to $31,838 in the second quarter of 2001, primarily from an increase in professional fees. Partnership net income increased slightly from $121,659 in the second quarter of 2000 to $122,755 in the second quarter of 2001.

     For the six months ended June 30, 2001, revenue totals $309,297, which included $301,444 from real estate operations and $7,853 of interest income and other income. Revenues for the first six months of 2001 increased $4,075 from those of the first six months in 2000, which was primarily attributable to a $4,135 increase in interest income due to better cash management and increased cash balances. Expenses increased from $64,937 in the first six months of 2000 to $65,460 in the first six months of 2001, primarily from an increase in professional fees. Partnership net income increased by $3,552 from $240,285 for the first six months of 2000 to $243,837 for the first six months of 2001.

INDEPENDENT AUDITORS REPORT

AAA Net Realty Fund XI, Ltd.

We have audited the accompanying balance sheet of AAA Net Realty Fund XI, Ltd. as of December 31, 2000, and the related statements of income, partnership equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AAA Net Realty Fund XI, Ltd. as of December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Houston, Texas
March 13, 2001

                          AAA NET REALTY FUND XI, LTD.
                            (A LIMITED PARTNERSHIP)
                                 BALANCE SHEET
                               DECEMBER 31, 2000


 ASSETS

 Cash and cash equivalents                                      $ 325,924
 Accounts receivable                                               25,917

 Property:
       Land                                                       593,570
       Buildings                                                1,396,695
                                                                ---------
                                                                1,990,265
       Accumulated depreciation                                  (138,732)
                                                                ---------
       Total property, net                                      1,851,533
                                                                ---------

 Investment in joint ventures                                   3,780,194

 Other assets:
       Accrued rental income                                       35,570
                                                                   ------
            Total other assets                                     35,570
                                                                   ------

 TOTAL ASSETS                                                 $ 6,019,138
                                                              ===========


 LIABILITIES AND PARTNERSHIP EQUITY

 Liabilities:

       Accounts payable                                           $ 3,305
                                                                  -------
            TOTAL LIABILITIES                                       3,305
                                                                    -----

 Partnership equity:
       General partners                                             8,715
       Limited partners                                         6,007,118
                                                                ---------

            TOTAL PARTNERSHIP EQUITY                            6,015,833
                                                                ---------

 TOTAL LIABILITIES AND PARTNERSHIP EQUITY                     $ 6,019,138
                                                              ===========









 See Notes to Financial Statements.

                          AAA NET REALTY FUND XI, LTD.
                            (A LIMITED PARTNERSHIP)
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND1999



                                                         2000          1999
                                                         ----          ----
Revenues:

Rental income from operating leases                  $ 218,497        $ 218,469
Interest income                                         10,193            3,202
Equity income from investment in joint ventures        384,584          383,697
                                                       -------          -------
        Total revenues                                 613,274          605,368
                                                       -------          -------

 Expenses:
       Advisory fees to related party                   70,608           46,632
       Amortization                                          -           48,121
       Depreciation                                     35,644           35,641
       Professional fees and other                      29,957           14,278
                                                       -------          -------
            Total expenses                             136,209          144,672
                                                       -------          -------

 Net income                                          $ 477,065        $ 460,696
                                                     =========        =========


 Allocation of net income:

       General partners                           $      4,771          $ 4,607
       Limited partners                                472,294          456,089
                                                     ---------        ---------
                                                  $    477,065        $ 460,696
                                                     =========        =========

 Net income per unit                                   $ 67.56          $ 65.24
                                                       =======          =======

 Weighted average units outstanding                      7,061            7,061
                                                         =====            =====







  See Notes to Financial Statements.

                          AAA NET REALTY FUND XI, LTD.
                            (A LIMITED PARTNERSHIP)
                         STATEMENTS OF PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                   GENERAL        LIMITED
                                  PARTNERS          PARTNERS            TOTAL
                                  --------           --------           -----


Balance at December 31, 1998       $ 4,977     $ 6,046,393        $ 6,051,370

Net income                           4,607         456,089            460,696

Distributions ($78.20 per Limited   (2,820)       (552,156)          (554,976)
                Partnership Unit)

Balance at December 31, 1999         6,764        5,950,326         5,957,090

Net income                           4,771          472,294           477,065

Distributions ($58.84 per Limited   (2,820)        (415,502)         (418,322)
                 Partnership Unit)

Balance at December 31, 2000       $ 8,715       $ 6,007,118      $ 6,015,833
                                  ========       ===========      ===========













See Notes to Financial Statements.

                          AAA NET REALTY FUND XI, LTD.
                            (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                          2000             1999
                                                         -----             ----
Cash flows from operating activities:
   Net income                                          $ 477,065      $ 460,696
     Adjustments to reconcile net income to net cash
     provided by from operating activities:
     Amortization                                              -         48,121
     Depreciation                                         35,644         35,641
     Decrease (increase) in accounts receivable           53,048        (60,155)
     (Decrease) increase in accounts payable             (25,662)        21,050
     Investment in joint ventures:
     Equity income                                      (384,584)      (383,697)
     Distributions received                              384,584        383,697
     Increase in accrued rental income                    (6,392)       (10,419)
                                                          -------      --------
     Net cash provided by operating activities            533,703       494,934
                                                         --------       -------

Cash flows from investing activities:
     Joint venture distributions in excess of income       38,475        30,119
                                                          -------        ------
     Net cash provided by investing activities             38,475        30,119
                                                          -------        ------
 Cash flows from financing activities:
       Distributions paid to partners                    (418,322)     (554,976)
                                                         ---------     ---------
            Net cash used in financing activities        (418,322)     (554,976)
                                                         ---------     ---------

Net increase (decrease) in cash and cash equivalents      153,856       (29,923)
Cash and cash equivalents, beginning of year              172,068       201,991
                                                         --------       -------
Cash and cash equivalents, end of year                  $ 325,924     $ 172,068
                                                       ==========     =========








 See Notes to Financial Statements.

                          AAA NET REALTY FUND XI, LTD.
                            (A LIMITED PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS AAA Net Realty Fund XI, Ltd. (the "Partnership") is a limited partnership formed May 26, 1994 under the laws of the State of Texas. The Partnership commenced operations on May 26, 1994. American Asset Advisers Management Corporation XI, a Texas corporation, is the Managing General Partner and H. Kerr Taylor is the individual General Partner. Both are related parties. An aggregate of 20,000 Units were offered at a $1,000 maximum offering price per Unit. The Partnership closed its offering on October 26, 1996, having received capital contributions for 7,061.21 Units ($7,061,208). The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

BASIS OF ACCOUNTING

The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

PROPERTY

Property is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for as operating leases and the related properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property.

The Partnership's lease agreements do not provide for contingent rentals.

The Partnership obtains an appraisal on each property prior to a property's acquisition and also performs an annual valuation update to evaluate potential impairment for each property for which an appraisal is older than twelve months. This valuation is based on capitalization of income for each property, a review of current market conditions and any significant events or factors, which would indicate a potential impairment to the value of a property.

INVESTMENT IN JOINT VENTURES

The Partnership's interest in joint ventures are accounted for under the equity method whereby the Partnership's investment is increased or decreased by its share of earnings or losses in the joint ventures and also decreased by distributions. The Partnership owns a minority interest and does not exercise control over the management of the joint ventures.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

SYNDICATION COSTS

Syndication costs incurred in the raising of capital through the sale of units are treated as a reduction of partnership equity.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

No cash was paid for income taxes or interest during 2000 or 1999.

REVENUE RECOGNITION

Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases.

INCOME TAXES

All income and expense items flow through to the partners for tax purposes. Consequently, no provision for income taxes is provided.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The  carrying  value  of  financial   instruments,   consisting  of  cash,  cash
equivalents, accounts receivable and liabilities approximate their fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133). SFAS 133, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amended SFAS 133.

The Partnership adopted these standards effective January 1, 2001. The Partnership currently has no contracts that would be affected by these accounting standards and as a result, there was no effect on the Partnership's financial position, results of operations or cash flows from the adoption of SFAS 133, as amended.

2.   PARTNERSHIP EQUITY

The Managing General Partner, American Asset Advisers Management Corporation XI, and the Individual General Partner, H. Kerr Taylor, has made capital contributions in the amounts of $990 and $10, respectively. All other contributions have been made by the limited partners. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the General Partners will contribute to the Partnership an amount equal to the deficit balances in their capital accounts.

3.   ALLOCATIONS AND DISTRIBUTIONS

Income and losses will be allocated to the partners according to the partnership agreement. All income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Partnership properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the limited partners, .99% to the Managing General Partner and .01% to the Individual General Partner; and (b) net income will be allocated first in the ratio in which, and to the extent, net cash flow is distributed to the partners for such year, and in the absence of the distribution of any net cash flow, 99% to the limited partners and 1% to the general partners.

For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

a. first, to and among the partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances),

b. then, to each limited partner until the balance in such limited partner's capital account equals the amount to be distributed to such limited partner in the first tier of the distributions of net proceeds of sale,

c. then, to the General Partners, until the balance in their capital accounts equals the amounts to be distributed to the General Partners in the second tier of distributions of net proceeds of sale,

d. then,  94% to the limited partners and 6% to the General Partners, and

e. thereafter, the Partners shall be allocated gain or loss in order to meet Treasury Regulation regarding qualified income offset requirements.

Any loss on the sale, exchange, or other disposition of any property shall be allocated 99% to the limited partners and 1% to the General Partners.

4.   OPERATING LEASES

A  summary  of  minimum  future  rentals,   exclusive  of  any  renewals,  under
noncancellable  operating  leases  in  existence  at  December  31,  2000 are as follows:
                 2001             $417,863
                 2002              423,742
                 2003              430,423
                 2004              430,423
                 2005              298,203
                 2006 - 2016     1,167,959
                              ------------
                              $  3,168,613
                              ============

5.   INVESTMENT IN JOINT VENTURES
On October 16, 1997, the Partnership entered into a joint venture with AmREIT, Inc. (formerly American Asset Advisers Trust, Inc.), an entity with common management. The joint venture was formed for the purpose of acquiring a property, which is being operated as a Hollywood Video store in Lafayette, Louisiana. The property was purchased on October 31, 1997 after the construction was completed. The Partnership's interest in the joint venture is 25.42%.On February 11, 1997, the Partnership entered into a joint venture with AmREIT, Inc. The joint venture was formed for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The property was purchased on June 9, 1997 after the construction was completed. The Partnership's interest in the joint venture is 49%. On November 4, 1999, Just For Feet, Inc. filed a petition of relief under Chapter 11 of the federal bankruptcy code. On January 27, 2000 Just For Feet, Inc. announced that its previous efforts of reorganization were unsuccessful. As such, the bankruptcy court in Delaware approved a liquidation auction of all of Just For Feet, Inc.'s retail stores and inventory (the "Bankruptcy"). On February 16, 2000 Just For Feet, Inc. entered into an agreement whereby Footstar, Inc. would purchase the inventory of Just For Feet, Inc., and assume certain retail operating leases. Included in the leases being assumed by Footstar, Inc. is the Just For Feet property located in Baton Rouge, Louisiana, which is owned by the Partnership and AmREIT, Inc. through a joint venture. Effective February 16, 2000 Footstar began operating this store under the Just for Feet name. Just For Feet, Inc. cured all deficiencies under the lease prior to the assumption of the lease. Footstar Inc., the second largest retailer of athletic footwear and apparel, is a publicly owned New York Stock Exchange company (FTS) and has assumed the Just For Feet lease as is.

On September 23, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-2, with AmREIT, Inc. The joint venture was formed for the purpose of acquiring a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, constructed a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. The Partnership's interest in the joint venture is 49%.

On April 5, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-1, with AmREIT, Inc. and AAA Net Realty Fund X, Ltd., entities with common management, for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Partnership's interest in the joint venture is 29.85%. This lease was assumed by Footstar, Inc. in conjunction with the Bankruptcy. Effective February 16, 2000 Footstar began operating this store under the Just for Feet name. Just For Feet, Inc. cured all deficiencies under the lease prior to the assumption of the lease by Footstar, Inc.

On September 12, 1995, the Partnership formed a joint venture, AAA Joint Venture 5-2, with AmREIT, Inc. for the purpose of acquiring a property on lease to Blockbuster Music Retail, Inc. located in Wichita, Kansas. The Partnership's interest in the joint venture is 49%.


Summarized financial information for the joint ventures at December 31, is as follows:

                                                    2000                 1999
                                                    ----                 ----
Land and building,
net of accumulated depreciation              $ 7,067,931          $  7,171,036
Net investment in direct financing lease     $ 2,599,066          $  2,594,532
Accounts receivable                          $    23,638          $    199,265
Accrued rental income                        $   122,704          $    120,040
Partners' capital                            $ 9,813,339          $ 10,084,873
Rental income from operating leases          $   693,115          $    691,847
Earned income from direct financing lease    $   408,406          $    407,477
Net income                                   $   998,415          $    996,207

The partnership recognized equity income of $384,584 and $383,697 from the joint ventures in 2000 and 1999, respectively.

6.   MAJOR TENANTS

The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes the rental income by lessee associated with operating leases for 2000 and 1999:

                                              2000                      1999
                                              ----                      ----

     Blockbuster Videos, Inc. (Oklahoma)  $  86,777                $   86,775
     Pier 1 Imports (Colorado)              131,720                   131,694
                                           --------                   -------
     Total                               $  218,497                $  218,469
                                           ========                   =======

7.     INCOME RECONCILIATION

A reconciliation of net income for financial reporting purposes to income for federal income tax purposes is as follows for the years ended December 31:
                                                       2000               1999
                                                       ----               ----

     Net income for financial reporting purposes  $ 477,065           $  460,696

     Direct financing lease recorded as operating
          lease for tax reporting purposes          (22,398)            (22,111)

             Accrued rental income                  (10,376)            (23,048)
                                                   ---------            --------

     Income for tax reporting purposes            $  444,291          $  415,537
                                                  ==========          ==========

8.   RELATED PARTY TRANSACTIONS

The Partnership Agreement provides for the reimbursement for administrative services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the Individual General Partner or to any controlling persons of the Managing General Partner. In connection with administrative services rendered to the Partnership, $70,608 and $46,632 was incurred and paid to affiliated entities in 2000 and 1999, respectively.

     See Note 5 for joint venture agreements with related parties.

Board of Directors
AmREIT, Inc.
September 6, 2001
Page 2
                                                  September 6, 2001

Board of Directors
AmREIT, Inc.
8 Greenway Plaza, Suite 824
Houston, Texas  77046

Gentlemen:

     We have acted as financial advisor to AmREIT, Inc. (the "Company") in connection with the proposed plan of merger between the Company and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. And AAA Net Realty Fund XI, Ltd. (the "Transaction"). The Transaction is described more fully in the Amendment No. 4 to form S-4 registration statement filed with the Securities and Exchange Commission. You have requested our opinion as to whether the consideration to be paid by the Company in connection with the Transaction is fair to the Company from a financial point of view. We are not expressing any opinion as to the price at which the Company's Common Stock will trade subsequent to the Transaction. Further, our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction.

     In connection with our review of the Transaction, and in arriving at our opinion, we have, among other things:


(1) reviewed certain consolidated financial statements of the Company and Seller and certain other relevant financial and operating data of the Company made available to us by officers of the Company and Seller, respectively;

(2) reviewed certain internal financial and operating information, including certain projections, relating to the Company and Seller prepared by the managements of the Company and Seller, respectively;

(3) discussed the business, financial condition and prospects of the Company with certain officers of the Company;

(4) discussed the business, financial condition and prospects of Seller with certain officers of Seller;

(5)  reviewed the financial terms of the Transaction;

(6) reviewed the financial terms, to the extent publicly available, of certain similar transactions we deemed relevant;

(7) reviewed certain publicly available information relating to certain companies we deemed appropriate in analyzing the Company and Seller;

(8) reviewed a draft of the S-4 to be filed with the Securities and Exchange Commission;

(9) reviewed the potential pro forma financial impact of the Transaction on the Company; and

(10) performed such other analyses and examinations and considered such other information, financial studies, analysis and investigations and financial, economic and market data as we deemed relevant.

     We have not independently verified any of the information concerning the Company or Seller considered by us in connection with our review of the Transaction and, for purposes of the opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Seller as to the expected future financial performance of their respective companies. We have not been engaged to assess the achievability of such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties, or facilities of either the Company or Seller nor have we been furnished with any such evaluation or appraisal. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist on, and can be evaluated as of, the date of this letter. Any change in such conditions would require a reevaluation of this opinion.

     In connection with our opinion, we have assumed that the Transaction will be consummated on the terms and subject to the conditions described in the S-4. We also have assumed that all necessary governmental and regulatory approvals and third-party consents will be obtained on terms and conditions that will not have a material adverse effect on the Company or Seller.

     Wunderlich Securities, Inc., as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we may trade in the debt and equity securities of the Company and Seller for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This letter and the opinion stated herein are solely for the use of the Company's Board of Directors and may not be reproduced, summarized, excerpted from or otherwise publicly referred to in any manner without prior written consent.

     Based upon and subject to the foregoing and such other matters as we deem relevant, we are of the opinion that as of the date hereof, the consideration to be paid by the Company in connection with the Transaction is fair to the Company from a financial point of view.

     We hereby consent to the inclusion of the full text of our opinion and summary thereof in any disclosure document or proxy statement relating to the Transaction that the Company must file under the Securities Act of 1933, as amended and distribute to its shareholders. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction.

                                         Sincerely,



                                         WUNDERLICH SECURITIES, INC.

                              DECLARATION OF TRUST

                                    ANNEX 2
                       To AmREIT Joint Proxy and COnsent
                     Solicitation Statement and Prospectus

                          [To be filed by amendment.]

                                       1

                                    Forms of
                          THE NOTE AND LOAN AGREEMENT

                                    ANNEX 3
                       To AmREIT Joint Proxy and COnsent
                     Solicitation Statement and Prospectus

                          [To be filed by amendment.]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harris County, State of Texas, on this 25th day of February, 2000.

                                  AMREIT, INC.

                                  BY:         /S/ H. KERR TAYLOR

                                              H. Kerr Taylor
                                              Chairman of the Board, Chief
                                              Executive Officer and President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                       Signature
                                       Position
                                         Date

                                  /S/ H. KERR TAYLOR

                                    H. Kerr Taylor

 Chairman of the Board,
 Chief Executive Officer
 and President

                                  October 16, 2001

                                 /s/ CHARLES C. BRAUN

                                   Charles C. Braun

 Vice President of Finance
 (Principal Financial
 Officer)

                                  October 16, 2001

                                          *

                              Robert S. Cartwright, Jr.

 Director

                                  October 16, 2001

                                          *

                                 G. Steven Dawson

Director                                  *

                                  October 16, 2001

                                          *

                                   Bryan Goolsby

 Director

                                  October 16, 2001

                                          *

                                   Philip Taggart

 Director


                                  October 16, 2001

                                By: /s/ H. KERR TAYLOR
 *

                                    H. Kerr Taylor
                                   Attorney-in-Fact

                                  AmREIT, INC.

                                  SUPPLEMENT TO
          JOINT PROXY AND CONSENT SOLICITATION STATEMENT AND PROSPECTUS
                                       FOR
                          AAA NET REALTY FUND IX, LTD.

                                  DATED , 2001

     This supplement is being furnished to you, as a limited partner of AAA Net Realty Fund IX, Ltd., for the purpose of enabling you to evaluate the proposed merger of your partnership with AmREIT, Inc. This supplement is designed to summarize only the risks, effects, fairness and other considerations of the proposed merger that are unique to you and the other limited partners of your partnership. This supplement does not purport to provide an overall summary of the proposed merger and should be read in conjunction with the accompanying Joint Proxy and Consent Solicitation Statement/Prospectus, which includes detailed discussions regarding AmREIT and the other partnerships being merged with AmREIT. Accordingly, the discussions in this supplement are qualified by the more expanded treatment of these matters appearing in the proxy statement.


                                    OVERVIEW

     Pursuant to the proxy statement and this supplement, you are being asked to approve the merger of your partnership into AmREIT. Your partnership is one of three limited partnerships with which AmREIT is seeking to merge. Supplements comparable to this one have also been prepared for each of the other partnerships. Copies of those other supplements may be obtained without charge by you or your representative upon written request delivered to Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046.

     The effects of the merger of these three limited partnerships with AmREIT may be different for the limited partners in each of these limited partnerships.

     In addition to the risks and potential disadvantages described in the attached proxy statement, there are a number of risks and potential disadvantages associated with the merger specific to your partnership. In particular, you should consider the following:


          o In 2000, AmREIT's rate of distributions (approximately $9.51 per $1,000 original investment) were less than the annual rate of distributions paid to the limited partners (approximately $67.91 per $1,000 original investment).

          o The compensation, fees and distributions that would have been payable by AmREIT to your general partner in 1998, 1999, 2000 and for the six months ended June 30, 2001 had the merger been effective in these years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

          o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies, which resulted in a wide range of values for your partnership.

          o   Unlike your partnership, AmREIT has debt.

          o   The merger is a taxable transaction to limited partners.

          o The merger involves a fundamental change in the limited partners' investment.

          o   A majority vote of limited partners binds the partnership.

     AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue Code. Like your partnership, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of your partnership seek your approval of the merger. In the merger, AmREIT will issue shares of class B common stock to limited partners of partnerships that approve the merger, vote against but whose partnerships nevertheless approve the merger, or abstain from voting on the merger.

     At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. As a condition precedent to the merger the AmREIT class A common stock, into which the class B common stock is convertible will be listed for trading on the American Stock Exchange.


What is AmREIT?

     AmREIT is a Maryland corporation based in Houston, Texas that has elected to be taxed as a real estate investment trust (REIT). AmREIT is an affiliate of the general partners of your limited partnership. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding, multi-tenant, and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all three partnerships in the merger, AmREIT expects to have total assets of approximately $56 million, consisting of 30 properties, upon the effectiveness of the merger. If AmREIT acquires only this partnership in the merger, AmREIT expects to have total assets of about $42 million, consisting of 23 properties, upon the effectiveness of the merger.


How many shares of AmREIT Class B common stock will I receive if my partnership merges with AmREIT?

     Your partnership will receive 610,658 shares of AmREIT class B common stock, which we estimate amounts to $1,048 of AmREIT class A common stock per average original $1,000 investment based on the exchange price of the AmREIT class B common stock. You will receive your proportion of these shares in accordance with the terms of your partnership's partnership agreement. We have agreed with AmREIT upon an exchange price of $9.25 per share for the shares of AmREIT class B common stock. Because the shares of AmREIT class A common stock, into which the class B common stock is convertible, are not listed on an exchange at this time, the price at which the class A common stock may trade is uncertain because there is no established trading market. Upon the consummation of the merger, the shares of AmREIT class A common stock into which the class B common stock is convertible will be listed for trading on the American Stock Exchange. We do not know the price at which these shares will trade on this exchange upon listing. It is likely that the shares of AmREIT class A common stock will trade at prices substantially below the exchange price.


What do partners who vote against the merger receive?

     Limited partners who vote against the merger, whose the partnership nevertheless merges into AmREIT, will receive shares of AmREIT class B common stock in exchange for their units.


How does the consideration that I would receive in the merger compare to other valuation amounts?

     Below is a table that compares the value of the AmREIT class B common stock to alternative valuations that we considered.

                 AmREIT Consideration
                      Offered             Other Valuation Amounts

                                            Going
                     Transaction           Concern    Liquidation
                      Value(1)             Value(2)     Value(2)
 Fund IX.....         $5,648,585         $5,329,000   $4,673,000

(1) The transaction value is equal to the negotiated price of your partnership properties plus the net cash available at June 30, 2001. The transaction value will be the basis for AmREIT class B common stock issued in conjunction with the merger of your partnership at an exchange rate of $9.25 per share.

(2) The going concern value and liquidation values are based on the Valuation Associates appraisals and were the other two valuation methods considered by your general partners and the independent directors of AmREIT.


What benefit will Mr. Taylor receive in the merger?

     Mr. Taylor is the chairman of the board of directors, chief executive officer and largest stockholder of AmREIT. Pursuant to his employment agreement with AmREIT, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee comprised of three independent directors of AmREIT, Inc. Mr. Taylor also serves as, or controls, the general partner of all of the partnerships. If any or all of the partnerships approve the merger, the general partners will not receive any shares of AmREIT class B common stock in exchange for their general partnership interests. Mr. Taylor will receive up to 85,710 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of the sale. Prior to its acquisition by AmREIT, the external advisor was wholly owned by Mr. Taylor. If all three partnerships participate in the merger, Mr. Taylor will receive an aggregate of 308,924 shares of AmREIT class A common stock. If valued at the exchange price, these shares would have a value of $2,857,547. Mr. Taylor's salary will not increase as a result of the merger.


What material risks and considerations should I consider in determining whether to vote "For" or "Against" the merger?

     There are a number of material risks that you should consider:

     o AmREIT's rate of distributions on its class A common stock into which the class B common stock converts may be less than the annual rate of distributions paid to the limited partners.

     o The compensation, fees and distributions that would have been payable to your general partner had the merger been effective in prior years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

     o Unlike your partnership, AmREIT has debt.

     o The merger is a taxable transaction.

     o The merger involves a fundamental change in your investment.

     o AmREIT's dividend payments to holders of class B common stock will be greater than the annual rate of distributions previously paid to you by your partnerships.


What was the original time frame for liquidating the partnership?

     While the disclosure documents, pursuant to which the limited partnership units were originally offered in 1990 to the public, disclosed the intentions of the partnership to liquidate its assets after a maximum of eight to twelve years from acquisition, the general partner is not under a legal obligation to liquidate assets within that time frame. To the contrary, the partnership has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnership would be in the control of the general partners. The time frame for liquidating the partnership was not intended to coincide with the expiration of any of the partnership's original leases.


What is the vote required to approve the merger?

     Your partnership's partnership agreement requires more than 50% of the outstanding limited partnership interests to approve AmREIT's merger with your partnership. Approval by more than 50% of a partnership's limited partners will be binding on you even if you vote against the merger.

Did you receive a fairness opinion in connection with AmREIT's merger with my partnership?

     Yes. Houlihan Lokey rendered an opinion stating that the merger consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to those limited partners.


Do you, as the general partner of my partnership, recommend that I vote in favor of the proposed merger?

     Yes. Your general partner recommends that you vote "For" the proposed merger. Your general partner believes that the merger is the best means to maximize the value of your investment in your partnership as opposed to liquidating your partnership's portfolio or continuing unchanged the investment in your partnership. Your general partner believes that the consideration to be received by investors in Fund IX will prove to have greater value than retaining the partnership unit or other form of consideration that may be received in a sale to a third party.


How do I vote?

     Just indicate on the enclosed consent form how you want to vote, and sign and mail it in the enclosed postage-paid return envelope as soon as possible, so that at the special meeting of limited partners, your limited partnership interests may be voted "For" or "Against" your partnership's merger with AmREIT. If you sign and send in your consent form and do not indicate how you want to vote, your consent form will be counted as a vote "For" the merger. If you do not vote or you abstain from voting, it will count as a vote "Against" the merger.

What are the tax consequences of the merger to me?

     The merger is a taxable transaction to all limited partners, except those that are tax-exempt entities. We estimate that the limited partners will realize a gain on the merger of approximately $229 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $71 per average original $1,000 investment of this gain at long term capital gains rates, which will be 20%. The remaining $158 of gain per average original $1,000 investment will be taxable at the 25% rate.

     Your general partner urges you to consult with your tax advisor to evaluate the taxes that will be incurred by you as a result of your participation in the merger.

     To review the tax consequences to the limited partners of the partnerships in greater detail, see pages through of the attached proxy statement and "Federal Income Tax Considerations" in this supplement.


                                  RISK FACTORS

     As a result of the merger, you will assume the risks associated with the assets of AmREIT and the other partnerships acquired by AmREIT. Although the majority of AmREIT's assets are substantially similar to those of your partnership, the properties owned by AmREIT and the other partnerships acquired by AmREIT may be differently constructed or located in a different geographic area than the properties owned by your partnership. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those to which you are presently exposed. You can find geographic information regarding AmREIT's and the other partnerships' properties in the proxy statement.

     The following list summarizes the potential disadvantages, adverse consequences and risks of the merger that are applicable to you. This description is qualified in its entirety by the more detailed discussion in the section entitled "Risk Factors" contained in the proxy statement beginning on page .

     o There can be no assurance that the Houlihan Lokey fairness opinion and the independent appraisal by Valuation Associates properly reflect the value of your partnership's assets. Therefore, your partnership may not have received sufficient consideration consistent with its actual asset value.

     o We have significant conflicts of interest because H. Kerr Taylor, the chief executive officer, a director and a significant stockholder of AmREIT and the individual general partner or significant stockholder is the individual general partner and president of the corporate general partner of the partnerships, will receive significant financial and other benefits from and/or as a result of the merger.

     o The value of the AmREIT class B common stock may be less than the exchange price after the merger because:

     (1) the exchange price was fixed at $9.25 per share several months before the anticipated effective time of the merger;

     (2) the exchange price is not based on a known market value for the shares since the AmREIT class A common stock, into which the class B common stock is convertible, is not traded on an established market; and

     (3) the trading volume or price of the AmREIT class A common stock, into which the class B common stock is convertible, may decrease after the merger.


     o At the time of your initial investment in the partnership, the general partner indicated that the properties would be liquidated within a certain time frame; that time frame has since lapsed. By transferring the properties to AmREIT rather than selling the properties for cash to a third party, the limited partners who receive AmREIT class B common stock as part of the merger may not be able to liquidate those shares of class A common stock, into which the class B common stock is convertible, in time to realize their initial investment objectives.

     o While your partnership did receive a fairness opinion from Houlihan Lokey and an independent appraisal by Valuation Associates, your general partner did not retain an unaffiliated representative to represent you or your partnership, or to represent all of the partnerships as a group, in the merger. Had independent representation been arranged for your partnership, the terms of the merger might have been more favorable to you.

     o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies which resulted in a wide range of values for your partnership. These values range from $6,125,000 to $5,011,000. For a full explanation of these ranges please see "FAIRNESS OPINIONS--The Houlihan Fairness Opinions" on page of the attached proxy statement.

     o The merger will be a taxable transaction for the limited partners, except those investors that are tax-exempt entities.

     o Limited partners who become stockholders of AmREIT may not receive the same level of distributions as previously received from their respective partnership interests as set forth on page of this supplement. AmREIT's current rate of distributions (approximately $0.20 per share per annum or approximately $19.87 per $1,000 original investment) is less than the annual rate of distributions paid to the limited partners (approximately $67.91 per $1,000 original investment). In 2000, AmREIT's rate of distributions (approximately $9.57 per $1,000 original investment) was less than the annual rate of distributions paid to the limited partners (approximately $67.91 per $1,000 original investment).

     o As a result of the merger, the nature of each limited partner's investment will change from holding an interest in a specified portfolio of properties in a finite life entity to holding an equity investment in an ongoing REIT, whose portfolio of properties may be changed from time to time without the approval of its stockholders and which does not plan to liquidate such assets within a fixed period.

     These risks and possible adverse consequences of the merger to the limited partners are discussed in greater detail in the proxy statement.


                        CONSIDERATION PAID TO PARTNERSHIP

     The following table sets forth, for your partnership:

     o the aggregate amount of original limited partner investments in your partnership less any return of capital;

     o the limited partner's adjusted capital per average $1,000 original investment;

     o the number of shares of AmREIT class B common stock to be paid to your partnership;

     o the estimated value of the shares of AmREIT class B common stock paid to your partnership based on the exchange price of $9.34 per share;

     o the estimated value, based on the exchange price, of shares of AmREIT class B common stock you will receive for each $1,000 of your original investment; and

     o the consideration paid to your partnership's general partner if your partnership merges with AmREIT:

                                                                                                    Number of
                                                                Estimated Value ofEstimated Value of AmREIT
         Original Limited   Limited Partner                      AmREIT class B    AmREIT class B   class B
             Partner      Adjusted Capital per Number of AmREIT   Common Shares   Common Shares per common
        Investments          Average $1,000    class B Common       Payable to      Average $1,000   shares
        -----------          --------------    ---------------      ----------      --------------   ------
         Less any Return       Original       Shares Offered to      Limited       Limited Partner   paid to
         ----------------      ---------      -----------------      -------       ---------------   -------
            of               Investment(1)         Limited         Partners(3)        Adjusted       General
            Capital(1)                           Partners(2)                          Capital(3)     Partner
         $5,390,500            $    1,000           610,658       $ 5,648,585        $    1,048      85,710


(1) The original limited partner investment in the partnership was $5,390,500. These columns reflect, as of June 30, 2001, an adjustment to the limited partners' original investments based on return of capital, resulting in the adjusted capital balance.

(2) The shares of AmREIT class B common stock payable to the limited partners of your partnership as set forth in this chart will not change if AmREIT acquires fewer than all of the partnerships in the merger.

(3) Values are based on the exchange price of $9.25 established by AmREIT and your general partners. Upon listing the shares of AmREIT class A common stock on an exchange, the actual values at which the shares of AmREIT class A common stock, into which the class B common stock is convertible, will trade on the exchange will likely be significantly below the exchange price.

     Upon completion of the merger with your partnership, the operations and existence of your partnership will cease. For more detailed information about the effects of the merger, see the information provided under the caption "THE MERGER" beginning on page of the attached proxy statement. In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                             EXPENSES OF THE MERGER

     If your partnership approves the merger, AmREIT will bear all costs of the merger. If your partnership rejects the merger, then your partnership will bear the portion of its merger expenses based upon the percentage of "For" votes cast for the merger, and we, as general partners, will bear the portion of those merger expenses based upon the percentage of "Against" votes and abstentions. The amount of the merger expenses borne by all partnerships is estimated to be $81,000, and of this amount approximately $18,558 will be allocated to your partnership based on its proportionate share of the combined net asset values of all three partnerships. In addition to the partnership's proportional share of these partnership expenses, the partnership will bear its own direct expenses for partner communications and correspondence.

     The following table sets forth the estimated merger expenses allocable to your partnership:

   Pre-closing Transaction Costs:
         Accounting.................... $    3,666
         Fairness Opinions/Valuations.       2,291
         Printing......................      8,019
         Appraisal Fees................      2,291
         Listing Fees..................         --
         Miscellaneous.................      2,291
                                        ---- -----
              Total....................    $18,558
                                           =======

                                  REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

     You are being asked to vote in favor of the merger of your partnership with AmREIT and the amendment of your partnership's agreement of limited partnership to permit the merger to occur. For your partnership to be acquired by AmREIT, limited partners holding partnership interests constituting greater than 50% of the outstanding partnership interests of your partnership must approve the merger and the amendment to your partnership agreement. The affirmative vote of greater than 50% of your partnership's limited partners will bind all partners of your partnership.


Operation if Partnership Votes No

     If limited partners of your partnership representing greater than 50% of the outstanding partnership interests do not vote "For" the merger, the merger may not be consummated under the terms of the partnership agreement. In that event, we plan to continue to operate your partnership as a going concern and to eventually dispose of your partnership's properties, as contemplated by the terms of the partnership agreement. For more information in this regard, please see the section called "Operation if Partnership Votes No" on page S-11 of this supplement.


Special Meeting to Discuss the Merger

     We have scheduled a special meeting of the limited partners of your partnership to discuss the solicitation materials, which include the proxy statement, this supplement and the other materials distributed to you, and the terms of the merger with you. At the conclusion of these discussions we will vote on the merger. The special meeting will be held at [time], Houston time, on, _____________, 2001, at _______________We and members of AmREIT's management intend to solicit actively your support for the merger and would like to use the special meeting to answer questions about the merger and the solicitation materials (as defined below) and to explain in person our reasons for recommending that you vote "For" the merger.


                                VOTING PROCEDURE

     The proxy statement, this supplement, the accompanying transmittal letter, the power of attorney and the consent form constitute the solicitation materials are being distributed to you and the other limited partners to obtain your votes "For" or "Against" the merger of your partnership with AmREIT.

     In order for AmREIT to acquire your partnership, the limited partners holding greater than 50% of the outstanding partnership interests of your partnership must approve the merger. Your partnership will be acquired by a merger with AmREIT, in the manner described in the proxy statement. A copy of the Amended and Restated Agreement and Plan of Merger dated September 10, 2001, by and between AmREIT and your partnership is attached hereto as Appendix B. Your general partner encourages you to read the merger agreement in its entirety because it is the legal document governing the merger.

     If you are not planning on attending the special meeting of the limited partners of your partnership and voting in person, you should complete and return the consent form before the expiration of the solicitation period. The solicitation period is the time period during which you may vote "For" or "Against" the merger with your partnership. The solicitation period will commence upon delivery of the solicitation materials to you (on or about ___________, 2001 and will continue until the later of (a) ____________, 2001 (a date not more than 60 calendar days from the initial delivery of the solicitation materials), or (b) any later date as we may select and as to which we give you notice. At our discretion, we may elect to extend the solicitation period. Under no circumstances will the solicitation period be extended beyond ___________, 2001. Any consent form received by _____________ to [time], Houston time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If you fail to return a signed consent form by the end of the solicitation period, your partnership interests will be counted as voting "Against" the merger and you will receive shares of AmREIT class B common stock if your partnership is acquired.

     The consent form consists of two parts. Part A seeks your consent to your partnership's merger with AmREIT and an amendment to your partnership's partnership agreement authorizing the merger. If you have interests in more than one partnership, you will receive multiple consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate whether you are voting "For" or "Against" any matter (including the merger), you will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Mr. H. Kerr Taylor as your attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without requiring your signatures on multiple documents.


                             FAIRNESS OF THE MERGER

     Based upon your general partner's analysis of the merger of all three partnerships into AmREIT, your general partner reasonably believes that:

     o The terms of the merger of all three partnerships into AmREIT, when considered as a whole, are fair to the limited partners;

     o The transaction value offered in exchange for the partnership interests constitute fair consideration for the partnership interests of the limited partners; and

     o After comparing the potential benefits and detriments of the merger with those of several alternatives, the merger of all ten partnerships into AmREIT is more attractive to the limited partners than such alternatives.

     The fairness opinion of Wunderlich Securities evaluated the merger as if all three partnerships merged with AmREIT, not as if less than all of the partnerships or different combinations of partnerships merged with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

     YOUR GENERAL PARTNER BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, YOUR GENERAL PARTNER HAS APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.

     Your general partner's determination is based upon the transaction as a whole, as well as the combination of less than all partnerships, because your partnership's value for the purposes of the merger is its net asset value. Your general partner believes that net asset value is a reasonable estimate of the value of your partnership for the merger as it is directly derived from the value of your partnership's net assets at the effective date, independent of the valuations of the assets of the other partnerships. Your general partner also believes the exchange price, the value on which shares of AmREIT class B common stock will be issued to your partnership in the merger, is a reasonable estimate of the value of the shares based on the last public offering price of the shares and within the overall context of the merger.

     Fairness Opinion. Your general partner, on behalf of the partnership, retained Houlihan Lokey to render an opinion as to whether the consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to the limited partners. A copy of the fairness opinion is attached as Appendix A. Your general partner encourages you to read the Houlihan Lokey opinion in its entirety. Houlihan was not requested to, and did not make, any recommendation to your partnership as to the consideration to be received by you in connection with the merger, which consideration was determined through negotiations between the common management of the partnerships and AmREIT. Your general partner retained Houlihan Lokey to render its fairness opinion based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan delivered its written opinion, dated
October 8, 2001, to the general partners, to the effect that, as of the date of such opinion, based on Houlihan Lokey's review and subject to the limitations described in the proxy statement, the consideration to be received by the limited partners in connection with the merger is fair, from a financial point of view, to the limited partners. The Houlihan Lokey fairness opinion does not constitute a recommendation to any limited partner as to how any of you should vote on the merger.

     Independent Appraisal. Your general partner received an appraisal of your partnership and its properties prepared by Valuation Associates, an independent real estate appraisal firm. Your general partner compared the value of the shares of AmREIT class B common stock payable to the partnership, based on the exchange price, with the appraised value of the partnership. Based on this comparison, your general partner determined that the number of shares payable to the partnership was reasonable.

     Comparison of Benefits and Detriments. Your general partner's assessment of the fairness of the proposed merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included a strategic combination with AmREIT under the caption "THE MERGER--Alternatives to the Merger" beginning on page of the attached proxy statement to take advantage of the potential growth of the REIT industry and real estate markets in general, completely liquidating the partnership and continuing the partnership. In order to determine whether the merger or one of its alternatives would be more attractive to you, your general partner compared the potential benefits and detriments of the merger with the potential benefits and detriments of these alternatives. In addition to reviewing the detailed discussion of the potential benefits and detriments of each of these alternatives provided in the proxy statement, you should evaluate the following factors which are specific to your partnership in determining how to vote on the merger.

     o Concentration of Investment. Your partnership has concentrated its investments in five properties located in two states. If a vacancy or other interruption of rents occur in one or more of these properties, the distributions of your partnership may be significantly reduced. Your partnership has also concentrated its investments in a limited geographic area. If conditions in this area deteriorate, your partnership may experience more difficulty in re-leasing its properties than it would experience if the properties were more geographically diversified.

     o Co-ownership of Property. Your partnership owns one of its properties, Golden Corral Hwy 1960 (Houston, TX), in co-ownership with Fund X. Your partnership owns 4.80% of this property and is dependent upon the consent and cooperation of Fund X to sell or re-lease the property. No assurance can be given that Fund X will agree to the merger or to the sale or re-lease of the property at such time or under the terms your partnership may desire. We are soliciting Fund X's approval to merge with AmREIT. If your partnership approves the merger but Fund X rejects the merger, the AmREIT board must approve owning this property jointly with Fund X. Conversely, if your partnership does not approve the merger but Fund X does, then the AmREIT board must approve owning this property jointly with your partnership. The risks associated with any form of joint ownership after the merger are discussed in greater detail in the attached proxy statement under the caption "RISK

          FACTORS--Risks Associated with the Merger" on page 27 and "THE PARTNERSHIPS--Partnership Property Information" on page 136.

     o   Management Compensation.

             1. Pre Merger Compensation. Your partnership has no employees as its operations are managed by AmREIT or one of its affiliates. Under the services agreement, pursuant to which AmREIT manages the operations of your partnership, AmREIT is entitled to annual property management fees equal to 3% of gross rental revenues. Also, the services agreement provides for payment of reimbursement fees of up to 7.5% of your partnership's gross rental revenues.

              2. Post-Merger Compensation. If your partnership participates in the merger, AmREIT or its affiliates will continue to manage your partnership's properties, but neither AmREIT nor the general partner or any of their affiliates will receive any compensation for services rendered in connection with the merger. AmREIT will expense costs related to managing the properties of your partnership. These costs will not be fixed and may exceed the fixed amounts currently paid to AmREIT.

     o Offers From Third Parties. No offers on the partnership's properties have been solicited or received during the past twelve months by the general partner from unaffiliated third parties.

     In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS
         COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES

     The following table sets forth the actual compensation, fees and distributions paid by your partnership to your general partner and its affiliates during the last three fiscal year and the six-month period ended June
30, 2001 and compares those payments against the amount, as listed in the Pro
Forma column, that would have been paid assuming the merger had occurred on January 1, 1998.

                                 Year Ended               Year Ended               Year Ended            Six Months Ended
                            December 31, 1998        December 31, 1999        December 31, 2000          June 30, 2001
                            Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma

 Administrative fees and
    reimbursements........  $30,378(1)    $  --      $39,840(1)    $  --      $53,904(1)    $  --      $26,952(1)   $  --
 Cash Distributions.......    3,000(2)    62,568(3)    3,000(2)    47,141(3)    3,000(2)     8,142(3)   13,792(2)    8,142(3)
                            -------       ------     -------       ------     -------       ------     -------      ------
         Total............  $33,378      $62,568    $ 42,840      $47,141    $ 56,904       $8,142    $ 40,744      $8,142
                            =======      =======    ========      =======    ========       ======    ========      ======

(1) An AmREIT subsidiary receives administrative fees and reimbursements of up to 7.5% of gross rental revenues from the properties. No other fees, salaries or other compensation were paid by the partnership to its general partners or their affiliates during these periods.

(2) Includes all cash distributions made to Mr. H. Kerr Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.

(3) Mr. Taylor's employment agreement with AmREIT provides for a fixed base salary of $25,000 until June 1999 and $30,000 through June 2000. Thereafter, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc., which amount will not increase as a result of the merger. Mr. Taylor's distributions represent that portion of dividends which would have been paid to him based on the pro-rata portion of the shares issued under the deferred adviser agreement and for his general partner interests. Upon the sale of his advisor (American Asset Advisers Realty Corporation) on June 5, 1998, Mr. Taylor elected to defer payment of these fees to a future date, contingent upon the issuance of additional stock.

New Compensation

     AmREIT will internally manage and lease the properties obtained by AmREIT from the partnership pursuant to the merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements that AmREIT typically uses in managing its current properties. Below is a table that sets forth the compensation to AmREIT currently and after the merger of ten partnerships with AmREIT.

                                              Post-Merger
                            2000 Management   Management
                             Fees to AmREIT Fees to AmREIT
                             -------------- --------------
                                  $53,904        $0.00


                              CONFLICTS OF INTEREST

Affiliated General Partner

     Your general partner has an independent obligation to assess whether the terms of the merger are fair and equitable to the limited partners of your partnership without regard to whether the merger is fair and equitable to any of the other participants (including the limited partners in other partnerships). Mr. Taylor is the chief executive officer and director of AmREIT, currently holds 261,861 shares or 11% of AmREIT common stock and is the chief executive officer, sole director and significant stockholder in each of the corporate general partners of all of the partnerships.


Benefits to Mr. Taylor

     Mr. Taylor will receive up to 308,924 shares of AmREIT class A common stock should these partnerships participate in the merger, related to AmREITs acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of sale.


                        OPERATION IF PARTNERSHIP VOTES NO

     If the merger is not approved, your general partner will continue your partnership in accordance with its current investment strategies and objectives. In the original offering documents pursuant to which the limited partnership units were originally offered, the general partner disclosed its intent to liquidate the properties after a maximum of eight to twelve years from acquisition. That time has now passed, and if this transaction is not approved, your partnership's strategy will be to continue to hold its properties with a view towards liquidating them at such times as the general partner believes it can realize the greatest value which may not be any time in the foreseeable future. Any liquidation of properties will need to be handled consistent with your partnership's investment objectives. The principal investment objectives of your partnership are to:

     o   preserve and protect the limited partners' capital;

     o provide the limited partners with quarterly cash distributions from operations;

     o   obtain long-term appreciation in the value of its properties;  and

     o provide increased cash distributions to the limited partners as the cash flow from its investments increases over the life of the partnership.

     In deciding whether to approve the merger, please keep in mind the following factors which will impact your partnership's ability to achieve its goals if it remains independent.

                        FEDERAL INCOME TAX CONSIDERATIONS

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger and the reorganization to you.


Certain Tax Differences between the Partnership Interests and Shares of AmREIT Common Stock

     Because your partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, as a limited partner, you are required to take into account your share of the income or loss of your partnership, regardless of whether any cash is distributed to you. If your partnership is acquired by AmREIT, you will receive shares of AmREIT class B common stock. If you have voted "Against" the merger but your partnership is acquired by AmREIT, you will also receive shares of AmREIT class B common stock.

     If your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, your ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by you in the future. Your partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owner of partnership interests, you must take into account your distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to you. Your partnership supplies that information to you annually on a Schedule K-1. The character of the income that you recognize depends upon the assets and activities of your partnership and may, in some circumstances, be treated as income which may be offset by any losses you may have from passive activities.

     In contrast to your treatment as a limited partner, if your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, as a stockholder of AmREIT you will be taxed based on the amount of distributions you receive from AmREIT. Each year AmREIT will send you a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to you during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than your partnership's tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by your partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from your partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as your partnership, a larger portion of the distributions could constitute taxable income to you. In addition, the character of this income to you as a stockholder of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to you and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to you.


Tax Consequences of the Merger

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of your partnership (if your partnership is acquired by AmREIT) will be transferred to AmREIT in return for shares of AmREIT class B common stock. Your partnership will then immediately liquidate and distribute such property to you. The IRS requires that you recognize a share of the income or loss, subject to the limits described below, recognized by your partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger.

     We estimate that the limited partners will realize a gain on the merger of approximately $229 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $71 per average original $1,000 investment of this gain at long term capital gains rates, which will be 20%. The remaining $158 of gain per average original $1,000 investment will be taxable at the 25% rate. The actual amount of gain recognized by the partnership and allocated to each limited partner will depend upon the value ascribed to the shares of AmREIT class A common stock for federal income tax purposes. Because the shares, upon conversion will not be publicly traded until immediately after the merger, it is possible that the value of the shares used for purposes of calculating the taxable income (or loss) and the taxable income (or loss) per average original $1,000 investment will differ from the calculation stated above. Your partnership's federal income tax returns are subject to review and possible adjustment by the IRS. Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, your partnership's financial statements, as well as your individual tax return, may be changed to cause them to conform to the tax treatment resulting from such review, if any.

     As a general rule, an actual or deemed transfer of assets of a partnership such as your partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under
Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of
Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners,
Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.

     If your partnership is acquired by AmREIT, your partnership will receive solely shares of AmREIT class B common stock in exchange for your partnership's assets. As a result, your partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class A common stock received by your partnership and (b) the amount of your partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by your partnership to AmREIT.

     The gross profit that your partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for your partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering your partnership's assets, if any, that are assumed or taken subject to by AmREIT. The exact amount of the gain to be recognized by your partnership in the year of the merger will also vary depending upon the decisions of the limited partners to receive shares of AmREIT class B common stock.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Your share of gains or losses from the sale of Section 1231 assets of your partnership would be combined with any other Section 1231 gains and losses that you recognize in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that you have "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means your aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by your partnership prior to sale. In general, if you are an individual, you may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that your partnership recognizes will be allocated to you and the other limited partners in accordance with the terms of your partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Termination of Your Partnership. If your partnership is acquired by AmREIT, your partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to you. The shares of AmREIT class B common stock will be distributed among you and the other limited partners in accordance with your partnership's partnership agreement. The taxable year of your partnership will end at this time, and you must report in your taxable year that includes the date of the merger, your share of all income, gain, loss, deduction and credit for your partnership through the date of the merger (including gain or loss resulting from the merger described above). If your taxable year is not the calendar year, you could be required to recognize as income in a single taxable year your share of your partnership's income attributable to more than one of its taxable years.


     In addition to your share of the gain or loss described above that you recognized as a result of the deemed sale of your partnership's assets, you will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that you receive (determined on the closing date of the merger) and your adjusted tax basis in your partnership interests (adjusted by your distributive share of income, gain, loss, deduction and credit for the final taxable year of your partnership (including any such items recognized by your partnership as a result of the merger) as well as any distributions you receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Your basis in the shares of AmREIT class A common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and your holding period for the shares of AmREIT class B common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

     Because the assets of your partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by you if you are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and you are not an organization described in
Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts)or Section 501(c)(20) (qualified group legal services plans) of the Code. If you are included in one of the four classes of exempt organizations noted in the previous sentence, you may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class B common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class B common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class B common stock before the reorganization. In addition, the holding period of such AmREIT class B common stock received in the reorganization shall remain the same.


                                  MISCELLANEOUS

Distributions to Limited Partners

     Set forth below are distributions per average original $1,000 investment that your partnership and AmREIT have made during the most recent five fiscal years and the most recently completed interim period. Also see "THE PARTNERSHIPS--Partnership Distributions" on page of the attached proxy statement.

                                                                                            Six
                                                                                          Months
                                                                                           Ended
                                                                                         June 30,
                                             1996       1997     1998    1999     2000     2001
                                          -- -------- -------- ---------------- --------   ----
             Partnership Distributions...       $85.08   $85.48  $85.84   $86.19   $67.91   $36.73
             AmREIT Distributions........       $70.79   $72.24  $72.51   $54.60    $9.57    $9.24


Financial Information

     Rental income statements for the properties of the partnership for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 and certain pro forma financial statements with respect to the partnership are set forth in the attached proxy statement under the caption "INDEX TO FINANCIAL INFORMATION" beginning on page F-1.


List of Investors

     Under the partnership agreement and Texas law, a limited partner may obtain a list of the names, addresses and number of partnership interests owned by the other limited partners entitled to so vote on the merger by making written request therefor from the general partners, c/o Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046. At the time of making the request, the requesting limited partner must submit $10.00 in payment for the costs of copying and mailing the list and, if the partnership interests are held through a nominee, provide the partnership with a statement from the nominee or other independent third party confirming such limited partner's beneficial ownership. A limited partner is only entitled to the foregoing information with respect to the partnership in which the limited partner holds partnership interests.

Realty Fund 9 - fairness opinion
October 8, 2001

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund IX, LTD
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Mr. Taylor:

We understand the following regarding AmREIT, Inc. ("AmREIT") and AAA Net Realty Fund IX, LTD (the "Partnership"). AmREIT is a real estate investment trust that was organized as a Maryland corporation in 1993. AmREIT became internally managed upon its acquisition of its external advisor in June 1998 (the "Adviser Acquisition"), as a result, AmREIT is a self-managed and self-administered REIT. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants.

Mr. Kerr Taylor serves as the President of American Asset Advisors Management Corporation IX, the general partner of the Partnership ( the "General Partner"). The Partnership owns interests in five retail properties. Following the Adviser Acquisition, Mr. Taylor and his affiliated corporation retained their fiduciary responsibilities associated with such General Partner of the Partnership. However, the Partnership's properties are currently managed by AmREIT Realty Investment Corporation, an affiliate of AmREIT.

Finally, we understand that AmREIT has entered into a plan to acquire the Partnership (the "Partnership Merger") through a merger transaction. Specifically, we understand that pursuant to the Partnership Merger, AmREIT will provide a total of 610,658 shares of AmREIT common stock in exchange for the aggregate limited partnership interests in the Partnership. The Partnership Merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund IX, LTD
October 8, 2001                                    -2-


AmREIT and the General Partner(s) have requested that Houlihan Lokey render an opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AmREIT's, the General Partner's or the Partnership's underlying business decision to effect the Transaction. We have also not been asked to opine on and are not expressing any opinion as to: (i) the tax consequences of the Transaction; (ii) the public market values or realizable value of AmREIT's common shares given as consideration in the Transaction or the prices at which AmREIT's common shares may trade in the future following the Transaction, or
(iii) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Moreover, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AmREIT, or the Partnership. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

2. reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

3. reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

4. reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

5. reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

6. reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund IX, Ltd. which includes the Agreement and Plan of Merger, dated as of September 10, 2001, by and between AmREIT, Inc., AAA Net Realty Fund IX, Ltd., H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation IX;

7. reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

8. reviewed the historical market prices for the AmREIT's publicly traded securities;

9. reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AmREIT and the Partnership and that there has been no material change in the assets, financial condition, business or prospects of AmREIT or the Partnership since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to AmREIT or the Partnership and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of AmREIT or the Partnership. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be received by the limited partners of AAA Net Realty Fund IX, LTD in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 10, 2001, is entered into by and between AmREIT, Inc., a Maryland real estate investment trust (the "REIT"), and AAA Net Realty Fund IX, Ltd., a Nebraska limited partnership (the "Partnership"), H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation IX, a Nebraska corporation (referred together to herein as the "General Partner").

                                    RECITALS

WHEREAS, the REIT and the Partnership desire for the REIT to acquire all of the outstanding Partnership interests of the Partnership pursuant to the Merger described below in Section 1; and

WHEREAS, the Parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the REIT and the Partnership hereby agree as follows:

                                    SECTION 1

                                   The Merger

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), and in accordance with the Maryland General Corporation Law (the "Maryland Law") and the Nebraska Revised Uniform Limited Partnership Act (the "LP Act") the Partnership shall be merged with and into the REIT in accordance with this Agreement (the "Merger"). Following the Merger, the separate existence of the Partnership shall cease and the REIT shall continue as the surviving entity (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Partnership. The Merger shall have the effects specified in the Maryland Act, and Section 2.11 of the LP Act.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the REIT, located at Eight Greenway Plaza, Suite 824, Houston, Texas 77046 at 10:00, a.m., local time, within five business days after receipt of approval of the Merger by the REIT's stockholders and the Partnership's partners (the "Partners"), or at such other time, date or place as the REIT and the Partnership may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time. If all the conditions to the Merger set forth in
Section 8 hereof shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Section 9 hereof), the REIT and the Partnership shall cause Articles of Merger satisfying the requirements of the Maryland Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Maryland Act on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the issuance of a certificate of merger by the Secretary of State of the State of Texas, or such other date as may be agreed to by the parties, but not later than the Closing Date.

     1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the REIT as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time.

     1.5 Officers and Directors. The officers of the REIT immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the REIT immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                    SECTION 2

                      Consideration For Partnership Assets

     2.1 Consideration Paid by the REIT. At or as of the Effective Time, the assets and the liabilities of the Partnership shall be the assets and liabilities of Company.

     2.2 Consideration to the Partnership in the Merger. Each unit of limited partner interest of the Partnership (the "Units") shall, in the Merger, be converted into the number of shares of the REIT's class B common stock, $0.01 par value per share (the "REIT Shares"), as provided in Section 3 hereof. No fractional REIT Shares shall be issued. Any Partner who would be entitled to a fractional REIT Share will receive cash based on the price of $9.25 per REIT Share (the "Exchange Price").

     2.3 Issuance of Certificates for REIT Shares. Upon or as soon as practicable after the Effective Time, the REIT shall distribute in accordance with Section 3.4 hereof to the holders of the Units of the Partnership certificates representing the REIT Shares (the "Share Certificates") to which they are entitled pursuant hereto.

                                    SECTION 3

                              Partnership Interests

     3.1   Conversion of the Units.

     (a) REIT Shares. At the Effective Time, each REIT Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one REIT Share.

     (b) Partnership Interests. At the Effective Time, the Units of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into REIT Shares determined in accordance with the Partnership's Net Asset Value, as set forth below.

Calculation of Partnership Net Asset Value

  Negotiated Ptice of        Net Cash at            Partnership
  Partnership Properties    June 30, 2001         Net Asset Value
        $5,390,500             $258,085             $5,648,585

REIT Shares Payable to Partnership
To Limited Partners:


                        No. of REIT              No. of REIT Shares
                       Shares Offered            Offered per Unit
To Limited Partners:       610,658                    113.28

As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all of the Units and the general partner interests of the Partnership shall cease to be outstanding and shall be canceled and retired, and each holder of such Units or interests shall thereafter cease to have any rights with respect to the Units or interests, except the right to receive, without interest, the REIT Shares and/or the Cash/Notes, as applicable, in accordance with this Section 3.1 and, in either case, cash in lieu of fractional REIT Shares in accordance with Section 3.4(e) hereof (the "Merger Consideration").

     3.2 Adjustment to the Merger Consideration. The number of REIT Shares and amount of Cash/Notes, as applicable, to be received in the Merger by the Partnership shall be adjusted as of the Effective Time as follows:

          (a) If, during the period from the date hereof to and including the Effective Time, the outstanding REIT Shares shall have been changed to a different number of shares or securities by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split, combination, exchange of shares or the like, the number of REIT Shares to be issued in the Merger shall be appropriately adjusted;

          (b) If, as of the Effective Time, the Net Cash of the Partnership, as defined in Section 3.3 below, is different than its Net Cash amount shown in Section 3.1 above, the Net Cash of the Partnership shall be increased (if greater) or decreased (if less) and the Merger Consideration issuable to the Partnership in the Merger shall be increased or decreased, as the case may be, by an amount equal to such difference divided by the Exchange Price; and

          (c) Anything in the foregoing to the contrary notwithstanding, the Net Asset Value of the Partnership as of the Effective Time shall not be adjusted below an amount equal to $5,390,500.

     3.3   Definitions.  For the purposes of this Section 3:

          (a) "Net Asset Value" means the sum of the negotiated prices of the Partnership's properties set forth under Section 3.1 plus its Net Cash as of the Effective Time.

          (b) "Net Cash" means, as of the date determined, (i) the sum of a Partnership's cash and cash equivalents, less (ii) the sum of the Partnership's liabilities, as determined on an accrual accounting basis.

     3.4   Exchange of Partnership Interests.

          (a) As of the Effective Time, the REIT shall deposit, or shall cause to be deposited, with an exchange agent selected by the REIT, which shall be the REIT's transfer agent, or such other party reasonably satisfactory to the Partnership (the "Exchange Agent"), for the benefit of the Partners, for exchange in accordance with this Section 3, Share Certificates representing the total number of REIT Shares issuable to Partners (other than Dissenting Limited Partners) (such Share Certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.4 in exchange for the outstanding Units and interests.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Units (the "Unit Certificates") whose Units were converted into the right to receive the Merger Consideration pursuant to Section 3.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Unit Certificates shall pass, only upon delivery of the Unit Certificates to the Exchange Agent and shall be in a form and have such other provisions as the REIT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Unit Certificates in exchange for the Merger Consideration. Upon surrender of a Unit Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by the REIT, together with such letter of transmittal, duly executed, and such other documents as may be reasonably requested by the Exchange Agent, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Units previously represented by the Unit Certificate shall have been converted pursuant to
     Section 3.1 hereto and any dividends or other distributions to which such holder is entitled pursuant to the terms of the agreement of limited partnership of the Partnership (the "Agreement of Limited Partnership"), and the Unit Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of a Unit which is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of the REIT that such tax or taxes have been paid or are not applicable. Upon surrender as contemplated by this Section 3.4, each Unit Certificate shall be deemed at anytime after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Units previously represented by such Unit Certificate shall have been converted pursuant to Section 3.1 hereof, and any dividends or other distributions to which such holder is entitled pursuant to the terms of the Agreement of Limited Partnership. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Unit Certificate or on any cash payable pursuant to Section 3.1 or Section 3.4(d) hereof.

          (c) At and after the Effective Time, there shall be no transfers on the transfer books of the Partnership of the Units which were outstanding immediately prior to the Effective Time.

          (d) Notwithstanding any other provision of this Agreement to the contrary, no fractional REIT Shares shall be issued in connection with the Merger. All REIT Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a REIT Share upon surrender of Unit Certificates for exchange pursuant to Section 3.4(b) hereof shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Exchange Price.

          (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any REIT Shares) that remains unclaimed by the former Partners of the Partnership one year after the Effective Time shall be delivered to the REIT. Any former Partners of the Partnership who have not theretofore complied with this Section 3.4 shall thereafter look only to the REIT for delivery of their REIT Shares, and payment of cash in lieu of fractional shares and/or dividends on such REIT Shares, in respect of each Unit such Partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of the REIT, the Partnership, the Exchange Agent or any other person shall be liable to any former holder of the Partner's interest or with respect to the Units for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


                                    SECTION 4

                         Representations And Warranties
                               Of The Partnership

     The Partnership represents and warrants to the REIT as set forth below. As contemplated below, the "Partnership Disclosure Letter" will be delivered to the REIT on or before the Closing. The Partnership Disclosure Letter shall provide the information or exceptions described below. The Partnership Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     4.1   Existence;  Authority;  Compliance with Law.

          (a) The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Nebraska. To the General Partner's actual knowledge, the Partnership is duly licensed or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Partnership (a "Partnership Material Adverse Effect"). The Partnership has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b) To the General Partner's actual knowledge, the Partnership is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Partnership or any of its properties or assets are subject, where such violation would have a Partnership Material Adverse Effect. The Partnership has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Partnership Material Adverse Effect. A copy of the Partnership's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "Partnership Organizational Documents") have been delivered or made available to the REIT and its counsel and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          4.2 Authorization, Validity and Effect of Agreements. The Partnership has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement (the "Partnership Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby by the Partners as contemplated by this Agreement, the consummation by the Partnership of this Agreement, the Partnership Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Partnership. This Agreement constitutes, and the Partnership Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

          4.3 Future Issuances. To the General Partner's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any of its Units or other Partnership interests. After the Effective Time, the REIT will have no obligation to issue, transfer or sell any Partnership interest.

          4.4 Other Interests. Except as set forth in the Partnership Disclosure Letter, the Partnership does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     4.5  Financial Statements.

          (a) The audited financial statements of the Partnership for the fiscal years ended December 31, 2000 and 1999 and the unaudited financial statements for the fiscal quarter ended June 30, 2001 (collectively, the "Partnership Financial Statements") present fairly, in conformity with generally accepted accounting principles applied on a consisted basis (except as may be indicated in the notes thereto), the financial position of the Partnership as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the interim financial statements). Copies of the Partnership Financial Statements have been delivered or made available to the REIT and its financial advisers and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          (b) Except as and to the extent set forth on the balance sheet of the Partnership at June 30, 2001, including all notes thereto, or as otherwise set forth in the Partnership Financial Statements, the Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Partnership or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Partnership Material Adverse Effect.

     4.6 No Violation. To General Partner's actual knowledge, neither the execution and delivery by the Partnership of this Agreement nor the consummation by the Partnership of the transactions contemplated hereby in accordance with the terms hereof will: (a) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of the Partnership; (b) except as contemplated by the Partnership Ancillary Agreements or as set forth in the Partnership Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, Security interest, charge or encumbrance upon any of the properties of the Partnership under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Partnership is a party, or by which the Partnership or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; or (c) other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state Securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Partnership Material Adverse Effect.

     4.7 Litigation. To the General Partner's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Partnership is a party or by which any of its properties or assets are bound or to which the General Partner is a party or by which any of his/its properties or assets are bound and (b) except as set forth in the Partnership Disclosure Letter, no actions, suits or proceedings pending against the Partnership or against the General Partner or, to the actual knowledge of the General Partner, threatened against the Partnership or against the General Partner, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses
(a) or (b) above are reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

     4.8 Absence of Certain Changes. Except as disclosed in the Partnership Reports, since December 31, 2000, (a) the Partnership conducted its business only in the ordinary course of such business (which for purposes of this Section
4.8 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Partnership Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in the Partnership; and (d) there has not been any material change in the Partnership's accounting principles, practices or methods.

     4.9   Taxes.

          (a) Except as set forth in the Partnership Disclosure Letter, the Partnership (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. The Partnership has not received notice that the federal, state and local income and franchise tax returns of the Partnership have been or will be examined by any taxing authority. The Partnership has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as set forth in the Partnership Disclosure Letter, the Partnership is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Partnership since its inception and all communications relating thereto have been delivered to the REIT or made available to representatives of the REIT or will be so delivered or made available prior to the Closing. The Partnership does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 4.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     4.10 Books and Records. The books of account and other financial records of the Partnership are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the Partnership Financial Statements.

     4.11   Properties.

          (a) The Partnership owns fee simple title to, or an interest in a joint venture which owns fee title to, each of the real properties reflected on the most recent balance sheet of the Partnership included in the Partnership Reports or as identified in the Partnership Disclosure Letter (the "Partnership Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances"), except as set forth in the Partnership Disclosure Letter. To the General Partner's actual knowledge, the Partnership Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in the Partnership Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the REIT prior to the Closing) and/or (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the Partnership Disclosure Letter) or which individually or in the aggregate do not exceed $10,000, do not materially detract from the value of or materially interfere with the present use of any of the Partnership Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Partnership and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the Partnership's fee simple title to the Partnership Properties subject only to the matters disclosed above and as may be set forth in the Partnership Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the General Partner's actual knowledge, except as set forth in the Partnership Disclosure Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Partnership Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Partnership Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Partnership Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) the Partnership has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Partnership Properties issued by any governmental authority; (iii) there are no structural defects relating to the Partnership Properties and no Partnership Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Partnership Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Partnership Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Partnership Property, the cost of which exceeds $10,000.

          (c) Except as set forth in the Partnership Disclosure Letter, the Partnership has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Partnership Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Partnership Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Partnership pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Partnership Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the General Partner is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in the Partnership Disclosure Letter.

     4.12 Environmental Matters. To the General Partner's actual knowledge, neither the Partnership nor any other person has caused (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Partnership Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Partnership Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Partnership Material Adverse Effect; and in connection with the construction on or operation and use of the Partnership Properties, the Partnership has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     4.13 Subsidiaries and Joint Ventures. Each subsidiary of the Partnership and joint venture in which the Partnership is an owner, together with the ownership interest of the Partnership and the jurisdiction in which such subsidiary or joint venture is incorporated or otherwise organized is identified in the Partnership Disclosure Letter. Other than its investments in its subsidiaries and joint ventures, the Partnership does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "joint venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

     4.14 Labor Matters. The Partnership is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the General Partner, threatened against the Partnership relating to its business, except for any such proceeding which would not have a Partnership Material Adverse Effect. To the actual knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Partnership.

     4.15 No Brokers. Except the fee that may be payable to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") by the Partnership as described in Section 6.9 below, the Partnership has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Partnership or the REIT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Partnership is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.16 Opinion of Financial Advisor. The General Partner, on behalf of the Partnership, has retained Houlihan to issue an opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair to the holders of the Units of the Partnership from a financial point of view (the "Fairness Opinion").

     4.17 Related Party Transactions. Except as set forth in the Partnership Disclosure Letter, there are no arrangements, agreements or contracts entered into by the Partnership with (a) any consultant, (b) any person who is an officer, director or affiliate of the Partnership or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired the Units of the Partnership in a private placement.

     4.18 Contracts and Commitments. The Partnership Disclosure Letter sets forth (a) all unsecured notes or other obligations of the Partnership which individually may result in total payments in excess of $10,000, (b) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Partnership Properties or personal property of the Partnership, and (c) each commitment entered into by the Partnership which may result in total payments or liability in excess of $10,000. Copies of the foregoing will be delivered or made available to the REIT prior to the Closing, will be listed on the Partnership Disclosure Letter and will be materially true and correct when delivered or made available. The Partnership has not received any notice of a default that has not been cured under any of the documents described in clause
(a) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the Partnership to purchase real property are set forth in the Partnership Disclosure Letter and such options and the Partnership's rights thereunder are in full force and effect. All joint venture agreements to which the Partnership is a party are set forth in the Partnership Disclosure Letter and the Partnership is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     4.19 Development Rights. Set forth in the Partnership Disclosure Letter is a list of all material agreements entered into by the Partnership relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which is delivered or made available to the REIT prior to the Closing, are listed in the Partnership Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.

     4.20 Convertible Securities. To the General Partner's actual knowledge, the Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of the Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     4.21   SEC Documents.

          (a) The Partnership has made available to the REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Partnership Reports"). The Partnership Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Partnership under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.

          (b) To the General Partner's actual knowledge, as of their respective dates, the Partnership Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the General Partner's actual knowledge, each of the balance sheets of the Partnership included in or incorporated by reference into the Partnership Reports (including the related notes and schedules) fairly presents the financial position of the Partnership as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Partnership included in or incorporated by reference into the Partnership Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Partnership for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

                                    SECTION 5

                   Representations And Warranties Of The REIT

     The REIT represents and warrants to the Partnership as set forth below. As contemplated below, the "REIT Disclosure Letter" will be delivered to the Partnership on or before the Closing. The REIT Disclosure Letter shall provide the information or exceptions described below. The REIT Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     5.1   Existence;  Good Standing;  Authority;  Compliance with Law.

          (a) The REIT is a corporation duly organized and validly existing under the laws of the State of Maryland. To the REIT's actual knowledge, the REIT is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the REIT and its subsidiaries taken as a whole (a "REIT Material Adverse Effect"). The REIT has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the REIT's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a REIT Material Adverse Effect.

          (b) To the REIT's actual acknowledge, neither the REIT nor any REIT Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the REIT or any REIT Subsidiary or any of their respective properties or assets are subject, where such violation would have a REIT Material Adverse Effect. The REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a REIT Material Adverse Effect. Copies of the REIT's and its Subsidiaries' Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to the Closing, delivered or made available to the Partnership and such documents will be listed in the REIT Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of this Section 5.1, the term "Subsidiary" shall include the entities set forth in the REIT Disclosure Letter, which are all of the REIT's Subsidiaries.

     5.2 Authorization, Validity and Effect of Agreements. The REIT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "REIT Ancillary Agreements"). Subject only to the approval of the Merger contemplated hereby by the holders of a majority of the outstanding REIT Shares, present and voting thereon, the consummation by the REIT of this Agreement, the REIT Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the REIT. This Agreement constitutes, and the REIT Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the REIT enforceable against the REIT in accordance with their respective terms, subject to Equitable Remedies.

     5.3 Capitalization. At June 30, 2001, the authorized capital stock of the REIT consisted of 110,000,000 shares of common stock, par value $0.01 per share (the "Common Shares") and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of June 30, 2001, 2,354,348 Common Shares were outstanding and no shares of Preferred Stock were outstanding. The REIT has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the REIT on any matter. All such issued and outstanding REIT Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the REIT Disclosure Letter, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the REIT or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of the REIT or any of its Subsidiaries, except under any employee incentive plan approved by the REIT's stockholders. There are no agreements or understandings to which the REIT is a party with respect to the voting of any REIT Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

     5.4 Subsidiaries. Except as set forth in the REIT Disclosure Letter, the REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the REIT's Subsidiaries (except those joint venture interests as may be disclosed in the REIT Disclosure Letter) and such stock interests are free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

     5.5 Other Interests. Except as disclosed in the REIT Disclosure Letter and except for interests in the REIT Subsidiaries, neither the REIT nor any REIT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6 No Violation. Neither the execution and delivery by the REIT of this Agreement nor the consummation by the REIT of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the REIT's Articles of Incorporation or Bylaws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the REIT or any of its Subsidiaries is a party, or by which the REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a REIT Material Adverse Effect; or (c) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a REIT Material Adverse Effect.

     5.7   SEC Documents.

          (a) The REIT has made available or will make available to the Partnership prior to the Closing, the registration statements of the REIT filed with the SEC in connection with public offerings of REIT securities since its inception and all exhibits, amendments and supplements thereto (the "REIT Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest REIT Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "REIT Reports"). The REIT Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the REIT under the Securities Laws.

          (b) To the REIT's actual knowledge, as of their respective dates, the REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the REIT's actual acknowledge, each of the consolidated balance sheets of the REIT included in or incorporated by reference into the REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of the REIT and the REIT Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the REIT included in or incorporated by reference into the REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the REIT and the REIT Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the REIT and its Subsidiaries at March 31, 1999, including all notes thereto, or as set forth in the REIT Reports, neither the REIT nor any of the REIT Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a REIT Material Adverse Effect.

     5.8 Litigation. To the REIT's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the REIT or any REIT Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (b) except as will be set forth in the REIT Disclosure Letter, no actions, suits or proceedings pending against the REIT or any REIT Subsidiary or, to the knowledge of the REIT, against any of its Directors, officers or affiliates or, to the knowledge of the REIT, threatened against the REIT or any REIT Subsidiary or against any of its directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a REIT Material Adverse Effect.

     5.9 Absence of Certain Changes. Except as disclosed in the REIT Reports filed with the SEC prior to the date hereof, (a) the REIT and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith);
(b) there has not been any REIT Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the REIT Shares; and (d) there has not been any material change in the REIT's accounting principles, practices or methods.

     5.10   Taxes.

          (a) Except as disclosed in the REIT Disclosure Letter, the REIT and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither the REIT nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of the REIT or any such Subsidiary has been or will be examined by any taxing authority. Neither the REIT nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as disclosed in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the REIT and each of its Subsidiaries and all communications relating thereto have been delivered to the Partnership or made available to representatives of the Partnership or will be so delivered or made available prior to the Closing. The REIT (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1998 through 2000, inclusive; (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger; and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of the REIT, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. The REIT represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Neither the REIT nor any of its Subsidiaries holds any asset (x) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     5.11   Books and Records.

          (a) The books of account and other financial records of the REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the REIT Reports.

          (b) The minute books and other records of the REIT and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and the Board and any committees of the Board and its Subsidiaries.

          5.12 Properties.

          (a) The REIT and its Subsidiaries own, and each joint venture to which the REIT or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balance sheet of the REIT included in the REIT Reports or as identified in the REIT Disclosure Letter (the "REIT Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, except as set forth in the REIT Disclosures Letter. To the REIT's actual knowledge, the REIT Properties are not subject to any Property Restrictions, except for
     (i) Encumbrances and Property Restrictions set forth in the REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the Partnership prior to the Closing and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the REIT Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the REIT and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the REIT's or any of its Subsidiaries' fee simple title to the REIT Properties, subject only to the matters disclosed above and as may be set forth in the REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To the REIT's actual knowledge, except as will be set forth in the REIT Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the REIT

     Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the REIT Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) neither the REIT nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the REIT Properties issued by any governmental authority;
     (iii) there are no structural defects relating to the REIT Properties and no REIT Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any the REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any the REIT Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any the REIT Property the cost of which exceeds $100,000.

          (c) Except as set forth in the REIT Disclosure Letter, neither the REIT nor its Subsidiaries have received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT Properties or (ii) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by the REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in the REIT Disclosure Letter.

     5.13 Environmental Matters. To the actual knowledge of the REIT, none of the REIT, any of its Subsidiaries or any other person, has caused or permitted
(a) the unlawful presence of any Hazardous Materials on any of the REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a REIT Material Adverse Effect; and in connection with the construction on or operation and use of the REIT Properties, the REIT and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.14 Labor Matters. Neither the REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the REIT, threatened against the REIT or its Subsidiaries relating to their business, except for any such proceeding which would not have the REIT Material Adverse Effect. To the knowledge of the REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the REIT or any of its Subsidiaries.

     5.15 No Brokers. Except for the fee payable to Wunderlich Securities, Inc., as described in Section 5.16 below, the REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the REIT or the Partnership to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.16 Opinion of Financial Advisor. The REIT has retained Wunderlich Securities, Inc. to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to the REIT, from a financial point of view, of the aggregate Merger Consideration to be paid by the REIT pursuant to the Merger and the mergers with the Other Partnerships.

     5.17 Partnership Share Ownership. Except as set forth in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries owns any Units or other partner interests of the Partnership or other securities convertible into Partnership interests.

     5.18 The REIT Shares. The issuance and delivery by the REIT of the REIT Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of the REIT, except for the approval of its stockholders of the merger as contemplated by this Agreement. The REIT Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the REIT.

     5.19 Convertible Securities. Except as disclosed in the REIT Disclosure Letter, the REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the REIT Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     5.20 Related Party Transactions. Set forth in the REIT Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by the REIT or any of its Subsidiaries with (a) any person who is an officer, director or affiliate of the REIT or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (b) any person who acquired the REIT Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to the Partnership prior to the Closing, are or will be true, complete and correct when delivered or made available.

     5.21 Contracts and Commitments. The REIT Disclosure Letter sets forth (a) all unsecured notes or other obligations of the REIT and the REIT Subsidiaries which individually may result in total payments in excess of $100,000, (b) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the REIT Properties or personal property of the REIT and its Subsidiaries and (c) each commitment entered into by the REIT or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to the Partnership prior to the Closing, will be listed on the REIT Disclosure Letter and will be materially true and correct when delivered or made available. None of the REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (a) or (b) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the REIT or any of its Subsidiaries to purchase real property are set forth in the REIT Disclosure Letter and such options and the REIT's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which the REIT or any of its Subsidiaries is a party are set forth in the REIT Disclosure Letter and the REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.22 Development Rights. Set forth in the REIT Disclosure Letter is a list of all material agreements entered into by the REIT or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or are delivered or made available to the Partnership prior to the Closing, will be listed in the REIT Disclosure Letter.

     5.23 Certain Payments Resulting From Transactions. Except as disclosed in the REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any the REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the REIT or any of its Subsidiaries unless such rights have been waived by any such person or
(b) result in the triggering or imposition of any restrictions or limitations on the right of the REIT or the Partnership to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or the REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the REIT or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                                    SECTION 6

                                    Covenants

     6.1 Acquisition Proposals. Prior to the Effective Time, the Partnership and the REIT each agrees (a) that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner(s), limited partners, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), other than the transactions contemplated by this Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.1 shall prohibit the General Partner or the Board of Directors of this REIT (the "Board") from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the General Partner or the Board, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the General Partner or the Board, as applicable, to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 6.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)) or (z) affect any other obligation of any party under this Agreement.

     6.2   Conduct of Businesses.

          (a) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter or the REIT Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, the REIT and the Partnership:

               (i) Shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

               (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 6.1, any proposals to engage in material transactions;

               (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

               (iv) Shall continue to pay quarterly dividends or distributions, as the case may be, at the current rates but shall not make any other distributions payable with respect to the REIT Shares and Partnership interests, respectively, except for any distributions of proceeds resulting from the sale of properties; and

               (v) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter, unless the REIT has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the
     Partnership:

               (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend the Partnership Organizational Documents;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in the Partnership, make any distribution, effect any recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Partnership Units, (C) increase any compensation or enter into or amend any employment agreement with the General Partner or any of the present or future affiliates of the General Partner, or (D) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

               (iv) Shall not declare, set aside or make any distribution or payment with respect to any Units or other interests in the Partnership or directly or indirectly redeem, purchase or otherwise acquire any Units or other interests in the Partnership, or make any commitment for any such action;

               (v) Shall not sell or otherwise dispose of (A) any Partnership Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

               (vii) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the Partnership or its general partner(s) except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Partnership Material Adverse Effect; and

          (c) Prior to the Effective Time, except as may be set forth in the REIT Disclosure Letter, unless the Partnership has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the REIT:

               (i) Shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend its Articles of Incorporation or Bylaws except as contemplated by this Agreement;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including the REIT's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (except pursuant to any employee incentive plan approved by stockholders), (C) amend any employment agreement with any of its present or future officers or the Board or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan), except the employee incentive plan to be voted on at its stockholder meeting for the fiscal year ended December 31, 1998;

               (iv) Shall not declare (except as provided above for the continuing payment of quarterly dividends), set aside or pay any dividend or make any other distribution or payment with respect to any REIT Shares or directly or indirectly redeem, purchase or otherwise acquire any capital stock of any of its Subsidiaries, or make any commitment for any such action;

               (v) Except as set forth in the REIT Disclosure Letter, shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (A) any REIT Properties or any of its capital stock of or other interests in subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not, and shall not permit any of its subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

               (vii) Shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the REIT included in the REIT Reports or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the REIT or any of its subsidiaries, except as herein or in the REIT Disclosure Letter provided and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     6.3 Meetings of Stockholders and Partners. Each of the REIT and the Partnership will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its stockholders or partners, as applicable, to approve this Agreement and the transactions contemplated hereby. The Board and the General Partner shall each recommend such approval and the REIT and the Partnership shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 6.7 hereof); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders or partners, as applicable, imposed by law as advised by counsel. The REIT and the Partnership shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     6.4 Filings; Other Action. Subject to the terms and conditions herein provided, the Partnership and the REIT shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Partnership and the REIT necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the REIT and the General Partner shall take all such necessary action.

     6.5 Inspection of Records. From the date hereof to the Effective Time, the Partnership and the REIT shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Partnership and the REIT and their respective subsidiaries.

     6.6 Publicity. The Partnership and the REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     6.7 Regulatory Filings. The REIT and Partnership shall cooperate and promptly prepare and the REIT shall file with the SEC under the Securities Act as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include this Joint Proxy and Consent Solicitation Statement and Prospectus, with respect to the REIT Shares issuable in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The REIT shall use all reasonable efforts, and the Partnership will cooperate with the REIT, to have the Registration Statement declared effective by the SEC as promptly as practicable. The REIT shall use its best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The REIT agrees that the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the REIT in reliance upon and in conformity with written information concerning the Partnership furnished to the REIT by the Partnership specifically for use in the Registration Statement. The Partnership agrees that the written information provided by it specifically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The REIT will advise the Partnership, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the REIT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     6.8 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9 Expenses. Subject to Section 8.3 hereof, all costs and expenses of the Partnership incurred in connection with the Merger shall be paid by the REIT if the Partnership approves the Merger. In the event the Partnership does not approve the Merger, the Partnership shall pay its Proportionate Share (the "Partnership Proportionate Share") of the costs of the valuations and the Fairness Opinion delivered to the General Partner by Houlihan Lokey, the accounting costs for the partnerships, and 50% of the costs of the appraisals of the partnership properties and the costs of partner communications (and any other costs incurred for the benefit of such partnerships or their partners) (the "Partnership Merger Expenses"). The General Partner shall pay its proportionate share (the "General Partner's Proportionate Share") of the Partnership Merger Expenses. The Partnership Proportionate Share of the Partnership Merger Expenses, for the purposes of this Agreement, shall be the fraction the numerator of which is the number of votes cast "For" the Merger and the denominator of which is the total number of votes cast on the Merger. The General Partner's Proportionate Share of the Partnership Merger Expenses, for purposes of this Merger Agreement, shall be the fraction the numerator of which is the number of votes cast "Against" the Merger and abstentions and the denominator of which is the total number of votes cast on the Merger.

     6.10 Indemnification. For a period of six years from and after the Effective Time, the REIT shall indemnify the partners or agents of the Partnership who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     6.11 Survival of the Partnership Obligations; Assumption of the Partnership Liabilities by the REIT. All of the obligations of the Partnership that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the REIT; provided, however, that such assumption shall not impose upon or expose the REIT to any liability for which the Partnership was not liable, and provided, further, that the REIT shall be entitled to the same defenses, offsets and counterclaims to which the Partnership would have been entitled, but for the Merger.

     6.12 The REIT Status. From and after the date and until the Effective Time, neither the REIT nor the Partnership nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the REIT as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     6.13 Third Party Consents. The REIT and the Partnership each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

     6.14 Efforts to Fulfill Conditions. The REIT and the Partnership each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     6.15 Representations, Warranties and Conditions Prior to Closing. The REIT and the Partnership each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, the REIT and the Partnership each shall promptly notify the other in writing (a) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (b) if the REIT or the Partnership fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     6.16 Cooperation of the Parties. The REIT and the Partnership each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

                                    SECTION 7

                                   Conditions

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the charter and bylaws and Agreement of Limited Partnership of the REIT and the Partnership, respectively, and by the holders of the REIT Shares and Partnership interests and no stockholder or partner shall have appraisal or dissenter's rights as a result of the Merger under applicable law or the charter, bylaws or Agreement of Limited Partnership, as the case may be.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the REIT and the Partnership (and their respective subsidiaries), taken as a whole, following the Effective Time.

          (d) The REIT Shares shall have been listed on an exchange.

     7.2 Conditions to Obligations of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Partnership:

          (a) The REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Partnership shall have received a certificate of the President or an Executive or Senior Vice President of the REIT, dated the Closing Date, certifying to such effect.

          (b) The Partnership shall have received the opinion of legal counsel to the REIT, as approved by the Partnership, dated the Closing Date, to the effect that the REIT met the requirements for qualification and taxation as a REIT for its taxable years 1998 through 2000; the REIT's diversity of equity ownership, operations through the Closing Date and proposed method of operation as described in the Proxy Statement should allow it to qualify as a REIT for its taxable year ending December 31, 2001; and the discussion contained under the caption "Material Federal Income Tax Aspects" in the Proxy Statement accurately reflects existing law and fairly addresses the material federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the Partnership and the REIT and shall be entitled to assume that the covenants set forth in Section 6 shall be fully complied with.

          (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the REIT and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a REIT Material Adverse Effect other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The Houlihan Fairness Opinion addressed to the Partnership that the Merger is fair, from a financial point of view, to the partners of the Partnership shall not have been withdrawn or materially modified.

     7.3 Conditions to Obligation of the REIT to Effect the Merger. The obligations of the REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the REIT:

          (a) The Partnership shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the REIT shall have received a certificate of the General Partner or the corporate general partner if applicable dated the Closing Date, certifying to such effect.

          (b) The REIT shall have received the opinion of legal counsel to the Partnership, as approved by the REIT, dated the Closing Date, to the effect that the consummation of the Merger will not result in the REIT's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the REIT and the Partnership and shall be entitled to assume that the covenants of
     Section 6 shall be fully complied with.

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Partnership and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Partnership Material Adverse Effect, other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The opinion of Wunderlich Securities, Inc., addressed to the Board of Directors of the REIT, that the consideration to be paid by the REIT pursuant to the Merger is fair, from a financial point of view, to the REIT and its stockholders shall not have been withdrawn or materially modified.

                                    SECTION 8

                                   Termination

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of the Partnership or the stockholders of the REIT by the mutual written consent of the REIT and the Partnership.

     8.2 Termination By Either the REIT or the Partnership for Good Reason. The Merger Agreement may be terminated and the Merger may be abandoned by action of the General Partner for the Partnership or the independent directors of the Board only for good reason. Only the following shall constitute termination for "good reason" for the purposes of this Agreement.

          (a) By either the REIT or the Partnership if the Merger shall not have been consummated by June 30, 2002;


          (b) By the REIT if the approval of the Limited Partners of the Partnership shall not have been obtained as required under this Agreement;

          (c) By the Partnership if the approval of the stockholders of the REIT shall not have been obtained as required under the Agreement;

          (d) By either the REIT or the Partnership if there has been a breach by the other of any representation or warranty contained in the this Agreement which would have or would be reasonably likely to have a REIT Material Adverse Effect or a Partnership Material Adverse Effect, as the case may be, which breach is not cured within 30 days after written notice of such breach is given to the breaching party by the non-breaching party;

          (e) By either the REIT or the Partnership if there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given to the breaching party by the non breaching party;

          (f) By the Partnership if, in the exercise of its good faith judgment as to its fiduciary duties as imposed by law, and as advised by counsel, the General Partner determines that such termination is required by reason of an Acquisition Proposal relating to the Partnership being made;

          (g) By the REIT if, in the exercise of their good faith judgment as to fiduciary duties as imposed by law, and as advised by counsel, the independent directors of the Board determine that such termination is required by reason of a Acquisition Proposal relating to the REIT being made; or

          (h) By either the REIT or the Partnership if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure.

     8.3   Effect of Termination and Abandonment.

          (a) If an election to terminate this Agreement is made by the Partnership (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(f) hereof, and a Partnership Acquisition Proposal shall have been made and, within one year from the date of such termination, the Partnership consummates a Partnership Acquisition Proposal or enters into an agreement to consummate a Partnership Acquisition Proposal to be subsequently consummated, the Partnership shall pay as liquidated damages (not as a penalty or forfeiture) to the REIT, provided that the REIT was not in material breach of its obligations at the time of such termination, an amount equal to the lesser of (x) the Partnership's Proportionate Share of $500,000 (a "REIT Liquidated Damages Amount") and (y) the sum of (1) the maximum amount that can be paid to the REIT without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the REIT's certified public accountants plus (2) an amount equal to the REIT Liquidated Damages Amount less the amount payable under clause (1) above in the event the REIT receives a letter from its counsel indicating that it has received a ruling from the IRS to the effect that the REIT Liquidated Damages Amount payment constitutes Qualifying Income. In addition to the REIT Liquidated Damages Amount, the REIT shall be entitled to receive from the Partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it, up to a maximum of the Partnership's Proportionate Share of the REIT Expenses. The payments to which the REIT is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (b) If an election to terminate this Agreement is made by the REIT because of a Partnership Material Adverse Effect under Section 8.2(d), the Partnership shall, provided that the REIT was not in material breach of its obligations at the time of such termination, pay the REIT for the REIT Expenses, up to a maximum of the Partnership's Proportionate Share thereof (although it shall not be required to pay the REIT Liquidated Damages Amount), which payment of the REIT Expenses shall be the REIT's sole remedy for termination of this Agreement in such circumstances.

          (c) If an election to terminate this Agreement is made by the REIT (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(g) and, within one year from the date of such termination, the REIT consummates a REIT Acquisition Proposal or enters into an agreement to consummate a REIT Acquisition Proposal to be subsequently consummated; the REIT shall pay liquidated damages (not as a penalty or forfeiture) to the Partnership, provided that the Partnership was not in material breach of its obligations at the time of such termination. Such liquidated damages shall be in an amount equal to 120% of the Partnership's Proportionate Share of the Partnership Merger Expenses (the "Partnership Liquidated Damages Amount"). The payments to which the Partnership is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (d) If an election to terminate this Agreement is made by the Partnership pursuant to Section 8.2(d) because of REIT Material Adverse Effect, the REIT shall, provided that the Partnership was not in material breach of its obligations at the time of such termination, pay the Partnership for the Partnership's Proportionate Share of the Partnership Merger Expenses (although it shall not be required to pay the Partnership Liquidated Damages Amount), which payment shall be the Partnership's sole remedy for termination of this Agreement in such circumstances.

          (e) If this Agreement is terminated by either party pursuant to
     Section 8.2(e), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party (i) in the case of termination by the Partnership the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus (ii) an amount equal to the terminating parties' Proportionate Share of the Merger Expenses and (iii) the non-terminating party shall remain liable to the terminating party for its breach.

          (f) If this Agreement is terminated pursuant to Section 8.2(a) (as a result of the condition set forth in Section 7.2(c) or Section 8.2(h) not being satisfied), the REIT shall, provided that the Partnership was not in material breach of its obligations hereunder at the time of such termination, pay the Partnership an amount equal to the Partnership's Proportionate Share of the Partnership Merger Expenses, which payment shall be the Partnership's sole remedy for termination of the Agreement in such circumstances.

          (g) If an election to terminate this Agreement is made pursuant to
     Section 8.2(a), (b) or (c), and a Partnership Acquisition Proposal or a REIT Acquisition Proposal shall have been made and, within one year from the date of such termination, the terminating party consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is subsequently consummated, the terminating party shall pay to the non-terminating party, provided that the non-terminating party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to (x) in the case of termination by the Partnership, the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus
     (y) its Proportionate Share of the Merger Expenses. In addition to such amount, the non-terminating party shall be entitled to receive from the terminating party (or its successor in interest) all of its documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated thereby. The payments to which the non-terminating party is entitled under this Section 8.3(g) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 8.3(g).

          (h) The REIT and the Partnership agree to amend this Section 8.3 at the request of the REIT in order to (i) maximize the portion of the Liquidated Damages Amount that may be distributed to the REIT hereunder without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve the REIT's chances of securing a favorable ruling described in this Section 8.3, provided that no such amendment may result in any additional cost or expense to such other party.

          (i) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.3 and Section 6.9 and except for the provisions of Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.10, 9.13, 9.14 and 9.16. In the event the REIT or the Partnership has received a Liquidated Damages Amount as provided in this Section 8.3, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, independent directors of the Board, or General Partner, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by the REIT of its right to termination under
     Section 8.2(g) or the exercise by the Partnership of its right to termination under Section 8.2(f). Notwithstanding the foregoing, in the event the REIT or the Partnership is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its rights hereunder.

          (j) If either party willfully fails to perform its duties and obligations under this Agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by the General Partner or the Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    SECTION 9

                               General Provisions

     9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger;

provided, however, that the agreements contained in Section 3, the last sentence of Section 6.4 and Sections 6.9, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.16 and this
Section 9 shall survive the Merger.

     9.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to the REIT:

               AmREIT, Inc.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  President
               Telecopy:  (713) 850-0498

          If to the Partnership:

               AAA Net Realty Fund IX, Ltd.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  General Partner

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Section 3 and Sections 6.10, 6.12, 6.13, 6.14 and 6.16 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of the REIT with respect thereto shall not exceed the amount specified in Section 8.

     9.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the Partnership Disclosure Letter, the REIT Disclosure Letter, the Partnership Ancillary Agreements, the REIT Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.5   Confidentiality.

     (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement or (iv) is contained in any Partnership Reports or the REIT Reports or Registration Statement.

          (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part, and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that the Receiving Party Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 9.5.

          (c) In the event that either Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or the Receiving Party Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Receiving Party Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

          (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and
     (ii) neither it nor its affiliates shall directly or indirectly, (A)(w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board or General Partner(s), as applicable, of the other party, or officer of the other party or any stockholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board or board of directors of the General Partner(s) of the other party, any director, officer of the other party or any stockholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, without limitation, any solicitation of consents as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (1) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (2) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto, (3) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (4) any proposal to seek representation on the Board or the board of directors of the General Partner(s), as applicable, or otherwise to seek to control or influence the management, Board or the board of directors of the General Partner(s), as applicable, or policies of the other party or any affiliate thereof, (5) any request or proposal to waive, terminate or amend the provisions of this Section 9.5, or (6) any proposal or other statement inconsistent with the terms of this Section 9.5 or (B) instigate, encourage, join, act in concert with or assist (including, without limitation, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board or the General Partner(s), as applicable, to do any of the foregoing; provided that, without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of the REIT or the General Partner(s), as applicable, a proposal to (a) amend any of the provisions of this Section 9.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 9.5.

     9.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board or the board of directors of the General Partner(s), as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the stockholders of the REIT and partners of the Partnership, but after any such approval, no amendment shall be made which by law requires the further approval of stockholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of the REIT and the Partnership hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Southern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     9.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     9.9 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     9.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     9.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     9.12 Incorporation. The Partnership Disclosure Letter and the REIT Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.13.

     9.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.15 Non-Recourse. Neither the officers, directors nor stockholders of the REIT shall be personally bound or have any personal liability hereunder. The Partnership shall look solely to the assets of the REIT for satisfaction of any liability of the REIT with respect to this Agreement and the Ancillary Agreements to which it is a party. The Partnership will not seek recourse or commence any action against any of the stockholders of the REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the REIT or seek recourse against any of their personal assets, for the performance or payment of any obligation of the REIT hereunder or thereunder. The partners of the Partnership shall not be personally bound or have any personal liability hereunder. The REIT shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and the Ancillary Agreements to which it is a party. The REIT will not seek recourse or commence any action against any of the partners of the Partnership or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Partnership hereunder or thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                   AmREIT, Inc.

                   By:  /s/ Charles C. Braun
                   Charles C. Braun, Vice President of Finance


                   AAA Net Realty Fund IX, Ltd.

                   By: American Asset Advisers Management CorporationIX, Its General Partner


                   By:  /s/ H. Kerr Taylor
                   H. Kerr Taylor, President



                  /s/ H. Kerr Taylor

                                  AmREIT, INC.

                                  SUPPLEMENT TO
          JOINT PROXY AND CONSENT SOLICITATION STATEMENT AND PROSPECTUS
                                       FOR
                           AAA NET REALTY FUND X, LTD.

                                  DATED , 2001

     This supplement is being furnished to you, as a limited partner of AAA Net Realty Fund X, Ltd., for the purpose of enabling you to evaluate the proposed merger of your partnership with AmREIT, Inc. This supplement is designed to summarize only the risks, effects, fairness and other considerations of the proposed merger that are unique to you and the other limited partners of your partnership. This supplement does not purport to provide an overall summary of the proposed merger and should be read in conjunction with the accompanying Joint Proxy and Consent Solicitation Statement/Prospectus, which includes detailed discussions regarding AmREIT and the other partnerships being merged with AmREIT. Accordingly, the discussions in this supplement are qualified by the more expanded treatment of these matters appearing in the proxy statement.


                                    OVERVIEW

     Pursuant to the proxy statement and this supplement, you are being asked to approve the merger of your partnership into AmREIT. Your partnership is one of three limited partnerships with which AmREIT is seeking to merge. Supplements comparable to this one have also been prepared for each of the other partnerships. Copies of those other supplements may be obtained without charge by you or your representative upon written request delivered to Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046.

     The effects of the merger of these three limited partnerships with AmREIT may be different for the limited partners in each of these limited partnerships.

     In addition to the risks and potential disadvantages described in the attached proxy statement, there are a number of risks and potential disadvantages associated with the merger specific to your partnership. In particular, you should consider the following:


          o In 2000, AmREIT's rate of distributions (approximately $9.57 per $1,000 original investment) were less than the annual rate of distributions paid to the limited partners (approximately $64.29 per $1,000 original investment).

          o The compensation, fees and distributions that would have been payable by AmREIT to your general partner in 1998, 1999, 2000 and for the six months ended June 30, 2001 had the merger been effective in these years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

          o Unlike your partnership, AmREIT has debt.

          o The merger is a taxable transaction to limited partners.

          o The merger involves a fundamental change in the limited partners' investment.

          o A majority vote of limited partners binds the partnership.

     AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue CODE. Like your partnership, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of your partnerships seek your approval of the merger. In the merger, AmREIT will issue shares of class B common stock to limited partners of partnerships that approve the merger, vote against but whose partnerships nevertheless approve the merger, or abstain from voting on the merger.

     At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. As a condition precedent to the merger the AmREIT class A common stock, into which the class B common stock is convertible, will be listed for trading on the American Stock Exchange.

What is AmREIT?

     AmREIT is a Maryland corporation based in Houston, Texas that has elected to be taxed as a real estate investment trust (REIT). AmREIT is an affiliate of the general partners of your limited partnership. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding, multi-tenant, and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all three partnerships in the merger, AmREIT expects to have total assets of approximately $56 million, consisting of 30 properties, upon the effectiveness of the merger. If AmREIT acquires only this partnership in the merger, AmREIT expects to have total assets of about $47 million, consisting of 24 properties, upon the effectiveness of the merger.


How many shares of AmREIT class B common stock will I receive if my partnership merges with AmREIT?

     Your partnership will receive 1,265,939 shares of AmREIT class B common stock, which we estimate amounts to $1,023 of AmREIT class A common stock per average original $1,000 investment based on the exchange price of the AmREIT class B common stock. You will receive your proportion of these shares in accordance with the terms of your partnership's partnership agreement. We have agreed with AmREIT upon an exchange price of $9.25 per share for the shares of AmREIT class B common stock. Because the shares of AmREIT class A common stock into which the class B common stock is convertible are not listed on an exchange at this time, the price at which the class A common stock may trade is uncertain because there is no established trading market. Upon the consummation of the merger, the shares of AmREIT class A common stock into which the class B common stock is convertible will be listed for trading on a stock exchange. We do not know the price at which these shares will trade on this exchange upon listing. It is likely that the shares of AmREIT class A common stock will trade at prices substantially below the exchange price.


What do partners who vote against the merger receive?

     Limited partners who vote against the merger, but whose partnership nevertheless merges into AmREIT, will receive shares of AmREIT class B common stock in exchange for their units.


How does the consideration that I would receive in the merger compare to other valuation amounts?

     Below is a table that compares the value of the AmREIT class B common stock to alternative valuations that we considered.

                AmREIT Consideration
                      Offered                  Other Valuation
                                                 Amounts
                                            Going
                     Transaction          Concern       Liquidation
                     Value(1)             Value(2)        Value(2)
                     ----------           ------------   ----------
 Fund X......        $11,709,934           $10,996,000   $9,649,000

(1) The transaction value is equal to the negotiated price of your partnership properties plus the net cash available at June 30, 2001. The transaction value will be the basis for AmREIT class B common stock issued in conjunction with the merger of your partnership at an exchange rate of $9.25 per share.

(2) The going concern value and liquidation values are based on the Valuation Associates appraisals and were the other two valuation methods considered by your general partners and the independent directors of AmREIT.


What benefit will Mr. Taylor receive in the merger?

     Mr. Taylor is the chairman of the board of directors, chief executive officer and largest stockholder of AmREIT. Pursuant to his employment with AmREIT, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc. Mr. Taylor also serves as, or controls, the general partner of all of the partnerships. If any or all of the partnerships approve the merger, the general partners will not receive any shares of AmREIT class B common stock in exchange for their general partnership interests. Mr. Taylor will receive up to 156,905 shares of AmREIT class A common stock as a result of your partnership merging into AmREIT, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of the sale. Prior to its acquisition by AmREIT, the external advisor was wholly owned by Mr. Taylor. If all three partnerships participate in the merger, Mr. Taylor will receive an aggregate of 308,924 shares of AmREIT class A common stock. If valued at the exchange price, these shares would have a value of $2,857,547. Mr. Taylor's salary will not increase as a result of the merger.


What material risks and considerations should I consider in determining whether to vote "For" or "Against" the merger?

     There are a number of material risks that you should consider:

     o AmREIT's rate of distributions on its class A common stock into which the class B common stock converts may be less than the annual rate of distributions paid to the limited partners.

     o The compensation, fees and distributions that would have been payable to your general partner had the merger been effective in prior years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

     o Unlike your partnership, AmREIT has debt.

     o The merger is a taxable transaction.

     o The merger involves a fundamental change in your investment.

     o AmREIT's dividend payments to holders of class B common stock initially will be greater than the annual rate of distributions previously paid to you by your partnerships.


What was the original time frame for liquidating the partnership?

     While the disclosure documents, pursuant to which the limited partnership units were originally offered in 1992, disclosed the intentions of the partnership to liquidate its assets after a maximum of eight to twelve years from acquisition, the general partner is not under a legal obligation to liquidate assets within that time frame. To the contrary, the partnership has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnership would be in the control of the general partners. The time frame for liquidating the partnership was not intended to coincide with the expiration of any of the partnership's original leases.


What is the vote required to approve the merger?

     Your partnership's partnership agreement requires more than 50% of the outstanding limited partnership interests to approve AmREIT's merger with your partnership. Approval by more than 50% of a partnership's limited partners will be binding on you even if you vote against the merger.

Did you receive a fairness opinion in connection with AmREIT's merger with my partnership?

     Yes. Houlihan Lokey rendered an opinion stating that the merger consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to those limited partners.


Do you, as the general partner of my partnership, recommend that I vote in favor of the proposed merger?

     Yes. Your general partner recommends that you vote "For" the proposed merger. Your general partner believes that the merger is the best means to maximize the value of your investment in your partnership as opposed to liquidating your partnership's portfolio or continuing unchanged the investment in your partnership. Your general partner believes that the consideration to be received by investors in Fund X will prove to have greater value than retaining the partnership unit or other form of consideration that may be received in a sale to a third party.


How do I vote?

     Just indicate on the enclosed consent form how you want to vote, and sign and mail it in the enclosed postage-paid return envelope as soon as possible, so that at the special meeting of limited partners, your limited partnership interests may be voted "For" or "Against" your partnership's merger with AmREIT. If you sign and send in your consent form and do not indicate how you want to vote, your consent form will be counted as a vote "For" the merger. If you do not vote or you abstain from voting, it will count as a vote "Against" the merger.

What are the tax consequences of the merger to me?

     The merger is a taxable transaction to all limited partners, except those that are tax-exempt entities. We estimate that the limited partners will realize a gain on the merger of approximately $137 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $48 of gain per average original $1,000 investment at the 25% rate and $89 of gain per average original $1,000 investment at long term capital gains rates of 20%.

     Your general partner urges you to consult with your tax advisor to evaluate the taxes that will be incurred by you as a result of your participation in the merger.

     To review the tax consequences to the limited partners of the partnerships in greater detail, see pages through of the attached proxy statement and "Federal Income Tax Considerations" in this supplement.


                                  RISK FACTORS

     As a result of the merger, you will assume the risks associated with the assets of AmREIT and the other partnerships acquired by AmREIT. Although the majority of AmREIT's assets are substantially similar to those of your partnership, the properties owned by AmREIT and the other partnerships acquired by AmREIT may be differently constructed or located in a different geographic area than the properties owned by your partnership. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those to which you are presently exposed. You can find geographic information regarding AmREIT's and the other partnerships' properties in the proxy statement.

     The following list summarizes the potential disadvantages, adverse consequences and risks of the merger that are applicable to you. This description is qualified in its entirety by the more detailed discussion in the Section entitled "Risk Factors" contained in the proxy statement beginning on page .

     o There can be no assurance that the Houlihan Lokey fairness opinion and the independent appraisal by Valuation Associates properly reflect the value of your partnership's assets. Therefore, your partnership may not have received sufficient consideration consistent with its actual asset value.

     o We have significant conflicts of interest because H. Kerr Taylor, the chief executive officer, a director and a significant stockholder of AmREIT and the individual general partner or significant stockholder is the individual general partner and president of the corporate general partner of the partnerships, will receive significant financial and other benefits from and/or as a result of the merger.

     o The value of the AmREIT class B common stock may be less than the exchange price after the merger because:

          (1) the exchange price was fixed at $9.25 per share several months before the anticipated effective time of the merger;

          (2) the exchange price is not based on a known market value for the shares since the AmREIT class A common stock, into which the class B common stock is convertible, is not traded on an established market; and

          (3) the trading volume or price of the AmREIT class A common stock, into which the class B common stock is convertible, may decrease after the merger.

     o While your partnership did receive a fairness opinion from Houlihan Lokey and an independent appraisal by Valuation Associates, your general partner did not retain an unaffiliated representative to represent you or your partnership, or to represent all of the partnerships as a group, in the merger. Had independent representation been arranged for your partnership, the terms of the merger might have been more favorable to you.

     o The merger will be a taxable transaction for the limited partners, except those investors that are tax-exempt entities.

     o Limited partners who become stockholders of AmREIT and convert their class B common stock into class A common stock may not receive the same level of distributions as previously received from their respective partnership interests as set forth on page of this supplement or the same level of distributions as previously received in their fixed class B common stock distributions. AmREIT's current rate of distributions (approximately $0.20 per share per annum or approximately $19.87 per $1,000 original investment) is less than the annual rate of distributions paid to the limited partners



         (approximately $64.29 per $1,000 original investment). In 1998, AmREIT's rate of distributions (approximately $9.57 per $1,000 original investment) was less than the annual rate of distributions paid to the limited partners (approximately $64.29 per $1,000 original investment).

     o As a result of the merger, the nature of each limited partner's investment will change from holding an interest in a specified portfolio of properties in a finite life entity to holding an equity investment in an ongoing REIT, whose portfolio of properties may be changed from time to time without the approval of its stockholders and which does not plan to liquidate such assets within a fixed period.


     These risks and possible adverse consequences of the merger to the limited partners are discussed in greater detail in the proxy statement.

                        CONSIDERATION PAID TO PARTNERSHIP

     The following table sets forth, for your partnership:

     o the aggregate amount of original limited partner investments in your partnership less any return of capital;

     o the limited partner's adjusted capital per average $1,000 original investment;

     o the number of shares of AmREIT class B common stock to be paid to your partnership;

     o the estimated value of the shares of AmREIT class B common stock paid to your partnership based on the exchange price of $9.25 per share;

     o the estimated value, based on the exchange price, of shares of AmREIT class B common stock you will receive for each $1,000 of your original investment; and

     o the consideration paid to your partnership's general partner if your partnership merges with AmREIT:

                                                                       Estimated Value  Estimated Value    Number of
            Original Limited      Limited Partner                             of        of AmREIT class B  AmREIT
            ----------------      ---------------                             --         ---------------    ------
           Partner Investments  Adjusted Capital per Number of AmREIT   AmREIT class B      Shares per      class B
           -------------------  -------------------- ----------------   ---------------     ----------      -------
           Less any Return of      Average $1,000     class B Shares        Shares        Average $1,000    shares
           ------------------      --------------     ---------------       ------        --------------   ------
               Capital(1)            Original           Offered to        Payable to     Limited Partner     paid
                                   Investment(1)    Limited Partners(2)     Limited         Adjusted      to General
                                                                          Partners(3)       Capital(3)     Partner
                $11,450,610           $    1,000          1,265,939     $ 11,709,935        $    1,022     156,905

(1) The original limited partner investment in the partnership was $11,450,610. These columns reflect, as of June 30, 2001, an adjustment to the limited partners' original investments based on return of capital, resulting in the adjusted capital balance.

(2) The shares of AmREIT class B common stock payable to the limited partners of your partnership as set forth in this chart will not change if AmREIT acquires fewer than all of the partnerships in the merger.

(3) Values are based on the exchange price of $9.25 established by AmREIT and your general partners. Upon listing the shares of AmREIT class A common stock into which the class B common stock is convertible on an exchange, the actual values at which the shares of AmREIT class A common stock will trade on the exchange will likely be significantly below the exchange price.

     Upon completion of the merger with your partnership, the operations and existence of your partnership will cease. For more detailed information about the effects of the merger, see the information provided under the caption "THE MERGER" beginning on page of the attached proxy statement. In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                             EXPENSES OF THE MERGER

     If your partnership approves the merger, AmREIT will bear all costs of the merger. If your partnership rejects the merger, then your partnership will bear the portion of its merger expenses based upon the percentage of "For" votes cast for the merger, and we, as general partners, will bear the portion of those merger expenses based upon the percentage of "Against" votes and abstentions. The amount of the merger expenses borne by all partnerships is estimated to be $81,000, and of this amount approximately $38,475 will be allocated to your partnership based on its proportionate share of the combined net asset values of all ten partnerships. In addition to the partnership's proportional share of these partnership expenses, the partnership will bear its own direct expenses for partner communications and correspondence.

     The following table sets forth the estimated merger expenses allocable to your partnership:

   Pre-closing Transaction Costs:
         Accounting.................... $    7,600
         Fairness Opinions/Valuations.       4,750
         Printing......................     16,625
         Appraisal Fees................      4,750
         Listing Fees..................         --
         Miscellaneous.................      4,750
                                           -------
              Total....................    $38,475
                                           =======


                                  REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

     You are being asked to vote in favor of the merger of your partnership with AmREIT and the amendment of your partnership's agreement of limited partnership to permit the merger to occur. For your partnership to be acquired by AmREIT, limited partners holding partnership interests constituting greater than 50% of the outstanding partnership interests of your partnership must approve the merger and the amendment to your partnership agreement. The affirmative vote of greater than 50% of your partnership's limited partners will bind all partners of your partnership.


Operation if Partnership Votes No

     If limited partners of your partnership representing greater than 50% of the outstanding partnership interests do not vote "For" the merger, the merger may not be consummated under the terms of the partnership agreement. In that event, we plan to continue to operate your partnership as a going concern and to eventually dispose of your partnership's properties, as contemplated by the terms of the partnership agreement. For more information in this regard, please see the Section called "Operation if Partnership Votes No" on page S-11 of this supplement.


Special Meeting to Discuss the Merger

     We have scheduled a special meeting of the limited partners of your partnership to discuss the solicitation materials, which include the proxy statement, this supplement and the other materials distributed to you, and the terms of the merger with you. At the conclusion of these discussions we will vote on the merger. The special meeting will be held at [time], Houston time, on, _________________, 2001, at __________________. We and members of AmREIT's management intend to solicit actively your support for the merger and would like to use the special meeting to answer questions about the merger and the solicitation materials (as defined below) and to explain in person our reasons for recommending that you vote "For" the merger.


                                VOTING PROCEDURE

     The proxy statement, this supplement, the accompanying transmittal letter, the power of attorney and the consent form constitute the solicitation materials are being distributed to you and the other limited partners to obtain your votes "For" or "Against" the merger of your partnership with AmREIT.

     In order for AmREIT to acquire your partnership, the limited partners holding greater than 50% of the outstanding partnership interests of your partnership must approve the merger. Your partnership will be acquired by a merger with AmREIT, in the manner described in the proxy statement. A copy of the Amended and Restated Agreement and Plan of Merger dated September 10, 2001, by and between AmREIT and your partnership is attached hereto as Appendix B. Your general partner encourages you to read the merger agreement in its entirety because it is the legal document governing the merger.

     If you are not planning on attending the special meeting of the limited partners of your partnership and voting in person, you should complete and return the consent form before the expiration of the solicitation period. The solicitation period is the time period during which you may vote "For" or "Against" the merger with your partnership. The solicitation period will commence upon delivery of the solicitation materials to you (on or about ______________, 2001 and will continue until the later of (a) __________, 2001
(a date not more than 60 calendar days from the initial delivery of the solicitation materials), or (b) any later date as we may select and as to which we give you notice. At our discretion, we may elect to extend the solicitation period. Under no circumstances will the solicitation period be extended beyond _______________. Any consent form received by ______________ to [time], Houston time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If you fail to return a signed consent form by the end of the solicitation period, your partnership interests will be counted as voting "Against" the merger and you will receive shares of AmREIT class B common stock if your partnership is acquired.

     The consent form consists of two parts. Part A seeks your consent to your partnership's merger with AmREIT and an amendment to your partnership's partnership agreement authorizing the merger. If you have interests in more than one partnership, you will receive multiple consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate whether you are voting "For" or "Against" any matter (including the merger), you will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Mr. H. Kerr Taylor as your attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without requiring your signatures on multiple documents.


                             FAIRNESS OF THE MERGER

     Based upon your general partner's analysis of the merger of all three partnerships into AmREIT, your general partner reasonably believes that:

     o The terms of the merger of all three partnerships into AmREIT, when considered as a whole, are fair to the limited partners;

     o The transaction value offered in exchange for the partnership interests constitute fair consideration for the partnership interests of the limited partners; and

     o After comparing the potential benefits and detriments of the merger with those of several alternatives, the merger of all three partnerships into AmREIT is more attractive to the limited partners than such alternatives.

     The fairness opinion of Wunderlich Securities evaluated the merger as if all three partnerships merged with AmREIT, not as if less than all of the partnerships or different combinations of partnerships merged with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

     YOUR GENERAL PARTNER BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, YOUR GENERAL PARTNER HAS APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.

     Your general partner's determination is based upon the transaction as a whole, as well as the combination of less than all partnerships, because your partnership's value for the purposes of the merger is its net asset value. Your general partner believes that net asset value is a reasonable estimate of the value of your partnership for the merger as it is directly derived from the value of your partnership's net assets at the effective date, independent of the valuations of the assets of the other partnerships. Your general partner also believes the exchange price, the value on which shares of AmREIT class B common stock will be issued to your partnership in the merger, is a reasonable estimate of the value of the shares based on the last public offering price of the shares and within the overall context of the merger. The general partner believes that transferring the properties from the partnership to AmREIT at this time, rather than waiting until the anticipated liquidation date set forth in the partnership's initial offering documents, is in the best interest of the partners because it will enable them to realize the benefits of the consolidated entity set forth in the accompanying proxy statement, including increased liquidity and risk diversification. At the time the partnership acquired its properties, AmREIT was not financially able to acquire any of the properties.

     Fairness Opinion. Your general partner, on behalf of the partnership, retained Houlihan Lokey to render an opinion as to whether the consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to the limited partners. A copy of the fairness opinion is attached as Appendix A. Your general partner encourages you to read the Houlihan Lokey opinion in its entirety. Houlihan was not requested to, and did not make, any recommendation to your partnership as to the consideration to be received by you in connection with the merger, which consideration was determined through negotiations between the common management of the partnerships and AmREIT. Your general partner retained Houlihan Lokey to render its fairness opinion based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan delivered its written opinion, dated
October 8, 2001, to the general partners, to the effect that, as of the date of such opinion, based on Houlihan Lokey's review and subject to the limitations described in the proxy statement, the consideration to be received by the limited partners in connection with the merger is fair, from a financial point of view, to the limited partners. The Houlihan Lokey fairness opinion does not constitute a recommendation to any limited partner as to how any of you should vote on the merger.

     Independent Appraisal. Your general partner received an appraisal of your partnership and its properties prepared by Valuation Associates, an independent real estate appraisal firm. Your general partner compared the value of the shares of AmREIT class B common stock payable to the partnership, based on the exchange price, with the appraised value of the partnership. Based on this comparison, your general partner determined that the number of shares payable to the partnership was reasonable.

     Comparison of Benefits and Detriments. Your general partner's assessment of the fairness of the proposed merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included a strategic combination with AmREIT under the caption "THE MERGER--Alternatives to the Merger" beginning on page of the attached proxy statement to take advantage of the potential growth of the REIT industry and real estate markets in general, completely liquidating the partnership and continuing the partnership. In order to determine whether the merger or one of its alternatives would be more attractive to you, your general partner compared the potential benefits and detriments of the merger with the potential benefits and detriments of these alternatives. In addition to reviewing the detailed discussion of the potential benefits and detriments of each of these alternatives provided in the proxy statement, you should evaluate the following factors which are specific to your partnership in determining how to vote on the merger.

     o Concentration of Investment. Your partnership has concentrated its investments in eight properties located in five states. If a vacancy or other interruption of rents occur in one or more of these properties, the distributions of your partnership may be significantly reduced. Your partnership has also concentrated its investments in a limited geographic area. If conditions in this area deteriorate, your partnership may experience more difficulty in re-leasing its properties than it would experience if the properties were more geographically diversified.

     o Co-ownership of Property. Your partnership owns three of its properties, Golden Corral Hwy 1960 (Houston, TX), Wherehouse Entertainment (Independence, MO) and Just For Feet (Tucson, AZ), in co-ownership with Fund IX, AmREIT and Fund XI and AmREIT, respectively. Your partnership owns 95.20%, 45.16% and 18.25%, respectively, of these properties and is dependent upon the consent and cooperation of the majority co-owner to sell or re-lease the property. No assurance can be given that the co-owners will agree to the merger or to the sale or re-lease of the property at such time or under the terms your partnership may desire. We are soliciting the other co-owners' approval to merge with AmREIT. If your partnership approves the merger but the other co-owners reject the merger, the AmREIT board must approve owning this property jointly with the other co-owners. Conversely, if your partnership does not approve the merger but the majority co-owners do, then the AmREIT board must approve owning the property jointly with your partnership. The risks associated with any form of joint ownership after the merger are discussed in greater detail in the attached proxy statement under the caption "RISK FACTORS--Risks Associated with the Merger" on page 27 and "THE PARTNERSHIPS--Partnership Property Information" on page 135.

     o   Management Compensation.

             1. Pre Merger Compensation. Your partnership has no employees as its operations are managed by AmREIT or one of its affiliates. Under the services agreement, pursuant to which AmREIT manages the operations of your partnership, AmREIT is entitled to annual property management fees equal to 3% of gross rental revenues. Also, the services agreement provides for payment of reimbursement fees of up to 7.5% of your partnership's gross rental revenues.

              2. Post-Merger Compensation. If your partnership participates in the merger, AmREIT or its affiliates will continue to manage your partnership's properties, but neither AmREIT nor the general partner or any of their affiliates will receive any compensation for services rendered in connection with the merger. AmREIT will expense costs related to managing the properties of your partnership. These costs will not be fixed and may exceed the fixed amounts currently paid to AmREIT.

     o Offers From Third Parties. No offers on the partnership's properties have been solicited or received during the past twelve months by the general partner from unaffiliated third parties.

     In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS
         COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES

     The following table sets forth the actual compensation, fees and distributions paid by your partnership to your general partner and its affiliates during the last three fiscal years and the six-month period ended June 30, 2001 and compares those payments against the amount, as listed in the Pro Forma column, that would have been paid assuming the merger had occurred on January 1, 1998.

                                 Year Ended               Year Ended               Year Ended            Six Months Ended
                            December 31, 1998        December 31, 1999        December 31, 2000          June 30, 2001
                            Actual     Pro Forma      Actual     Pro Forma    Actual     Pro Forma     Actual     Pro Forma

 Administrative fees and
    reimbursements........  $74,734(1)  $    --       $78,864(1)  $   --     $114,540(1)   $   --      $57,270(1)   $   --
 Cash Distributions.......    5,400(2)   114,541(3)     5,000(2)   86,298(3)    4,200(2)    14,906(3)   32,801(2)    14,906(3)
                            -------      -------      -------     -------    --------       ------     -------      -------
      Total...............  $80,134   $ 114,541     $ 83,864    $ 86,298    $ 118,740    $ 14,906    $ 90,071       $14,906
                            =======   =========     ========    ========    =========    ========    ========       =======

(1) An AmREIT subsidiary receives administrative fees and reimbursements of up to 7.5% of gross rental revenues from the properties. No other fees, salaries or other compensation were paid by the partnership to its general partners or their affiliates during these periods.

(2) Includes all cash distributions made to Mr. H. Kerr Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.

(3) Mr. Taylor's employment agreement with AmREIT provides for a fixed base salary of $25,000 until June 1999 and $30,000 through June 2000. Thereafter, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc., which amount will not increase as a result of the merger. Mr. Taylor's distributions represent that portion of dividends which would have been paid to him based on the pro-rata portion of the shares issued under the deferred adviser agreement and for his general partner interests. Upon the sale of his advisor (American Asset Advisers Realty Corporation) on June 5, 1998, Mr. Taylor elected to defer payment of these fees to a future date, contingent upon the issuance of additional stock.

New Compensation

     AmREIT will internally manage and lease the properties obtained by AmREIT from the partnership pursuant to the merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements that

AmREIT typically uses in managing its current properties. Below is a table that sets forth the compensation to AmREIT currently and after the merger of three partnerships with AmREIT.

                                                Post-Merger
                            2000 Management     Management
                             Fees to AmREIT   Fees to AmREIT
                             --------------   --------------
                                  $114,540        $0.00


                              CONFLICTS OF INTEREST

Affiliated General Partner

     Your general partner has an independent obligation to assess whether the terms of the merger are fair and equitable to the limited partners of your partnership without regard to whether the merger is fair and equitable to any of the other participants (including the limited partners in other partnerships). Mr. Taylor is the chief executive officer and director of AmREIT, currently holds 261,861 shares or 11% of AmREIT common stock and is the chief executive officer, sole director and significant stockholder in each of the corporate general partners of all of the partnerships.


Benefits to Mr. Taylor

     Mr. Taylor will receive up to 308,924 shares of AmREIT class A common stock should these partnerships participate in the merger, related to AmREIT's acquisition of its external advisor in June, 1998, which Mr. Taylor deferred at the time of sale.


                        OPERATION IF PARTNERSHIP VOTES NO

     If the merger is not approved, your general partner will continue your partnership in accordance with its current investment strategies and objectives. In the original offering documents pursuant to which the limited partnership units were originally offered, the general partner disclosed its intent to liquidate the properties after a maximum of eight to twelve years from acquisition. That time has not yet passed; however, if this transaction is not approved, your partnership's strategy will be to continue to hold its properties with a view towards liquidating them at such times as the general partner believes it can realize the greatest value which may not be any time in the foreseeable future. Any liquidation of properties will need to be transacted consistent with your partnership's investment objectives. The principal investment objectives of your partnership are to:

     o   preserve and protect the limited partners' capital;

     o provide the limited partners with quarterly cash distributions from operations;

     o   obtain long-term appreciation in the value of its properties;  and

     o provide increased cash distributions to the limited partners as the cash flow from its investments increases over the life of the partnership.


                        FEDERAL INCOME TAX CONSIDERATIONS

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger and the reorganization to you.


Certain Tax Differences between the Partnership Interests and Shares of AmREIT class B common stock

     Because your partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, as a limited partner, you are required to take into account your share of the income or loss of your partnership, regardless of whether any cash is distributed to you. If your partnership is acquired by AmREIT you will receive shares of AmREIT class B common stock. If you have voted "Against" the merger but your partnership is acquired by AmREIT, you will also receive shares of AmREIT class B common stock.

     If your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, your ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by you in the future. Your partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owner of partnership interests, you must take into account your distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to you. Your partnership supplies that information to you annually on a Schedule K-1. The character of the income that you recognize depends upon the assets and activities of your partnership and may, in some circumstances, be treated as income which may be offset by any losses you may have from passive activities.

     In contrast to your treatment as a limited partner, if your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, as a stockholder of AmREIT you will be taxed based on the amount of distributions you receive from AmREIT. Each year AmREIT will send you a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to you during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than your partnership's tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by your partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from your partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as your partnership, a larger portion of the distributions could constitute taxable income to you. In addition, the character of this income to you as a stockholder of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to you and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to you.


Tax Consequences of the Merger

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of your partnership (if your partnership is acquired by AmREIT) will be transferred to AmREIT in return for shares of AmREIT class B common stock. Your partnership will then immediately liquidate and distribute such property to you. The IRS requires that you recognize a share of the income or loss, subject to the limits described below, recognized by your partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger.

     We estimate that the limited partners will realize a gain on the merger of approximately $137 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $48 of gain per average original $1,000 investment at the 25% rate and $89 of gain per average original $1,000 investment at long term capital gains rates of 20%. The actual amount of gain recognized by the partnership and allocated to each limited partner will depend upon the value ascribed to the shares of AmREIT class B common stock for federal income tax purposes. Because the shares, upon conversion, will not be publicly traded until immediately after the merger, it is possible that the value of the shares used for purposes of calculating the taxable income (or loss) and the taxable income (or loss) per average original $1,000 investment will differ from the calculation stated above. Your partnership's federal income tax returns are subject to review and possible adjustment by the IRS. Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, your partnership's financial statements, as well as your individual tax return, may be changed to cause them to conform to the tax treatment resulting from such review, if any.

     As a general rule, an actual or deemed transfer of assets of a partnership such as your partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under
Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of

Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners,
Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.


     If your partnership is acquired by AmREIT, your partnership will receive solely shares of AmREIT class B common stock in exchange for your partnership's assets. As a result, your partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class B common stock received by your partnership and (b) the amount of your partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by your partnership to AmREIT.

     The gross profit that your partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for your partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering your partnership's assets, if any, that are assumed or taken subject to by AmREIT. The exact amount of gain to be recognized by your partnership in the year of the merger will also vary depending upon the decisions of the limited partners to receive shares of AmREIT Class B common stock.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Your share of gains or losses from the sale of Section 1231 assets of your partnership would be combined with any other Section 1231 gains and losses that you recognize in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that you have "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means your aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by your partnership prior to sale. In general, if you are an individual, you may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that your partnership recognizes will be allocated to you and the other limited partners in accordance with the terms of your partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Termination of Your Partnership. If your partnership is acquired by AmREIT, your partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to you. The shares of AmREIT class B common stock will be distributed among you and the other limited partners in accordance with your partnership's partnership agreement. The taxable year of your partnership will end at this time, and you must report in your taxable year that includes the date of the merger, your share of all income, gain, loss, deduction and credit for your partnership through the date of the merger (including gain or loss resulting from the merger described above). If your taxable year is not the calendar year, you could be required to recognize as income in a single taxable year your share of your partnership's income attributable to more than one of its taxable years.

     In addition to your share of the gain or loss described above that you recognized as a result of the deemed sale of your partnership's assets, you will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that you receive (determined on the closing date of the merger) and your adjusted tax basis in your partnership interests (adjusted by your distributive share of income, gain, loss, deduction and credit for the final taxable year of your partnership (including any such items recognized by your partnership as a result of the merger) as well as any distributions you receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Your basis in the shares of AmREIT class B common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and your holding period for the shares of AmREIT class A common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

     Because the assets of your partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by you if you are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and you are not an organization described in
Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts) or Section 501(c)(20) (qualified group legal services plans) of the Code. If you are included in one of the four classes of exempt organizations noted in the previous sentence, you may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class B common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class B common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class B common stock before the reorganization. In addition, the holding period of such AmREIT class B common stock received in the reorganization shall remain the same.


                                  MISCELLANEOUS

Distributions to Limited Partners

     Set forth below are distributions per average original $1,000 investment that your partnership and AmREIT have made during the most recent five fiscal years and the most recently completed interim period. Also see "THE PARTNERSHIPS--Partnership Distributions" on page of the attached proxy statement.

                                                                                            Six
                                                                                          Months
                                                                                           Ended
                                                                                         June 30,
                                             1996       1997     1998    1999     2000     2001
                                          -- -------- -------- ---------------- --------   ----
             Partnership Distributions...   $80.05       $80.61  $81.02   $81.40   $64.29   $35.39
             AmREIT Distributions........   $70.79       $72.24  $72.51   $54.60    $9.57    $9.24


Financial Information

     Rental income statements for the properties of the partnership for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 and certain pro forma financial statements with respect to the partnership are set forth in the attached proxy statement under the caption "INDEX TO FINANCIAL INFORMATION" beginning on page F-1.


List of Investors

     Under the partnership agreement and Texas law, a limited partner may obtain a list of the names, addresses and number of partnership interests owned by the other limited partners entitled to so vote on the merger by making written request therefor from the general partners, c/o Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046. At the time of making the request, the requesting limited partner must submit $10.00 in payment for the costs of copying and mailing the list and, if the partnership interests are held through a nominee, provide the partnership with a statement from the nominee or other independent third party confirming such limited partner's beneficial ownership. A limited partner is only entitled to the foregoing information with respect to the partnership in which the limited partner holds partnership interests.

Realty Fund 10 - fairness opinion
October 8, 2001

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund X, LTD
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Mr. Taylor:

We understand the following regarding AmREIT, Inc. ("AmREIT") and AAA Net Realty Fund X, LTD (the "Partnership"). AmREIT is a real estate investment trust that was organized as a Maryland corporation in 1993. AmREIT became internally managed upon its acquisition of its external advisor in June 1998 (the "Adviser Acquisition"), as a result, AmREIT is a self-managed and self-administered REIT. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants.

Mr. Kerr Taylor serves as the President of American Asset Advisors Management Corporation X, the general partner of the Partnership ( the "General Partner"). The Partnership owns interests in eight retail properties. Following the Adviser Acquisition, Mr. Taylor and his affiliated corporation retained their fiduciary responsibilities associated with such General Partner of the Partnership. However, the Partnership's properties are currently managed by AmREIT Realty Investment Corporation, an affiliate of AmREIT.

Finally, we understand that AmREIT has entered into a plan to acquire the Partnership (the "Partnership Merger") through a merger transaction. Specifically, we understand that pursuant to the Partnership Merger, AmREIT will provide a total of 1,265,939 shares of AmREIT common stock in exchange for the aggregate limited partnership interests in the Partnership. The Partnership Merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund X, LTD
October 8, 2001                                         -2-


AmREIT and the General Partner(s) have requested that Houlihan Lokey render an opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AmREIT's, the General Partner's or the Partnership's underlying business decision to effect the Transaction. We have also not been asked to opine on and are not expressing any opinion as to: (i) the tax consequences of the Transaction; (ii) the public market values or realizable value of AmREIT's common shares given as consideration in the Transaction or the prices at which AmREIT's common shares may trade in the future following the Transaction, or
(iii) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Moreover, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AmREIT, or the Partnership. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

2. reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

3. reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

4. reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

5. reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

6. reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund X, Ltd. which includes the Agreement and Plan of Merger, dated as of September 10, 2001, is entered into by and between AmREIT, Inc., AAA Net Realty Fund X, Ltd., H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation X;

7. reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

8. reviewed the historical market prices for the AmREIT's publicly traded securities;

9. reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

Mr. H. Kerr Taylor in his capacity in his capacity as
President of the General Partner of
AAA Net Realty Fund X, LTD
June 25, 1999                                              -3-



We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AmREIT and the Partnership and that there has been no material change in the assets, financial condition, business or prospects of AmREIT or the Partnership since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to AmREIT or the Partnership and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of AmREIT or the Partnership. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be received by the limited partners of AAA Net Realty Fund X, LTD in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 10, 2001, is entered into by and between AmREIT, Inc., a Maryland real estate investment trust (the "REIT"), and AAA Net Realty Fund X, Ltd., a Nebraska limited partnership (the "Partnership"), H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation X, a Nebraska corporation (referred together to herein as the "General Partner").

                                    RECITALS

     WHEREAS, the REIT and the Partnership desire for the REIT to acquire all of the outstanding Partnership interests of the Partnership pursuant to the Merger described below in Section 1; and

     WHEREAS, the Parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the REIT and the Partnership hereby agree as follows:

                                    SECTION 1

                                   The Merger

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), and in accordance with the Maryland General Corporation Law (the "Maryland Law") and the Nebraska Revised Uniform Limited Partnership Act (the "LP Act") the Partnership shall be merged with and into the REIT in accordance with this Agreement (the "Merger"). Following the Merger, the separate existence of the Partnership shall cease and the REIT shall continue as the surviving entity (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Partnership. The Merger shall have the effects specified in the Maryland Act, and Section 2.11 of the LP Act.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the REIT, located at Eight Greenway Plaza, Suite 824, Houston, Texas 77046 at 10:00, a.m., local time, within five business days after receipt of approval of the Merger by the REIT's stockholders and the Partnership's partners (the "Partners"), or at such other time, date or place as the REIT and the Partnership may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time. If all the conditions to the Merger set forth in
Section 8 hereof shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Section 9 hereof), the REIT and the Partnership shall cause Articles of Merger satisfying the requirements of the Maryland Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Maryland Act on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the issuance of a certificate of merger by the Secretary of State of the State of Texas, or such other date as may be agreed to by the parties, but not later than the Closing Date.

     1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the REIT as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time.

     1.5 Officers and Directors. The officers of the REIT immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the REIT immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                    SECTION 2

                      Consideration For Partnership Assets

     2.1 Consideration Paid by the REIT. At or as of the Effective Time, the assets and the liabilities of the Partnership shall be the assets and liabilities of Company.

     2.2 Consideration to the Partnership in the Merger. Each unit of limited partner interest of the Partnership (the "Units") shall, in the Merger, be converted into the number of shares of the REIT's class B common stock, $0.01 par value per share (the "REIT Shares"), as provided in Section 3 hereof. No fractional REIT Shares shall be issued. Any Partner who would be entitled to a fractional REIT Share will receive cash based on the price of $9.25 per REIT Share (the "Exchange Price").

     2.3 Issuance of Certificates for REIT Shares. Upon or as soon as practicable after the Effective Time, the REIT shall distribute in accordance with Section 3.4 hereof to the holders of the Units of the Partnership certificates representing the REIT Shares (the "Share Certificates") to which they are entitled pursuant hereto.

                                    SECTION 3

                              Partnership Interests

     3.1   Conversion of the Units.

     (a) REIT Shares. At the Effective Time, each REIT Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one REIT Share.

     (b) Partnership Interests. At the Effective Time, the Units of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into REIT Shares determined in accordance with the Partnership's Net Asset Value, as set forth below.

Calculation of Partnership Net Asset Value

       Negotiated Price of Partnership Properties       Net Cash at June 30, 2001            Partnership Net Asset Value
                      $11,450,610                               $259,324                             $11,709,934


REIT Shares Payable to Partnership
To Limited Partners:

      No. of REIT Shares Offered           No. of REIT Shares Offered per Unit
             1,265,939                                  110.56

As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all of the Units and the general partner interests of the Partnership shall cease to be outstanding and shall be canceled and retired, and each holder of such Units or interests shall thereafter cease to have any rights with respect to the Units or interests, except the right to receive, without interest, the REIT Shares and/or the Cash/Notes, as applicable, in accordance with this Section 3.1 and, in either case, cash in lieu of fractional REIT Shares in accordance with Section 3.4(e) hereof (the "Merger Consideration").

     3.2 Adjustment to the Merger Consideration. The number of REIT Shares and amount of Cash/Notes, as applicable, to be received in the Merger by the Partnership shall be adjusted as of the Effective Time as follows:

          (a) If, during the period from the date hereof to and including the Effective Time, the outstanding REIT Shares shall have been changed to a different number of shares or securities by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split, combination, exchange of shares or the like, the number of REIT Shares to be issued in the Merger shall be appropriately adjusted;

          (b) If, as of the Effective Time, the Net Cash of the Partnership, as defined in Section 3.3 below, is different than its Net Cash amount shown in Section 3.1 above, the Net Cash of the Partnership shall be increased (if greater) or decreased (if less) and the Merger Consideration issuable to the Partnership in the Merger shall be increased or decreased, as the case may be, by an amount equal to such difference divided by the Exchange Price; and

          (c) Anything in the foregoing to the contrary notwithstanding, the Net Asset Value of the Partnership as of the Effective Time shall not be adjusted below an amount equal to $11,450,610.

     3.3   Definitions.  For the purposes of this Section 3:

          (a) "Net Asset Value" means the sum of the negotiated prices of the Partnership's properties set forth under Section 3.1 plus its Net Cash as of the Effective Time.

          (b) "Net Cash" means, as of the date determined, (i) the sum of a Partnership's cash and cash equivalents, less (ii) the sum of the Partnership's liabilities, as determined on an accrual accounting basis.

     3.4   Exchange of Partnership Interests.

          (a) As of the Effective Time, the REIT shall deposit, or shall cause to be deposited, with an exchange agent selected by the REIT, which shall be the REIT's transfer agent, or such other party reasonably satisfactory to the Partnership (the "Exchange Agent"), for the benefit of the Partners, for exchange in accordance with this Section 3, Share Certificates representing the total number of REIT Shares issuable to Partners (other than Dissenting Limited Partners) (such Share Certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.4 in exchange for the outstanding Units and interests.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Units (the "Unit Certificates") whose Units were converted into the right to receive the Merger Consideration pursuant to Section 3.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Unit Certificates shall pass, only upon delivery of the Unit Certificates to the Exchange Agent and shall be in a form and have such other provisions as the REIT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Unit Certificates in exchange for the Merger Consideration. Upon surrender of a Unit Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by the REIT, together with such letter of transmittal, duly executed, and such other documents as may be reasonably requested by the Exchange Agent, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Units previously represented by the Unit Certificate shall have been converted pursuant to
     Section 3.1 hereto and any dividends or other distributions to which such holder is entitled pursuant to the terms of the agreement of limited partnership of the Partnership (the "Agreement of Limited Partnership"), and the Unit Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of a Unit which is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of the REIT that such tax or taxes have been paid or are not applicable. Upon surrender as contemplated by this Section 3.4, each Unit Certificate shall be deemed at anytime after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Units previously represented by such Unit Certificate shall have been converted pursuant to Section 3.1 hereof, and any dividends or other distributions to which such holder is entitled pursuant to the terms of the Agreement of Limited Partnership. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Unit Certificate or on any cash payable pursuant to Section 3.1 or Section 3.4(d) hereof.

          (c) At and after the Effective Time, there shall be no transfers on the transfer books of the Partnership of the Units which were outstanding immediately prior to the Effective Time.

          (d) Notwithstanding any other provision of this Agreement to the contrary, no fractional REIT Shares shall be issued in connection with the Merger. All REIT Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a REIT Share upon surrender of Unit Certificates for exchange pursuant to Section 3.4(b) hereof shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Exchange Price.

          (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any REIT Shares) that remains unclaimed by the former Partners of the Partnership one year after the Effective Time shall be delivered to the REIT. Any former Partners of the Partnership who have not theretofore complied with this Section 3.4 shall thereafter look only to the REIT for delivery of their REIT Shares, and payment of cash in lieu of fractional shares and/or dividends on such REIT Shares, in respect of each Unit such Partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of the REIT, the Partnership, the Exchange Agent or any other person shall be liable to any former holder of the Partner's interest or with respect to the Units for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


                                    SECTION 4

                         Representations And Warranties
                               Of The Partnership

     The Partnership represents and warrants to the REIT as set forth below. As contemplated below, the "Partnership Disclosure Letter" will be delivered to the REIT on or before the Closing. The Partnership Disclosure Letter shall provide the information or exceptions described below. The Partnership Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     4.1   Existence;  Authority;  Compliance with Law.

          (a) The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Nebraska. To the General Partner's actual knowledge, the Partnership is duly licensed or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Partnership (a "Partnership Material Adverse Effect"). The Partnership has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b) To the General Partner's actual knowledge, the Partnership is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Partnership or any of its properties or assets are subject, where such violation would have a Partnership Material Adverse Effect. The Partnership has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Partnership Material Adverse Effect. A copy of the Partnership's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "Partnership Organizational Documents") have been delivered or made available to the REIT and its counsel and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

     4.2 Authorization, Validity and Effect of Agreements. The Partnership has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement (the "Partnership Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby by the Partners as contemplated by this Agreement, the consummation by the Partnership of this Agreement, the Partnership Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Partnership. This Agreement constitutes, and the Partnership Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

     4.3 Future Issuances. To the General Partner's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any of its Units or other Partnership interests. After the Effective Time, the REIT will have no obligation to issue, transfer or sell any Partnership interest.

     4.4 Other Interests. Except as set forth in the Partnership Disclosure Letter, the Partnership does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     4.5  Financial Statements.

          (a) The audited financial statements of the Partnership for the fiscal years ended December 31, 2000 and 1999 and the unaudited financial statements for the fiscal quarter ended June 30, 2001 (collectively, the "Partnership Financial Statements") present fairly, in conformity with generally accepted accounting principles applied on a consisted basis (except as may be indicated in the notes thereto), the financial position of the Partnership as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the interim financial statements). Copies of the Partnership Financial Statements have been delivered or made available to the REIT and its financial advisers and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          (b) Except as and to the extent set forth on the balance sheet of the Partnership at June 30, 2001, including all notes thereto, or as otherwise set forth in the Partnership Financial Statements, the Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Partnership or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Partnership Material Adverse Effect.

     4.6 No Violation. To General Partner's actual knowledge, neither the execution and delivery by the Partnership of this Agreement nor the consummation by the Partnership of the transactions contemplated hereby in accordance with the terms hereof will: (a) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of the Partnership; (b) except as contemplated by the Partnership Ancillary Agreements or as set forth in the Partnership Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, Security interest, charge or encumbrance upon any of the properties of the Partnership under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Partnership is a party, or by which the Partnership or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; or (c) other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state Securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Partnership Material Adverse Effect.

     4.7 Litigation. To the General Partner's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Partnership is a party or by which any of its properties or assets are bound or to which the General Partner is a party or by which any of his/its properties or assets are bound and (b) except as set forth in the Partnership Disclosure Letter, no actions, suits or proceedings pending against the Partnership or against the General Partner or, to the actual knowledge of the General Partner, threatened against the Partnership or against the General Partner, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses
(a) or (b) above are reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

     4.8 Absence of Certain Changes. Except as disclosed in the Partnership Reports, since December 31, 2000, (a) the Partnership conducted its business only in the ordinary course of such business (which for purposes of this Section
4.8 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Partnership Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in the Partnership; and (d) there has not been any material change in the Partnership's accounting principles, practices or methods.

     4.9   Taxes.

          (a) Except as set forth in the Partnership Disclosure Letter, the Partnership (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. The Partnership has not received notice that the federal, state and local income and franchise tax returns of the Partnership have been or will be examined by any taxing authority. The Partnership has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as set forth in the Partnership Disclosure Letter, the Partnership is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Partnership since its inception and all communications relating thereto have been delivered to the REIT or made available to representatives of the REIT or will be so delivered or made available prior to the Closing. The Partnership does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 4.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     4.10 Books and Records. The books of account and other financial records of the Partnership are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the Partnership Financial Statements.

     4.11   Properties.

          (a) The Partnership owns fee simple title to, or an interest in a joint venture which owns fee title to, each of the real properties reflected on the most recent balance sheet of the Partnership included in the Partnership Reports or as identified in the Partnership Disclosure Letter (the "Partnership Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances"), except as set forth in the Partnership Disclosure Letter. To the General Partner's actual knowledge, the Partnership Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in the Partnership Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the REIT prior to the Closing) and/or (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the Partnership Disclosure Letter) or which individually or in the aggregate do not exceed $10,000, do not materially detract from the value of or materially interfere with the present use of any of the Partnership Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Partnership and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the Partnership's fee simple title to the Partnership Properties subject only to the matters disclosed above and as may be set forth in the Partnership Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the General Partner's actual knowledge, except as set forth in the Partnership Disclosure Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Partnership Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Partnership Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Partnership Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) the Partnership has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Partnership Properties issued by any governmental authority; (iii) there are no structural defects relating to the Partnership Properties and no Partnership Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Partnership Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Partnership Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Partnership Property, the cost of which exceeds $10,000.

          (c) Except as set forth in the Partnership Disclosure Letter, the Partnership has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Partnership Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Partnership Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Partnership pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Partnership Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the General Partner is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in the Partnership Disclosure Letter.

     4.12 Environmental Matters. To the General Partner's actual knowledge, neither the Partnership nor any other person has caused (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Partnership Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Partnership Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Partnership Material Adverse Effect; and in connection with the construction on or operation and use of the Partnership Properties, the Partnership has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     4.13 Subsidiaries and Joint Ventures. Each subsidiary of the Partnership and joint venture in which the Partnership is an owner, together with the ownership interest of the Partnership and the jurisdiction in which such subsidiary or joint venture is incorporated or otherwise organized is identified in the Partnership Disclosure Letter. Other than its investments in its subsidiaries and joint ventures, the Partnership does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "joint venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

     4.14 Labor Matters. The Partnership is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the General Partner, threatened against the Partnership relating to its business, except for any such proceeding which would not have a Partnership Material Adverse Effect. To the actual knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Partnership.

     4.15 No Brokers. Except the fee that may be payable to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") by the Partnership as described in Section 6.9 below, the Partnership has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Partnership or the REIT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Partnership is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.16 Opinion of Financial Advisor. The General Partner, on behalf of the Partnership, has retained Houlihan to issue an opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair to the holders of the Units of the Partnership from a financial point of view (the "Fairness Opinion").

     4.17 Related Party Transactions. Except as set forth in the Partnership Disclosure Letter, there are no arrangements, agreements or contracts entered into by the Partnership with (a) any consultant, (b) any person who is an officer, director or affiliate of the Partnership or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired the Units of the Partnership in a private placement.

     4.18 Contracts and Commitments. The Partnership Disclosure Letter sets forth (a) all unsecured notes or other obligations of the Partnership which individually may result in total payments in excess of $10,000, (b) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Partnership Properties or personal property of the Partnership, and (c) each commitment entered into by the Partnership which may result in total payments or liability in excess of $10,000. Copies of the foregoing will be delivered or made available to the REIT prior to the Closing, will be listed on the

Partnership Disclosure Letter and will be materially true and correct when delivered or made available. The Partnership has not received any notice of a default that has not been cured under any of the documents described in clause
(a) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the Partnership to purchase real property are set forth in the Partnership Disclosure Letter and such options and the Partnership's rights thereunder are in full force and effect. All joint venture agreements to which the Partnership is a party are set forth in the Partnership Disclosure Letter and the Partnership is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     4.19 Development Rights. Set forth in the Partnership Disclosure Letter is a list of all material agreements entered into by the Partnership relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which is delivered or made available to the REIT prior to the Closing, are listed in the Partnership Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.

     4.20 Convertible Securities. To the General Partner's actual knowledge, the Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of the Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     4.21   SEC Documents.

     (a) The Partnership has made available to the REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Partnership Reports"). The Partnership Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Partnership under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.

          (b) To the General Partner's actual knowledge, as of their respective dates, the Partnership Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the General Partner's actual knowledge, each of the balance sheets of the Partnership included in or incorporated by reference into the Partnership Reports (including the related notes and schedules) fairly presents the financial position of the Partnership as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Partnership included in or incorporated by reference into the Partnership Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Partnership for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

                                    SECTION 5

                   Representations And Warranties Of The REIT

     The REIT represents and warrants to the Partnership as set forth below. As contemplated below, the "REIT Disclosure Letter" will be delivered to the Partnership on or before the Closing. The REIT Disclosure Letter shall provide the information or exceptions described below. The REIT Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     5.1   Existence;  Good Standing;  Authority;  Compliance with Law.

          (a) The REIT is a corporation duly organized and validly existing under the laws of the State of Maryland. To the REIT's actual knowledge, the REIT is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the REIT and its subsidiaries taken as a whole (a "REIT Material Adverse Effect"). The REIT has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the REIT's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a REIT Material Adverse Effect.

          (b) To the REIT's actual acknowledge, neither the REIT nor any REIT Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the REIT or any REIT Subsidiary or any of their respective properties or assets are subject, where such violation would have a REIT Material Adverse Effect. The REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a REIT Material Adverse Effect. Copies of the REIT's and its Subsidiaries' Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to the Closing, delivered or made available to the Partnership and such documents will be listed in the REIT Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of this Section 5.1, the term "Subsidiary" shall include the entities set forth in the REIT Disclosure Letter, which are all of the REIT's Subsidiaries.

     5.2 Authorization, Validity and Effect of Agreements. The REIT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "REIT Ancillary Agreements"). Subject only to the approval of the Merger contemplated hereby by the holders of a majority of the outstanding REIT Shares, present and voting thereon, the consummation by the REIT of this Agreement, the REIT Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the REIT. This Agreement constitutes, and the REIT Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the REIT enforceable against the REIT in accordance with their respective terms, subject to Equitable Remedies.

     5.3 Capitalization. At June 30, 2001, the authorized capital stock of the REIT consisted of 110,000,000 shares of common stock, par value $0.01 per share (the "Common Shares") and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of June 30, 2001, 2,354,348 Common Shares were outstanding and no shares of Preferred Stock were outstanding. The REIT has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the REIT on any matter. All such issued and outstanding REIT Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the REIT Disclosure Letter, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the REIT or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of the REIT or any of its Subsidiaries, except under any employee incentive plan approved by the REIT's stockholders. There are no agreements or understandings to which the REIT is a party with respect to the voting of any REIT Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

     5.4 Subsidiaries. Except as set forth in the REIT Disclosure Letter, the REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the REIT's Subsidiaries (except those joint venture interests as may be disclosed in the REIT Disclosure Letter) and such stock interests are free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

     5.5 Other Interests. Except as disclosed in the REIT Disclosure Letter and except for interests in the REIT Subsidiaries, neither the REIT nor any REIT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6 No Violation. Neither the execution and delivery by the REIT of this Agreement nor the consummation by the REIT of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the REIT's Articles of Incorporation or Bylaws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the REIT or any of its Subsidiaries is a party, or by which the REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a REIT Material Adverse Effect; or (c) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a REIT Material Adverse Effect.

     5.7   SEC Documents.

          (a) The REIT has made available or will make available to the Partnership prior to the Closing, the registration statements of the REIT filed with the SEC in connection with public offerings of REIT securities since its inception and all exhibits, amendments and supplements thereto (the "REIT Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest REIT Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "REIT Reports"). The REIT Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the REIT under the Securities Laws.

          (b) To the REIT's actual knowledge, as of their respective dates, the REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the REIT's actual acknowledge, each of the consolidated balance sheets of the REIT included in or incorporated by reference into the REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of the REIT and the REIT Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the REIT included in or incorporated by reference into the REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the REIT and the REIT Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the REIT and its Subsidiaries at March 31, 1999, including all notes thereto, or as set forth in the REIT Reports, neither the REIT nor any of the REIT Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a REIT Material Adverse Effect.

     5.8 Litigation. To the REIT's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the REIT or any REIT Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (b) except as will be set forth in the REIT Disclosure Letter, no actions, suits or proceedings pending against the REIT or any REIT Subsidiary or, to the knowledge of the REIT, against any of its Directors, officers or affiliates or, to the knowledge of the REIT, threatened against the REIT or any REIT Subsidiary or against any of its directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a REIT Material Adverse Effect.

     5.9 Absence of Certain Changes. Except as disclosed in the REIT Reports filed with the SEC prior to the date hereof, (a) the REIT and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith);
(b) there has not been any REIT Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the REIT Shares; and (d) there has not been any material change in the REIT's accounting principles, practices or methods.

     5.10   Taxes.

               (a) Except as disclosed in the REIT Disclosure Letter, the REIT and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither the REIT nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of the REIT or any such Subsidiary has been or will be examined by any taxing authority. Neither the REIT nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

               (b) Except as disclosed in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the REIT and each of its Subsidiaries and all communications relating thereto have been delivered to the Partnership or made available to representatives of the Partnership or will be so delivered or made available prior to the Closing. The REIT (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1998 through 2000, inclusive; (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger; and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of the REIT, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. The REIT represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Neither the REIT nor any of its Subsidiaries holds any asset (x) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     5.11   Books and Records.

          (a) The books of account and other financial records of the REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the REIT Reports.

          (b) The minute books and other records of the REIT and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and the Board and any committees of the Board and its Subsidiaries.

     5.12 Properties. (a) The REIT and its Subsidiaries own, and each joint venture to which the REIT or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balance sheet of the REIT included in the REIT Reports or as identified in the REIT Disclosure Letter (the "REIT Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, except as set forth in the REIT Disclosures Letter. To the REIT's actual knowledge, the REIT Properties are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the Partnership prior to the Closing and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the REIT Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the REIT and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the REIT's or any of its Subsidiaries' fee simple title to the REIT Properties, subject only to the matters disclosed above and as may be set forth in the REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To the REIT's actual knowledge, except as will be set forth in the REIT Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the REIT Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the REIT Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) neither the REIT nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the REIT Properties issued by any governmental authority;
     (iii) there are no structural defects relating to the REIT Properties and no REIT Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any the REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any the REIT Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any the REIT Property the cost of which exceeds $100,000.

          (c) Except as set forth in the REIT Disclosure Letter, neither the REIT nor its Subsidiaries have received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT Properties or (ii) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by the REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in the REIT Disclosure Letter.

     5.13 Environmental Matters. To the actual knowledge of the REIT, none of the REIT, any of its Subsidiaries or any other person, has caused or permitted
(a) the unlawful presence of any Hazardous Materials on any of the REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a REIT Material Adverse Effect; and in connection with the construction on or operation and use of the REIT Properties, the REIT and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.14 Labor Matters. Neither the REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the REIT, threatened against the REIT or its Subsidiaries relating to their business, except for any such proceeding which would not have the REIT Material Adverse Effect. To the knowledge of the REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the REIT or any of its Subsidiaries.

     5.15 No Brokers. Except for the fee payable to Wunderlich Securities, Inc., as described in Section 5.16 below, the REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the REIT or the Partnership to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.16 Opinion of Financial Advisor. The REIT has retained Wunderlich Securities, Inc. to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to the REIT, from a financial point of view, of the aggregate Merger Consideration to be paid by the REIT pursuant to the Merger and the mergers with the Other Partnerships.

     5.17 Partnership Share Ownership. Except as set forth in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries owns any Units or other partner interests of the Partnership or other securities convertible into Partnership interests.

     5.18 The REIT Shares. The issuance and delivery by the REIT of the REIT Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of the REIT, except for the approval of its stockholders of the merger as contemplated by this Agreement. The REIT Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the REIT.

     5.19 Convertible Securities. Except as disclosed in the REIT Disclosure Letter, the REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the REIT Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     5.20 Related Party Transactions. Set forth in the REIT Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by the REIT or any of its Subsidiaries with (a) any person who is an officer, director or affiliate of the REIT or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (b) any person who acquired the REIT Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to the Partnership prior to the Closing, are or will be true, complete and correct when delivered or made available.

     5.21 Contracts and Commitments. The REIT Disclosure Letter sets forth (a) all unsecured notes or other obligations of the REIT and the REIT Subsidiaries which individually may result in total payments in excess of $100,000, (b) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the REIT Properties or personal property of the REIT and its Subsidiaries and (c) each commitment entered into by the REIT or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to the Partnership prior to the Closing, will be listed on the REIT Disclosure Letter and will be materially true and correct when delivered or made available. None of the REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (a) or (b) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the REIT or any of its Subsidiaries to purchase real property are set forth in the REIT Disclosure Letter and such options and the REIT's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which the REIT or any of its Subsidiaries is a party are set forth in the REIT Disclosure Letter and the REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.22 Development Rights. Set forth in the REIT Disclosure Letter is a list of all material agreements entered into by the REIT or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or are delivered or made available to the Partnership prior to the Closing, will be listed in the REIT Disclosure Letter.

     5.23 Certain Payments Resulting From Transactions. Except as disclosed in the REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any the REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the REIT or any of its Subsidiaries unless such rights have been waived by any such person or
(b) result in the triggering or imposition of any restrictions or limitations on the right of the REIT or the Partnership to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or the REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the REIT or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                                    SECTION 6

                                    Covenants

     6.1 Acquisition Proposals. Prior to the Effective Time, the Partnership and the REIT each agrees (a) that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner(s), limited partners, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), other than the transactions contemplated by this Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.1 shall prohibit the General Partner or the Board of Directors of this REIT (the "Board") from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the General Partner or the Board, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the General Partner or the Board, as applicable, to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 6.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)) or (z) affect any other obligation of any party under this Agreement.

     6.2   Conduct of Businesses.

          (a) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter or the REIT Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, the REIT and the Partnership:

               (i) Shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

               (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 6.1, any proposals to engage in material transactions;

               (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

               (iv) Shall continue to pay quarterly dividends or distributions, as the case may be, at the current rates but shall not make any other distributions payable with respect to the REIT Shares and Partnership interests, respectively, except for any distributions of proceeds resulting from the sale of properties; and

               (v) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter, unless the REIT has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the
     Partnership:

               (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend the Partnership Organizational Documents;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in the Partnership, make any distribution, effect any recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Partnership Units, (C) increase any compensation or enter into or amend any employment agreement with the General Partner or any of the present or future affiliates of the General Partner, or (D) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

               (iv) Shall not declare, set aside or make any distribution or payment with respect to any Units or other interests in the Partnership or directly or indirectly redeem, purchase or otherwise acquire any Units or other interests in the Partnership, or make any commitment for any such action;

               (v) Shall not sell or otherwise dispose of (A) any Partnership Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

               (vii) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the Partnership or its general partner(s) except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Partnership Material Adverse Effect; and

          (c) Prior to the Effective Time, except as may be set forth in the REIT Disclosure Letter, unless the Partnership has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the REIT:

               (i) Shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend its Articles of Incorporation or Bylaws except as contemplated by this Agreement;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including the REIT's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (except pursuant to any employee incentive plan approved by stockholders), (C) amend any employment agreement with any of its present or future officers or the Board or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan), except the employee incentive plan to be voted on at its stockholder meeting for the fiscal year ended December 31, 1998;

               (iv) Shall not declare (except as provided above for the continuing payment of quarterly dividends), set aside or pay any dividend or make any other distribution or payment with respect to any REIT Shares or directly or indirectly redeem, purchase or otherwise acquire any capital stock of any of its Subsidiaries, or make any commitment for any such action;

               (v) Except as set forth in the REIT Disclosure Letter, shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (A) any REIT Properties or any of its capital stock of or other interests in subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not, and shall not permit any of its subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

               (vii) Shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the REIT included in the REIT Reports or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the REIT or any of its subsidiaries, except as herein or in the REIT Disclosure Letter provided and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     6.3 Meetings of Stockholders and Partners. Each of the REIT and the Partnership will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its stockholders or partners, as applicable, to approve this Agreement and the transactions contemplated hereby. The Board and the General Partner shall each recommend such approval and the REIT and the Partnership shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 6.7 hereof); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders or partners, as applicable, imposed by law as advised by counsel. The REIT and the Partnership shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     6.4 Filings; Other Action. Subject to the terms and conditions herein provided, the Partnership and the REIT shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Partnership and the REIT necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the REIT and the General Partner shall take all such necessary action.

     6.5 Inspection of Records. From the date hereof to the Effective Time, the Partnership and the REIT shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Partnership and the REIT and their respective subsidiaries.

     6.6 Publicity. The Partnership and the REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     6.7 Regulatory Filings. The REIT and Partnership shall cooperate and promptly prepare and the REIT shall file with the SEC under the Securities Act as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include this Joint Proxy and Consent Solicitation Statement and Prospectus, with respect to the REIT Shares issuable in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The REIT shall use all reasonable efforts, and the Partnership will cooperate with the REIT, to have the Registration Statement declared effective by the SEC as promptly as practicable. The REIT shall use its best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The REIT agrees that the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the REIT in reliance upon and in conformity with written information concerning the Partnership furnished to the REIT by the Partnership specifically for use in the Registration Statement. The Partnership agrees that the written information provided by it specifically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The REIT will advise the Partnership, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the REIT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     6.8 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9 Expenses. Subject to Section 8.3 hereof, all costs and expenses of the Partnership incurred in connection with the Merger shall be paid by the REIT if the Partnership approves the Merger. In the event the Partnership does not approve the Merger, the Partnership shall pay its Proportionate Share (the "Partnership Proportionate Share") of the costs of the valuations and the Fairness Opinion delivered to the General Partner by Houlihan Lokey, the accounting costs for the partnerships, and 50% of the costs of the appraisals of the partnership properties and the costs of partner communications (and any other costs incurred for the benefit of such partnerships or their partners) (the "Partnership Merger Expenses"). The General Partner shall pay its proportionate share (the "General Partner's Proportionate Share") of the Partnership Merger Expenses. The Partnership Proportionate Share of the Partnership Merger Expenses, for the purposes of this Agreement, shall be the fraction the numerator of which is the number of votes cast "For" the Merger and the denominator of which is the total number of votes cast on the Merger. The General Partner's Proportionate Share of the Partnership Merger Expenses, for purposes of this Merger Agreement, shall be the fraction the numerator of which is the number of votes cast "Against" the Merger and abstentions and the denominator of which is the total number of votes cast on the Merger.

     6.10 Indemnification. For a period of six years from and after the Effective Time, the REIT shall indemnify the partners or agents of the Partnership who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     6.11 Survival of the Partnership Obligations; Assumption of the Partnership Liabilities by the REIT. All of the obligations of the Partnership that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the REIT; provided, however, that such assumption shall not impose upon or expose the REIT to any liability for which the Partnership was not liable, and provided, further, that the REIT shall be entitled to the same defenses, offsets and counterclaims to which the Partnership would have been entitled, but for the Merger.

     6.12 The REIT Status. From and after the date and until the Effective Time, neither the REIT nor the Partnership nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the REIT as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     6.13 Third Party Consents. The REIT and the Partnership each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

     6.14 Efforts to Fulfill Conditions. The REIT and the Partnership each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     6.15 Representations, Warranties and Conditions Prior to Closing. The REIT and the Partnership each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, the REIT and the Partnership each shall promptly notify the other in writing (a) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (b) if the REIT or the Partnership fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     6.16 Cooperation of the Parties. The REIT and the Partnership each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

                                    SECTION 7

                                   Conditions

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the charter and bylaws and Agreement of Limited Partnership of the REIT and the Partnership, respectively, and by the holders of the REIT Shares and Partnership interests and no stockholder or partner shall have appraisal or dissenter's rights as a result of the Merger under applicable law or the charter, bylaws or Agreement of Limited Partnership, as the case may be.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the REIT and the Partnership (and their respective subsidiaries), taken as a whole, following the Effective Time.

          (d) The REIT Shares shall have been listed on an exchange.

     7.2 Conditions to Obligations of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Partnership:

          (a) The REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Partnership shall have received a certificate of the President or an Executive or Senior Vice President of the REIT, dated the Closing Date, certifying to such effect.

          (b) The Partnership shall have received the opinion of legal counsel to the REIT, as approved by the Partnership, dated the Closing Date, to the effect that the REIT met the requirements for qualification and taxation as a REIT for its taxable years 1998 through 2000; the REIT's diversity of equity ownership, operations through the Closing Date and proposed method of operation as described in the Proxy Statement should allow it to qualify as a REIT for its taxable year ending December 31, 2001; and the discussion contained under the caption "Material Federal Income Tax Aspects" in the Proxy Statement accurately reflects existing law and fairly addresses the material federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the Partnership and the REIT and shall be entitled to assume that the covenants set forth in Section 6 shall be fully complied with.

          (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the REIT and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a REIT Material Adverse Effect other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The Houlihan Fairness Opinion addressed to the Partnership that the Merger is fair, from a financial point of view, to the partners of the Partnership shall not have been withdrawn or materially modified.

     7.3 Conditions to Obligation of the REIT to Effect the Merger. The obligations of the REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the REIT:

          (a) The Partnership shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the REIT shall have received a certificate of the General Partner or the corporate general partner if applicable dated the Closing Date, certifying to such effect.

          (b) The REIT shall have received the opinion of legal counsel to the Partnership, as approved by the REIT, dated the Closing Date, to the effect that the consummation of the Merger will not result in the REIT's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the REIT and the Partnership and shall be entitled to assume that the covenants of
     Section 6 shall be fully complied with.

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Partnership and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Partnership Material Adverse Effect, other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The opinion of Wunderlich Securities, Inc., addressed to the Board of Directors of the REIT, that the consideration to be paid by the REIT pursuant to the Merger is fair, from a financial point of view, to the REIT and its stockholders shall not have been withdrawn or materially modified.

                                    SECTION 8

                                   Termination

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of the Partnership or the stockholders of the REIT by the mutual written consent of the REIT and the Partnership.

     8.2 Termination By Either the REIT or the Partnership for Good Reason. The Merger Agreement may be terminated and the Merger may be abandoned by action of the General Partner for the Partnership or the independent directors of the Board only for good reason. Only the following shall constitute termination for "good reason" for the purposes of this Agreement.

          (a) By either the REIT or the Partnership if the Merger shall not have been consummated by June 30, 2002;


          (b) By the REIT if the approval of the Limited Partners of the Partnership shall not have been obtained as required under this Agreement;

          (c) By the Partnership if the approval of the stockholders of the REIT shall not have been obtained as required under the Agreement;

          (d) By either the REIT or the Partnership if there has been a breach by the other of any representation or warranty contained in the this Agreement which would have or would be reasonably likely to have a REIT Material Adverse Effect or a Partnership Material Adverse Effect, as the case may be, which breach is not cured within 30 days after written notice of such breach is given to the breaching party by the non-breaching party;

          (e) By either the REIT or the Partnership if there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given to the breaching party by the non breaching party;

          (f) By the Partnership if, in the exercise of its good faith judgment as to its fiduciary duties as imposed by law, and as advised by counsel, the General Partner determines that such termination is required by reason of an Acquisition Proposal relating to the Partnership being made;

          (g) By the REIT if, in the exercise of their good faith judgment as to fiduciary duties as imposed by law, and as advised by counsel, the independent directors of the Board determine that such termination is required by reason of a Acquisition Proposal relating to the REIT being made; or

          (h) By either the REIT or the Partnership if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure.

     8.3   Effect of Termination and Abandonment.

          (a) If an election to terminate this Agreement is made by the Partnership (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(f) hereof, and a Partnership Acquisition Proposal shall have been made and, within one year from the date of such termination, the Partnership consummates a Partnership Acquisition Proposal or enters into an agreement to consummate a Partnership Acquisition Proposal to be subsequently consummated, the Partnership shall pay as liquidated damages (not as a penalty or forfeiture) to the REIT, provided that the REIT was not in material breach of its obligations at the time of such termination, an amount equal to the lesser of (x) the Partnership's Proportionate Share of $500,000 (a "REIT Liquidated Damages Amount") and (y) the sum of (1) the maximum amount that can be paid to the REIT without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the REIT's certified public accountants plus (2) an amount equal to the REIT Liquidated Damages Amount less the amount payable under clause (1) above in the event the REIT receives a letter from its counsel indicating that it has received a ruling from the IRS to the effect that the REIT Liquidated Damages Amount payment constitutes Qualifying Income. In addition to the REIT Liquidated Damages Amount, the REIT shall be entitled to receive from the Partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it, up to a maximum of the Partnership's Proportionate Share of the REIT Expenses. The payments to which the REIT is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (b) If an election to terminate this Agreement is made by the REIT because of a Partnership Material Adverse Effect under Section 8.2(d), the Partnership shall, provided that the REIT was not in material breach of its obligations at the time of such termination, pay the REIT for the REIT Expenses, up to a maximum of the Partnership's Proportionate Share thereof (although it shall not be required to pay the REIT Liquidated Damages Amount), which payment of the REIT Expenses shall be the REIT's sole remedy for termination of this Agreement in such circumstances.

          (c) If an election to terminate this Agreement is made by the REIT (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(g) and, within one year from the date of such termination, the REIT consummates a REIT Acquisition Proposal or enters into an agreement to consummate a REIT Acquisition Proposal to be subsequently consummated; the REIT shall pay liquidated damages (not as a penalty or forfeiture) to the Partnership, provided that the Partnership was not in material breach of its obligations at the time of such termination. Such liquidated damages shall be in an amount equal to 120% of the Partnership's Proportionate Share of the Partnership Merger Expenses (the "Partnership Liquidated Damages Amount"). The payments to which the Partnership is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (d) If an election to terminate this Agreement is made by the Partnership pursuant to Section 8.2(d) because of REIT Material Adverse Effect, the REIT shall, provided that the Partnership was not in material breach of its obligations at the time of such termination, pay the Partnership for the Partnership's Proportionate Share of the Partnership Merger Expenses (although it shall not be required to pay the Partnership Liquidated Damages Amount), which payment shall be the Partnership's sole remedy for termination of this Agreement in such circumstances.

          (e) If this Agreement is terminated by either party pursuant to
     Section 8.2(e), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party (i) in the case of termination by the Partnership the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus (ii) an amount equal to the terminating parties' Proportionate Share of the Merger Expenses and (iii) the non-terminating party shall remain liable to the terminating party for its breach.

          (f) If this Agreement is terminated pursuant to Section 8.2(a) (as a result of the condition set forth in Section 7.2(c) or Section 8.2(h) not being satisfied), the REIT shall, provided that the Partnership was not in material breach of its obligations hereunder at the time of such termination, pay the Partnership an amount equal to the Partnership's Proportionate Share of the Partnership Merger Expenses, which payment shall be the Partnership's sole remedy for termination of the Agreement in such circumstances.

          (g) If an election to terminate this Agreement is made pursuant to
     Section 8.2(a), (b) or (c), and a Partnership Acquisition Proposal or a REIT Acquisition Proposal shall have been made and, within one year from the date of such termination, the terminating party consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is subsequently consummated, the terminating party shall pay to the non-terminating party, provided that the non-terminating party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to (x) in the case of termination by the Partnership, the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus
     (y) its Proportionate Share of the Merger Expenses. In addition to such amount, the non-terminating party shall be entitled to receive from the terminating party (or its successor in interest) all of its documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated thereby. The payments to which the non-terminating party is entitled under this Section 8.3(g) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 8.3(g).

          (h) The REIT and the Partnership agree to amend this Section 8.3 at the request of the REIT in order to (i) maximize the portion of the Liquidated Damages Amount that may be distributed to the REIT hereunder without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve the REIT's chances of securing a favorable ruling described in this Section 8.3, provided that no such amendment may result in any additional cost or expense to such other party.

          (i) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.3 and Section 6.9 and except for the provisions of Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.10, 9.13, 9.14 and 9.16. In the event the REIT or the Partnership has received a Liquidated Damages Amount as provided in this Section 8.3, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, independent directors of the Board, or General Partner, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by the REIT of its right to termination under
     Section 8.2(g) or the exercise by the Partnership of its right to termination under Section 8.2(f). Notwithstanding the foregoing, in the event the REIT or the Partnership is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its rights hereunder.

          (j) If either party willfully fails to perform its duties and obligations under this Agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by the General Partner or the Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    SECTION 9

                               General Provisions

     9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Section 3, the last sentence of Section 6.4 and Sections 6.9, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.16 and this
Section 9 shall survive the Merger.

     9.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to the REIT:

               AmREIT, Inc.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  President
               Telecopy:  (713) 850-0498

          If to the Partnership:

               AAA Net Realty Fund X, Ltd.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  General Partner

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Section 3 and Sections 6.10, 6.12, 6.13, 6.14 and 6.16 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of the REIT with respect thereto shall not exceed the amount specified in Section 8.

     9.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the Partnership Disclosure Letter, the REIT Disclosure Letter, the Partnership Ancillary Agreements, the REIT Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.5   Confidentiality.

          (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement or (iv) is contained in any Partnership Reports or the REIT Reports or Registration Statement.

          (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part, and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that the Receiving Party Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 9.5.

          (c) In the event that either Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or the Receiving Party Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Receiving Party Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

          (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and
     (ii) neither it nor its affiliates shall directly or indirectly, (A)(w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board or General Partner(s), as applicable, of the other party, or officer of the other party or any stockholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board or board of directors of the General Partner(s) of the other party, any director, officer of the other party or any stockholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, without limitation, any solicitation of consents as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (1) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (2) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto, (3) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (4) any proposal to seek representation on the Board or the board of directors of the General Partner(s), as applicable, or otherwise to seek to control or influence the management, Board or the board of directors of the General Partner(s), as applicable, or policies of the other party or any affiliate thereof, (5) any request or proposal to waive, terminate or amend the provisions of this Section 9.5, or (6) any proposal or other statement inconsistent with the terms of this Section 9.5 or (B) instigate, encourage, join, act in concert with or assist (including, without limitation, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board or the General Partner(s), as applicable, to do any of the foregoing; provided that, without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of the REIT or the General Partner(s), as applicable, a proposal to (a) amend any of the provisions of this Section 9.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 9.5.

     9.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board or the board of directors of the General Partner(s), as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the stockholders of the REIT and partners of the Partnership, but after any such approval, no amendment shall be made which by law requires the further approval of stockholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of the REIT and the Partnership hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Southern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     9.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     9.9 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     9.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     9.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     9.12 Incorporation. The Partnership Disclosure Letter and the REIT Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.13.

     9.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.15 Non-Recourse. Neither the officers, directors nor stockholders of the REIT shall be personally bound or have any personal liability hereunder. The Partnership shall look solely to the assets of the REIT for satisfaction of any liability of the REIT with respect to this Agreement and the Ancillary Agreements to which it is a party. The Partnership will not seek recourse or commence any action against any of the stockholders of the REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the REIT or seek recourse against any of their personal assets, for the performance or payment of any obligation of the REIT hereunder or thereunder. The partners of the Partnership shall not be personally bound or have any personal liability hereunder. The REIT shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and the Ancillary Agreements to which it is a party. The REIT will not seek recourse or commence any action against any of the partners of the Partnership or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Partnership hereunder or thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                          AmREIT, Inc.


                          By:  /s/ Charles C. Braun
                          Charles C. Braun, Vice President of Finance


                          AAA Net Realty Fund X, Ltd.

                          By: American Asset Advisers Management Corporation X, Its General Partner


                          By:  /s/ H. Kerr Taylor
                          H. Kerr Taylor, President



                          /s/ H. Kerr Taylor

                                  AmREIT, INC.

                                  SUPPLEMENT TO
          JOINT PROXY AND CONSENT SOLICITATION STATEMENT AND PROSPECTUS
                                       FOR
                          AAA NET REALTY FUND XI, LTD.

                                  DATED , 2001

     This supplement is being furnished to you, as a limited partner of AAA Net Realty Fund XI, for the purpose of enabling you to evaluate the proposed merger of your partnership with AmREIT, Inc. This supplement is designed to summarize only the risks, effects, fairness and other considerations of the proposed merger that are unique to you and the other limited partners of your partnership. This supplement does not purport to provide an overall summary of the proposed merger and should be read in conjunction with the accompanying Joint Proxy and Consent Solicitation Statement/Prospectus, which includes detailed discussions regarding AmREIT and the other partnerships being merged with AmREIT. Accordingly, the discussions in this supplement are qualified by the more expanded treatment of these matters appearing in the proxy statement.


                                    OVERVIEW

     Pursuant to the proxy statement and this supplement, you are being asked to approve the merger of your partnership into AmREIT. Your partnership is one of three limited partnerships with which AmREIT is seeking to merge. Supplements comparable to this one have also been prepared for each of the other partnerships. Copies of those other supplements may be obtained without charge by you or your representative upon written request delivered to Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046.

     The effects of the merger of these three limited partnerships with AmREIT may be different for the limited partners in each of these limited partnerships.

     In addition to the risks and potential disadvantages described in the attached proxy statement, there are a number of risks and potential disadvantages associated with the merger specific to your partnership. In particular, you should consider the following:


          o In 2000, AmREIT's rate of distributions (approximately $9.57 per $1,000 original investment) were less than the annual rate of distributions paid to the limited partners (approximately $58.84 per $1,000 original investment).

          o The compensation, fees and distributions that would have been payable by AmREIT to your general partner in 1998, 1999, 2000 and for the six months ended June 30, 2001 had the merger been effective in these years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

          o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies, which resulted in the wide range of value for your partnership.

          o   Unlike your partnership, AmREIT has debt.

          o   The merger is a taxable transaction to limited partners.

          o The merger involves a fundamental change in the limited partners' investment.

          o   A majority vote of limited partners binds the partnership.

     AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue Code. Like your partnership, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of your partnership seek your approval of the merger. In the merger, AmREIT will issue shares of class B common stock to limited partners of partnerships that approve the merger, vote against but whose partnerships nevertheless approve the merger, or abstain from voting on the merger.

     At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. As a condition precedent to the merger the AmREIT class A common stock, into which the class B common stock is convertible, will be listed for trading on the American Stock Exchange.


What is AmREIT?

     AmREIT is a Maryland corporation based in Houston, Texas that has elected to be taxed as a real estate investment trust (REIT). AmREIT is an affiliate of the general partners of your limited partnership. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding, multi-tenant, and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all three partnerships in the merger, AmREIT expects to have total assets of approximately $56 million consisting of 30 properties, upon the effectiveness of the merger. If AmREIT acquires only this partnership in the merger, AmREIT expects to have total assets of about $40 million, consisting of 20 properties, upon the effectiveness of the merger.


How many shares of AmREIT class B common stock will I receive if my partnership merges with AmREIT?

     Your partnership will receive 788,544 shares of AmREIT class B common stock, which we estimate amounts to $1,035 of AmREIT class A common stock per average original $1,000 investment based on the exchange price of the AmREIT class B common stock. You will receive your proportion of these shares in accordance with the terms of your partnership's partnership agreement. We have agreed with AmREIT upon an exchange price of $9.25 per share for the shares of AmREIT class B common stock. Because the AmREIT class A common stock, into which the class B common stock is convertible, are not listed on an exchange at this time, the price at which these shares may trade is uncertain because there is no established trading market. Upon the consummation of the merger, the shares of AmREIT class A common stock into which the class B common stock is convertible will be listed for trading on the American Stock Exchange. We do not know the price at which these shares will trade on this exchange upon listing. It is likely that the shares of AmREIT class A common stock will trade at prices substantially below the exchange price.


What do partners who vote against the merger receive?

     Limited partners who vote against the merger, but whose partnership nevertheless merges into AmREIT, will receive shares of AmREIT class B common stock in exchange for their units.


How does the consideration that I would receive in the merger compare to other valuation amounts?

     Below is a table that compares the value of the AmREIT class B common stock to alternative valuations that we considered.

                 AmREIT Consideration
                      Offered             Other Valuation Amounts

                                            Going
                     Transaction           Concern    Liquidation
                      Value(1)           Value(2)     Value(2)
 Fund XI.....         $7,294,028         $6,681,000   $5,860,000

(1) The transaction value is equal to the negotiated price of your partnership properties plus the net cash available at June 30, 2001. The transaction value will be the basis for AmREIT class B common stock issued in conjunction with the merger of your partnership at an exchange rate of $9.25 per share.

(2) The going concern value and liquidation values are based on the Valuation Associates appraisals and were the other two valuation methods considered by your general partners and the independent directors of AmREIT.


What benefit will Mr. Taylor receive in the merger?

     Mr. Taylor is the chairman of the board of directors, chief executive officer and largest stockholder of AmREIT. Pursuant to his employment agreement with AmREIT, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc. Mr. Taylor also serves as, or controls, the general partner of all of the partnerships. If any or all partnerships approve the merger, the general partners will not receive any shares of AmREIT class B common stock in exchange for their general partnership interests. Mr. Taylor will receive up to 105,037 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of the sale. Prior to its acquisition by AmREIT, the external advisor was wholly owned by Mr. Taylor. If all three partnerships participate in the merger, Mr. Taylor will receive an aggregate of

308,924 shares of AmREIT class A common stock. If valued at the exchange price, these shares would have a value of $2,857,547. Mr. Taylor's salary will not increase as a result of the merger.


What material risks and considerations should I consider in determining whether to vote "For" or "Against" the merger?

     There are a number of material risks that you should consider:


     o AmREIT's rate of distributions on its class A common stock into which the class B common stock converts may be less than the annual rate of distributions paid to the limited partners.

     o The compensation, fees and distributions that would have been payable to your general partner had the merger been effective in prior years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

     o Unlike your partnership, AmREIT has debt.

     o The merger is a taxable transaction.

     o The merger involves a fundamental change in your investment.

     o AmREIT's dividend payments to holders of class B common stock will be greater than the annual rate of distributions previously paid to you by your partnerships.


What was the original time frame for liquidating the partnership?

     While the disclosure documents, pursuant to which the limited partnership units were originally offered in 1994, disclosed the intentions of the partnership to liquidate its assets after a maximum of eight to twelve years from acquisition, the general partner is not under a legal obligation to liquidate assets within that time frame. To the contrary, the partnership has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnership would be in the control of the general partners. The time frame for liquidating the partnership was not intended to coincide with the expiration of any of the partnership's original leases.


What is the vote required to approve the merger?

     Your partnership's partnership agreement requires more than 50% of the outstanding limited partnership interests to approve AmREIT's merger with your partnership. Approval by more than 50% of a partnership's limited partners will be binding on you even if you vote against the merger.

Did you receive a fairness opinion in connection with AmREIT's merger with my partnership?

     Yes. Houlihan Lokey rendered an opinion stating that the merger consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to those limited partners.


Do you, as the general partner of my partnership, recommend that I vote in favor of the proposed merger?

     Yes. Your general partner recommends that you vote "For" the proposed merger. Your general partner believes that the merger is the best means to maximize the value of your investment in your partnership as opposed to liquidating your partnership's portfolio or continuing unchanged the investment in your partnership. Your general partner believes that the consideration to be received by investors in Fund XI will prove to have greater value than retaining the partnership unit or other form of consideration that may be received in a sale to a third party.


How do I vote?

     Just indicate on the enclosed consent form how you want to vote, and sign and mail it in the enclosed postage-paid return envelope as soon as possible, so that at the special meeting of limited partners, your limited partnership interests may be voted "For" or "Against" your partnership's merger with AmREIT. If you sign and send in your consent form and do not indicate how you want to vote, your consent form will be counted as a vote "For" the merger. If you do not vote or you abstain from voting, it will count as a vote "Against" the merger.

What are the tax consequences of the merger to me?

     The merger is a taxable transaction to all limited partners, except those that are tax-exempt entities. We estimate that the limited partners will realize a loss on the merger of approximately $105 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $40 of gain per average original $1,000 investment at the 25% rate and $65 of gain per average original $1,000 investment at long term capital gains rates of 20%.

     Your general partner urges you to consult with your tax advisor to evaluate the taxes that will be incurred by you as a result of your participation in the merger.

     To review the tax consequences to the limited partners of the partnerships in greater detail, see pages through of the attached proxy statement and "Federal Income Tax Considerations" in this supplement.


                                  RISK FACTORS

     As a result of the merger, you will assume the risks associated with the assets of AmREIT and the other partnerships acquired by AmREIT. Although the majority of AmREIT's assets are substantially similar to those of your partnership, the properties owned by AmREIT and the other partnerships acquired by AmREIT may be differently constructed or located in a different geographic area than the properties owned by your partnership. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those to which you are presently exposed. You can find geographic information regarding AmREIT's and the other partnerships' properties in the proxy statement.

     The following list summarizes the potential disadvantages, adverse consequences and risks of the merger that are applicable to you. This description is qualified in its entirety by the more detailed discussion in the Section entitled "Risk Factors" contained in the proxy statement beginning on page .

     o There can be no assurance that the Houlihan Lokey fairness opinion and the independent appraisal by Valuation Associates properly reflect the value of your partnership's assets. Therefore, your partnership may not have received sufficient consideration consistent with its actual asset value.

     o We have significant conflicts of interest because H. Kerr Taylor, the chief executive officer, a director and a significant stockholder of AmREIT and the individual general partner or significant stockholder is the individual general partner and president of the corporate general partner of the partnerships, will receive significant financial and other benefits from and/or as a result of the merger.

     o The value of the AmREIT class B common stock may be less than the exchange price after the merger because:

               (1) the exchange price was fixed at $9.25 per share several months before the anticipated effective time of the merger;

              (2) the exchange price is not based on a known market value for the shares since the AmREIT class A common stock, into which the class B common stock is convertible, is not traded on an established market; and

              (3) the trading volume or price of the AmREIT class A common stock, into which the class B common stock is convertible, may decrease after the merger.

     o While your partnership did receive a fairness opinion from Houlihan Lokey and an independent appraisal by Valuation Associates, your general partner did not retain an unaffiliated representative to represent you or your partnership, or to represent all of the partnerships as a group, in the merger. Had independent representation been arranged for your partnership, the terms of the merger might have been more favorable to you.

     o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies which resulted in a wide range of values for your partnership. These values range from $7,342,000 to $6,700,000. For a full explanation of these ranges please see "FAIRNESS OPINIONS--The Houlihan Fairness Opinions" on page 68 of the attached proxy statement.


     o The merger will be a taxable transaction for the limited partners, except those investors that are tax-exempt entities.

     o Limited partners who become stockholders of AmREIT and convert their class B common stock into class A common stock may not receive the same level of distributions as previously received from their respective partnership interests as set forth on page of this supplement or the same level of distributions previously received in their fixed class B common stock distribution. AmREIT's current rate of distributions (approximately $0.20 per share per annum or approximately $19.87 per $1,000 original investment) is less than the annual rate of distributions paid to the limited partners (approximately $58.84 per $1,000 original investment). In 2000, AmREIT's rate of distributions (approximately $9.57 per $1,000 original investment) was less than the annual rate of distributions paid to the limited partners (approximately $58.84 per $1,000 original investment).

     o As a result of the merger, the nature of each limited partner's investment will change from holding an interest in a specified portfolio of properties in a finite life entity to holding an equity investment in an ongoing REIT, whose portfolio of properties may be changed from time to time without the approval of its stockholders and which does not plan to liquidate such assets within a fixed period.


     These risks and possible adverse consequences of the merger to the limited partners are discussed in greater detail in the proxy statement.


                        CONSIDERATION PAID TO PARTNERSHIP

     The following table sets forth, for your partnership:

     o the aggregate amount of original limited partner investments in your partnership less any return of capital;

     o the limited partner's adjusted capital per average $1,000 original investment;

     o the number of shares of AmREIT class B common stock to be paid to your partnership;

     o the estimated value of the shares of AmREIT class B common stock paid to your partnership based on the exchange price of $9.25 per share;

     o the estimated value, based on the exchange price, of shares of AmREIT class B common stock you will receive for each $1,000 of your original investment; and

     o the consideration paid to your partnership's general partner if your partnership merges with AmREIT:

                                                                                        Number of
                                                           Estimated    Estimated Value  AmREIT
    Original Limited    Limited Partner                     Value of           of       class B
  Partner Investments  Adjusted Capital Number of AmREIT AmREIT class B AmREIT class B   shares
   Less any Return of         per        class B Shares      Shares        Shares per    paid to
   ------------------         ---        ---------------     ------        ----------    -------
      Capital(1)        Average $1,000     Offered to      Payable to    Average $1,000  General
                           Original         Limited          Limited    Limited Partner  Partner
                         Investment(1)     Partners(2)     Partners(3)     Adjusted
                                                                           Capital(3)
            $7,049,209       $   1,000        788,544    $ 7,294,028       $   1,035     105,037

(1) The original limited partner investment in the partnership was $7,049,209. These columns reflect, as of June 30, 2001, an adjustment to the limited partners' original investments based on return of capital, resulting in the adjusted capital balance.

(2) The shares of AmREIT class B common stock payable to the limited partners of your partnership as set forth in this chart will not change if AmREIT acquires fewer than all of the partnerships in the merger.

(3) Values are based on the exchange price of $9.25 established by AmREIT and your general partners. Upon listing the shares of AmREIT class A common stock into which the class B common stock is convertible on an exchange, the actual values at which the shares of AmREIT class A common stock will trade on the exchange will likely be significantly below the exchange price.

     Upon completion of the merger with your partnership, the operations and existence of your partnership will cease. For more detailed information about the effects of the merger, see the tax information provided under the caption "THE MERGER" beginning on page of the attached proxy statement. In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                             EXPENSES OF THE MERGER

     If your partnership approves the merger, AmREIT will bear all costs of the merger. If your partnership rejects the merger, then your partnership will bear the portion of its merger expenses based upon the percentage of "For" votes cast for the merger, and we, as general partners, will bear the portion of those merger expenses based upon the percentage of "Against" votes and abstentions. The amount of the merger expenses borne by all partnerships is estimated to be $81,000, and of this amount approximately $23,966 will be allocated to your partnership based on its proportionate share of the combined net asset values of all ten partnerships. In addition to the partnership's proportional share of these partnership expenses, the partnership will bear its own direct expenses for partner communications and correspondence.

     The following table sets forth the estimated merger expenses allocable to your partnership:

   Pre-closing Transaction Costs:
         Accounting.................... $    4,734
         Fairness Opinions/Valuations.       2,959
         Printing......................     10,356
         Appraisal Fees................      2,959
         Listing Fees..................         --
         Miscellaneous.................      2,959
                                        ---- -----
              Total....................    $23,966
                                           =======



                                  REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

     You are being asked to vote in favor of the merger of your partnership with AmREIT and the amendment of your partnership's agreement of limited partnership to permit the merger to occur. For your partnership to be acquired by AmREIT, limited partners holding partnership interests constituting greater than 50% of the outstanding partnership interests of your partnership must approve the merger and the amendment to your partnership agreement. The affirmative vote of greater than 50% of your partnership's limited partners will bind all partners of your partnership.


Operation if Partnership Votes No

     If limited partners of your partnership representing greater than 50% of the outstanding partnership interests do not vote "For" the merger, the merger may not be consummated under the terms of the partnership agreement. In that event, we plan to continue to operate your partnership as a going concern and to eventually dispose of your partnership's properties, as contemplated by the terms of the partnership agreement. For more information in this regard, please see the Section called "Operation if Partnership Votes No" on page S-11 of this supplement.


Special Meeting to Discuss the Merger

     We have scheduled a special meeting of the limited partners of your partnership to discuss the solicitation materials, which include the proxy statement, this supplement and the other materials distributed to you, and the terms of the merger with you. At the conclusion of these discussions we will vote on the merger. The special meeting will be held at [time], Houston time, on, ________________, 2001, at __________________. We and members of AmREIT's management intend to solicit actively your support for the merger and would like to use the special meeting to answer questions about the merger and the solicitation materials (as defined below) and to explain in person our reasons for recommending that you vote "For" the merger.

                                VOTING PROCEDURE

     The proxy statement, this supplement, the accompanying transmittal letter, the power of attorney and the consent form constitute the solicitation materials are being distributed to you and the other limited partners to obtain your votes "For" or "Against" the merger of your partnership with AmREIT.

     In order for AmREIT to acquire your partnership, the limited partners holding greater than 50% of the outstanding partnership interests of your partnership must approve the merger. Your partnership will be acquired by a merger with AmREIT, in the manner described in the proxy statement. A copy of the Amended and Restated Agreement and Plan of Merger dated June 25, 1999, by and between AmREIT and your partnership is attached hereto as Appendix B. Your general partner encourages you to read the merger agreement in its entirety because it is the legal document governing the merger.

     If you are not planning on attending the special meeting of the limited partners of your partnership and voting in person, you should complete and return the consent form before the expiration of the solicitation period. The solicitation period is the time period during which you may vote "For" or "Against" the merger with your partnership. The solicitation period will commence upon delivery of the solicitation materials to you (on or about ___________, 2001 and will continue until the later of (a) ___________, 2001 (a date not more than 60 calendar days from the initial delivery of the solicitation materials), or (b) any later date as we may select and as to which we give you notice. At our discretion, we may elect to extend the solicitation period. Under no circumstances will the solicitation period be extended beyond ______________. Any consent form received by ____________________ to [time],
Houston time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If you fail to return a signed consent form by the end of the solicitation period, your partnership interests will be counted as voting "Against" the merger and you will receive shares of AmREIT class A common stock if your partnership is acquired.

     The consent form consists of two parts. Part A seeks your consent to your partnership's merger with AmREIT and an amendment to your partnership's partnership agreement authorizing the merger. If you have interests in more than one partnership, you will receive multiple consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate whether you are voting "For" or "Against" any matter (including the merger), you will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Mr. H. Kerr Taylor as your attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without requiring your signatures on multiple documents.


                             FAIRNESS OF THE MERGER

     Based upon your general partner's analysis of the merger of all three partnerships into AmREIT, your general partner reasonably believes that:

     o The terms of the merger , when considered as a whole, are fair to the limited partners;

     o The transaction value offered in exchange for the partnership interests constitute fair consideration for the partnership interests of the limited partners; and

     o After comparing the potential benefits and detriments of the merger with those of several alternatives, the merger of all ten partnerships into AmREIT is more attractive to the limited partners than such alternatives.

     The fairness opinion of Wunderlich Securities evaluated the merger as if all three partnerships merged with AmREIT, not as if less than all of the partnerships or different combinations of partnerships merged with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

     YOUR GENERAL PARTNER BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, YOUR GENERAL PARTNER HAS APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.


     Your general partner's determination is based upon the transaction as a whole, as well as the combination of less than all partnerships, because your partnership's value for the purposes of the merger is its net asset value. Your general partner believes that net asset value is a reasonable estimate of the value of your partnership for the merger as it is directly derived from the value of your partnership's net assets at the effective date, independent of the valuations of the assets of the other partnerships. Your general partner also believes the exchange price, the value on which shares of AmREIT class B common stock will be issued to your partnership in the merger, is a reasonable estimate of the value of the shares based on the last public offering price of the shares and within the overall context of the merger. The general partner believes that transferring the properties from the partnership to AmREIT at this time, rather than waiting until the anticipated liquidation date set forth in the partnership's initial offering documents, is in the best interest of the partners because it will enable them to realize the benefits of the consolidated entity set forth in the accompanying proxy statement, including increased liquidity and risk diversification. At the time the partnership acquired its properties, AmREIT was not financially able to acquire any of the properties.

     Fairness Opinion. Your general partner, on behalf of the partnership, retained Houlihan Lokey to render an opinion as to whether the consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to the limited partners. A copy of the fairness opinion is attached as Appendix A. Your general partner encourages you to read the Houlihan Lokey opinion in its entirety. Houlihan was not requested to, and did not make, any recommendation to your partnership as to the consideration to be received by you in connection with the merger, which consideration was determined through negotiations between the common management of the partnerships and AmREIT. Your general partner retained Houlihan Lokey to render its fairness opinion based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan delivered its written opinion, dated
October 8, 2001, to the general partners, to the effect that, as of the date of such opinion, based on Houlihan Lokey's review and subject to the limitations described in the proxy statement, the consideration to be received by the limited partners in connection with the merger is fair, from a financial point of view, to the limited partners. The Houlihan Lokey fairness opinion does not constitute a recommendation to any limited partner as to how any of you should vote on the merger.

     Independent Appraisal. Your general partner received an appraisal of your partnership and its properties prepared by Valuation Associates, an independent real estate appraisal firm. Your general partner compared the value of the shares of AmREIT class B common stock payable to the partnership, based on the exchange price, with the appraised value of the partnership. Based on this comparison, your general partner determined that the number of shares payable to the partnership was reasonable.

     Comparison of Benefits and Detriments. Your general partner's assessment of the fairness of the proposed merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included a strategic combination with AmREIT under the caption "THE MERGER--Alternatives to the Merger" beginning on page of the attached proxy statement to take advantage of the potential growth of the REIT industry and real estate markets in general, completely liquidating the partnership and continuing the partnership. In order to determine whether the merger or one of its alternatives would be more attractive to you, your general partner compared the potential benefits and detriments of the merger with the potential benefits and detriments of these alternatives. In addition to reviewing the detailed discussion of the potential benefits and detriments of each of these alternatives provided in the proxy statement, you should evaluate the following factors which are specific to your partnership in determining how to vote on the merger.

     o Concentration of Investment. Your partnership has concentrated its investments in seven properties located in six states. If a vacancy or other interruption of rents occur in one or more of these properties, the distributions of your partnership may be significantly reduced. Your partnership has also concentrated its investments in a limited geographic area. If conditions in this area deteriorate, your partnership may experience more difficulty in re-leasing its properties than it would experience if the properties were more geographically diversified.

     o Co-ownership of Property. Your partnership owns five of its properties, Wherehouse Entertainment (Wichita, KS), Just For Feet (Tucson, AZ), Bank United (The Woodlands, TX), Just For Feet (Baton Rouge, LA) and Hollywood Video (Lafayette, LA), in co-ownership with AmREIT, Fund X and AmREIT, AmREIT, AmREIT and AmREIT, respectively. Your partnership owns 49%, 29.85%, 49%, 49% and 25.42%, respectively, of these properties and is dependent upon the consent and cooperation of the majority co-owner to sell or re-lease the property. No assurance can be given that the co-owners will agree to the merger or to the sale or re-lease of the property at such time or under the terms your partnership may desire. We are soliciting the other co-owners' approval to merge with AmREIT. If your partnership approves the merger but the other co-owners reject the merger, the AmREIT board must approve owning this property jointly with the other co-owners. Conversely, if your partnership does not approve the merger but the majority co-owners do, then the AmREIT board must approve owning the property jointly with your partnership. The risks associated with any form of joint ownership after the merger are discussed in greater detail in the attached proxy statement under the caption "RISK FACTORS--Risks Associated with the Merger" on page and "THE PARTNERSHIPS--Partnership Property Information" on page .

     o   Management Compensation.

             1. Pre Merger Compensation. Your partnership has no employees as its operations are managed by AmREIT or one of its affiliates. Under the services agreement, pursuant to which AmREIT manages the operations of your partnership, AmREIT is entitled to annual property management fees equal to 3% of gross rental revenues. Also, the services agreement provides for payment of reimbursement fees of up to 7.5% of your partnership's gross rental revenues.

              2. Post-Merger Compensation. If your partnership participates in the merger, AmREIT or its affiliates will continue to manage your partnership's properties, but neither AmREIT nor the general partner or any of their affiliates will receive any compensation for services rendered in connection with the merger. AmREIT will expense costs related to managing the properties of your partnership. These costs will not be fixed and may exceed the fixed amounts currently paid to AmREIT.

     o Offers From Third Parties. No offers on the partnership's properties have been solicited or received during the past twelve months by the general partner from unaffiliated third parties.

     In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS
         COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES

     The following table sets forth the actual compensation, fees and distributions paid by your partnership to your general partner and its affiliates during the last three fiscal year and the six-month period ended June 30, 2001 and compares those payments against the amount, as listed in the Pro Forma column, that would have been paid assuming the merger had occurred on January 1, 1998.


                                 Year Ended               Year Ended               Year Ended            Six Months Ended
                            December 31, 1998        December 31, 1999        December 31, 2000          June 30, 2001
                            Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma

 Administrative fees and
    reimbursements........  $43,442(1)   $   --      $46,632(1)   $   --     $ 70,408(1)    $  --     $ 35,304(1)    $  --
 Cash Distributions.......    3,120(2)    76,677(3)    2,820(2)    57,770(3)    2,820(2)     9,979(3)   11,139(2)     9,979(3)
                            -------      -------     -------       ------    --------       ------    --------       ------
      Total...............  $ 46,562     $76,677     $49,452      $57,770    $ 73,428       $9,979    $ 46,443       $9,979
                            ========     =======     ========     =======    ========       =======   ========       ======


(1) An AmREIT subsidiary receives administrative fees and reimbursements of up to 7.5% of gross rental revenues from the properties. No other fees, salaries or other compensation were paid by the partnership to its general partners or their affiliates during these periods.

(2) Includes all cash distributions made to Mr. H. Kerr Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.

(3) Mr. Taylor's employment agreement with AmREIT provides for a fixed base salary of $25,000 until June 1999 and $30,000 through June 2000. Thereafter, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc., which amount will not increase as a result of the merger. Mr.

     Taylor's distributions represent that portion of dividends which would have been paid to him based on the pro-rata portion of the shares issued under the deferred adviser agreement and for his general partner interests. Upon the sale of his advisor (American Asset Advisers Realty Corporation) on June 5, 1998, Mr. Taylor elected to defer payment of these fees to a future date, contingent upon the issuance of additional stock.

New Compensation

     AmREIT will internally manage and lease the properties obtained by AmREIT from the partnership pursuant to the merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements that AmREIT typically uses in managing its current properties. Below is a table that sets forth the compensation to AmREIT currently and after the merger of three partnerships with AmREIT.

                                              Post-Merger
                            2000 Management   Management
                             Fees to AmREIT Fees to AmREIT
                             -------------- --------------
                                  $70,608        $0.00


                              CONFLICTS OF INTEREST

Affiliated General Partner

     Your general partner has an independent obligation to assess whether the terms of the merger are fair and equitable to the limited partners of your partnership without regard to whether the merger is fair and equitable to any of the other participants (including the limited partners in other partnerships). Mr. Taylor is the chief executive officer and director of AmREIT, currently holds 261,861 shares or 11% of AmREIT class A common stock and is the chief executive officer, sole director and significant stockholder in each of the corporate general partners of all of the partnerships.


Benefits to Mr. Taylor

     Mr. Taylor will receive up to 308,934 shares of AmREIT class A common stock should these partnerships participate in the merger, related to AmREIT's acquisition of its external advisor in June, 1998, which Mr. Taylor deferred at the time of sale.


                        OPERATION IF PARTNERSHIP VOTES NO

     If the merger is not approved, your general partner will continue your partnership in accordance with its current investment strategies and objectives. In the original offering documents pursuant to which the limited partnership units were originally offered, the general partner disclosed its intent to liquidate the properties after a maximum of eight to twelve years from acquisition. That time has not yet passed; however, if this transaction is not approved, your partnership's strategy will be to continue to hold its properties with a view towards liquidating them at such times as the general partner believes it can realize the greatest value which may not be any time in the foreseeable future. Any liquidation of properties will need to be handled consistent with your partnership's investment objectives. The principal investment objectives of your partnership are to:

     o    preserve and protect the limited partners' capital;

     o provide the limited partners with quarterly cash distributions from operations;

     o    obtain long-term appreciation in the value of its properties; and

     o provide increased cash distributions to the limited partners as the cash flow from its investments increases over the life of the partnership.


                        FEDERAL INCOME TAX CONSIDERATIONS

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger and the reorganization to you.


Certain Tax Differences between the Partnership Interests and Shares of AmREIT class B common stock

     Because your partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, as a limited partner, you are required to take into account your share of the income or loss of your partnership, regardless of whether any cash is distributed to you. If your partnership is acquired by AmREIT, and you have voted "For" the merger, you will receive shares of AmREIT class B common stock. If you have voted "Against" the merger but your partnership is acquired by AmREIT, you will receive shares of AmREIT class B common stock.

     If your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, your ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by you in the future. Your partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owner of partnership interests, you must take into account your distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to you. Your partnership supplies that information to you annually on a Schedule K-1. The character of the income that you recognize depends upon the assets and activities of your partnership and may, in some circumstances, be treated as income which may be offset by any losses you may have from passive activities.

     In contrast to your treatment as a limited partner, if your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, as a stockholder of AmREIT you will be taxed based on the amount of distributions you receive from AmREIT. Each year AmREIT will send you a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to you during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than your partnership's tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by your partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from your partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as your partnership, a larger portion of the distributions could constitute taxable income to you. In addition, the character of this income to you as a stockholder of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to you and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to you.


Tax Consequences of the Merger

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of your partnership (if your partnership is acquired by AmREIT) will be transferred to AmREIT in return for shares of AmREIT class B common stock. Your partnership will then immediately liquidate and distribute such property to you. The IRS requires that you recognize a share of the income or loss, subject to the limits described below, recognized by your partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger.

     We estimate that the limited partners will realize a loss on the merger of approximately $105 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $40 of gain per average original $1,000 investment at the 25% rate and $65 of gain per average original $1,000 investment at long term capital gains rates of 20%. The actual amount of gain recognized by the partnership and allocated to each limited partner will depend upon the value ascribed to the shares of AmREIT class B common stock for federal income tax purposes. Because the shares, upon conversion will not be publicly traded until immediately after the merger, it is possible that the value of the shares used for purposes of calculating the taxable income (or loss) and the taxable income (or loss) per average original $1,000 investment will differ from the calculation stated above. Your partnership's federal income tax returns are subject to review and possible adjustment by the IRS. Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, your partnership's financial statements, as well as your individual tax return, may be changed to cause them to conform to the tax treatment resulting from such review, if any.

     As a general rule, an actual or deemed transfer of assets of a partnership such as your partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under
Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of
Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners,
Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.

     If your partnership is acquired by AmREIT, your partnership will receive solely shares of AmREIT class B common stock in exchange for your partnership's assets. As a result, your partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class A common stock received by your partnership and (b) the amount of your partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by your partnership to AmREIT.

     The gross profit that your partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for your partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering your partnership's assets, if any, that are assumed or taken subject to by AmREIT. The exact amount of the gain to be recognized by your partnership in the year of the merger will also vary depending upon the decisions of the limited partners to receive shares of AmREIT class B common stock.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Your share of gains or losses from the sale of Section 1231 assets of your partnership would be combined with any other Section 1231 gains and losses that you recognize in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that you have "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means your aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by your partnership prior to sale. In general, if you are an individual, you may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that your partnership recognizes will be allocated to you and the other limited partners in accordance with the terms of your partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Termination of Your Partnership. If your partnership is acquired by AmREIT, your partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to you. The shares of AmREIT class B common stock will be distributed among you and the other limited partners in accordance with your partnership's partnership agreement. The taxable year of your partnership will end at this time, and you must report in your taxable year that includes the date of the merger, your share of all income, gain, loss, deduction and credit for your partnership through the date of the merger (including gain or loss resulting from the merger described above). If your taxable year is not the calendar year, you could be required to recognize as income in a single taxable year your share of your partnership's income attributable to more than one of its taxable years.

     In addition to your share of the gain or loss described above that you recognized as a result of the deemed sale of your partnership's assets, you will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that you receive (determined on the closing date of the merger) and your adjusted tax basis in your partnership interests (adjusted by your distributive share of income, gain, loss, deduction and credit for the final taxable year of your partnership (including any such items recognized by your partnership as a result of the merger) as well as any distributions you receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Your basis in the shares of AmREIT class A common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and your holding period for the shares of AmREIT class B common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

     Because the assets of your partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by you if you are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and you are not an organization described in
Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts)or Section 501(c)(20) (qualified group legal services plans) of the Code.


If you are included in one of the four classes of exempt organizations noted in the previous sentence, you may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class B common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class B common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class B common stock before the reorganization. In addition, the holding period of such AmREIT class B common stock received in the reorganization shall remain the same.


                                  MISCELLANEOUS

Distributions to Limited Partners

     Set forth below are distributions per average original $1,000 investment that your partnership and AmREIT have made during the most recent five fiscal years and the most recently completed interim period. Also see "THE PARTNERSHIPS--Partnership Distributions" on page 136 of the attached proxy statement.

                                                                                            Six
                                                                                          Months
                                                                                           Ended
                                                                                         June 30,
                                                1996    1997     1998    1999     2000     2001
                                              ---------------- ---------------- --------   ----
             Partnership Distributions...       $39.01   $68.43  $74.12   $78.20   $58.84   $34.27
             AmREIT Distributions........       $70.79   $72.24  $72.51   $54.60   $ 9.57   $ 9.24


Financial Information

     Rental income statements for the properties of the partnership for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 and certain pro forma financial statements with respect to the partnership are set forth in the attached proxy statement under the caption "INDEX TO FINANCIAL INFORMATION" beginning on page F-1.

List of Investors

     Under the partnership agreement and Texas law, a limited partner may obtain a list of the names, addresses and number of partnership interests owned by the other limited partners entitled to so vote on the merger by making written request therefor from the general partners, c/o Chad C. Braun, Executive Vide President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046. At the time of making the request, the requesting limited partner must submit $10.00 in payment for the costs of copying and mailing the list and, if the partnership interests are held through a nominee, provide the partnership with a statement from the nominee or other independent third party confirming such limited partner's beneficial ownership. A limited partner is only entitled to the foregoing information with respect to the partnership in which the limited partner holds partnership interests.

Realty Fund 11 - fairness opinion
October 8, 2001

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund XI, LTD
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Mr. Taylor:

We understand the following regarding AmREIT, Inc. ("AmREIT") and AAA Net Realty Fund XI, LTD (the "Partnership"). AmREIT is a real estate investment trust that was organized as a Maryland corporation in 1993. AmREIT became internally managed upon its acquisition of its external advisor in June 1998 (the "Adviser Acquisition"), as a result, AmREIT is a self-managed and self-administered REIT. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants.

Mr. Kerr Taylor serves as the President of American Asset Advisors Management Corporation XI, the general partner of the Partnership ( the "General Partner"). The Partnership owns interests in seven retail properties. Following the Adviser Acquisition, Mr. Taylor and his affiliated corporation retained their fiduciary responsibilities associated with such General Partner of the Partnership. However, the Partnership's properties are currently managed by AmREIT Realty Investment Corporation, an affiliate of AmREIT.

Finally, we understand that AmREIT has entered into a plan to acquire the Partnership (the "Partnership Merger") through a merger transaction. Specifically, we understand that pursuant to the Partnership Merger, AmREIT will provide a total of 788,541 shares of AmREIT common stock in exchange for the aggregate limited partnership interests in the Partnership. The Partnership Merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund XI, LTD
October 8, 2001                                        -2-


AmREIT and the General Partner(s) have requested that Houlihan Lokey render an opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AmREIT's, the General Partner's or the Partnership's underlying business decision to effect the Transaction. We have also not been asked to opine on and are not expressing any opinion as to: (i) the tax consequences of the Transaction; (ii) the public market values or realizable value of AmREIT's common shares given as consideration in the Transaction or the prices at which AmREIT's common shares may trade in the future following the Transaction, or
(iii) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Moreover, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AmREIT, or the Partnership. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

2. reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

3. reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

4. reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

5. reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

6. reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund XI, Ltd. which includes the Agreement and Plan of Merger, dated as of September 10, 2001, is entered into by and between AmREIT, Inc., AAA Net Realty Fund XI, Ltd., H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation XI;

7. reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

8. reviewed the historical market prices for the AmREIT's publicly traded securities;

9. reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund XI, LTD
June 25, 1999                                                 -3-



We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AmREIT and the Partnership and that there has been no material change in the assets, financial condition, business or prospects of AmREIT or the Partnership since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to AmREIT or the Partnership and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of AmREIT or the Partnership. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be received by the limited partners of AAA Net Realty Fund XI, LTD in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 10, 2001, is entered into by and between AmREIT, Inc., a Maryland real estate investment trust (the "REIT"), and AAA Net Realty Fund XI, Ltd., a Texas limited partnership (the "Partnership"), H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation XI, a Texas corporation (referred together to herein as the "General Partner").

                                    RECITALS

     WHEREAS, the REIT and the Partnership desire for the REIT to acquire all of the outstanding Partnership interests of the Partnership pursuant to the Merger described below in Section 1; and

     WHEREAS, the Parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the REIT and the Partnership hereby agree as follows:

                                    SECTION 1

                                   The Merger

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), and in accordance with the Maryland General Corporation Law (the "Maryland Law") and the Texas Revised Uniform Limited Partnership Act (the "LP Act") the Partnership shall be merged with and into the REIT in accordance with this Agreement (the "Merger"). Following the Merger, the separate existence of the Partnership shall cease and the REIT shall continue as the surviving entity (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Partnership. The Merger shall have the effects specified in the Maryland Act, and Section 2.11 of the LP Act.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the REIT, located at Eight Greenway Plaza, Suite 824, Houston, Texas 77046 at 10:00, a.m., local time, within five business days after receipt of approval of the Merger by the REIT's stockholders and the Partnership's partners (the "Partners"), or at such other time, date or place as the REIT and the Partnership may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time. If all the conditions to the Merger set forth in
Section 8 hereof shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Section 9 hereof), the REIT and the Partnership shall cause Articles of Merger satisfying the requirements of the Maryland Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Maryland Act on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the issuance of a certificate of merger by the Secretary of State of the State of Texas, or such other date as may be agreed to by the parties, but not later than the Closing Date.

     1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the REIT as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time.

     1.5 Officers and Directors. The officers of the REIT immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the REIT immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                    SECTION 2

                      Consideration For Partnership Assets

     2.1 Consideration Paid by the REIT. At or as of the Effective Time, the assets and the liabilities of the Partnership shall be the assets and liabilities of Company.

     2.2 Consideration to the Partnership in the Merger. Each unit of limited partner interest of the Partnership (the "Units") shall, in the Merger, be converted into the number of shares of the REIT's class B common stock, $0.01 par value per share (the "REIT Shares"), as provided in Section 3 hereof. No fractional REIT Shares shall be issued. Any Partner who would be entitled to a fractional REIT Share will receive cash based on the price of $9.25 per REIT Share (the "Exchange Price").

     2.3 Issuance of Certificates for REIT Shares. Upon or as soon as practicable after the Effective Time, the REIT shall distribute in accordance with Section 3.4 hereof to the holders of the Units of the Partnership certificates representing the REIT Shares (the "Share Certificates") to which they are entitled pursuant hereto.

                                    SECTION 3

                              Partnership Interests

     3.1   Conversion of the Units.

     (a) REIT Shares. At the Effective Time, each REIT Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one REIT Share.

     (b) Partnership Interests. At the Effective Time, the Units of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into REIT Shares determined in accordance with the Partnership's Net Asset Value, as set forth below.

Calculation of Partnership Net Asset Value

       Negotiated Price of Partnership Properties       Net Cash at June 30, 2001            Partnership Net Asset Value
                       $7,049,209                               $244,819                              $7,294,028


REIT Shares Payable to Partnership
To Limited Partners:

       No. of REIT Shares Offered           No. of REIT Shares Offered per Unit
                788,544                                   111.86

As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all of the Units and the general partner interests of the Partnership shall cease to be outstanding and shall be canceled and retired, and each holder of such Units or interests shall thereafter cease to have any rights with respect to the Units or interests, except the right to receive, without interest, the REIT Shares and/or the Cash/Notes, as applicable, in accordance with this Section 3.1 and, in either case, cash in lieu of fractional REIT Shares in accordance with Section 3.4(e) hereof (the "Merger Consideration").

     3.2 Adjustment to the Merger Consideration. The number of REIT Shares and amount of Cash/Notes, as applicable, to be received in the Merger by the Partnership shall be adjusted as of the Effective Time as follows:

          (a) If, during the period from the date hereof to and including the Effective Time, the outstanding REIT Shares shall have been changed to a different number of shares or securities by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split, combination, exchange of shares or the like, the number of REIT Shares to be issued in the Merger shall be appropriately adjusted;

          (b) If, as of the Effective Time, the Net Cash of the Partnership, as defined in Section 3.3 below, is different than its Net Cash amount shown in Section 3.1 above, the Net Cash of the Partnership shall be increased (if greater) or decreased (if less) and the Merger Consideration issuable to the Partnership in the Merger shall be increased or decreased, as the case may be, by an amount equal to such difference divided by the Exchange Price; and

          (c) Anything in the foregoing to the contrary notwithstanding, the Net Asset Value of the Partnership as of the Effective Time shall not be adjusted below an amount equal to $7,049,209.

     3.3   Definitions.  For the purposes of this Section 3:

          (a) "Net Asset Value" means the sum of the negotiated prices of the Partnership's properties set forth under Section 3.1 plus its Net Cash as of the Effective Time.

          (b) "Net Cash" means, as of the date determined, (i) the sum of a Partnership's cash and cash equivalents, less (ii) the sum of the Partnership's liabilities, as determined on an accrual accounting basis.

     3.4   Exchange of Partnership Interests.

          (a) As of the Effective Time, the REIT shall deposit, or shall cause to be deposited, with an exchange agent selected by the REIT, which shall be the REIT's transfer agent, or such other party reasonably satisfactory to the Partnership (the "Exchange Agent"), for the benefit of the Partners, for exchange in accordance with this Section 3, Share Certificates representing the total number of REIT Shares issuable to Partners (other than Dissenting Limited Partners) (such Share Certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.4 in exchange for the outstanding Units and interests.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Units (the "Unit Certificates") whose Units were converted into the right to receive the Merger Consideration pursuant to Section 3.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Unit Certificates shall pass, only upon delivery of the Unit Certificates to the Exchange Agent and shall be in a form and have such other provisions as the REIT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Unit Certificates in exchange for the Merger Consideration. Upon surrender of a Unit Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by the REIT, together with such letter of transmittal, duly executed, and such other documents as may be reasonably requested by the Exchange Agent, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Units previously represented by the Unit Certificate shall have been converted pursuant to
     Section 3.1 hereto and any dividends or other distributions to which such holder is entitled pursuant to the terms of the agreement of limited partnership of the Partnership (the "Agreement of Limited Partnership"), and the Unit Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of a Unit which is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of the REIT that such tax or taxes have been paid or are not applicable. Upon surrender as contemplated by this Section 3.4, each Unit Certificate shall be deemed at anytime after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Units previously represented by such Unit Certificate shall have been converted pursuant to Section 3.1 hereof, and any dividends or other distributions to which such holder is entitled pursuant to the terms of the Agreement of Limited Partnership. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Unit Certificate or on any cash payable pursuant to Section 3.1 or Section 3.4(d) hereof.

          (c) At and after the Effective Time, there shall be no transfers on the transfer books of the Partnership of the Units which were outstanding immediately prior to the Effective Time.

          (d) Notwithstanding any other provision of this Agreement to the contrary, no fractional REIT Shares shall be issued in connection with the Merger. All REIT Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a REIT Share upon surrender of Unit Certificates for exchange pursuant to Section 3.4(b) hereof shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Exchange Price.

          (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any REIT Shares) that remains unclaimed by the former Partners of the Partnership one year after the Effective Time shall be delivered to the REIT. Any former Partners of the Partnership who have not theretofore complied with this Section 3.4 shall thereafter look only to the REIT for delivery of their REIT Shares, and payment of cash in lieu of fractional shares and/or dividends on such REIT Shares, in respect of each Unit such Partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of the REIT, the Partnership, the Exchange Agent or any other person shall be liable to any former holder of the Partner's interest or with respect to the Units for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


                                    SECTION 4

                         Representations And Warranties
                               Of The Partnership

     The Partnership represents and warrants to the REIT as set forth below. As contemplated below, the "Partnership Disclosure Letter" will be delivered to the REIT on or before the Closing. The Partnership Disclosure Letter shall provide the information or exceptions described below. The Partnership Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     4.1   Existence;  Authority;  Compliance with Law.

          (a) The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Texas. To the General Partner's actual knowledge, the Partnership is duly licensed or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Partnership (a "Partnership Material Adverse Effect"). The Partnership has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b) To the General Partner's actual knowledge, the Partnership is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Partnership or any of its properties or assets are subject, where such violation would have a Partnership Material Adverse Effect. The Partnership has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Partnership Material Adverse Effect. A copy of the Partnership's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "Partnership Organizational Documents") have been delivered or made available to the REIT and its counsel and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

     4.2 Authorization, Validity and Effect of Agreements. The Partnership has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement (the "Partnership Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby by the Partners as contemplated by this Agreement, the consummation by the Partnership of this Agreement, the Partnership Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Partnership. This Agreement constitutes, and the Partnership Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

     4.3 Future Issuances. To the General Partner's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any of its Units or other Partnership interests. After the Effective Time, the REIT will have no obligation to issue, transfer or sell any Partnership interest.

     4.4 Other Interests. Except as set forth in the Partnership Disclosure Letter, the Partnership does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     4.5  Financial Statements.

          (a) The audited financial statements of the Partnership for the fiscal years ended December 31, 2000 and 1999 and the unaudited financial statements for the fiscal quarter ended June 30, 2001 (collectively, the "Partnership Financial Statements") present fairly, in conformity with generally accepted accounting principles applied on a consisted basis (except as may be indicated in the notes thereto), the financial position of the Partnership as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the interim financial statements). Copies of the Partnership Financial Statements have been delivered or made available to the REIT and its financial advisers and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          (b) Except as and to the extent set forth on the balance sheet of the Partnership at June 30, 2001, including all notes thereto, or as otherwise set forth in the Partnership Financial Statements, the Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Partnership or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Partnership Material Adverse Effect.

     4.6 No Violation. To General Partner's actual knowledge, neither the execution and delivery by the Partnership of this Agreement nor the consummation by the Partnership of the transactions contemplated hereby in accordance with the terms hereof will: (a) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of the Partnership; (b) except as contemplated by the Partnership Ancillary Agreements or as set forth in the Partnership Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, Security interest, charge or encumbrance upon any of the properties of the Partnership under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Partnership is a party, or by which the Partnership or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; or (c) other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state Securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Partnership Material Adverse Effect.

     4.7 Litigation. To the General Partner's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Partnership is a party or by which any of its properties or assets are bound or to which the General Partner is a party or by which any of his/its properties or assets are bound and (b) except as set forth in the Partnership Disclosure Letter, no actions, suits or proceedings pending against the Partnership or against the General Partner or, to the actual knowledge of the General Partner, threatened against the Partnership or against the General Partner, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses
(a) or (b) above are reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

     4.8 Absence of Certain Changes. Except as disclosed in the Partnership Reports, since December 31, 2000, (a) the Partnership conducted its business only in the ordinary course of such business (which for purposes of this Section
4.8 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Partnership Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in the Partnership; and (d) there has not been any material change in the Partnership's accounting principles, practices or methods.

     4.9   Taxes.

          (a) Except as set forth in the Partnership Disclosure Letter, the Partnership (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. The Partnership has not received notice that the federal, state and local income and franchise tax returns of the Partnership have been or will be examined by any taxing authority. The Partnership has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as set forth in the Partnership Disclosure Letter, the Partnership is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Partnership since its inception and all communications relating thereto have been delivered to the REIT or made available to representatives of the REIT or will be so delivered or made available prior to the Closing. The Partnership does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 4.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     4.10 Books and Records. The books of account and other financial records of the Partnership are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the Partnership Financial Statements.

     4.11   Properties.

          (a) The Partnership owns fee simple title to, or an interest in a joint venture which owns fee title to, each of the real properties reflected on the most recent balance sheet of the Partnership included in the Partnership Reports or as identified in the Partnership Disclosure Letter (the "Partnership Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances"), except as set forth in the Partnership Disclosure Letter. To the General Partner's actual knowledge, the Partnership Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in the Partnership Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the REIT prior to the Closing) and/or (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the Partnership Disclosure Letter) or which individually or in the aggregate do not exceed $10,000, do not materially detract from the value of or materially interfere with the present use of any of the Partnership Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Partnership and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the Partnership's fee simple title to the Partnership Properties subject only to the matters disclosed above and as may be set forth in the Partnership Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the General Partner's actual knowledge, except as set forth in the Partnership Disclosure Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Partnership Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Partnership Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Partnership Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) the Partnership has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Partnership Properties issued by any governmental authority; (iii) there are no structural defects relating to the Partnership Properties and no Partnership Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Partnership Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Partnership Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Partnership Property, the cost of which exceeds $10,000.

          (c) Except as set forth in the Partnership Disclosure Letter, the Partnership has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Partnership Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Partnership Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Partnership pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Partnership Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the General Partner is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in the Partnership Disclosure Letter.

     4.12 Environmental Matters. To the General Partner's actual knowledge, neither the Partnership nor any other person has caused (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Partnership Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Partnership Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Partnership Material Adverse Effect; and in connection with the construction on or operation and use of the Partnership Properties, the Partnership has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     4.13 Subsidiaries and Joint Ventures. Each subsidiary of the Partnership and joint venture in which the Partnership is an owner, together with the ownership interest of the Partnership and the jurisdiction in which such subsidiary or joint venture is incorporated or otherwise organized is identified in the Partnership Disclosure Letter. Other than its investments in its subsidiaries and joint ventures, the Partnership does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "joint venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

     4.14 Labor Matters. The Partnership is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the General Partner, threatened against the Partnership relating to its business, except for any such proceeding which would not have a Partnership Material Adverse Effect. To the actual knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Partnership.

     4.15 No Brokers. Except the fee that may be payable to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") by the Partnership as described in Section 6.9 below, the Partnership has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Partnership or the REIT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Partnership is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.16 Opinion of Financial Advisor. The General Partner, on behalf of the Partnership, has retained Houlihan to issue an opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair to the holders of the Units of the Partnership from a financial point of view (the "Fairness Opinion").

     4.17 Related Party Transactions. Except as set forth in the Partnership Disclosure Letter, there are no arrangements, agreements or contracts entered into by the Partnership with (a) any consultant, (b) any person who is an officer, director or affiliate of the Partnership or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired the Units of the Partnership in a private placement.

     4.18 Contracts and Commitments. The Partnership Disclosure Letter sets forth (a) all unsecured notes or other obligations of the Partnership which individually may result in total payments in excess of $10,000, (b) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Partnership Properties or personal property of the Partnership, and (c) each commitment entered into by the Partnership which may result in total payments or liability in excess of $10,000. Copies of the foregoing will be delivered or made available to the REIT prior to the Closing, will be listed on the Partnership Disclosure Letter and will be materially true and correct when delivered or made available. The Partnership has not received any notice of a default that has not been cured under any of the documents described in clause
(a) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the Partnership to purchase real property are set forth in the Partnership Disclosure Letter and such options and the Partnership's rights thereunder are in full force and effect. All joint venture agreements to which the Partnership is a party are set forth in the Partnership Disclosure Letter and the Partnership is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     4.19 Development Rights. Set forth in the Partnership Disclosure Letter is a list of all material agreements entered into by the Partnership relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which is delivered or made available to the REIT prior to the Closing, are listed in the Partnership Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.

     4.20 Convertible Securities. To the General Partner's actual knowledge, the Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of the Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     4.21   SEC Documents.

          (a) The Partnership has made available to the REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Partnership Reports"). The Partnership Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Partnership under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.

          (b) To the General Partner's actual knowledge, as of their respective dates, the Partnership Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the General Partner's actual knowledge, each of the balance sheets of the Partnership included in or incorporated by reference into the Partnership Reports (including the related notes and schedules) fairly presents the financial position of the Partnership as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Partnership included in or incorporated by reference into the Partnership Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Partnership for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

                                    SECTION 5

                   Representations And Warranties Of The REIT

     The REIT represents and warrants to the Partnership as set forth below. As contemplated below, the "REIT Disclosure Letter" will be delivered to the Partnership on or before the Closing. The REIT Disclosure Letter shall provide the information or exceptions described below. The REIT Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     5.1   Existence;  Good Standing;  Authority;  Compliance with Law.

          (a) The REIT is a corporation duly organized and validly existing under the laws of the State of Maryland. To the REIT's actual knowledge, the REIT is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the REIT and its subsidiaries taken as a whole (a "REIT Material Adverse Effect"). The REIT has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the REIT's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a REIT Material Adverse Effect.

          (b) To the REIT's actual acknowledge, neither the REIT nor any REIT Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the REIT or any REIT Subsidiary or any of their respective properties or assets are subject, where such violation would have a REIT Material Adverse Effect. The REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a REIT Material Adverse Effect. Copies of the REIT's and its Subsidiaries' Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to the Closing, delivered or made available to the Partnership and such documents will be listed in the REIT Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of this Section 5.1, the term "Subsidiary" shall include the entities set forth in the REIT Disclosure Letter, which are all of the REIT's Subsidiaries.

     5.2 Authorization, Validity and Effect of Agreements. The REIT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "REIT Ancillary Agreements"). Subject only to the approval of the Merger contemplated hereby by the holders of a majority of the outstanding REIT Shares, present and voting thereon, the consummation by the REIT of this Agreement, the REIT Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the REIT. This Agreement constitutes, and the REIT Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the REIT enforceable against the REIT in accordance with their respective terms, subject to Equitable Remedies.

     5.3 Capitalization. At June 30, 2001, the authorized capital stock of the REIT consisted of 110,000,000 shares of common stock, par value $0.01 per share (the "Common Shares") and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of June 30, 2001, 2,354,348 Common Shares were outstanding and no shares of Preferred Stock were outstanding. The REIT has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the REIT on any matter. All such issued and outstanding REIT Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the REIT Disclosure Letter, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the REIT or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of the REIT or any of its Subsidiaries, except under any employee incentive plan approved by the REIT's stockholders. There are no agreements or understandings to which the REIT is a party with respect to the voting of any REIT Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

     5.4 Subsidiaries. Except as set forth in the REIT Disclosure Letter, the REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the REIT's Subsidiaries (except those joint venture interests as may be disclosed in the REIT Disclosure Letter) and such stock interests are free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

     5.5 Other Interests. Except as disclosed in the REIT Disclosure Letter and except for interests in the REIT Subsidiaries, neither the REIT nor any REIT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6 No Violation. Neither the execution and delivery by the REIT of this Agreement nor the consummation by the REIT of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the REIT's Articles of Incorporation or Bylaws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the REIT or any of its Subsidiaries is a party, or by which the REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a REIT Material Adverse Effect; or (c) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a REIT Material Adverse Effect.

     5.7   SEC Documents.

          (a) The REIT has made available or will make available to the Partnership prior to the Closing, the registration statements of the REIT filed with the SEC in connection with public offerings of REIT securities since its inception and all exhibits, amendments and supplements thereto (the "REIT Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest REIT Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "REIT Reports"). The REIT Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the REIT under the Securities Laws.

          (b) To the REIT's actual knowledge, as of their respective dates, the REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the REIT's actual acknowledge, each of the consolidated balance sheets of the REIT included in or incorporated by reference into the REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of the REIT and the REIT Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the REIT included in or incorporated by reference into the REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the REIT and the REIT Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the REIT and its Subsidiaries at March 31, 1999, including all notes thereto, or as set forth in the REIT Reports, neither the REIT nor any of the REIT Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a REIT Material Adverse Effect.

     5.8 Litigation. To the REIT's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the REIT or any REIT Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (b) except as will be set forth in the REIT Disclosure Letter, no actions, suits or proceedings pending against the REIT or any REIT Subsidiary or, to the knowledge of the REIT, against any of its Directors, officers or affiliates or, to the knowledge of the REIT, threatened against the REIT or any REIT Subsidiary or against any of its directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a REIT Material Adverse Effect.

     5.9 Absence of Certain Changes. Except as disclosed in the REIT Reports filed with the SEC prior to the date hereof, (a) the REIT and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith);
(b) there has not been any REIT Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the REIT Shares; and (d) there has not been any material change in the REIT's accounting principles, practices or methods.

     5.10   Taxes.

          (a) Except as disclosed in the REIT Disclosure Letter, the REIT and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither the REIT nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of the REIT or any such Subsidiary has been or will be examined by any taxing authority. Neither the REIT nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as disclosed in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the REIT and each of its Subsidiaries and all communications relating thereto have been delivered to the Partnership or made available to representatives of the Partnership or will be so delivered or made available prior to the Closing. The REIT (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1998 through 2000, inclusive; (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger; and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of the REIT, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. The REIT represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Neither the REIT nor any of its Subsidiaries holds any asset (x) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     5.11   Books and Records.

          (a) The books of account and other financial records of the REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the REIT Reports.

          (b) The minute books and other records of the REIT and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and the Board and any committees of the Board and its Subsidiaries.

     5.12   Properties.

          (a) The REIT and its Subsidiaries own, and each joint venture to which the REIT or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balance sheet of the REIT included in the REIT Reports or as identified in the REIT Disclosure Letter (the "REIT Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, except as set forth in the REIT Disclosures Letter. To the REIT's actual knowledge, the REIT Properties are not subject to any Property Restrictions, except for
     (i) Encumbrances and Property Restrictions set forth in the REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the Partnership prior to the Closing and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the REIT Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the REIT and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the REIT's or any of its Subsidiaries' fee simple title to the REIT Properties, subject only to the matters disclosed above and as may be set forth in the REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To the REIT's actual knowledge, except as will be set forth in the REIT Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the REIT Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the REIT Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) neither the REIT nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the REIT Properties issued by any governmental authority;
     (iii) there are no structural defects relating to the REIT Properties and no REIT Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any the REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any the REIT Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any the REIT Property the cost of which exceeds $100,000.

          (c) Except as set forth in the REIT Disclosure Letter, neither the REIT nor its Subsidiaries have received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT Properties or (ii) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by the REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in the REIT Disclosure Letter.

     5.13 Environmental Matters. To the actual knowledge of the REIT, none of the REIT, any of its Subsidiaries or any other person, has caused or permitted
(a) the unlawful presence of any Hazardous Materials on any of the REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a REIT Material Adverse Effect; and in connection with the construction on or operation and use of the REIT Properties, the REIT and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.14 Labor Matters. Neither the REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the REIT, threatened against the REIT or its Subsidiaries relating to their business, except for any such proceeding which would not have the REIT Material Adverse Effect. To the knowledge of the REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the REIT or any of its Subsidiaries.

     5.15 No Brokers. Except for the fee payable to Wunderlich Securities, Inc., as described in Section 5.16 below, the REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the REIT or the Partnership to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.16 Opinion of Financial Advisor. The REIT has retained Wunderlich Securities, Inc. to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to the REIT, from a financial point of view, of the aggregate Merger Consideration to be paid by the REIT pursuant to the Merger and the mergers with the Other Partnerships.

     5.17 Partnership Share Ownership. Except as set forth in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries owns any Units or other partner interests of the Partnership or other securities convertible into Partnership interests.

     5.18 The REIT Shares. The issuance and delivery by the REIT of the REIT Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of the REIT, except for the approval of its stockholders of the merger as contemplated by this Agreement. The REIT Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the REIT.

     5.19 Convertible Securities. Except as disclosed in the REIT Disclosure Letter, the REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the REIT Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     5.20 Related Party Transactions. Set forth in the REIT Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by the REIT or any of its Subsidiaries with (a) any person who is an officer, director or affiliate of the REIT or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (b) any person who acquired the REIT Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to the Partnership prior to the Closing, are or will be true, complete and correct when delivered or made available.

     5.21 Contracts and Commitments. The REIT Disclosure Letter sets forth (a) all unsecured notes or other obligations of the REIT and the REIT Subsidiaries which individually may result in total payments in excess of $100,000, (b) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the REIT Properties or personal property of the REIT and its Subsidiaries and (c) each commitment entered into by the REIT or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to the Partnership prior to the Closing, will be listed on the REIT Disclosure Letter and will be materially true and correct when delivered or made available. None of the REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (a) or (b) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the REIT or any of its Subsidiaries to purchase real property are set forth in the REIT Disclosure Letter and such options and the REIT's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which the REIT or any of its Subsidiaries is a party are set forth in the REIT Disclosure Letter and the REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.22 Development Rights. Set forth in the REIT Disclosure Letter is a list of all material agreements entered into by the REIT or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or are delivered or made available to the Partnership prior to the Closing, will be listed in the REIT Disclosure Letter.

     5.23 Certain Payments Resulting From Transactions. Except as disclosed in the REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any the REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the REIT or any of its Subsidiaries unless such rights have been waived by any such person or
(b) result in the triggering or imposition of any restrictions or limitations on the right of the REIT or the Partnership to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or the REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the REIT or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                                    SECTION 6

                                    Covenants

     6.1 Acquisition Proposals. Prior to the Effective Time, the Partnership and the REIT each agrees (a) that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner(s), limited partners, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), other than the transactions contemplated by this Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.1 shall prohibit the General Partner or the Board of Directors of this REIT (the "Board") from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the General Partner or the Board, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the General Partner or the Board, as applicable, to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 6.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)) or (z) affect any other obligation of any party under this Agreement.

     6.2   Conduct of Businesses.

          (a) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter or the REIT Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, the REIT and the Partnership:

               (i) Shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

               (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 6.1, any proposals to engage in material transactions;

               (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

               (iv) Shall continue to pay quarterly dividends or distributions, as the case may be, at the current rates but shall not make any other distributions payable with respect to the REIT Shares and Partnership interests, respectively, except for any distributions of proceeds resulting from the sale of properties; and

               (v) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter, unless the REIT has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the
     Partnership:

               (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend the Partnership Organizational Documents;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in the Partnership, make any distribution, effect any recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Partnership Units, (C) increase any compensation or enter into or amend any employment agreement with the General Partner or any of the present or future affiliates of the General Partner, or (D) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

               (iv) Shall not declare, set aside or make any distribution or payment with respect to any Units or other interests in the Partnership or directly or indirectly redeem, purchase or otherwise acquire any Units or other interests in the Partnership, or make any commitment for any such action;

               (v) Shall not sell or otherwise dispose of (A) any Partnership Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

               (vii) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the Partnership or its general partner(s) except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Partnership Material Adverse Effect; and

          (c) Prior to the Effective Time, except as may be set forth in the REIT Disclosure Letter, unless the Partnership has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the REIT:

               (i) Shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend its Articles of Incorporation or Bylaws except as contemplated by this Agreement;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including the REIT's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (except pursuant to any employee incentive plan approved by stockholders), (C) amend any employment agreement with any of its present or future officers or the Board or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan), except the employee incentive plan to be voted on at its stockholder meeting for the fiscal year ended December 31, 1998;

               (iv) Shall not declare (except as provided above for the continuing payment of quarterly dividends), set aside or pay any dividend or make any other distribution or payment with respect to any REIT Shares or directly or indirectly redeem, purchase or otherwise acquire any capital stock of any of its Subsidiaries, or make any commitment for any such action;

               (v) Except as set forth in the REIT Disclosure Letter, shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (A) any REIT Properties or any of its capital stock of or other interests in subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not, and shall not permit any of its subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

               (vii) Shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the REIT included in the REIT Reports or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the REIT or any of its subsidiaries, except as herein or in the REIT Disclosure Letter provided and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     6.3 Meetings of Stockholders and Partners. Each of the REIT and the Partnership will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its stockholders or partners, as applicable, to approve this Agreement and the transactions contemplated hereby. The Board and the General Partner shall each recommend such approval and the REIT and the Partnership shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 6.7 hereof); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders or partners, as applicable, imposed by law as advised by counsel. The REIT and the Partnership shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     6.4 Filings; Other Action. Subject to the terms and conditions herein provided, the Partnership and the REIT shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Partnership and the REIT necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the REIT and the General Partner shall take all such necessary action.

     6.5 Inspection of Records. From the date hereof to the Effective Time, the Partnership and the REIT shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Partnership and the REIT and their respective subsidiaries.

     6.6 Publicity. The Partnership and the REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     6.7 Regulatory Filings. The REIT and Partnership shall cooperate and promptly prepare and the REIT shall file with the SEC under the Securities Act as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include this Joint Proxy and Consent Solicitation Statement and Prospectus, with respect to the REIT Shares issuable in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The REIT shall use all reasonable efforts, and the Partnership will cooperate with the REIT, to have the Registration Statement declared effective by the SEC as promptly as practicable. The REIT shall use its best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The REIT agrees that the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the REIT in reliance upon and in conformity with written information concerning the Partnership furnished to the REIT by the Partnership specifically for use in the Registration Statement. The Partnership agrees that the written information provided by it specifically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The REIT will advise the Partnership, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the REIT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     6.8 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9 Expenses. Subject to Section 8.3 hereof, all costs and expenses of the Partnership incurred in connection with the Merger shall be paid by the REIT if the Partnership approves the Merger. In the event the Partnership does not approve the Merger, the Partnership shall pay its Proportionate Share (the "Partnership Proportionate Share") of the costs of the valuations and the Fairness Opinion delivered to the General Partner by Houlihan Lokey, the accounting costs for the partnerships, and 50% of the costs of the appraisals of the partnership properties and the costs of partner communications (and any other costs incurred for the benefit of such partnerships or their partners) (the "Partnership Merger Expenses"). The General Partner shall pay its proportionate share (the "General Partner's Proportionate Share") of the Partnership Merger Expenses. The Partnership Proportionate Share of the Partnership Merger Expenses, for the purposes of this Agreement, shall be the fraction the numerator of which is the number of votes cast "For" the Merger and the denominator of which is the total number of votes cast on the Merger. The General Partner's Proportionate Share of the Partnership Merger Expenses, for purposes of this Merger Agreement, shall be the fraction the numerator of which is the number of votes cast "Against" the Merger and abstentions and the denominator of which is the total number of votes cast on the Merger.

     6.10 Indemnification. For a period of six years from and after the Effective Time, the REIT shall indemnify the partners or agents of the Partnership who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     6.11 Survival of the Partnership Obligations; Assumption of the Partnership Liabilities by the REIT. All of the obligations of the Partnership that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the REIT; provided, however, that such assumption shall not impose upon or expose the REIT to any liability for which the Partnership was not liable, and provided, further, that the REIT shall be entitled to the same defenses, offsets and counterclaims to which the Partnership would have been entitled, but for the Merger.

     6.12 The REIT Status. From and after the date and until the Effective Time, neither the REIT nor the Partnership nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the REIT as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     6.13 Third Party Consents. The REIT and the Partnership each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

     6.14 Efforts to Fulfill Conditions. The REIT and the Partnership each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     6.15 Representations, Warranties and Conditions Prior to Closing. The REIT and the Partnership each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, the REIT and the Partnership each shall promptly notify the other in writing (a) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (b) if the REIT or the Partnership fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     6.16 Cooperation of the Parties. The REIT and the Partnership each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

                                    SECTION 7

                                   Conditions

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the charter and bylaws and Agreement of Limited Partnership of the REIT and the Partnership, respectively, and by the holders of the REIT Shares and Partnership interests and no stockholder or partner shall have appraisal or dissenter's rights as a result of the Merger under applicable law or the charter, bylaws or Agreement of Limited Partnership, as the case may be.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the REIT and the Partnership (and their respective subsidiaries), taken as a whole, following the Effective Time.

          (d) The REIT Shares shall have been listed on an exchange.

     7.2 Conditions to Obligations of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Partnership:

          (a) The REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Partnership shall have received a certificate of the President or an Executive or Senior Vice President of the REIT, dated the Closing Date, certifying to such effect.

          (b) The Partnership shall have received the opinion of legal counsel to the REIT, as approved by the Partnership, dated the Closing Date, to the effect that the REIT met the requirements for qualification and taxation as a REIT for its taxable years 1998 through 2000; the REIT's diversity of equity ownership, operations through the Closing Date and proposed method of operation as described in the Proxy Statement should allow it to qualify as a REIT for its taxable year ending December 31, 2001; and the discussion contained under the caption "Material Federal Income Tax Aspects" in the Proxy Statement accurately reflects existing law and fairly addresses the material federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the Partnership and the REIT and shall be entitled to assume that the covenants set forth in Section 6 shall be fully complied with.

          (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the REIT and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a REIT Material Adverse Effect other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The Houlihan Fairness Opinion addressed to the Partnership that the Merger is fair, from a financial point of view, to the partners of the Partnership shall not have been withdrawn or materially modified.

     7.3 Conditions to Obligation of the REIT to Effect the Merger. The obligations of the REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the REIT:

          (a) The Partnership shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the REIT shall have received a certificate of the General Partner or the corporate general partner if applicable dated the Closing Date, certifying to such effect.

          (b) The REIT shall have received the opinion of legal counsel to the Partnership, as approved by the REIT, dated the Closing Date, to the effect that the consummation of the Merger will not result in the REIT's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the REIT and the Partnership and shall be entitled to assume that the covenants of
     Section 6 shall be fully complied with.

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Partnership and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Partnership Material Adverse Effect, other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The opinion of Wunderlich Securities, Inc., addressed to the Board of Directors of the REIT, that the consideration to be paid by the REIT pursuant to the Merger is fair, from a financial point of view, to the REIT and its stockholders shall not have been withdrawn or materially modified.

                                    SECTION 8

                                   Termination

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of the Partnership or the stockholders of the REIT by the mutual written consent of the REIT and the Partnership.

     8.2 Termination By Either the REIT or the Partnership for Good Reason. The Merger Agreement may be terminated and the Merger may be abandoned by action of the General Partner for the Partnership or the independent directors of the Board only for good reason. Only the following shall constitute termination for "good reason" for the purposes of this Agreement.

          (a) By either the REIT or the Partnership if the Merger shall not have been consummated by June 30, 2002;


          (b) By the REIT if the approval of the Limited Partners of the Partnership shall not have been obtained as required under this Agreement;

          (c) By the Partnership if the approval of the stockholders of the REIT shall not have been obtained as required under the Agreement;

          (d) By either the REIT or the Partnership if there has been a breach by the other of any representation or warranty contained in the this Agreement which would have or would be reasonably likely to have a REIT Material Adverse Effect or a Partnership Material Adverse Effect, as the case may be, which breach is not cured within 30 days after written notice of such breach is given to the breaching party by the non-breaching party;

          (e) By either the REIT or the Partnership if there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given to the breaching party by the non breaching party;

          (f) By the Partnership if, in the exercise of its good faith judgment as to its fiduciary duties as imposed by law, and as advised by counsel, the General Partner determines that such termination is required by reason of an Acquisition Proposal relating to the Partnership being made;

          (g) By the REIT if, in the exercise of their good faith judgment as to fiduciary duties as imposed by law, and as advised by counsel, the independent directors of the Board determine that such termination is required by reason of a Acquisition Proposal relating to the REIT being made; or

          (h) By either the REIT or the Partnership if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure.

     8.3   Effect of Termination and Abandonment.

          (a) If an election to terminate this Agreement is made by the Partnership (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(f) hereof, and a Partnership Acquisition Proposal shall have been made and, within one year from the date of such termination, the Partnership consummates a Partnership Acquisition Proposal or enters into an agreement to consummate a Partnership Acquisition Proposal to be subsequently consummated, the Partnership shall pay as liquidated damages (not as a penalty or forfeiture) to the REIT, provided that the REIT was not in material breach of its obligations at the time of such termination, an amount equal to the lesser of (x) the Partnership's Proportionate Share of $500,000 (a "REIT Liquidated Damages Amount") and (y) the sum of (1) the maximum amount that can be paid to the REIT without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the REIT's certified public accountants plus (2) an amount equal to the REIT Liquidated Damages Amount less the amount payable under clause (1) above in the event the REIT receives a letter from its counsel indicating that it has received a ruling from the IRS to the effect that the REIT Liquidated Damages Amount payment constitutes Qualifying Income. In addition to the REIT Liquidated Damages Amount, the REIT shall be entitled to receive from the Partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it, up to a maximum of the Partnership's Proportionate Share of the REIT Expenses. The payments to which the REIT is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (b) If an election to terminate this Agreement is made by the REIT because of a Partnership Material Adverse Effect under Section 8.2(d), the Partnership shall, provided that the REIT was not in material breach of its obligations at the time of such termination, pay the REIT for the REIT Expenses, up to a maximum of the Partnership's Proportionate Share thereof (although it shall not be required to pay the REIT Liquidated Damages Amount), which payment of the REIT Expenses shall be the REIT's sole remedy for termination of this Agreement in such circumstances.

          (c) If an election to terminate this Agreement is made by the REIT (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(g) and, within one year from the date of such termination, the REIT consummates a REIT Acquisition Proposal or enters into an agreement to consummate a REIT Acquisition Proposal to be subsequently consummated; the REIT shall pay liquidated damages (not as a penalty or forfeiture) to the Partnership, provided that the Partnership was not in material breach of its obligations at the time of such termination. Such liquidated damages shall be in an amount equal to 120% of the Partnership's Proportionate Share of the Partnership Merger Expenses (the "Partnership Liquidated Damages Amount"). The payments to which the Partnership is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (d) If an election to terminate this Agreement is made by the Partnership pursuant to Section 8.2(d) because of REIT Material Adverse Effect, the REIT shall, provided that the Partnership was not in material breach of its obligations at the time of such termination, pay the Partnership for the Partnership's Proportionate Share of the Partnership Merger Expenses (although it shall not be required to pay the Partnership Liquidated Damages Amount), which payment shall be the Partnership's sole remedy for termination of this Agreement in such circumstances.

          (e) If this Agreement is terminated by either party pursuant to
     Section 8.2(e), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party (i) in the case of termination by the Partnership the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus (ii) an amount equal to the terminating parties' Proportionate Share of the Merger Expenses and (iii) the non-terminating party shall remain liable to the terminating party for its breach.

          (f) If this Agreement is terminated pursuant to Section 8.2(a) (as a result of the condition set forth in Section 7.2(c) or Section 8.2(h) not being satisfied), the REIT shall, provided that the Partnership was not in material breach of its obligations hereunder at the time of such termination, pay the Partnership an amount equal to the Partnership's Proportionate Share of the Partnership Merger Expenses, which payment shall be the Partnership's sole remedy for termination of the Agreement in such circumstances.

          (g) If an election to terminate this Agreement is made pursuant to
     Section 8.2(a), (b) or (c), and a Partnership Acquisition Proposal or a REIT Acquisition Proposal shall have been made and, within one year from the date of such termination, the terminating party consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is subsequently consummated, the terminating party shall pay to the non-terminating party, provided that the non-terminating party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to (x) in the case of termination by the Partnership, the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus
     (y) its Proportionate Share of the Merger Expenses. In addition to such amount, the non-terminating party shall be entitled to receive from the terminating party (or its successor in interest) all of its documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated thereby. The payments to which the non-terminating party is entitled under this Section 8.3(g) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 8.3(g).

          (h) The REIT and the Partnership agree to amend this Section 8.3 at the request of the REIT in order to (i) maximize the portion of the Liquidated Damages Amount that may be distributed to the REIT hereunder without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve the REIT's chances of securing a favorable ruling described in this Section 8.3, provided that no such amendment may result in any additional cost or expense to such other party.

          (i) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.3 and Section 6.9 and except for the provisions of Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.10, 9.13, 9.14 and 9.16. In the event the REIT or the Partnership has received a Liquidated Damages Amount as provided in this Section 8.3, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, independent directors of the Board, or General Partner, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by the REIT of its right to termination under
     Section 8.2(g) or the exercise by the Partnership of its right to termination under Section 8.2(f). Notwithstanding the foregoing, in the event the REIT or the Partnership is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its rights hereunder.

          (j) If either party willfully fails to perform its duties and obligations under this Agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by the General Partner or the Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    SECTION 9

                               General Provisions

     9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger;

provided, however, that the agreements contained in Section 3, the last sentence of Section 6.4 and Sections 6.9, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.16 and this
Section 9 shall survive the Merger.

     9.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to the REIT:

               AmREIT, Inc.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  President
               Telecopy:  (713) 850-0498

          If to the Partnership:

               AAA Net Realty Fund XI, Ltd.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  General Partner

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Section 3 and Sections 6.10, 6.12, 6.13, 6.14 and 6.16 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of the REIT with respect thereto shall not exceed the amount specified in Section 8.

     9.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the Partnership Disclosure Letter, the REIT Disclosure Letter, the Partnership Ancillary Agreements, the REIT Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.5   Confidentiality.

          (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement or (iv) is contained in any Partnership Reports or the REIT Reports or Registration Statement.

          (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part, and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that the Receiving Party Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 9.5.

          (c) In the event that either Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or the Receiving Party Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Receiving Party Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

          (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and
     (ii) neither it nor its affiliates shall directly or indirectly, (A)(w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board or General Partner(s), as applicable, of the other party, or officer of the other party or any stockholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board or board of directors of the General Partner(s) of the other party, any director, officer of the other party or any stockholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, without limitation, any solicitation of consents as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (1) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (2) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto, (3) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (4) any proposal to seek representation on the Board or the board of directors of the General Partner(s), as applicable, or otherwise to seek to control or influence the management, Board or the board of directors of the General Partner(s), as applicable, or policies of the other party or any affiliate thereof, (5) any request or proposal to waive, terminate or amend the provisions of this Section 9.5, or (6) any proposal or other statement inconsistent with the terms of this Section 9.5 or (B) instigate, encourage, join, act in concert with or assist (including, without limitation, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board or the General Partner(s), as applicable, to do any of the foregoing; provided that, without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of the REIT or the General Partner(s), as applicable, a proposal to (a) amend any of the provisions of this Section 9.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 9.5.

     9.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board or the board of directors of the General Partner(s), as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the stockholders of the REIT and partners of the Partnership, but after any such approval, no amendment shall be made which by law requires the further approval of stockholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of the REIT and the Partnership hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Southern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     9.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     9.9 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     9.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     9.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     9.12 Incorporation. The Partnership Disclosure Letter and the REIT Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.13.

     9.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.15 Non-Recourse. Neither the officers, directors nor stockholders of the REIT shall be personally bound or have any personal liability hereunder. The Partnership shall look solely to the assets of the REIT for satisfaction of any liability of the REIT with respect to this Agreement and the Ancillary Agreements to which it is a party. The Partnership will not seek recourse or commence any action against any of the stockholders of the REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the REIT or seek recourse against any of their personal assets, for the performance or payment of any obligation of the REIT hereunder or thereunder. The partners of the Partnership shall not be personally bound or have any personal liability hereunder. The REIT shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and the Ancillary Agreements to which it is a party. The REIT will not seek recourse or commence any action against any of the partners of the Partnership or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Partnership hereunder or thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                    AmREIT, Inc.


                    By:  /s/ Charles C. Braun
                    Charles C. Braun, Vice President of Finance


                    AAA Net Realty Fund XI, Ltd.

                    By: American Asset Advisers Management Corporation XI, Its General Partner


                    By:  /s/ H. Kerr Taylor
                    H. Kerr Taylor, President



                    /s/ H. Kerr Taylor

                                                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law (MGCL) provides that, in general, a corporation may indemnify each director to the corporation or its stockholders for judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, except for liability (1) where the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or involved active and deliberate dishonesty; (2) for any transaction from which the director derived an improper personal benefit; and (3) in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The AmREIT charter provides for the elimination and limitation of the personal liability of directors and officers of AmREIT for monetary damages to the fullest extent permitted by the MGCL. AmREIT's charter also provides for indemnification of the its directors, officers, employees and agents under certain circumstances to the fullest extent permitted by the MGCL. These provisions do not limit or eliminate the rights of AmREIT or any stockholder to seek non-monetary relief such as an injunction or recission in the event of a breach of a director's duty of care.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling AmREIT pursuant to the foregoing provisions, it has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 21.  Exhibits and Financial Statement Schedules


     (a) Exhibits

   Exhibit No.  Exhibit

     2.1        Amended and Restated Agreement and Plan of Merger by and between
                AmREIT and AAA Net Realty Fund IX, Ltd., dated September 10, 2001 (filed as
                Appendix B to the prospectus supplement for AAA Net Realty Fund IX,
                Ltd., constituting a part of this registration statement).

     2.2        Amended and Restated Agreement and Plan of Merger by and between
                AmREIT and AAA Net Realty Fund X, Ltd., dated September 10, 2001 (filed as
                Appendix B to the prospectus supplement AAA Net Realty Fund X, Ltd., constituting a part of this registration statement).

     2.3        Amended and Restated Agreement and Plan of Merger by and between
                AmREIT and AAA Net Realty Fund XI, Ltd., dated September 10, 2001 (filed as
                Appendix B to the prospectus supplement for AAA Net Realty Fund XI,
                Ltd., constituting a part of this registration statement).

     3.1        Articles of Incorporation (included as Exhibit 3.1 of the Exhibits to
                Registration Statement No. 33-70654 of AmREIT and incorporated herein by reference).

     3.2        Articles of Amendment to the Articles of Incorporation (included as
                Exhibit 3 (ii) of the Company's Annual Report on Form 10-K for the
                year ended December 31, 1994 and incorporated herein by reference).

     3.3        Articles of Amendment to the Articles of Incorporation dated December
                16, 1997 (included as Exhibit 3 (v) of the Exhibits to AmREIT's Annual
                Report on Form 10-KSB for the year ended December 31, 1997 and incorporated herein by reference).

     3.4        Amended and Restated by-laws, dated November 12, 1997 (included as
                Exhibit 3 (vi) of the Exhibits to AmREIT's Annual Report on Form
                10-KSB for the year ended December 31, 1997 and incorporated herein by reference).

     4.1 Forms of Note and Loan Agreement (filed as Annex 3 to this registration statement).

     **5.1      Opinion and consent of Locke Liddell & Sapp LLP as to the legality of the AmREIT common stock.

                                      II-1

Exhibit No.     Exhibit
     **8.1      Opinion of Locke Liddell & Sapp LLP, special tax counsel, as to certain federal income tax matters.

     10.1       Lease between Ironwood Development Corporation, as landlord and Tandy
                Corporation, a Delaware corporation, dated August, 1991 (included as
                Exhibit 10 (b) (2) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.2       Assignment and Assumption of the Lease between Ironwood Development
                Corporation and American Asset Advisers Trust, Inc., dated June 14,
                1994 (included as Exhibit 10 (b) (1) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

     10.3       Assignment of Guaranties and Warranties from Ironwood Development
                Corporation to American Asset Advisers Trust, Inc., dated June 14,
                1994 (included as Exhibit 10 (b) (4) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.4       Real Estate Sales Agreement between America's Favorite Chicken Company and AAA Net Realty Fund X, Ltd., dated June 13, 1994 (included as
                Exhibit 10 (b) (5) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.5       Lease (the "AFCC Lease") between AAA Net Realty Fund X, Ltd., as landlord and America's Favorite Chicken Company, as tenant, dated June
                 13, 1994 (included as Exhibit 10 (b) (6) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.6       Assignment of the Agreement and the Lease form AAA Net Realty Fund X,
                Ltd. to American Asset Advisers Trust, Inc. (included as Exhibit 10
                (b) (7) of the Exhibits to AmREIT's Annual Report on Form 10-K for the
                year ended December 31, 1995 and incorporated herein by reference).

     10.7       First Amendment to AFCC Lease, dated July 22, 1994 (included as
                Exhibit 10 (b) (8) of the Exhibits to AmREIT's Annual Report on Form
                10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.8       Agreement for Purchase and Sale of Real Estate (the "KCBB Contract")
                between KCBB, Inc. and AAA Net Realty Fund X, Ltd., dated October 12,
                1994 (included as Exhibit 10 (b) (9) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.9       Lease (the "KCBB Lease") between KCBB, Inc., as landlord and Sound
                Warehouse, Inc., as tenant, dated November 19, 1993 (included as
                Exhibit 10 (b) (10) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.10      Guaranty of KCBB Lease by Blockbuster Entertainment Corporation
                (included as Exhibit 10 (b) (11) of the Exhibits to AmREIT's Annual
                Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.11      Amendment to the KCBB Contract (included as Exhibit 10 (b) (12) of the Exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).


                                      II-2


  Exhibit No.   Exhibit

     10.12      Joint Venture Agreement between AmREIT and AAA Net Realty Fund X,
                Ltd., dated October 27, 1994 (included as Exhibit 10 (b) (3) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1994, and incorporated herein by reference).

     10.13      Assignment and Assumption of the Lease between KCBB, Inc. and AAA
                Joint Venture 94-1, dated November 11, 1994 (included as Exhibit 10
                (b) (4) of the Exhibits to AmREIT's Annual Report on Form 10-K for the
                year ended December 31, 1994, and incorporated herein by reference).

     10.14      Assignment from KCBB, Inc. to AAA Joint Venture 94-1, dated November
                11, 1994 (included as Exhibit 10 (b) (15) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.15      Assignment from KCBB, Inc., to AAA Joint Venture 94-1 of warranties, dated November 11, 1994 (included as Exhibit 10 (b) (16) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1995 and incorporated herein by reference).

     10.16      Agreement for Purchase and Sale of Real Estate (the "KCBB Contract
                II") between KCBB, Inc. and AmREIT, dated August 9, 1995 (included as
                Exhibit 10 (b) (17) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.17      Lease (the "KCBB Lease II") between KCBB, Inc., as landlord and
                Blockbuster Music Retail, Inc., as tenant, dated August 9, 1995
                (included as Exhibit 10 (b) (18) of the Exhibits to the Company's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.18      Amendment to Agreement for Purchase and Sale of Real Estate Assigning
                Agreement to AAA Joint Venture 95-2 (included as Exhibit 10 (b) (19)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.19      Joint Venture Agreement between AmREIT and AAA Net Realty Fund XI,
                Ltd., dated August 24, 1995 (included as Exhibit 10 (b) (20) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1995 and incorporated herein by reference).

     10.20      Assignment and Assumption of the KCBB Lease II between KCBB, Inc. and
                AAA Joint Venture 95-2, dated September 12, 1995 (included as Exhibit
                10 (b) (21) of the Exhibits to the Company's Annual Report on Form
                10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.21      Assignment from KCBB, Inc. to AAA Joint Venture 95-2 of Contracts and
                Warranties, dated September 12, 1995 (included as Exhibit 10 (b) (22)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.22      Agreement for the Purchase and Sale of Real Estate between Turner
                Adreac, L.C. and the Company, dated March 31, 1995 (included as
                Exhibit 10 (b) (23) of the Exhibits to the Company's Annual
                Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.23      Assignment of Rents, Leases and Profits from Turner Adreac, L.C. to American Asset Advisers
                Trust, Inc., dated March 31, 1995 (included as Exhibit 10 (b) (24) of the Exhibits to the
                Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

                                      II-3

  Exhibit No.   Exhibit

     10.24      Lease (the "OneCare Lease") between Turner Adreac, L.C. and OneCare Health Industries, Inc.,
                a Texas non-profit corporation, dated February 17, 1995 (included as Exhibit 10 (b) (25) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.25      Assignment and Assumption of the OneCare Lease between Turner Adreac, L.C. and American
                Asset Advisers Trust, Inc., dated September 26, 1995 (included as Exhibit 10 (b) (26) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.26      Assignment of Warranties from Turner Adreac, L.C. to AmREIT, dated September 26, 1995
                (included as Exhibit 10 (b) (27) of the Exhibits to AmREIT's Annual Report on Form 10-K
                for the year ended December 31, 1995 and incorporated herein by reference).

     10.27      Agreement for Purchase and Sale of Real Estate between Company and Tucson Oracle Limited
                Partnership (the "AZ LP"), dated January 19, 1996 (included as Exhibit 10 (b) (28) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.28      First Amendment to Agreement for the Purchase and Sale of Real Estate between Company and the AZ LP, dated June 10, 1996 (included as Exhibit 10 (b) (29) of the Exhibits to the
                Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.29      Lease (the "Just For Feet Lease") between Cumberland America Development Company, Inc.
                and Just for Feet, Inc., dated August 10, 1995 (included as Exhibit 10 (b) (30) of the Exhibits to
                AmREIT's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.30      First Amendment to Just For Feet Lease, dated February 29, 1996 (included as Exhibit 10 (b)
                (31) of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1996 and incorporated herein by reference).

     10.31      Second Amendment to Just For Feet Lease, dated May 29, 1996 (included as Exhibit 10 (b) (32)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31,
                1996 and incorporated herein by reference).

     10.32      Third Amendment to Just For Feet Lease, dated January, 1997 (included as Exhibit 10 (b) (33) of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31,
                1996 and incorporated herein by reference).

     10.33      Joint Venture Agreement between AmREIT and AAA Net Realty Fund X, Ltd. and AAA
                Net Realty Fund XI, Ltd., dated April 5, 1996 (included as Exhibit 10 (b) (34) of the Exhibits to
                AmREIT's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.34      Bill of Sale and Assignment between Tucson Oracle Limited Partnership and AAA Joint Venture
                96-1, dated September 6, 1996 (included as Exhibit 10 (b) (35) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.35      Joint Venture Agreement between AmREIT and AAA Net Realty Fund XI, Ltd., dated
                August 8, 1996 (included as Exhibit 10 (b) (36) of the Exhibits to AmREIT's Annual Report
                on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

                                      II-4

  Exhibit No.   Exhibit

     10.36      Revolving Credit Agreement, dated November 6, 1998, by and among AmREIT, Inc., certain lenders and Wells Fargo Bank, as the Agent, relating to a $30,000,000 loan (included as Exhibit
                10.1 of the Exhibits to AmREIT's Quarterly Report on Form 10-QSB for the quarter ended
                September 30, 1998 and incorporated herein by reference).

     10.37      Lease (the 'Sugar Land Imaging Lease') between AmREIT, Inc. and Sugar Land Imaging Afiliates,  LTD.,
                dated  September 8, 2000  (included as Exhibit 10 (b)(37) of the Exhibits to AmREIT's  Annual Report
                on Form 10-K for the year ended December 31, 2000 and incorporated by reference).

     10.38      Lease (the 'Mattress  Giant Lease') between  AmREIT,  Inc. and Mattress Giant I Limited  Partnership
                dated  September 27, 2000 (included as Exhibit 10 (b)(38) of the Exhibits to AmREIT's  Annual Report
                on Form 10-K for the year ended December 31, 2000 and incorporated by reference).

     10.39      Amended and Restated  Revolving  Credit  Agreement,  effective  August 1, 2000, by and among AmREIT,
                Inc.,  certain lenders and Wells Fargo Bank, as the Agent,  relating to a $30,000,000 loan (included as Exhibit 10.1 of the Exhibits to AmREIT's  Quarterly  Report on Form 10-QSB for the quarter  ended
                September 30, 1998 and incorporated herein by reference).

     10.40      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund IX, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund IX, Ltd., constituting a part of this registration statement).

     10.41      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund X, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund X, Ltd., constituting a part of this registration statement).

     10.42      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund XI, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund XI, Ltd., constituting a part of this registration statement).

     10.43      Appraisal prepared by Valuation Associates of AAA Net Realty Fund IX, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

     10.44      Appraisal prepared by Valuation Associates of AAA Net Realty Fund X, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

     10.45      Appraisal prepared by Valuation Associates of AAA Net Realty Fund XI, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

     10.46      Fairness Opinion prepared by Wunderlich Securities,  Inc.,  incorporated for AmREIT, dated September
                6, 2001 (filed as Annex 1 to this Registration Statement).

     11.1      Computation of earnings per common share, twelve months ended December 31, 2000 and 1999.

     11.2      Computation of earnings per common share, three months ended June 30, 2000 and 1999.

     21.1      Subsidiaries of AmREIT.

   **23.1      Consent of Locke Liddell & Sapp LLP (included as part of Exhibit 5.1).

  ***23.2      Consent of Deloitte & Touche LLP.

  ***23.3      Consent of Wunderlich Securities, Inc.

     24.1      Power of Attorney (included on the signature page of the registration statement).

     99.1      Additional limited partner solicitation materials.

                                      II-5

    **99.2     Additional stockholder solicitation materials
_________________________
*    Previously filed.
**   To be filed by amendment.
***  Filed herewith



     (b) Financial Statement Schedules

         None.

     (c) Reports, Opinions and Appraisals

     The opinion of Wunderlich Securities as to the fairness, from a financial point of view, of the consideration to be paid to the partnerships by AmREIT is attached as Annex 1 to this registration statement. The opinions of Houlihan Lokey as to the fairness, from a financial point of view, of (1) the consideration offered by AmREIT with respect to each of the individual partnerships and their limited partners; (2) the aggregate consideration offered with respect to all of the partnerships; and (3) the method of allocating the consideration among the partnerships are attached to the supplements of the partnerships as Appendix A. The appraisals prepared by Valuation Associates with respect to the partnerships are attached hereto as Exhibits 10.47 through 10.56. The opinion of Locke Liddell & Sapp LLP as to the federal income tax consequences of the proposed acquisition of the partnerships by AmREIT is attached hereto as Exhibit 8.1.


Item 22.  Undertakings

     AmREIT hereby undertakes:

          (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), AmREIT undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

         (2) that every prospectus (a) that is filed pursuant to paragraph (1) above, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (4) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   COMPLETE APPRAISAL - RESTRICTED USE REPORT

                                       OF

           THE VALUATION OF SPECIFIC INTERESTS IN THE AmREIT FUND IX,
        INCLUDING THE AGGREGATE MARKET VALUE OF THE LEASED FEE INTERESTS,
             THE LIQUIDATION VALUE OF THE FUND AND THE MARKET VALUE
                    OF THE FUND OPERATING AS A GOING CONCERN

                                       FOR

                                  AmREIT, Inc.
                           8 GREENWAY PLAZA, SUITE 824
                              HOUSTON, TEXAS 77046

                                       BY

                  VALUATION ASSOCIATES REAL ESTATE GROUP, INC.
                          6001 VINELAND ROAD, SUITE 121
                             ORLANDO, FLORIDA 32819


                           EFFECTIVE DATE OF APPRAISAL
                                  JULY 31, 2001

                                 DATE OF REPORT
                                 AUGUST 27, 2001

                                    VA01-205

August 27, 2001

AmREIT, Inc.
8 Greenway Plaza, Suite 824
Houston, Texas 77046

RE: The Valuation of Specific Interests in the AmREIT Fund IX, Including the Aggregate Market Value of the Leased Fee Interests, the Liquidation Value of the Fund and the Market Value of the Fund Operating as a Going Concern

Dear Sirs:

In accordance with your request, we have appraised the properties which are owned by the above referenced fund. The purpose of the appraisal was to develop an opinion of the aggregate market value, liquidation value, and going concern value of the specific interests in the properties included in the above referenced fund. This fund contains 5 properties in 2 states. At your request, we have prepared this complete appraisal in a restricted use format. The basis of the valuation were data which included rental rates and current lease data, certified to us to our satisfaction by the client described herein and affiliates, and other related market information available to us which we deemed reliable and relevant or material in our professional judgement. Property rights appraised in this assignment are the leased fee interests. The effective date of appraisal is July 31, 2001.

The opinion of value was developed in conformance with the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Foundation, as well as the Uniform Standards of Professional Appraisal Practice and the Code of Ethics of the Appraisal Institute.

This is a Restricted Use Report which complies with the reporting requirements set forth under Standards Rule 2-2 and performed under Standard 1 of the Uniform Standards of Professional Appraisal Practice for a Restricted Use Appraisal Report. As such, it presents no discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the opinion of value. The restricted use report, since it is basically a statement of the value, cannot be understood properly without the data, reasoning, and analysis of the information retained in the

August 27, 2001
Page 3


appraiser's file. Supporting documentation concerning said data, reasoning, and analyses is incorporated herein in its entirety by reference and retained in our file. The depth of discussion contained in this report is specific to the needs of the client and only for the intended use stated. We are not responsible for unauthorized use of this report. It should be noted that this restricted use format incorporates a restriction that limits reliance on the report only to the client and its agents, advisors, and representatives. Any other party is considered to be an unintended user who may not use this appraisal report without the written consent of the client and the appraisers.

We have found it necessary to make certain uniform and standardized economic forecasts, which were based upon present and past economic conditions. We have no control over future legislation or economic changes which may affect the value of the individual properties which, taken as a whole, comprise the fund.

The value of property is affected by economic, social, governmental, and environmental forces whether positive or negative. While this appraisal is valid as of the date of this report, the value opinion may not be applicable within a short period of time, depending on the movement of the forces which affect value. The appraisers cannot be held responsible for unforeseeable events that alter market conditions subsequent to the effective date of appraisal.

The following appraised values are based upon certain underlying Extraordinary Assumptions which are found on pages 1 and 2. These are in addition to our standard General Assumptions and Limiting Conditions which are located in the Addendum. The reader is referred to the appropriate section of the report regarding these matters.

After thorough consideration of all factors involved in this assignment, it is our judgement that the Market Value of the Leased Fee Interest in the properties within AmREIT Fund IX as of the effective date of appraisal, July 31, 2001, was:

                                 $5,367,000.00

In order to derive Liquidation Value, necessary estimated expenses were deducted from the present value of the respective properties. As a result, the Liquidation Value of AmREIT Fund IX, as of the effective date of appraisal, July 31, 2001, was:

                                 $4,673,000.00

It is the opinion of the appraisers that the going concern value of AmREIT Fund IX assuming its continued operation as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of appraisal, July 31, 2001, was:

                                 $5,329,000.00

We appreciate the opportunity to prepare this appraisal for you. If you have any questions, we would welcome your call.

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC.

Edward P. Karabedian, MBA
Principal
General Associate Member of the Appraisal Institute
State Certified General Appraiser
#RZ0000782



Ben Abdallah, MA
Senior Analyst

James R. White, MAI, SRA
Managing Director Real Estate Group
State Certified General Appraiser
#RZ0001875
Desk Review Only

                                TABLE OF CONTENTS



           INTRODUCTION/LETTER OF TRANSMITTAL

           UNDERLYING EXTRAORDINARY ASSUMPTIONS

           IMPORTANT DEFINITIONS

           APPRAISAL DEVELOPMENT - MARKET VALUE/LEASED FEE

           SUMMARY DISCUSSION OF VALUATION METHODOLOGY & CASH FLOWS

           LIQUIDATION VALUE

           GOING CONCERN VALUE

           CERTIFICATIONS

           ADDENDA
             General Assumptions and Limiting Conditions
             Selected Concept Overviews
             Industry Trends/Charts
             Qualifications




                               COMPLETE APPRAISAL - RESTRICTED USE REPORT

UNDERLYING EXTRAORDINARY ASSUMPTIONS OF THE VALUATION

In order to accurately and effectively complete the valuation process as requested by the client, the appraised value is predicated upon certain conditions. These are set forth as follows:

1. The client has furnished us, when available, with raw historical data pertaining to such elements as, but not limited to, sales volumes, lease data, property specific data, etcetera, which it and its general partners have certified to us is true, correct, and complete in all material respects to the extent indicated in our valuation worksheets. For purposes of this analysis, it is assumed that the client-sourced data are accurate, true and complete. In instances where summarized or first generation data with respect to a particular property was not available, we have utilized projections for certain elements such as renewal option periods, rental rates and other data, which we have determined based upon our knowledge of the general market for the respective properties, and in some cases, our prior experience with the operators, and our knowledge of the geographic markets in which such properties are located.

2. According to verbal confirmation by the client, all terms and conditions in the leases as set forth in this report have been agreed to by all parties, and are fully executed of this document is imminent. In the event that unforeseen circumstances alter the leases as reported herein, we reserve the right to review these changes and alter or amend the values if necessary. To the best of our knowledge and belief, the statements contained in this report, as well as the opinions upon which they are based, are correct, subject to the assumptions and limiting conditions set forth in this document. We have no interest, either present or contemplated, in the properties appraised, and neither our employment nor our compensation is contingent upon the reporting of a predetermined value, or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

3. It is assumed, based upon representations provided to us by the client and its general partners, that each of the properties is free from any pending or proposed litigation, civil engineering improvements, or eminent domain proceedings which could affect the respective property's value unless so indicated.

4. For purposes of this assignment, unless otherwise specified, we believe that the existing building improvements represent the Highest and Best Use of the respective properties.

5. There may be properties within the fund which are under joint venture agreement; some of which appear in more than one fund. As a result, we have allocated the respective proportionate value share to each respective fund separately.

6. The value opinion does not include furniture, fixtures and equipment in the respective stores, as these items are assumed to belong to the tenant and the valuation is based upon land and building only. As used herein, "furniture, fixtures and equipment" means those removable items which are necessary for the operation of the business, including items such as all kitchen equipment, seating, tables, smallwares, display cases, cash registers, intercom/music systems, window treatments, signage, and so forth. Other items such as heating and cooling systems, electrical service, restroom fixtures, water heaters, floor coverings, and landscaping, etc., are considered to be part of the real estate.

7. It has been our experience in the appraisal of restaurants that the total rent as a percentage of sales volume generally falls within a market derived range. For purposes of this assignment, we have not made an analysis of any lease renewals which may occur during the holding period in order to ascertain whether the future sales will fall within these parameters unless specified herein. Operators of stores currently performing at or above the average unit volume of the respective concept are assumed to exercise the options at the terms and conditions of the last lease term or as specified in the lease renewal option detail.

8. It is recognized that, generally, varied amounts of risk are inherent with the type of operator, whether corporate or private; single or multi-unit. Our judgement with respect to these risks is reflected in our valuation methodology described in the body of this report.

9. Additional General Assumptions and Limiting Conditions relied upon in the analysis may be found in the Addenda section of this report.

DEFINITIONS

In addition to developing an opinion of the Market Value of AmREIT Fund III as requested by the client, we have also developed opinions of the Liquidation Value and the Going Concern Value. The definitions of these classifications of value are as follows:

*Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

1.   Consummation of a sale as of a specified date.

2.   Open and competitive market for the property interest appraised.

3.   Buyer and seller each acting prudently and knowledgeably.

4.   Price not affected by undue stimulus.

5.   Buyer and seller typically motivated.

6.   Both parties acting in what they consider their best interest.

7. Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.

8. Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

9. Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

*Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

1. Consummation of a sale within a severely limited future marketing period specified by the client.

2.   Current actual market conditions for the property interest appraised.

3.   The buyer is acting prudently and knowledgeably.

4.   The seller is under extreme compulsion to sell.

5.   The buyer is typically motivated.

6.   The buyer is acting in what he or she considers his or her best interests.

7. A limited marketing effort made and limited time allowed for the completion of sale.

8. Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

9. The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Going Concern: The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.

Discount Rate: A rate of return commensurate with perceived risk used to convert future payments or receipts to present value.

Leased Fee Estate: An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; the rights of lessor or the leased fee owner and leased fee are specified by contract terms contained within the lease.

Fee Simple Estate: Absolute ownership unencumbered by any other interest or estate subject only to the four powers of government.

Reversion: A lump sum benefit that an investor receives or expect to receive at the termination of an investment.

Reversionary Right: The right to repossess and resume full and sole use and ownership of real property that has been temporarily alienated by a lease, an easement, etc.; may become effective at a stated time or under certain conditions, e.g., the termination of a leasehold, the abandonment of a right-of-way, the end of the estimated economic life of the improvements.

Overall Rate of Capitalization An annual percentage rate that expresses the relationship between Net Operating Income and present worth or value for the entire investment or property. In mortgage-equity analysis (especially the Ellwood formulation), this is also termed the Composite Rate or Composite Overall Rate. This label reflects the fact that it incorporates pro rated capital appreciation or depreciation along with Net Operating Income.

Highest and Best Use: The reasonably probable and legal use of vacant land or an improved property which is physically possible, appropriately supported, financially feasible, and that results in the highest and best use.

PURPOSE OF THE APPRAISAL

The purpose of the appraisal was to develop an estimate of the aggregate market value, liquidation value, and going concern value of the specific interests in the properties included in the above referenced fund.

INTENDED USE OF THE REPORT

The appraisal will be used for financial analysis and decision making in connection with the possible merger or acquisition of subject fund with and into AmREIT, Inc. or its subsidiaries or affiliates, and evaluation by the limited partners of the subject fund, the financial advisers of the subject fund, and the general partners of the subject fund regarding the acceptance and fairness of the types and amounts of consideration to be deliverable to the limited partners of AmREIT Fund IX in connection with such merger or acquisition.

INTENDED USER OF THE REPORT

AmREIT, Inc., or its subsidiaries or affiliates and subject fund partners and financial advisors.

EFFECTIVE DATE OF VALUATION

The effective date of value is July 31, 2001.

HIGHEST AND BEST USE

In this analysis, the highest and best use of a particular property which is currently operating and encumbered by a long term lease is judged to be represented by the existing building improvements. The highest and best use of a property which has been closed is to be for a commercial use with contributory value attributable to the building improvements.

SCOPE OF WORK / APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The fund consists of AmREIT Real Estate IX which comprises a total of 5 properties located in 2 states, of which one is a joint venture within various affiliated funds. The reader is referred to page 11 for a summary of basic property information.

I.  MARKET VALUE

The appraisal of the market value in the leased fee interests in the properties in the fund primarily involved the use of the Cost Approach and the Income Approach to Value as necessary. The Cost Approach was used only in instances where a reversionary value was required and the use of direct capitalization would not have been the method of choice. The Sales Comparison Approach was used if the valuation of the underlying land of a particular property was required, as well as for select closed locations with no current contract rent. No truly comparable sales of large portfolios of comparable properties were found during our research phase; thereby rendering the Sales Comparison Approach for entire funds to be not applicable. Since the assignment principally involves the development of the opinion of the aggregate market value of the leased fee interests of the properties in the fund, the most applicable avenue to value, in our professional judgement, is the Income Approach utilizing the Discounted Cash Flow Analysis. Moreover, we have compared the market value figures derived herein against comparative sale databases available to us and which we deem reliable, and have concluded that the market value herein stated, with respect to individual properties, is in the range of comparative individual property sales occurring in the general markets for such properties. As noted above, all data, reasoning, and analyses not specifically set forth herein is maintained in the appraiser's files.

The value of the properties developed in the Income Approach was formulated by the capitalization of the lease payments into present value utilizing a Discounted Cash Flow analysis. The annual lease payments were discounted based upon payments made monthly in advance. Income and expenses were on a 12-month basis beginning with the effective date of appraisal.

In addition to the value of the property's income stream, there will be a property reversion consisting of land, building improvements, or both. The value of the reversion at the end of the holding period was developed and a discount factor applied for its conversion to present value. The 8th year's scheduled income was utilized in the calculation of the future value of the reversion as this considers an investor's analysis of future income expectation. When viewed from the seventh year of the holding period, the eighth, or next, year of the holding period thereby represents such expectation.

General Cash Flow Assumptions

Certain other assumptions relative to the cash flow analysis were made. These include a seven year holding period, a 4% annual allowance for management fee and a flat amount of $400 per property per year for miscellaneous expenses such as bookkeeping, legal fees, and other pro-rata charges. Unless specified, no vacancy or collection loss was taken due to the non-cancellable long term leases. Where lease renewal options are available, we have assumed that they would be exercised, providing that the store was currently operating at or above the average unit volume for that particular concept.

In the valuation of those stores for which no sales volume data were available and with leases expiring during the holding period, we assume that the lease payments are no more than 15% of the store's current sales volume. Based upon our experience and professional judgement, we believe this to be a reasonable assumption because of the reliable market data available to us as of the valuation date.

Where client certified data indicates either no percentage rent or a minimal amount with respect to a particular store, we assume that this store's sales will not exceed the breakpoint (i.e., the level of sales at which percentage rent will become payable) during the holding period.

Percentage rent was computed based upon stabilized sales volume and lease terms. The payment of percentage rent, if any, is assumed to take place following the end of the applicable lease year.

The percentage rent portion of lease cash flows (if necessary) was discounted to present value at a rate approximately 400+ basis points greater than that selected for the contract rent to reflect the increased risk involved with this type of income stream. A commensurate terminal capitalization rate spread on the percentage rent for this portion of the projected income was also utilized.

Relative to properties that are currently vacant with no rent being paid, the estimate of market rent was based upon such factors as the property's listing information as provided by the client, previous appraisal of the property (if available), our appraisal of similar properties within that region or sub-market, limited discussions with specific market participants, and other relevant economic rental information within our proprietary database.

At the end of the anticipated holding period, we have assumed that the properties would be sold in an orderly manner. We have utilized a 3.5% sales expense which encompasses any fees for brokerage or attorneys, applicable closing costs, and miscellaneous charges, which may be incurred by the fund upon disposition of the real estate assets exclusive of any buyer paid transaction costs associated with such disposition.

The contractual base rent portion of the lease cash flow was discounted to present value using discount rates chosen on a property by property basis. The selection of the property specific discount rate was based upon our analysis of the risk involved. The segments of risk include those applicable to the market both general and specific, lessee/borrower risk and property risk. The final selection of the rates is the culmination of the analysis and interpretation of attitudes and expectation of market participants relative to a comparison with a variety of alternative investment vehicles and transactions. These include stocks, bonds, other real estate investments, or various equity participations. Also considered in our analysis were the individual franchisor's company profile and strength gathered from sources such as stock reports, investor publications, trade journals, discussions with market participants, and other sources which we deem reliable in our professional judgement.

During the course of our analysis of the subject fund, we have considered a variety of important factors including those noted above, we have utilized discount rates applicable to the income streams between 9.0% and 10%, whereas terminal capitalization rates applicable to the calculation of the reversions were between 10.50% and 11.25%.

The assumptions set forth herein serve as an underlying basis for the valuation process, and are reasonable based upon our professional judgement and experience in the relevant market, given the fact that each individual property and its related information, data, and client-sourced documentation have been examined as necessary to derive the final value conclusion.

The following sections set forth the cash flows, operator and property overviews.

Spreadsheets for properties

II   LIQUIDATION VALUE

In addition to developing an opinion of the Market Value of the Leased Fee Interest in the income fund as requested by the client we have also formed an opinion of the Liquidation Value. The definitions of these classifications of value are as follows:

1. Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

        Consummation of a sale as of a specified date.
        Open and competitive market for the property interest appraised. Buyer and seller each acting prudently and knowledgeably.
        Price not affected by undue stimulus.
        Buyer and seller typically motivated.
        Both parties acting in what they consider their best interest.

        Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.

        Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

        Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

2. Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

        Consummation of a sale within a severely limited future marketing period specified by the client.
        Current actual market conditions for the property interest appraised. The buyer is acting prudently and knowledgeably.
        The seller is under extreme compulsion to sell.
        The buyer is typically motivated.
        The buyer is acting in what he or she considers his or her best interests.
        A limited marketing effort made and limited time allowed for the completion of sale.
        Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.
        The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

As noted above, Market Value implies the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus. Under this definition, both parties are typically motivated. Each party is well advised and well informed and each is acting in what they consider their own best interests. A reasonable time is allowed for exposure in the open market.

Several of the portions of the definition of Market Value vary considerably from that of Liquidation Value. The first item is the marketing period. Market Value implies a reasonable marketing time in the open market. Liquidation Value is based upon a severely limited marketing period as client specified.

The second prime difference is in the area of stimulus. Market Value implies that the sale is not affected by undue stimulus. Liquidation Value is based upon the seller being under extreme compulsion to sell.

The next issue deals with motivation, which relates closely to the preceding. Market Value implies typical motivation by both buyer and seller. Liquidation Value is based upon only the buyer being typically motivated.

The fourth major difference pertains to both of the parties acting in their own best interests. Market Value is based upon this concept. Liquidation Value on the other hand, implies that only the buyers are acting in what they consider their best interests.

In order to complete a sale of the entire fund, we have assumed that the sale of each property in the fund will be implemented on a property-by-property basis rather than in bulk. This allows for maximizing the prices to be received within the limitations of the definition of Liquidation Value.

Moreover, we have also assumed that each property in the fund will be marketed and sold individually throughout the investment community. The small investor interested in just one property will vie in this market with an investor such as a pension fund who may be interested in all of the properties within the fund. No discounts for bulk sales were considered in this analysis.

The last principal difference between the definitions lies in the area of the degree of marketing effort. Market Value is based upon an "adequate" marketing effort, in contrast to that of Liquidation Value which states that there will be only a limited effort.

The sale of the properties based upon Liquidation Value as considered in this assignment requires a modification of the definition for this class of value. In order to comply with the underlying conditions of the appraisal assignment, we have found it necessary to make the assumption that an aggressive marketing effort will be made rather than a limited effort as noted in the definition. This will require additional expense for printing, mailings, telephone, travel and general allocated overhead on behalf of the seller. Also considered was an amount for contingency. This relates to unforseen expenses which can affect any and/or all of the expense categories. We have allowed two percent (2%) of the appraised present value of each property as a reasonable amount for the increased marketing effort and contingency.

It is also our judgement that the seller will incur brokerage commissions on the sales. Since the client has requested that we consider time to be of the essence in light of Liquidation Value, we are of the opinion that to enlist the aid of the brokerage community would be a prudent decision. Based upon our analysis we have selected a three percent (3%) commission structure to be applied to the present values developed. This percentage is well supported in the market.

Another expense which must be considered are those involved with the transaction. Attorneys fees, consultants and appraisal fees, transfer taxes, surveys, title insurance, and other related expenses were considered. This expense allowance amounts to an estimated of 2.5% of the present value which is also well supported in our analysis.

Relative to a normal marketing time frame, we have analyzed such factors as the state of the general economy, industry trends and forecasts, supply and demand, competing investments, the mortgage lending climate, consumer confidence, and other elements of critical importance to this issue. Based upon our analysis, it is our judgement that a normal marketing period to effect a sale of properties within the fund would be twelve to eighteen months.

In light of the Liquidation Value estimate, the client has requested that we reflect a marketing period estimated to not exceed twelve months. In effect, this shortens the normal marketing period estimate by as much as 50%. In order to achieve a sale within this time frame, we are of the opinion that a discount of 5% from the appraised discounted present values is in order. A reasonable discount of this amount would not only increase the potential investor's yield, but should draw additional investors into the demand pool.

In consideration of the above discussion, each of the expenses estimated were deducted from the present value of respective properties. As a result, the Liquidation Value of AmREIT Fund IX, subject to the Extraordinary Assumptions on pages 1 and 2 of this report, and to the General Assumptions and Limiting Conditions noted in the Addendum, as of the effective date of value, July 31, 2001, was:

                                 $4,673,000.00

III.          GOING CONCERN

As an adjunct to this assignment, the client has requested that we develop an opinion of the aggregate value of the fund as a going concern exclusive of cash, securities held, and other cash equivalent assets which may be held in partnership accounts. The concept of going concern value in respect to this assignment varies from the definition commonly used in the valuation of real property. The definition of the term as it applies to real property is as follows:

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.... The Dictionary of
Real Estate Appraisal 3rd ed. Appraisal Institute.

As the term "going concern" value applies in the context of the subject assignment, the emphasis is also heavily upon the management of the fund itself. The real properties within the fund intrinsically form first value tier along with the individual property operations themselves. The second tier of management responsibilities is directly related to the operation of the fund as a distinct entity yet integrated to a degree with the overall effort. As a result, the property specific definition above is modified conceptually to reflect a more intensive effort pertaining to the management of the entity as a whole, comprised of numerous individual properties.

In order to competently accomplish the fund management function, certain efforts are required in order to ensure and maintain the optimum aggregate value. These administrative efforts include not only the normal duties associated with the day to day property level fund operations, but include additional functions relating to fund management such as complying with Securities and Exchange Commission reporting requirements as they relate to publicly traded limited partnerships, investor relations and communications, and management issues not specifically related to basic property level activities.

Since the operation of the fund will result in additional expenses, it is necessary to deduct an amount attributable to these items from the gross property revenue generated. Based upon our analysis of these factors which are outlined above, it is our judgement that an annual amount of $150,000.00 is a realistic and well supported estimate.

During the course of our estimation of going concern value, we have herein incorporated by reference all descriptive and empirical data and information contained in our file #VA01-205.

It is the opinion of the appraisers that the going concern value of the subject fund, subject to the Extraordinary Assumptions found on pages 1 and 2, and to the General Assumptions and Limiting Conditions noted herein, and assuming its continued operation as AmREIT Fund IX, as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of value, July 31, 2001, was:

                                 $5,329,000.00

                              CERTIFICATE OF VALUE

We certify that, to the best of our knowledge and belief:

  The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and no personal interest or bias with respect to the parties involved.

Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

Our compensation in this assignment was not contingent upon developing or reporting a predetermined value, or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

We have not made a personal inspection of the properties that are the subjects of this report.

No one provided significant professional assistance to the persons signing this report.

The following appraised values are based upon certain underlying Extraordinary Assumptions which are found on pages 1 and 2. These are in addition to our standard General Assumptions and Limiting Conditions which are located in the addendum. The reader is referred to the appropriate section of the report regarding these matters.

I. After thorough consideration of all factors involved in this assignment, it is our judgement that the Market Value of the Leased Fee Interests in the properties within AmREIT Fund IX, as of the effective date of appraisal, July 31, 2001, was:

                                  $5,367,000.00

II. In order to derive Liquidation Value, necessary estimated expenses were deducted from the present value of the respective properties. As a result, the Liquidation Value of AmREIT Fund IX, as of the effective date of appraisal, July 31, 2001, was:

                                  $4,673,000.00

III. It is the opinion of the appraisers that the going concern value of AmREIT Fund IX, assuming its continued operation as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of appraisal, July 31, 2001, was:

                                  $5,329,000.00

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC.

Edward P. Karabedian, MBA                                Ben Abdallah, MA
Principal                                                Senior Analyst
General Associate Member of the Appraisal Institute
State Certified General Appraiser
#RZ0000782

                    VALUATION ASSOCIATES REVIEW CERTIFICATION
                              RESTRICTED USE REPORT


                           SCOPE OF THE REVIEW PROCESS


     The scope of the review process is limited to a desk review only. The review process serves to verify the completeness and consistency of the report and to ensure, from the data and methodology, that the report conforms to the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Institute. I have read the report and interviewed the field appraiser regarding the development of the Value Opinion stated in this report. Based upon the results of my findings, I concur with the soundness of the value conclusion. Unless otherwise noted, the reviewer does not have first-hand knowledge of the subject property or other data in the report.





                         REVIEWER'S LIMITING CONDITIONS



This appraisal review report is specifically not an appraisal and its contents are intended solely for the internal use of the client. Any opinions relative to value expressed by the reviewer are limited by the scope of the analysis identified under the section entitled Scope of the Review Process



                            REVIEWER'S CERTIFICATION



I certify that, to the best of my knowledge and belief,...



     the facts and data reported by the review appraiser and used in the review process are true and correct.


     the analyses, opinions, and conclusions in this review report are limited only by the assumptions and limiting conditions stated in this review report, and are my personal, unbiased professional analyses, opinions, and conclusions.

     I have no present or prospective interest in the property that is the subject of this report and I have no personal interest or bias with respect to the parties involved.

     my compensation is not contingent on an action or event resulting from the analyses, opinions or conclusions in, or the use of, this review report.

     my analyses, opinions, and conclusions were developed and this review report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice.

     I did not personally inspect the subject property of the report under review.

     no one provided significant professional assistance to the person signing this review report.

     As of the date of this report, I have completed the requirements of the continuing program of the Appraisal Institute.

     I certify that, to the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

     I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.









James R. White, MAI, SRA              RE: VALUATION ASSOCIATES REAL ESTATE GROUP


Managing Director Real Estate Group   File # VA01-205

State Certified General Appraiser
#RZ0001875
Desk Review Only

                                     ADDENDA

                   GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

GENERAL ASSUMPTIONS AND LIMITING CONDITIONS This is a Restricted Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2 and performed under Standard 1 of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it presents only brief summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop our opinion of value. Supporting documentation concerning the data, reasoning, and analyses is incorporated herein by reference and is retained in our file. The depth of discussion contained in this report is specific to the needs of the client and only for the intended use stated herein. We are not responsible for unauthorized use of this report. It should be noted that use of this report and/or reliance thereon constitutes the intended user's understanding and acceptance in its entirety, of all Assumptions and Limiting Conditions upon which the value estimate is based. We have also been informed that there is a limited number of intended users of this report who are well versed in the field of properties such as the subject, and that the reporting format is sufficient for its intended use.

1. As of the date of appraisal, no certified building specifications, or building plans have been provided by the current owner or client unless shown in the applicable addenda exhibit. All physical dimensions used in the analysis have been supplied by the client or its agents in the form of a preliminary, uncertified site sketch, boundary survey (ALTA/ACSM land title survey), diagram, or other descriptive item. Building size data and specifications have been provided by the client unless otherwise noted herein. All information provided by the client and operator/tenant is assumed to be true and correct for purposes of this analysis. The report, descriptions, conclusions and analysis contained herein are predicated on the validity of such client-sourced descriptive information. The value herein is subject to change if a certified "as-built" survey which differs substantially from the information furnished to us is provided subsequent to the date of this report.

2. ENVIRONMENTAL DISCLAIMER: The value estimated in this report is based on the assumption that the property is not negatively affected by the existence of hazardous substances or detrimental environmental conditions. The appraiser is not an expert in the identification of hazardous substances or detrimental environmental conditions. The appraiser's routine inspection of and inquiries about the subject property did not develop any information that indicated any apparent significant hazardous substances or detrimental environmental conditions which would affect the property negatively. It is possible that tests and inspections made by a qualified hazardous substance and environmental expert would reveal the existence of hazardous materials and environmental conditions on or around the property that would negatively affect its value.

3. No opinion is intended to be expressed for legal matters or for matters that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

4. No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and that the property is not subject to surface entry for the exploration or removal of such materials except as is expressly stated.

5. The forecasts included in this report are utilized to assist in the valuation process and are based on current market conditions, anticipated short term supply and demand factors, and a continued stable economy. These projections are subject to changes in future conditions that cannot be foreseen that may and could affect the future income or value estimates. 1.

6. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there was no direct evidence relating to this issue, and since the appraiser is not qualified nor has been engaged to evaluate such compliance, the appraiser did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

7. The fees collected by the appraiser are based solely on the value of the service performed, and are unrelated to the value of the property. The appraiser makes no guaranty or warranty that sale or exchange of the property will result in receipt of the value expressed in the appraisal. In the event appraiser is found liable for losses on account of any act or omission in making the appraisal, the appraiser's liability shall be limited to the fee collected, as liquidated damages and not as penalty and this liability shall be exclusive. If this report is placed in the hands of anyone other than the client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The appraiser assumes no responsibility for any costs incurred to discover any deficiencies present in the property.

8. Possession of this report or any copy thereof does not carry with it the right of publication, nor may it be used for other than its intended use; the physical report(s) remain the property of the appraiser for use by the client, the fee being for the analytical services only.

     The Bylaws and Regulations of the Appraisal Institute require each Member and Candidate to control the use and distribution of each appraisal report signed by such Member or Candidate; except has hereinafter provided, the client may distribute copies of this appraisal report in its entirety to such third parties as he may select; however, selected portions of this appraisal report shall not be given to third parties without the prior written consent of the signatories of this appraisal report. Neither all nor any part of this report shall be disseminated to the general public by the use of advertising media, public relations, news, sales or other media for public communication without the prior written consent of the appraiser.

9. This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinions concerning the analysis as set forth in the report were prepared by the appraiser(s) whose signature(s) appear on the appraisal report, unless indicated as "Review Appraiser". No change on any items in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The appraiser and firm shall have no responsibility if any such unauthorized change is made.

10. This appraisal was obtained from Valuation Associates Real Estate Group, Inc., or related companies and/or its employees or related independent contractors, and consists of trade secrets and commercial or financial information which is privileged and confidential and exempt from disclosure under 5 U.S.C. 553(b)(4). Notify the appraiser(s) signing the report with any request to reproduce this appraisal in whole or in part.

11. No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. Be advised that some of the people associated with Valuation Associates Real Estate Group, Inc., and possibly those signing this report are independent contractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit or other source thought reasonable; all are considered appropriate for inclusion to the best of our factual judgement and knowledge. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to engineering and market-related information. It is suggested that the client consider independent verification within these categories as a prerequisite to any transaction involving sales, lease, or other significant commitment of subject property, and that such verification be performed by the appropriate specialists.

12. When the contract for appraisal, consultation, or analytical service is fulfilled, the total fee is payable. The appraiser(s) or those assisting in preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with the client or third parties, except under separate and special arrangement and at an additional fee. If testimony or deposition is required because of any subpoena, the client shall be responsible for any additional time, fees, and charges regardless of the issuing party.

13. The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose. Site plans are not surveys unless shown from separate surveyor.

14. No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. Unless stated otherwise, the property is appraised as if free and clear of all mortgages, liens, encumbrances, leases, and servitudes.

15. The legal description is assumed to be correct as used in this report, as furnished by the client, his designee, or as derived by the appraiser.

16. Please note that no advice is given regarding mechanical equipment or structure integrity or adequacy, nor soils and potential for settlement, drainage and such (seek assistance from qualified architect and/or engineer) nor matters concerning liens, title status, and legal marketability (see legal assistance), and such. Interested parties should inspect the property before any disbursement of funds. Further, it is likely that the interested party may wish to require mechanical or structural inspections by qualified and licensed contractor, civil or structural engineer, architect, or other expert.

17. The appraiser has inspected as far as possible, by observation, the land and the improvements; however, it was not possible to personally observe conditions beneath the soil surface or hidden structural or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters, unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil or the area being appraised appears firm; however, weight bearing properties in the area is unknown. The appraiser(s) do not warrant against this condition or occurrence of problems arising from soil conditions.

18. The appraisal assumes no hidden or unapparent conditions of the property site, subsoil, or structures or toxic materials which would render it more or less valuable. The appraiser is not qualified to detect such substances, and renders no opinion as to the presence or absence of the same. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements, unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

19. If the appraiser has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items.

20. The appraiser assumes no responsibility for any costs or consequences arising due to the need or the lack of need for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for flood hazard insurance.

21. The appraisal is based on the premises that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless otherwise stated in the report; further, that all applicable zoning, building and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further it is assumed that all required licenses, consents, permits or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

22. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.

23. No environmental or impact study, special market study or analysis, highest and best use analysis study, or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report.

24. The value estimated and the data utilized in this report are valid as of the effective date of the appraisal. All dollar amounts are based on the purchasing power and price of the dollar as of the effective date of appraisal.

25. Furnishings and equipment or personal property or business operations, except as specifically indicated and typically considered as a part of real estate, have not been valued, with only the real estate being included in the value estimate, unless otherwise stated. In some property types, business and real estate values are combined.

26. Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purposes of this appraisal to be completed in a good and workmanlike manner according to information submitted and/or considered by the appraisers. In cases of proposed construction, the value estimate is subject to change upon inspection of property after construction is completed. This prospective estimate of value is as of the effective date shown, as proposed and completed and operating at appropriate levels.

27. The estimated value is subject to change with market changes over time. Value is highly related to exposure, time, promotional effort, terms, motivation, and conditions surrounding the property. The value estimate considers the productivity and relative attractiveness of the property both physically and economically in the marketplace.

28. In cases of appraisal involving the capitalization of income benefits, the estimate of value is a reflection of such benefits and is the appraiser's interpretation of income and yields and other factors derived from general and specific client and market information. Such estimates are as of the effective date of the estimate of value; they are, thus, subject to change as the market and value are naturally dynamic.

29. The estimate of value in the appraisal report is not based in whole or in part upon the race, color, or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

30. The appraiser reserves the right to alter the opinion of value on the basis of any information withheld or not discovered in the original normal course of a diligent investigation.

31. This appraisal report and value estimate are subject to change if the physical or legal entity or the financing is revealed to be different than that envisioned or previously disclosed by the client or the appropriate party in this report.

32. It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management, which is neither inefficient nor superefficient.

33. The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

34. Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of, nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test for such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental condition, may affect the value of the property, unless otherwise stated, the value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them.

35. In the event the appraisal report is accepted by a lender, the appraiser will not be held liable by either the client or the lender for losses during the term of the loan. If updates are required by the lender, the lender and/or client will compensate the appraiser for any or all updates.

36. This appraisal was prepared specifically for the client to whom this report is addressed. Further, it was prepared for a specific purpose and function, at a specific point in time. While every reasonable effort has been made by the preparers of this report to ensure its accuracy, completeness, and content, the conclusions herein are based on the personal opinions and judgement of those signing this report. The appraisers make no warranty or representation, expressed or implied, in these matters whatsoever. It is the responsibility of any third party or other user of this report to assure itself that the information contained herein is accurate and complete. Any reliance on the contents of this report shall be solely at the third party's or other user's risk. Any such third party or other user of this report is urged to obtain and rely upon their own independent study before investing or acquiring any interest of any type in the property which is the subject of this report.

37. Acceptance of, and/or use of, this appraisal report constitutes understanding and acceptance of all of the above assumptions and limiting conditions set forth herein. 1.

                   COMPLETE APPRAISAL - RESTRICTED USE REPORT
                   COMPLETE APPRAISAL - RESTRICTED USE REPORT

                                       OF

            THE VALUATION OF SPECIFIC INTERESTS IN THE AmREIT FUND X,
        INCLUDING THE AGGREGATE MARKET VALUE OF THE LEASED FEE INTERESTS,
             THE LIQUIDATION VALUE OF THE FUND AND THE MARKET VALUE
                    OF THE FUND OPERATING AS A GOING CONCERN

                                       FOR

                                  AmREIT, Inc.
                           8 GREENWAY PLAZA, SUITE 824
                              HOUSTON, TEXAS 77046

                                       BY

                  VALUATION ASSOCIATES REAL ESTATE GROUP, INC.
                          6001 VINELAND ROAD, SUITE 121
                             ORLANDO, FLORIDA 32819


                           EFFECTIVE DATE OF APPRAISAL
                                  JULY 31, 2001

                                 DATE OF REPORT
                                 AUGUST 27, 2001

                                    VA01-205

August 27, 2001

AmREIT, Inc.
8 Greenway Plaza, Suite 824
Houston, Texas 77046

RE: The Valuation of Specific Interests in the AmREIT Fund X, Including the Aggregate Market Value of the Leased Fee Interests, the Liquidation Value of the Fund and the Market Value of the Fund Operating as a Going Concern

Dear Sirs:

In accordance with your request, we have appraised the properties which are owned by the above referenced fund. The purpose of the appraisal was to develop an opinion of the aggregate market value, liquidation value, and going concern value of the specific interests in the properties included in the above referenced fund. This fund contains 8 properties in 5 states. At your request, we have prepared this complete appraisal in a restricted use format. The basis of the valuation were data which included rental rates and current lease data, certified to us to our satisfaction by the client described herein and affiliates, and other related market information available to us which we deemed reliable and relevant or material in our professional judgement. Property rights appraised in this assignment are the leased fee interests. The effective date of appraisal is July 31, 2001.

The opinion of value was developed in conformance with the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Foundation, as well as the Uniform Standards of Professional Appraisal Practice and the Code of Ethics of the Appraisal Institute.

This is a Restricted Use Report which complies with the reporting requirements set forth under Standards Rule 2-2 and performed under Standard 1 of the Uniform Standards of Professional Appraisal Practice for a Restricted Use Appraisal Report. As such, it presents no discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the opinion of value. The restricted use report, since it is basically a statement of the value, cannot be understood properly without the data, reasoning, and analysis of the information retained in the

August 27, 2001
Page 3


appraiser's file. Supporting documentation concerning said data, reasoning, and analyses is incorporated herein in its entirety by reference and retained in our file. The depth of discussion contained in this report is specific to the needs of the client and only for the intended use stated. We are not responsible for unauthorized use of this report. It should be noted that this restricted use format incorporates a restriction that limits reliance on the report only to the client and its agents, advisors, and representatives. Any other party is considered to be an unintended user who may not use this appraisal report without the written consent of the client and the appraisers.

We have found it necessary to make certain uniform and standardized economic forecasts, which were based upon present and past economic conditions. We have no control over future legislation or economic changes which may affect the value of the individual properties which, taken as a whole, comprise the fund.

The value of property is affected by economic, social, governmental, and environmental forces whether positive or negative. While this appraisal is valid as of the date of this report, the value opinion may not be applicable within a short period of time, depending on the movement of the forces which affect value. The appraisers cannot be held responsible for unforeseeable events that alter market conditions subsequent to the effective date of appraisal.

The following appraised values are based upon certain underlying Extraordinary Assumptions which are found on pages 1 and 2. These are in addition to our standard General Assumptions and Limiting Conditions which are located in the Addendum. The reader is referred to the appropriate section of the report regarding these matters.

I. After thorough consideration of all factors involved in this assignment, it is our judgement that the Market Value of the Leased Fee Interest in the properties within AmREIT Fund X as of the effective date of appraisal, July 31, 2001, was:
                                 $11,082,000.00

II. In order to derive Liquidation Value, necessary estimated expenses were deducted from the present value of the respective properties. As a result, the Liquidation Value of AmREIT Fund X, as of the effective date of appraisal, July 31, 2001, was:
                                 $9,649,000.00

III. It is the opinion of the appraisers that the going concern value of AmREIT Fund X assuming its continued operation as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of appraisal, July 31, 2001, was:
                                 $10,996,000.00

We appreciate the opportunity to prepare this appraisal for you. If you have any questions, we would welcome your call.

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC.


Edward P. Karabedian, MBA
Principal
General Associate Member of the Appraisal Institute
State Certified General Appraiser
#RZ0000782


Ben Abdallah, MA
Senior Analyst

James R. White, MAI, SRA
Managing Director Real Estate Group
State Certified General Appraiser
#RZ0001875
Desk Review Only

                                TABLE OF CONTENTS



                   INTRODUCTION/LETTER OF TRANSMITTAL

                   UNDERLYING EXTRAORDINARY ASSUMPTIONS

                   IMPORTANT DEFINITIONS

                   APPRAISAL DEVELOPMENT - MARKET VALUE/LEASED FEE

                   SUMMARY DISCUSSION OF VALUATION METHODOLOGY & CASH FLOWS

                   LIQUIDATION VALUE

                   GOING CONCERN VALUE

                   CERTIFICATIONS

                   ADDENDA
                       General Assumptions and Limiting Conditions
                       Selected Concept Overviews
                       Industry Trends/Charts
                       Qualifications

UNDERLYING EXTRAORDINARY ASSUMPTIONS OF THE VALUATION

In order to accurately and effectively complete the valuation process as requested by the client, the appraised value is predicated upon certain conditions. These are set forth as follows:

1. The client has furnished us, when available, with raw historical data pertaining to such elements as, but not limited to, sales volumes, lease data, property specific data, etcetera, which it and its general partners have certified to us is true, correct, and complete in all material respects to the extent indicated in our valuation worksheets. For purposes of this analysis, it is assumed that the client-sourced data are accurate, true and complete. In instances where summarized or first generation data with respect to a particular property was not available, we have utilized projections for certain elements such as renewal option periods, rental rates and other data, which we have determined based upon our knowledge of the general market for the respective properties, and in some cases, our prior experience with the operators, and our knowledge of the geographic markets in which such properties are located.

2. According to verbal confirmation by the client, all terms and conditions in the leases as set forth in this report have been agreed to by all parties, and are fully executed of this document is imminent. In the event that unforeseen circumstances alter the leases as reported herein, we reserve the right to review these changes and alter or amend the values if necessary. To the best of our knowledge and belief, the statements contained in this report, as well as the opinions upon which they are based, are correct, subject to the assumptions and limiting conditions set forth in this document. We have no interest, either present or contemplated, in the properties appraised, and neither our employment nor our compensation is contingent upon the reporting of a predetermined value, or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

3. It is assumed, based upon representations provided to us by the client and its general partners, that each of the properties is free from any pending or proposed litigation, civil engineering improvements, or eminent domain proceedings which could affect the respective property's value unless so indicated.

4. For purposes of this assignment, unless otherwise specified, we believe that the existing building improvements represent the Highest and Best Use of the respective properties.

5. There may be properties within the fund which are under joint venture agreement; some of which appear in more than one fund. As a result, we have allocated the respective proportionate value share to each respective fund separately.

6. The value opinion does not include furniture, fixtures and equipment in the respective stores, as these items are assumed to belong to the tenant and the valuation is based upon land and building only. As used herein, "furniture, fixtures and equipment" means those removable items which are necessary for the operation of the business, including items such as all kitchen equipment, seating, tables, smallwares, display cases, cash registers, intercom/music systems, window treatments, signage, and so forth. Other items such as heating and cooling systems, electrical service, restroom fixtures, water heaters, floor coverings, and landscaping, etc., are considered to be part of the real estate.

7. It has been our experience in the appraisal of restaurants that the total rent as a percentage of sales volume generally falls within a market derived range. For purposes of this assignment, we have not made an analysis of any lease renewals which may occur during the holding period in order to ascertain whether the future sales will fall within these parameters unless specified herein. Operators of stores currently performing at or above the average unit volume of the respective concept are assumed to exercise the options at the terms and conditions of the last lease term or as specified in the lease renewal option detail.

8. It is recognized that, generally, varied amounts of risk are inherent with the type of operator, whether corporate or private; single or multi-unit. Our judgement with respect to these risks is reflected in our valuation methodology described in the body of this report.

9. Additional General Assumptions and Limiting Conditions relied upon in the analysis may be found in the Addenda section of this report.

DEFINITIONS

In addition to developing an opinion of the Market Value of AmREIT Fund III as requested by the client, we have also developed opinions of the Liquidation Value and the Going Concern Value. The definitions of these classifications of value are as follows:

*Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

1.   Consummation of a sale as of a specified date.

2.   Open and competitive market for the property interest appraised.

3.   Buyer and seller each acting prudently and knowledgeably.

4.   Price not affected by undue stimulus.

5.   Buyer and seller typically motivated.

6.   Both parties acting in what they consider their best interest.

7. Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.

8. Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

9. Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

*Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

1. Consummation of a sale within a severely limited future marketing period specified by the client.

2.   Current actual market conditions for the property interest appraised.

3.   The buyer is acting prudently and knowledgeably.

4.   The seller is under extreme compulsion to sell.

5.   The buyer is typically motivated.

6.   The buyer is acting in what he or she considers his or her best interests.

7. A limited marketing effort made and limited time allowed for the completion of sale.

8. Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

The price represents the normal consideration for the property sold, unaffected by special or creative financing 9. or sales concessions granted by anyone associated with the sale.

Going Concern: The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.

Discount Rate: A rate of return commensurate with perceived risk used to convert future payments or receipts to present value.

Leased Fee Estate: An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; the rights of lessor or the leased fee owner and leased fee are specified by contract terms contained within the lease.

Fee Simple Estate: Absolute ownership unencumbered by any other interest or estate subject only to the four powers of government.

Reversion: A lump sum benefit that an investor receives or expect to receive at the termination of an investment.

Reversionary Right: The right to repossess and resume full and sole use and ownership of real property that has been temporarily alienated by a lease, an easement, etc.; may become effective at a stated time or under certain conditions, e.g., the termination of a leasehold, the abandonment of a right-of-way, the end of the estimated economic life of the improvements.

Overall Rate of Capitalization An annual percentage rate that expresses the relationship between Net Operating Income and present worth or value for the entire investment or property. In mortgage-equity analysis (especially the Ellwood formulation), this is also termed the Composite Rate or Composite Overall Rate. This label reflects the fact that it incorporates pro rated capital appreciation or depreciation along with Net Operating Income.

Highest and Best Use: The reasonably probable and legal use of vacant land or an improved property which is physically possible, appropriately supported, financially feasible, and that results in the highest and best use.

PURPOSE OF THE APPRAISAL

The purpose of the appraisal was to develop an estimate of the aggregate market value, liquidation value, and going concern value of the specific interests in the properties included in the above referenced fund.

INTENDED USE OF THE REPORT

The appraisal will be used for financial analysis and decision making in connection with the possible merger or acquisition of subject fund with and into AmREIT, Inc. or its subsidiaries or affiliates, and evaluation by the limited partners of the subject fund, the financial advisers of the subject fund, and the general partners of the subject fund regarding the acceptance and fairness of the types and amounts of consideration to be deliverable to the limited partners of AmREIT Fund X in connection with such merger or acquisition.

INTENDED USER OF THE REPORT

AmREIT, Inc., or its subsidiaries or affiliates and subject fund partners and financial advisors.

EFFECTIVE DATE OF VALUATION

The effective date of value is July 31, 2001.

HIGHEST AND BEST USE

In this analysis, the highest and best use of a particular property which is currently operating and encumbered by a long term lease is judged to be represented by the existing building improvements. The highest and best use of a property which has been closed is to be for a commercial use with contributory value attributable to the building improvements.

SCOPE OF WORK / APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The fund consists of AmREIT Real Estate X which comprises a total of 8 properties located in 5 states, of which three are joint ventures within various affiliated funds. The reader is referred to page 11 for a summary of basic property information.

MARKET VALUE

The appraisal of the market value in the leased fee interests in the properties in the fund primarily involved the use of the Cost Approach and the Income Approach to Value as necessary. The Cost Approach was used only in instances where a reversionary value was required and the use of direct capitalization would not have been the method of choice. The Sales Comparison Approach was used if the valuation of the underlying land of a particular property was required, as well as for select closed locations with no current contract rent. No truly comparable sales of large portfolios of comparable properties were found during our research phase; thereby rendering the Sales Comparison Approach for entire funds to be not applicable. Since the assignment principally involves the development of the opinion of the aggregate market value of the leased fee interests of the properties in the fund, the most applicable avenue to value, in our professional judgement, is the Income Approach utilizing the Discounted Cash Flow Analysis. Moreover, we have compared the market value figures derived herein against comparative sale databases available to us and which we deem reliable, and have concluded that the market value herein stated, with respect to individual properties, is in the range of comparative individual property sales occurring in the general markets for such properties. As noted above, all data, reasoning, and analyses not specifically set forth herein is maintained in the appraiser's files.

The value of the properties developed in the Income Approach was formulated by the capitalization of the lease payments into present value utilizing a Discounted Cash Flow analysis. The annual lease payments were discounted based upon payments made monthly in advance. Income and expenses were on a 12-month basis beginning with the effective date of appraisal.

In addition to the value of the property's income stream, there will be a property reversion consisting of land, building improvements, or both. The value of the reversion at the end of the holding period was developed and a discount factor applied for its conversion to present value. The 8th year's scheduled income was utilized in the calculation of the future value of the reversion as this considers an investor's analysis of future income expectation. When viewed from the seventh year of the holding period, the eighth, or next, year of the holding period thereby represents such expectation.

General Cash Flow Assumptions

Certain other assumptions relative to the cash flow analysis were made. These include a seven year holding period, a 4% annual allowance for management fee and a flat amount of $400 per property per year for miscellaneous expenses such as bookkeeping, legal fees, and other pro-rata charges. Unless specified, no vacancy or collection loss was taken due to the non-cancellable long term leases. Where lease renewal options are available, we have assumed that they would be exercised, providing that the store was currently operating at or above the average unit volume for that particular concept.

In the valuation of those stores for which no sales volume data were available and with leases expiring during the holding period, we assume that the lease payments are no more than 15% of the store's current sales volume. Based upon our experience and professional judgement, we believe this to be a reasonable assumption because of the reliable market data available to us as of the valuation date.

Where client certified data indicates either no percentage rent or a minimal amount with respect to a particular store, we assume that this store's sales will not exceed the breakpoint (i.e., the level of sales at which percentage rent will become payable) during the holding period.

Percentage rent was computed based upon stabilized sales volume and lease terms. The payment of percentage rent, if any, is assumed to take place following the end of the applicable lease year.

The percentage rent portion of lease cash flows (if necessary) was discounted to present value at a rate approximately 400+ basis points greater than that selected for the contract rent to reflect the increased risk involved with this type of income stream. A commensurate terminal capitalization rate spread on the percentage rent for this portion of the projected income was also utilized.

Relative to properties that are currently vacant with no rent being paid, the estimate of market rent was based upon such factors as the property's listing information as provided by the client, previous appraisal of the property (if available), our appraisal of similar properties within that region or sub-market, limited discussions with specific market participants, and other relevant economic rental information within our proprietary database.

At the end of the anticipated holding period, we have assumed that the properties would be sold in an orderly manner. We have utilized a 3.5% sales expense which encompasses any fees for brokerage or attorneys, applicable closing costs, and miscellaneous charges, which may be incurred by the fund upon disposition of the real estate assets exclusive of any buyer paid transaction costs associated with such disposition.

The contractual base rent portion of the lease cash flow was discounted to present value using discount rates chosen on a property by property basis. The selection of the property specific discount rate was based upon our analysis of the risk involved. The segments of risk include those applicable to the market both general and specific, lessee/borrower risk and property risk. The final selection of the rates is the culmination of the analysis and interpretation of attitudes and expectation of market participants relative to a comparison with a variety of alternative investment vehicles and transactions. These include stocks, bonds, other real estate investments, or various equity participations. Also considered in our analysis were the individual franchisor's company profile and strength gathered from sources such as stock reports, investor publications, trade journals, discussions with market participants, and other sources which we deem reliable in our professional judgement.

During the course of our analysis of the subject fund, we have considered a variety of important factors including those noted above, we have utilized discount rates applicable to the income streams between 9.00% and 9.50%, whereas terminal capitalization rates applicable to the calculation of the reversions were between 10.25% and 10.75%.

The assumptions set forth herein serve as an underlying basis for the valuation process, and are reasonable based upon our professional judgement and experience in the relevant market, given the fact that each individual property and its related information, data, and client-sourced documentation have been examined as necessary to derive the final value conclusion.
The following sections set forth the cash flows, operator and property overviews.

Spreadsheets for properties

II LIQUIDATION VALUE In addition to developing an opinion of the Market Value of the Leased Fee Interest in the income fund as requested by the client we have also formed an opinion of the Liquidation Value. The definitions of these classifications of value are as follows:

1. Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

        Consummation of a sale as of a specified date.
        Open and competitive market for the property interest appraised.
        Buyer and seller each acting prudently and knowledgeably.
        Price not affected by undue stimulus.
        Buyer and seller typically motivated.
        Both parties acting in what they consider their best interest. Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.
        Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.
        Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

2. Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

        Consummation of a sale within a severely limited future marketing period specified by the client.
        Current actual market conditions for the property interest appraised. The buyer is acting prudently and knowledgeably.
        The seller is under extreme compulsion to sell.
        The buyer is typically motivated.
        The buyer is acting in what he or she considers his or her best interests.
        A limited marketing effort made and limited time allowed for the completion of sale.
        Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.
        The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

As noted above, Market Value implies "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus." Under this definition, both parties are typically motivated. Each party is well advised and well informed and each is acting in what they consider their own best interests. A reasonable time is allowed for exposure in the open market.

Several of the portions of the definition of Market Value vary considerably from that of Liquidation Value. The first item is the marketing period. Market Value implies a reasonable marketing time in the open market. Liquidation Value is based upon a severely limited marketing period as client specified.

The second prime difference is in the area of stimulus. Market Value implies that the sale is not affected by undue stimulus. Liquidation Value is based upon the seller being under extreme compulsion to sell.

The next issue deals with motivation, which relates closely to the preceding. Market Value implies typical motivation by both buyer and seller. Liquidation Value is based upon only the buyer being typically motivated.

The fourth major difference pertains to both of the parties acting in their own best interests. Market Value is based upon this concept. Liquidation Value on the other hand, implies that only the buyers are acting in what they consider their best interests.

In order to complete a sale of the entire fund, we have assumed that the sale of each property in the fund will be implemented on a property-by-property basis rather than in bulk. This allows for maximizing the prices to be received within the limitations of the definition of Liquidation Value.

Moreover, we have also assumed that each property in the fund will be marketed and sold individually throughout the investment community. The small investor interested in just one property will vie in this market with an investor such as a pension fund who may be interested in all of the properties within the fund. No discounts for bulk sales were considered in this analysis.

The last principal difference between the definitions lies in the area of the degree of marketing effort. Market Value is based upon an adequate marketing effort, in contrast to that of Liquidation Value which states that there will be only a limited effort.

The sale of the properties based upon Liquidation Value as considered in this assignment requires a modification of the definition for this class of value. In order to comply with the underlying conditions of the appraisal assignment, we have found it necessary to make the assumption that an aggressive marketing effort will be made rather than a limited effort as noted in the definition. This will require additional expense for printing, mailings, telephone, travel and general allocated overhead on behalf of the seller. Also considered was an amount for contingency. This relates to unforseen expenses which can affect any and/or all of the expense categories. We have allowed two percent (2%) of the appraised present value of each property as a reasonable amount for the increased marketing effort and contingency.

It is also our judgement that the seller will incur brokerage commissions on the sales. Since the client has requested that we consider time to be of the essence in light of Liquidation Value, we are of the opinion that to enlist the aid of the brokerage community would be a prudent decision. Based upon our analysis we have selected a three percent (3%) commission structure to be applied to the present values developed. This percentage is well supported in the market.

Another expense which must be considered are those involved with the transaction. Attorneys fees, consultants and appraisal fees, transfer taxes, surveys, title insurance, and other related expenses were considered. This expense allowance amounts to an estimated of 2.5% of the present value which is also well supported in our analysis.

Relative to a normal marketing time frame, we have analyzed such factors as the state of the general economy, industry trends and forecasts, supply and demand, competing investments, the mortgage lending climate, consumer confidence, and other elements of critical importance to this issue. Based upon our analysis, it is our judgement that a normal marketing period to effect a sale of properties within the fund would be twelve to eighteen months.

In light of the Liquidation Value estimate, the client has requested that we reflect a marketing period estimated to not exceed twelve months. In effect, this shortens the normal marketing period estimate by as much as 50%. In order to achieve a sale within this time frame, we are of the opinion that a discount of 5% from the appraised discounted present values is in order. A reasonable discount of this amount would not only increase the potential investor's yield, but should draw additional investors into the demand pool.

In consideration of the above discussion, each of the expenses estimated were deducted from the present value of respective properties. As a result, the Liquidation Value of AmREIT Fund X, subject to the Extraordinary Assumptions on pages 1 and 2 of this report, and to the General Assumptions and Limiting Conditions noted in the Addendum, as of the effective date of value, July 31, 2001, was:
                                 $9,649,000.00

III.          GOING CONCERN

As an adjunct to this assignment, the client has requested that we develop an opinion of the aggregate value of the fund as a going concern exclusive of cash, securities held, and other cash equivalent assets which may be held in partnership accounts. The concept of going concern value in respect to this assignment varies from the definition commonly used in the valuation of real property. The definition of the term as it applies to real property is as follows:

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.... The Dictionary of
Real Estate Appraisal 3rd ed. Appraisal Institute.

As the term 'going concern' value applies in the context of the subject assignment, the emphasis is also heavily upon the management of the fund itself. The real properties within the fund intrinsically form first value tier along with the individual property operations themselves. The second tier of management responsibilities is directly related to the operation of the fund as a distinct entity yet integrated to a degree with the overall effort. As a result, the property specific definition above is modified conceptually to reflect a more intensive effort pertaining to the management of the entity as a whole, comprised of numerous individual properties.

In order to competently accomplish the fund management function, certain efforts are required in order to ensure and maintain the optimum aggregate value. These administrative efforts include not only the normal duties associated with the day to day property level fund operations, but include additional functions relating to fund management such as complying with Securities and Exchange Commission reporting requirements as they relate to publicly traded limited partnerships, investor relations and communications, and management issues not specifically related to basic property level activities.

Since the operation of the fund will result in additional expenses, it is necessary to deduct an amount attributable to these items from the gross property revenue generated. Based upon our analysis of these factors which are outlined above, it is our judgement that an annual amount of $150,000.00 is a realistic and well supported estimate.

During the course of our estimation of going concern value, we have herein incorporated by reference all descriptive and empirical data and information contained in our file #VA01-205.

It is the opinion of the appraisers that the going concern value of the subject fund, subject to the Extraordinary Assumptions found on pages 1 and 2, and to the General Assumptions and Limiting Conditions noted herein, and assuming its continued operation as AmREIT Fund X, as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of value, July 31, 2001, was:
                                 $10,996,000.00

                              CERTIFICATE OF VALUE

We certify that, to the best of our knowledge and belief:

     The statements of fact contained in this report are true and correct.

     The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

     We   have no present or prospective interest in the property that is the subject of this report, and no personal interest or bias with respect to the parties involved.

     Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

     Our compensation in this assignment was not contingent upon developing or reporting a predetermined value, or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

     Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

     We   have not made a personal inspection of the properties that are the subjects of this report.

     No   one provided significant professional assistance to the persons signing this report.

     The following appraised values are based upon certain underlying Extraordinary Assumptions which are found on pages 1 and 2. These are in addition to our standard General Assumptions and Limiting Conditions which are located in the addendum. The reader is referred to the appropriate section of the report regarding these matters.

I. After thorough consideration of all factors involved in this assignment, it is our judgement that the Market Value of the Leased Fee Interests in the properties within AmREIT Fund X, as of the effective date of appraisal, July 31, 2001, was:

                                 $11,082,000.00

II. In order to derive Liquidation Value, necessary estimated expenses were deducted from the present value of the respective properties. As a result, the Liquidation Value of AmREIT Fund X, as of the effective date of appraisal, July 31, 2001, was:

                                  $9,649,000.00

III. It is the opinion of the appraisers that the going concern value of AmREIT Fund X, assuming its continued operation as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of appraisal, July 31, 2001, was:

                                 $10,996,000.00

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC.

Edward P. Karabedian, MBA                                  Ben Abdallah, MA
Principal                                                  Senior Analyst
General Associate Member of the Appraisal Institute
State Certified General Appraiser
#RZ0000782

                    VALUATION ASSOCIATES REVIEW CERTIFICATION
                              RESTRICTED USE REPORT


                           SCOPE OF THE REVIEW PROCESS


     The scope of the review process is limited to a desk review only. The review process serves to verify the completeness and consistency of the report and to ensure, from the data and methodology, that the report conforms to the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Institute. I have read the report and interviewed the field appraiser regarding the development of the Value Opinion stated in this report. Based upon the results of my findings, I concur with the soundness of the value conclusion. Unless otherwise noted, the reviewer does not have first-hand knowledge of the subject property or other data in the report.





                         REVIEWER'S LIMITING CONDITIONS



This appraisal review report is specifically not an appraisal and its contents are intended solely for the internal use of the client. Any opinions relative to value expressed by the reviewer are limited by the scope of the analysis identified under the section entitled Scope of the Review Process



                            REVIEWER'S CERTIFICATION


I certify that, to the best of my knowledge and belief,...

     the facts and data reported by the review appraiser and used in the review process are true and correct.


     the analyses, opinions, and conclusions in this review report are limited only by the assumptions and limiting conditions stated in this review report, and are my personal, unbiased professional analyses, opinions, and conclusions.

     I have no present or prospective interest in the property that is the subject of this report and I have no personal interest or bias with respect to the parties involved.

     my compensation is not contingent on an action or event resulting from the analyses, opinions or conclusions in, or the use of, this review report.

     my analyses, opinions, and conclusions were developed and this review report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice.

     I did not personally inspect the subject property of the report under review.

     no one provided significant professional assistance to the person signing this review report.

     As of the date of this report, I have completed the requirements of the continuing program of the Appraisal Institute.

     I certify that, to the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

     I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.




James R. White, MAI, SRA              E: VALUATION ASSOCIATES REAL ESTATE GROUP


Managing Director Real Estate Group   File # VA01-205
State Certified General Appraiser
#RZ0001875
Desk Review Only

                                     ADDENDA

                   GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

GENERAL ASSUMPTIONS AND LIMITING CONDITIONS This is a Restricted Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2 and performed under Standard 1 of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it presents only brief summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop our opinion of value. Supporting documentation concerning the data, reasoning, and analyses is incorporated herein by reference and is retained in our file. The depth of discussion contained in this report is specific to the needs of the client and only for the intended use stated herein. We are not responsible for unauthorized use of this report. It should be noted that use of this report and/or reliance thereon constitutes the intended user's understanding and acceptance in its entirety, of all Assumptions and Limiting Conditions upon which the value estimate is based. We have also been informed that there is a limited number of intended users of this report who are well versed in the field of properties such as the subject, and that the reporting format is sufficient for its intended use.

1. As of the date of appraisal, no certified building specifications, or building plans have been provided by the current owner or client unless shown in the applicable addenda exhibit. All physical dimensions used in the analysis have been supplied by the client or its agents in the form of a preliminary, uncertified site sketch, boundary survey (ALTA/ACSM land title survey), diagram, or other descriptive item. Building size data and specifications have been provided by the client unless otherwise noted herein. All information provided by the client and operator/tenant is assumed to be true and correct for purposes of this analysis. The report, descriptions, conclusions and analysis contained herein are predicated on the validity of such client-sourced descriptive information. The value herein is subject to change if a certified 'as-built' survey which differs substantially from the information furnished to us is provided subsequent to the date of this report.

2. ENVIRONMENTAL DISCLAIMER: The value estimated in this report is based on the assumption that the property is not negatively affected by the existence of hazardous substances or detrimental environmental conditions. The appraiser is not an expert in the identification of hazardous substances or detrimental environmental conditions. The appraiser's routine inspection of and inquiries about the subject property did not develop any information that indicated any apparent significant hazardous substances or detrimental environmental conditions which would affect the property negatively. It is possible that tests and inspections made by a qualified hazardous substance and environmental expert would reveal the existence of hazardous materials and environmental conditions on or around the property that would negatively affect its value.

3. No opinion is intended to be expressed for legal matters or for matters that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

4. No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and that the property is not subject to surface entry for the exploration or removal of such materials except as is expressly stated.

5. The forecasts included in this report are utilized to assist in the valuation process and are based on current market conditions, anticipated short term supply and demand factors, and a continued stable economy. These projections are subject to changes in future conditions that cannot be foreseen that may and could affect the future income or value estimates. 1.

6. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there was no direct evidence relating to this issue, and since the appraiser is not qualified nor has been engaged to evaluate such compliance, the appraiser did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

7. The fees collected by the appraiser are based solely on the value of the service performed, and are unrelated to the value of the property. The appraiser makes no guaranty or warranty that sale or exchange of the property will result in receipt of the value expressed in the appraisal. In the event appraiser is found liable for losses on account of any act or omission in making the appraisal, the appraiser's liability shall be limited to the fee collected, as liquidated damages and not as penalty and this liability shall be exclusive. If this report is placed in the hands of anyone other than the client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The appraiser assumes no responsibility for any costs incurred to discover any deficiencies present in the property.

8. Possession of this report or any copy thereof does not carry with it the right of publication, nor may it be used for other than its intended use; the physical report(s) remain the property of the appraiser for use by the client, the fee being for the analytical services only.

     The Bylaws and Regulations of the Appraisal Institute require each Member and Candidate to control the use and distribution of each appraisal report signed by such Member or Candidate; except has hereinafter provided, the client may distribute copies of this appraisal report in its entirety to such third parties as he may select; however, selected portions of this appraisal report shall not be given to third parties without the prior written consent of the signatories of this appraisal report. Neither all nor any part of this report shall be disseminated to the general public by the use of advertising media, public relations, news, sales or other media for public communication without the prior written consent of the appraiser.

9. This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinions concerning the analysis as set forth in the report were prepared by the appraiser(s) whose signature(s) appear on the appraisal report, unless indicated as 'Review Appraiser'. No change on any items in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The appraiser and firm shall have no responsibility if any such unauthorized change is made.

10. This appraisal was obtained from Valuation Associates Real Estate Group, Inc., or related companies and/or its employees or related independent contractors, and consists of 'trade secrets and commercial or financial information' which is privileged and confidential and exempt from disclosure under 5 U.S.C. 553(b)(4). Notify the appraiser(s) signing the report with any request to reproduce this appraisal in whole or in part.

11. No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. Be advised that some of the people associated with Valuation Associates Real Estate Group, Inc., and possibly those signing this report are independent contractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit or other source thought reasonable; all are considered appropriate for inclusion to the best of our factual judgement and knowledge. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to engineering and market-related information. It is suggested that the client consider independent verification within these categories as a prerequisite to any transaction involving sales, lease, or other significant commitment of subject property, and that such verification be performed by the appropriate specialists.

12. When the contract for appraisal, consultation, or analytical service is fulfilled, the total fee is payable. The appraiser(s) or those assisting in preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with the client or third parties, except under separate and special arrangement and at an additional fee. If testimony or deposition is required because of any subpoena, the client shall be responsible for any additional time, fees, and charges regardless of the issuing party.

13. The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose. Site plans are not surveys unless shown from separate surveyor.

14. No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. Unless stated otherwise, the property is appraised as if free and clear of all mortgages, liens, encumbrances, leases, and servitudes.

15. The legal description is assumed to be correct as used in this report, as furnished by the client, his designee, or as derived by the appraiser.

16. Please note that no advice is given regarding mechanical equipment or structure integrity or adequacy, nor soils and potential for settlement, drainage and such (seek assistance from qualified architect and/or engineer) nor matters concerning liens, title status, and legal marketability (see legal assistance), and such. Interested parties should inspect the property before any disbursement of funds. Further, it is likely that the interested party may wish to require mechanical or structural inspections by qualified and licensed contractor, civil or structural engineer, architect, or other expert.

17. The appraiser has inspected as far as possible, by observation, the land and the improvements; however, it was not possible to personally observe conditions beneath the soil surface or hidden structural or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters, unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil or the area being appraised appears firm; however, weight bearing properties in the area is unknown. The appraiser(s) do not warrant against this condition or occurrence of problems arising from soil conditions.

18. The appraisal assumes no hidden or unapparent conditions of the property site, subsoil, or structures or toxic materials which would render it more or less valuable. The appraiser is not qualified to detect such substances, and renders no opinion as to the presence or absence of the same. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements, unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

19. If the appraiser has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items.

20. The appraiser assumes no responsibility for any costs or consequences arising due to the need or the lack of need for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for flood hazard insurance.

21. The appraisal is based on the premises that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless otherwise stated in the report; further, that all applicable zoning, building and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further it is assumed that all required licenses, consents, permits or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

22. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.

23. No environmental or impact study, special market study or analysis, highest and best use analysis study, or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report.

24. The value estimated and the data utilized in this report are valid as of the effective date of the appraisal. All dollar amounts are based on the purchasing power and price of the dollar as of the effective date of appraisal.

25. Furnishings and equipment or personal property or business operations, except as specifically indicated and typically considered as a part of real estate, have not been valued, with only the real estate being included in the value estimate, unless otherwise stated. In some property types, business and real estate values are combined.

26. Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purposes of this appraisal to be completed in a good and workmanlike manner according to information submitted and/or considered by the appraisers. In cases of proposed construction, the value estimate is subject to change upon inspection of property after construction is completed. This prospective estimate of value is as of the effective date shown, as proposed and completed and operating at appropriate levels.

27. The estimated value is subject to change with market changes over time. Value is highly related to exposure, time, promotional effort, terms, motivation, and conditions surrounding the property. The value estimate considers the productivity and relative attractiveness of the property both physically and economically in the marketplace.

28. In cases of appraisal involving the capitalization of income benefits, the estimate of value is a reflection of such benefits and is the appraiser's interpretation of income and yields and other factors derived from general and specific client and market information. Such estimates are as of the effective date of the estimate of value; they are, thus, subject to change as the market and value are naturally dynamic.

29. The estimate of value in the appraisal report is not based in whole or in part upon the race, color, or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

30. The appraiser reserves the right to alter the opinion of value on the basis of any information withheld or not discovered in the original normal course of a diligent investigation.

31. This appraisal report and value estimate are subject to change if the physical or legal entity or the financing is revealed to be different than that envisioned or previously disclosed by the client or the appropriate party in this report.

32. It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management, which is neither inefficient nor superefficient.

33. The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

34. Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of, nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test for such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental condition, may affect the value of the property, unless otherwise stated, the value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them.

35. In the event the appraisal report is accepted by a lender, the appraiser will not be held liable by either the client or the lender for losses during the term of the loan. If updates are required by the lender, the lender and/or client will compensate the appraiser for any or all updates.

36. This appraisal was prepared specifically for the client to whom this report is addressed. Further, it was prepared for a specific purpose and function, at a specific point in time. While every reasonable effort has been made by the preparers of this report to ensure its accuracy, completeness, and content, the conclusions herein are based on the personal opinions and judgement of those signing this report. The appraisers make no warranty or representation, expressed or implied, in these matters whatsoever. It is the responsibility of any third party or other user of this report to assure itself that the information contained herein is accurate and complete. Any reliance on the contents of this report shall be solely at the third party's or other user's risk. Any such third party or other user of this report is urged to obtain and rely upon their own independent study before investing or acquiring any interest of any type in the property which is the subject of this report.

37. Acceptance of, and/or use of, this appraisal report constitutes understanding and acceptance of all of the above assumptions and limiting conditions set forth herein.

                   COMPLETE APPRAISAL - RESTRICTED USE REPORT
                   COMPLETE APPRAISAL - RESTRICTED USE REPORT

                                       OF

           THE VALUATION OF SPECIFIC INTERESTS IN THE AmREIT FUND XI,
        INCLUDING THE AGGREGATE MARKET VALUE OF THE LEASED FEE INTERESTS,
             THE LIQUIDATION VALUE OF THE FUND AND THE MARKET VALUE
                    OF THE FUND OPERATING AS A GOING CONCERN

                                       FOR

                                  AmREIT, Inc.
                           8 GREENWAY PLAZA, SUITE 824
                              HOUSTON, TEXAS 77046

                                       BY

                  VALUATION ASSOCIATES REAL ESTATE GROUP, INC.
                          6001 VINELAND ROAD, SUITE 121
                             ORLANDO, FLORIDA 32819


                           EFFECTIVE DATE OF APPRAISAL
                                  JULY 31, 2001

                                 DATE OF REPORT
                                 AUGUST 27, 2001

                                    VA01-205

August 27, 2001

AmREIT, Inc.
8 Greenway Plaza, Suite 824
Houston, Texas 77046

RE: The Valuation of Specific Interests in the AmREIT Fund XI, Including the Aggregate Market Value of the Leased Fee Interests, the Liquidation Value of the Fund and the Market Value of the Fund Operating as a Going Concern

Dear Sirs:

In accordance with your request, we have appraised the properties which are owned by the above referenced fund. The purpose of the appraisal was to develop an opinion of the aggregate market value, liquidation value, and going concern value of the specific interests in the properties included in the above referenced fund. This fund contains 7 properties in 6 states. At your request, we have prepared this complete appraisal in a restricted use format. The basis of the valuation were data which included rental rates and current lease data, certified to us to our satisfaction by the client described herein and affiliates, and other related market information available to us which we deemed reliable and relevant or material in our professional judgement. Property rights appraised in this assignment are the leased fee interests. The effective date of appraisal is July 31, 2001.

The opinion of value was developed in conformance with the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Foundation, as well as the Uniform Standards of Professional Appraisal Practice and the Code of Ethics of the Appraisal Institute.

This is a Restricted Use Report which complies with the reporting requirements set forth under Standards Rule 2-2 and performed under Standard 1 of the Uniform Standards of Professional Appraisal Practice for a Restricted Use Appraisal Report. As such, it presents no discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the opinion of value. The restricted use report, since it is basically a statement of the value, cannot be understood properly without the data, reasoning, and analysis of the information retained in the

August 27, 2001
Page 3


appraiser's file. Supporting documentation concerning said data, reasoning, and analyses is incorporated herein in its entirety by reference and retained in our file. The depth of discussion contained in this report is specific to the needs of the client and only for the intended use stated. We are not responsible for unauthorized use of this report. It should be noted that this restricted use format incorporates a restriction that limits reliance on the report only to the client and its agents, advisors, and representatives. Any other party is considered to be an unintended user who may not use this appraisal report without the written consent of the client and the appraisers.

We have found it necessary to make certain uniform and standardized economic forecasts, which were based upon present and past economic conditions. We have no control over future legislation or economic changes which may affect the value of the individual properties which, taken as a whole, comprise the fund.

The value of property is affected by economic, social, governmental, and environmental forces whether positive or negative. While this appraisal is valid as of the date of this report, the value opinion may not be applicable within a short period of time, depending on the movement of the forces which affect value. The appraisers cannot be held responsible for unforeseeable events that alter market conditions subsequent to the effective date of appraisal.

The following appraised values are based upon certain underlying Extraordinary Assumptions which are found on pages 1 and 2. These are in addition to our standard General Assumptions and Limiting Conditions which are located in the Addendum. The reader is referred to the appropriate section of the report regarding these matters.

I. After thorough consideration of all factors involved in this assignment, it is our judgement that the Market Value of the Leased Fee Interest in the properties within AmREIT Fund XI as of the effective date of appraisal, July 31, 2001, was:
                                 $6,730,000.00

II. In order to derive Liquidation Value, necessary estimated expenses were deducted from the present value of the respective properties. As a result, the Liquidation Value of AmREIT Fund XI, as of the effective date of appraisal, July 31, 2001, was:
                                 $5,860,000.00

III. It is the opinion of the appraisers that the going concern value of AmREIT Fund XI assuming its continued operation as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of appraisal, July 31, 2001, was:
                                 $6,681,000.00

We appreciate the opportunity to prepare this appraisal for you. If you have any questions, we would welcome your call.

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC




Edward P. Karabedian, MBA
Principal
General Associate Member of the Appraisal Institute
State Certified General Appraiser
#RZ0000782



Ben Abdallah, MA
Senior Analyst

James R. White, MAI, SRA
Managing Director Real Estate Group
State Certified General Appraiser
#RZ0001875
Desk Review Only

                                TABLE OF CONTENTS



        INTRODUCTION/LETTER OF TRANSMITTAL

        UNDERLYING EXTRAORDINARY ASSUMPTIONS

        IMPORTANT DEFINITIONS

        APPRAISAL DEVELOPMENT - MARKET VALUE/LEASED FEE

        SUMMARY DISCUSSION OF VALUATION METHODOLOGY & CASH FLOWS

        LIQUIDATION VALUE

        GOING CONCERN VALUE

        CERTIFICATIONS

        ADDENDA
            General Assumptions and Limiting Conditions
            Selected Concept Overviews
            Industry Trends/Charts
            Qualifications

UNDERLYING EXTRAORDINARY ASSUMPTIONS OF THE VALUATION

In order to accurately and effectively complete the valuation process as requested by the client, the appraised value is predicated upon certain conditions. These are set forth as follows:

1. The client has furnished us, when available, with raw historical data pertaining to such elements as, but not limited to, sales volumes, lease data, property specific data, etcetera, which it and its general partners have certified to us is true, correct, and complete in all material respects to the extent indicated in our valuation worksheets. For purposes of this analysis, it is assumed that the client-sourced data are accurate, true and complete. In instances where summarized or first generation data with respect to a particular property was not available, we have utilized projections for certain elements such as renewal option periods, rental rates and other data, which we have determined based upon our knowledge of the general market for the respective properties, and in some cases, our prior experience with the operators, and our knowledge of the geographic markets in which such properties are located.

2. According to verbal confirmation by the client, all terms and conditions in the leases as set forth in this report have been agreed to by all parties, and are fully executed of this document is imminent. In the event that unforeseen circumstances alter the leases as reported herein, we reserve the right to review these changes and alter or amend the values if necessary. To the best of our knowledge and belief, the statements contained in this report, as well as the opinions upon which they are based, are correct, subject to the assumptions and limiting conditions set forth in this document. We have no interest, either present or contemplated, in the properties appraised, and neither our employment nor our compensation is contingent upon the reporting of a predetermined value, or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

3. It is assumed, based upon representations provided to us by the client and its general partners, that each of the properties is free from any pending or proposed litigation, civil engineering improvements, or eminent domain proceedings which could affect the respective property's value unless so indicated.

4. For purposes of this assignment, unless otherwise specified, we believe that the existing building improvements represent the Highest and Best Use of the respective properties.

5. There may be properties within the fund which are under joint venture agreement; some of which appear in more than one fund. As a result, we have allocated the respective proportionate value share to each respective fund separately.

6. The value opinion does not include furniture, fixtures and equipment in the respective stores, as these items are assumed to belong to the tenant and the valuation is based upon land and building only. As used herein, 'furniture, fixtures and equipment' means those removable items which are necessary for the operation of the business, including items such as all kitchen equipment, seating, tables, smallwares, display cases, cash registers, intercom/music systems, window treatments, signage, and so forth. Other items such as heating and cooling systems, electrical service, restroom fixtures, water heaters, floor coverings, and landscaping, etc., are considered to be part of the real estate.

7. It has been our experience in the appraisal of restaurants that the total rent as a percentage of sales volume generally falls within a market derived range. For purposes of this assignment, we have not made an analysis of any lease renewals which may occur during the holding period in order to ascertain whether the future sales will fall within these parameters unless specified herein. Operators of stores currently performing at or above the average unit volume of the respective concept are assumed to exercise the options at the terms and conditions of the last lease term or as specified in the lease renewal option detail.

8. It is recognized that, generally, varied amounts of risk are inherent with the type of operator, whether corporate or private; single or multi-unit. Our judgement with respect to these risks is reflected in our valuation methodology described in the body of this report.

9. Additional General Assumptions and Limiting Conditions relied upon in the analysis may be found in the Addenda section of this report.

DEFINITIONS

In addition to developing an opinion of the Market Value of AmREIT Fund III as requested by the client, we have also developed opinions of the Liquidation Value and the Going Concern Value. The definitions of these classifications of value are as follows:

*Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

1.   Consummation of a sale as of a specified date.

2.   Open and competitive market for the property interest appraised.

3.   Buyer and seller each acting prudently and knowledgeably.

4.   Price not affected by undue stimulus.

5.   Buyer and seller typically motivated.

6.   Both parties acting in what they consider their best interest.

7. Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.

8. Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

9. Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

*Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

1. Consummation of a sale within a severely limited future marketing period specified by the client.

2.   Current actual market conditions for the property interest appraised.

3.   The buyer is acting prudently and knowledgeably.

4.   The seller is under extreme compulsion to sell.

5.   The buyer is typically motivated.

6.   The buyer is acting in what he or she considers his or her best interests.

7. A limited marketing effort made and limited time allowed for the completion of sale.

8. Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

9. The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Going Concern: The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.

Discount Rate: A rate of return commensurate with perceived risk used to convert future payments or receipts to present value.

Leased Fee Estate: An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; the rights of lessor or the leased fee owner and leased fee are specified by contract terms contained within the lease.

Fee Simple Estate: Absolute ownership unencumbered by any other interest or estate subject only to the four powers of government.

Reversion: A lump sum benefit that an investor receives or expect to receive at the termination of an investment.

Reversionary Right: The right to repossess and resume full and sole use and ownership of real property that has been temporarily alienated by a lease, an easement, etc.; may become effective at a stated time or under certain conditions, e.g., the termination of a leasehold, the abandonment of a right-of-way, the end of the estimated economic life of the improvements.

Overall Rate of Capitalization An annual percentage rate that expresses the relationship between Net Operating Income and present worth or value for the entire investment or property. In mortgage-equity analysis (especially the Ellwood formulation), this is also termed the Composite Rate or Composite Overall Rate. This label reflects the fact that it incorporates pro rated capital appreciation or depreciation along with Net Operating Income.

Highest and Best Use: The reasonably probable and legal use of vacant land or an improved property which is physically possible, appropriately supported, financially feasible, and that results in the highest and best use.

PURPOSE OF THE APPRAISAL

The purpose of the appraisal was to develop an estimate of the aggregate market value, liquidation value, and going concern value of the specific interests in the properties included in the above referenced fund.

INTENDED USE OF THE REPORT

The appraisal will be used for financial analysis and decision making in connection with the possible merger or acquisition of subject fund with and into AmREIT, Inc. or its subsidiaries or affiliates, and evaluation by the limited partners of the subject fund, the financial advisers of the subject fund, and the general partners of the subject fund regarding the acceptance and fairness of the types and amounts of consideration to be deliverable to the limited partners of AmREIT Fund XI in connection with such merger or acquisition.

INTENDED USER OF THE REPORT

AmREIT, Inc., or its subsidiaries or affiliates and subject fund partners and financial advisors.

EFFECTIVE DATE OF VALUATION

The effective date of value is July 31, 2001.

HIGHEST AND BEST USE

In this analysis, the highest and best use of a particular property which is currently operating and encumbered by a long term lease is judged to be represented by the existing building improvements. The highest and best use of a property which has been closed is to be for a commercial use with contributory value attributable to the building improvements.

SCOPE OF WORK / APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The fund consists of AmREIT Real Estate XI which comprises a total of 7 properties located in 6 states, of which one is a joint venture within various affiliated funds. There is one operating restaurant concept on a ground lease. The reader is referred to page 11 for a summary of basic property information.

I.  MARKET VALUE

The appraisal of the market value in the leased fee interests in the properties in the fund primarily involved the use of the Cost Approach and the Income Approach to Value as necessary. The Cost Approach was used only in instances where a reversionary value was required and the use of direct capitalization would not have been the method of choice. The Sales Comparison Approach was used if the valuation of the underlying land of a particular property was required, as well as for select closed locations with no current contract rent. No truly comparable sales of large portfolios of comparable properties were found during our research phase; thereby rendering the Sales Comparison Approach for entire funds to be not applicable. Since the assignment principally involves the development of the opinion of the aggregate market value of the leased fee interests of the properties in the fund, the most applicable avenue to value, in our professional judgement, is the Income Approach utilizing the Discounted Cash Flow Analysis. Moreover, we have compared the market value figures derived herein against comparative sale databases available to us and which we deem reliable, and have concluded that the market value herein stated, with respect to individual properties, is in the range of comparative individual property sales occurring in the general markets for such properties. As noted above, all data, reasoning, and analyses not specifically set forth herein is maintained in the appraiser's files.

The value of the properties developed in the Income Approach was formulated by the capitalization of the lease payments into present value utilizing a Discounted Cash Flow analysis. The annual lease payments were discounted based upon payments made monthly in advance. Income and expenses were on a 12-month basis beginning with the effective date of appraisal.

In addition to the value of the property's income stream, there will be a property reversion consisting of land, building improvements, or both. The value of the reversion at the end of the holding period was developed and a discount factor applied for its conversion to present value. The 8th year's scheduled income was utilized in the calculation of the future value of the reversion as this considers an investor's analysis of future income expectation. When viewed from the seventh year of the holding period, the eighth, or next, year of the holding period thereby represents such expectation.

General Cash Flow Assumptions

Certain other assumptions relative to the cash flow analysis were made. These include a seven year holding period, a 4% annual allowance for management fee and a flat amount of $400 per property per year for miscellaneous expenses such as bookkeeping, legal fees, and other pro-rata charges. Unless specified, no vacancy or collection loss was taken due to the non-cancellable long term leases. Where lease renewal options are available, we have assumed that they would be exercised, providing that the store was currently operating at or above the average unit volume for that particular concept.

In the valuation of those stores for which no sales volume data were available and with leases expiring during the holding period, we assume that the lease payments are no more than 15% of the store's current sales volume. Based upon our experience and professional judgement, we believe this to be a reasonable assumption because of the reliable market data available to us as of the valuation date.

Where client certified data indicates either no percentage rent or a minimal amount with respect to a particular store, we assume that this store's sales will not exceed the breakpoint (i.e., the level of sales at which percentage rent will become payable) during the holding period.

Percentage rent was computed based upon stabilized sales volume and lease terms. The payment of percentage rent, if any, is assumed to take place following the end of the applicable lease year.

The percentage rent portion of lease cash flows (if necessary) was discounted to present value at a rate approximately 400+ basis points greater than that selected for the contract rent to reflect the increased risk involved with this type of income stream. A commensurate terminal capitalization rate spread on the percentage rent for this portion of the projected income was also utilized.

Relative to properties that are currently vacant with no rent being paid, the estimate of market rent was based upon such factors as the property's listing information as provided by the client, previous appraisal of the property (if available), our appraisal of similar properties within that region or sub-market, limited discussions with specific market participants, and other relevant economic rental information within our proprietary database.

At the end of the anticipated holding period, we have assumed that the properties would be sold in an orderly manner. We have utilized a 3.5% sales expense which encompasses any fees for brokerage or attorneys, applicable closing costs, and miscellaneous charges, which may be incurred by the fund upon disposition of the real estate assets exclusive of any buyer paid transaction costs associated with such disposition.

The contractual base rent portion of the lease cash flow was discounted to present value using discount rates chosen on a property by property basis. The selection of the property specific discount rate was based upon our analysis of the risk involved. The segments of risk include those applicable to the market both general and specific, lessee/borrower risk and property risk. The final selection of the rates is the culmination of the analysis and interpretation of attitudes and expectation of market participants relative to a comparison with a variety of alternative investment vehicles and transactions. These include stocks, bonds, other real estate investments, or various equity participations. Also considered in our analysis were the individual franchisor's company profile and strength gathered from sources such as stock reports, investor publications, trade journals, discussions with market participants, and other sources which we deem reliable in our professional judgement.

During the course of our analysis of the subject fund, we have considered a variety of important factors including those noted above, we have utilized discount rates applicable to the income streams between 9.00% and 10.00%, whereas terminal capitalization rates applicable to the calculation of the reversions were between 10.50% and 11.25%.

The assumptions set forth herein serve as an underlying basis for the valuation process, and are reasonable based upon our professional judgement and experience in the relevant market, given the fact that each individual property and its related information, data, and client-sourced documentation have been examined as necessary to derive the final value conclusion.

The following sections set forth the cash flows, operator and property overviews.

Spreadsheets for properties

II. LIQUIDATION VALUE In addition to developing an opinion of the Market Value of the Leased Fee Interest in the income fund as requested by the client we have also formed an opinion of the Liquidation Value. The definitions of these classifications of value are as follows:

Market Value: the most probable price which a specified interest in real property is likely to bring under all the following conditions:

        Consummation of a sale as of a specified date.
        Open and competitive market for the property interest appraised.
        Buyer and seller each acting prudently and knowledgeably.
        Price not affected by undue stimulus.
        Buyer and seller typically motivated.
        Both parties acting in what they consider their best interest. Adequate marketing efforts made and a reasonable time allowed for exposure in the open market.
        Payment made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.
        Price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Liquidation Value: the most probable price which a specified interest in real property is likely to bring under all of the following conditions:

        Consummation of a sale within a severely limited future marketing period specified by the client.
        Current actual market conditions for the property interest appraised. The buyer is acting prudently and knowledgeably.
        The seller is under extreme compulsion to sell.
        The buyer is typically motivated.
        The buyer is acting in what he or she considers his or her best interests.
        A limited marketing effort made and limited time allowed for the completion of sale.
        Payments will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.
        The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

As noted above, Market Value implies 'the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus.' Under this definition, both parties are typically motivated. Each party is well advised and well informed and each is acting in what they consider their own best interests. A reasonable time is allowed for exposure in the open market.

Several of the portions of the definition of Market Value vary considerably from that of Liquidation Value. The first item is the marketing period. Market Value implies a reasonable marketing time in the open market. Liquidation Value is based upon a severely limited marketing period as client specified.

The second prime difference is in the area of stimulus. Market Value implies that the sale is not affected by undue stimulus. Liquidation Value is based upon the seller being under extreme compulsion to sell.

The next issue deals with motivation, which relates closely to the preceding. Market Value implies typical motivation by both buyer and seller. Liquidation Value is based upon only the buyer being typically motivated.

The fourth major difference pertains to both of the parties acting in their own best interests. Market Value is based upon this concept. Liquidation Value on the other hand, implies that only the buyers are acting in what they consider their best interests.

In order to complete a sale of the entire fund, we have assumed that the sale of each property in the fund will be implemented on a property-by-property basis rather than in bulk. This allows for maximizing the prices to be received within the limitations of the definition of Liquidation Value.

Moreover, we have also assumed that each property in the fund will be marketed and sold individually throughout the investment community. The small investor interested in just one property will vie in this market with an investor such as a pension fund who may be interested in all of the properties within the fund. No discounts for bulk sales were considered in this analysis.

The last principal difference between the definitions lies in the area of the degree of marketing effort. Market Value is based upon an 'adequate' marketing effort, in contrast to that of Liquidation Value which states that there will be only a limited effort.

The sale of the properties based upon Liquidation Value as considered in this assignment requires a modification of the definition for this class of value. In order to comply with the underlying conditions of the appraisal assignment, we have found it necessary to make the assumption that an aggressive marketing effort will be made rather than a limited effort as noted in the definition. This will require additional expense for printing, mailings, telephone, travel and general allocated overhead on behalf of the seller. Also considered was an amount for contingency. This relates to unforseen expenses which can affect any and/or all of the expense categories. We have allowed two percent (2%) of the appraised present value of each property as a reasonable amount for the increased marketing effort and contingency.

It is also our judgement that the seller will incur brokerage commissions on the sales. Since the client has requested that we consider time to be of the essence in light of Liquidation Value, we are of the opinion that to enlist the aid of the brokerage community would be a prudent decision. Based upon our analysis we have selected a three percent (3%) commission structure to be applied to the present values developed. This percentage is well supported in the market.

Another expense which must be considered are those involved with the transaction. Attorneys fees, consultants and appraisal fees, transfer taxes, surveys, title insurance, and other related expenses were considered. This expense allowance amounts to an estimated of 2.5% of the present value which is also well supported in our analysis.

Relative to a normal marketing time frame, we have analyzed such factors as the state of the general economy, industry trends and forecasts, supply and demand, competing investments, the mortgage lending climate, consumer confidence, and other elements of critical importance to this issue. Based upon our analysis, it is our judgement that a normal marketing period to effect a sale of properties within the fund would be twelve to eighteen months.

In light of the Liquidation Value estimate, the client has requested that we reflect a marketing period estimated to not exceed twelve months. In effect, this shortens the normal marketing period estimate by as much as 50%. In order to achieve a sale within this time frame, we are of the opinion that a discount of 5% from the appraised discounted present values is in order. A reasonable discount of this amount would not only increase the potential investor's yield, but should draw additional investors into the demand pool.

In consideration of the above discussion, each of the expenses estimated were deducted from the present value of respective properties. As a result, the Liquidation Value of AmREIT Fund XI, subject to the Extraordinary Assumptions on pages 1 and 2 of this report, and to the General Assumptions and Limiting Conditions noted in the Addendum, as of the effective date of value, July 31, 2001, was:
                                 $5,860,000.00

III.          GOING CONCERN

As an adjunct to this assignment, the client has requested that we develop an opinion of the aggregate value of the fund as a going concern exclusive of cash, securities held, and other cash equivalent assets which may be held in partnership accounts. The concept of going concern value in respect to this assignment varies from the definition commonly used in the valuation of real property. The definition of the term as it applies to real property is as follows:

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.... The Dictionary of
Real Estate Appraisal 3rd ed. Appraisal Institute.

As the term 'going concern' value applies in the context of the subject assignment, the emphasis is also heavily upon the management of the fund itself. The real properties within the fund intrinsically form first value tier along with the individual property operations themselves. The second tier of management responsibilities is directly related to the operation of the fund as a distinct entity yet integrated to a degree with the overall effort. As a result, the property specific definition above is modified conceptually to reflect a more intensive effort pertaining to the management of the entity as a whole, comprised of numerous individual properties.

In order to competently accomplish the fund management function, certain efforts are required in order to ensure and maintain the optimum aggregate value. These administrative efforts include not only the normal duties associated with the day to day property level fund operations, but include additional functions relating to fund management such as complying with Securities and Exchange Commission reporting requirements as they relate to publicly traded limited partnerships, investor relations and communications, and management issues not specifically related to basic property level activities.

Since the operation of the fund will result in additional expenses, it is necessary to deduct an amount attributable to these items from the gross property revenue generated. Based upon our analysis of these factors which are outlined above, it is our judgement that an annual amount of $150,000.00 is a realistic and well supported estimate.

During the course of our estimation of going concern value, we have herein incorporated by reference all descriptive and empirical data and information contained in our file #VA01-205.

It is the opinion of the appraisers that the going concern value of the subject fund, subject to the Extraordinary Assumptions found on pages 1 and 2, and to the General Assumptions and Limiting Conditions noted herein, and assuming its continued operation as AmREIT Fund XI, as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of value, July 31, 2001, was:
                                 $6,681,000.00

                              CERTIFICATE OF VALUE

We certify that, to the best of our knowledge and belief:

     The  statements of fact contained in this report are true and correct.

     The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

      We have no present or prospective interest in the property that is the subject of this report, and no personal interest or bias with respect to the parties involved.

      Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

      Our compensation in this assignment was not contingent upon developing or reporting a predetermined value, or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

      Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

      We have not made a personal inspection of the properties that are the subjects of this report.

      No one provided significant professional assistance to the persons signing this report.

      The following appraised values are based upon certain underlying Extraordinary Assumptions which are found on pages 1 and 2. These are in addition to our standard General Assumptions and Limiting Conditions which are located in the addendum. The reader is referred to the appropriate section of the report regarding these matters.

I. After thorough consideration of all factors involved in this assignment, it is our judgement that the Market Value of the Leased Fee Interests in the properties within AmREIT Fund XI, as of the effective date of appraisal, July 31, 2001, was:

                                  $6,730,000.00

II. In order to derive Liquidation Value, necessary estimated expenses were deducted from the present value of the respective properties. As a result, the Liquidation Value of AmREIT Fund XI, as of the effective date of appraisal, July 31, 2001, was:

                                  $5,860,000.00

III. It is the opinion of the appraisers that the going concern value of AmREIT Fund XI, assuming its continued operation as described herein, exclusive of furniture, fixtures and equipment (FF&E), cash, securities, or cash equivalents held in fund accounts, or business value (if any), of the individually operated real properties which comprise the fund, as of the effective date of appraisal, July 31, 2001, was:

                                  $6,681,000.00

Respectfully Submitted,

VALUATION ASSOCIATES REAL ESTATE GROUP, INC.

Edward P. Karabedian, MBA                                     Ben Abdallah, MA
Principal                                                     Senior Analyst
General Associate Member of the Appraisal Institute
State Certified General Appraiser
#RZ0000782

                    VALUATION ASSOCIATES REVIEW CERTIFICATION
                              RESTRICTED USE REPORT


                           SCOPE OF THE REVIEW PROCESS


     The scope of the review process is limited to a desk review only. The review process serves to verify the completeness and consistency of the report and to ensure, from the data and methodology, that the report conforms to the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Institute. I have read the report and interviewed the field appraiser regarding the development of the Value Opinion stated in this report. Based upon the results of my findings, I concur with the soundness of the value conclusion. Unless otherwise noted, the reviewer does not have first-hand knowledge of the subject property or other data in the report.


                         REVIEWER'S LIMITING CONDITIONS



This appraisal review report is specifically not an appraisal and its contents are intended solely for the internal use of the client. Any opinions relative to value expressed by the reviewer are limited by the scope of the analysis identified under the section entitled Scope of the Review Process


                            REVIEWER'S CERTIFICATION


I certify that, to the best of my knowledge and belief,...



     the facts and data reported by the review appraiser and used in the review process are true and correct.


     the analyses, opinions, and conclusions in this review report are limited only by the assumptions and limiting conditions stated in this review report, and are my personal, unbiased professional analyses, opinions, and conclusions.

     I have no present or prospective interest in the property that is the subject of this report and I have no personal interest or bias with respect to the parties involved.

     my compensation is not contingent on an action or event resulting from the analyses, opinions or conclusions in, or the use of, this review report.

     my analyses, opinions, and conclusions were developed and this review report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice.

     I did not personally inspect the subject property of the report under review.

     no one provided significant professional assistance to the person signing this review report.

     As of the date of this report, I have completed the requirements of the continuing program of the Appraisal Institute.

     I certify that, to the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

     I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.





James R. White, MAI, SRA                VALUATION ASSOCIATES REAL ESTATE GROUP


Managing Director Real Estate Group     File # VA01-205

State Certified General Appraiser
#RZ0001875
Desk Review Only

                                     ADDENDA

                   GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

GENERAL ASSUMPTIONS AND LIMITING CONDITIONS This is a Restricted Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2 and performed under Standard 1 of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it presents only brief summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop our opinion of value. Supporting documentation concerning the data, reasoning, and analyses is incorporated herein by reference and is retained in our file. The depth of discussion contained in this report is specific to the needs of the client and only for the intended use stated herein. We are not responsible for unauthorized use of this report. It should be noted that use of this report and/or reliance thereon constitutes the intended user's understanding and acceptance in its entirety, of all Assumptions and Limiting Conditions upon which the value estimate is based. We have also been informed that there is a limited number of intended users of this report who are well versed in the field of properties such as the subject, and that the reporting format is sufficient for its intended use.

1. As of the date of appraisal, no certified building specifications, or building plans have been provided by the current owner or client unless shown in the applicable addenda exhibit. All physical dimensions used in the analysis have been supplied by the client or its agents in the form of a preliminary, uncertified site sketch, boundary survey (ALTA/ACSM land title survey), diagram, or other descriptive item. Building size data and specifications have been provided by the client unless otherwise noted herein. All information provided by the client and operator/tenant is assumed to be true and correct for purposes of this analysis. The report, descriptions, conclusions and analysis contained herein are predicated on the validity of such client-sourced descriptive information. The value herein is subject to change if a certified 'as-built' survey which differs substantially from the information furnished to us is provided subsequent to the date of this report.

2. ENVIRONMENTAL DISCLAIMER: The value estimated in this report is based on the assumption that the property is not negatively affected by the existence of hazardous substances or detrimental environmental conditions. The appraiser is not an expert in the identification of hazardous substances or detrimental environmental conditions. The appraiser's routine inspection of and inquiries about the subject property did not develop any information that indicated any apparent significant hazardous substances or detrimental environmental conditions which would affect the property negatively. It is possible that tests and inspections made by a qualified hazardous substance and environmental expert would reveal the existence of hazardous materials and environmental conditions on or around the property that would negatively affect its value.

3. No opinion is intended to be expressed for legal matters or for matters that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

4. No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and that the property is not subject to surface entry for the exploration or removal of such materials except as is expressly stated.

5. The forecasts included in this report are utilized to assist in the valuation process and are based on current market conditions, anticipated short term supply and demand factors, and a continued stable economy. These projections are subject to changes in future conditions that cannot be foreseen that may and could affect the future income or value estimates. 1.

6. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there was no direct evidence relating to this issue, and since the appraiser is not qualified nor has been engaged to evaluate such compliance, the appraiser did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

7. The fees collected by the appraiser are based solely on the value of the service performed, and are unrelated to the value of the property. The appraiser makes no guaranty or warranty that sale or exchange of the property will result in receipt of the value expressed in the appraisal. In the event appraiser is found liable for losses on account of any act or omission in making the appraisal, the appraiser's liability shall be limited to the fee collected, as liquidated damages and not as penalty and this liability shall be exclusive. If this report is placed in the hands of anyone other than the client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The appraiser assumes no responsibility for any costs incurred to discover any deficiencies present in the property.

8. Possession of this report or any copy thereof does not carry with it the right of publication, nor may it be used for other than its intended use; the physical report(s) remain the property of the appraiser for use by the client, the fee being for the analytical services only.

     The Bylaws and Regulations of the Appraisal Institute require each Member and Candidate to control the use and distribution of each appraisal report signed by such Member or Candidate; except has hereinafter provided, the client may distribute copies of this appraisal report in its entirety to such third parties as he may select; however, selected portions of this appraisal report shall not be given to third parties without the prior written consent of the signatories of this appraisal report. Neither all nor any part of this report shall be disseminated to the general public by the use of advertising media, public relations, news, sales or other media for public communication without the prior written consent of the appraiser.

9. This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinions concerning the analysis as set forth in the report were prepared by the appraiser(s) whose signature(s) appear on the appraisal report, unless indicated as 'Review Appraiser'. No change on any items in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The appraiser and firm shall have no responsibility if any such unauthorized change is made.

10. This appraisal was obtained from Valuation Associates Real Estate Group, Inc., or related companies and/or its employees or related independent contractors, and consists of 'trade secrets and commercial or financial information' which is privileged and confidential and exempt from disclosure under 5 U.S.C. 553(b)(4). Notify the appraiser(s) signing the report with any request to reproduce this appraisal in whole or in part.

11. No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. Be advised that some of the people associated with Valuation Associates Real Estate Group, Inc., and possibly those signing this report are independent contractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit or other source thought reasonable; all are considered appropriate for inclusion to the best of our factual judgement and knowledge. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to engineering and market-related information. It is suggested that the client consider independent verification within these categories as a prerequisite to any transaction involving sales, lease, or other significant commitment of subject property, and that such verification be performed by the appropriate specialists.

12. When the contract for appraisal, consultation, or analytical service is fulfilled, the total fee is payable. The appraiser(s) or those assisting in preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with the client or third parties, except under separate and special arrangement and at an additional fee. If testimony or deposition is required because of any subpoena, the client shall be responsible for any additional time, fees, and charges regardless of the issuing party.

13. The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose. Site plans are not surveys unless shown from separate surveyor.

14. No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. Unless stated otherwise, the property is appraised as if free and clear of all mortgages, liens, encumbrances, leases, and servitudes.

15. The legal description is assumed to be correct as used in this report, as furnished by the client, his designee, or as derived by the appraiser.

16. Please note that no advice is given regarding mechanical equipment or structure integrity or adequacy, nor soils and potential for settlement, drainage and such (seek assistance from qualified architect and/or engineer) nor matters concerning liens, title status, and legal marketability (see legal assistance), and such. Interested parties should inspect the property before any disbursement of funds. Further, it is likely that the interested party may wish to require mechanical or structural inspections by qualified and licensed contractor, civil or structural engineer, architect, or other expert.

17. The appraiser has inspected as far as possible, by observation, the land and the improvements; however, it was not possible to personally observe conditions beneath the soil surface or hidden structural or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters, unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil or the area being appraised appears firm; however, weight bearing properties in the area is unknown. The appraiser(s) do not warrant against this condition or occurrence of problems arising from soil conditions.

18. The appraisal assumes no hidden or unapparent conditions of the property site, subsoil, or structures or toxic materials which would render it more or less valuable. The appraiser is not qualified to detect such substances, and renders no opinion as to the presence or absence of the same. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements, unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

19. If the appraiser has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items.

20. The appraiser assumes no responsibility for any costs or consequences arising due to the need or the lack of need for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for flood hazard insurance.

21. The appraisal is based on the premises that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless otherwise stated in the report; further, that all applicable zoning, building and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further it is assumed that all required licenses, consents, permits or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

22. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.

23. No environmental or impact study, special market study or analysis, highest and best use analysis study, or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report.

24. The value estimated and the data utilized in this report are valid as of the effective date of the appraisal. All dollar amounts are based on the purchasing power and price of the dollar as of the effective date of appraisal.

25. Furnishings and equipment or personal property or business operations, except as specifically indicated and typically considered as a part of real estate, have not been valued, with only the real estate being included in the value estimate, unless otherwise stated. In some property types, business and real estate values are combined.

26. Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purposes of this appraisal to be completed in a good and workmanlike manner according to information submitted and/or considered by the appraisers. In cases of proposed construction, the value estimate is subject to change upon inspection of property after construction is completed. This prospective estimate of value is as of the effective date shown, as proposed and completed and operating at appropriate levels.

27. The estimated value is subject to change with market changes over time. Value is highly related to exposure, time, promotional effort, terms, motivation, and conditions surrounding the property. The value estimate considers the productivity and relative attractiveness of the property both physically and economically in the marketplace.

28. In cases of appraisal involving the capitalization of income benefits, the estimate of value is a reflection of such benefits and is the appraiser's interpretation of income and yields and other factors derived from general and specific client and market information. Such estimates are as of the effective date of the estimate of value; they are, thus, subject to change as the market and value are naturally dynamic.

29. The estimate of value in the appraisal report is not based in whole or in part upon the race, color, or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

30. The appraiser reserves the right to alter the opinion of value on the basis of any information withheld or not discovered in the original normal course of a diligent investigation.

31. This appraisal report and value estimate are subject to change if the physical or legal entity or the financing is revealed to be different than that envisioned or previously disclosed by the client or the appropriate party in this report.

32. It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management, which is neither inefficient nor superefficient.

33. The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

34. Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of, nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test for such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental condition, may affect the value of the property, unless otherwise stated, the value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them.

35. In the event the appraisal report is accepted by a lender, the appraiser will not be held liable by either the client or the lender for losses during the term of the loan. If updates are required by the lender, the lender and/or client will compensate the appraiser for any or all updates.

36. This appraisal was prepared specifically for the client to whom this report is addressed. Further, it was prepared for a specific purpose and function, at a specific point in time. While every reasonable effort has been made by the preparers of this report to ensure its accuracy, completeness, and content, the conclusions herein are based on the personal opinions and judgement of those signing this report. The appraisers make no warranty or representation, expressed or implied, in these matters whatsoever. It is the responsibility of any third party or other user of this report to assure itself that the information contained herein is accurate and complete. Any reliance on the contents of this report shall be solely at the third party's or other user's risk. Any such third party or other user of this report is urged to obtain and rely upon their own independent study before investing or acquiring any interest of any type in the property which is the subject of this report.

37. Acceptance of, and/or use of, this appraisal report constitutes understanding and acceptance of all of the above assumptions and limiting conditions set forth herein.

                                                          Exhibit 23.2



                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-81885 of AmREIT, Inc. of our reports dated March 13, 2001 on the consolidated financial statements of AmREIT, Inc. and the financial statements of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd., and AAA Net Realty Fund XI, Ltd. appearing in this Joint Proxy and Consent Solicitation Statement and Prospectus which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy and Consent Solicitation Statement and Prospectus.



Houston, Texas
October 9, 2001

                    Real Estate Professionals YOU Can Trust


                                  AmREIT, Inc.

                           Partnership Marketing Piece



Dear Partner,

         For over 16 years I have done my very best to fulfill my obligation as a steward to you and over 2,500 other customers of AmREIT and its affiliated partnerships. I am proud that during this long period of time, no partnership since our inception in 1985 has ever: missed a quarterly distribution, had a property foreclosed upon, or sold a property for a price less than what we originally paid. My team and I have worked diligently to secure this track record and we have worked hard in bringing these excellent results to you.

         Over the past three-years I have worked each day to determine the best course of action that should be taken regarding your investment fund. After a great deal of thought, research, and due diligence, I have determined that the best strategy for our partnership includes accepting an offer from AmREIT, Inc. ("AmREIT") to acquire three partnerships - the AmREIT Public Partnerships (the "Partnerships") in exchange for Class B shares of common stock in AmREIT. I recommend you accept AmREIT's offer to acquire your Partnership and to become a part of this growing, diversified real estate investment trust (REIT).

         Although there were many, many questions that had to be answered satisfactorily in reaching this decision, I believe there are three that stand out as of prime importance. They are as follows:

1.       Will your quarterly distribution go up if we take this step?
2. Will you be able to "cash out" or sell your investment more easily if we take this step?
3.       Will your investment be more diversified if we take this step?

After a thorough analysis, I was able to answer each of these questions with a "YES". Yes, your quarterly distributions will go up (to an 8% per annum return). Yes, your ability to liquidate your investment will be enhanced by virtue of the fact that you may be able to sell your investment by converting your class B shares of AmREIT common stock into class A shares of AmREIT common stock, which will be listed on the American Stock Exchange. And yes, there will be many more properties in the combined AmREIT portfolio than in your current investment fund, and therefore, there will be greater diversification.

         Although there are many other questions that I had to answer, and as always, there are risks associated with any investment alternative, I believe it is very advantageous for you to vote "yes" for this transaction.

         Your general partners unanimously recommend that you vote "FOR" this transaction. Please call Chad Braun, CPA (Executive Vice President) if you have any questions at 1-800-888-4400, ext. 24. As always, if I can be of assistance to you, please feel free to call me at extension 14.

Sincerely,


H. Kerr Taylor
President of the General Partner

Questions & Answers

Set forth below are certain questions and answers regarding the proposed merger of your partnership with AmREIT. Each of the answers is qualified in its entirety by reference to disclosure contained in the accompanying proxy statement and prospectus, which sets forth complete details with respect to the proposed merger. You are encouraged to read the entire proxy statement to provide you a complete overview of the transaction you are being asked to vote upon. In addition, each of the answers is qualified by the risk factors set forth at the back of this brochure.

1.       What are the limited partners being asked to vote on?

         The limited partners are being asked to vote in favor of the amendment of the partnership's agreement of limited partnership to permit the merger of their partnership with AmREIT, Inc. to occur. Additionally, the general partners are soliciting the vote of the limited partners in favor of the merger of their partnership with AmREIT. The merger with AmREIT should provide the limited partners: (See Questions and Answers about the Merger and the Reorganization in the Proxy Statement on Page ___.)

o with the potential to sell their investment through the public markets of the American Stock Exchange; o with increased dividends (cumulative, 8% dividend paid quarterly in advance of the class a dividends);
                   and
o        with greater diversification of tenants and location.

2.       What will I receive for my partnership units?

         If your partnership approves the merger, you will receive shares of AmREIT class B common stock in exchange for your partnership units. The AmREIT class B common stock will:

o be issued at a price of $9.25 per share, which is greater, on a per s hare basis, than the appraised value of the properties;
o        pay a dividend that is paid in advance of the class A common stock;
o        will be a cumulative dividend, set at 8% per annum paid quarterly;
o can be converted into AmREIT class A common stock (which will be listed on the American Stock Exchange) one for one at any time at the holder's option; and
o        can be called by the AmREIT after _______, 2005 either ;
o        one for one into AmREIT class A common stock;  or
o for cash with a 10% premium over the issuance price of $9.25 ($10.18), at the holder's option.

         The number of shares received in the exchange will be equal in value, based on the exchange price, to your portion of your partnership's transaction value. The transaction value is based on the negotiated price for the partnership assets, plus the net cash held by the partnership on the transaction date. The following table summarizes the total consideration to be received by the limited partners in the following partnerships:

                                                                                           # of shares of
                                                                                           AmREIT class B
                                  Negotiated                                                common stock
                                Property Value
            Partnership                           Net Cash at June    Transaction Value
                                                      30, 2001
        --------------------- ------------------- ------------------ -------------------- ------------------
        Fund IX               $5,390,500          $258,085           $5,648,585           610,658
        --------------------- ------------------- ------------------ -------------------- ------------------
        --------------------- ------------------- ------------------ -------------------- ------------------
        Fund X                $11,450,610         $259,324           $11,709,934          1,265,939
        --------------------- ------------------- ------------------ -------------------- ------------------
        --------------------- ------------------- ------------------ -------------------- ------------------
        Fund XI               $7,049,209          $244,819           $7,294,028           788,544
        --------------------- ------------------- ------------------ -------------------- ------------------


         For a more detailed description of the transaction value of each partnership, please see the information set forth under the caption "SUMMARY - Consideration Paid to the Partnerships" on page __ in the proxy statement.

3.       What is AmREIT and how is it different than my partnership?

         AmREIT is a real estate operating company based in Houston, Texas, that has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code. AmREIT is an affiliate of the general partner. If AmREIT acquires all three of the partnerships in the merger, AmREIT expects to have total assets of approximately $56 million upon the effectiveness of the merger.

         AmREIT has three key lines of business: its portfolio made up primarily of credit tenant leases ("CTL's") and frontage commercial properties, its real estate operating company ("REOC"), and its capital formation and syndication business. Through its portfolio, AmREIT and its affiliates own approximately 50 properties leased to 60 different tenants. Approximately 20% of its properties are located in Houston, another 30% of its properties are located in various Texas cities and the remaining 50% of its properties are located throughout the U.S. Through its affiliated REOC, AmREIT is able to carry out its brokerage, development, management and construction management activities, which create potential fees and profits for the AmREIT shareholders. AmREIT's REOC activity has become increasingly profitable and is becoming an important point of differentiation for AmREIT. Finally, AmREIT has raised capital consistently via the sponsorship of investment partnerships through the financial planning broker-dealer community since 1985. AmREIT has a long track record of anticipating the real estate market cycles and of responding to them by bringing the appropriate opportunities to investors that balance risk and reward. A unique and profitable business of AmREIT has been the sponsorship of these investment programs, wherby it retains the benefits that flow to it as sponsor and general partner. For a more detailed description of AmREIT, please see the information set forth under the caption "AMREIT AND ITS BUSINESS - General" on page __ in the proxy statement.

         How will my future distributions compare to my historical distributions?

         The distributions on the class B common stock are fixed at 8% per share per annum, paid quarterly to the holders of record. This will result in an increase in your quarterly distribution based on your current partnership distribution. The table below illustrates a comparison of the current annualized partnership distribution per $1,000 invested and the distributions to be paid per $1,000 invested on the class B common stock:

                                         Current Year Annualized Distribution  8% Preferred on Class B
                                                                                    Common Stock
        ------------------------ ------------------------------------- -------------------------------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
              Partnership               Dollars             Yield            Dollars             Yield
        ------------------------ ---------------------- -------------- -------------------- ----------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
        Fund IX                         $72.50              7.2%             $80.00              8.0%
        ------------------------ ---------------------- -------------- -------------------- ----------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
        Fund X                          $70.70              7.0%             $80.00              8.0%
        ------------------------ ---------------------- -------------- -------------------- ----------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
        Fund XI                         $69.10              6.9%             $80.00              8.0%
        ------------------------ ---------------------- -------------- -------------------- ----------------


         For more information, see the caption "SUMMARY - The Merger Consideration" on page __ in the proxy statement.

4. Will the limited partners have liquidity through this merger transaction?

         The shares of class B common stock are convertible by the holder of the shares at any time into shares of AmREIT class A common stock, which will be listed on the American Stock Exchange. Your shares of class B common stock are convertible one for one into class A common stock at any time, at your option. For more information, see the caption "DESCRIPTION OF AMREIT'S CAPTIAL STOCK - Class B Common Stock" on page __ in the proxy statement.

5.       What are the operating risks of  AmREIT vs. my partnership?

         AmREIT is a real estate operating company that has elected to be taxed as a REIT. As a real estate operating company, AmREIT has a different operating strategy and business plan than your partnership and has the following operating risks:

o The use of leverage, currently at approximately 40% of total assets; o Non-recurring sources of revenue that generate unpredictable quarterly results; and o Unknown value of AmREIT's class A common stock upon listing on the American Stock Exchange.

           For a more information on the operating risks of AmREIT, please see "RISK FACTORS" on page __ and "AmREIT AND ITS BUSINESS - AmREIT's Investment Objectives" on page __ in the proxy statement.

         However, the continuation of your partnership has the following operating risks:

o The partnerships do not have access to additional equity or debt in order to make needed improvements or grow the existing portfolio;
o Each partnership has only a few properties (Fund IX has five properties, Fund X has eight properties and Fund XI has seven properties) with significantly less average lease life than those properties in AmREIT's portfolio. This translates to difficulty of sale, reduced value upon sale due to the shorter remaining lease term, and the potential of having to offer owner financing in order to sell the property. Additionally, the partnerships are not scheduled for liquidation until 2005 - 2007, resulting in a continued lack of liquidity for partners and the potential for increased costs and lost economies of scale; and
o The general partner is the sole manager of your partnership with no succession.

           For a more information on the operating risks of your partnership, please see "SUMMARY - Alternatives to the Merger" on page __ in the proxy statement.

6.       What are the operating benefits of AmREIT vs. my partnership?

         AmREIT has a diverse yet focused business plan that should create benefits to its shareholders, see "SUMMARY - Reasons for the Merger and Recommendations" on page __ and "AmREIT AND ITS BUSINESS - AmREIT's Investment Objectives" on page __ of the proxy statement) These operating benefits include:

o A portfolio of properties made up of a more diverse group of credit tenant leases, that are geographically more diversified;

o A quality management team made up of full time professionals, brokers, consultants, and part time employees. Additionally, AmREIT has a professional board of directors with significant credentials and experience, see "MANAGEMENT" on page __ in the proxy statement;

o Additional lines of business such as syndication (the ability to raise additional equity through the National Association of Securities Dealers and sponsor real estate partnerships where AmREIT is the general partner), real estate development, construction management, property management, brokerage, and its Capital Development Partner program whereby AmREIT partners with commercial credit tenants across the country to solve their real estate problems. All of these lines of business should generate income and profits directly to the AmREIT shareholders.

         The alternative to merging with AmREIT is for the partnerships to continue to operate and ultimately liquidate the partnership in accordance with their respective partnership agreement, which would result in the following operating benefits: (Please see "SUMMARY - Alternative to the Merger" on page __ in the proxy statement)

o There would be no change in the nature of your investment, and you would continue to have the same rights as a limited partner;
o You would continue to own and operate all cash properties without the potential risk of leverage and interest rates; and
o You would not be subject to immediate federal income taxation, however, you would be subject to federal income taxation as soon as your partnership began liquidating the partnership assets.

7. What benefits will the general partner receive as a result of the merger?

         Your general partner will not receive any consideration for his partnership units. The general partner of your partnership, Kerr Taylor, is also the President and CEO of AmREIT. If all of the partnerships approve the merger, Mr. Taylor will receive up to 308,924 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998. In this transaction, Mr. Taylor elected to defer the payment for his advisor company and agreed to a payment formula whereby he would be paid in shares of AmREIT stock (not cash) as AmREIT was able to raise additional capital and grow the equity base of AmREIT. Please see, "SUMMARY - Consideration Paid to the Partnerships" on page in the proxy statement.

8. Were appraisals performed on my partnership properties, and how does the transaction value compare to the appraised values?

         Appraisals were performed by Valuation Associates, a nationally recognized independent appraisal firm. In their analysis, Valuation Associates valued the partnership properties based on a leased fee value, going concern value, and liquidation value. For a description of the analysis and appraisals performed by Valuation Associates, please see the information set forth under the caption "APPRAISALS" on page in the proxy statement. In all instances, the negotiated property value and the transaction value exceeded the appraised value as performed by Valuation Associates.


        -------------------- ------------------- -------------------- ------------------ -------------------
        Partnership          Leased Fee Value    Going Concern Value  Liquidation Value  Transaction Value
                                                                                         offered in Merger
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund IX              $5,367,000          $5,329,000           $4,673,000         $5,648,585
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund X               $11,082,000         $10,996,000          $9,649,000         $11,709,934
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund XI              $6,730,000          $6,681,000           $5,860,000         $7,294,028
        -------------------- ------------------- -------------------- ------------------ -------------------



9.       Is the merger a taxable event for the limited partners?

         The merger is a taxable transaction, just as selling the partnership properties to unrelated third parties in liquidation would be a taxable transaction. All of the limited partners of each partnership participating in the merger, except those that are tax-exempt entities, will realize a taxable gain. The limited partners will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay taxes due on any taxable gain resulting from participating in the merger. However, the limited partners will be able to convert their class B common stock into class A common stock (which will be listed on the American Stock Exchange), and, assuming a market for AmREIT class A common stock exists, liquidate a portion of their investment in order to pay any potential tax liability. The gain or loss will be recognized in the year the merger is consummated. Gain or loss will be determined by the difference between the value of the merger consideration you receive and the tax basis of your partnership unit(s). Your partnership's gain will generally be equal to the excess, if any, of the value of the transaction value received by your partnership over the tax basis of your partnership's net assets, which has been reduced over the years by the depreciation benefits you have received as a limited partner. The table below depicts the average taxable income and the average tax that will have to be paid per $1,000 of original investment (assuming the partnership units were originally purchased at par):

        ------------------- --------------------------------
                              Total per $1,000 investment
        ------------------- --------------------------------
        ------------------- ------------------ -------------
           Partnership          Estimated

                             Taxable Income     Estimated
                                   Taxes to be
                                      Paid
        ------------------- ------------------ -------------
        ------------------- ------------------ -------------
        Fund IX                   $229            $53.70
        ------------------- ------------------ -------------
        ------------------- ------------------ -------------
        Fund X                    $137            $31.85
        ------------------- ------------------ -------------
        ------------------- ------------------ -------------
        Fund XI                   $105            $24.25
        ------------------- ------------------ -------------


         We urge you to consult with your tax advisor to assist you in evaluating the taxes you will incur as a result of your partnership's participation in the merger. To review the tax consequences to the partnerships in greater detail, see the caption "FEDERAL INCOME TAX CONSEQUENCES - Tax Consequences of the Merger and the Reorganization" on page __ of the proxy statement, and the accompanying supplement discussing your partnership.

10.      Will I have voting rights as a Class B common stock holder in AmREIT?

         You will not have general voting rights as a class B common stock holder in AmREIT, however, you will have voting rights in the following circumstances. AmREIT shall not issue any shares of preferred stock or other class of common stock with dividend preferences senior to or pari passu with the dividends payable on the class B common stock without the approval of a majority of the shares of class B common stock then outstanding. Additionally, if dividends on any shares of class B common stock have been in arrears for six or more consecutive quarterly periods, the holders of those shares of class B common stock will be entitled to vote for the election of two additional directors of AmREIT at a special meeting called by the holders of at least 10% of the class B common stock. For a more complete description of the rights of a class B common stock holder, please see "DESCRIPTION OF AmREIT's CAPITAL STOCK - Class B Common Stock" on page in the proxy statement.

11.      What is the plan of management after this transaction?

          Management plans to continue its current operations and business plans, which include:

          1. Continuing to grow the size of the Company (both real estate assets and equity);

          2. Limiting the debt that can be incurred to 55% of net asset value as determined by the board of directors;

          3. Increasing FFO and therefore dividends while keeping a conservative payout ration of FFO in order to fund internal growth opportunities; and

          4. Growing the investment product and real estate lines of business, which should continue to add positively to FFO and shareholder distributions.

         For more details on managements plan after the merger, please see the caption "AmREIT AND ITS BUSINESS - Description of AmREIT" on page __ of the proxy statement.

12.      What does the General Partner recommend?

         Your General Partner has unanimously determined that the terms of the merger agreements and the transactions contemplated by the merger agreements are fair to the limited partners. Accordingly, your General Partner unanimously recommends that you vote "FOR" the merger with AmREIT.

                                                   RISK FACTORS

Risks Associated With the Merger (For additional information, see pages __ through __ of the proxy statement)

The value of the AmREIT class A common stock upon conversion from the class B common stock may be less than the exchange price.

The price paid for the partnership interests may not accurately reflect the values of the underlying assets.

The fairness opinions of Wunderlich Securities and Houlihan Lokey did not address the possibility of different numbers of partnerships merging with AmREIT.

Mr. Taylor will receive benefits from the merger and will have conflicts of interest in the merger.

The merger is a taxable transaction to the limited partners.

Interests of limited partners and stockholders will be diluted.

The partnerships did not have independent representation.

The size of AmREIT after the merger is uncertain.

The limited partners will receive no cash to pay taxes.

AmREIT may assume undisclosed partnership liabilities which may result in material adverse consequences to its financial position.

The partnerships that reject the merger will bear a portion of the merger expenses.

A majority vote of limited partners of a partnership binds all limited partners.

Participating limited partners will forego the alternatives to the merger.


Risks Associated with Fundamental Change in Nature of Investment (For additional information, see pages __ through __ of the proxy statement)

AmREIT has a perpetual life while each partnership has a finite life.

AmREIT generally is not a pass-through entity.

AmREIT's business objectives differ from the partnerships' business objectives.

Operating changes may adversely affect AmREIT's financial condition.

Limited partners may lose rights after the merger.

AmREIT is subject to fewer restrictions on management.

AmREIT's officers and directors have more limited liability than the general partners.

Risks Associated With an Investment in AmREIT (For additional information, see pages __ through __ of the proxy statement)

AmREIT's plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses, may not generate income or may generate insufficient income from operations.

If AmREIT cannot meet its REIT distribution requirements, it may have to borrow funds or liquidate assets to maintain its REIT status.

Limitations on share ownership required to maintain AmREIT's REIT status may deter attractive tender offers for AmREIT common shares.

AmREIT's properties may lack geographical diversification after the merger.

AmREIT depends on a few major tenants.

Distribution payments are subordinate to payments on debt.


Risks Associated with an Investment in Real Estate (For additional information, see Pages __ through __ of the proxy statement)

AmREIT may be unable to renew lease or relet spaces.

Real estate investments are relatively illiquid.

Properties are subject to general real estate operating risks.

AmREIT may construct improvements, the cost of which may not be recoverable.

AmREIT leases to single tenants who can fail.

Bankruptcy of a tenant could adversely affect AmREIT's operations.

The inability of a tenant to make lease and mortgage payments could have an adverse effect on AmREIT.

Net leases may not result in fair market lease rates over time.

AmREIT invests in joint ventures, which adds another layer of risk to its business.

AmREIT's properties may not be profitable, may not result in distributions and/or may depreciate.

AmREIT has properties specifically suited to few tenants.

AmREIT may provide financing to purchasers of REIT properties.

AmREIT may engage in sale-leaseback transactions.


Risks Associated With Federal Income Taxation of AmREIT (For additional information, see pages __ through __ of the proxy statement)

AmREIT's failure to qualify as a REIT for tax purposes would result in AmREIT's taxation as a corporation and the reduction of funds available for stockholder distribution.

AmREIT may be liable for prohibited transaction tax and/or penalties.

Changes in the tax law may adversely affect AmREIT's REIT status.

Investment in AmREIT may not be suitable under ERISA and IRA requirements.


Management & Board of Directors Bio. Slick

Same narrative information that is in the S-4, only with Pictures.

                                                        Exhibit 11.1

                         AmREIT, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARES


                                            For the Year Ended December 31,
                                                2000               1999
                                             ----------         ----------
BASIC EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                  2,372,060          2,372,744
                                             ==========         ==========

NET (LOSS)                                    ($212,492)          ($37,862)
                                             ==========         ==========
BASIC (LOSS) PER SHARE                            ($.09)             ($.02)
                                             ==========         ==========

DILUTED EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                   2,372,060         2,372,744

SHARES ISSUABLE FROM ASSUMED
  CONVERSION OF STOCK WARRANTS                        -                 -
                                             ----------        ----------

TOTAL WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING, AS ADJUSTED             2,372,060         2,372,744

NET (LOSS)                                    ($212,482)         ($37,862)

DILUTED EARNINGS (LOSS) PER SHARE                 ($.09)            ($.02)
                                             ==========        ==========



                                                        Exhibit 11.2

                         AmREIT, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER COMMON SHARES
FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                                2001               2000
                                             ----------         ----------
BASIC EARNINGS PER SHARE:

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                  2,359,380          2,372,744
                                              =========          =========

NET INCOME                                     $887,130            $53,972
                                             ==========         ==========
BASIC EARNINGS PER SHARE                           $.38              $0.02
                                             ==========         ==========

DILUTED EARNINGS PER SHARE:

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                   2,359,380         2,372,744

SHARES ISSUABLE FROM ASSUMED
  CONVERSION OF STOCK WARRANTS                        -                 -
                                             ----------        ----------

TOTAL WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING, AS ADJUSTED             2,359,380         2,372,744

NET INCOME                                     $887,130          $53,972

DILUTED EARNINGS PER SHARE                        $0.38            $0.02
                                             ==========        ==========


                                                        Exhibit 21.1

                                  AmREIT, INC.
                          SUBSIDIARIES OF THE COMPANY

Set forth below is certain information with respect to each of the Company's subsidiaries:

SUBSIDIARY                               STATE OF DOMICILE

AmREIT Realty Investment Corporation           Texas
AmREIT Operating Corporation                   Texas
AmREIT Opportunity Corporation                 Texas
AmREIT Securities Company                      Texas
AmREIT SPE 1 Inc.                              Texas
AmREIT Income & Growth Corporation             Texas

                                                        Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-81885 of AmREIT, Inc. of our reports dated March 13, 2001 on the consolidated financial statements of AmREIT, Inc. and the financial statements of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd., and AAA Net Realty Fund XI, Ltd. appearing in this Joint Proxy and Consent Solicitation Statement and Prospectus which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy and Consent Solicitation Statement and Prospectus.



Houston, Texas
October 16, 2001

October 12, 2001



Mr. Kerr Taylor
Chief Executive Officer
AmREIT, Inc.
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Kerr:

This letter consents to the use of Wunderlich's fairness opinion delivered to AmREIT's board of directors on September 6, 2001, for disclosure in form S-4 to be filed with the Securities and Exchange Commission on or about October 15, 2001.

Sincerely,



James E. Harwood
Managing Director